REGISTRATION NO. 333-284953

Filed with the Securities and Exchange Commission on April 21, 2026

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Post-Effective Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ARIZONA

(STATE OR OTHER JURISDICTION OF

INCORPORATION OR ORGANIZATION)

6311

(PRIMARY STANDARD INDUSTRIAL

CLASSIFICATION CODE NUMBER)

86-0222062

(I. R. S. EMPLOYER IDENTIFICATION NUMBER)

8501 IBM DRIVE, SUITE 150

CHARLOTTE, NC 28262-4333

(212) 554-1234

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

ALFRED AYENSU-GHARTEY

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

8501 IBM DRIVE, SUITE 150

CHARLOTTE, NC 28262-4333

(212) 554-1234

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

INCLUDING AREA CODE, OF AGENT FOR SERVICE)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	[ ]

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Market Stabilizer Option® Issued by Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America

Prospectus dated May 1, 2026

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your policy. Also, this Prospectus must be read along with the variable life insurance policy prospectus. This Prospectus is in addition to the variable life insurance policy prospectus and all information in the variable life insurance policy prospectus continues to apply unless addressed by this Prospectus.

Equitable Financial Life Insurance Company and Equitable Financial Life Insurance Company of America issue the Market Stabilizer Option® described in this Prospectus. The Market Stabilizer Option® is available with the Equitable Advantagesm policy that we offer and may not be available through your financial professional.

What is the Market Stabilizer Option®?

The Market Stabilizer Option® (“MSO”) is an investment option available under the policy. The option provides for participation in the performance of the S&P 500 Price Return index, which excludes dividends (the “Index”) up to the Growth Cap Rate that we set on the Segment Start Date. While the Growth Cap Rate is set at the Company’s sole discretion, the Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%. On the Segment Maturity Date, we will apply the Index-Linked Rate of Return to the Segment Account Value based on the performance of the Index. If the performance of the Index has been positive for the Segment Term and equal to or below the Growth Cap Rate, we will apply to the Segment Account Value an Index-Linked Rate of Return equal to the full Index performance. If the performance of the Index has been positive for the Segment Term and above the Growth Cap Rate, we will apply an Index-Linked Rate of Return equal to the Growth Cap Rate. If the Index has negative performance, the Index-Linked Rate of Return will be 0% unless the Index performance goes below -10% for the Segment Term. In that case only the negative performance in excess of -10% will be applied to the Segment Account Value and you bear the entire risk of loss of principal and previously credited interest for the portion of negative performance that exceeds -10%. Please see “Index-Linked Return” in “Description of the Market Stabilizer Option®” in this Prospectus.

Please note that you will not be credited with any positive Index performance with respect to amounts that are removed from a Segment prior to the Segment Maturity Date. Even when the Index performance has been positive, such Early Distributions will cause you to lose some principal and previously credited interest. Please see “Early Distribution Adjustment” in this Prospectus.

Although under the variable life insurance policy, we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there are no transfer charges for transfers into or out of the MSO Holding Account. Please note that once policy account value has been swept from the MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment

Maturity Date will not be permitted. In addition, you cannot take a partial withdrawal from amounts transferred into a Segment before a Segment Maturity Date.

Among the many terms associated with the Market Stabilizer Option® are:

•	Index-Linked Return for approximately a one year period tied to the performance of the S&P 500 Price Return index, which excludes dividends as described below.

•	Index-Linked Return will be applied at the end of the period (your Segment Term) on the Segment Maturity Date and only to amounts remaining within the segment until the Segment Maturity Date. The Index-Linked Return will not be applied before the Segment Maturity Date.

•	The Index-Linked Return could be positive, zero or in certain circumstances negative as described below. In the event that the S&P 500 Price Return index sustains a 100% loss, the maximum loss of principal and previously credited interest would be 90%. Therefore, there is the possibility of a negative return on this investment at the end of your Segment Term, which could result in a significant loss of principal and previously credited interest.

•	An Early Distribution Adjustment on Early Distributions (including a requested loan payment, surrender, exercise of certain riders) will be made from the Segment Account Value before the Segment Maturity Date.

•	Any Early Distribution Adjustment that is made will cause you to lose principal and previously credited interest through the application of a Put Option Factor, as explained in this Prospectus, and that loss could potentially be substantial. Therefore you should carefully consider whether to make such distributions and/or maintain enough value in your Unloaned Guaranteed Interest Option (“Unloaned GIO”) and/or variable investment options to cover your monthly deductions. The Unloaned GIO is the portion of

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

EVM-109 (5/26)	Cat # 162692 (5/26)
NB Equitable Advantage (EFLIC/EFLOA)	#91955

the Guaranteed Interest Option (“GIO”) that is not being held to secure policy loans you have taken. As described in this Prospectus, we will attempt to maintain a reserve (Charge Reserve Amount) to cover your monthly deductions, but it is possible that the Charge Reserve Amount will be insufficient to cover your monthly deductions.

•	The Company’s obligations under the MSO are subject to its creditworthiness and claims paying ability.

•	Index-linked investment options such as the MSO are complex insurance and investment options, and you should speak with a financial professional about the MSO’s features, benefits, risks, and fees, and whether the MSO is appropriate for you based upon your financial situation and objectives.

These are only some of the terms associated with the Market Stabilizer Option®. Please read this Prospectus for more details about the Market Stabilizer Option®. Also, this Prospectus must be read along with the variable life insurance policy prospectus as well as the variable life insurance policy and policy rider for this option. Please refer to page 5 of this Prospectus for a Definitions section that discusses these and other terms associated with the Market Stabilizer Option®. Please refer to page 9 of this Prospectus for a discussion of risk factors.

Other policies. We offer a variety of fixed and variable life insurance policies which offer policy features, including investment options, that are different from those offered by this Prospectus. Not every policy or feature is offered through your financial professional. You can contact us to find out more about any other insurance policy.

The Market Stabilizer Option® is not sponsored, endorsed, sold or promoted by Standard & Poor’s (“S&P”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Market Stabilizer Option® or any member of the public regarding the advisability of investing in securities generally or in the Market Stabilizer Option® particularly or the ability of the S&P 500 Price Return index (the “Index”) to track general stock market performance. S&P’s and its third party licensor’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to the Company or the Market Stabilizer Option®. S&P and its third party licensors have no obligation to take the needs of the Company or the owners of the Market Stabilizer Option® into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Market Stabilizer Option® or the timing of the issuance or sale of the Market Stabilizer Option® or in the determination or calculation of the equation by which the Market Stabilizer Option® is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Market Stabilizer Option®.

Contents of this Prospectus

Market Stabilizer Option®

Early Distribution Adjustment Examples	22

Information about the Company

When we address the reader of this Prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the policy owner.

The Company

Equitable Financial Life Insurance Company of America is an Arizona stock life insurance corporation organized in 1969 with an administrative office located at 8501 IBM Drive, Suite 150 - Life Operations Center, Charlotte, NC 28262-4333. Equitable Financial Life Insurance Company is a New York stock life insurance corporation doing business since 1859 with its home office located at 1345 Avenue of the Americas, New York, NY 10105. We are indirect wholly owned subsidiaries of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all fifty states (except Equitable Financial Life Insurance Company of America is not licensed in the state of New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the policies. The Company is solely responsible for paying all amounts owed to you under the policy, subject to our financial strength and claims-paying ability.

We rely on the exemption from the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), provided by Rule 12h-7 under the 1934 Act with respect to registered non-variable insurance contracts (such as index-linked investment options and fixed investment options subject to a market value adjustment) that we issue.

How to reach us

Please refer to the “How to reach us” section of the variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

1. Definitions

Cash Surrender Value — the cash surrender value is equal to the difference between your policy account value and any surrender charges that are in effect under your policy. The Segment Distribution Value is used to determine the policy account value for this purpose.

Company — Refers to Equitable Financial Life Insurance Company of America (“Equitable America”) or Equitable Financial Life Insurance Company (“Equitable Financial”). The terms “we”, “us”, and “our” are also used to identify the issuing Company. Equitable America does not do business or issue policies in the state of New York. Generally, Equitable America will issue policies in all states except New York and Equitable Financial will issue policies in New York. However, if any selling agent is an Equitable Advisors financial professional whose business address is in the state of New York, the issuing Company will be Equitable Financial, even if the policy is issued in a state other than New York.

Charge Reserve Amount — A minimum amount of policy account value in the Unloaned GIO (the portion of the Guaranteed Interest Option (“GIO”) that is not being held to secure policy loans you have taken.) that you are required to maintain in order to approximately cover all of the estimated monthly charges for the policy (including, but not limited to, the policy’s monthly cost of insurance charge, the policy’s monthly administrative charge, the policy’s monthly mortality and expense risk charge, the MSO’s monthly Variable Index Segment Account Charge (the monthly charge deducted from the policy account) and any monthly optional rider charges, (please see “Charges” in this Prospectus for more information) during the Segment Term. The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy’s monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount will be reduced by each subsequent monthly deduction (but not to less than zero). There is no requirement to maintain a Charge Reserve Amount, which would cover approximately all estimated monthly policy charges, if you are not in a Segment. Please see “Segments” in this Prospectus for more information about the investment options from which account value could be transferred to the Unloaned GIO on a Segment Start Date in order to meet this requirement.

Downside Protection (also referred to in your policy as the “Segment Loss Absorption Threshold Rate”) — This is your protection against negative performance of the S&P 500 Price Return index for a Segment held until its Segment Maturity Date. It is currently -10%. The Downside Protection is set on the Segment Start Date and any

Downside Protection in excess of -10% will be set at the Company’s sole discretion. However, the Downside Protection will not change during a Segment Term and at least -10% of Downside Protection will always be provided when a Segment is held until the Segment Maturity Date.

Early Distribution — a requested loan payment, surrender, deduction for monthly charges (if amounts are not available from the variable investment options or unloaned GIO) or other distribution from a Segment made prior to the Segment Maturity Date. Such other distributions would include any distributions from the policy that we deem necessary to continue to qualify the policy as life insurance under applicable tax law, any unpaid loan interest, or any distribution in connection with the exercise of a rider available under your policy. Payment of death benefit proceeds is not an Early Distribution.

Early Distribution Adjustment (“EDA,” may also be referred to in your policy as the “Market Value Adjustment”) — An adjustment that we make to your Segment Account Value, in the event of an Early Distribution. An EDA that is made will cause you to lose principal and previously credited interest through the application of a Put Option Factor, which estimates the market value, at the time of an Early Distribution, of the risk that you would suffer a loss if your Segment were continued (without taking the Early Distribution) until its Segment Maturity Date and that loss could be substantial. The EDA will usually result in a reduction in your Segment Account Value and your other policy values. Therefore, you should give careful consideration before taking any early loan or surrender, or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment. Please see “Early Distribution Adjustment” in this Prospectus for more information.

Growth Cap Rate — The maximum rate of return that will be applied to a Segment Account Value. The Growth Cap Rate is set for each Segment on the Segment Start Date. While the Growth Cap Rate is set at the Company’s sole discretion, the Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%.

Index — The S&P 500 Price Return index, which is the S&P 500 index excluding dividends. This index includes 500 leading companies in leading industries in the U.S. economy.

Index Performance Rate — The Index Performance Rate measures the percentage change in the Index during a Segment Term for each Segment. If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion. Please see “Change in Index” for more information.

The Index Performance Rate is calculated by ((b) divided by (a)) minus one, where:

(a)	is the value of the Index at the close of business on the Segment Start Date, and

(b)	is the value of the Index at the close of business on the Segment Maturity Date.

We determine the value of the Index at the close of business, which is the end of a business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If the New York Stock Exchange is not open for trading or if the Index value is, for any other reason, not published on the Segment Start Date or a Segment Maturity Date, the value of the Index will be determined as of the end of the most recent preceding business day for which the Index value is published.

Index-Linked Rate of Return — The rate of return we apply to calculate the Index-Linked Return which is based on the Index Performance Rate adjusted to reflect the Growth Cap Rate and protection against negative performance. Therefore, if the performance of the Index is zero or positive, we will apply that performance up to the Growth Cap Rate. If the performance of the Index is negative, we will apply performance of zero unless the decline in the performance of the Index is below -10% in which case negative performance in excess of -10% will apply. Please see the chart under “Index-Linked Return” for more information.

Index-Linked Return — The amount that is applied to the Segment Account Value on the Segment Maturity Date that is equal to that Segment’s Index-Linked Rate of Return multiplied by the Segment Account Value on the Segment Maturity Date. The Index-Linked Return may be positive, negative or zero. The Indexed-Linked Return is only applied to amounts that remain in a Segment Account Value until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and be subject to an Early Distribution Adjustment.

Initial Segment Account — The amount initially transferred to a Segment from the MSO Holding Account on its Segment Start Date, net of the amount that may have been transferred from the MSO Holding Account to the Unloaned GIO to cover the Charge Reserve Amount (see “Charge Reserve Amount” in this Prospectus). Such a transfer would be made from the MSO Holding Account to cover the Charge Reserve Amount only (1) if you have given us instructions to make such a transfer or (2) in the other limited circumstances described under “Segments” in this Prospectus.

MSO Holding Account — This is a portion of the EQ/Money Market variable investment option that holds amounts designated by the policy owner for investment in the MSO prior to any transfer into the next available new Segment.

Net Cash Surrender Value — The net cash surrender value equals your policy account value, minus any outstanding loan and unpaid loan interest, minus any amount of your policy account value that is “restricted” as a result of previously distributed terminal illness living benefits, and minus any surrender charge that then remains applicable. For this purpose, the Segment Distribution Value is used to calculate the policy account value.

Policy Account Value — Your “policy account value” is the total of (i) your amounts in our variable investment options, (ii) your amounts in our guaranteed interest option (other than amounts included in (iii)) and (iii) any amounts that we are holding to secure policy loans that you have taken (including any interest on those amounts which has not yet been allocated to the investment options). The account value (Segment Account Value or Segment Distribution Value) of any policy amounts transferred to the MSO is also included in your policy account value. See definitions of “Segment Account Value” and “Segment Distribution Value” for additional detail regarding the calculation of the policy account value when there are assets invested in the MSO.

Segment — The portion of your total investment in the MSO that is associated with a specific Segment Start Date. You create a new Segment each time an amount is transferred from the MSO Holding Account into a Segment Account.

Segment Account Value (also referred to in your policy as the “Segment Account”) — The amount of an Initial Segment Account subsequently reduced by any Early Distribution. Any such reduction in the Segment Account Value prior to its Segment Maturity Date will result in a corresponding Early Distribution Adjustment, which will cause you to lose principal and previously credited interest, and that loss could be substantial. The Segment Account Value is used in determining policy account values, death benefits, and the net amount at risk for monthly cost of insurance calculations of the policy and the new base policy face amount associated with a requested change in death benefit option.

Segment Distribution Value (also referred to in your policy as the “Segment Value”) — This is the Segment Account Value minus the Early Distribution Adjustment that would apply on a full surrender of that Segment at any time prior to the Segment Maturity Date. Segment Distribution Values will be used in determining policy value available to cover monthly deductions, any applicable proportionate surrender charges for requested face amount reductions, and other distributions; cash surrender values and maximum loan values subject to any applicable base policy surrender charge. They will also be used in determining whether any outstanding policy loan and accrued loan interest exceeds the policy account value.

Segment Maturity Date — The date on which a Segment Term is completed and the Index-Linked Return for that Segment is applied to a Segment Account Value.

Segment Maturity Value — This is the Segment Account Value adjusted by the Index-Linked Return for that Segment.

Segment Start Date — The Segment Start Date is the day on which a Segment is created.

Segment Term — The duration of a Segment. The Segment Term for each Segment begins on its Segment Start Date and ends on its Segment Maturity Date one year later. We are currently only offering Segment Terms of approximately one year. We may offer different durations in the future.

2. Key Features of the Market Stabilizer Option®

•	The Market Stabilizer Option® (“MSO”) is an investment option available under the policy. The option provides for participation in the performance of the S&P 500 Price Return index, which excludes dividends (the “Index”).

•	We currently only offer Segment Terms of approximately one year. We may offer different durations in the future.

•	The Growth Cap Rate is set at the Company’s sole discretion on the Segment Start Date. The Growth Cap Rate will not change during a Segment Term and the Growth Cap Rate will always be at least 6%. You may set a minimum Growth Cap Rate that is acceptable to you.

•	On the Segment Maturity Date, we will apply the Index-Linked Rate of Return to the Segment Account Value based on the performance of the Index. If the performance of the Index has been positive for the Segment Term and equal or below the Growth Cap Rate, we will apply to the Segment Account Value an Index-Linked Rate of Return equal to the full Index performance. If the performance of the Index has been positive for the Segment Term and above the Growth Cap Rate, we will apply an Index-Linked Rate of Return equal to the Growth Cap Rate.

•	The downside protection is 10%. Accordingly, if the Index has negative performance, the Index-Linked Rate of Return will be 0% unless the Index performance goes below -10% for the Segment Term. In that case, only the negative performance in excess of -10% will be applied to the Segment Account Value and you bear the entire risk of loss of principal and previously credited interest for the portion of negative performance that exceeds -10%. You could lose 90% of principal and any previously credited interest.

•	An Early Distribution Adjustment on Early Distributions will be made from the Segment Account Value before the Segment Maturity Date. Any Early Distribution Adjustment will cause you to lose up to 90% of principal and previously credited interest even if the Index has experienced positive performance since the Segment Start Date, and this loss may be substantial. You will also forfeit any positive Index performance and could be subject to surrender charges and tax consequences may apply.

•	Once policy account value is in a Segment, you cannot transfer out of or take a partial withdrawal from a Segment prior to the Segment Maturity Date.

•	We reserve the right to substitute an alternative index for the S&P 500 Price Return index, which could reduce the Growth Cap Rates we can offer. If we were to substitute an alternative index at our discretion, we would provide notice 45 days before making that change. The new index would only apply to new Segments. Any outstanding Segments would mature on their original Segment Maturity Dates.

•	If the S&P 500 Price Return index were to be discontinued or substantially changed, thereby affecting the Index-Linked Return of existing Segments, we will mature the Segments based on the most recently available closing value of the Index before it is discontinued or changed.

•	Please see “Fee Table” for complete detail on fees and charges.

3. Fee Table Summary

MSO Charges	When Charge is Deducted	Guaranteed Maximum
Variable Index Segment Account Charge	At the beginning of each policy month during the Segment Term	1.65%(1)
Mortality and Expense Risk Charge(2)	Monthly	Policy Year 1-10 11+	Annual % of your value in the MSO(3) 1.00% 0.50%

Other	When Charge is Deducted	Maximum Spread Percentage that May be Deducted
Loan Interest Spread(4) for Amounts of Policy Loans Allocated to MSO Segment	On each policy anniversary (or on loan termination, if earlier)	5%

Other	When Charge is Deducted	Maximum Amount that May be Deducted
Early Distribution Adjustment	On Early Distribution	90% of Segment Account Value(5)
(1)	The current non-guaranteed rate is 0.40%.
(2)

The base variable life insurance policy’s mortality and expense risk charge will also apply to a Segment Account Value or any amounts held in the MSO Holding Account. Amounts in the MSO Holding Account reflect fees and expenses of the EQ/Money Market Portfolio. Please see “Charges” in this Prospectus for more information. Please refer to the variable life insurance policy prospectus for more information.

(3)	The current non-guaranteed rate is 0.40% in policy years 1-8 and 0.05% thereafter.
(4)

We charge interest on policy loans but credit you with interest on the amount of the policy account value we hold as collateral for the loan. The “spread” is the difference between the interest rate we charge you on a policy loan and the interest rate we credit to you on the amount of your policy account value that we hold as collateral for the loan.

(5)

The actual amount of an Early Distribution Adjustment is determined by a formula that depends on, among other things, how the Index has performed since the Segment Start Date, as discussed in detail under “Early Distribution Adjustment” in this Prospectus. The maximum amount of the adjustment would occur if there is a total distribution at a time when the Index has declined to zero.

This fee table applies specifically to the MSO and should be read in conjunction with the fee table in the variable life insurance policy prospectus.

Changes in charges

Any changes that we make in our current charges or charge rates will be on a basis that is equitable to all policies belonging to a given class, and will be determined based on reasonable assumptions as to expenses, mortality, investment income, lapses and policy claims associated with morbidity. For the sake of clarity, the assumptions referenced above include taxes, the cost of hedging, longevity, volatility, other market conditions, surrenders, persistency, conversions, disability, accident, illness, inability to perform activities of daily living, and cognitive impairment, if applicable. Any changes in charges may apply to then in force policies, as well as to new policies. You will be notified in writing of any changes in charges under your policy.

4. Risk Factors

There are risks associated with some features of the Market Stabilizer Option®:

•	Because the Company relies on a single point in time to calculate the Index return, you may experience a negative return on the Segment Maturity Date even if the Index has experienced gains through some, or most, of the Segment Term.

•	There is a risk of a substantial loss of your principal and previously credited interest because you agree to absorb all losses from the portion of any negative Index performance that exceeds -10%. You could lose 90% of principal and any previously credited interest.

•	Your Index-Linked Return is also limited by the Growth Cap Rate, which could cause your Index-Linked Return to be lower than it would otherwise be if you participated in the full performance of the S&P 500 Price Return index.

•	You will not know what the Growth Cap Rate is before the Segment starts. Therefore, you will not know in advance the upper limit on the return that may be credited to your investment in a Segment.

•	Negative consequences apply if, for any reason, amounts you have invested in a Segment are removed before the Segment Maturity Date. Specifically, with respect to the amounts removed early, you would (1) forfeit any positive Index performance and (2) be subject to an Early Distribution Adjustment that exposes you to a risk of potentially substantial loss of principal and previously credited interest. This exposure is designed to be consistent with the treatment of losses on amounts held to the Segment Maturity Date. Even when the Index performance has been positive, the EDA will cause you to lose some principal and previously credited interest on an early removal. Surrender charges and tax consequences could also apply.

•	The following types of removals (also referred to as Early Distributions) of account value from a Segment will result in the above-mentioned penalties to you, if the removals occur prior to the Segment Maturity Date: (a) a surrender of your policy; (b) a loan from your policy; (c) a distribution in order to enable your policy to continue to qualify as life insurance under the federal tax laws; (d) certain distributions in connection with the exercise of a rider available under your policy; and (e) a charge or unpaid policy loan interest that we deduct from your Segment Account Value because the Charge Reserve Amount and other funds are insufficient to cover them in their entirety. The Charge Reserve Amount may become insufficient because of policy changes that you request, additional premium payments, investment performance, policy loans, policy partial withdrawals from other investment options besides the MSO, and any increases we make in current charges for the policy (including for the MSO and optional riders).
•	Certain of the above types of early removals can occur (and thus result in penalties to you) without any action on your part. Examples include (i) certain distributions we might make from your Segment Account Value to enable your policy to continue to qualify as life insurance and (ii) deductions we might make from your Segment Account Value to pay charges if the Charge Reserve Amount becomes insufficient.

•	Any applicable EDA will generally be affected by changes in both the volatility and level of the S&P 500 Price Return Index. Any EDA applied to any Segment Account Value is linked to the estimated value of a put option on the S&P 500 Price Return index as described in this Prospectus. The estimated value of the put option and, consequently, the amount of the EDA will generally be higher after increases in market volatility or after the Index experiences a negative return following the Segment Start Date.

•	Once policy account value is in a Segment, you cannot transfer out of a Segment and you can only make withdrawals out of a Segment if you surrender your policy. This would result in the imposition of any applicable surrender charges and EDA.

•	We may not offer new Segments so there is also the possibility that a Segment may not be available for a Segment Renewal at the end of your Segment Term(s).

•	We also reserve the right to substitute an alternative index for the S&P 500 Price Return index, which could reduce the Growth Cap Rates we can offer.

•	No company other than us has any legal responsibility to pay amounts that the Company owes under the policy. An owner should look to the financial strength of the Company for its claims-paying ability.

•	You do not have any rights in the securities underlying the index, including, but not limited to, (i) interest payments, (ii) dividend payments or (iii) voting rights.

•	Your Segment Maturity Value is dependent on the performance of the index on the Segment Maturity Date.

•	Past performance of the index is no indication of future performance.

•	The amounts required to be maintained in the Unloaned GIO for the Charge Reserve Amount during the Segment Term may earn a return that is less than the return you might have earned on those amounts in another investment option had you not invested in a Segment.

•	If you do not specify a minimum Growth Cap Rate acceptable to you, your account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. If a minimum has been specified, account value could remain uninvested in the MSO Holding Account until the next Segment Start Date, if any, where the Growth Cap Rate is at or above the minimum specified by you.

•	If you die prior to the Segment Maturity Date, your death benefit will be paid as of your date of death and will not be subject to an Early Distribution Adjustment, but you will not receive any positive Index performance.

•	Upon the exercise of the Policy Continuation Rider, the MSO is no longer available and any Segments will be terminated with an Early Distribution Adjustment and you will forfeit any positive Index performance. If there is any amount remaining in the net policy account value after the Policy Continuation Rider charge has been deducted, such amounts are treated as an additional loan and refunded to you so there will be no amounts in the variable investment options or the MSO.

•	If you exercise a Living Benefit Rider or an accelerated death benefit rider, any portion of the accelerated payment allocated to an individual Segment will cause a corresponding Early Distribution Adjustment of the Segment Account Value and you will forfeit any positive Index performance.

Business disruption, cybersecurity, and artificial intelligence (“AI”) technologies risks

We rely heavily on technology, including interconnected computer systems and data storage networks and digital communications, to conduct our business. Because our business is highly dependent upon the effective operation of our computer systems and those of our service providers and other business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. Cyberattacks may be systemic (e.g., affecting the internet, cloud services, or other infrastructure) or targeted (e.g., failures in or breach of our systems or those of third parties on whom we rely, including ransomware and malware attacks). Cybersecurity risks include, among other things, the loss, theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on our websites (or the websites of third parties on whom we rely), other operational disruption and unauthorized release, use or abuse of confidential customer information. The risk of cyberattacks may be higher during periods of geopolitical turmoil. Due to the increasing sophistication of cyberattacks, a cybersecurity breach could occur and persist for an extended period of time without detection. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value and interfere with our ability to process policy transactions and calculate account values. Systems failures and cyberattacks may also interfere with our processing of policy transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values and unit values and/or the underlying funds to be unable to calculate share values, cause the release or possible destruction of confidential customer and/or business information, impede order processing or cause other operational issues, subject us and/or our service providers and intermediaries to regulatory fines, litigation and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the issuers of securities in which the underlying funds invest, which may cause the underlying funds to lose value. The preventative actions we take to reduce the frequency and severity of cybersecurity incidents and protect our computer systems may be insufficient to prevent a cybersecurity breach from impacting our operations or your policy value. There can be no assurance that we or the underlying funds or our service providers and intermediaries will be able to avoid cybersecurity breaches affecting your policy.

The development and deployment of AI tools and technologies, including generative AI, and its use and anticipated use by us or by third parties on whom we rely, may increase our existing operational risks or create new operational risks that we are not currently anticipating. AI and generative AI may be misused by us or by third parties upon which we rely, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the uncertain and evolving policy and regulatory landscape governing its use. Such misuse could expose us to legal or regulatory risk. Because the generative AI technology is so new, many of the potential risks of generative AI are currently unknowable.

In addition, we are also exposed to risks related to natural and man-made disasters, including, but not limited to, the occurrence of any storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts or any other event, which could adversely affect our ability to conduct business. A natural or man-made disaster, including a pandemic such as COVID-19, could result in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, which could likewise result in interruptions in our service. This could interfere with our processing of policy transactions, including processing orders from owners and orders with the underlying funds, impact our ability to calculate policy value, or have other adverse impacts on our operations. These events may also negatively affect our service providers and intermediaries, the underlying funds and issuers of securities in which the underlying funds invest, which may cause the funds underlying your policy to lose value. There can be no assurance that we or the underlying funds or our service providers and intermediaries will be able to avoid negative impacts associated with natural and man-made disasters.

5. Description of the Market Stabilizer Option®

We offer a Market Stabilizer Option® that provides a rate of return tied to the performance of the Index.

MSO Holding Account

The amount of each transfer or loan repayment you make to the MSO, and the balance of each premium payment you make to the MSO after any premium charge under your base policy has been deducted, will first be placed in the MSO Holding Account. The MSO Holding Account is a portion of the regular EQ/Money Market variable investment option that will hold amounts allocated to the MSO until the next available Segment Start Date. The MSO Holding Account has the same rate of return and is subject to the same underlying portfolio operating expenses and same mortality and expense risk charges as the EQ/Money Market variable investment option. Please refer to Fee Table of the variable life insurance policy prospectus for more information regarding such expenses. We currently plan on offering new Segments on a monthly basis but reserve the right to offer them less frequently or to stop offering them or to suspend offering them temporarily.

Before any account value is transferred into a Segment, you can transfer amounts from the MSO Holding Account into other investment options available under your policy at any time subject to any transfer restrictions within your policy. You can transfer into and out of the MSO Holding Account at any time up to and including the Segment Start Date provided your transfer request is received at our administrative office by such date. For example, you can transfer policy account value into the MSO Holding Account on the 3rd Friday of June which is the Segment Start Date. That policy account value would transfer into the Segment starting on that date, subject to the conditions mentioned earlier. You can also transfer policy account value out of the MSO Holding Account before the end of the business day on the Segment Start Date and that account value would not be swept into the Segment starting on that date. Please refer to the “How to reach us” section of the variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the MSO and any MSO transactions.

On the Segment Start Date, account value in the MSO Holding Account, excluding charges and any account value transferred to cover the Charge Reserve Amount, will be transferred into a Segment if all requirements and limitations are met that are discussed under “Segments” immediately below.

Segments

Each Segment will have a Segment Start Date of the 3rd Friday of each calendar month and will have a Segment Maturity Date on the 3rd Friday of the same calendar month in the succeeding calendar year.

In order for any amount to be transferred from the MSO Holding Account into a new Segment on a Segment Start Date, all of the following conditions must be met on that date:

(1)	The Growth Cap Rate for that Segment must be equal to or greater than your minimum Growth Cap Rate (Please see “Growth Cap Rate” in this Prospectus).

(2)

There must be sufficient account value available within the Unloaned GIO and the variable investment options including the MSO Holding Account to cover the Charge Reserve Amount as determined by us on such date (Please see “Charge Reserve Amount” in this Prospectus).

(3)

The Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the Unloaned GIO (“A”), the annualized monthly Variable Index Segment Account Charge rate (“B”) and the current annualized monthly mortality and expense risk charge rate (“C”). The Growth Cap Rate must be greater than (A+B+C). This is to ensure that the highest possible rate of return that could be received in a Segment after these charges (B+C) have been considered exceeds the interest crediting rate currently being offered in the Unloaned GIO.

(4)

It must not be necessary, as determined by us on that date, for us to make a distribution from the policy during the Segment Term in order for the policy to continue to qualify as life insurance under applicable tax law.

(5)	The total amount allocated to your Segments under your policy on that date must be less than any limit we may have established. At this time there is no limit.

If there is sufficient policy account value in the Unloaned GIO to cover the Charge Reserve Amount, then no transfers from other investment options to the Unloaned GIO will need to be made. If there is insufficient value in the Unloaned GIO to cover the Charge Reserve Amount and we do not receive instructions from you specifying the investment options from which we should transfer the account value to the Unloaned GIO to meet Charge Reserve Amount requirements at the Segment Start Date, or the transfer instructions are not possible due to insufficient funds, then the required amount will be transferred proportionately from your variable investment options including the MSO Holding Account.

If after any transfers there would be an insufficient amount in the Unloaned GIO to cover the Charge Reserve Amount or the Growth Cap Rate for the next available Segment does not qualify per your minimum Growth Cap Rate instructions and the conditions listed above, then your amount in the MSO Holding Account will remain there until we receive further instruction from you. We will mail you a notice informing you that your account value did or did not transfer from the MSO Holding Account into a Segment. These notices are mailed on or about the next business day after the applicable Segment Start Date.

Segment Maturity

Near the end of the Segment Term, we will notify you between 15 and 45 days before the Segment Maturity Date that a Segment is about to mature. At that time, you may choose to have all or a part of:

(a) the Segment Maturity Value rolled over into the MSO Holding Account

(b) the Segment Maturity Value transferred to the variable investment options available under your policy

(c) the Segment Maturity Value transferred to the Unloaned GIO.

If we do not receive your transfer instructions before the Segment Maturity Date, your Segment Maturity Value will automatically be rolled over into the MSO Holding Account for investment in the next available Segment, subject to the conditions listed under “Segments” above.

However, if we are not offering the MSO at that time, we will transfer the Segment Maturity Value to the investment options available under your policy per your instructions or to the EQ/Money Market investment option if no instructions are received. Although under the variable life insurance policy we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there will be no transfer charges for any of the transfers discussed in this section.

Growth Cap Rate

By allocating your account value to the MSO, you can participate in the performance of the Index up to the applicable Growth Cap Rate that we declare on the Segment Start Date.

Please note that this means you will not know the Growth Cap Rate for a new Segment until after the account value has been transferred from the MSO Holding Account into the Segment and you are not allowed to transfer the account value out of a Segment before the Segment Maturity Date. Please see “Transfers” below.

Each Segment is likely to have a different Growth Cap Rate. Any increases in the Growth Cap Rate above the minimum 6% are set at the Company’s sole discretion. However, the Growth Cap Rate will never be less than 6%.

As part of your initial instructions in selecting the MSO, you will specify what your minimum acceptable Growth Cap Rate is for a Segment. You may specify a minimum Growth Cap Rate from 6% to 10%. If the Growth Cap Rate we set, on the Segment Start Date, is below the minimum you specified then the account value will not be transferred from the MSO Holding Account into that Segment. If you do not specify a minimum Growth Cap Rate then your minimum Growth Cap Rate will be set at 6%. Therefore, if you do not specify a minimum acceptable Growth Cap Rate, account value could transfer into a Segment with a Growth Cap Rate that may be lower than what you would have chosen. In addition, for account value to transfer into a Segment from the MSO Holding Account, the Growth Cap Rate must be greater than the sum of the annual interest rate we are currently crediting on the Unloaned GIO (“A”), the current annualized monthly Variable

Index Segment Account Charge rate (“B”) and the current annualized monthly mortality and expense risk charge rate (“C”). The Growth Cap Rate must be greater than (A+B+C).

For example, assume that the annual interest rate we are currently crediting on the Unloaned GIO were 4.00%, the current annualized monthly Variable Index Segment Account charge rate were 1.40% and the annualized monthly mortality and expense risk charge rate were 0.85%. Based on those assumptions (which we provide only for illustrative purposes and will not necessarily correspond to actual rates), because these numbers total 6.25%, no amounts would be transferred into any Segment unless we declare a Growth Cap Rate that is higher than 6.25%. Please see “Index-Linked Return” in this Prospectus for more information.

As another example, you may specify a minimum Growth Cap Rate of 8%. If we set the Growth Cap Rate at 8% or higher for a Segment then a transfer from the MSO Holding Account will be made into that new Segment provided all other requirements and conditions discussed in this Prospectus are met. If we set the Growth Cap Rate below 8% then no transfer from the MSO Holding Account will be made into that Segment. No transfer will be made until a Segment Growth Cap Rate equal to or greater than 8% is set and all requirements are met or you transfer account value out of the MSO Holding Account.

You may also subsequently change the minimum Growth Cap Rate by contacting us at our Administrative Office.

Downside Protection

Your protection against negative performance for a Segment held until its Segment Maturity Date is currently -10% (“Downside Protection” also referred to in your policy as the “Segment Loss Absorption Threshold Rate”). We reserve the right, for new Segments, to increase your Downside Protection against negative performance. For example, if we were to adjust the Downside Protection for a Segment to -100%, the Index-Linked Rate of Return for that Segment would not go below 0%. Please note that any increase in the protection against negative performance would likely result in a lower Growth Cap Rate than would otherwise apply. We will provide notice between 15 and 45 days before any change in the Downside Protection is effective. Any change would only apply to new Segments started after the effective date of the change, which (coupled with the 15-45 day notice we will give) will afford you the opportunity to decline to participate in any Segment that reflects a change in the Downside Protection.

Any increases in Downside Protection from the minimum -10% are set at the Company’s sole discretion. However, we may only increase your Downside Protection from the current -10%. Your Downside Protection will never decrease below -10%.

Index-Linked Return

We calculate the Index-Linked Return for a Segment by taking the Index-Linked Rate of Return and multiplying it by the

Segment Account Value on the Segment Maturity Date. The Segment Account Value is net of any Early Distributions and any corresponding Early Distribution Adjustments. The Segment Account Value does not include the Charge Reserve Amount described in this Prospectus.

The following table demonstrates the Index-Linked Rate of Return and the Segment Maturity Value on the Segment Maturity Date based upon a hypothetical range of returns for the S&P 500 Price Return index. This example assumes a 15% Growth Cap Rate, a $1,000 investment in the MSO Segment and a Downside Protection of -10%. No Early Distributions have occurred during the Segment term.

Index Performance Rate of the S&P 500 Price Return index	Index-Linked Rate of Return	Segment Maturity Value
50%	15%	$1,150
25%	15%	$1,150
10%	10%	$1,100
0%	0%	$1,000
-10%	0%	$1,000
-25%	-15%	$850
-50%	-40%	$600
-75%	-65%	$350
-100%	-90%	$100

For instance, we may set the Growth Cap Rate at 15%. Therefore, if the Index has gone up 25% or 50% over your Segment Term, you will receive a 15% credit to your Segment Account Value on the Segment Maturity Date. If the Index had gone up by 10% from your Segment Start Date to your Segment Maturity Date then you would receive a credit of 10% to your Segment Account Value on the Segment Maturity Date.

If the Index had gone down 10% over the Segment Term then you would receive a return of 0% to your Segment Account Value on the Segment Maturity Date.

If the Index had gone down by 25% by your Segment Maturity Date then your Segment Account Value would be reduced by 15% on the Segment Maturity Date. The Downside Protection feature of the MSO will absorb the negative performance of the Index up to -10%.

The Index-Linked Return is only applied to amounts that remain in a Segment until the Segment Maturity Date. For example, a surrender of your policy before Segment maturity will eliminate any Index-Linked Return and be subject to a Early Distribution Adjustment.

Change in Index

If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index. We also reserve the right to choose an alternative index at our discretion.

If we were to substitute an alternative index at our discretion, we would provide notice 45 days before making that change. The new index would only apply to new Segments. Any outstanding Segments would mature on their original Segment Maturity Dates.

With an alternative index, the Downside Protection would remain the same or greater. However, an alternative index may reduce the Growth Cap Rates we can offer. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the S&P 500 Price Return index.

If the S&P 500 Price Return index were to be discontinued or substantially changed, thereby affecting the Index-Linked Return of existing Segments, we will mature the Segments based on the most recently available closing value of the Index before it is discontinued or changed. Such maturity will be as of the date of such most recently available closing value of the Index and we will use that closing value to calculate the Index-linked Return through that date. We would apply the full Index performance to that date subject to the full Growth Cap Rate and Downside Protection. For example, if the Index was up 12% at the time we matured the Segment and the Growth Cap Rate was 8%, we would credit an 8% return to your Segment Account Value. If the Index was down 30% at the time we matured the Segment, we would credit a 20% negative return to your Segment Account Value. We would provide notice about maturing the Segment, as soon as practicable and ask for instructions on where to transfer your Segment Maturity Value.

If we are still offering Segments at that time, you can request that the Segment Maturity Value be invested in a new Segment, in which case we will hold the Segment Maturity Value in the MSO Holding Account for investment in the next available Segment subject to the same terms and conditions discussed above under MSO Holding Account and Segments.

In the case of any of the types of early maturities discussed above, there would be no transfer charges or EDA applied and you can allocate the Segment Maturity Value to the investment options available under your policy. Please see “Segment Maturity” in this Prospectus for more information. If we continued offering new Segments, then such a change in the Index may cause lower Growth Cap Rates to be offered. However, we would still provide a minimum Growth Cap Rate of 6% and minimum Downside Protection of -10%. We also reserve the right to not offer new Segments. Please see “Right to Discontinue and Limit Amounts Allocated to the MSO” in this Prospectus.

Charges

There is a current percentage charge of 0.40% of any policy account value allocated to each Segment. We reserve the right to increase or decrease the charge although it will never exceed 1.65%.

The base variable life insurance policy’s mortality and expense risk charge will also be applicable to a Segment Account Value or any amounts held in the MSO Holding Account. The current mortality and expense risk charge deducted monthly is 0.40% of Segment Account Value and amounts held in the MSO Holding Account during the first 8 policy years, and 0.05% thereafter. We reserve the right to increase or decrease this charge in the future, although it will never exceed 1.00% during policy years 1-10 and 0.50% during policy years 11 and later. Amounts in the MSO Holding Account reflect fees and expenses of the EQ/Money Market Portfolio, which are described in the prospectuses for the variable life insurance policy and the EQ/Money Market Portfolio. Please refer to the variable life insurance policy prospectus for more information.

Please see “Loan Interest Spread” in the “Fee Table” in this Prospectus for information regarding the “spread” you would pay on any policy loan.

Charge Reserve Amount

If you elect the Market Stabilizer Option®, you are required to maintain a minimum amount of policy account value in the Unloaned GIO to approximately cover the estimated monthly charges for the policy, (including, but not limited to, the MSO and any optional riders) for the Segment Term. This is the Charge Reserve Amount.

The Charge Reserve Amount will be determined on each Segment Start Date as an amount projected to be sufficient to cover all of the policy’s monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy changes or additional premium payments are made. The Charge Reserve Amount on other than a Segment Start Date will be the Charge Reserve Amount determined as of the latest Segment Start Date reduced by each subsequent monthly deduction during the longest remaining Segment Term, although it will never be less than zero. This means, for example, that if you are in a Segment (Segment A) and then enter another Segment (Segment B) 6 months later, the Charge Reserve Amount would be re-calculated on the start date of Segment B. The Charge Reserve Amount would be re-calculated to cover all of the policy’s monthly deductions during the Segment Terms for both Segments A and B.

When you select the MSO, as part of your initial instructions, you will be asked to specify the investment options from which we should transfer the account value to the Unloaned GIO to meet Charge Reserve Amount requirements, if necessary. No transfer restrictions apply to amounts that you wish to transfer into the Unloaned GIO to meet the Charge Reserve Amount requirement. If your values in the variable investment options including the MSO Holding Account and the unloaned portion of our GIO are insufficient to cover the Charge Reserve Amount, no new Segment will be established. Please see “Segments” above for more information regarding the Charge Reserve Amount and how amounts may be transferred to meet this requirement.

Please note that the Charge Reserve Amount may not be sufficient to cover actual monthly deductions during the Segment Term. Although the Charge Reserve Amount will be re-calculated on each Segment Start Date, and the amount already present in the Unloaned GIO will be supplemented through transfers from your value in the variable investment options including the MSO Holding Account, if necessary to meet this requirement, actual monthly deductions could vary up or down during the Segment Term due to various factors including but not limited to requested policy changes, additional premium payments, investment performance, loans, policy partial withdrawals from other investment options besides the MSO, and any changes we might make to current policy charges.

Please also refer to the life insurance policy prospectus for more information.

How we deduct policy monthly charges during a Segment Term

Under your base variable life insurance policy, monthly deductions are allocated to the variable investment options and the Unloaned GIO according to deduction allocation percentages specified by you or based on a proportionate allocation should any of the individual investment option values be insufficient.

However, if the Market Stabilizer Option® is elected, on the Segment Start Date, deduction allocation percentages will be changed so that 100% of monthly deductions will be taken from the Charge Reserve Amount and then any remaining value in the Unloaned GIO, if the Charge Reserve Amount is depleted, during the Segment Term. In addition, if the value in the Unloaned GIO is ever insufficient to cover monthly deductions during the Segment Term, the base policy’s proportionate allocation procedure will be modified as follows:

1.

The first step will be to take the remaining portion of the deductions proportionately from the values in the variable investment options, including any value in the MSO Holding Account but excluding any Segment Account Values.

2.

If the Unloaned GIO and variable investment options, including any value in the MSO Holding Account, are insufficient to cover deductions in their entirety, the remaining amount will be allocated to the individual Segments proportionately, based on the current Segment Distribution Values.

3.	Any portion of a monthly deduction allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

The effect of those procedures is that account value will be taken out of a Segment to pay a monthly deduction (and an EDA therefore applied) only if there is no remaining account value in any other investment options, as listed in 1. and 2. above.

In addition, your base variable life insurance policy will lapse if your net policy account value or net cash surrender value (please refer to your base variable life insurance policy prospectus for a further explanation of these terms) is not enough to pay your policy’s monthly charges when due (unless one of the available guarantees against termination is applicable). If you have amounts allocated to MSO Segments, the Segment Distribution Value will be used in place of the Segment Account Value in calculating the net policy account value and net cash surrender value.

These modifications will apply during any period in which a Segment exists and has not yet reached its Segment Maturity Date.

Early Distribution Adjustment

Overview

Before a Segment matures, if you surrender your policy, take a loan from a Segment or have another Early Distribution, we will apply an Early Distribution Adjustment.

The application of the EDA is based on your agreement (under the terms of the MSO) to be exposed to the risk that, at the Segment Maturity Date, the Index will have fallen by more than 10%. The EDA uses what we refer to as a Put Option Factor to estimate the market value, at the time of an Early Distribution, of the risk that you would suffer a loss if your Segment were continued (without taking the Early Distribution) until its Segment Maturity Date. By charging you with a deduction equal to that estimated value, the EDA provides a treatment for an Early Distribution that is designed to be consistent with how distributions at the end of a Segment are treated when the Index has declined over the course of that Segment.

In the event of an Early Distribution even if the Index has experienced positive performance since the Segment Start Date, the EDA will cause you to lose principal and previously credited interest through the application of the Put Option Factor and that loss may be substantial. That is because there is always some risk that the Index would have declined by the Segment Maturity Date such that you would suffer a loss if the Segment were continued (without taking any Early Distribution) until that time. The overall impact of the EDA is to reduce your Segment Account Value and your other policy values.

We determine the EDA and the Put Option Factor by formulas that are described below under “Additional Detail.”

Important Considerations

When any surrender, loan, charge deduction or other distribution is made from a Segment before its Segment Maturity Date:

1.

You will forfeit any positive Index performance with respect to these amounts. Instead, any of these pre- Segment Maturity Date distributions will cause an EDA to be applied that will usually result in a reduction in your values. Surrender charges and tax consequences also could apply to Early Distributions. Therefore, you should give careful consideration before taking any such early loan or surrender, exercising a rider or allowing the value in your other investment options to fall so low that we must make any monthly deduction from a Segment; and

2.	The EDA will be applied, which means that:

a.

If the Index has fallen more than 10% since the Segment Start Date, the EDA would generally have the effect of charging you for (i) the full amount of that loss below 10%, plus (ii) an additional amount for the risk that the Index might decline further by the Segment Maturity Date. (Please see example III in Appendix “Early Distribution Adjustment Examples” for further information.)

b.

If the Index has fallen since the Segment Start Date, but by less than 10%, the EDA would charge you for the risk that, by the Segment Maturity Date, the index might have declined further to a point more than 10% below what it was at the Segment Start Date. (Please see example I in Appendix “Early Distribution Adjustment Examples” for further information.) This charge would generally be less than the amount by which the Index had fallen from the Segment Start Date through the date we apply the EDA. It also would generally be less than it would be under the circumstances in 2a. above.

c.

If the Index has risen since the Segment Start Date, the EDA would not credit you with any of such favorable investment performance. Instead, the EDA would charge you for the risk that, by the Segment Maturity Date, the index might have declined to a point more than 10% below what it was at the Segment Start Date. (Please see examples II and IV in Appendix “Early Distribution Adjustment Examples” for further information.) This charge would generally be less than it would be under the circumstances in 2a. and 2b. above.

For the reasons discussed above, the Early Distribution Adjustment to the Segment Account Value will usually reduce the amount you would receive when you surrender your policy prior to a Segment Maturity Date. For loans and charge deductions, the Early Distribution Adjustment would usually further reduce the account value remaining in the Segment Account Value and therefore decrease the Segment Maturity Value.

Surrender charges and tax consequences can also apply to Early Distributions.

Additional Detail

For purposes of determining the Segment Distribution Value prior to a Segment Maturity Date, the EDA is the Put Option Factor multiplied by the Segment Account Value.

The Put Option Factor multiplied by the Segment Account Value represents, at any time during the Segment Term, the estimated market value of your potential exposure to negative S&P 500 Price Return index performance that is worse than -10%. The Put Option Factor, on any date, represents the estimated value on that date of a hypothetical “put option” (as described below) on the Index having a notional value equal to $1 and strike price at Segment Maturity equal to $0.90 ($1 plus the Downside Protection which is currently -10%). The strike price of the option ($0.90) is the difference between a 100% loss in the S&P 500 Price Return index at Segment Maturity and the 10% loss at Segment Maturity that would be absorbed by the Downside Protection feature of the MSO (please see “Growth Cap Rate” in this Prospectus for an explanation of the Downside Protection.) In a put option on an index, the seller will pay the buyer, at the maturity of the option, the difference between the strike price — which was set at issue — and the underlying index closing price, in the event that the closing price is below the strike price. Prior to the maturity of the put option, its value generally will have an inverse relationship with the index. The notional value can be described as the price of the underlying index at inception of the contract. Using a notional value of $1 facilitates computation of the percentage change in the Index and the put option factor.

The Company will utilize a fair market value methodology to determine the Put Option Factor.

For this purpose, we use the Black Scholes formula for valuing a European put option on the S&P 500 Price Return index, assuming a continuous dividend yield, with inputs that are consistent with current market prices.

The inputs to the Black Scholes Model include:

(1)

Implied Volatility of the Index — This input varies with (i) how much time remains until the Maturity Date of the Segment from which an Early Distribution is being made, which is determined by using an expiration date for the hypothetical put option that corresponds to that time remaining and (ii) the relationship between the strike price of the hypothetical put option and the level of the S&P 500 Price Return index at the time of the Early Distribution. This relationship is referred to as the “moneyness” of the hypothetical put option described above, and is calculated as the ratio of the $0.90 strike price of that hypothetical put option to what the level of the S&P 500 Price Return index would be at the time of the Early Distribution if the Index had been $1 at the beginning of the Segment. Direct market data for these inputs for any given Early Distribution are generally not available, because put options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Maturity Date and moneyness of the hypothetical put option that we use for purposes of calculating the EDA.

Accordingly, we use the following method to estimate the implied volatility of the index. We receive daily quotes of implied volatility from banks using the same Black Scholes model described above and based on the market prices for certain S&P 500 Price Return put options. Specifically, implied volatility quotes are obtained for put options with the closest maturities above and below the actual time remaining in the Segment at the time of the Early Distribution and, for each maturity, for those put options having the closest moneyness value above and below the actual moneyness of the hypothetical put option described above, given the level of the S&P 500 Price Return index at the time of the Early Distribution. In calculating the Put Option Factor, we will derive a volatility input for your Segment’s time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

(a)

We first determine the implied volatility of a put option that has the same moneyness as the hypothetical put option but with the closest available time to maturity shorter than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of put options having the moneyness values that are above and below the moneyness value of the hypothetical put option.

(b)

We then determine the implied volatility of a put option that has the same moneyness as the hypothetical put option but with the closest available time to maturity longer than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of put options having the moneyness values that are above and below the moneyness value of the hypothetical put option.

(c)	The volatility input for your Segment’s time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)

Overnight Indexed Swap (OIS) Rate — Key duration OIS rates will be retrieved from a recognized financial reporting vendor. OIS rates will be retrieved for maturities adjacent to the actual time remaining in the Segment at the time of the Early Distribution. We will use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)

Index Dividend Yield — On a daily basis we will get the projected annual dividend yield across the entire Index. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

In general, the Put Option Factor has an inverse relationship with the S&P 500 Price Return index. In addition to the factors discussed above, the Put Option Factor is also influenced by time to Segment Maturity. We determine Put Option Factors at the end of each business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If any inputs to the Black Scholes formula are unavailable on a business day, we would use the value of the input from the most recent preceding business day. The Put Option Factor that applies to a transaction or valuation made on a business day will be the Factor for that day. The Put Option Factor that applies to a transaction or valuation made on a non-business day will be the Factor for the next business day.

Appendix “Early Distribution Adjustment Examples” provides examples of how the Early Distribution Adjustment is calculated.

Transfers

The Company does not impose the policy’s $25 transfer charge to transfer into and out of the MSO Holding Account and you can make a transfer at any time to or from the investment options available under your policy subject to any transfer restrictions within your policy. Any restrictions applicable to transfers between the MSO Holding Account and such investment options would be the same transfer restrictions applicable to transfers between the investment options available under your policy. However, once policy account value has been swept from the MSO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted. In order to transfer account value to the MSO, there must be sufficient funds remaining in the guaranteed interest option following the transfer to cover the Charge Reserve Amount. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for transfers from the Unloaned GIO will be limited to avoid reducing the Unloaned GIO below the remaining Charge Reserve Amount.

Thus the amount available for transfers from the Unloaned GIO will not be greater than any excess of the Unloaned GIO over the remaining Charge Reserve Amount.

Please also refer to the life insurance policy prospectus for more information.

Withdrawals

Once policy account value has been swept from the MSO Holding Account into a Segment, you will not be allowed to withdraw the account value out of a Segment before the Segment Maturity Date unless you surrender your policy. You may also take a loan; please see “Loans” in this Prospectus for more information. Any account value taken out of a Segment before the Segment Maturity Date will generate an Early Distribution Adjustment. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for withdrawals from the Unloaned GIO will be limited to avoid reducing the Unloaned GIO below the Charge Reserve Amount. Thus, if there is any policy account value in a Segment, the amount which would otherwise be available to you for a partial withdrawal of net cash surrender value will be reduced, by the amount (if any) by which the sum of your Segment Distribution Values and the Charge Reserve Amount exceeds the policy surrender charge.

If the policy owner does not indicate or if we cannot allocate the withdrawal as requested due to insufficient funds, we will allocate the withdrawal proportionately from your values in the Unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Account.

Cash Surrender Value, Net Cash Surrender Value and Loan Value

If you have amounts allocated to MSO Segments, the Segment Distribution Values will be used in place of the Segment Account Values in calculating the amount of any cash surrender value, net cash surrender value and maximum amount available for loans. This means an EDA would apply to those amounts. Please see Appendix “Early Distribution Adjustment Examples” for more information.

Guideline Premium Force-outs

For policies that use the Guideline Premium Test, a new Segment will not be established or created if we determine, when we process your election, that a distribution from the policy will be required to maintain its qualification as life insurance under federal tax law at any time during the Segment Term.

However, during a Segment Term if a distribution becomes necessary under the force-out rules of Section 7702 of the Internal Revenue Code, it will be deducted proportionately from the values in the Unloaned GIO (excluding the Charge Reserve Amount) and in any variable investment option, including any value in the MSO Holding Account but excluding any Segment Account Values.

If the Unloaned GIO (excluding the Charge Reserve Amount) and variable investment options, including any value in the MSO Holding Account, are insufficient to cover the force-out in its entirety, any remaining amount required to be forced out will be taken from the individual Segments proportionately, based on the current Segment Distribution Values.

Any portion of a force-out distribution taken from an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value.

If the Unloaned GIO (excluding the remaining Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account, and the Segment Distribution Values, is still insufficient to cover the force-out in its entirety, the remaining amount of the force-out will be allocated to the Unloaned GIO and reduce or eliminate any remaining Charge Reserve Amount under the Unloaned GIO.

Loans

Please see the variable life insurance policy prospectus for information regarding policy loan provisions. The maximum loan interest rate that will be charged to the amounts you borrow for a policy year shall be the greater of (1) the “Published Monthly Average,” as defined below, for the calendar month that ends two months before the date of determination and (2) the guaranteed minimum interest crediting rate for the Guaranteed Interest Option plus 1% per year. “Published Monthly Average” means the Moody’s Corporate Bond Yield Average - Monthly Average Corporates published by Moody’s Investors Service, Inc., or any successor to it.

You may specify how your loan is to be allocated among the MSO, the variable investment options and the Unloaned GIO. Any portion of a requested loan allocated to the MSO will be redeemed from the individual Segments and the MSO Holding Account proportionately, based on the value of the MSO Holding Account and the current Segment Distribution Values of each Segment. Any portion allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value and be subject to a higher guaranteed maximum loan spread (5%). The loan spread is the difference between the interest rate we charge on the amounts borrowed and the interest rate credited on amounts held as collateral. The guaranteed minimum interest rate credited on loan collateral is 1%.

For example, if the current rate credited on loan collateral is 1% per year, then the rate charged on amounts of the loan allocated to the MSO will be at most 1% plus 5% for a total of 6% per year subject to the maximum loan interest rate that will be applied to the amounts you borrow.

If you do not specify or if we cannot allocate the loan according to your specifications, we will allocate the loan proportionately from your values in the Unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the MSO Holding Account.

If the Unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account, are insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the individual Segments proportionately, based on current Segment Distribution Values.

Any portion of a loan allocated to an individual Segment will generate a corresponding Early Distribution Adjustment of the Segment Account Value and be subject to a higher guaranteed maximum loan spread.

If the Unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the MSO Holding Account and the Segment Distribution Values, are still insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the Unloaned GIO and will reduce or eliminate the remaining Charge Reserve Amount.

Loan interest is due on each policy anniversary. If the interest is not paid when due, it will be added to your outstanding loan and allocated on the same basis as monthly deductions. See “How we deduct policy monthly charges during a Segment Term.”

Whether or not any Segment is in effect and has not yet reached its Segment Maturity Date, loan repayments will first reduce any loaned amounts that are subject to the higher maximum loan interest spread. Loan repayments will first be used to restore any amounts that, before being designated as loan collateral, had been in the Unloaned GIO. Any portion of an additional loan repayment allocated to the MSO at the policy owner’s direction (or according to premium allocation percentages) will be transferred to the MSO Holding Account to await the next available Segment Start Date and will be subject to the same conditions described in this Prospectus.

Asset Rebalancing Service

If you are invested in MSO, you may also elect the Asset Rebalancing Service. However, any amounts allocated to the MSO will not be included in the rebalance transactions. The investment options available to your Asset Rebalancing Service do not include the MSO Holding Account or Segments. Please see the variable life insurance policy prospectus for more information.

Your right to cancel within a certain number of days

Please refer to the variable insurance policy prospectus for more information regarding your right to cancel your policy within a certain number of days and the Investment Start Date, which is the business day your investment first begins to earn a return for you. However, the policy prospectus provisions that address when amounts will be allocated to the investment options do not apply to amounts allocated to the MSO.

In those states that require us to return your premium without adjustment for investment performance within a certain number of days, we will initially put all amounts which you have allocated to the MSO into our EQ/Money Market investment option. If we have received all necessary requirements for your policy as of the day your policy is issued, on the first business day following the later of the twentieth day after your policy is issued or the Investment Start Date (30th day in most states if your policy is issued as the result of a replacement), we will re-allocate those amounts to the MSO Holding Account where they will remain until the next available Segment Start Date, at which time such amounts will be transferred to a new Segment of the MSO subject to meeting the conditions described in this Prospectus. However, if we have not received all necessary requirements for your policy as of the day your policy is issued, we will re-allocate those amounts to the MSO Holding Account on the 20th day (longer if your policy is issued as the result of a replacement) following the date we receive all necessary requirements to put your policy in force at our Administrative Office. Your financial professional can provide further information on what requirements may apply to your policy.

In all other states, any amounts allocated to the MSO will first be allocated to the MSO Holding Account where they will remain for 20 days (unless the policy is issued as the result of a replacement, in which case amounts in the MSO Holding Account will remain there for 30 days (45 days in Pennsylvania)). Thereafter, such amounts will be transferred to a new Segment of the MSO on the next available Segment Start Date, subject to meeting the conditions described in this Prospectus.

Right to Discontinue and Limit Amounts Allocated to the MSO

We reserve the right to restrict or terminate future allocations to the MSO at any time. If this right were ever to be exercised by us, all Segments outstanding as of the effective date of the restriction would be guaranteed to continue uninterrupted until the Segment Maturity Date. As each such Segment matured, the balance would be reallocated to the Unloaned GIO and/or variable investment options per your instructions, or to the EQ/Money Market investment option if no instructions are received. We may also temporarily suspend offering Segments at any time and for any reason including emergency conditions as determined by the Securities and Exchange Commission. We also reserve the right to establish a maximum amount for any single policy that can be allocated to the MSO.

Transfers are limited to an amount that will not cause the value of the MSO Holding Account and MSO Segments to be more than 50% of the total unloaned Policy Account Value. This policy account restriction does not apply to MSO Segment rollovers or to transfers initiated by our Automatic Transfer Service.

Impact of MSO Election on Other Policy Riders and/or Services

•	If your policy has the Policy Continuation Rider, and your policy goes on Policy Continuation while you have amounts invested in MSO, you will forfeit any positive Index performance and be subject to an Early Distribution Adjustment with respect to these amounts. If there is any amount remaining in the net policy account value after the Policy Continuation Rider charge has been deducted, such amounts are treated as an additional loan and refunded to you so there will be no amounts in the variable investment options or the MSO. In addition, MSO will no longer be available once you go on Policy Continuation.

•	If a Living Benefits Rider or an accelerated death benefit rider (which may be referred to as a “total and permanent disability accelerated death benefit rider” or a “limited life expectancy accelerated death benefit rider”) is exercised, the portion of the cash surrender value that is on lien and is allocated to your values in the variable investment options under your policy and investment in the MSO will be transferred to and maintained as part of the Unloaned GIO.

You may tell us how much of the accelerated payment is to be transferred from your value in each variable investment option and your value in the MSO. Units will be redeemed from each variable investment option sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the Unloaned GIO.

Any portion of the payment allocated to the MSO based on your instructions will be deducted from any value in the MSO Holding Account and the individual Segments on a pro-rata basis, based on any value in the MSO Holding Account and the current Segment Distribution Value of each Segment, and transferred to the Unloaned GIO.

Any portion of the payment allocated to an individual Segment will cause a corresponding Early Distribution Adjustment of the Segment Account Value and forfeit of Index performance. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocated it based on our rules then in effect. Allocation rules will be provided upon request. Such transfers will occur as of the date we approve an accelerated death benefit payment. There will be no charge for such transfers.

About Separate Account No. 67

Amounts allocated to the Equitable Financial Life Insurance Company MSO are held in a “non-unitized” separate account we have established under the New York Insurance Law. We own the assets of the separate account, as well as any favorable investment performance on those assets.

You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer’s general creditors and an owner should look to the financial strength of the Company for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed income obligations, including corporate bonds, mortgage backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

About Separate Account LIO

Amounts allocated to the Equitable Financial Life Insurance Company of America MSO are held in a “non-unitized” separate account we have established under the Commissioner of Insurance in the State of Arizona. We own the assets of the separate account, as well as any favorable investment performance on those assets.

You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. These assets are also available to the insurer’s general creditors and an owner should look to the financial strength of the Company for its claims-paying ability. We guarantee all benefits relating to your value in the MSO, regardless of whether assets supporting the MSO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under MSO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

6. Distribution of the policy

The policy is distributed by both Equitable Advisors and Equitable Distributors. The Distributors serve as principal underwriters of Separate Account FP and Variable Account K. The offering of the policy is intended to be continuous.

The MSO is available only under the policy issued by the Company. Extensive information about the arrangements for distributing the variable life insurance policy, including sales compensation, is included under “Distribution of the policy” in the variable life insurance policy prospectus and in the statement of additional information. All of that information applies regardless of whether you choose to use the MSO, and there is no additional plan of distribution or sales compensation with respect to the MSO. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate of the Company or an indirect wholly owned subsidiary of the Company.

7. Additional Information

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Market Stabilizer Option® described in this Prospectus fall within the exemption provided under rule 12h-7. Equitable Financial Life Insurance Company of America and Equitable Financial Life Insurance Company rely on the exemption provided under rule 12h-7, and does not file reports under the Exchange Act.

To the extent allowed by state law, we may refuse our consent to any assignment and/or change of owner on a nondiscriminatory basis if the change would violate or result in noncompliance with any applicable state or federal law or regulation.

Independent Registered Public Accounting Firm

The statutory financial statements and supplemental schedules of Equitable Financial Life Insurance Company for the year ended December 31, 2025 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company. PricewaterhouseCoopers LLP’s address is 214 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202.

The statutory financial statements and supplemental schedules of Equitable Financial Life Insurance Company of America for the year ended December 31, 2025 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company of America. PricewaterhouseCoopers LLP’s address is 214 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202.

Appendix: Early Distribution Adjustment Examples

Hypothetical Early Distribution Adjustment Examples

A. Examples of Early Distribution Adjustment to determine Segment Distribution Value

The following examples represent a policy owner who has invested in both Segments 1 and 2. They are meant to show how much value is available to a policy owner when there is an Early Distribution from these Segments as well as the impact of Early Distribution Adjustments on these Segments. The date of such hypothetical surrender or distribution is the Valuation Date specified below and, on that date, the examples assume 9 months remain until Segment 1’s maturity date and 3 months remain until Segment 2’s maturity date.

Explanation of formulas and derivation of Put Option Factors is provided in notes (1)-(3) below.

Division of MSO into Segments	Segment 1 (Distribution after 3 months)	Segment 2 (Distribution after 9 months)	Total
Start Date	3rd Friday of July, Calendar Year Y	3rd Friday of January, Calendar Year Y
Maturity Date	3rd Friday of July, Calendar Year Y+1	3rd Friday of January, Calendar Year Y+1
Segment Term	1 year	1 year
Valuation Date	3rd Friday of October, Calendar Year Y	3rd Friday of October, Calendar Year Y
Initial Segment Account	1,000	1,000	2,000
Remaining Segment Term	9 months / 12 months = 9/12 = 0.75	3 months / 12 months = 3/12 = 0.25

Example I – The Index is down 10% at the time of the Early Distribution Adjustment

Change in Index Value	–10%	–10%	Total
Put Option Factor	0.079765	0.045706
Early Distribution Adjustment	Put Option Component: 1000 * 0.079765 = 79.77	Put Option Component: 1000 * 0.045706 = 45.71	125.47
Segment Distribution Value	1000 – 79.77 = 920.23	1000 – 45.71 = 954.29	1,874.53
Total % change in Segment Account Value due to the EDA	-8.0%	-4.6%

Example II – The Index is up 10% at the time of the Early Distribution Adjustment

Change in Index Value	10%	10%	Total
Put Option Factor	0.021492	0.002964
	Put Option Component: 1000 * 0.021492 = 21.49	Put Option Component: 1000 * 0.002964 = 2.96
Early Distribution Adjustment			24.46
Segment Distribution Value	1000 – 21.49 = 978.51	1000 – 2.96 = 997.04	1,975.54
Total % change in Segment Account Value due to the EDA	-2.1%	-0.3%

Example III – The Index is down 40% at the time of the Early Distribution Adjustment

Change in Index Value	–40%	–40%	Total
Put Option Factor	0.303317	0.300557
Early Distribution Adjustment	Put Option Component: 1000 * 0.303317 = 303.32	Put Option Component: 1000 * 0.300557 = 300.56	603.87
Segment Distribution Value	1000 – 303.32 = 696.68	1000 – 300.56 = 699.44	1,396.13
Total % change in Segment Account Value due to the EDA	-30.3%	-30.1%

Example IV – The Index is up 40% at the time of the Early Distribution Adjustment

Change in Index Value	40%	40%	Total
Put Option Factor	0.001981	0.000008
Early Distribution Adjustment	Put Option Component: 1000 * 0.001981 = 1.98	Put Option Component: 1000 * 0.000008 = 0.01	1.99
Segment Distribution Value	1000 – 1.98 = 998.02	1000 – 0.01 = 999.99	1,998.01
Total % change in Segment Account Value due to the EDA	-0.2%	0.0%

(1)

Early Distribution Adjustment = (Segment Account Value) x [ (Put Option Factor) – (Number of days between Valuation Date and Maturity Date) /( Number of days between Start Date and Maturity Date) x ( 0.0090 / (1 – 0.0090) )].

(2)	Segment Distribution Value = (Segment Account Value) – (Early Distribution Adjustment).

(3)

Derivation of Put Option Factor: In practice, the Put Option Factor will be calculated based on a Black Scholes model, with input values which are consistent with current market prices. We will utilize implied volatility quotes – the standard measure used by the market to quote option prices – as an input to a Black Scholes model in order to derive the estimated market prices. The input values to the Black Scholes model that have been utilized to generate the hypothetical examples above are as follows: (1) Implied volatility – 25%; (2) OIS rate corresponding to remainder of segment term – 1.09% annually; (3) Index dividend yield – 2% annually.

[B.

Example of an Early Distribution Adjustment corresponding to a loan allocated to Segments, for the Segment Distribution Values and Segment Account Values listed above for a change in Index Value of –40%

This example is meant to show the effect on a policy if, rather than a full distribution, you took a loan in the circumstances outlined in Example III above when the Index is down 40%. Thus the policy owner is assumed to have an initial Segment Account Value of 1,000 in each of Segment 1 and Segment 2. It is also assumed that 9 months remain until Segment 1’s maturity date and 3 months remain until Segment 2’s maturity date.

Loan Amount: 750

Loan Date: 3rd Friday of October, Calendar Year Y

Explanation of formulas is provided in notes (a)-(d) below.

The Index is down 40% at the time of the Early Distribution Adjustment

Change in Index Value	–40%	–40%	Total
Segment Account Value before Loan	1,000.00	1,000.00	2,000.00
Loan Allocation(a)	373.34	376.66	750.00
Early Distribution Adjustment(b)	69.91	66.59	136.55
Segment Account Value after Loan(c)	556.73	556.72	1,113.45
Segment Distribution Value after Loan(d)	468.93	473.10	942.03

(a)

When more than one Segment is being used, we would allocate the loan between the Segments proportionately to the Segment Distribution Value in each. We take the Segment Distribution Value of each Segment (shown in Example III above) and divide it by the total Segment Distribution Values for Segments 1 and 2. This gives us the proportionate amount of the loan that should be allocated to each Segment. For example, for Segment 1, that would be 750 x (842.27/1,692.03) = 373.34

(b)

This is the Early Distribution Adjustment that would be deducted from each Segment, as a result of the loan, based on the amount of the loan that is allocated to that Segment. It is equal to a percentage of the Early Distribution Adjustment that would apply if a full distribution from the Segment were being made, rather than only a partial distribution. This percentage would be 44.32545% for Segment 1 in this example: i.e., 373.34 (the amount of reduction in Segment Distribution Value as a result of the loan) divided by 842.27 (the Segment Distribution Value before the loan). Thus, the Early Distribution Adjustment that is deducted for Segment 1 due to the loan in this example would be 69.91 (i.e., 44.32545% of the 157.73 Early Distribution adjustment shown in Example III above that would apply if a full rather than only a partial distribution from the Segment were being made). Of this 69.91, 72.43 would be attributable to the Put Option Component and -2.51 would be attributable to the Charge Refund Component (which are calculated by applying 44.32545% to the 163.40 Put Option Component and the 5.67 Charge Refund Component shown in Example III). Similarly, the Early Distribution Adjustment deducted as a result of the loan from Segment 2 would be 66.59, of which 67.43 would be attributable to the Put Option Component and -0.84 would be attributable to the Charge Refund Component.

(c)

The Segment Account Value after Loan represents the Segment Account Value before Loan minus the Loan Allocation and the Early Distribution Adjustment. For example, for Segment 1, that would be 1,000 – 373.34 – 69.93 = 556.73.

(d)

Segment Distribution Value after Loan represents the amount a policy owner would receive from a Segment if they decided to surrender their policy immediately after this loan transaction. We would take the pre-loan Segment Distribution Value (shown in Example III above) and subtract the Loan Allocation. For example, for Segment 1, that would be 842.27 – 373.34 = 468.93.]

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

FORWARD-LOOKING INFORMATION

Certain of the statements included or incorporated by reference in this Form S-1 constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “forecasts,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Financial Life Insurance Company (“Equitable Financial”) and its consolidated subsidiaries. These forward-looking statements include, but are not limited to, statements regarding projections, estimates, forecasts and other financial and performance metrics and projections of market expectations. “We,” “us” and “our” refer to Equitable Financial and its consolidated subsidiaries, unless the context refers only to Equitable Financial as a corporate entity. There can be no assurance that future developments affecting Equitable Financial will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of geopolitical conflicts, changes in tariffs and trade barriers, and related economic conditions, equity market declines and volatility, interest rate fluctuations and changes in liquidity and access to and cost of capital; (ii) operational factors, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards, and catastrophic events, such as outbreak of pandemic diseases; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) recruitment and retention of key employees and experienced and productive financial professionals; (viii) subjectivity of the determination of the amount of allowances and impairments taken on our investments; (ix) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; and (x) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this Form S-1 completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this Form S-1 are qualified by these cautionary statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Other risks, uncertainties and factors, including those discussed under “Risk Factors,” could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described in “Risk Factors” to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Throughout this Form S-1 we use certain defined terms and abbreviations, which are defined or summarized in the “Glossary” and “Acronyms” sections.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

BUSINESS

Overview

We are a principal franchise of Equitable Holdings, Inc., one of America’s leading financial services providers. We provide advice, protection and retirement strategies to individuals, families and small businesses.

Products

We are a leading provider of individual annuities, workplace retirement savings plans, and institutional savings products. Our individual annuity products are primarily sold to affluent and high net worth individuals saving for retirement or seeking guaranteed retirement income. These products are distributed through both Equitable Advisors and third-party distribution channels (“Third-Party Distributors”), including banks, broker-dealers, investment advisers and insurance partners. Our current product offerings primarily include:

•	Registered Indexed Linked Annuities (RILAs): RILAs allow the policyholder to invest in various investment options, whose performance is tied to one or more securities indices, commodities indices or ETFs over a set period of time. Upside participation in index returns is subject to a cap, while downside exposure is reduced by a buffer. We market our RILA products under the Structured Capital Strategies (“SCS”) brand.

•	Traditional Variable Annuities: Our RC variable annuity product offers two platforms: (i) RC Performance, which offers access to a broad selection of funds with annuitization benefits based solely on non-guaranteed account investment performance and (ii) RC Protection, which offers access to a focused selection of funds and an optional floating-rate GMxB feature providing guaranteed income for life. Our investment-only variable annuity, Investment Edge, is a retirement savings product offering a range of funds and structured investment options. Investment Edge does not offer any GMxB feature other than an optional return of premium death benefit.

We also offer products to plans sponsored by educational entities, municipalities and not-for-profit entities, as well as small and medium-sized businesses. We operate in the 403(b), 457(b) and 401(k) markets where we sell mutual fund-based products and group variable annuity products.

•	Open Architecture Mutual Fund Platform: We also offer a mutual fund-based product to complement our variable annuity products. This platform provides a similar service offering to our variable annuities and allows plan sponsors to select from thousands of proprietary and third party-sponsored mutual funds and offer a group fixed annuity that operates very similarly to the GIO as an available investment option.

•	Group Variable Annuities: Our variable annuities offer defined contribution plan record-keeping, as well as administrative and participant services combined with a variety of proprietary and non-proprietary investment options. Our investment lineup mostly consists of proprietary variable investment options that are managed by EIMG, which provides discretionary investment management services that include developing and executing asset allocation strategies and providing rigorous oversight of sub-advisors for the investment options. In addition, our products also offer the following features: (i) GIO — provides a fixed interest rate and guarantee of principal; (ii) SIO — provides upside market participation that tracks certain available indices subject to a performance cap, with some downside protection against losses in the investment over a one, three or five-year period; and (iii) Personal Income Benefit — an optional GMxB feature that enables participants to obtain a guaranteed withdrawal benefit for life for an additional fee. While GMxB features and Institutional products with guaranteed benefits provide differentiation in the market, this accounts for approximately 1.3% of our total AV (other than ROP death benefits) as of December 31, 2025.

•	Services: Both our variable annuity and open architecture mutual fund products offer a suite of tools and services to enable plan participants to obtain education and guidance on their contributions and investment decisions and plan fiduciary services. Education and guidance are available online or in person from a team of plan relationship and enrollment specialists and/or the advisor that sold the product. Our clients’ retirement contributions come through payroll deductions, which creates a stable and recurring source of renewal premiums.

We also offer institutional savings and income products, including:

•	In-plan Annuities: We partner with asset management firms to embed guaranteed lifetime income solutions within target date funds which allow plan participants to accrue guaranteed lifetime income that can be converted to a guaranteed payment stream in retirement. Equitable currently is a participating insurer in AB’s Lifetime Income Strategy and BlackRock’s LifePath Paycheck offering.

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•	Guaranteed Investment Contracts: We partner with asset management firms to embed synthetic guaranteed investment contracts (“GICs”) within stable value funds. The synthetic GICs provide principal protection to the assets within the fund that are wrapped by the insurance contract, enabling the fund to meet its investment objective of low volatility.

In addition, we offer a targeted range of life insurance products aimed at serving the financial needs of our clients. Our life insurance products are primarily designed to help individuals and small and medium-sized businesses with protection, wealth accumulation and transfer of wealth at death, as well as corporate planning solutions including non-qualified deferred compensation, succession planning and key person insurance. We target select segments of the life insurance market, including VUL and COLI. We currently focus on the asset accumulation and protection segments of the market. We plan to grow our operating earnings over time through earnings generated from sales of our repositioned product portfolio and by proactively managing and optimizing our in-force book. Beginning in 2025, our life insurance products are primarily distributed through Equitable Advisors.

Finally, through our employee benefits business, we offer small and medium-sized businesses a unique technology platform and a competitive suite of group insurance products. Our core products consist of Group Life Insurance (including Accidental Death & Dismemberment), Supplemental Life, Dental, Vision, Short-Term Disability and Long-Term Disability. In addition, we offer a full suite of Supplemental Health products including Accident, Critical Illness and Hospital Indemnity. Our employee benefits’ solutions are distributed through Equitable Advisors and select third-party firms, including the traditional broker channel, strategic partnerships (medical partners, professional employer organizations (“PEOs”), and associations), General Agencies, TPAs and Retail Equitable Advisors.

Underwriting and Pricing

We price our products based upon our expected investment returns and assumptions for mortality, longevity and persistency for our policyholders collectively. Our pricing considers historical experience, potential volatility in the markets and account value, and the expected time to retirement. Our product pricing models also reflect capital requirements, hedging costs and operating expenses. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

Our annuity products generally include penalties for early withdrawals. From time to time, we reevaluate the type and level of GMxB and other features we offer. We periodically review the nature and pricing of the features we offer as the needs of our clients, the economic environment and our risk appetite evolve.

Life insurance products are priced based upon assumptions including, but not limited to, expected future premium payments, surrender rates, mortality and morbidity rates, investment returns, hedging costs, equity returns, expenses and inflation and capital requirements.

Employee benefits pricing reflects the claims experience and the risk characteristics of each group. We consider demographic information and, for larger groups, the experience of the group. The claims experience is reviewed at the time of policy issuance and during the renewal timeframes, resulting in periodic pricing adjustments at the group level.

Risk Management

Risk Management

We approach risk management of our products: (i) prospectively, by assessing, and from time to time, modifying our current product offerings to manage our risk and (ii) retrospectively, by implementing actions to reduce our exposure and manage the risks associated with in-force contracts. We use a combination of hedging and reinsurance programs to appropriately manage our risk and for capital management purposes.

Hedging

In respect of our variable annuity products, we employ dynamic and static hedging using derivatives contracts, including futures and total return swaps (both equity and fixed income), options and variance swaps, as well as, to a lesser extent, bond investments and repurchase agreements to, in the case of dynamic hedging, offset economic liability from equity market and interest rate changes, and in the case of static hedging, maintain a target asset level for all variable annuities. For our other tax-deferred investment and retirement services, we employ derivative contracts whose payouts, in combination with fixed income investments, emulate those of certain securities indices, commodities indices, or ETFs, subject to caps and buffers, to support the returns associated with the SIO.

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Reinsurance

We use affiliated and non-affiliated reinsurance to mitigate a portion of the risks that we face in certain of our retirement and protection products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. For additional information on our reinsurance, see Note 17 of the Notes to the Statutory Financial Statements.

COMPETITION

The insurance industry is highly competitive, with no single provider dominating the market across individual annuity products. We compete primarily with other life insurers, banks, mutual fund companies and other investment managers in the individual annuity space. Several factors distinguishing competitors to clients include: product features, access to capital, access to diversified sources of distribution, financial strength ratings, investment options, brand recognition, quality of service, and technological capabilities.

Our group annuity products compete with select insurance companies, asset managers, record keepers and diversified financial institutions that target similar market segments. In the K–12 public education market, competitors are primarily insurance-based providers that focus on school districts. In the small and medium-sized business market, the primary competitors are insurance-based providers and mutual fund companies. The main features that distinguish our offering to clients include our RBG distribution model, the product features we offer to clients, including guarantees, and our financial strength.

It is difficult to provide unique annuity products because, once such products are made available to the public, they can be replicated by our competitors. Competition may affect, among other matters, the growth of our business and the pricing and profitability of our products.

Equitable Investment Management

Equitable Investment Management supports each of our retirement and protection businesses. Accordingly, Equitable Investment Management results are embedded in our financial results. EIMG helps add value and marketing appeal to our insurance products by bringing investment management expertise and specialized strategies to the underlying investment lineup of each product. In addition, by advising on an attractive array of proprietary investment portfolios (each, a “Portfolio,” and together, the “Portfolios”), EIMG brings investment acumen, financial controls and economies of scale to the construction of underlying investment options for our products.

EIMG provides investment management services to proprietary investment vehicles sponsored by the Company, including investment companies that are underlying investment options for our variable insurance and annuity products, and EIM LLC provides investment management services to our retail mutual funds. Each of EIMG and EIM LLC is registered as an investment adviser under the Investment Advisers Act. EIMG serves as the investment adviser to EQAT and to two private investment trusts established in the Cayman Islands. EQAT and each private investment trust is a “series” type of trust with multiple Portfolios. EIMG provides discretionary investment management services to the Portfolios, including, among other things, (1) portfolio management services for the Portfolios; (2) selecting, monitoring and overseeing investment sub-advisers; and (3) developing and executing asset allocation strategies for multi-advised Portfolios and Portfolios structured as funds-of-funds. EIMG is further charged with ensuring that the other parts of the Company that interact with the Trusts, such as product management, the distribution system and the financial organization, have a specific point of contact.

EIMG has a variety of responsibilities for the management of its investment company clients. One of EIMG’s primary responsibilities is to provide clients with portfolio management and investment advisory services, principally by reviewing whether to appoint, dismiss or replace sub-advisers to each Portfolio, and thereafter monitoring and reviewing each sub-adviser’s performance through qualitative and quantitative analysis, as well as periodic in-person, telephonic and written consultations with the sub-advisers. Currently, EIMG has entered into sub-advisory agreements with more than 40 different sub-advisers, including AB. Another primary responsibility of EIMG is to develop and monitor the investment program of each Portfolio, including Portfolio investment objectives, policies and asset allocations for the Portfolios, select investments for Portfolios (or portions thereof) for which it provides direct investment selection services, and ensure that investments and asset allocations are consistent with the guidelines that have been approved by clients.

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EIM LLC is the investment advisor to our retail 1290 Funds and provides administrative services to both Trusts. EIM LLC provides or oversees the provision of all investment advisory and portfolio management to the 1290 Funds. EIM LLC has supervisory responsibility for the management and investment of 1290 Fund assets and develops investment objectives and investment policies for the funds. It is also responsible for overseeing sub-advisors and determining whether to appoint, dismiss or replace sub-advisors to each 1290 Fund. Currently, EIM LLC has entered into sub-advisory agreements with six different sub-advisors. The administrative services that EIM LLC provides to the Trusts include, among others, coordination of each Portfolio’s audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; portfolio accounting services, including daily NAV accounting; risk management; oversight of proxy voting procedures and an anti-money laundering program.

General Account Investment Management

Equitable Financial Investment Management, LLC (“EFIM”) is the investment manager for Equitable Financial’s General Account portfolio.

EFIM provides investment management services to our General Account portfolio. It provides investment advisory and asset management services including, but not limited to, providing investment advice on strategic investment management activities, asset strategies through affiliated and unaffiliated asset managers, strategic oversight of the General Account portfolio, portfolio management, yield/duration optimization, asset liability management, asset allocation, liquidity and close alignment to business strategies, as well as advising on other services in accordance with the investment advisory and management agreement. Subject to oversight and supervision, EFIM may delegate any of its duties with respect to some or all of the assets of the General Account to a sub-adviser. Currently, EFIM has entered into sub-advisory agreements with three (3) different sub-advisers, including AB.

REGULATION

Insurance Regulation

We are licensed to transact insurance business and are subject to extensive regulation and supervision by insurance regulators, in all 50 states of the United States, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. The primary regulator of a U.S. insurance company, however, is located in its state or country of domicile. We are domiciled in New York and are primarily regulated by the Superintendent of the NYDFS. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing companies to transact business, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy and data security, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments and business conduct to be maintained by insurance companies as well as agent and insurance producer licensing, and, to the extent applicable to the particular type of insurance, approval or filing of policy forms and rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. Additionally, New York’s insurance laws limit sales commissions and certain other marketing expenses that we may incur.

Supervisory agencies in each of the U.S.-based jurisdictions in which we do business may conduct regular or targeted examinations of our operations and accounts and make requests for particular information from us. For example, supervisory agencies generally conduct financial examinations of the books, records, accounts and business practices of insurers domiciled in their states every three to five years. From time to time, regulators raise issues during examinations or audits of us that could, if determined adversely, have a material adverse effect on us. In addition, regulators’ interpretations of regulations by may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. In addition to oversight by state insurance regulators in recent years, the insurance industry has seen increased inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For additional information on legal and regulatory risks, see “Risk Factors — Legal and Regulatory Risks.”

We are required to file detailed annual and quarterly financial statements, prepared on a statutory accounting basis or in accordance with other accounting practices prescribed or permitted by the applicable regulator, with supervisory agencies in each of the jurisdictions in which we do business. The NAIC has approved a series of uniform SAPs that have been adopted by

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all state insurance regulators, in some cases with certain modifications. As a basis of accounting, SAPs were developed to monitor and regulate the solvency of insurance companies. In developing SAPs, insurance regulators were primarily concerned with ensuring an insurer’s ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the insurers’ assets and liabilities , generally in accordance with standards specified by the insurer’s domiciliary state. The values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP usually differ from those reflected in financial statements prepared under SAP. See Note 2 of the Notes to the Statutory Financial Statements.

Holding Company and Shareholder Dividend Regulation

All states regulate transactions between an insurer and its affiliates under their insurance holding company laws and regulations, which vary by jurisdiction, but generally require that all transactions affecting insurers within a holding company system be fair and reasonable and, in many cases, require prior notice and approval or non-disapproval by the insurer’s domiciliary insurance regulator.

Insurance holding company laws and regulations also generally require a controlled insurance company (i.e., an insurer that is a subsidiary of an insurance holding company) to register and file with state insurance regulatory authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations. In addition, states require a U.S. insurer’s ultimate controlling person to file an annual enterprise risk report with the insurance holding company system’s lead state regulator identifying risks likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole.

State insurance laws also restrict and limit the amount of dividends or other distributions payable by an insurance company’s subsidiaries to its parent company, as well as transactions between an insurer and its affiliates. As a holding company, Holdings depends on dividends from its subsidiaries to meet its obligations, and these restrictions may limit or prevent us from making dividend or other payments to Holdings. These restrictions are based, in part, on earned surplus and the prior year’s statutory income and policyholder surplus. In general, dividends may be paid only from earned surplus (typically defined as available or unassigned surplus, subject to possible adjustments) which is derived from realized net profits on the company’s business. Dividends up to specified levels are considered ordinary and generally may be made without prior regulatory approval. Meanwhile, dividends paid from sources other than earned surplus or in larger amounts, often called “extraordinary dividends,” are generally subject to approval by the insurance commissioner of the relevant state of domicile.

From time to time, the NAIC and various state insurance regulators have considered, and may in the future consider, proposals to further limit dividend payments that an insurance company may make without regulatory approval. For instance, under Under New York’s insurance laws, which apply to us, a domestic stock life insurer may pay an ordinary dividend to its stockholders without regulatory approval provided that the amount does not exceed the statutory formula (“Ordinary Dividend”). Dividends in excess of this amount require a New York domestic life insurer to file a notice of its intent to declare the dividend with the NYDFS and obtain prior approval or non-disapproval from the NYDFS with respect to such dividend (“Extraordinary Dividend”). Furthermore, due to a permitted statutory accounting practice agreed to with the NYDFS following NYDFS’s enactment of Regulation 213, we need the prior approval of the NYDFS to pay the portion, if any, of any Ordinary Dividend that exceeds the Ordinary Dividend that we would be permitted to pay under New York’s insurance laws absent the application of such permitted practice (such excess, the “Permitted Practice Ordinary Dividend”).

For additional information on shareholder dividends, see Note 11 of the Notes to the Statutory Financial Statements.

Other states’ insurance laws similarly limit dividends, providing that dividends in excess of prescribed limits, based on an insurance company’s earnings and surplus for the prior year, are considered to be extraordinary dividends and require explicit approval from the insurer’s domiciliary insurance regulator. In addition, the insurance laws of some states require that any dividend to a domestic insurance company’s stockholders be paid from the insurer’s earned surplus or that prior approval or non-disapproval be obtained from its domiciliary insurance regulator for any dividend payable from other than earned surplus. In general, if New York adopts more stringent restrictions on dividend payments, this could have the effect of significantly reducing our payment of dividends or other amounts payable to Holdings without prior approval by regulatory authorities.

Insurance holding company laws and regulations also regulate changes in control. State laws provide that no person, corporation or other entity may acquire control of a domestic insurance company, or any parent company of such insurance company, without the prior approval of the insurance company’s domiciliary state insurance regulator. Generally, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired

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“control” of the company. This statutory presumption may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may also find that “control” exists in circumstances in which a person owns or controls, directly or indirectly, less than 10% of the voting securities.

The laws and regulations regarding acquisitions of control may discourage potential acquisition proposals and may delay or prevent a change of control involving us, including through unsolicited transactions that some of our shareholders might consider desirable.

NAIC

The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC has established statutory accounting principles set forth in the Manual. However, a state may have adopted or in the future may adopt SAP’s that differ from the Manual. Changes to the Manual or states’ adoption of prescribed differences to the Manual may impact our statutory capital and surplus.

The NAIC’s Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which has been enacted by our domiciliary state, requires insurers to maintain a risk management framework and conduct an internal risk and solvency assessment of their material risks in normal and stressed environments. The assessment is documented in a confidential annual ORSA summary report, a copy of which must be made available to regulators as required or upon request.

The NAIC’s Corporate Governance Annual Disclosure Model Act has also been adopted the domiciliary states of other Holdings’ subsidiaries. It requires insurers to annually file detailed information regarding their corporate governance policies.

The NAIC’s Manual contains a principle-based approach to reserving for life insurance and annuity contracts. Principle-based reserving is designed to better address reserving for life insurance and annuity products. It has been adopted in all states, although in New York, principle-based reserving became effective with the adoption of Regulation 213, which differs from the NAIC Standard Valuation Law, as discussed further below.

In recent years, the NAIC’s macro-prudential initiative was intended to enhance risk identification efforts through enhancements to supervisory practices related to liquidity, recovery and resolution, capital stress testing and counterparty exposure concentrations for life insurers. In connection with this initiative, the NAIC amended the Model Holding Company Act and Regulation in 2020 to implement an annual filing requirement for a liquidity stress-testing framework (the “Liquidity Stress Test”) for certain large U.S. life insurers and insurance groups (based on amounts of certain types of business written or material exposure to certain investment transactions, such as derivatives and securities lending). The Liquidity Stress Test is used as a regulatory tool in the jurisdictions that have adopted the holding company amendments.

The NAIC’s GCC tool uses a RBC aggregation methodology for all entities within an insurance holding company system, including non-U.S. entities. The 2020 Model Holding Company Act and Regulation amendments also adopted the GCC Template and Instructions and implemented the annual GCC filing requirement with an insurance group’s lead state regulator. The GCC filing requirement becomes effective when the holding company amendments have been adopted by the state where an insurance group’s lead state regulator is located. In August 2023, New York adopted legislation codifying the Liquidity Stress Test and the GCC.

In August 2023, the NAIC adopted a short-term solution related to the accounting treatment of an insurer’s negative interest maintenance reserve (“IMR”) balance, which may occur when a rising interest rate environment causes an insurer’s IMR balance to become negative as a result of bond sales executed at a capital loss. Previous statutory accounting guidance required the non-admittance of negative IMR, which can result in lower reported surplus and RBC ratios. The NAIC’s interim statutory accounting guidance, which is effective on December 31, 2026, allows an insurer with an authorized control level RBC greater than 300% to admit negative IMR for an amount up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. The NAIC is developing a long-term solution for this issue, and an NAIC ad hoc group meets regularly to discuss various IMR-related topics.

Captive Reinsurance Regulation and Variable Annuity Capital Standards

We use an affiliated captive reinsurer as part of our capital management strategy with respect to level premium term life insurance (“XXX”) business and UL with secondary guarantees (“AXXX”) business. NAIC actuarial guideline (“AG 48”) enhances the statutory financial statement disclosure of an insurer’s use of captives and narrows permissible assets backing

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statutory reserves. The NAIC’s Term and Universal Life Insurance Reserve Financing Model Regulation codifies the same substantive requirements as AG 48. States must either adopt the model regulation or use AG 48 to satisfy the NAIC accreditation requirement.

The NAIC adopted a new framework for variable annuity captive reinsurance transactions that became operational in 2020, which includes reforms that improve the statutory reserve and RBC framework for insurance companies that sell variable annuity products. Among other changes, the framework includes new prescriptions for reflecting hedge effectiveness, investment returns, interest rates, mortality and policyholder behavior in calculating statutory reserves and RBC. Overall, we believe the NAIC reform has moved variable annuity capital standards towards an economic framework which is consistent with how we manage our business. The Company adopted the NAIC reserve and capital framework for the year ended December 31, 2019.

As previously noted, New York’s Regulation 213, which applies to Equitable Financial, differs from the NAIC’s variable annuity reserve and capital framework described above. Regulation 213 requires New York licensed insurers to carry statutory basis reserves for variable annuity contract obligations equal to the greater of those required under (i) the NAIC standard or (ii) a revised version of the NYDFS requirement in effect prior to the adoption of the regulation’s first amendment for contracts issued prior to January 1, 2020, and for policies issued after that date a new standard that is more conservative than the NAIC standard. As a result, Regulation 213 materially increases the statutory basis reserves that New York licensed insurers are required to carry which could adversely affect their capacity to distribute dividends. As a holding company, Holdings relies on dividends and other payments from its subsidiaries and, accordingly, any material limitation on Equitable Financial’s dividend capacity could materially affect Holdings’ ability to return capital to stockholders through dividends and stock repurchases.

In order to mitigate the impacts of Regulation 213 discussed above, the Company completed a series of management actions prior to year-end 2022. We were also granted a permitted practice by the NYDFS which partially mitigates Regulation 213’s impact from the Venerable transaction to make the regulation’s application to us more consistent with the NAIC reserve and capital framework. In addition, in May 2023, we completed a reinsurance transaction whereby it reinsured virtually all of our net retained General Account liabilities, including all of its net retained liabilities relating to the living benefit and death riders related to (i) its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its Equi-Vest variable annuity contracts, issued outside the State of New York prior to February 1, 2023) and (ii) certain universal life insurance policies issued outside the State of New York prior to October 1, 2022, to our affiliate, Equitable America. In addition, all of the separate account liabilities relating to such variable annuity contracts were reinsured as part of that transaction. There can be no assurance that any of these management actions individually or collectively will fully mitigate the impact of Regulation 213. Other state insurance regulators may also propose and adopt standards that differ from the NAIC framework. See Note 2 of the Notes to the Statutory Financial Statements for additional detail on the permitted practice granted by the NYDFS.

We cannot predict what revisions, if any, will be made to the model laws and regulations relating to the use of captives. Any regulatory action that limits our ability to achieve desired benefits from the use of or materially increases our cost of using captive reinsurance and applies retroactively, without grandfathering provisions for existing captive variable annuity reinsurance entities, could have a material adverse effect on our financial condition or results of operations. For additional information on our use of a captive reinsurance company, see “Risk Factors — Legal and Regulatory Risks.”

Surplus and Capital

Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority to limit or prohibit an insurer’s sales to policyholders if the regulators determine that such insurer has not met these standards or that the further transaction of business would be hazardous to policyholders.

Risk-Based Capital

We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. The NAIC approved RBC revisions for corporate bonds, real estate equity and longevity risk that took effect at year-end 2021, and RBC update for mortality risk that took effect at year-end 2022, each of which had a minimal RBC impact on Equitable Financial. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels.

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Regulation of Investments

State insurance laws and regulations limit what we may invest in certain asset categories, such as below investment grade fixed income securities, real estate equity, other equity investments, and derivatives, and require diversification of investment portfolios. Investments exceeding regulatory limitations are not admitted for purposes of measuring surplus. In some instances, laws require us to divest any non-qualifying investments.

In recent years, the NAIC has been focused on enhancing regulatory oversight of insurers’ investments in complex assets, such as leveraged loans and CLOs. In March 2023, the NAIC adopted an amendment to the Manual to assign risk weights to CLOs based on its own modeling as opposed to credit ratings. Under the amendment, effective as of January 1, 2026, the NAIC’s Structured Securities Group will model CLO investments and evaluate tranche level losses across all debt and equity tranches under a series of calibrated and weighted collateral stress scenarios to assign NAIC designations that minimize RBC arbitrage. The NAIC’s goal is to ensure that the aggregate RBC factor for owning all tranches of a CLO is the same as that required for owning all of the underlying loan collateral.

In addition, in 2023, the NAIC increased the RBC factor for structured security residual tranches from 30% to 45% effective for year-end 2024 RBC filings. The NAIC is currently reviewing the RBC treatment of CLOs.

More broadly, in August 2023, the NAIC’s Financial Condition (E) Committee launched a holistic review of its approach to insurer investment risk regulation. The primary objective is to enhance insurance regulatory framework in order to strengthen oversight of insurers’ investments. More specifically, the NAIC is focused on the SVO’s discretion to review NAIC designations for individual investments, the appropriate extent of SVO reliance on CRPs, and oversight of the development of new RBC charges for CLOs and other structured securities. Proposed changes to modernize investment oversight include: (i) reducing or eliminating “blind” reliance on CRPs while continuing to utilize them by implementing a due diligence framework that oversees the effectiveness of CRPs and (ii) bolstering the SVO’s portfolio risk analysis capabilities by investing in a risk analytics tool and adding specialized personnel. The NAIC has also been focused on insurers’ use of ratings by nationally recognized statistical rating organizations and other CRPs for rating certain of their investments, instead of submitting such investments to the SVO. Certain investments are subject to an exemption from filing with the SVO if they have been assigned a current, monitored rating by certain approved CRPs that meet specified requirements.

The NAIC’s designation of an investment held by an insurance company affects the RBC charge applied to such investment and therefore impacts the insurer’s overall RBC ratio. In November 2024, the NAIC adopted an amendment to the Manual, which became effective January 1, 2026, setting forth procedures for the SVO staff to identify and evaluate a filing exempt security with an NAIC designation determined by a rating that appears to be an unreasonable assessment of investment risk. The procedures include, without limitation, sending an information request to insurers that hold the security under review and determining whether the NAIC designation is three or more notches different than the SVO’s assessment, which allows the SVO to request the removal of the CRP credit rating from the filing exempt process. At any time during the process, an alternate CRP credit rating may be requested and if one is received, it will be incorporated in the filing exempt process.

We cannot predict what form any final proposals may take, or what effect their adoption may have on our business and compliance costs.

Guaranty Associations and Similar Arrangements

Each state in which we are admitted to transact business requires life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. The laws are designed to protect policyholders from losses under insurance policies issued by insurance companies that become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state based on their proportionate share of premiums written in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

Adjusting Non-Guaranteed Elements of Life Insurance Products

State regulators have considered whether to apply regulatory standards to the determination and/or readjustment of non-guaranteed elements (“NGEs”) within life insurance policies and annuity contracts that may be adjusted at the insurer’s

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discretion, such as the COI for UL insurance policies and interest crediting rates for life insurance policies and annuity contracts. For example, New York’s Insurance Regulation 210 establishes standards for the determination and any readjustment of NGEs, including a prohibition on increasing profit margins on existing business or recouping past losses on such business, and requires advance notice of any adverse change in a NGE to both the NYDFS and affected policyholders. We have developed policies and procedures designed to comply with Regulation 210 and to date, have not seen adverse effects on our business. It is possible, however, that Regulation 210 could adversely impact management’s ability to determine and/or readjust NGEs in the future. Beyond the New York regulation and similar rules enacted in California (effective on July 1, 2019) and Texas (effective on January 1, 2021), the likelihood of enacting of any additional state-based regulation is uncertain at this time, but if implemented, these regulations could have an adverse effect on our business and consolidated results of operations.

Broker-Dealer and Securities Regulation and Commodities Regulation

We and certain policies and contracts offered by us are subject to regulation under the Federal securities laws, self-regulatory organization rules, and certain state securities laws. Federal and state regulators may conduct examinations and inspections of our operations.

Certain of our affiliates, including Equitable Advisors, Equitable Distributors, SCB LLC and AllianceBernstein Investments, Inc., are registered as broker-dealers (collectively, the “Broker-Dealers”) with the SEC and members of FINRA. The SEC and FINRA subject the Broker-Dealers to extensive regulation, including minimum “net capital” requirements and sales practices rules like Regulation Best Interest (“Reg BI”). Reg BI requires the Broker-Dealers, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer to provide specified disclosures and act in the retail customer’s best interest. The intent of Reg BI is to impose on broker-dealers an enhanced duty of care to their customers, similar to that which applies to investment advisers. We have developed systems and processes and put in place policies and procedures to ensure that we are in compliance with Reg BI. In recent years, the SEC and FINRA have intensified their scrutiny of sales practices relating to variable annuities, variable life insurance and alternative investments, among other products. The Broker-Dealers are also subject to registration and regulation by regulatory authorities in the foreign jurisdictions in which they do business. In December 2023, the SEC adopted rules to require covered clearing agencies to adopt policies and procedures reasonably designed to require every direct participant of the agency to submit for clearing eligible secondary market transactions in U.S. Treasury securities, which will effectively require those participants to clear eligible cash transactions by December 31, 2026, and eligible repurchase transactions by June 30, 2027. The rule’s potential effect on the U.S. Treasury securities market is uncertain.

Certain of our Separate Accounts are registered as investment companies under the Investment Company Act. Separate Accounts interests under certain annuity contracts and insurance policies issued by us are also registered under the Securities Act. EQAT and 1290 Funds are registered as investment companies under the Investment Company Act and shares offered by these investment companies are also registered under the Securities Act. Many of the investment companies managed by AB, including a variety of mutual funds and other pooled investment vehicles, are registered with the SEC under the Investment Company Act, and, if appropriate, shares of these entities are registered under the Securities Act.

Certain subsidiaries and affiliates including EIMG, EIM LLC, Equitable Advisors and AB and certain of its subsidiaries are registered as investment advisers under the Investment Advisers Act. The investment advisory activities of such registered investment advisers are subject to various federal and state laws and regulations and to the laws in those foreign countries in which they conduct business. These U.S. and foreign laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. Changes to the marketing requirements for registered investment advisers were adopted in December 2020 and became effective in November 2022. The amended rules imposed a number of new requirements that will affect marketing of certain advisory products, including, in particular, private funds. We developed systems and processes and put in place policies and procedures to ensure that we are in compliance with the amended rule. The SEC is currently focused on examining compliance efforts with newly amended Rule 206(4)-1. The SEC has also adopted new reporting requirements for institutional investment managers regarding “say on pay” and more expansive reporting on voting practices by managers for registered funds on Form N-PX. The new requirements will create substantially greater compliance requirements and costs for our investment adviser entities.

EIMG (as a commodity pool operator), AB and certain of its subsidiaries (as commodity pool operators and commodity trading advisers), and SCB LLC (as a commodity pool operator, commodity trading advisor, and introducing broker) are registered with the CFTC and members of the NFA. These entities are subject to certain legal requirements and restrictions in the CEA and in the rules and regulations of the CFTC and the rules and by-laws of the NFA, including investor protection, disclosure, reporting and recordkeeping requirements, and anti-fraud prohibitions, and are subject to periodic inspections and audits by the CFTC and NFA.

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Regulators, including the SEC, FINRA, and state securities regulators and attorneys general, continue to focus attention on various practices in or affecting the investment management and/or mutual fund industries, including portfolio management, valuation, fee break points, and the use of fund assets for distribution.

We and certain of our subsidiaries provide regular financial reporting, as well as, and in certain cases, additional information and documents to the SEC, FINRA, the CFTC, NFA, state securities regulators and attorneys general, the NYDFS and other state insurance regulators, and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our businesses.

The SEC, FINRA, the CFTC and other governmental regulatory authorities may institute administrative or judicial proceedings against our subsidiaries or their personnel that may result in censure, fines, the issuance of cease-and-desist orders, trading prohibitions, the suspension or expulsion of a broker-dealer, investment adviser, commodity pool operator, or other type of regulated entity, or member, its officers, registered representatives or employees or other similar sanctions.

Dodd-Frank Wall Street Reform and Consumer Protection Act

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act established the FIO within the U.S. Treasury Department and reformed the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The Dodd-Frank Act also established the FSOC, which is authorized to designate certain non-bank financial companies, including insurers, as systemically significant if the FSOC determines that the financial institution could pose a threat to U.S. financial stability. Such a designation would subject a non-bank SIFI to supervision and heightened prudential standards by the Federal Reserve. On November 3, 2023, the FSOC adopted guidance that establishes a new process for designating certain non-bank financial institutions as SIFIs. Under this guidance, the FSOC is no longer required to conduct a cost-benefit analysis and an assessment of the likelihood of a non-bank financial company’s material financial distress before considering the designation of the company. The revised process could have the effect of simplifying and shortening FSOC’s procedures for designating certain financial companies as non-bank SIFIs.

The FIO’s authority extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the FSOC the designation of any insurer and its affiliates as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether state insurance measures are pre-empted by such covered agreements.

In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO’s approval is required to subject a financial company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the FDIC pursuant to the Dodd-Frank Act. U.S. insurance subsidiaries of any such financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. The Dodd-Frank Act also reformed the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including prohibiting the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer’s domiciliary state regulator.

In October 2022, the SEC adopted final rules requiring the recovery of erroneously awarded compensation as mandated by the Dodd-Frank Act.

The following aspects of our operations could also be affected by the Dodd-Frank Act:

Heightened Standards and Safeguards

The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, consolidated results of operations or financial condition.

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Over-The-Counter Derivatives Regulation

The Dodd-Frank Act includes a framework of regulation for the OTC derivatives markets, which has largely been implemented. The Dodd-Frank Act provided authority to the CFTC to regulate “swaps” and the SEC to regulate “security based swaps.”

The Dodd-Frank Act authorized the SEC and the CFTC to mandate that specified types of OTC derivatives must be executed in regulated markets and be submitted for clearing to regulated clearinghouses and directed the CFTC and SEC to establish documentation, recordkeeping and registration requirements for swap dealers, major swap participants, security-based swap dealers and major security-based swap participants for swaps, security-based swaps and specified other derivatives that continued to trade on the OTC market. The Dodd-Frank Act also directed the SEC, CFTC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”), with respect to the respective entities they regulate, to develop margin rules for OTC derivatives and capital rules for regulated dealers and major participants.

Under the CFTC’s and SEC’s regulations, swaps and security-based swaps traded by a non-banking entity are currently subject to variation margin requirements as well as, for most entities, initial margin, as mandated by the CFTC and SEC. Under regulations adopted by the Prudential Regulators, both swaps and security-based swaps traded by banking entities are currently subject to variation margin requirements and, for most entities, initial margin requirements as well. Initial margin requirements imposed by the CFTC, the SEC, and the Prudential Regulators are being phased in over a period of time. As a result, initial margin requirements took effect in September 2021 for us. The CFTC regulations require us to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of swaps with CFTC-regulated swap dealers, and the regulations adopted by the Prudential Regulators require us to post and collect variation margin when trading either swaps or security-based swaps with a dealer regulated by the Prudential Regulators. SEC regulations require posting and collection of variation margin by both us and our counterparty but require posting of initial margin only by the entity facing the broker-dealer or security-based swap dealer but not the broker-dealer or security-based swap dealer itself.

In addition, regulations adopted by the Prudential Regulators that became effective in 2019 require certain bank-regulated counterparties and certain of their affiliates to include in qualified financial contracts, including many derivatives contracts, repurchase agreements and securities lending agreements, terms that delay or restrict the rights of counterparties, such as us, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of affiliate credit enhancements (such as guarantees) in the event that the bank-regulated counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these requirements in the market, could adversely affect our ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements. The Dodd-Frank Act and related federal regulations and foreign derivatives requirements expose us to operational, compliance, execution and other risks, including central counterparty insolvency risk.

We use derivatives to mitigate a wide range of risks in connection with our business, including the impact of increased benefit exposures from certain variable annuity products that offer GMxB features. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of new regulations.

Fiduciary Rules / “Best Interest” Standards of Conduct

We provide certain products and services to employee benefit plans that are subject to the ERISA and certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Our activities are subject to the restrictions imposed by ERISA and the Code, including the requirement that fiduciaries must perform their duties solely in the interests of plan participants and beneficiaries, and fiduciaries may not cause or permit a covered plan to engage in certain prohibited transactions with persons (parties-in-interest) who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Code are subject to enforcement by the DOL, the IRS and the Pension Benefit Guaranty Corporation.

Since 2015, the DOL has pursued various proposed regulations to change the definition of “fiduciary” for purposes of ERISA and parallel provisions of the Code when a financial professional, including an insurance producer, provides investment advice, and proposed amendments to various existing prohibited transaction exemptions (“PTEs”), that financial professionals rely on when they make investment recommendations to retirement investors.

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Following stays issued by the U.S. District Court for the Eastern District of Texas and the U.S. District Court for the Northern District of Texas, in November 2025, the DOL voluntarily withdrew its appeal of the stays and has indicated its intention to initiate a new fiduciary rulemaking in May 2026. We do not yet know the impact, if any, of a new DOL fiduciary rule on our business, particularly as it pertains to the sale of insurance products to retirement investors.

In addition, in January 2020, the NAIC revised the Suitability in Annuity Transactions Model Regulation to apply a best interest of the consumer standard on insurance producers’ annuity recommendations and to require that insurers supervise such recommendations. U.S. states, including Arizona and Colorado, have adopted the revised regulation. As a notable exception, the NYDFS amended Regulation 187- Suitability and Best Interests in Life Insurance and Annuity Transactions (“Regulation 187”) to add a “best interest” standard for recommendations regarding the sale of life insurance and annuity products in New York. We have developed our compliance framework for Regulation 187 with respect to annuity sales as well as our life insurance business.

Massachusetts has also adopted a regulation applying a fiduciary duty standard to broker-dealers and their agents that requires us to make changes to certain policies and procedures to ensure compliance. The North American Securities Administrators Association has adopted a broker-dealer conduct model rule that states might seek to also adopt and is designed to account for revisions to federal conduct standards for broker-dealers and agents arising out of the adoption of Reg BI by the SEC and other changes that have occurred in the financial services industry in recent years, including the blurring of brokerage and advisory service models. Other states have either adopted or are considering adoption of fiduciary and other conduct standards for broker-dealers.

Climate Risks

Climate risk has come under increased scrutiny by insurance regulators and other regulatory agencies. In September 2020, the NYDFS announced that it expects New York domestic and foreign authorized insurers to integrate financial risks from climate change into their governance frameworks, risk management processes, and business strategies by taking actions that are proportionate to the nature, scale and complexity of their businesses.

In November 2021, the NYDFS issued additional guidance for New York domestic insurers, such as Equitable Financial, to: (i) incorporate climate risk into its financial risk management; (ii) manage climate risk through its enterprise risk management functions and ensure that its organizational structure defines roles and responsibilities for managing such risk; (iii) use scenario analysis when developing business strategies and identifying risks; and (iv) incorporate climate risk management into its corporate governance structure at the group or insurer entity level (i.e., an insurer’s board of directors should understand climate risk and oversee the team responsible for managing such risk). We have developed our compliance framework with respect to the November 2021 guidance.

In addition, New York’s regulation governing enterprise risk management, applicable to New York domestic and foreign authorized insurers, was amended to require an insurance group’s enterprise risk management function to address climate change risk.

In September 2023, the California legislature passed a law that requiring firms with annual revenues of over $1.0 billion that do business in the state to publicly report their greenhouse gas emissions, beginning in 2026 for calendar year 2025.

In 2022, the NAIC adopted a disclosure standard for insurance companies to report their climate-related risks, which applies to insurers that meet the reporting threshold of $100 million in countrywide direct premium and are licensed in one of the participating jurisdictions and is consistent with the international Task Force on Climate-Related Financial Disclosures.

In addition, the FIO assessed how the insurance sector may mitigate climate risks and help achieve national climate-related goals pursuant to its authority under the Dodd-Frank Act. In June 2023, the FIO released a report titled, “Insurance Supervision and Regulation of Climate-Related Risks,” which evaluates climate-related issues and gaps in insurer regulation. The report urged insurance regulators to adopt climate-related risk-monitoring guidance in order to enhance their regulation and supervision of insurers.

Diversity and Corporate Governance

In recent years, the NAIC and state insurance regulators have evaluated issues related to diversity within the insurance industry. In New York, the NYDFS issued a 2021 circular letter stating that it expects the insurers it regulates, such as Equitable Financial, to make diversity of their leadership a business priority and a key element of their corporate governance.

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Federal Tax Legislation, Regulation, and Administration

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

Enacted Legislation

At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as “inside build-up”) until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. The modification or elimination of this tax-favored status could also reduce demand for our products. In addition, if the treatment of earnings accrued inside an annuity contract was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These changes could reduce our earnings and negatively impact our business.

On July 4, 2025, President Trump signed into law “An Act to provide for reconciliation pursuant to title II of H. Con. Res. 14,” commonly referred to as the One Big Beautiful Bill Act (the “OBBBA”). This sweeping legislative package is designed to extend the expiring provisions of the Tax Cuts and Jobs Act (“TCJA”) and deliver additional tax relief for individuals and businesses. The tax provisions in the OBBBA are not expected to have a material impact on the Company.

Regulatory and Other Administrative Guidance from the Treasury Department and the IRS

Regulatory and other administrative guidance from the Treasury Department and the IRS also could impact the amount of federal tax that we pay. For example, the adoption of “principles based” approaches for calculating statutory reserves may lead the Treasury Department and the IRS to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

Privacy and Security of Customer Information and Cybersecurity Regulation

We are subject to federal and state laws and regulations that require financial institutions to protect the security, integrity, confidentiality, and availability of customer information, and to detect, prevent and mitigate identity theft. Consistent with these laws and regulations, we maintain a formal data protection compliance program designed to ensure that our systems, those of third parties on which we rely, and our confidential and sensitive information maintained and processed thereon, have reasonable protections in place. Federal and state laws also generally require that financial institutions provide customers with a privacy policy describing their data collection and handling practices, and to provide notices to affected individuals, law enforcement, regulators and/or potentially others, each as applicable in the event of a security incident resulting in the unauthorized access to or acquisition of certain customer information. Federal and state laws and regulations govern the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and regulate the permissible uses of certain categories of customer information. Failure to implement and maintain reasonable and effective information- and cybersecurity programs, or any violation of applicable data protection laws, may result in significant fines, remediation costs, regulatory enforcement, litigation, and/or reputational damage.

As cyber threats continue to evolve, regulators continue to develop new rules imposing specific cybersecurity safeguards and program oversight requirements. For instance, in 2017, the NYDFS adopted the Cybersecurity Requirements for Financial Services Companies (the “NY Cybersecurity Regulation”). The NY Cybersecurity Regulation requires banking and insurance entities subject to NYDFS’ jurisdiction to, among other things, assess risks associated with their information systems, including the consumer private data and confidential business data they hold, and to implement a cybersecurity program designed to protect against such risks. In November 2023, the NYDFS adopted amendments to the NY Cybersecurity Regulation. These include (i) new governance and oversight measures, including that a senior governing body (i.e., the board of directors) have sufficient understanding of cybersecurity-related matters to exercise effective oversight; (ii) enhanced cybersecurity safeguards and technical controls (e.g., annual audits, vulnerability assessments, and password controls and monitoring); (iii) notification to the NYDFS of certain cybersecurity events or incidents; and (iv) annual certification to NYDFS of material compliance with the NY Cybersecurity Regulation. The amendments became effective between November 2024 and November 2025. We have

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

adopted a cybersecurity policy outlining our policies and procedures for the protection of our information systems and information stored on those systems that conforms to the amended NY Cybersecurity Regulation, and will continue to assess the effect of the amendments on our business and compliance strategy.

Similarly, the NAIC adopted the Insurance Data Security Model Law for entities licensed under the relevant state’s insurance laws. The model law requires such entities to establish standards for data security and for the investigation and notification to insurance commissioners of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Approximately half of states have adopted the model law or a form thereof, although it has not been adopted by New York. We expect additional states to adopt the model law, even though it is not an NAIC Standard, but we cannot predict whether, or in what form or when, they may do so.

The NAIC’s Privacy Protections (H) Working Group (“PPWG”) is developing amendments to update the Privacy of Consumer Financial and Health Information Regulation (Model Law #672). The proposed amendments would expand the definition of nonpublic personal information; add consumer rights to request access, correction and deletion of nonpublic personal information; and add requirements for contracts with third-party service providers. We cannot predict whether changes to Model Law #672 will be adopted, what form they will take, or what effect they would have on our business or compliance efforts.

In July 2023, the SEC adopted the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule (the “Cybersecurity Final Rule”) enhancing disclosure requirements for registered companies covering cybersecurity risk, management and governance. The Cybersecurity Final Rule requires registrants to disclose material cybersecurity incidents on Form 8-K within four business days of a determination that a cybersecurity incident is material. The rule also requires periodic disclosures of, among other things, details on the company’s process to assess, identify, and manage cybersecurity risks, cybersecurity governance, and the role of management and the board of directors in overseeing such a compliance program. The Cybersecurity Final Rule reporting requirements became effective in December 2023. In addition, federal regulators are increasingly focused on, and several have established specific and potentially burdensome requirements regarding, data protection. For instance, in October 2021, the Federal Trade Commission announced significant amendments to the Standards for Safeguarding Customer Information Rule (the “Safeguards Rule”), which became effective in June 2023, that require financial institutions to implement specific data security measures. Failure to comply with any of the above cyber-and data security regulations or requirements may result in enforcement action, fines and/or other operational or reputational harms.

Under the California Consumer Privacy Act, as amended (the “CCPA”), California residents enjoy the right to know what information a business has collected from them, its sourcing and sharing, and the right to collect, delete and limit certain uses of that information. The CCPA also establishes a private right of action with potentially significant statutory damages, whereby businesses that fail to implement reasonable security measures resulting in a breach of personal information could be liable to affected California consumers. Certain data processing which is otherwise regulated, including under the Gramm-Leach-Bliley Act, is excluded from the CCPA; however, this is not an entity-wide exclusion and does not apply to the private right of action. The California Privacy Protection Agency (“CPPA”) enforces the CCPA and is authorized to promulgate regulations under the law. The CPPA adopted updated CCPA regulations in September 2025 (effective as of January 1, 2026) regarding cybersecurity audits, risk assessments, and the use of automated decision-making technologies, and further clarifying how the CCPA applies to personal information collected by insurance companies.

Under the CPPA’s rules, a significant portion of the information we collect is not subject to the CCPA, but certain information, including information about our California-based employees, may remain subject to the law. Several other states have adopted, or are considering, comprehensive privacy laws similar to the CCPA; however, these generally include entity- and/or data-level exemptions for financial institutions that are subject to privacy protections in the Gramm-Leach-Bliley Act or similar, state-level financial privacy laws. We cannot predict what impact these and any future laws or regulations may have on our compliance efforts or business operations.

Innovation and Technology

As a result of increased innovation and technology, the NAIC and insurance regulators are focused on the use of “big data” techniques, such as the use of artificial intelligence (“AI”), machine learning and automated decision-making. In December 2023, the NAIC’s Innovation, Cybersecurity and Technology (H) Committee (the “(H) Committee”) adopted the Model Bulletin on the Use of Artificial Intelligence Systems by Insurers (the “AI Bulletin”). Approximately half of states have adopted the AI Bulletin, which outlines regulators’ expectations as to how insurers should govern the development, acquisition and use of AI technologies, as well as the types of information that regulators may request during an investigation or examination of an

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insurer in regard to AI systems. The Third-Party Data and Models (H) Working Group is developing a framework for the regulatory oversight of insurers’ use of third-party data and models. In addition, the NAIC’s Big Data and Artificial Intelligence (H) Working Group is evaluating AI-use outcomes and how well the current regulatory framework addresses potential harms from the use of AI. The goal is to develop an overall AI regulatory framework that could be incorporated into an NAIC regulatory handbook. For example, the Working Group is developing a tool to collect information about an insurer’s use of AI during an examination or investigation.

Further, some states and state insurance regulators have been focused on addressing unfair discrimination potentially resulting from the use of consumer data and AI technology. For instance, in 2021, Colorado enacted a law prohibiting insurers from using external consumer data and information sources (“ECDIS”), as well as algorithms or predictive models that use ECDIS, in a way that unfairly discriminates based on race, color, national or ethnic origin, religion, sex, sexual orientation, disability, gender identity or gender expression. In August 2023, the Colorado Division of Insurance adopted the first regulation under the law, effective on November 14, 2023, requiring life insurers to adopt a governance and risk management framework for the use of AI, machine learning and other technologies that utilize “external consumer data.” We expect the regulation to be extended to other lines of insurance. Similarly, in July 2024, the NYDFS published a circular letter, which provides guidance on how insurers should develop and manage their use of external consumer data and AI systems in underwriting and pricing so as not to harm consumers.

We expect AI and big data to remain important issues for the NAIC and state insurance regulators. We cannot predict which additional regulators will adopt the AI Bulletin, or what, if any, changes to laws or regulations may be enacted with regard to “big data” or AI technologies.

Environmental Considerations

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an “owner” or “operator,” for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment or through foreclosure on real estate collateralizing mortgages. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based on information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our consolidated results of operations.

Intellectual Property

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. We regard our intellectual property as valuable assets and protect them against infringement.

EMPLOYEES

As of December 31, 2025, the Company had approximately 3,500 full time employees.

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RISK FACTORS

You should read and consider all of the risks described below, as well as other information set forth in this Registration Statement on Form S-1. The risks described below are not the only ones we face. Many of these risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our businesses, results of operations, financial condition or liquidity.

Risks Relating to Our Business

Risks Relating to Conditions in the Financial Markets and Economy

Conditions in the global capital markets and the economy.

Our business, results of operations or financial condition are materially affected by conditions in the global capital markets and the economy. A wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, uncertainty regarding the federal debt limit, volatility in the capital markets, equity market declines, inflationary pressures, plateauing or decreasing economic growth, high fuel and energy costs and changes in fiscal or monetary policy. The Russian invasion of Ukraine, hostilities in the Middle East, and the ensuing conflicts and the sanctions and other measures imposed in response to these conflicts, as well as tariff and trade disputes, have significantly increased the level of volatility in the financial markets and have increased the level of economic and political uncertainty. Given our interest rate and equity market exposure in our investment and derivatives portfolios and many of our products, these factors could have a material adverse effect on us. The value of our investments and derivatives portfolios may also be adversely affected by reductions in price transparency, changes in the assumptions or methodology we use to estimate fair value and changes in investor confidence or preferences, which could potentially result in higher realized or unrealized losses. Market volatility may also make it difficult to transact in or to value certain of our securities if trading becomes less frequent.

In an economic downturn, the demand for our products and our investment returns could be materially and adversely affected. The profitability of many of our products depends in part on the value of the assets supporting them, which may fluctuate substantially depending on various market conditions. In addition, a change in market conditions could cause a change in consumer sentiment and adversely affect sales and could cause the actual persistency of these products to vary from their anticipated persistency and adversely affect profitability. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, market conditions may adversely affect the availability and cost of reinsurance protections and the availability and performance of hedging instruments.

Equity market declines and volatility.

Declines or volatility in the equity markets can negatively impact our business, results of operations or financial condition. For example, equity market declines or volatility could decrease our AUM, the AV of our annuity and variable life contracts, or AUA, which, in turn, would reduce the amount of revenue we derive from fees charged on those account and asset values. Our variable annuity business is particularly sensitive to equity markets, and sustained weakness or stagnation in equity markets could decrease its revenues and earnings. At the same time, for variable annuity contracts that include GMxB features, equity market declines increase the amount of our potential obligations related to such GMxB features and could increase the cost of executing GMxB-related hedges beyond what was anticipated in the pricing of the products being hedged. This could result in an increase in claims and reserves related to those contracts, net of any reinsurance reimbursements or proceeds from our hedging programs. Equity market declines and volatility may also influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our annuity and variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability or increase our benefit obligations particularly if they were to remain in such options during an equity market increase. Market volatility can negatively impact the value of equity securities we hold for investment which could in turn reduce the statutory capital of certain of our insurance subsidiaries. In addition, equity market volatility could reduce demand for variable products relative to fixed products and reduce our current earnings and result in changes to reserves, which could increase the volatility of our earnings. Lastly, periods of high market volatility or adverse conditions could decrease the availability or increase the cost of derivatives.

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Interest rate fluctuations.

Some of our retirement products and certain of our investment products, and our investment returns, are sensitive to interest rate fluctuations, and changes in interest rates and interest rate benchmarks may adversely affect our investment returns and results of operations, including in the following respects:

•	changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our General Account investments supporting the contracts;

•	when interest rates rise rapidly, policy loans and surrenders and withdrawals of annuity contracts and life insurance policies may increase, requiring us to sell investment assets potentially resulting in realized investment losses, which could reduce our net income;

•	a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

•	changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

•	changes in interest rates could result in changes to our reserves;

•	changes in interest rates may adversely impact our liquidity and increase our costs of financing and hedges;

•	we may not be able to effectively mitigate and we may sometimes choose not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

•	the delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect such changes in assumptions in products available for sale may negatively impact the long-term profitability of certain products sold during the intervening period.

Adverse capital and credit market conditions.

Volatility and disruption in the capital and credit markets may exert downward pressure on the availability of liquidity and credit capacity. We need liquidity to pay our policyholder benefits, operating expenses (including potential hedging losses), interest expenses and any distributions on our capital stock, to collateralize certain of our contractual obligations (including in relation to our hedging program), and to remain properly capitalized. Without sufficient liquidity, we could be required to curtail our operations and our business would suffer. While we expect that our future liquidity needs will be satisfied primarily through cash generated by our operations and borrowings from third parties, it is possible that we will not be able to meet our anticipated short-term and long-term benefit and expense payment obligations. If current resources are insufficient to satisfy our needs, we may access financing sources such as bank debt or the capital markets. However, these resources may not be available during times of stress or may only be available on unfavorable terms. If we are unable to obtain such financing on acceptable terms, our business could be adversely impacted.

Disruptions, uncertainty or volatility in the capital and credit markets may limit our ability to raise additional capital to support business growth, or to counter-balance the consequences of losses or increased regulatory reserves and rating agency capital requirements. This could force us to: (i) delay raising capital; (ii) eliminate dividends paid on our capital stock; (iii) issue capital of different types or under different terms than we would otherwise; or (iv) incur a higher cost of capital than would prevail in a more stable market environment. Ratings agencies may change our credit ratings, and any downgrade is likely to increase our borrowing costs and limit our access to the capital markets and could be detrimental to our business relationships with distribution partners. Our business, results of operations, financial condition, liquidity, statutory capital or rating agency capital position could be materially and adversely affected by disruptions in the capital and credit markets.

Risks Relating to Our Operations

Failure to protect the confidentiality, integrity, or availability of customer information or proprietary business information.

We and certain of our vendors retain confidential information (including customer transactional data and personal information about our customers, the employees and customers of our customers, and our own employees). The privacy or security of this information may be compromised, including as a result of an information security breach. We have implemented a formal, risk-

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based data security program, including physical, technical, and administrative safeguards; however, failure to implement and maintain effective data protection and cybersecurity programs that comply with applicable law, or any compromise of the security, confidentiality, integrity, or availability of our information systems, or those of our vendors, the cloud-based systems we use, or the sensitive information stored on such systems, through cyber-attacks, employee error or malfeasance, system degradation, or for any other reason that results in unauthorized access, use, modification, disclosure or destruction of personally identifiable information, customer information, or other confidential or proprietary information, or the disruption of critical operations and services, could damage our reputation, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses any of which could have a material adverse effect on our business, results of operations or financial condition. Moreover, while we maintain cyber incident liability insurance, it may be insufficient to cover all costs and liabilities associated with a cyber incident, or we may be unable to retain or obtain such insurance in the future on commercially practicable terms. For further information on the cybersecurity and data privacy laws applicable to our insurance subsidiaries, see “Cybersecurity—Overview of Equitable Cybersecurity Risk Management” and “Cybersecurity—Governance of Cybersecurity Risk Management.”

Our operational failures or those of service providers on which we rely.

Weaknesses or failures in our internal processes or systems or those of our vendors could lead to disruption of our operations, liability to clients, exposure to regulatory enforcement action or harm to our reputation. Our business is highly dependent on our ability to process large numbers of transactions, many of which are highly complex, across numerous and diverse markets. These transactions generally must comply with client investment guidelines, as well as stringent legal and regulatory standards. If we make a mistake in performing our services that causes financial harm to a client, we have a duty to act promptly to put the client in the position the client would have been in had we not made the error. The occurrence of mistakes, particularly significant ones, can have a material adverse effect on our reputation, business, results of operations or financial condition.

Our reliance on vendors creates a number of business risks, such as the risk that we may not maintain service quality, control or effective management of the outsourced business operations and that we cannot control the facilities or networks of such vendors. We are also at risk of being unable to meet legal, regulatory, financial or customer obligations if the facilities or networks of a vendor are disrupted, damaged or fail due to physical disruptions, such as fire, natural disaster, pandemic or power outage, or other impacts to vendors, including labor strikes, political unrest, and terrorist attacks. Since certain vendors conduct operations for us outside the United States, the political and military events in foreign jurisdictions could have an adverse impact on our outsourced operations. We may be adversely affected by a vendor who fails to deliver contracted services, which could lower revenues, increase costs, reduce profits, disrupt business, or damage our reputation.

Use or misuse of artificial intelligence technologies.

The development and deployment of AI tools and technologies, including generative AI, and its use and anticipated use by us or by third parties on whom we rely, may increase the operational risks discussed above or create new operational risks that we are not currently anticipating. AI technologies offer potential benefits in areas such as customer service personalization and process automation, and we expect to use AI and generative AI to help deliver products and services and support critical functions. We also expect third parties on whom we rely to do the same. AI and generative AI may be misused by us or by such third parties, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the uncertain and evolving policy and regulatory landscape governing its use. Such misuse could expose us to legal or regulatory risk, damage customer relationships or cause reputational harm. Our competitors may also adopt AI or generative AI more quickly or more effectively than we do, which could cause competitive harm. Because the generative AI technology is so new, many of the potential risks of generative AI are currently unknowable.

The occurrence of a catastrophe, including natural or man-made disasters and/or pandemics or other public health issues.

Any catastrophic event, terrorist attacks, accidents, floods, severe storms or hurricanes, pandemics and other public health issues, cyber-terrorism, or the failure of telecommunications or other critical infrastructure could have a material and adverse effect on our business. We could experience long-term interruptions in our service and the services provided by our significant vendors. Some of our operational systems are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with our disaster recovery systems could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. We could experience a material adverse effect on our liquidity, financial condition and operating results due to increased mortality and, in certain cases, morbidity

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rates and/or its impact on the economy and financial markets. We may also experience lower sales or other negative impacts to the use of services we provide if economic conditions worsen due to a catastrophe or pandemic or other public health emergency, as the financial condition of current or potential customers, policyholders, and clients may be adversely affected. See “ — Conditions in the global capital markets and economy.” A catastrophe may affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Climate change may increase the frequency and severity of weather-related disasters and pandemics. These events could result in an adverse impact on our ability to conduct our business, including our ability to sell our products and services and our ability to adjudicate and pay claims in a timely manner.

If economic conditions worsen as a result of a catastrophe, pandemic or other public health issue, companies may be unable to make interest and principal payments on their debt securities or mortgage loans that we hold for investment purposes. Accordingly, we may still incur significant losses that can result in a decline in net investment income (“NII”) and/or material increases in credit losses on our investment portfolios. With respect to commercial real estate, there could be potential impacts to estimates of expected losses resulting from lower underlying values, reflecting current market conditions at that time.

Our ability to recruit, motivate and retain key employees and experienced and productive financial professionals.

Our business depends on our ability to recruit, motivate and retain highly skilled, technical, investment, managerial and executive personnel, and there is no assurance that we will be able to do so. Our financial professionals and our key employees are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals and key employees. We cannot provide assurances that we will be successful in our respective efforts to recruit, motivate and retain key employees and top financial professionals and the loss of such employees and professionals could have a material adverse effect on our business, results of operations or financial condition.

Misconduct by our employees or financial professionals.

Misconduct and excessive or inappropriate risk taking by our employees, financial professionals, agents, intermediaries, representatives of our broker-dealer subsidiaries or employees of our vendors could result in public reporting, regulatory enforcement proceedings, regulatory sanctions or serious reputational or financial harm, as well as significant technical, legal and other expenses. Certain types of violations may result in our inability to act as an investment adviser or broker-dealer or to represent issuers in Regulation D offerings by acting as placement agent, general partner or another role. We employ controls and procedures designed to monitor employees’ and financial professionals’ business decisions and to prevent them from taking excessive or inappropriate risks, including with respect to information security, but employees may take such risks regardless of such controls and procedures.

Changes in accounting standards.

We are required to comply with statutory accounting principles (“SAP”). SAP and various components of SAP (such as actuarial reserving methodology) are subject to constant review by the NAIC and its task forces and committees, as well as state insurance departments, in an effort to address emerging issues and otherwise improve financial reporting. Various proposals are pending before committees and task forces of the NAIC, some of which, if enacted, could have negative effects on insurance industry participants. The NAIC continuously examines existing laws and regulations in the United States. We cannot predict whether or in what form such reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect us.

In addition, the NAIC Accounting Practices and Procedures manual provides that state insurance departments may permit insurance companies domiciled in their jurisdiction to depart from SAP by granting them permitted accounting practices. We cannot predict whether or when the insurance departments of the states of domicile of our competitors may permit them to utilize advantageous accounting practices that depart from SAP, the use of which may not be permitted by NYDFS.

For a discussion of accounting pronouncements and their potential impact on our business, see Note 2 of the Notes to the Statutory Financial Statements.

Continued scrutiny and evolving expectations regarding ESG matters.

There is continued scrutiny and evolving expectations from investors, customers, regulators and other stakeholders on ESG practices and disclosures, including those related to environmental stewardship, climate change, diversity, equity and inclusion,

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racial justice and workplace conduct. Legislators and regulators have imposed and may continue to impose ESG-related legislation, rules and guidance, which may conflict with one another and impose additional costs on us, impede our business opportunities or expose us to new or additional risks. In addition, state attorneys general and other state officials have spoken out against ESG motivated investing by some investment managers and terminated contracts with managers based on their following certain ESG motivated strategies. Moreover, proxy advisory firms that provide voting recommendations to investors have developed ratings for evaluating companies on their approach to different ESG matters, and unfavorable ratings of our company or our industry may lead to negative investor sentiment and the diversion of investment to other companies or industries. If we are unable to meet these standards or expectations, whether established by us or third parties, it could result in adverse publicity, reputational harm, or loss of customer and/or investor confidence, which could adversely affect our business, results of operations, financial condition and liquidity.

Risks Relating to Credit, Counterparties and Investments

Our counterparties’ requirements to pledge collateral related to declines in estimated fair value of derivative contracts.

We use derivatives and other instruments to help us mitigate various business risks. Our transactions with financial and other institutions generally specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the derivatives contracts. If our counterparties fail or refuse to honor their obligations under these contracts, we could face significant losses to the extent collateral agreements do not fully offset our exposures and our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our business, results of operations or financial condition.

Changes in the actual or perceived soundness or condition of other financial institutions and market participants.

A default by any financial institution or by a sovereign could lead to additional defaults by other market participants. Such failures could disrupt securities markets or clearance and settlement systems and lead to a chain of defaults, because the commercial and financial soundness of many financial institutions may be closely related as a result of credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of a financial institution may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, results of operations or financial condition. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry.

Economic downturns, defaults and other events may adversely affect our investments.

The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads, ratings downgrades or other events that adversely affect the issuers or guarantors of securities we own or the underlying collateral of structured securities we own could cause the estimated fair value of our fixed maturity securities portfolio and corresponding earnings to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. We may have to hold more capital to support our securities to maintain our RBC level, should securities we hold suffer a ratings downgrade. Levels of write-downs or impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities, as well as our intent and ability to hold equity securities which have declined in value until recovery. Realized losses or impairments on these securities may have a material adverse effect on our business, results of operations, liquidity or financial condition in, or at the end of, any quarterly or annual period.

Some of our investments are relatively illiquid and may be difficult to sell.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage-backed securities and private alternative investments. In the past, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were required to liquidate these investments on short notice or were required to post or return collateral, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize. The reported values of our relatively illiquid types of investments do not necessarily reflect the current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices, which could have a material adverse effect on our business, results of operations, liquidity or financial condition.

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Defaults on our mortgage loans and volatility in performance.

A portion of our investment portfolio consists of mortgage loans on commercial, residential, and agricultural real estate. Although we manage credit risk and market valuation risk for our commercial, residential, and agricultural real estate assets through geographic, property type and product type diversification and asset allocation, general economic conditions in the commercial and agricultural real estate sectors will continue to influence the performance of these investments. With respect to commercial real estate, there could be potential impacts to estimates of expected losses resulting from lower underlying values, reflecting current market conditions at that time. These factors, which are beyond our control, could have a material adverse effect on our business, results of operations, liquidity or financial condition. An increase in the default rate of our mortgage loan investments or fluctuations in their performance could have a material adverse effect on our business, results of operations, liquidity or financial condition.

Risks Relating to Our Retirement and Protection Businesses

Risks Relating to Reinsurance and Hedging

Our reinsurance and hedging programs.

We seek to mitigate some risks associated with the GMxB features or minimum crediting rate contained in certain of our retirement and protection products through our hedging and reinsurance programs. However, these programs cannot eliminate all of the risks, and no assurance can be given as to the extent to which such programs will be completely effective in reducing such risks.

Reinsurance—We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force annuity and life insurance products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. The inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could have a material adverse impact on our business, results of operations or financial condition. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately may reduce the availability of reinsurance for future life insurance sales, if available at all. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates. The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. If a reinsurer raises the rates that it charges on a block of in-force business, we may not be able to pass the increased costs onto our customers and our profitability will be negatively impacted. Additionally, such a rate increase could result in our recapturing of the business, which may result in a need to maintain additional reserves, reduce reinsurance receivables and expose us to greater risks.

Hedging Programs — We use a hedging program to mitigate a portion of the unreinsured risks we face in, among other areas, the GMxB features of our variable annuity products and minimum crediting rates on our variable annuity and life products from unfavorable changes in benefit exposures due to movements in the capital markets. In certain cases, however, we may not be able to effectively apply these techniques because the derivatives markets in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly, but not only, during periods of high market volatility, which could adversely impact our business, results of operations or financial condition. For example, in the past, due to, among other things, levels of volatility in the equity and interest rate markets above our assumptions as well as deviations between actual and assumed surrender and withdrawal rates, gains from our hedging programs did not fully offset the economic effect of the increase in the potential net benefits payable under the GMxB features offered in certain of our products. If these circumstances were to re-occur in the future or if, for other reasons, results from our hedging programs in the future do not correlate with the economic effect of changes in benefit exposures to customers, we could experience economic losses which could have a material adverse impact on our business, results of operations or financial condition. Additionally, our strategies may result in under or over-hedging our liability exposure, which could result in an increase in our hedging losses and greater volatility in our earnings and have a material adverse effect on our business, results of operations or financial condition. For further discussion, see “—Risks Relating to Estimates, Assumptions and Valuations — Our risk management policies and procedures.”

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Our reinsurance arrangement with affiliated captives.

The reinsurance arrangement with EQ AZ Life Re (the “Affiliated Captive”) provides important capital management benefits to us. Under applicable statutory accounting rules, we are currently, and will in the future be, entitled to a credit in the calculations of our reserves for amounts reinsured to the Affiliated Captive, to the extent the Affiliated Captive holds assets in trust or provides letters of credit or other financing acceptable to our domestic regulator. The level of assets required to be maintained in the trust fluctuates based on market and interest rate movements, age of the policies, mortality experience and policyholder behavior. Increasing reserve requirements may necessitate that additional assets be placed in trust or additional letters of credit secured, which could impact the liquidity of the Affiliated Captive.

Risks Relating to Our Products, Our Structure and Product Distribution

GMxB features within certain of our products.

Certain of the variable annuity products we offer and certain in-force variable annuity products we offered historically, and certain variable annuity risks we assumed historically through reinsurance, include GMxB features. We also offer index-linked variable annuities with guarantees against a defined floor on losses. GMxB features are designed to offer protection to policyholders against changes in equity markets and interest rates. Any such periods of significant and sustained negative or low Separate Accounts returns, increased equity volatility or reduced interest rates will result in an increase in the valuation of our liabilities associated with those products. In addition, if the Separate Account assets consisting of fixed income securities, which support the guaranteed index-linked return feature, are insufficient to reflect a period of sustained growth in the equity-index on which the product is based, we may be required to support such Separate Accounts with assets from our General Account and increase our liabilities. An increase in these liabilities would result in a decrease in our net income and depending on the magnitude of any such increase, could materially and adversely affect our financial condition, including our capitalization, as well as the financial strength ratings which are necessary to support our product sales.

Additionally, we make assumptions regarding policyholder behavior at the time of pricing and in selecting and using the GMxB features inherent within our products. An increase in the valuation of the liability could result to the extent emerging and actual experience deviates from these policyholder option use assumptions. If we update our assumptions based on our actuarial assumption review, we could be required to increase the liabilities we record for future policy benefits and claims to a level that may materially and adversely affect our business, results of operations or financial condition which, in certain circumstances, could impair our solvency. In addition, we have in the past updated our assumptions on policyholder behavior, which has negatively impacted our net income, and there can be no assurance that similar updates will not be required in the future.

In addition, hedging instruments may not effectively offset the costs of GMxB features or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in policyholder behavior or mortality, combined with adverse market events, could produce economic losses not addressed by our risk management techniques. These factors, individually or collectively, may have a material adverse effect on our business, results of operations, including net income, capitalization, financial condition or liquidity, including our ability to pay dividends to Holdings.

The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors. For further information on the NAIC review of the RBC treatment of certain complex assets in which insurers have invested during recent years, see “Business — Regulation — Insurance Regulation—Risk Based Capital.” Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. We are primarily regulated by the NYDFS, which from time to time has taken more stringent positions than other state insurance regulators on matters affecting, among other things, statutory capital or reserves. In certain circumstances, particularly those involving significant market declines, the effect of these more stringent positions may be that our financial condition appears to be worse than competitors who are not subject to the same stringent standards, which could have a material adverse impact on our business, results of operations or financial condition. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

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Our failure to meet our RBC requirements or minimum capital and surplus requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, supervision by regulators, rehabilitation, or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations or financial condition. A decline in RBC ratios may limit our ability to pay dividends, could result in a loss of customers or new business, and could be a factor in causing ratings agencies to downgrade our financial strength ratings, each of which could have a material adverse effect on our business, results of operations or financial condition.

A downgrade in our financial strength and claims-paying ratings.

Claims-paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. They indicate the rating agencies’ opinions regarding an insurance company’s ability to meet policyholder obligations and are important to maintaining public confidence in our products and our competitive position. A downgrade of our ratings or those of Equitable America or Holdings could adversely affect our business, results of operations or financial condition by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our ability to hedge our risks, our cost of raising capital or limit our access to capital.

A loss of, or significant change in, key product distribution relationships.

We distribute certain products under agreements with third-party distributors and other members of the financial services industry that are not affiliated with us. We compete with other financial institutions to attract and retain commercial relationships in each of these channels. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operation or financial condition. Distributors may elect to alter, reduce or terminate their distribution relationships with us, including for such reasons as changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Alternatively, we may terminate one or more distribution agreements due to, for example, a loss of confidence in, or a change in control of, one of the third-party distributors, which could reduce sales.

We are also at risk that key distribution partners may merge or change their business models in ways that affect how our products are sold, either in response to changing business priorities or as a result of shifts in regulatory supervision or potential changes in state and federal laws and regulations regarding standards of conduct applicable to third-party distributors when providing investment advice to retail and other customers. Our key distribution relationships may also be adversely impacted by regulatory changes that increase the costs associated with marketing, or restrict the ability of distribution partners to receive sales and promotion-related charges.

Risks Relating to Estimates, Assumptions and Valuations

Our risk management policies and procedures.

Our policies and procedures, including hedging programs, to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies to mitigate risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, equity markets and credit spread changes, the occurrence of credit defaults and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and through our hedging programs. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections that may prove to be incorrect or prove to be inadequate. Moreover, definitions used in our derivatives contracts may differ from those used in the contract being hedged. Accordingly,

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our hedging activities may not have the desired beneficial impact on our business, results of operations or financial condition. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses, including both losses based on the risk being hedged as well as losses based on the derivative. The terms of the derivatives and other instruments used to hedge the stated risks may not match those of the instruments they are hedging which could cause unpredictability in results.

Our reserves could be inadequate and product profitability could decrease due to differences between our actual experience and management’s estimates and assumptions.

Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, longevity, persistency, interest rates, future equity performance, reinvestment rates, claims experience and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions at least annually and, if necessary, update our assumptions as additional information becomes available. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly, and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves, which could materially and adversely impact our business, results of operations or financial condition. Future reserve increases in connection with experience updates could be material and adverse to the results of operations or financial condition of the Company. Future changes as a result of future assumptions reviews could require us to make material additional capital contributions to one or more of our insurance company subsidiaries or could otherwise materially and adversely impact our business, results of operations or financial condition and may negatively and materially impact our stock price.

Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. If actual persistency is significantly different from that assumed in our current reserving assumptions, our reserves for future policy benefits may prove to be inadequate. Although some of our variable annuity and life insurance products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability. Many of our variable annuity and life insurance products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if we are permitted under the contract to increase premiums or adjust other charges and credits, we may not be able to do so due to litigation, point of sale disclosures, regulatory reputation and market risk or due to actions by our competitors. In addition, the development of a secondary market for life insurance could adversely affect the profitability of existing business and our pricing assumptions for new business.

Our financial models rely on estimates, assumptions and projections.

We use models in our hedging programs and many other aspects of our operations including, but not limited to, product development and pricing, capital management, the estimation of actuarial reserves, and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could materially and adversely impact our business, results of operations or financial condition.

Subjectivity of the determination of the amount of allowances and impairments taken on our investments.

The determination of the amount of allowances and impairments varies by investment type and is based upon our evaluation of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management’s judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Additional impairments may need to be taken or allowances provided for in the future that could have a material adverse effect on our business, results of operations or financial condition. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our financial statements and the period-to-period changes in estimated fair value could vary significantly. Decreases in the estimated fair value of securities we hold may have a material adverse effect on our business, results of operations or financial condition.

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Legal and Regulatory Risks

We are heavily regulated.

We are heavily regulated, and regulators continue to increase their oversight over financial services companies. The adoption of new laws, regulations or standards and changes in the interpretation or enforcement of existing laws, regulations or standards have directly affected, and will continue to affect, our business, including making our efforts to comply more expensive and time-consuming. In recent years, insurance regulators and the NAIC have been focused on enhancing regulatory oversight of insurers’ investments in complex assets, such as leveraged loans and CLOs, the use of AI technologies and “big data,” and the management of climate risk. For additional information on regulatory developments and the risks we face, see “Business—Regulation”.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the DOL and the IRS. Failure to administer our products in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations.

We are required to file periodic and other reports within certain time periods imposed by U.S. federal securities laws, rules and regulations. Failure to file such reports within the designated time period or failure to accurately report our financial condition or results of operations could require us to curtail or cease sales of certain of our products or delay the launch of new products or new features, which could cause a significant disruption in our business. If our affiliated and third-party distribution platforms are required to curtail or cease sales of our products, we may lose shelf space for our products indefinitely, even once we are able to resume sales.

In addition, regulators have proposed, imposed and may continue to impose new requirements or issue new guidance aimed at addressing or mitigating climate change-related risks and further regulating the industries in which we operate. These new or pending regulatory initiatives could result in increased compliance costs to us and changes to our corporate governance and risk management practices. It is difficult to predict how the new administration will impact these or other regulatory initiatives. “Business—Regulation”.

Changes in U.S. tax laws and regulations or interpretations thereof.

Changes in tax laws and regulations or interpretations of such laws, including U.S. tax reform, could increase our corporate taxes and reduce our earnings. Changes may increase our ETR or have implications that make our products less attractive to consumers. Tax authorities may enact laws, change regulations to increase existing taxes, or add new types of taxes and authorities who have not imposed taxes in the past, may impose additional taxes. Any such changes may harm our business, results of operations or financial condition.

Legal proceedings and regulatory actions.

A number of lawsuits and regulatory inquiries have been filed or commenced against us and other financial services companies in the jurisdictions in which we do business. Some of these matters have resulted in the award of substantial fines and judgments, including material amounts of punitive damages, or in substantial settlements. We face a significant risk of, and from time to time we are involved in, such actions and proceedings, including class action lawsuits. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter. In addition, investigations or examinations by federal and state regulators and other governmental and self-regulatory agencies could result in legal proceedings (including securities class actions and stockholder derivative litigation), adverse publicity, sanctions, fines and other costs. A substantial legal liability or a significant federal, state or other regulatory action against us, as well as regulatory inquiries or investigations, may divert management’s time and attention, could create adverse publicity and harm our reputation, result in material fines or penalties, result in significant expense, including legal and settlement costs, and otherwise have a material adverse effect on our business, results of operations or financial condition. For information regarding legal proceedings and regulatory actions pending against us, see Note 12 of the Notes to the Statutory Financial Statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

General Risks

Competition from other insurance companies, banks and other financial institutions.

We face strong competition from others offering the types of products and services we provide. It is difficult to provide unique insurance products because, once such products are made available to the public, they often are reproduced and offered by our competitors. If competitors charge lower fees for similar products or services, we may decide to reduce the fees on our own products or services in order to retain or attract customers.

Competition may adversely impact our market share and profitability. Many of our competitors are large and well-established and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have greater financial resources, have higher claims-paying or credit ratings, have better brand recognition or have more established relationships with clients than we do. We also face competition from new market entrants or non-traditional or online competitors, many of whom are leveraging digital technology that may challenge the position of traditional financial service companies. Due to the competitive nature of the financial services industry, there can be no assurance that we will continue to effectively compete within the industry or that competition will not materially and adversely impact our business, results of operations or financial condition.

Protecting our intellectual property.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from using and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly alternative. Any of these scenarios could harm our reputation and have a material adverse effect on our business, results of operations or financial condition.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

DESCRIPTION OF PROPERTY

Equitable Financial’s principal executive offices at 1345 Avenue of the Americas, New York, NY pursuant to a lease that will expire in 2039. We also have significant office space leases in Syracuse, NY, pursuant to a lease that will expire in 2028, and in Charlotte, NC, where we occupy space under a lease that expires in 2028.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

LEGAL PROCEEDINGS

For information on certain legal proceedings pending against us, see Note 12 of the Notes to the Statutory Financial Statements, Litigation section, and “Risk Factors — Legal and Regulatory Risks — Legal proceedings and regulatory actions.”

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

SELECTED FINANCIAL DATA

Not applicable.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for EFLIC should be read in conjunction with “Risk Factors,” “Selected Financial Data — Statutory Basis” and the financial statements and related Notes to Financial Statements — Statutory Basis included elsewhere herein. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

Basis of Presentation

The financial information included herein is prepared and presented in accordance with Statutory Accounting Principles (“U.S. SAP”) prescribed or permitted by the New York department of financial services (“NYDFS”). The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of New York. However, New York Regulation 213 (“Reg 213”), adopted in May of 2019 and as amended in February 2020 and March 2021, differs from the NAIC variable annuity reserve and capital framework. Certain differences exist between U.S. SAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”), which are material. For a summary of such differences, see “Notes to Financial Statements — Summary of Significant Accounting Policies — Basis of Presentation.”

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. The most significant estimates include those used in determining the carrying values of investments including the amount of mortgage loan investment valuation reserves, other-than-temporary impairments (“OTTI”), the liabilities for benefits reserves, and the determination of admissible deferred tax assets. Although some variability is inherent in these estimates, management believes the amounts presented are appropriate.

EXECUTIVE SUMMARY

Overview

Equitable Financial Life Insurance Company (“Equitable”, “Equitable Financial” or the “Company”), is a stock life insurance company chartered by the State of New York and is a direct, wholly-owned subsidiary of Equitable Financial Services, LLC (“EFS”), a wholly-owned subsidiary of Equitable Holdings, Inc. and collectively with its consolidated subsidiaries referred to herein as “Equitable Holdings” or “Holdings”. Equitable, established in the State of New York in 1859, is among the largest life insurance companies in the United States. Equitable is part of a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management services. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Equitable should be read in conjunction with the Statutory financial statements and related notes to the Statutory financial statements of Equitable.

Macroeconomic and Industry Trends

Our business and consolidated results of operations are significantly affected by economic conditions and consumer confidence, conditions in the global capital markets and the interest rate environment.

Financial and Economic Environment

U.S. stocks finished higher in the fourth quarter of 2025, despite a long government shutdown and signs of a cooling labor market. The S&P 500 gained 2.7% for the quarter and delivered about 18% for the year, its third straight year of double-digit returns. Small-cap stocks, represented by the Russell 2000, rose 2.2% in the fourth quarter and ended the year up 13%.

Despite the above, a wide variety of factors continue to impact global financial and economic conditions. These factors include, among others, uncertainty regarding the federal debt limit, volatility in the capital markets, equity market declines, plateauing or decreasing economic growth, high fuel and energy costs, changes in fiscal or monetary policy and geopolitical tensions. The

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Russian invasion of the Ukraine, Middle Eastern hostilities, and the ensuing conflicts and the sanctions and other measures imposed in response to these conflicts, tariffs and trade disputes, significantly increased the level of volatility in the financial markets and have increased the level of economic and political uncertainty.

Stressed conditions, volatility and disruptions in the capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio. In addition, our insurance liabilities and derivatives are sensitive to changing market factors, including equity market performance and interest rates, which fell three times in 2025, including by 0.25% in December 2025. However, the Federal Reserve signaled a more cautious approach for 2026, which contributed to some late-year market volatility. An increase in market volatility could continue to affect our business, including through effects on the yields we earn on invested assets, changes in required reserves and capital and fluctuations in the value of our AUM, AV or AUA from which we derive our fee income. These effects could be exacerbated by uncertainty about future fiscal policy, changes in tax policy, the scope of potential deregulation and levels of global trade.

The potential for increased volatility could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives. In addition, this environment could make it difficult to consistently develop products that are attractive to customers. Financial performance can be adversely affected by market volatility and equity market declines as fees driven by AV and AUM fluctuate, hedging costs increase and revenues decline due to reduced sales and increased outflows.

We will continue to monitor the behavior of our customers and other factors, including mortality rates, morbidity rates, annuitization rates and lapse and surrender rates, which change in response to changes in capital market conditions, to ensure that our products and solutions remain attractive and profitable. For additional information on our sensitivity to interest rates and capital market prices, see “Risk Factors — Risks Relating to Conditions in the Financial Markets and Economy” and “Quantitative and Qualitative Disclosures About Market Risk.”

Interest Rate Environment

We believe the interest rate environment will continue to impact our business and financial performance in the future. A prolonged low interest rate environment may subject us to increased hedging costs or an increase in the amount of reserves we are required to hold, lowering our surplus.

Regulatory Developments

We are regulated primarily by the NYDFS, with some policies and products also subject to federal regulation. On an ongoing basis, regulators refine capital requirements and introduce new reserving standards. Regulations recently adopted or currently under review can potentially impact our statutory reserve, capital requirements and profitability of the industry and result in increased regulation and oversight for the industry. For additional information on the regulatory developments and risk we face, see “Business — Regulation” and “Risk Factors — Legal and Regulatory Risks”.

Revenues

Our revenues come from three principal sources:

•	fee income derived from our products;

•	premiums from our traditional life insurance and annuity products; and

•	investment income from our General Account investment portfolio (“GAIA”).

Our fee income varies directly in relation to the amount of the underlying AV or benefit base of our life insurance and annuity products which are influenced by changes in economic conditions, primarily equity market returns, as well as net flows. Our premium income is driven by the growth in new policies written and the persistency of our in-force policies, both of which are influenced by a combination of factors, including our efforts to attract and retain customers and market conditions that influence demand for our products. Our investment income is driven by the yield on our GAIA and is impacted by the prevailing level of interest rates as we reinvest cash associated with maturing investments and net flows to the portfolio.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Benefits and Other Deductions

Our primary expenses are:

•	policyholders’ benefits and change in reserves;

•	sales commissions and compensation paid to intermediaries and advisors that distribute our products and services; and

•	compensation and benefits provided to our employees and other operating expenses.

Policyholders’ benefits are driven primarily by mortality, interest rate fluctuations, customer withdrawals and benefits which change in response to changes in capital market conditions. In addition, some of our policyholders’ benefits are directly tied to the AV and benefit base of our variable annuity products. Sales commissions and compensation paid to intermediaries and advisors vary in relation to premium and fee income generated from these sources, whereas compensation and benefits to our employees are more constant and impacted by market wages and decline with increases in efficiency. Our ability to manage these expenses across various economic cycles and products is critical to the profitability of our company.

Net Income Volatility

We have offered and continue to offer variable annuity products with GMxB features. The future claims exposure on these features is sensitive to movements in the equity markets and interest rates. Accordingly, we have implemented hedging and reinsurance programs designed to mitigate the economic exposure to us from these features due to equity market and interest rate movements. Changes in the values of the derivatives associated with these programs due to equity market and interest rate movements are recognized in the periods in which they occur. This results in net income volatility as further described below. See “ — Significant Factors Impacting Our Results — Impact of Hedging.”

In addition to our dynamic hedging strategy, we have static hedge positions designed to mitigate the adverse impact of changing market conditions on our statutory capital. We believe this program will continue to preserve the economic value of our variable annuity contracts and better protect our target variable annuity asset level. However, these static hedge positions increase the size of our derivative positions and may result in higher net income volatility on a period-over-period basis.

An additional source of net income (loss) volatility is the impact of the Company’s annual actuarial assumption review. See “ — Significant Factors Impacting Our Results — Effect of Assumption Updates,” for further detail of the impact of assumption updates on net income (loss).

Significant Factors Impacting Our Results

The following significant factors have impacted, and may in the future impact, our financial condition, and results of operations or cash flows.

Impact of Hedging

We have offered and continue to offer variable annuity products with GMxB features. The future claims exposure on these features is sensitive to movements in the equity markets and interest rates. Accordingly, we have implemented hedging and reinsurance programs designed to mitigate the economic exposure to us from these features due to equity market and interest rate movements. These programs include:

•	Variable annuity hedging programs. We use a dynamic hedging program (within this program, generally, we reevaluate our economic exposure at least daily and rebalance our hedge positions accordingly) to mitigate certain risks associated with the GMxB features that are embedded in our liabilities for our variable annuity products. This program utilizes various derivative instruments that are managed in an effort to reduce the economic impact of unfavorable changes in GMxB features’ exposures attributable to movements in the equity markets and interest rates. Although this program is designed to provide a measure of economic protection against the impact of adverse market conditions, it does not qualify for hedge accounting treatment. Accordingly, changes in value of the derivatives will be recognized in the period in which they occur with offsetting changes in reserves partially recognized in the current period, resulting in net income volatility. In addition to our dynamic hedging program, we have a hedging program using static hedge positions (derivative positions intended to be held-to-maturity with less frequent re-balancing) to protect our statutory capital against stress scenarios. This program complements our dynamic hedge program and may result in net income volatility.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Significant Transactions

There were number of large reinsurance, recapture and novation transactions during 2025 and prior years that impacted the Company. See Note 12 for further detail.

Effect of Assumption Updates

Our actuaries oversee the valuation of the product liabilities and assets and review the underlying inputs and assumptions. We comprehensively review the actuarial assumptions underlying these valuations and update assumptions annually. Assumptions are based on a combination of Company experience, industry experience, management actions and expert judgment and reflect our prudent estimate (best estimate + margin) as of the date of the applicable consolidated financial statements. Changes in assumptions can result in a significant change to the carrying value of product liabilities and assets and, consequently, the impact could be material to earnings in the period of the change.

Assumption Updates and Model Changes

In 2025, the Company increased its statutory reserves by approximately $37 million due to unfavorable lapse assumption updates partially offset by favorable expense assumption updates to align with experience.

In 2024, the Company decreased its statutory reserves by approximately $156 million due to a reduction in assumption margins.

In 2023, the Company increased its statutory reserves by approximately $324 million due to primarily Universal Life w/ Secondary Guarantees updates regarding mortality, premium funding, & surrenders to align with experience.

Model Changes

No material model changes in 2025, 2024, nor 2023.

RESULTS OF OPERATIONS

The Company’s results of operations are significantly affected by conditions in the capital markets and the economy because we offer market sensitive products. These products have been a significant driver of our results of operations. Because the future claims exposure on these products is sensitive to movements in the equity markets and interest rates, we have in place various hedging and reinsurance programs that are designed to mitigate the economic risk of movements in the equity markets and interest rates.

The earnings and surplus narratives that follow discuss the results for 2025 compared to 2024’s results, followed by the results for 2024 compared to 2023’s results.

	Years Ended December 31,
	2025	2024	2023
	(in millions)
Premiums and annuity considerations	(1,778.6)	$8,045.7	(3,624.0)
Net investment income	649.9	422.6	485.8
Commissions and expense allowances on reinsurance ceded	2,078.3	859.8	(143.1)
Other income	2,026.9	2,028.4	1,985.1

Total revenues	2,976.5	11,356.5	(1,296.2)

Policyholder benefits	7,890.6	8,610.9	10,197.1
Increase (decrease) in reserves	(8,921.9)	(885.8)	(15,325.6)
Commissions & operating expenses	1,538.9	1,751.9	1,697.8
Net transfers to or (from) Separate Accounts	(10,907.1)	(12,979.4)	(6,230.8)
Separate Accounts’ modified coinsurance reinsurance ceded	12,814.5	15,385.5	9,750.7
Funds withheld reinsurance ceded interest credited	(1,047.7)	(1,388.6)	(935.0)
Other deductions	1,444.5	652.3	483.0

Total benefits and expenses	2,811.8	11,146.8	(362.8)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Years Ended December 31,
	2025	2024	2023
	(in millions)
Net gain (loss) from operations before dividends & federal income taxes (“FIT”)	$164.7	$209.7	$(933.4)
Dividends to policyholders	80.2	98.3	97.8

Net gain (loss) from operations before FIT	84.5	111.4	(1,031.2)
FIT incurred (excluding tax on capital gains)	129.4	118.9	121.8

Net gain (loss) from operations	(44.9)	(7.5)	(1,153.0)
Net realized capital losses	(777.5)	(510.9)	(513.9)

Net income (loss)	(822.4)	(518.4)	(1,666.9)

CHANGES IN CAPITAL AND SURPLUS
Balance — beginning of year	$869.3	$1,550.9	$5,439.9
Prior year adjustments	10.4	—	—

Adjusted Balance — beginning of year	879.7	1,550.9	5,439.9
Net income (loss)	(822.4)	(518.4)	(1,666.9)
Change in net unrealized capital gains (losses)	217.6	116.5	(116.1)
Change in net admitted deferred tax asset (excl. tax on unrealized capital gains)	286.3	3.9	(375.0)
Change in asset valuation reserve	164.3	(39.4)	(116.7)
Other paid in surplus adjustments	(1.8)	(4.4)	(3.5)
Cumulative effect of changes in accounting principles	—	—	264.9
Change in surplus as a result of reinsurance	1,327.9	(238.6)	(204.7)
Dividends to shareholders	—	—	(1,653.0)
Other changes to surplus	105.3	(1.2)	(18.0)

Balance — end of year	$2,156.9	$869.3	$1,550.9

Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

Net loss from operations reported in the Company’s Summary of Operations for the year ended December 31, 2025 were $44.9 million compared to $7.5 million for the year ended December 31, 2024. The net loss reported in the Company’s Financial Statements for the year ended December 31, 2025 was 822.4 million compared to $518.4 million for the year ended December 31, 2024.

Net gains from operations before FIT was $84.5 million for the year ended December 31, 2025 compared to $111.4 million in 2024, representing an unfavorable change of $(26.9) million between the periods primarily due to higher mortality.

The larger Summary of Operations lines and line variances are noted below:

Premiums and annuity considerations

Total premiums and annuity considerations were $(1,778.6) million for the year ended December 31, 2025 compared to $8,045.7 million for the year ended December 31, 2024, a decrease of 9,824.3 million. The decrease in premiums is primarily driven by the initial ceded premium calculated under the RGA Reinsurance Treaty totaling approximately $12.5 billion, partially offset by $2.8 billion from the recapture of Internal Re life business from EQAZ and EFLOA. In addition, most new business sales outside of New York are being issued through EFLOA. The decline in life premiums also reflects the ongoing run-off of the Closed Block business, partially offset by increases driven by new sales of the SCS variable annuity product and fixed annuities.

Net investment income

Total net investment income was $649.9 million for the year ended 2025, an increase of $227.3 million from $422.6 million in 2024 primarily due to lower derivative losses on VA products partially offset by lower average asset balances post the Internal Re life novation and the RGA reinsurance transaction.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Commissions and expense allowances on reinsurance ceded

The 2025 and 2024 Commissions and expense allowances on reinsurance ceded were $2,078.3 million and $859.8 million, respectively, resulting in an increase of $1,218.5 million. The Company recognized a $2.3 billion pre-tax ceded commission gain from the RGA transaction — 21% or $0.5 billion was recognized through operations immediately in this line. Prior to the closing of RGA reinsurance transaction the Company executed a 75% partial recapture of the Life block of business that had been previously ceded to EFLOA on a funds withheld reinsurance basis during 2023. The recaptured business from EFLOA consisted of certain universal life insurance policies issued outside the State of New York prior to October 1, 2022. The Company recorded a $0.8 billion gain from operations on the recaptured life business from EFLOA during Q3 2025. The Company had previously recorded a $1.5 billion loss from operations back in 2023 when the business was initially ceded to EFLOA.

Policyholder benefits

For the year ended December 31, 2025, the Company reported policyholder benefits of $7,890.6 million, a decrease of $720.3 million from $8,610.9 million reported for the year ended December 31, 2024. The primary driver of the decrease in death benefits and surrender benefits is the reinsurance treaty the Company entered into during the third quarter that ceded 75% of the life business to RGA. There was an offsetting increase in annuity benefits primarily driven by the aging of the VA block of business and higher account values due to higher equity markets.

Increase (decrease) in reserves

Life, annuity and health reserves decreased by $8,036.1 million from $(8,921.9) million and $(885.8) million in 2025 and 2024, respectively. Immediately prior to the RGA transaction, the Company recaptured ceded business from EFLOA and EQAZ and recorded increases in reserves, i.e. decreases in ceded reserves of $4.2 billion. The Company recorded approximately $12.7 billion of ceded reserves under the treaty with RGA.

Commissions & operating expenses

Commissions were $1,538.9 million and $1,751.9 million for 2025 and 2024, respectively. The decrease of $213.0 million in commissions and operating expenses reflects the decline in premiums as under the 49/1 initiative most of the new sales business has moved to EFLOA, except for New York business and Puerto Rico VA business.

Net transfers to (from) Separate Accounts

Net transfers were $(10,907.1) million during 2025 compared to (12,979.4) million in 2024, a decline of 2,072.3 million. The primary driver of the decline is the ceding of the CARVM allowance to RGA under the new reinsurance treaty. Additionally, the decline reflects fewer new annuity sales due to new sales occurring through EFLOA (except for New York).

Separate Account MODCO Reinsurance

In 2025 and 2024, there were Separate Account MODCO reinsurance ceded of $12,814.5 million and $15,385.5 million, respectively. The increase year over year represents primarily the ceding of the Separate Account gains from operations (mainly SCS) and Separate Account fees under the 2023 Reinsurance Treaty ceded to EFLOA.

Funds withheld reinsurance ceded interest credited

Under the 2023 Reinsurance Treaty, the Company retains the assets and cedes the earnings from the assets to EFLOA. In 2025 and 2024, the Company ceded $(1,047.7) million and $(1,388.6) million, respectively, of derivative NII losses (primarily due large derivative hedge losses due to high equity markets) to EFLOA of funds withheld investment income, partially offset by funds withheld ceded investment income on fixed maturities and mortgage loans.

Other deductions

The primary driver of the year-over-year increase in this line of $792.2 million from $652.3 million in 2024 to $1,444.5 million in 2025 is primarily attributable to the impact of IMR ceded to RGA, as well as the $154 million in residual liability owed to RGA, which accounts for 75% of the shortfall where Closed Block Liabilities exceeded Closed Block Assets as of July 31, 2025, partially offset by decreases in both disbursements and ceded investment management and service fees.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Dividends to policyholders

In 2025, the Company paid $80.2 million in dividends to policyholders; $18.1 million less than the 2024 amount of $98.3 million. The decrease is primarily due to ceding 75% of the Closed Block to RGA under the new reinsurance treaty.

Federal Income Taxes incurred

Equitable Financial had Federal Income Tax expense on operations of $129.4 million and $118.9 million in 2025 and 2024, respectively. The tax amounts in 2025 and 2024 are the result of the tax law that mostly eliminates the ability to take current tax credits for operating losses. Instead the net operating losses are carried forward in the DTA. As a result, the current tax on this line with the current tax reported in realized and unrealized capital gains lines nets to a tax expense of $24.6 million and tax expense of $26.5 million in 2025 and 2024, respectively.

Net realized capital gains (losses) net of tax

Net realized capital losses increased by $(266.6) million from $(510.9) million in 2024 to $(777.5) million in 2025. Under Statutory rules, interest related losses such as those on bond and preferred stock sales are deferred through the IMR reserve and amortized over the life of the bonds that were sold.

Other Items Affecting Surplus

Change in net unrealized capital gains (losses)

The change in net unrealized capital gains increased by $101.1 million from 116.50 million in 2024 to $217.6 million in 2025 primarily driven by gains from bonds and preferred stock offset by foreign exchange losses. Offsetting these losses were GMxB hedge gains as interest rates rose in the fourth quarter of 2025.

Change in net admitted deferred tax asset (excl. tax on unrealized capital gains)

In 2024, low surplus resulted in changes in gross DTA being almost entirely offset by an opposing changes in non-admitted DTA, resulting in very little impact to this line. After the RGA deal in 2025, surplus increased significantly and as a result, the 15% of surplus non-admission was no longer a factor. Therefore, even though gross DTA declined compared to 2024, we were able to admit substantially more gross DTA in 2025. This drove the large positive figure in 2025.

Change in asset valuation reserve

In 2025 and 2024, the change in AVR were $164.3 million and $(39.4) million, respectively. The AVR liability consists of a default component (primarily bonds, preferred stock, and mortgage loans) and an equity component (primarily common stock, real estate, and other invested assets) and is a liability under Statutory accounting practices that establishes reserves for substantially all invested assets except policy loans and life insurance subsidiaries. The change in AVR generally minimizes the effect on surplus for all realized and unrealized gains and losses on such assets, other than those resulting from changes in interest rates (which are captured in the IMR). AVR is added back to determine Statutory Capital and Total Adjusted Capital within the RBC calculation. As of December 31, 2025, the AVR is at 100% maximum.

Change in surplus as a result of reinsurance

This line includes amortization into operations the income of previously recorded surplus gains on reinsurance. The primary driver of the $1,566.5 million increase in this line from $(238.6) million in 2024 to $1,327.9 million in 2025 is 79% of the Day 1 gain from the RGA transaction.

Other changes to surplus

The increase of $106.5 million in this line from $(1.2) million in 2024 to $105.3 million in 2025 is primarily due to the correction of a $106.2 million error with prior year surplus impact. See Note 2 — Summary of Significant Accounting Policies (“Prior Year Adjustments recorded in 2025”).

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Net loss from operations reported in the Company’s Summary of Operations for the year ended December 31, 2024 were $7.5 million compared to $1,153.00 million for the year ended December 31, 2023. The net loss reported in the Company’s Financial Statements for the year ended December 31, 2024 was $518.4 million compared to $1,666.9 million for the year ended December 31, 2023.

Net gains from operations before FIT was $111.4 million for the year ended December 31, 2024 compared to a net loss of $1,031.2 million in 2023, representing a favorable change of $1,142.6 million between the periods primarily due to the 2023 Reinsurance Treaty.

The larger Summary of Operations lines and line variances are noted below:

Premiums and annuity considerations

Total premiums and annuity considerations were $8,045.7 million for the year ended December 31, 2024 compared to $(3,624.0) million for the year ended December 31, 2023, an increase of $11,669.7 million. Total insurance premiums and annuity considerations and deposits, (excluding the 2023 initial premiums of $12.1 billion ceded to EFLOA (Reinsurance Treaty) decreased by $0.4 billion from 2023. The $0.4 billion decrease in premiums is primarily driven by a decline in new business sales. Most new business sales outside of New York are being issued through EFLOA. In addition, the decrease in life premiums includes the run-off of the Closed Block business.

As discussed in the “Separate Account MODCO reinsurance ceded” line below, this line as well as annuity benefits and surrenders were significantly impacted in 2024 to now include under SSAP 61R, the ceded “Day 2” Separate Account MODCO reinsurance relative to the applicable policies under the Reinsurance Treaty, Venerable and Global Atlantic. This is a “presentation” entry, as under MODCO reinsurance all assets and liabilities remain with the Company and do not get transferred to the assuming company. This 2024 MODCO ceded premiums of ($879.5 million) had a net zero impact on net gain from operations, net income and a net zero impact to its overall ending capital and surplus position.

Net investment income

Total net investment income was $422.6 million for the year ended 2024, a decrease of $63.2 million from $485.8 million in 2023. The decrease in net investment income is primarily driven by lower interest income on bonds and higher interest expense, partially offset by lower derivative losses, increases in common stock, other invested assets, and interest income on mortgage loans.

Commissions and expense allowances on reinsurance ceded

The 2024 and 2023 Commissions and expense allowances on reinsurance ceded were $859.8 million and $(143.1) million, respectively. In 2024, the commission and allowance received from EFLOA, as well as other reinsurers under our various other reinsurance agreements makes up the entire balance of the line. The 2023 amount included $865.9 million loss from the initial ceded commission to EFLOA for the internal reinsurance transaction, partially offset by commission and expense allowances received from EFLOA, as well as other reinsurers under our various other reinsurance agreements.

Policyholder benefits

For the year ended December 31, 2024, the Company reported policyholder benefits of $8.6 billion, a decrease of $1.6 billion from $10.2 billion reported for the year ended December 31, 2023. Policyholders’ benefits are driven primarily by mortality, customer withdrawals, and benefits which change in response to changes in capital market conditions.

Increase (decrease) in reserves

Life, annuity and health reserves decreased $(885.8) million and $(15,325.6) million in 2024 and 2023, respectively. 2023 was significantly impacted by the 2023 Reinsurance Treaty. In 2024 and 2023, decreases in GMxB direct reserves were primarily driven by higher equity markets (S&P up 23.3% vs. up 24.2% in 2024 and 2023, respectively).

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Commissions & operating expenses

Commissions were $1,751.9 million and $1,697.8 million for 2024 and 2023, respectively. The year over year increase in this line primarily reflects higher New York new VA sales.

Net transfers to or (from) Separate Accounts

Net transfers were $(12,979.4) million during 2024 compared to $(6,230.8) million in 2023, a decline of $6,748.6 million. The $6,748.6 million decrease in net transfers from Separate accounts is primarily due to the $(4,319.7) million decrease in net withdrawals and $(2,236.6) million favorable variance in expense allowance. The variance in net receipts/(withdrawals) is primarily due to lower premiums and higher surrenders year over year. The decline is attributable to any new annuity sales outside of New York in 2024 are being sold through EFLOA. The variance in expense allowance was driven by inclusion of 2023 initial ceded CARVM allowance.

Separate Account MODCO Reinsurance

In 2024 and 2023, there were Separate Account MODCO reinsurance ceded of $15.4 billion and $9.8 billion, respectively. The increase year over year represents primarily the ceding of the Separate Account gains from operations (mainly SCS) and Separate Account fees under the 2023 Reinsurance Treaty ceded to EFLOA.

Funds withheld reinsurance ceded interest credited

Under the Reinsurance Treaty, the Company retains the assets and cedes the earnings from the assets to EFLOA. In 2024 and 2023, the Company ceded $1,302.4 million and $930.3 million, respectively, of derivative NII losses (primarily due large derivative hedge losses due to high equity markets) to EFLOA of funds withheld investment income, partially offset by funds withheld ceded investment income on fixed maturities and mortgage loans.

Other deductions

The primary driver of the year-over-year increase in this line of $169.3 million from $483.0 million in 2023 to $652.3 million in 2024 is primarily attributable to an increase in the investment and management fees ceded to EFLOA, Global Atlantic and Venerable under our three variable annuity reinsurance agreements, and an increase in other miscellaneous disbursements mainly representing Equitable Distributors distribution fee expenses, allocated shared-based compensation expenses from parent, and litigation expenses.

Federal Income Taxes incurred

Equitable had Federal Income Tax expense on operations of $118.9 million and $121.8 million in 2024 and 2023, respectively. The tax amounts in 2024 and 2023 are the result of the tax law that mostly eliminates the ability to take current tax credits for operating losses. Instead the net operating losses are carried forward in the DTA. As a result, the current tax on this line with the current tax reported in realized and unrealized capital gains lines nets to a negligible tax expense of $26.5 million and tax expense of $22.0 million in 2024 and 2023, respectively.

Net realized capital gains (losses) net of tax

Net realized capital losses were steady between $(513.9) million in 2023 to $(510.9) million 2024. Under Statutory rules, interest related losses such as those on bond and preferred stock sales are deferred through the IMR reserve and amortized over the life of the bonds that were sold.

Other Items Affecting Surplus

Change in net unrealized capital gains (losses)

The change in net unrealized capital gains (losses) increased by $232.6 million from $(116.1) million in 2023 to $116.5 million in 2024 primarily driven by losses from bonds and preferred stock offset by mortgage loan and derivative gains.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Change in net admitted deferred tax asset (excl. tax on unrealized capital gains)

Net DTA (gross net of non-admitted DTA) which drives this line, was impacted significantly in 2023 by a huge decline in Company’s surplus which caused our Gross DTA to be significantly impacted by the SSAP 101 tax guidance whereby the net DTA was limited to no more than 15% of overall surplus (excluding DTA). By applying that haircut for the first time in 2023, it significantly increased the non-admission of the DTA, which caused the large negative in this line. In 2024, since the Company’s surplus was still very low, any change in the gross DTA was essentially completely offset by an opposite direction change in non-admitted DTA, thus in very little coming through in this line in 2024.

Change in asset valuation reserve

The AVR liability consists of a default component (primarily bonds, preferred stock, and mortgage loans) and an equity component (primarily common stock, real estate, and other invested assets) and is a liability under Statutory accounting practices that establishes reserves for substantially all invested assets except policy loans and life insurance subsidiaries. The change in AVR generally minimizes the effect on surplus for all realized and unrealized gains and losses on such assets, other than those resulting from changes in interest rates (which are captured in the IMR). AVR is added back to determine Statutory Capital and Total Adjusted Capital within the RBC calculation. As of December 31, 2024, the AVR is at 93.9% maximum.

Cumulative effect of changes in accounting principles

In 2023, the Company elected to modify the reserving methodology used in its computation of FHLB Funding Agreement and Funding Agreements-Backed Notes policy reserves. Effective January 1, 2023, the Company changed its reserving methodology from utilizing the present value of the future cash flows discounted at the coupon rate to the statutory prescribed maximum valuation interest rate. The Company determined that this valuation technique provides a more exact determination of the FHLB Funding Agreement and FABN policy reserves. Funding agreements issued are reported within Page 3, Line 3 — Liability for deposit type contracts. As a result, the Company recorded a change in accounting principle in the amount of $264.9 million within Page 4, Line 49 – Cumulative effect of changes in accounting principles and within Page 3, Line 3 — Liability for deposit type contracts.

Change in surplus as a result of reinsurance

The 2024 and 2023 changes in surplus of $(238.6) million and $(204.7) million, respectively, represents the amortization from surplus to net gains from operations of the ceded commissions surplus gains recorded on two large reinsurance agreements from 2021 and 2022.

Dividends to shareholders

The Company paid no ordinary dividend to its parent company EFS in 2024. In 2023, the Company paid a $1,050.0 million and a $603.0 million ordinary dividend to EFS during May 2023 and July 2023, respectively.

Financial Position

General Account Investment Portfolio

The General Account consists of a diversified portfolio of investments. Equitable has an asset/liability management approach with separate investment objectives for specific classes of product liabilities, such as insurance, annuity and group pension. Equitable has investment guidelines for each product line that form the basis for investment strategies to manage such product line’s investment return and liquidity requirements, consistent with management’s overall investment objectives for the General Account Investment Portfolio. Investments frequently meet the investment objectives of more than one class of product liabilities; each such class may be allocated a pro-rata interest in such investments and the returns there from.

As part of Equitable’s investment management process, management, with the assistance of its investment advisors constantly monitors investment performance. This internal review process culminates with a quarterly review of certain assets by Equitable’s Investments Under Surveillance Committee which evaluates whether any investments are other than temporarily impaired and whether specific investments should be put on an interest non-accrual basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table summarizes the General Account investment assets by asset category:

General Account Investment Assets
Statement Value
($ in millions)
	12/31/2025		12/31/2024
	Amount	%	Amount	%
Bonds	$11,669.7	27.4	$36,244.5	62.8
Preferred stocks	137.7	0.3	254.8	0.4
Common stocks	324.5	0.8	336.0	0.6
Mortgage loans	12,402.2	29.1	$12,489.0	21.6
Real estate	63.7	0.1	55.6	0.1
Policy loans	1,332.2	3.1	3,761.4	6.5
Cash, cash equivalents and short-term investments	1,969.7	4.6	348.2	0.6
Derivatives	418.8	1.0	334.3	0.6
Securities lending reinvested collateral	129.3	0.3	57.2	0.1
Other invested assets	3,473.2	8.2	3,093.5	5.4
All other invested assets	10,678.0	25.1	781.0	1.3

Total	$42,599.0	100.0%	$57,755.5	100.0%

Contain in the above invested assets used to support the ceded funds withheld coinsurance and General Account MODCO is as follows ($ in millions):

	12/31/2025		12/31/2024
	Amount	%	Amount	%
Bonds	$4,678.1	49.5%	$7,686.4	62.0%
Mortgage loans	3,597.5	38.1%	3,528.5	28.5%
Policy loans	374.7	4.0%	274.2	2.2%
Cash, cash equivalents and short-term investments	252.4	2.7%	14.2	0.1%
Derivatives	55.2	0.6%	128.8	1.0%
Other invested assets	533.4	5.6%	644.3	5.2%
All other invested assets	21.5	0.2%	319.0	2.6%
Over-funded funds withheld adjustment down to liability	(69.2)	(0.7)%	(204.3)	(1.6)%

	$9,443.6	100.0%	$12,391.1	100.0%

The following table summarizes the carrying value of Equitable’s bonds and preferred stocks by National Association of Insurance Commissioners (“NAIC”) designation:

Statement Value
($ in millions)
	12/31/2025		12/31/2024
NAIC Designation	Amount	%	Amount	%
1	13,125.1	58.8	$21,925.3	60.1
2	7,998.8	35.9	13,049.2	35.7
3	381.6	1.8	656.1	1.8
4	611.2	2.7	661.9	1.8
5	185.3	0.8	187.2	0.5
6	5.3	0.0	19.6	0.1

Total	$22,307.3	100.0%	$36,499.3	100.0%

Preferred stock is valued based on the underlying characteristics (redeemable, perpetual or mandatory convertible) and the quality rating expressed as an NAIC designation. Highest-quality, high-quality or medium quality redeemable preferred stocks (NAIC designations 1 to 3) are stated at amortized cost. All other redeemable preferred stocks (NAIC designations 4 to 6) are reported at the lower of amortized cost or fair value. Perpetual preferred stocks are stated at fair value, not to exceed any

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

currently effective call price. Mandatory convertible preferred stocks (regardless if the preferred stock is redeemable or perpetual) are reported at fair value, not to exceed any currently effective call price, in the periods prior to conversion. Impairments in value deemed to be other than temporary are recorded through write-downs and accounted for as realized capital losses.

On December 26, 2025, the Company re-issued the $400 million and $150 million of floating rate notes to EFS. The notes has an interest rate of one-month SOFR plus 0.2% and these notes will mature on September 25, 2026.

On December 26, 2025, the Company completed the issuance of $200 million in floating rate notes to EFS. These notes will accrue interest on the outstanding principal during each applicable interest period at an annual rate equal to the specified Interest Rate. The notes will mature on September 25, 2026.

On June 2021, the Company purchased a $1.0 billion 10-year term loan from Holdings. The loan has an interest rate of 3.23% and matures in June 2031.

On April 29, 2015, Equitable purchased a $300.0 million note issued by EIMG. The note paid interest 2.43% quarterly and matured on April 28, 2020. On April 28, 2020, the $300.0 million note was re-issued and pays interest quarterly at an annual interest rate of 4.33% and matures on April 28, 2025.

On November 4, 2019, the Company purchased a $900 million note from Holdings. The loan has an interest rate annually of one month LIBOR plus 1.33% and matures on November 4, 2024. The loan was reissued on November 4, 2024, with an interest rate of one-month CME Term SOFR plus 1.25% and matures on November 4, 2029. In December 4, 2025, $500 million of the loan was sold to EFLOA. As of December 31, 2025, the amount outstanding on the note from Holdings is $400 million.

Mortgage backed and asset backed bonds are amortized using the effective interest method including anticipated prepayments from the date of purchase; significant changes in the estimated cash flows from original purchase assumptions are accounted for using the retrospective method. Mortgage backed and asset backed bonds carrying values are adjusted for impairment deemed to be other than temporary through write-downs recorded as realized losses.

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The retrospective adjustment method is predominately used for all securities except issues in default; the prospective adjustment method was used for issues in default and issues that have a variable interest rate.

At December 31, 2025 and 2024, the Company recorded $12,402.2 million and $12,489.0 million, respectively, of mortgage loans. Mortgage loans consist of $976.0 million commercial and $264.2 million agricultural mortgage loans. Equitable’s investment policy with regard to the origination of new General Account mortgage loans involves a review of the economics of the property being financed, the loan to value ratio, adherence to guidelines that provide for diversification of Equitable’s mortgage portfolio by property type and location and a review of prevailing industry lending practices.

The Company invests in commercial and agricultural mortgage loans and privately negotiated fixed maturities. Under certain circumstances, modifications are granted to these contracts. Each modification is evaluated as to whether a troubled debt restructuring (“TDR”) has occurred. A modification is a TDR when the borrower is in financial difficulty and the creditor makes concessions. Generally, the types of concessions may include reducing the face amount or maturity amount of the debt as originally stated, reducing the contractual interest rate, extending the maturity date at an interest rate lower than current market interest rates and/or reducing accrued interest. The Company considers the amount, timing and extent of the concession granted in determining any impairment or changes in the specific credit allowance recorded in connection with the TDR. A credit allowance may have been recorded prior to the period when the loan is modified in a TDR. Accordingly, the carrying value (net of the allowance) before and after modification through a TDR may not change significantly, or may increase if the expected recovery is higher than the pre-modification recovery assessment.

Real estate partnerships are reported principally on the equity method of accounting. The results of real estate joint ventures are adjusted for depreciation, write-downs and valuation allowances. As of December 31, 2025 and 2024, Equitable owned $653.4 million and $639.3 million, respectively, of joint venture real estate, an increase of $14.1 million.

Equity interests and other consists of affiliated LLC’s, mezzanine, venture capital and other limited partnership interests, alternative limited partnerships, common stock, mortgage loans and other equity securities. Alternative funds utilize trading

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

strategies that may be leveraged, and attempt to protect against market risk through a variety of methods, including short sales, financial futures, options and other derivative instruments. Additionally, Equitable has a surplus position in its Separate Accounts, of which a substantial portion is invested in equity-based funds. Returns on equity investments can be very volatile and investment results for any period are not representative of any other period. With the persistence of high price volatility, Equitable believes that publicly-traded common stocks should be actively managed to control risks and generate investment returns. As of December 31, 2025, Equitable had $2,819.8 million of Equity interests and other, a increase of $29.6 million from year end 2024 driven by market appreciation.

Securities Lending Program

Beginning in 2023, The Company has entered into securities lending agreements with agent banks whereby blocks of securities are loaned to third parties, primarily major brokerage firms. The agreements require a minimum of 102% and 105% of the fair value of the domestic and foreign securities loaned to be held as collateral. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. A securities lending payable for the overnight and continuous loans is included in liabilities in the amount of cash collateral received. Income and expenses associated with securities lending transactions are reported within net investment income. As of December 31, 2025 and 2024, the Company reported $129.3 million and $57.2 million, respectively, of cash collateral received.

Derivative Instruments

The Company uses derivatives as part of its overall asset/liability risk management primarily to reduce exposures to equity market and interest rate risks. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by the NYDFS. Derivatives are generally not accounted for using hedge accounting, with the exception of Treasury Inflation-Protected Securities (“TIPS”), which is discussed further below. Operation of these hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates, election rates, fund performance, market volatility and interest rates. A wide range of derivative contracts are used in these hedging programs, including exchange traded equity, currency and interest rate futures contracts, total return and/or other equity swaps, interest rate swap and floor contracts, bond and bond-index total return swaps, swaptions, variance swaps and equity options, credit and foreign exchange derivatives,as well as bond and repo transactions to support the hedging. The derivative contracts are collectively managed in an effort to reduce the economic impact of unfavorable changes in guaranteed benefits’ exposures attributable to movements in capital markets. In addition, as part of its hedging strategy, the Company targets an asset level for all variable annuity products at or above a CTE98 level under most economic scenarios (CTE is a statistical measure of tail risk which quantifies the total asset requirement to sustain a loss if an event outside a given probability level has occurred. CTE98 denotes the financial resources a company would need to cover the average of the worst 2% of scenarios.)

The Company has issued and continues to offer variable annuity products with GMxB features. The risk associated with the GMDB feature is that under-performance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMIB feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB derivative features liability is that under-performance of the financial markets could result in the GMxB derivative features’ benefits being higher than what accumulated policyholders’account balances would support.

For GMxB features, the Company retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience versus expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. The derivative contracts are managed to correlate with changes in the value of the GMxB features that result from financial markets movements. A portion of exposure to realized equity volatility is hedged using equity options and variance swaps and a portion of exposure to credit risk is hedged using total return swaps on fixed income indices. Additionally, the Company is party to total return swaps for which the reference U.S. Treasury securities are contemporaneously purchased from the market and sold to the swap counterparty. As these transactions result in a transfer of control of the U.S. Treasury securities to the swap counterparty, the Company de-recognizes these securities with consequent gain or loss from the sale. The Company has also purchased reinsurance contracts to mitigate the risks associated with GMDB features and the impact of potential market fluctuations on future policyholder elections of GMIB features contained in certain annuity contracts issued by the Company. The Company has in place an economic hedge program using interest rate swaps and U.S. Treasury futures to partially protect the overall profitability of future variable annuity sales against declining interest rates.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Company hedges crediting rates in the SCS variable annuity, SIO in the EQUI-VEST variable annuity series, MSO in the variable life insurance products and IUL insurance products. These products permit the contract owner to participate in the performance of an index, ETFs or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which the Company will absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment. Effective 1/1/2017, with the approval of the NYDFS, the company moved its SCS derivative-hedges from the General Account to the Separate Account.

In order to support the returns associated with these features, the Company enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

The Company’s General Account seed money investments in retail mutual funds exposes us to market risk, including equity market risk which is partially hedged through equity-index futures contracts to minimize such risk.

The Company purchased CDS to mitigate its exposure to a reference entity through cash positions. These positions do not replicate credit spreads. The Company purchased 30-year Treasury Inflation Protected Securities (“TIPS”) and other sovereign bonds, both inflation linked and non-inflation linked, as General Account investments and enters into asset or cross-currency basis swaps, to result in payment of the given bond’s coupons and principal at maturity in the bond’s specified currency to the swap counterparty in return for fixed dollar amounts. These swaps, when considered in combination with the bonds, together result in a net position that is intended to replicate a dollar-denominated fixed-coupon cash bond with a yield higher than a term-equivalent U.S Treasury bond.

The Company purchases private placement debt securities and issues funding agreements in the FABN program in currencies other than its functional US dollar currency. The Company enters into cross currency swaps with external counterparties to hedge the exposure of the foreign currency denominated cash flows of these instruments. The foreign currency received from or paid to the cross currency swap counterparty is exchanged for fixed US dollar amounts with improved net investment yields or net product costs over equivalent US dollar denominated instruments issued at that time. The transactions are accounted for as cash flow hedges when they are designated in hedging relationships and qualify for hedge accounting. The first cross currency swap hedges were designated and applied hedge accounting during the quarter ended June 30, 2021.

The Company has no derivatives with financing premiums.

The Company generally has executed a Credit Support Annex (“CSA”) under the International Swaps and Derivatives Association Master Agreement (“ISDA Master Agreement”) it maintains with each of its over-the-counter (“OTC”) derivative counterparties that requires both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities, U.S. government and government agency securities and investment grade corporate bonds. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed. At December 31, 2025 and 2024, respectively, the Company held $8.4 billion and $13.6 billion in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. The unrestricted cash collateral is reported in Cash and cash equivalents, and the obligation to return it is reported in Amounts withheld or retained by company or trustee in the balance sheets. The Company posted collateral of $143.9 million and $132.3 million at December 31, 2025 and 2024 in the normal operation of its collateral arrangements.

The Company further controls and minimizes its counterparty exposure through a credit appraisal and approval process. See footnote number 8 in Equitable’s statutory annual statement for additional information on derivatives.

Derivatives Under SSAP No. 108 — Derivative Hedging Variable Annuity Guarantees.

The Company has issued and continues to offer variable annuity products with GMxB features. The risk associated with the GMDB feature is that underperformance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMIB feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB derivative features liability is that under-performance of the financial markets could result in the GMxB derivative features’ benefits being higher than what accumulated policyholders’ account balances would support. For GMxB features, the Company retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience versus expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. Derivative contracts are managed to correlate with changes in the present value of the GMxB features that result from financial markets movements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Under our VM-21 compliant Clearly Defined Hedging Strategy (“CDHS”), 100% of the interest rate risk of the GMXB features are hedged via a portfolio of duration-matched treasury futures, interest rate swaps, total return swaps on treasuries, and general account assets. Our hedging strategy is unchanged from the prior reporting period, and the total return on the derivative portfolio has been highly effective in covering the target rho of the hedged obligation. The hedge effectiveness is measured in accordance with the requirements outlined in SSAP 108 and assesses the change in fair value of hedge target due to interest rate fluctuation against the change in value of the portfolio of designated hedge derivatives due to rates.

Deferred Tax Asset (“DTA”)

Equitable recorded $275.8 million and $111.6 million of net admitted deferred tax assets in 2025 and 2024, respectively. The decrease is primarily attributable to a determined lower amount of tax vs. book reserve differences that are expected to reverse in the next three years due to the impacts of the 2023 Reinsurance Treaty, further impacted by the 15% of surplus “haircut” in 2025 and 2024.

The net admitted DTA is comprised of $2,191.8 million and $1,698.4 million of gross deferred tax assets (net of DTLs), partially offset by $1,146.7 million of non-admitted deferred tax assets, a $769.3 million STAT valuation allowance adjustment in 2025, and $1,586.8 million of non-admitted deferred tax assets as of December 31, 2024. The large increase in gross DTA and corresponding decrease in non-admitted DTA as of December 31, 2025, is primarily driven by higher net operating loss (“NOL”) carryforwards attributable to the initial ceded commission loss on the Reinsurance Treaty with EFLOA. The increase in gross DTA of $508.9 million was partially offset by a decrease in non-admitted DTA of $420.7 million, reflecting the 15% of surplus haircut applied to a lower surplus base.

The December 31, 2025 gross DTA of $2,191.8 million (gross deferred tax assets of $2,469.0 million net of gross deferred tax liabilities of $277.2 million) and the December 31, 2024 gross DTA of $1,698.4 million (gross deferred tax assets of $2,051.4 million net of gross deferred tax liabilities of $353.0 million) are both primarily comprised of NOL tax credit carryforwards, book/tax reserve differences, and proxy DAC, partially offset by compensation accruals. Additionally, investment-related DTA (primarily unrealized losses and permanent impairments) is more than offset by investment-related DTL (primarily unrealized gains). Although DAC is not a statutory accounting concept, the IRS requires the calculation of a proxy DAC amount for tax reporting purposes.

In 2025 and 2024, the Company reclassified certain deferred tax assets that had been utilized on its Tax return into the current tax liability account. This adjustment results in a reduction to the non-admitted deferred tax asset, with an ending amount of $1,146.7 million and $1,586.8 million as of December 31, 2025 and 2024, respectively.

The Inflation reduction Act was enacted on August 16, 2022 and included a new corporate alternative minimum tax (“CAMT”). The Act and CAMT go into effect for tax years beginning after 2022.

The Company is included in a consolidated federal income tax return together with its ultimate domestic parent, EQH. EQH. EQH has determined that it is an applicable corporation for CAMT in 2025. EQH has determined that it does not expect to be liable for CAMT in 2025.

Corporate Owned Life Insurance (“COLI”)

Equitable owns COLI policies issued by an affiliate Equitable Financial Life and Annuity Company (“EFLA”), which are in turn 100% ceded to a third party reinsurer. In 2025 and 2024, the value recorded was $1,116.8 million and $969.3 million, respectively. The increase is primarily driven by market appreciation on these variable life policies.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity refers to our ability to generate adequate amounts of cash from our operating, investment and financing activities to meet our cash requirements with a prudent margin of safety. Capital refers to our long-term financial resources available to support business operations and future growth. Our ability to generate and maintain sufficient liquidity and capital is dependent on the profitability of our businesses, timing of cash flows related to our investments and products, our ability to access the capital markets, general economic conditions and the alternative sources of liquidity and capital described herein.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Sources and Uses of Liquidity of Equitable Financial

Equitable Financial’s principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from EFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

Equitable Financial’s liquidity requirements principally relate to the payment of benefits under its various life insurance products, cash payments relating to policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements. Management believes there is sufficient liquidity in the form of cash and cash equivalent, and its bond portfolio together with cash flows from operations and scheduled maturities of fixed maturities to satisfy Equitable Financial’s liquidity needs. In addition, the Company has the capacity to receive capital contributions from its parent EFS.

Equitable Financial is a member of the FHLB, which provides access to collateralized borrowings and other FHLB products. See Note 10 of the Notes to Financial Statements for further description of our FHLB program.

Under the FABN program, Equitable may issue funding agreements in U.S. dollars or other foreign currencies. See Note 10 of the Notes to Financial Statements for further description of our FABN program.

Under the FABCP program, Equitable may issue funding agreements in U.S. dollars to the SPLLC. See Note 10 of the Notes to Financial Statements for further description of our FABCP program.

Capital Management Policies

Our Board of Directors and senior management are directly involved in the governance of our capital management process, including proposed changes to our capital plan, capital targets and capital policies.

Capital Position and Structure

We manage our capital position to maintain financial strength and credit ratings that facilitate the distribution of our products and provide our desired level of access to the bank and public financing markets.

Cash Flow Analysis

We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, the effectiveness of our hedging programs, catastrophic events and the relative safety and attractiveness of competing products. Changes in any of these factors may result in reduced or increased cash outflows. Our cash flows from investment activities result from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested. The primary liquidity risks with respect to these cash flows are the risk of default by debtors or bond insurers, commitments to invest and market volatility. We closely manage these risks through our asset/liability management process and regular monitoring of our liquidity position.

	Years Ended December 31,
	2025	2024	2023
	(in millions)
Cash and cash equivalents, beginning of year	$348.2	$1,978.3	$393.0
Net cash provided by (used in) operations	(1,613.8)	(540.3)	(1,277.1)
Net cash provided by (used in) investing activities	3,992.0	(1,541.6)	4,812.6
Net cash provided by (used in) financing activities and miscellaneous sources	(756.7)	451.8	(1,950.2)

Net increase (decrease)	1,621.5	(1,630.1)	1,585.3

Cash and cash equivalents, end of year	$1,969.7	$348.2	$1,978.3

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

Cash and cash equivalents at December 31, 2025 were $1,969.7 million, an increase of $1,621.5 million from $348.2 million at December 31, 2024.

Cash outflows from operations were $1,613.8 million in 2025 as compared to cash outflows of $540.3 million in 2024. Cash flows from operating activities include such sources as premiums, investment income, Separate accounts fee income and other income offset by such uses as life insurance benefit payments, compensation reimbursements and other cash expenditures.

Net cash provided (used) in investing activities was $3,992.0 million in 2025, an increase of $5,533.6 million from cash used of $(1,541.6) million in 2024, primarily due to higher proceeds from sales of fixed maturities in 2025, partially offset by lower acquisitions of fixed maturities.

Net cash provided (used) in financing activities and miscellaneous sources was $(756.7) million in 2025 as compared to net cash from financing activities and miscellaneous sources of $451.8 million in 2024. The variance in financing and miscellaneous sources of $(1,208.5) million was due primarily due to decreases in Other cash applied, partially offset by an increase in net deposits on deposits-type contracts (funding agreements).

Years Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Cash and cash equivalents at December 31, 2024 were $348.2.1 million, a decrease of $1,630.1 million from $1,978.3 million at December 31, 2023.

Cash outflows from operations were $540.3 million in 2024 as compared to cash outflows of $1,277.1 million in 2023. Cash flows from operating activities include such sources as premiums, investment income Separate accounts fee income and other income offset by such uses as life insurance benefit payments, compensation reimbursements and other cash expenditures.

Net cash used in investing activities was $1,541.6 million in 2024, a decrease of $6,354.2 million from cash provided of $4,812.6 million in 2023 primarily due to higher proceeds from sales of fixed maturities in 2023, partially offset by lower acquisitions of fixed maturities.

Net cash provided (used) in financing activities and miscellaneous sources was $$451.8 million in 2024 as compared to net cash from financing activities and miscellaneous sources of $(1,950.2) million in 2023. The variance in financing and miscellaneous sources of $2,402.0 million was due primarily to higher cash applied in 2024 and dividends to EQH in 2023, partially offset by higher net withdrawals on deposit-type contracts (funding agreements).

Equitable Financial is subject to the regulatory capital requirements of New York, which are designed to monitor capital adequacy. The level of an insurer’s required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2025, the total adjusted capital of Equitable Financial was in excess of New York’s regulatory capital requirements.

RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to evaluate the capital condition of regulated insurance companies. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on a quarterly basis and made public on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not meet or exceed certain RBC levels. At the date of most recent annual statutory financial statement filed with insurance regulators, our total adjusted capital subject to these requirements was in excess of each of those RBC levels.

Equitable Financial is restricted as to the amounts it may pay as dividends to EFS. Under New York Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. Based on this formula Equitable Financial had no Ordinary Dividend capacity in 2025 and will have no Ordinary Dividend capacity in 2026.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Captive Reinsurance

We use a captive reinsurance company to more effectively manage our reserves and capital on an economic basis and to enable the aggregation and transfer of risks. Our captive reinsurance company assumes business from affiliates only and is closed to new business. Our captive reinsurance company is a wholly-owned subsidiary located in the United States. In addition to state insurance regulation, our captive reinsurance company is subject to internal policies governing its activities. We continue to analyze the use of our existing captive reinsurance structure, as well as additional third-party reinsurance arrangements.

Description of Certain Indebtedness

EFLIC had no debt outstanding as of December 31, 2025 or 2024.

Ratings

Financial strength ratings (which are sometimes referred to as “claims-paying” ratings) and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Our credit ratings are also important for our ability to raise capital through the issuance of debt and for the cost of such financing..

Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy.

	A.M. Best	S&P	Moody’s
Last review date	Feb ’25	Mar ’25	May ‘25
Financial Strength Ratings:
Equitable Financial Life Insurance Company	A	A+	A1

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our businesses are subject to financial, market, political and economic risks, as well as to risks inherent in our business operations. The discussion that follows provides additional information on market risks arising from our insurance asset/liability management and investment management activities. Such risks are evaluated and managed by each business on a decentralized basis. Primary market risk exposure results from interest rate fluctuations, equity price movements and changes in credit quality.

Investments with Interest Rate Risk — Fair Value

Assets with interest rate risk include AFS and trading fixed maturities and mortgage loans that make up 82.2% and 85.4% of total cash and invested assets as of December 31, 2025 and 2024, respectively. As part of our asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate one percent increase/decrease in interest rates as of December 31, 2025 and 2024 would have on the fair value of fixed maturities and mortgage loans:

Interest Rate Risk Exposure

	December 31, 2025			December 31, 2024
	Fair Value	Impact of +1% Change	Impact of -1% Change	Fair Value	Impact of +1% Change	Impact of -1% Change
	(in millions)
Fixed Income Investments:
AFS securities:
Fixed rate	$17,655	$(1,154)	$1,315	$26,392	$(1,932)	$2,238
Floating rate	$2,222	$(2)	$3	$5,534	$(8)	$8
Mortgage loans	$11,661	$(403)	$420	$11,246	$(403)	$423

A one percent increase/decrease in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management’s view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management’s assessment of changing market conditions and available investment opportunities.

Investments with Equity Price Risk — Fair Value

The investment portfolios also have direct holdings of public and private equity securities. The following table shows the potential exposure from those equity security investments, measured in terms of fair value, to an immediate 10% increase/decrease in equity prices from those prevailing as of December 31, 2025 and 2024:

Equity Price Risk Exposure

	December 31, 2025			December 31, 2024
	Fair Value	Impact of +10% Equity Price Change	Impact of -10% Equity Price Change	Fair Value	Impact of +10% Equity Price Change	Impact of -10% Equity Price Change
	(in millions)

Equity Investments	$325	$32	$(32)	$336	$34	$(34)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

A 10% decrease in equity prices is a hypothetical scenario used to calibrate potential risk and does not represent management’s view of future market changes. The fair value measurements shown are based on the equity securities portfolio exposures at a particular point in time and these exposures will change as a result of ongoing portfolio activities in response to management’s assessment of changing market conditions and available investment opportunities.

Liabilities with Interest Rate and Equity Price Risk

As of December 31, 2025, the aggregate carrying values of insurance contracts with interest rate risk was $2.6 billion. The impact of a relative 1% decrease in interest rates would be an increase in the carrying value of these liabilities of $4 million. The impact of a relative 1% decrease in equity returns is a $1 million increase in reserve. While these measurements provide a representation of the interest rate and equity price sensitivity of insurance liabilities, they are based on the composition of such liabilities at a particular point in time and may not be representative of future results.

Asset/liability management is integrated into many aspects of operations, including investment decisions, product development and determination of crediting rates. As part of our risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

Derivatives and Interest Rate and Equity Risks — Fair Value

We primarily use derivative contracts for asset/liability risk management, to mitigate our exposure to equity market decline and interest rate risks and for hedging individual securities. In addition, we periodically enter into forward, exchange-traded futures and interest rate swap, swaptions and floor contracts to reduce the economic impact of movements in the equity and fixed income markets, including the program to hedge certain risks associated with the GMxB features. As more fully described in Note 2 and Note 6 of the Notes to the Statutory Financial Statements, various traditional derivative financial instruments are used to achieve these objectives. To minimize credit risk exposure associated with its derivative transactions, each counterparty’s credit is appraised and approved, and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. To reduce credit exposures in OTC derivative transactions, we enter into master agreements that provide for a netting of financial exposures with the counterparty and allow for collateral arrangements. We further control and minimize counterparty exposure through a credit appraisal and approval process. Under the ISDA Master Agreement, we have executed a CSA with each of our OTC derivative counterparties that require both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities or those issued by government agencies.

Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for us because the counterparty would owe money to us if the contract were closed. Alternatively, a negative value indicates we would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management’s view, the net potential exposure is the better measure of credit risk.

As of December 31, 2025 and 2024, the net fair values of our derivatives were $476.6 million and $401.1 million, respectively. The net fair values for our derivatives inclusive of separate accounts were $9,407.1 million and $13,375.2 million at December 31, 2025 and 2024, respectively.

The tables below show the equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Derivative Financial Instruments*

			Interest Rate Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value After -100 Basis Point Change	Fair Value	Fair Value After +100 Basis Point Change
	(In millions, except for Weighted Average Term)
December 31, 2025
Swaps	$1,546	11	$94	$(11)	$(95)
Futures	5,040	—	(47)	—	54

Total	$6,586		$47	$(11)	$(41)

December 31, 2024
Swaps	$1,606	12	$(242)	$(347)	$(432)
Futures	7,815	—	76	—	(51)

Total	$9,421		$(166)	$(347)	$(483)

			Equity Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value	Fair Value -10% Equity Price Shift
	(In millions, except for Weighted Average Term)
December 31, 2025
Futures	$10,547	—	$—	$57
Swaps	12,150	1	9	964
Options	36,334	2	8,787	7,029

Total	$59,031		$8,796	$8,050

December 31, 2024
Futures	$9,338	—	$—	$34
Swaps	16,047	1	57	1,439
Options	56,755	2	13,197	10,540

Total	$82,140		$13,254	$12,013

*Includes General & Separate Account

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

BOARD OF DIRECTORS

The Board of Directors of Equitable Financial (the “Board”) currently consists of ten members, including our Chief Executive Officer and nine independent members.1

The Board holds regular quarterly meetings, generally in February, May, September and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, Compensation and Talent, Nominating and Corporate Governance and Investment Committees, each of which is described in further detail below.

The current members of the Board are as follows:

Joan Lamm-Tennant

Ms. Lamm-Tennant, age 73, Ms. Lamm-Tennant has been a director of Equitable Financial since 2020. She has also served on the boards of Equitable America and Holdings since 2020 and of AllianceBernstein Corporation since 2021. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance. Ms. Lamm-Tennant also serves on the Boards of Directors of Octave Specialty Group, Inc. (NYSE: OSG), formerly Ambac Financial Group, Inc. and Element Fleet Management Corp (TSX: EFN).

Ms. Lamm-Tennant brings to the Board significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics. She also has expertise as an audit committee financial expert, as well as experience as a director of other public companies.

Douglas Dachille

Mr. Dachille, age 61, joined the board of Equitable Financial in January 2025. He has also served on the boards of Equitable America and Holdings since January 2025. Mr. Dachille has been the Managing Member at Non-Canonical Capital Management since June 2021 and the Chief Investment Officer at Legacy Liability Solutions, LLC since April 2023. Mr. Dachille most recently served as the Chief Investment Officer at American International Group Inc. (AIG) from 2015 until 2021, overseeing its (then) $350 billion portfolio and playing a crucial role in the company’s financial recovery. He co-founded First Principles Capital Management, an institutional fixed income asset manager, and served as its CEO prior to its acquisition by AIG. Prior to that, he was the President and COO of Zurich Capital Markets and held various leadership roles at J.P. Morgan Chase, including Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille brings to the Board extensive expertise in complex corporate transactions, corporate governance and capital management. Mr. Dachille also serves on the Boards of Directors of BridgeBio Pharma, Inc. (NASDAQ: BBIO) and PNC Financial Services Group, Inc. (NYSE: PNC).

Mr. Dachille brings to the Board a distinguished track record of success in the financial services industry and over 30 years’ experience in capital markets; balance sheet management; risk management, senior executive experience; insurance experience; experience as a director of other public companies.

Francis A. Hondal

Ms. Hondal, 61, has been a director of Equitable Financial since 2020. She has also served on the boards of Equitable America and Holdings since 2020. Until December 31, 2022 she held the position of Executive Advisor and member of the management committee of Mastercard Inc., and previously served in a variety of senior leadership positions having first joined Mastercard in 2011, including as President, Loyalty and Engagement (2018 to 2022); Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive,

[1]

Director Bertram Scott is expected to retire from the Board, effective May 19, 2026, and therefore will not be nominated for reelection at the Annual Meeting of Stockholders, to be held on May 20, 2026. As a result the size of the Board will be reduced from ten members to nine, effective May 20, 2026.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general management roles within Consumer Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries. Ms. Hondal also serves on the Board of Directors of Bath & Body Works, Inc. (NYSE: BBWI) (f/k/a L Brands, Inc.).

Ms. Hondal brings to the Board expertise in consumer financial products, customer experiences, and finance, marketing, and international and general management. She has extensive senior leadership experience in the financial services industry.

Arlene Isaacs-Lowe

Ms. Isaacs-Lowe, 66, has been a director of Equitable Financial since 2022. She has also served on the boards of Equitable America and Holdings since 2022. She joined the Board after having spent almost four decades as a respected global leader in driving growth and profitability for major firms throughout the financial services sector. During her nearly 25-year career at Moody’s, Ms. Isaacs-Lowe most recently served as Special Advisor to the Executive Leadership Team (2021-2022), having previously served as Global Head of Corporate and Social Responsibility and as President of The Moody’s Foundation (2017-2021). She also led business development and client relationship management efforts for Moody’s Investors Service Commercial operations teams across Europe, the Middle East and Africa and for Moody’s Financial Institutions, Real Estate, Public, and Project and Infrastructure Finance franchises in the U.S. Prior to joining Moody’s, Ms. Isaacs-Lowe served as CFO of Equinox Realty Advisors, a boutique real estate investment advisory firm and was a portfolio manager for MetLife Realty Group.

Ms. Isaacs-Lowe brings to the Board her knowledge of investment management, capital markets and expertise in enterprise risk management, building multi-disciplinary teams and integrating environmental, social and governance strategies that drive long-term value, as well as expertise as an audit committee financial expert. She also serves on the Boards of Directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR) and Compass Group PLC (LSE: CPG).

Daniel G. Kaye

Mr. Kaye, age 71, has been a director of Equitable Financial since 2015. Mr. Kaye has also served on the boards of Equitable America since 2015, AllianceBernstein Corporation since 2017, and Holdings since 2018. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye also serves on the Board of Directors of CME Group, Inc.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his leadership roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of other companies.

Craig MacKay

Mr. MacKay, 63, has been a director of Equitable Financial since 2022. He has also served on the boards of Equitable America and Holdings since 2022. His extensive experience in private finance and governance spans over three decades, including dozens of acquisition financings, leveraged recapitalizations and refinancings across a broad spectrum of industries including financial services, business services, retail and technology. Mr. MacKay is currently a Senior Advisor at England & Company LLC, an independent investment bank where he previously served as a Partner from 2012 until his retirement in 2022. Mr. MacKay previously headed the Private Finance and High Yield Capital Markets Origination Groups at SunTrust Robinson Humphrey. He was also the founder and managing member of HNY Associates, LLC, an investment banking boutique. Mr. MacKay began his professional experience at Bankers Trust Company and holds degrees from The Wharton School at The University of Pennsylvania (BS, MBA). Mr. MacKay also currently serves on the Board of Directors of Carver Bancorp, Inc. (NASDAQ: CARV) where he previously served as Interim President & CEO (from October 1, 2023 until November 1, 2024) and also serves as an independent Trustee of the Pioneer Funds, the U.S. funds managed by Amundi Asset Management US, Inc.

Mr. MacKay brings to the Board expertise as an audit committee financial expert. He has extensive finance, investment, and management expertise, fintech/consumer, risk management, senior executive, corporate governance and talent development experience as well as experience as a director of other public reporting companies.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Mark Pearson

Mr. Pearson, age 67, has been a director of Equitable Financial since 2011 and currently serves as our Chief Executive Officer. He has also served on the boards of Equitable America, Holdings and AllianceBernstein Corporation since 2011. Mr. Pearson serves as the President and Chief Executive Officer of Holdings and is also Chief Executive Officer of Equitable Financial. He has served as the President and Chief Executive Officer of Holdings since 2011. From 2008 to 2011, he was the President and CEO of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants.

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to Holdings, AXA Japan and other AXA affiliates, and has extensive global insurance industry experience.

Bertram L. Scott

Mr. Scott, age 75, has been a director of Equitable Financial since 2019 (and previously served on the board of Equitable Financial from 2012 to 2018). Mr. Scott has served on the boards of Equitable America and Holdings since 2019. Mr. Scott previously served as Senior Vice President of population health of Novant Health, Inc. from 2015 to 2019, and prior to that as President and Chief Executive Officer of Affinity Health Plans; as President, U.S. Commercial of CIGNA Corporation; as Executive Vice President, Chief Institutional Development and Sales Officer of TIAA-CREF; and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company. Mr. Scott is currently a member of the Boards of Directors of Becton, Dickinson and Company and Lowe’s Companies, Inc.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles, including insurance industry and financial services experience. The Board also benefits from his perspective as a director of other companies.

George Stansfield

Mr. Stansfield, age 66, has been a director of Equitable Financial since 2017. Mr. Stansfield has served on the boards of Equitable America and Holdings since 2017. Since 2017, Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA, and since 2016, Mr. Stansfield has been Group General Secretary and a member of AXA’s Management Committee. Mr. Stansfield was previously Head of AXA’s Group Human Resources and was AXA’s Group General Counsel. Mr. Stansfield holds various directorships within AXA, including as Chairman of AXA France, Chair of the Supervisory Board of GIE AXA (France), Chair of the Advisory Council of Atlantic Vantage Point Capital and director or Management Committee member of AXA ASIA (France), AXA Holdings Japan and AXA Foundation for Human Progress.

Mr. Stansfield brings to the Board his extensive experience and knowledge and key leadership skills developed through his service as an executive, including his experience as AXA Group General Secretary and Head of Group Human Resources and his perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill

Mr. Stonehill, age 68, has been a director of Equitable Financial since 2017. Mr. Stonehill has served on the boards of Equitable America since 2017 (and previously served on the board of Equitable America from 2017-2018), Holdings since 2018 and AllianceBernstein Corporation since 2019. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC, a position he has held since 2011. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co. and JPMorgan. Mr. Stonehill previously served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd. Mr. Stonehill also currently serves as a member of the Supervisory Board of Deutsche Börse AG (OTCMKTS: DBOEY).

Mr. Stonehill brings to the Board his expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets, and his experience as a director of other companies.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EXECUTIVE OFFICERS

The Holdings’ Management Committee (the “Management Committee”) is responsible for the business strategy and operations of all of Holdings’ subsidiaries, including Equitable AFinancialmerica. Accordingly, the members of the Management Committee listed below and Mr. Pearson (whose biography is included above in the Board of Directors information) are the current executive officers of Equitable Financial.

Seth Bernstein, Head of Asset Management of Holdings

Mr. Bernstein, age 64, has been the President and Chief Executive Officer of AllianceBernstein Corporation since 2017 and is Holdings’ Head of Asset Management and a member of Holdings’ Management Committee. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division.

Kurt W. Meyers, Chief Legal Officer and Secretary

Mr. Meyers, age 54, leads Holdings’ Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across Holdings and its two principal franchises, Equitable and AllianceBernstein. Mr. Meyers is also a member of Holdings’ Management Committee. Most recently, Mr. Meyers served as Holdings’ Head of Life Insurance, where he led a strategic transformation of the business. Prior to this, he was Holdings’ Deputy General Counsel, leading several law department practice groups and serving in enterprise leadership roles. Prior to joining Holdings in 2019, Mr. Meyers held a distinguished legal career with more than two decades of experience. He was a partner at McGuire Woods LLP from 2016-2019, where he focused on civil, regulatory and criminal matters. He also worked for the U.S. Department of Justice in the Western District of North Carolina from 2005-2016 and served as the Criminal Chief, overseeing 50 federal prosecutors and staff and all federal criminal investigations, litigation and trials. He began his career as a Litigation Associate at Wilmer Hale. Mr. Meyers has a bachelor’s degree from Franklin & Marshall College, a master’s degree with a specialty in ethics from the University of Arizona and is a cum laude graduate of Harvard Law School. He is a Fellow of the prestigious International Academy of Trial Lawyers.

Jeffrey J. Hurd, Chief Operating Officer

Mr. Hurd, age 59, has strategic oversight for Holdings’ Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of Holdings’ Management Committee. Mr. Hurd also has responsibility for Holdings’ Innovation and Design Office, which is implementing Holdings’ agile transformation. Mr. Hurd has served as Chief Operating Officer of Equitable Financial since 2018. Mr. Hurd is also the Chief Operating Officer of Holdings and Equitable America. Prior to joining the Company in 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

Nick Lane, President

Mr. Lane, age 53, oversees all aspects of Equitable Financial’s business, as well as distribution. Mr. Lane also serves as President of Equitable Financial and Head of Retirement, Wealth Management & Protection Solutions for Holdings. Mr. Lane has held various leadership roles since joining Equitable (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as President and CEO of AXA Japan, Senior Executive Director at Equitable with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA’s five-year strategic plan across 60 countries. Prior to joining Equitable, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Robin M. Raju, Chief Financial Officer

Mr. Raju, age 44, currently serves as Chief Financial Officer of Equitable Financial. He also serves as the Chief Financial Officer of Equitable America and Holdings. Mr. Raju is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of Holdings’ Management Committee. Prior to becoming Chief Financial Officer in 2021, Mr. Raju was Head of Individual Retirement at Holdings, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for Holdings’ Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin Holdings’ business segments. He also led Holdings’ preparation for its successful IPO in 2018. Since joining Equitable in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors, LLC. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris.

CORPORATE GOVERNANCE

Committees of the Board

The Executive Committee of the Board (“Executive Committee”) is currently comprised of Ms. Lamm-Tennant (Chair), Mr. Pearson, and Mr. Stonehill. The function of the Executive Committee is to exercise the authority of the Board in the management of Equitable Financial between meetings of the Board with the exceptions set forth in Equitable Financial’s By-Laws.

The Audit Committee of the Board (“Audit Committee”) is currently comprised of Mr. Kaye (Chair), Ms. Isaacs-Lowe, and Mr. MacKay. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Mr. Kaye, Ms. Isaacs-Lowe, and Mr. MacKay is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate.

The Compensation and Talent Committee (“Compensation Committee”) is currently comprised of Mr. Stansfield (Chair), Ms. Hondal, Ms. Isaacs-Lowe, and Mr. Scott (until his retirement on May 19, 2026). The primary purposes of the Compensation Committee are to: (i) discharge the Board’s responsibilities relating to the compensation of Equitable Financial’s executive officers; (ii) review reports regarding enterprise talent and development programs, diversity and inclusion, and attrition and hiring as it deems appropriate and (iii) recommend to the Board the appointment of senior and executive officers.

The Nominating and Corporate Governance Committee (“Nominating Committee”) is currently comprised of Mr. Kaye (Chair), Ms. Isaacs-Lowe, Mr. Scott (until his retirement on May 19, 2026) and Mr. Stansfield. The primary purposes of the Nominating Committee are to: (i) identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders of Holdings; (ii) develop and recommend to the Board a set of corporate governance principles for Equitable Financial; (iii) otherwise take a leadership in shaping the corporate governance of Equitable Financial; (iv) oversee Equitable Financial’s strategy regarding environmental stewardship, sustainability, corporate social responsibility matters and political giving.

The Investment Committee of the Board (“Investment Committee”) is currently comprised of Mr. Stonehill (Chair), Mr. Dachille, Mr. MacKay and Mr. Pearson. The primary purpose of the Investment Committee is to oversee the investments of Equitable Financial by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Independence of Certain Directors

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that each of Ms. Lamm-Tennant, Mr. Dachille, Ms. Hondal, Ms. Isaacs-Lowe, Mr. Kaye, Mr. MacKay, Mr. Scott, Mr. Stansfield and Mr. Stonehill is independent.

Code of Ethics

The Equitable Holdings, Inc. Code of Business Conduct and Ethics (the “Code”) applies to all directors, employees, officers and financial professionals of Holdings and its subsidiaries (excluding AllianceBernstein Corporation, AllianceBernstein L.P., and their subsidiaries) (collectively the “Equitable Group”). The Equitable Holdings, Inc. Financial Code of Ethics (the “Financial Code”) supplements the Code and applies to Holdings’ Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer and senior corporate officers with financial, accounting and reporting responsibilities as well as any other employee of the Equitable Group performing similar tasks or functions.

The Code and the Financial Code each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations and are available without charge on the investor relations portion of Holdings’ website at https://ir.equitableholdings.com. Holdings intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments or waivers from provisions of the Financial Code by posting such information on the Holdings’ website at the above address.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

2025 Executive Compensation Highlights

The overriding goal of the EQH Compensation Program continues to be to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success.

Executive Summary

Limited changes to overall program design. Our compensation program consists of a carefully chosen mix of fixed and at-risk components intended to reward long-term value creation, ensure alignment with our long-term financial success and facilitate the attraction, motivation and retention of top talent, as shown under “Program Components.” The program ties the financial interests of our executive management with that of our stockholders and received a high level of support from stockholders (94.3%) in 2025.

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2025. A substantial majority of a participant’s compensation is contingent on Company performance as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components as shown in “2025 Total Direct Compensation.”

Modest adjustments to our Short-Term Incentive Compensation Program (“STIC Program”). Our STIC Program drives short-term (one-year) rewards for participants in the EQH Compensation Program. The current program was established in 2018 and is reviewed on an annual basis to ensure the program design is effective and in line with current public company market standards. There were no changes to the STIC Program metrics or weightings for 2025, with Non-GAAP Operating Earnings, Cash Flow, VNB and Strategic Initiatives each bearing a metric weighting of 25%. For the 2025 STIC Program, we widened the payout range for the VNB metric to +/- 30% of target to reflect market sensitivities outside of management control. Conversely, we narrowed the payout range for the Cash Flow metric to -20%/+15% of target in acknowledgment of greater predictability for this metric.

Continued balance of equity vehicles, with expansion of the Total Stockholder Return (“TSR”) peer group. As in prior years, 2025 annual equity grants consisted of time-based Restricted Stock Units (“RSUs”) (40%) and Performance Shares (60%); with the Performance Share component weighted equally between relative TSR and Non-GAAP EPS performance metrics. For 2025 grants, we updated the TSR peer group to reflect the addition of one new peer company, Reinsurance Group of America (“RGA”), based on financial scope and strongly correlated stock price.

Continued focus on corporate governance. In 2025, we continued to follow good compensation governance practices for executive compensation matters, as shown in “Compensation Governance Practices.”

2025 Total Direct Compensation

The following charts reflect the pay mix for our CEO and the average pay mix for the other participants in the 2025 EQH Compensation Program.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Program Components

Component	Description	Purpose
Total Direct Compensation

Base Salary	Fixed compensation based on a variety of factors reflecting career experience, scope of responsibilities and individual performance	Fairly and competitively compensate executives for their positions and the scope of their responsibilities

Short-Term Incentive Compensation	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	Focus executives on annual corporate and business unit goals that, when attained, drive our success

Equity-Based Awards	Variable awards consisting of equity grants subject to performance and time-based vesting requirements determined based on the importance of retention, market data and other factors	Reward stockholder value creation and ensure alignment with our long-term financial success

Other Compensation and Benefits

Retirement, Health and Welfare and other Plans and Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	Attract and retain high caliber executives by offering programs to all employees that assist with long-term financial support and security

Termination Benefits

Severance Benefits	Temporary income payments and other benefits for certain terminations of employment	Provide competitive total compensation packages

Change-in-Control Benefits	Benefits in the event of a termination related to a change in control	Retain executives and incent efforts to maximize stockholder value during a change in control

Compensation Governance Practices

We are committed to reviewing our program each year to ensure that it reflects stockholder feedback and continues to comport with strong governance principles, incentivizes excellent performance and aligns executives’ financial interests with those of our stockholders.

What We Do	What We Don’t Do

Link a substantial majority of executive pay to performance criteria	Reprice underwater stock options without stockholder approval

Require executives and directors to meet stock ownership guidelines	Allow executives and directors to hedge or pledge Company securities

Require clawbacks for incentive awards, including for conduct that causes reputational harm	Provide dividends or dividend equivalents with respect to stock options

Provide equity-based awards that are balanced between full value awards and performance-based awards	Provide executives with excessive perquisites

Provide the majority of long-term incentive awards in Performance Shares	Provide multi-year guaranteed incentive awards

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

What We Do	What We Don’t Do

Provide that all long-term incentive awards are granted and settled in equity	Provide excise tax gross-ups upon change in control

Receive advice from an independent consultant	Provide “single trigger” vesting of change in control benefits

Require a minimum vesting period of at least one year for annual equity-based awards to executives	Allow liberal share recycling under our active equity plan

Use a balanced mix of performance metrics to mitigate risk

COMPENSATION DISCUSSION AND ANALYSIS

Our 2025 Named Executive Officers are:

•	Mark Pearson, President and Chief Executive Officer

•	Robin M. Raju, Chief Financial Officer

•	Jeffrey J. Hurd, Chief Operating Officer

•	Nick Lane, President of Equitable Financial

•	Seth Bernstein, Head of Asset Management

As President and Chief Executive Officer of Holdings, Mr. Pearson is responsible for the business strategy and operations of the Company. The other 2025 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Raju, Hurd and Lane are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of Equitable Financial and Equitable America while Mr. Bernstein is responsible for day-to-day management of our publicly traded asset management business as the Chief Executive Officer of AB.

Messrs. Pearson, Raju, Hurd and Lane participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). AB maintains its own plans and programs as a publicly traded company; as such, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program. Mr. Bernstein also received an equity grant under the EQH 2025 Equity Program in connection with his membership on the EQH Management Committee. AB Executive compensation is overseen by the AB Board and AB Compensation and Workplace Practices Committee as further described below.

EQH COMPENSATION PROGRAM

Compensation Philosophy

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•	setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•	establishing equity-based arrangements that align executives’ financial interests with those of our stockholders by ensuring the executives have a material financial stake in Holdings’ common stock; and

•	structuring compensation packages and outcomes to foster internal equity.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Compensation Decision-Making Process

Roles and Responsibilities

The Compensation and Talent Committee is responsible for general oversight of our compensation programs and is further responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives;

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation; and

•	reviewing and approving all compensation arrangements with executives.

The Compensation and Talent Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Meridian Compensation Partners (“Meridian”), the Compensation and Talent Committee’s independent compensation consultant for 2025. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Roles and Responsibilities

Chief Executive Officer	As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation and Talent Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation and Talent Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation and Talent Committee is not bound by his recommendations.

Human Resources	Human Resources performs many of the organizational and administrative tasks that underlie the Compensation and Talent Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Meridian	Meridian attended Compensation and Talent Committee meetings and assisted and advised the Compensation and Talent Committee in connection with its review of executive compensation policies and practices. In connection with the selection of Meridian as the independent compensation consultant for 2025, the Compensation and Talent Committee considered and confirmed Meridian’s independence pursuant to the NYSE listing standards. Meridian does not perform any work for management.

Compensation Peer Group

We view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. Accordingly, the Compensation and Talent Committee used compensation data from the Compensation Peer Group listed below to help inform — but not determine — decisions related to the 2025 base salaries and short-and long-term incentive targets of the EQH Program Participants.

Compensation Peer Group
Ameriprise Financial, Inc. Brighthouse Financial, Inc. Corebridge Financial Jackson Financial Lincoln National Corporation Manulife Financial Corporation	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

The Compensation Peer Group was originally established based on objective factors such as industry, geography and assets, management’s view of our competitors for talent and business and a review of the peer groups used by others in our sector. The Compensation and Talent Committee reviews the Compensation Peer Group in September of each year.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Competitive Compensation Analysis

In November 2025, our independent compensation consultant, Meridian, presented the Compensation and Talent Committee with a competitive compensation analysis for each of the EQH Program Participants (the “Independent Compensation Analysis”). The Independent Compensation Analysis was undertaken in accordance with our target pay philosophy:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions within a competitive range of the market median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Our compensation program generally targets base salary, annual cash incentives and equity awards at the median of comparable positions within our peer group, unless individual circumstances warrant otherwise. An executive’s experience and tenure may result in target compensation that is initially below or above the median, as appropriate. Compensation levels and incentive targets are reviewed annually.

In assessing executive compensation, the Compensation and Talent Committee considered competitive market data, including peer group and survey reference points, as applicable. The Independent Compensation Analysis reviewed total direct compensation and its individual components, as well as the overall mix of fixed and variable pay, short-and long-term incentives, and cash and equity compensation.

Compensation Components

The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for services.

What is the purpose of it?

For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, competitive market data, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

•

align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

•

enhance the performance assessment process with a focus on accountability;

•

differentiate compensation based on individual performance; and

•

provide competitive total annual compensation opportunities.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Total Direct Compensation

Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

•

align long-term interests of award recipients with those of stockholders;

•

provide competitive total compensation opportunities; and

•

ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

Termination Benefits
Severance Benefits

What is it?

Temporary income payments and other benefits provided for involuntary terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change-in-control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Severance benefits are intended to treat employees fairly at termination, provide competitive total compensation packages and secure certain Company protections in exchange for the severance provided.

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. Under the terms of the agreement, Mr. Pearson’s employment will continue until terminated by Mr. Pearson or the Company on 30 days’ prior written notice.

Base Salary

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all Equitable Financial officers who are members of the Management Committee.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Compensation and Talent Committee reviewed the base salaries of the EQH Program Participants in February 2025, taking into consideration the Independent Compensation Analysis and input from management. Based on the foregoing, no adjustments were made to the base salaries of EQH Program Participants for 2025. The following table shows the annual rate of base salary of the EQH Program Participants:

EQH Program Participant	2025 Annual Rate of Base Salary
Mr. Pearson	$1,252,000
Mr. Raju	$850,000
Mr. Hurd	$900,000
Mr. Lane	$900,000

The base salaries earned by the EQH Program Participants in 2025, 2024 and 2023 are reported in the “Summary Compensation Table” included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan is an ongoing “umbrella” plan that allows the Compensation and Talent Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees (each, a “STIC Program”).

All EQH Program Participants were eligible for awards under the 2025 STIC Program. The amount of an EQH Program Participant’s individual award under the 2025 STIC Program was determined by multiplying their 2025 STIC Program award target (the “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by their “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2025 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2025 STIC Program Award

This section describes each element of the award calculation.

STIC Targets

The Compensation and Talent Committee reviewed the STIC Targets of the EQH Program Participants in February 2025, taking into consideration the Independent Compensation Analysis and input from management, and made no adjustments to STIC targets for the EQH Program Participants. The following table shows the 2025 STIC Targets of the EQH Program Participants:

EQH Program Participant	STIC Target
Mr. Pearson	$3,148,000
Mr. Raju	$1,300,000
Mr. Hurd	$1,500,000
Mr. Lane	$1,400,000

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. No EQH Program Participants were guaranteed a cash incentive award under the 2025 STIC Program.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for each STIC Program is determined by measuring corporate performance with respect to certain financial and other performance objectives critical to the achievement of our annual and long-term goals. Several key performance objectives are chosen to incent performance across a range of activities and balance different types of metrics.

Based on its review of the 2024 STIC Program in February 2025, the Compensation and Talent Committee elected to retain the four performance objectives (i.e., Non-GAAP Operating Earnings, VNB, Cash Flow and Strategic Initiatives), as well as to retain the same overall relative weightings for the 2025 STIC Program. Recognizing that the performance objectives and their weightings for each STIC Program are determined based on our strategy and focus at the time of the program’s design, performance objectives and their weightings may vary in future years as different metrics become more relevant.

The 2025 STIC Program performance objectives and their relative weightings were as follows:

•	Non-GAAP Operating Earnings – 25%

•	VNB – 25%

•	Cash Flow – 25%

•	Strategic Initiatives – 25%

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income (loss) attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?	Non-GAAP Operating Earnings was chosen as a performance objective for the 2025 STIC Program due to our belief that it is the strongest indicator of corporate performance for a year.
Value of New Business
What is it?

The VNB performance objective:

•

represents the present value of economic profits from new business under the Company’s economic model;

•

is a key pricing metric established during the product approval process and monitors actual versus expected economic returns;

•

is a key component of franchise value (i.e., the value of future potential new business) and is part of the Company’s economic value and economic coverage ratio; and

•

is measured in terms of absolute value (i.e., dollars or present value economic profit) and relative value by measuring VNB margin (i.e., absolute value as a percentage of certain new business annual premium equivalent).

Management has the ability to manage VNB through active management of certain new business sales and pricing.

Why do we use it?	VNB was chosen as a performance objective for the 2025 STIC Program due to our belief that it is a strong indicator of grow through the economic value creation of certain new business sold over the course of a year.

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Cash Flow
What is it?	Cash Flow is net annual dividends and distributions to Equitable Holdings from its subsidiaries less annual Holding Company expenses.
Why do we use it?	Cash Flow was chosen as a performance objective for the 2025 STIC Program to ensure management is held accountable for the metrics communicated to investors and the market as most important to the Company. It is linked to longer- term sustainable earnings growth.
Strategic Initiatives
What is it?

The Strategic Initiatives performance objective measures corporate performance with respect to specific goals set for certain initiatives required to ensure Holdings’ continued success. Strategic Initiatives for 2025 include:

•

Deliver meaningful value for our stakeholders including our people, clients and communities;

•

Demonstrate meaningful improvements on building new commercial growth engines to grow franchise value;

•

Execute on efficiency moonshot to support business growth; and

•

Execute on our capital optimization initiative to support investor commitments.

Why do we use it?	The Strategic Initiatives were chosen as a performance objective for the 2025 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation and Talent Committee for each performance objective. For Non-GAAP Operating Earnings, VNB, and Cash Flow, the targets were numerical. For each Strategic Initiative, the qualitative target was set as the accomplishment of the 2025 goal for that initiative. Once set, the targets for each performance objective are not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation and Talent Committee.

Achievement at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, achievement at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Achievement below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Achievement above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

The Non-GAAP Operating Earnings, VNB and Cash Flow performance objectives were also assigned threshold and maximum achievement levels that were approved by the Compensation and Talent Committee. Prior to 2025, the threshold and maximum goals for the Non-GAAP Operating Earnings, VNB and Cash Flow performance objectives were set at +/-25% of target. Beginning in 2025, the threshold and maximum goals for VNB were widened to +/-30% of target to reflect market sensitivities outside of management control. Conversely, the payout ranges for Cash Flow were narrowed to -20%/+15% of target in acknowledgment of greater predictability for this metric. Achievement at the maximum or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Achievement below threshold results in no contribution to the Initial Funding Percentage by the performance objective.

The Strategic Initiatives’ performance objective was not assigned specific thresholds or maximums. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50%, weighted, as described above) was determined by a qualitative assessment of performance, supported by indicators and considering a holistic assessment of business performance over the past year, subject to approval by the Compensation and Talent Committee.

The Initial Funding Percentage of the annual incentive was 109% of target (i.e., Non-GAAP Operating Earnings (9%) + VNB (21%) + Cash Flow (50%) + Strategic Initiatives (29%)). The following table presents the target and actual results for each of the performance objectives, along with their thresholds, maximums, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for thresholds, maximums, target and actual results are in millions of U.S. dollars.

Non-GAAP Operating Earnings for 2025 STIC Program purposes were $1,788 million, $47 million more than 2025 reported Non-GAAP Operating Earnings of $1,741 million. The STIC Program framework provides the ability to make adjustments, including to eliminate the impact of non-recurring events or actuarial assumption updates related to Legacy business lines. The

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

upward adjustment of $47 million is related to Equitable’s reinsurance agreement with RGA. While the transaction with RGA did not close until July 31, 2025, per the agreed terms, RGA was responsible for covered claims beginning April 1, 2025. Accordingly, an adjustment was made to reflect the associated claims.

Performance Objective	Threshold ($m)	Target	Maximum	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	$1,605	$2,140	$2,675	25%	$1,788	9%
VNB	$441	$630	$819	25%	$597	21%
Free Cash Flow	$1,280	$1,600	$1,840	25%	$2,600	50%
Strategic Initiatives	N/A	Goals exceeds	N/A	25%	29%	29%
Total						109%

Note: For results in between the threshold and target and target and maximum, the contribution to the Initial Funding Percentage is determined by linear interpolation. Actual VNB results used for 2025 STIC Program purposes excludes VNB from certain newer businesses. Beginning in 2025, VNB results used for STIC purposes also excludes Wealth Management, as sales activity from that business is reflected in part through Non-GAAP Operating Earnings.

The Compensation and Talent Committee determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 29%, with some goals being evaluated as above target. Key performance objective results included:

•	Our employee engagement and wellness scores continue to increase year-over-year, underscoring our commitment to embedding wellness into our operating model. Material ESG factors have been integrated into the investment process for most General Account assets, and we achieved our goal to commit an additional $1 billion in impact investments in 2025. Our Social Impact integration model was implemented through Equitable in two key markets to strengthen educator relationships and create a foundation for sustained growth. We continue to advocate for fair capital standards that protect consumers and position the insurance industry for future progress. We maintain strong ESG ratings across all four major rating agencies (MSCI, Sustainalytics, S&P and ISS), and our MSCI score of “AA,” positions us as a leader among our peers.

•	Our most impactful commercial growth engines, Wealth Management and AB Private Markets, outperformed in multiple areas. Wealth Management delivered record post-tax earnings of c.$222 million in 2025, ahead of plan and 2027 Investor Day targets and achieved a new milestone of c.$122 billion in AUA while generating c.$8.4 billion in advisory net flows. The acquisition of Stifel Advisors will bring up to $9 billion in additional assets. With more than $19 billion of our $20 billion capital commitment to AB deployed in 2025, AB Private Markets assets AUM grew 18% to $82 billion.

•	The execution of various initiatives under our efficiency moonshot enabled us to realize $120 million in run-rate expense saves, positioning us to meet or exceed our Investor Day commitment of $150 million in net savings by year-end 2027.

•	2025 was a year of significant capital optimization achievements, led by the Individual Life reinsurance transaction with RGA, the largest ever life reinsurance transaction in the US, which freed over $2 billion of capital and reduced exposure to mortality by 75%. Transaction proceeds were used to invest in growing AB and Equitable Advisors as well as to accelerate capital return to stockholders. We also completed our first reinsurance transaction of approximately $30 billion of group annuity liabilities with our Equitable Financial Bermuda, which will improve the visibility into and consistency of future cash generation.

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation and Talent Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation and Talent Committee had discretion to increase the Initial Funding Percentage by up to twenty percentage points and unlimited discretion to decrease the percentage based on any relevant circumstances determined by the Committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

Other than the adjustment to Non-GAAP Operating Earnings outlined above, the Compensation and Talent Committee did not exercise any discretion regarding the 2025 STIC Program results.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation and Talent Committee reviewed the 2025 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage (other than for himself) and 2025 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation and Talent Committee approved the amount of the 2025 STIC Program awards for each EQH Program Participant.

In making its recommendations, the Compensation and Talent Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2025 by the EQH Program Participants.

Mr. Pearson
Accomplishments

Delivered strong business performance, including:

•

Achieved $1.7 billion of Non-GAAP Operating Earnings, or $5.64 per share.

•

Reached record of $1.1 trillion of AUM/A, representing 10% year-over-year growth.

•

Drove strong organic growth with $5.9 billion of Retirement net inflows and a record $8.4 billion of advisory net inflows in Wealth Management.

Maintained balance sheet strength and consistent capital return, including:

•

Delivered Cash Flow to Holdings of $2.6 billion, which includes $1 billion from the life reinsurance transaction with RGA. Organic cash generation was $1.6 billion, up over 10% year-over-year, and is on track to achieve $2 billion target by 2027.

•

Returned $1.8 billion of capital to stockholders, which includes $500 million of additional share repurchases following the individual life reinsurance transaction. Excluding these incremental buybacks, the payout ratio was 68%, at the higher end of our 60-70% target

•

Combined NAIC RBC ratio of c.475%, which is above our target of 400%+.

•

Executed key strategic initiatives, including the individual life reinsurance transaction with RGA that freed $2 billion of capital.

•

Continued to enhance our integrated flywheel business model and drive synergies across Equitable and AB; used a portion of the proceeds from the life reinsurance transaction to increase the level of ownership in AB; acquired Stifel Independent Advisors; and funded AB’s investment in FCA Re.

Enhanced company culture and performance, including:

•

Achieved year-over-year improvement in our corporate engagement index score, outperforming the finance and industry benchmark.

•

Improved Equitable’s wellness index scores reflecting the continued maturation of our operating model, and commitment to improving the wellness outcomes of our people.

2025 STIC Program Award $3,431,320 (109% of target)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Mr. Raju
Accomplishments

Provided leadership and direction for Finance-related activities, including:

•

Achieved $1.7 billion Non-GAAP Operating Earnings or $5.64 per share, $1.1 trillion of AUM/A, $580 million of capital invested in new business delivering 15% IRRs, and $0.6 billion of VNB. Retirement and Wealth Management had full year net inflows of $5.9 billion and $8.4 billion, respectively. AB Private Markets’ assets increased to $82 billion.

•

Delivered Cash Flow to Holdings of $2.6 billion, which includes $1 billion from the life reinsurance transaction. Organic cash generation was $1.6 billion, with over 50% coming from our asset and wealth management businesses. Holdings returned $1.8 billion of capital to stockholders, equating to a 95% total payout ratio, or a 68% payout ratio excluding $500 million of incremental buybacks related to the life transaction.

•

Maintained a strong combined NAIC RBC ratio of c.475%, well above our minimum target level of 400%, and we ended 2025 with $1.1 billion of cash and liquid assets at Holdings. Hedge effectiveness remained above 95%.

Executed strategies to enhance financial reporting framework, de-risk the balance sheet, unlock economic value, seed future growth, and generate additional income:

•

On track to achieve 2023 Investor Day targets to increase annual cash generation to $2 billion by 2027 and grow Non-GAAP Operating EPS at a 12-15% CAGR from 2023-2027.

•

Continued stockholder engagement via meetings with existing stockholders and prospective investors at arranged investor events and sell-side conferences.

•

Completed our first internal reinsurance transaction with Equitable Financial Bermuda, ceding $30 billion of liabilities. This enables us to maintain economic management of the block and have greater visibility of future cash flows.

•

Novated a portion of the Legacy VA policies reinsured to Venerable and a portion of the non-NY policies included in the 2023 internal reinsurance transaction.

•

Completed the life reinsurance transaction with RGA, freeing $2 billion of capital and reducing mortality exposure by 75%.

•

Used transaction proceeds to drive growth in Asset and Wealth Management and accelerate capital return. Committed c. $200 million for strategic growth investments in Stifel Independent Advisors and FCA Re.

•

Achieved $110 million incremental investment income target two years ahead of schedule.

•

Delivered $120 million of run-rate expense saves as of year-end 2025; on track to reach $150 million target by 2027.

•

Issued $5 billion of funding agreement back notes, making Equitable a top five issuer in 2025.

Continued to build meaningful synergies with AB, including:

•

Advanced enterprise growth initiatives, deploying $19 billion of $20 billion commitment to AB’s Private Markets platform, which grew to 82 billion.

•

Invested $100 million in FCA Re sidecar.

•

Achieved goal to commit up to $1 billion to impact investments by the end of 2025, including renewable energy and energy efficiency projects

•

Achieved goal to commit up to $1 billion to impact investments by the end of 2025, including renewable energy and energy efficiency projects.

2025 STIC Program Award $1,700,400 (131% of target)

Mr. Raju’s 2025 STIC Program Award was 131% of target, representing a Final Funding Percentage of 109% and an Individual Assessment Percentage of 120%, based principally on capital optimization achievements, including the successful completion of the life reinsurance transactions with RGA and Equitable Financial Bermuda.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Mr. Hurd
Accomplishments

Delivered continued progress during year two of Equitable’s three-year strategic initiative to reset our expense base and reallocate savings towards higher return opportunities. Examples include implementing a new and sustainable efficiency budgeting process, increasing speed and transparency in investment decisions, improving investment rigor by leveraging digital tools and business cases, and enhancing our risk assessment. Through year-end 2025, achieved $120 million of run-rate expense reductions; on track to achieve $150 million target by 2027.

Made significant progress on our strategy to deliver meaningful value to our stakeholders, including:

•

Achieved strong employee engagement index culture score of 85.9, up year-over-year and above finance and insurance industry benchmark. Our company’s employee Net Promoter Score, or eNPS, a metric that measures how likely employees are to recommend us as an employer also remains healthy, exceeding the industry benchmark.

•

Reimagined our learning and development curriculum to create a distinctly Equitable program that strengthens our talent pipeline and differentiates Equitable in a highly competitive talent marketplace.

•

Our 2025 Wellness Survey shows improvement across every wellness dimension for the third consecutive year, with total favorability rising from 69.4% in 2023 to 82.3% in 2025.

•

Held enterprise-wide health fairs and financial wellness educational seminars that were attended by more than 3,000 employees.

•

Matured our Energy & Resilience management programming to provide nearly 3,000 employees with actionable content designed to help increase capacity in everyday tasks and reduce stress.

•

Launched and scaled a differentiated Energy & Resilience curriculum linking learning to cultural transformation. Delivered 18 high-impact sessions to 2,500+ employees and advisors, providing practical strategies across stress and time management, focus and control, career progression, and daily routines to support a healthier, more resilient, and productive workplace.

Delivered value for stakeholders and supported our communities including:

•

Executed high-impact projects to reengineer Service Operations for improved performance, consistently delivering strong SLA adherence across new business, in force and contact center operations, alongside high customer satisfaction.

•

Delivered strategic initiatives that supported growth, enhanced security, modernized technology and improved efficiency, including the successful modernization of Equitable Advisors’ field compensation.

•

Matured Equitable’s Generative AI program, combining advanced tools and innovative internal forums to drive adoption. Achieved nearly 3x growth in weekly active users of GenAI productivity tools.

•

Reached more than 9,000 students through various higher education preparatory programs and awarded 100 renewable Equitable Excellence® scholarships to students from 64 high schools across 21 states.

•

Supported more than 9,000 educators nationwide through various Equitable professional development and wellbeing programs.

2025 STIC Program Award $1,880,250 (125% of target)

Mr. Hurd’s 2025 STIC Program Award was 125% of target, representing a Final Funding Percentage of 109% and an Individual Assessment Percentage of 115%, based principally on his leadership on several enterprise-wide initiatives, including continued progress toward our efficiency moonshot, significantly advancing stakeholder value, and advancing a holistic wellness strategy.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Mr. Lane
Accomplishments

Generated record value and volume in the Retirement businesses, including:

•

Total Retirement sales of $22.4 billion (+7% vs. 2024), with record RILA sales.

•

Maintained leadership positions in the RILA and tax-exempt markets, with sales up 8% and 28% vs. 2024, respectively.

•

Generated $5.9 billion in total Retirement net flows, a4% organic growth rate, and $0.6 billion in VNB.

Delivered strong results and growth in Wealth Management, including:

•

Record advisory net flows of $8.4 billion (+76% vs. 2024), and over $120 billion in assets under advisement (+20% vs. 2024).

•

Grew operating earnings 21% and improved operating margin from 13.5% in 2024 to 15.0% in 2025.

•

Increased Wealth Planners by 12% to 920 and improved total advisor productivity by 8% vs. 2024.

•

Recruited $1.4 billion in experienced advisor assets and announced the acquisition of Stifel Independent Advisors.

Achieved continued momentum in the emerging Institutional and Employee Benefits businesses, including:

•

Institutional: Successfully launched HSA offering in 1Q25. Grew total Institutional premiums by 33%, generating $625 million in net flows and $1.8 billion in AUM

•

Employee Benefits: Delivered 8% gross premium growth with c.875k lives covered. Executing pricing strategy with renewal retention +9ppts vs. 2024.

Executed on enterprise strategy to optimize capital; drove commercial innovation to build on competitive differentiation and drive sustainable value, including:

•

Scaled advice model: Recognized for best-in-class learning and human capital programs, such as the Columbia University Coaching Credential program. Graduated 200 advisors from the Columbia program and trained 154 emerging Wealth Planners. Introduced AI-enabled advisor training that earned two prestigious industry awards. Secured strong external media placements with signature Wall Street Journal Great Wealth Transfer thought leadership piece

•

Drove commercial innovation: Led development of AI strategy and enterprise execution. Launched new products and markets, including Multi-Year Guaranteed Annuities (“MYGAs”), SCS Premier, Pooled Employer Plan (“PEP”) in Group Retirement and the HSA market in Institutional.

•

Life repositioning: Narrowed Life products and channels, delivering improved IRRs and expense savings. Executed milestone reinsurance transaction with RGA to generate $2 billion of value for Equitable Holdings, reducing exposure to future mortality volatility.

•

Strengthened organizational talent, with new leadership in Marketing and the Life business. Continued to improve the teams’ leadership skills and drive strong culture scores above the industry average.

2025 STIC Program Award $1,678,600 (120% of target)

Mr. Lane’s 2025 STIC Program Award was 120% of target, representing a Final Funding Percentage of 109% and an Individual Assessment Percentage of 110%, based principally on his role in driving sales and growth in our Wealth Management and Retirement businesses in 2025.

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2025, 2024 and 2023 are reported in the “Summary Compensation Table” included below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Equity-Based Awards

In 2025, the Compensation and Talent Committee granted equity-based awards to the EQH Program Participants under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Equity Plan”). The 2019 Equity Plan is an umbrella plan that allows the Compensation and Talent Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.

The Compensation and Talent Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation and Talent Committee has not delegated any authority to management to grant equity-based awards.

This section describes:

•	annual equity-based awards that were granted to the EQH Program Participants in 2025 by the Compensation and Talent Committee; and

•	2023 equity-based award results.

2025 Annual Equity-Based Awards

Each year, the Compensation and Talent Committee approves an equity-based award program for the EQH Program Participants (an “Equity Program”). In February 2025, the Compensation and Talent Committee reviewed the equity vehicles granted under the 2019 Equity Program and their related terms and conditions and elected to keep them the same for the 2025 Equity Program other than the addition of RGA to the TSR peer group.

Equity Vehicles

The equity-based awards granted under the 2025 Equity Program consisted of a mix of “full value” restricted stock units and Performance Shares. All vehicles contain vesting requirements related to service and the Performance Shares also require the satisfaction of certain criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while facilitating the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

The dollar value of the awards to each EQH Program Participant was approved by the Compensation and Talent Committee. This dollar value was then allocated between the different equity vehicles. Performance Shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation and Talent Committee at its regularly scheduled meeting on February 12, 2025, with a grant date of February 13, 2025. The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage
EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	40%
EQH TSR Performance Shares	Performance Shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Relative TSR Performance Criteria	30%
EQH Non-GAAP EPS Performance Shares	Performance Shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Non-GAAP EPS Performance Criteria	30%

EQH RSUs. EQH RSUs have a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2026, February 28, 2027, and February 28, 2028. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending on the price of Holdings’ common stock.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQH Performance Shares. EQH Performance Shares cliff vest after three years on February 28, 2028. EQH Performance Shares receive dividend equivalents subject to the same vesting schedule and performance conditions as their related shares and were granted unearned. Two types of EQH Performance Shares were granted in 2025:

•	TSR Performance Shares. EQH Performance Shares that may be earned based on Holdings’ total stockholder return relative to its performance peer group (“Relative TSR”); and

•	Non-GAAP EPS Performance Shares. EQH Performance Shares that may be earned based on Holdings’ growth in Non-GAAP Operating EPS.

Relative TSR and Non-GAAP EPS were chosen as the performance metrics for the EQH Performance Shares because they are important to our stockholders and represent the degree to which we create value for investors relative to peers, and reflect performance objective beyond those that are the focus of our STIC Program. The use of relative TSR as a performance metric ensures that TSR outperformance versus peers is rewarded with above-target payouts, while TSR underperformance versus peers is reflected with potential below-target (or no) payouts. The use of Non-GAAP EPS as a performance metric ensures that management is focused on achieving the metrics communicated as most important to the market and, together with relative TSR, can be viewed as the input/output to value creation for stockholders.

Relative TSR

What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both share price appreciation and dividends, to such amounts returned by the company’s peers.

Why do we use it?	Relative TSR was selected as a performance metric to ensure that payouts are aligned with the experience of Holdings’ stockholders and to create incentives to outperform peers.

Non-GAAP EPS

What is it?	Non-GAAP EPS will be measured using Non-GAAP Common Operating Earnings less preferred stock dividends divided by diluted common shares outstanding. The Compensation and Talent Committee views Non-GAAP EPS as an important financial measure of profitability.

Why do we use it?

Non-GAAP EPS growth of 12-15% has been communicated to the market as a key financial goal through 2027. It was selected as a performance metric to ensure management is focused on achieving the metrics communicated as most important to the market.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2025 – December 31, 2027) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows:

If Relative TSR for the TSR Performance Period is	The TSR Performance Factor will equal
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Compensation and Talent Committee reviewed the peer group used for determining Relative TSR (the “TSR Peer Group”) under the 2025 TSR Performance Share grants with Meridian and determined to add one new company, Reinsurance Group of America, to the TSR Peer Group based on its close correlation to EQH in terms of stock price fluctuation and in order to ensure that the TSR Peer Group size remains sufficiently robust. The 2025 TSR Peer Group includes:

TSR Peer Group

Ameriprise Financial, Inc.

Brighthouse Financial, Inc.

CNO Financial Group, Inc.

Corebridge Financial, Inc

Globe Life Inc.

Jackson Financial, Inc.

Lincoln National Corporation

Manulife Financial Corporation

Manulife Financial Corporation MetLife, Inc. Principal Financial Group, Inc. Prudential Financial, Inc. Reinsurance Group of America Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

Non-GAAP EPS Performance Shares. The number of Non-GAAP EPS Performance Shares that are earned will be determined at the end of a performance period (January 1, 2025 – December 31, 2027) by multiplying the number of unearned Non-GAAP EPS Performance Shares granted by the “Final Non-GAAP EPS Performance Factor.” The Final Non-GAAP EPS Performance Factor will be determined by averaging the “Non-GAAP EPS Performance Factor” for each of the three calendar years in the Non-GAAP EPS Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP EPS for each of 2025, 2026 and 2027 that will determine the Non-GAAP EPS Performance Factor for the applicable year as follows:

If Non-GAAP EPS for the Non-GAAP EPS Performance Period is	The Non-GAAP EPS Performance Factor will equal
Maximum amount (or greater)	200%
Target amount	100%
Threshold amount	25%
Below threshold	0%

Note: For results in between the threshold and target and target and maximum amounts, the Non-GAAP EPS Performance Factor will be determined by linear interpolation.

Equity Targets

The Compensation and Talent Committee reviewed the Equity Targets of the EQH Program Participants in February 2025, taking into consideration the Independent Compensation Analysis and input from management. Based on the Independent Compensation Analysis and/or recommendations by the Compensation and Talent Committee, adjustments were made to the Equity Targets for each EQH Program Participant to better align with equity compensation levels of our peer companies. The following table shows the Equity Targets of the EQH Program Participants for 2025:

EQH Program Participant	2025 Equity Target
Mr. Pearson	$12,600,000
Mr. Raju	$3,000,000
Mr. Hurd	$2,500,000
Mr. Lane	$3,000,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. No EQH Program Participant was guaranteed an award under the 2025 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2025 Equity Program. The Compensation and Talent Committee determined the U.S. dollar value of each award based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in their current position and its review of the Independent Compensation Analysis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total U.S. Dollar Value of Award
Mr. Pearson	$12,600,000
Mr. Raju	$3,000,000
Mr. Hurd	$2,500,000
Mr. Lane	$3,000,000

The amounts granted were determined as follows:

To determine the amount of:	Percentage of the total award value was divided by:
EQH RSUs	40% of the total award value was divided by the fair market value of Holdings’ common stock closing price averaged over the 20-day trading period ending on grant date
TSR Performance Shares	30% of the total award value was divided by a fair value of Holdings’ common stock closing price averaged over the 20-day trading period ending on grant date
Non-GAAP EPS Performance Shares	30% of the total award value was divided by the fair market value of Holdings’ common stock closing price averaged over the 20-day trading period ending on grant date

Note: In prior years, RSUs and Non-GAAP EPS Performance Shares were valued at fair market value based on the closing stock price on the grant date, while TSR Performance Shares were valued using a Monte Carlo valuation. Based on our understanding that (i) fair mark value is the prevailing practice for grant valuation methodologies and (ii) no peer companies currently use a Monte Carlo valuation to determine the number of performance shares in their LTIC programs, both RSUs and TSR and Non-GAAP EPS Performance Shares will be valued at fair market value based on an average closing stock price over the last 20 trading days through grant date for all 2025 grants. Use of an average fair market value rather than a single closing stock price on the grant date is intended to smooth out any short-term stock price fluctuations, among other things.

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, their equity-based awards will be forfeited with certain exceptions in the case of involuntary termination without cause on or after the first anniversary of the grant date and termination due to death or disability. Also, in the event that an EQH Program Participant who satisfies the Rule of 65 (i.e., (i) age plus years of service equals at least 65; (ii) is at least 55 years old; and (iii) has at least five years of service) terminates employment on or after the first anniversary of the grant date of an equity-based award, that particular equity-based award will continue to vest, subject to any applicable performance criteria.

In the event that an EQH Program Participant who retains all or a portion of their equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in their award agreement, any remaining portion of their award at the time of violation will be immediately forfeited. Also, any portion of their award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued. Lastly, a clawback provision in the 2025 equity-based awards provides for the clawback of any shares or cash issued upon exercise or settlement of an award that vested within a 12-month period prior to his termination date, if they were found to be in violation of the non-solicitation (i.e., of employees and customers) provision in their award agreement.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Detailed information on the 2025 Equity Program awards for each of the EQH Program Participants is reported in the “2025 Grants of Plan-Based Awards Table” included below.

2023 EQH Equity-Based Award Results

In February 2026, participants in the EQH Compensation Program received payouts with respect to TSR Performance Shares granted in February 2023 for the three-year performance period ended December 31, 2025.

The performance factor for the TSR Performance Shares was 149.1%, calculated as follows:

Relative TSR	TSR Performance Factor	Actual Results for Peer Group
87.5th percentile or greater (maximum)	200%	+118.4%
50th percentile (target)	100%	+48.5%
30th percentile (threshold)	25%	+26.3%

The Company’s TSR for the performance period of 72.7% fell between the 50th and 87.5th percentile for the peer group and the corresponding performance factor was 149.1%.

Other Compensation and Benefit Programs

Benefit Plans

All Equitable Financial employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans
Why do we offer them?	We believe that qualified retirement plans encourage long-term service and provide a meaningful vehicle to save for retirement.

What plans are offered?

The Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for matching contributions of participant voluntary deferrals on a dollar-for-dollar basis of up to 5% of their annual eligible compensation.

All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2025.

The Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that provides a pay credit equal to 4% of eligible compensation up to the qualified plan compensation limit and deemed interest credits under a cash balance formula.

All of the EQH Program Participants were eligible to participate in the Retirement Plan in 2025.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Financial Protection Plans
Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.

What plans are offered?

The Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including Messrs. Pearson, Hurd and Lane), participate in the ESB Plan which offers benefits to a participant’s family in the case of their death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

For additional information on 401(k) Plan benefits for the Named Executive Officers see the “Summary Compensation Table” included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the “Pension Benefits Table” included below.

Perquisites

EQH Program Participants receive only de minimis perquisites.

Pursuant to his employment agreement, Mr. Pearson is entitled to personal use of a car and driver, financial planning and excess liability insurance coverage.

The incremental costs of perquisites for the EQH Program Participants during 2025 are included in the column entitled “All Other Compensation” in the “Summary Compensation Table” included below.

Termination Benefits

Severance Benefits

We provide severance benefits to treat employees fairly at termination, provide competitive total compensation packages and secure certain Company protections in exchange for severance provided. Our severance benefits are summarized below.

Plan	Benefits
The Equitable Severance Benefit Plan (the “Severance Plan”)	The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)	The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement	Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including cash severance pay equal to two times the sum of his salary and short-term incentive compensation (based on the greatest of: (i) his most recent STIC Program award, (ii) his STIC Target and (iii) the average of his three most recent STIC Program awards) and a pro-rated target STIC Program award for the year of termination. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Change in Control Benefits

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Our change-in-control benefits are summarized below.

Plan	Benefits
The Supplemental Severance Plan	In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings, the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short- term incentive compensation.

2019 Equity Plan	Generally, in the event of a change in control of Holdings, equity awards granted under the 2019 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options, the applicable exercise price).

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2025, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

Compensation Philosophy

AB structures its executive compensation practices to help the firm realize its long-term growth strategy (the “Growth Strategy”), which includes firm-wide initiatives to:

•	deliver superior investment solutions to AB’s clients;

•	develop high-quality differentiated services; and

•	maintain strong incremental margins.

AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and within the geographies AB operates, and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	motivate and retain highly-qualified executive talent;

•	reward current year performance;

•	incentivize future contribution;

•	recognize distinct outstanding individual performance that foster AB’s primary objective of helping its clients reach their financial goals; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

AB continued to use performance scorecards for senior leaders and executives in 2025, including Mr. Bernstein, which fosters the development and maintenance of a broad leadership mindset with priorities that are aligned with AB’s firm-wide goal of long-term value creation for all stakeholders. The scorecard for each executive reflects the Growth Strategy and includes actual results relative to target metrics across the following measures:

•	financial performance, including peer results, adjusted operating margin[6], adjusted net revenue growth and operating efficiency targets;

•	investment performance, by delivering competitive returns across services and time periods;

•	strategic, aligned with AB’s strategy of delivering core investment solutions, while developing high-quality differentiated services, in faster-growing geographies, responsibly, in partnership with the Company;

[6]

AB’s adjusted operating margin is a Non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other Non-GAAP financial measure used by the Company.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

•	organizational, including organizational effectiveness and efficiency, leadership impact, succession planning, developing talent, innovating and automating, and real estate utilization; and

•	cultural, including purpose, employee engagement, diversity, retention and safety.

The performance scorecards support management and the AB Compensation and Workplace Practices Committee in assessing Mr. Bernstein’s performance relative to business, operational and cultural goals established at the beginning of the year and reviewed in the context of AB’s current year financial performance.

Compensation Decision-Making Process

In 2025, AB management contracted with Johnson Associates, Inc. (“Johnson Associates”), an independent compensation consulting firm that specializes in the financial services sector. Johnson Associates consulted on market data and trend forecasting provided by McLagan Partners for Mr. Bernstein and other senior executives of AB (“2025 Benchmarking Data”). The 2025 Benchmarking Data summarized 2024 compensation levels and 2025 salaries at selected asset management companies comparable to AB in terms of size and business mix (“Comparable Companies”) that were chosen by AB management with input from McLagan. The 2025 Benchmarking Data provided ranges of compensation levels at Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

Comparable Companies

Barings	MFS Investment Management

Columbia Threadneedle	Neuberger Berman Group

Franklin Templeton Investments	Nuveen Investments

Goldman Sachs Asset Management	Pacific Investment Management

Invesco	Prudential Global Investment Management

Janus Henderson Investors	Schroder Investment Management

Loomis, Sayles & Company	T. Rowe Price

The 2025 Benchmarking Data indicated that the total compensation paid to Mr. Bernstein in 2025 fell within the ranges of total compensation paid to those in similar positions at the Comparable Companies.

The AB Compensation and Workplace Practices Committee considered the 2025 Benchmarking Data in concluding that Mr. Bernstein’s 2025 compensation was appropriate and reasonable.

Compensation Components

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for an initial term that commenced on May 1, 2017, and ended on May 1,2020, provided that the term automatically extended for one additional year on May 1, 2020, and will continue to automatically extend on each anniversary thereafter (beginning May 1, 2021), unless the Bernstein Employment Agreement is terminated in accordance with its terms.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation and Workplace Practices Committee. The AB Compensation and Workplace Practices Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Annual Short-Term Incentive Compensation Award (Cash Bonus)

A 2025 variable cash incentive award was available for Mr. Bernstein under AB’s 2025 Incentive Compensation Program (the “2025 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but primarily is a function of AB’s financial performance and progress in advancing its Growth Strategy during the year, as well as the AB Compensation and Workplace Practices Committee’s assessment of Mr. Bernstein’s individual performance.

Adjusted Compensation Ratio

For the 2024 AB STIC Program, the AB Compensation and Workplace Practices Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein.7 The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

•	Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments. AB also adjusts for certain performance-based fees passed through to their investment professionals.

•	Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues.[8] Specifically, adjusted net revenues:

•	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

•	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

•	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues;

•	eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds that were eliminated in consolidation; and

•	adjusts for certain acquisition-related pass-through performance-based fees and certain other performance-based fees passed through to AB’s investment professionals.

The AB Compensation and Workplace Practices Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2025, the Adjusted Compensation Ratio was 48.3%.

Mr. Bernstein’s Award

In accordance with the terms of the Bernstein Employment Agreement, Mr. Bernstein’s short-term incentive compensation target for 2025 was $3,000,000, subject to review and increase from time to time by the AB Compensation and Workplace Practices Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation and Workplace Practices Committee approved an award of $6,925,000 for Mr. Bernstein under the 2025 AB STIC Program.

In making its determination, the AB Compensation and Workplace Practices Committee considered the progress AB made in advancing its Growth Strategy, Mr. Bernstein’s performance in light of the target metrics included in his performance scorecard and Mr. Bernstein’s individual achievements during 2025.

[7]

AB’s Adjusted Compensation Ratio is also used when determining the total amount of long-term incentive compensation under AB’s Incentive Compensation Award Program (or ICAP) paid to all AB employees, including Mr. Bernstein.

[8]

Adjusted net revenues is a Non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other Non-GAAP financial measure used by the Company.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Mr. Bernstein’s specific accomplishments during 2025 are summarized in the table below.

Mr. Bernstein
Accomplishments

Drove financial and investment performance, including:

•

Oversaw teams through challenging fundraising environment; despite persistent active equity outflows, sustained strong flows into private wealth channel (+$2 billion net inflows in 2025) and institutional alternatives (+$8 billion net inflows in 2025).

•

Earnings per unit (“EPU”) of $3.33 grew 2%, reflecting higher AUM and net revenues despite lower basis fees.

•

Maintained strong performance in Fixed Income, with 86% of assets outperforming benchmarks over a 3-year period.

Executed on multiple strategic initiatives, including:

•

Deepened market share for key strategies; oversaw the progression of AB’s SMA platform to $50 billion in AUM, as well as the expansion of the ETF platform to include 24 funds, the launch of Taiwan’s first active Fixed Income ETF, and the growth of overall ETF AUM to $14 billion.

•

Grew AB’s insurance brand adding new relationships, and growing AUM to $195 billion. Made development in the insurance sidecar market with investments in Ruby Re (+$1 billion in AUM) and FCA Re (+$1.5 billion in AUM).

•

Persisted in growing AB’s private alternatives platform, with AUM as of December 31, 2025 totaling $82 billion and progressing towards AB’s target range of $90-100 billion in private alternatives AUM by 2027.

Enhanced AB executive leadership team and organization, including:

•

Successfully managed through senior leadership changes, including a CFO transition, with minimal disruption to AB’s results, and named Onur Erzan President of AB.

•

Fostered a culture of meritocracy to retain and advance top talent into progressing roles of responsibility, established firm-wide target performance ratings to drive pay differentiation throughout firm, drove increased engagement across all levels of the firm, resulting in lower attrition levels of top talent.

•

Invested in growth of AB India, appointed a new CEO and realized compensation savings through role relocation.

•

Fostered a culture of meritocracy to retain top talent, established firm-wide expectations for ratings distribution to drive consistency across groups, maintained promotion pipeline of senior vice presidents and drove engagement across all levels of the firm, with lower attrition levels in 2025 (compared to 2024).

[9]

AB’s Adjusted Earnings Per Unit is a Non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings.

Equity-Based Awards

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and determination by the AB Compensation and Workplace Practices Committee in its sole discretion from time to time. The AB Compensation and Workplace Practices Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $6,575,000 and three-year pro-rata vesting during its regular meeting held in November 2025 (the “2025 SB Award”).

The 2025 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s AUM and improvements in our financial performance.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The AB Holding Units underlying the 2025 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2025 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2025 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including confidentiality, restrictions on competition and solicitation of employees and clients. The 2025 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback the unvested portion of an award if Mr. Bernstein fails to adhere to risk management policies.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and, for his safety and accessibility, a company car and driver for business and personal use and cybersecurity protection services contracted through a third party.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1,2015, and as further amended as of January 1, 2017, again as of April 1, 2018, and again as of June 28, 2022, the “Profit Sharing Plan”), a tax-qualified defined contribution retirement plan. The AB Compensation and Workplace Practices Committee determines the amount of company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and any annual company profit sharing contribution).

With respect to 2025, the AB Compensation and Workplace Practices Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein and a stipend to cover the cost of a mobile phone.

Termination Benefits

The Bernstein Employment Agreement provides for certain severance and change in control benefits as described below. In April 2017, the AB Board, AXA and Holdings determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provide Mr. Bernstein with effective incentives for future performance. They further concluded that the provisions fit within AB’s overall compensation objectives because they:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;

•	were consistent with AXA’s, Holdings’ and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and

•	were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

Severance Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive the following severance benefits:

•	if Mr. Bernstein resigns for “good reason,” a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	if Mr. Bernstein’s employment is terminated by the company other than for “cause,” or due to his death or disability, a cash payment equal to 1.5 multiplied by the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro-rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Change in Control Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” during the 12 months following a “change in control” in AB, and he signs and does not revoke a waiver and release of claims, he will receive the same severance benefits as described above, except that his cash payment will be equal to two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

In the event any payments made to Mr. Bernstein upon a change in control of AB constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction.

For purposes of the Bernstein Employment Agreement, a change in control is defined as, among other things, Holdings and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2025, see “Potential Payments Upon Termination or Change in Control” below.

Restrictive Covenants

Under the Bernstein Employment Agreement, following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

2025 Equity Program Award

In addition to his compensation under AB’s executive compensation program, Holdings granted to Mr. Bernstein, in connection with his membership on the EQH Management Committee, a total equity award of $1,000,000 under the 2025 Equity Program, which was comprised of the following:

•	an EQH RSU award with a grant date fair value of $400,007; and

•	an EQH Non-GAAP EPS Performance Share award with a grant date fair value of $300,032, which can be earned subject to EQH’s growth in Non-GAAP Operating Earnings Non-GAAP EPS; and

•	an EQH TSR Performance Share award with a grant date fair value of $300,032, which can be earned subject to EQH’s TSR relative to its peer group.

COMPENSATION-RELATED POLICIES

Clawback and Forfeiture Policy

We amended our Clawback and Forfeiture Policy effective October 2, 2023, to comply with the requirements under the final SEC clawback rules (issued on October 26, 2022) and the New York Stock Exchange listing standards. Our Clawback and Forfeiture Policy, as revised, provides that:

•	if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirements under the securities laws, without regard to whether any misconduct occurred or an executive officer’s responsibility for the erroneous financial statements, we will claw back any incentive compensation paid to any executive officer (current or former) during the three years before the accounting restatement that is in excess of what would have been paid based on the restated financial information;

•	if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•	if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes certain members of the Management Committee and the Chief Accounting Officer.

Stock Ownership Guidelines and Retention Requirements

The following stock ownership guidelines apply to members of the Management Committee, including the NEOs:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary

For purposes of determining whether the guidelines are met, the following are taken into account:

•	Holdings common stock;

•	Unvested restricted Holdings stock units; and

•	For MC members employed by AB, AB Holding Units and unvested restricted AB Holding Units.

The executives are required to retain 75% of any such equity (after the payment of withholding taxes) received as compensation unless the applicable requirement is met.

Hedging and Pledging

Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership.

Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Rule 10b5-1 Trading Plan Policy

Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC, as may be amended from time to time.

Policies Related to the Grant of Certain Equity Awards

Holdings does not currently grant new awards of stock options, stock appreciation rights, or similar option-like equity awards. Accordingly, Holdings has no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material non-public information by Holdings, which would require disclosure under Item 402(x) of Regulation S-K. In the event Holdings determines to grant new awards of stock options or similar equity awards in the future, the Compensation and Talent Committee will evaluate the appropriate steps to take in relation to the foregoing. Holdings has not timed the release of material non-public information for purposes of affecting the value of executive compensation.

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation and Talent Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation and Talent Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered non-qualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s non-qualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.

CONSIDERATION OF MOST RECENT ‘SAY-ON-PAY’ VOTE

Holdings held its sixth “Say-on-Pay” vote in 2024. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2024 Say-on-Pay vote (96.1% of votes in favor) and during our regular investor outreach meetings. The Compensation and Talent Committee considered this feedback in reviewing our 2025 executive compensation program and, based on the high level of support for our existing program, did not make many substantial changes for 2025. For a summary of the compensation changes made for 2025, see the “2025 Executive Compensation Highlights” section herein.

Compensation and Talent Committee Report

The Compensation and Talent Committee reviewed the preceding Compensation Discussion and Analysis and discussed it with management. Based on the Compensation and Talent Committee’s review and discussion with management, the Compensation and Talent Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Talent Committee

Bertram L. Scott (Chair, through February 11, 2026)

Francis A. Hondal Arlene Isaacs-Lowe

George Stansfield (Chair, effective February 12, 2026)

Compensation and Talent Committee Interlocks and Insider Participation

The following directors served as Compensation and Talent Committee members during 2025: Mr. Scott, Ms. Hondal, Ms. Isaacs-Lowe, and Mr. Stansfield. During 2025 and through to the date of the filing of this proxy, none of our executive officers served as: (a) a member of the Compensation and Talent Committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as member of the Board.

Consideration of Risk Matters in Determining Compensation

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

Holdings engaged a compensation consultant to conduct a risk assessment of our short-term incentive, long-term incentive and sales incentive plans for the employees in our retirement and protection businesses (the “Risk Assessment”) in 2024. The Risk Assessment confirmed that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The Risk Assessment also noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation.

Holdings also considered that AB generally denominates its equity-based awards in AB Holding Units and defers their delivery so the ultimate value that the employee derives from an award depends on the long-term performance of the firm. These features sensitize employees to risk outcomes and discourage them from taking excessive risks, whether relating to investments, operations, regulatory compliance and/or cybersecurity, which could lead to a decrease in the value of the AB Holding Units and/or an adverse effect on AB’s long-term prospects. Also, all outstanding AB equity based awards generally include a provision permitting AB to “claw-back” the unvested portion of the award if the AB Compensation and Workplace Practices Committee determines that (i) the employee failed to adhere to existing risk management policies and (ii) as a result of the employee’s failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee’s business unit.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Compensation Tables

2025 SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2025, December 31, 2024, and December 31, 2023.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

Name and Principal Position	Year Fiscal	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total
Pearson, Mark	2025	1,249,862	—	12,600,049	3,431,320	602,959	116,923	18,001,113
Chief Executive Officer and	2024	1,249,862	—	11,600,060	4,470,160	—	107,960	17,428,042
President, Equitable Holdings	2023	1,249,820	—	10,600,037	3,494,280	368,485	120,480	15,833,102

Raju, Robin	2025	847,718	—	3,000,103	1,700,400	19,119	17,500	5,584,840
Chief Financial Officer,	2024	847,718	—	2,650,047	2,215,200	—	31,050	5,744,015
Equitable Holdings	2023	847,718	—	2,550,036	1,465,200	6,201	29,700	4,898,854

Hurd, Jeffrey	2025	898,808	—	2,500,121	1,880,250	631,093	17,500	5,927,772
Chief Operating Officer,	2024	898,808	—	2,500,045	2,556,000	—	31,050	5,985,903
Equitable Holdings	2023	898,765	—	2,350,068	1,831,500	608,463	29,700	5,718,497
Lane, Nick	2025	897,583	—	3,000,103	1,678,600	420,863	25,561	6,022,710
President, Equitable	2024	897,583	—	2,700,060	2,186,800	—	57,867	5,842,310
	2023	897,583	—	2,600,037	1,595,625	278,632	50,657	5,422,534

Bernstein, Seth	2025	500,000	6,925,000	7,575,070	—	—	133,130	15,133,200
President and CEO,	2024	500,000	5,425,000	6,075,046	—	—	127,148	12,127,194
AllianceBernstein Corporation	2023	500,000	4,515,000	4,995,054	—	—	114,201	10,124,255

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.
(2)	No bonuses were paid to the EQH Program Participants in 2025, 2024 or 2023. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in each year.
(3)

For each Named Executive Officer, the amount reported in this column for 2025 includes the aggregate grant date fair value of EQH RSUs and EQH Performance Shares granted under the 2025 Equity Program, in accordance with FASB ASC Topic 718. For Mr. Bernstein, the amount reported in this column for 2025 also includes the grant date fair value of the 2025 SB Award. The assumptions made in calculating these amounts can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2025. The EQH Performance Shares were valued at target, which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

Named Executive Officer	Maximum Payout
Pearson, Mark	$15,120,059
Raju, Robin	$3,600,166
Hurd, Jeffrey	$3,000,210
Lane, Nick	$3,600,166
Bernstein, Seth	$1,200,128

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The EQH RSUs, EQH Performance Shares and 2025 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2025, 2024 and 2023, respectively.
(5)

The amounts reported in this column represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2025, 2024 or 2023. For more information regarding the pension benefits for each Named Executive Officer, see the “Pension Benefits as of December 31, 2025 Table” below.

(6)	The following table provides additional details for the 2025 amounts in the All Other Compensation column:

Name	Auto ($)(a)		Excess Liability Insurance ($)(b)	Financial Advice ($)(c)	Profit Sharing/ 401k Plan Contributions ($)(d)	Other Perquisites/ Benefits ($)(e)(1)	TOTAL
Pearson, Mark	2025	21,213	28,950	49,260	17,500	—	116,923
Raju, Robin	2025	—	—	—	17,500	—	17,500
Hurd, Jeffrey	2025	—	—	—	17,500	—	17,500
Lane, Nick	2025	—	—	1,930	17,500	6,131	25,561
Bernstein, Seth	2025	107,948	—	—	17,500	7,682	133,130

(a)

Pursuant to their employment agreements, both Mr. Pearson and Mr. Bernstein are entitled to the business and personal use of a dedicated car and driver. Personal use was valued by multiplying the related annual costs (parking, gas, insurance, lease payments, driver compensation, etc.) by a fraction, the numerator of which was the miles used for personal purposes and the denominator of which was the total miles used.

(b)

Equitable Financial pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.

(c)

Equitable Financial paid for financial planning services and expatriate tax services for Mr. Pearson in 2025 pursuant to his employment agreement. Mr. Lane also received assistance with expatriate tax services related to his time as CEO of AXA Japan.

(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.
(e)

For Mr. Lane, this column includes $6,131 related to business spousal travel. For Mr. Bernstein this column includes $3,564 in life insurance premiums and $4,118 in phone stipend and cybersecurity services.

2025 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the “Summary Compensation Table.” This table includes both equity and non-equity awards granted during 2025.

Name	Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Unit (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshhold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum ($)
Pearson, Mark			—	3,148,000	6,296,000	—	—	—	—	—
	02/13/25	02/12/25	—	—	—	—	—	—	94,524	5,040,020
	02/13/25	02/12/25	—	—	—	17,723	70,893	141,786	—	3,780,015
	02/13/25	02/12/25	—	—	—	17,723	70,893	141,786	—	3,780,015
Raju, Robin			—	1,300,000	2,600,000	—	—	—	—	—
	02/13/25	02/12/25	—	—	—	—	—	—	22,506	1,200,020
	02/13/25	02/12/25	—	—	—	4,220	16,880	33,760	—	900,042
	02/13/25	02/12/25	—	—	—	4,220	16,880	33,760	—	900,042
Hurd, Jeffrey			—	1,500,000	3,000,000	—	—	—	—	—
	02/13/25	02/12/25	—	—	—	—	—	—	18,755	1,000,017
	02/13/25	02/12/25	—	—	—	3,517	14,067	28,134	—	750,052
	02/13/25	02/12/25	—	—	—	3,517	14,067	28,134	—	750,052

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Name	Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Unit (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshhold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum ($)
Lane, Nick			—	1,400,000	2,800,000	—	—	—	—	—
	02/13/25	02/12/25	—	—	—	—	—	—	22,506	1,200,020
	02/13/25	02/12/25	—	—	—	4,220	16,880	33,760	—	900,042
	02/13/25	02/12/25	—	—	—	4,220	16,880	33,760	—	900,042
Bernstein, Seth	12/10/25	12/09/25	—	—	—	—	—	—	159,937	6,575,000
	02/13/25	02/12/25	—	—	—	—	—	—	7,502	400,007
	02/13/25	02/12/25	—	—	—	1,407	5,627	11,254	—	300,032
	02/13/25	02/12/25	—	—	—	1,407	5,627	11,254	—	300,032

(1)

On February 12, 2025, the Compensation and Talent Committee approved the grant of the EQH RSUs and EQH Performance Shares with a grant date of February 13, 2025. On December 9, 2025, the AB Compensation and Workplace Practices Committee approved the grant of the 2024 SB Award with a grant date of December 10, 2025.

(2)

For the EQH Program Participants, the target column shows the target award under the 2025 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the “Summary Compensation Table.”

(3)

The second, third and fourth rows for each Named Executive Officer show the EQH RSUs, TSR Performance Shares and Non-GAAP EPS Performance Shares granted on February 13, 2025, respectively. For Mr. Bernstein, the first row shows the 2025 AB Award granted on December 10, 2025.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2025 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target, which represents the probable outcome at grant date.

SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2025 Annual Equity-Based Awards

EQH RSUs. EQH RSUs were granted on February 13, 2025, with a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2026, February 28, 2027, and February 28, 2028. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH TSR Performance Shares. EQH Performance Shares were granted on February 13, 2025, and will cliff vest after three years on February 28, 2028. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. EQH Performance Shares granted in 2025 may be earned based on Holdings’ Relative TSR. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2025 — December 31, 2027) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is.	The TSR Performance Factor will equal
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in between the threshold and target and target maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The TSR Peer Group for 2025 consisted of the following companies:

2025 TSR Peer Group
Ameriprise Financial, Inc. Brighthouse Financial, Inc. CNO Financial Group, Inc. Corebridge Financial Globe Life Jackson Financial, Inc Lincoln National Corporation Manulife Financial Corp.	MetLife Principal Financial Group, Inc. Prudential Financial, Inc. Reinsurance Group of America Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

EQH Non-GAAP EPS Performance Shares. EQH Non-GAAP EPS Performance Shares were granted on February 13, 2025, and will cliff vest after three years on February 28, 2028. EQH Non-GAAP EPS Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. EQH Non-GAAP EPS Performance Shares granted in 2025 may be earned based on Holdings’ growth in Non-GAAP Operating Earnings Per Share. The number of Non-GAAP EPS Performance Shares that are earned will be determined at the end of a performance period (January 1, 2025 — December 31, 2027) by multiplying the number of unearned Non-GAAP EPS Performance Shares by the “Final Non-GAAP EPS Performance Factor.” The Final Non-GAAP EPS Performance Factor will be determined by averaging the “Non-GAAP EPS Performance Factor” for each of the three calendar years in the Non-GAAP EPS Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Non-GAAP EPS for each of 2025, 2026 and 2027 that will determine the Non-GAAP EPS Performance Factor for the applicable year as follows:

If Non-GAAP EPS for the Non-GAAP EPS Performance Period is	The Non-GAAP EPS Performance Factor will equal
Maximum amount (or greater)	200%
Target amount	100%
Threshold amount	25%
Below threshold	0%

Note: For results in between the threshold and target and target and maximum amounts, the Non-GAAP EPS Performance Factor will be determined by linear interpolation.

2025 Equity-based awards to the EQH Program Participants were granted under the Amended and Restated 2019 Equity Plan.

2025 SB Award

The 2025 SB Award is denominated in restricted AB Holding Units and has a three-year pro-rata vesting schedule. The AB Holding Units underlying the 2025 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of 50% of any vested portion of the 2025 SB Award until January 2030 to be received in ten annual installments and will receive the remaining 50% of the 2025 SB Award as it vests each December. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2025 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2025 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and employee and client solicitation. The 2025 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2025

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2025. The table includes outstanding equity grants from past years as well as the current year.

OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Pearson, Mark	190,400	—	—	$23.18	02/26/30	499,716	23,811,480	697,104	33,217,006

Raju, Robin	—	—	—	—	—	118,819	5,661,739	162,050	7,721,683

Hurd, Jeffrey	56,149	—	—	$21.34	03/01/28	107,951	5,143,854	145,294	6,923,259
	39,267	—	—	$18.74	02/14/29	—	—	—	—
	114,417	—	—	$23.18	02/26/30	—	—	—	—

Lane, Nick	44,417	—	—	$23.18	02/26/30	120,681	5,750,473	163,807	7,805,404

Bernstein, Seth	—	—	—	—	—	338,844	13,405,419	58,123	2,769,561

(1)	For the EQH Program Participants, this column reflects the following:

	2023 EQH Performance Shares — Vesting on 2/28/26	2023 EQH RSUs — Vesting Ratably on 2/28/26	2024 EQH RSUs — Vesting Ratably on 2/28/26 and 2/28/27	2025 EQH RSUs — Vesting Ratably on 2/28/26, 2/28/27 and 2/28/28
Mr. Pearson	261,177	46,396	95,670	96,473
Mr. Raju	62,832	11,161	21,856	22,970
Mr. Hurd	57,904	10,286	20,619	19,142
Mr. Lane	64,064	11,379	22,268	22,970
Mr. Bernstein	20,452	3,633	8,248	7,657

For Mr. Bernstein, this column also reflects:

Amount	Grant
45,430	Restricted AB Holdings Units Granted in 2023 Vesting Ratably on December 1, 2026
93,488	Restricted AB Holdings Units Granted in 2024 Vesting Ratably on December 1, 2026 and December 1, 2027
159,937	Restricted AB Holdings Units Granted in 2025 Vesting Ratably on December 1, 2026, December 1, 2027 and December 1, 2028

(2)	This column includes:

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	2024 EQH TSR Performance Shares Vesting 2/28/27	2025 EQH Performance Shares Vesting 2/28/28
Mr. Pearson	TSR 192,424 Non-GAAP EPS 215,260	TSR 144,710 Non-GAAP EPS 144,710
Mr. Raju	TSR 43,960 Non-GAAP EPS 49,176	TSR 34,457 Non-GAAP EPS 34,457
Mr. Hurd	TSR 41,472 Non-GAAP EPS 46,392	TSR 28,715 Non-GAAP EPS 28,715
Mr. Lane	TSR 44,789 Non-GAAP EPS 50,104	TSR 34,457 Non-GAAP EPS 34,457
Mr. Bernstein	TSR 16,590 Non-GAAP EPS 18,559	TSR 11,487 Non-GAAP EPS 11,487

2023 Performance Shares are reported based on actual performance; 2024 and 2025 Performance Shares are reported at maximum.

OPTION EXERCISES AND STOCK VESTED IN 2025

The following table summarizes the value received from stock option exercises and stock awards vested during 2025.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Pearson, Mark	276,000	7,600,274	407,343	22,412,036
Raju, Robin	25,888	836,612	72,166	3,970,564
Hurd, Jeffrey	—	$—	79,617	4,380,549
Lane, Nick	108,206	2,587,089	96,359	5,301,662
Bernstein, Seth	—	$—	168,758	7,498,822

(1)	The number of options exercised for Mr. Lane include 73,206 AXA stock options initially granted on June 27, 2018
(2)

For Messrs. Pearson, Raju, Hurd and Lane, this column reflects the vesting of their 2022 EQH performance shares, the first tranche of their 2024 EQH RSUs, the second tranche of their 2023 RSUs, and the third tranche of their 2022 RSUs.

For Mr. Bernstein, this column reflects the vesting of:

•	his 2022 EQH performance shares, the first tranche of his 2024 EQH RSUs, the second tranche of his 2023 EQH RSUs and the third tranche of his 2022 EQH RSUs;
•	the third tranche of the restricted AB Holding Units granted to him in 2022, the delivery of which Mr. Bernstein elected to defer half until January 31, 2030.
•	the second tranche of the restricted AB Holding Units granted to him in 2023, the delivery of which Mr. Bernstein elected to defer half until January 31, 2028.
•	the first tranche of the restricted AB Holding Units granted to him in 2024, the delivery of which Mr. Bernstein elected to defer half until January 31, 2031.

Mr. Bernstein will receive quarterly cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(3)

The value of the 2022 performance shares, 2022 EQH RSUs, 2023 EQH RSUs, and 2024 RSUs that vested in 2025 were determined using the closing price of a Share on the vesting date. The value of the restricted AB Holding Units that vested in 2025 were determined using the closing price of an AB Holding Unit on the vesting date.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

PENSION BENEFITS AS OF DECEMBER 31, 2025

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension on December 31, 2025. Note that Mr. Hurd did not participate in the Excess Plan, and Mr. Raju did not participate in the Excess Plan or the Executive Survivor Benefit Plan, since they were not eligible to participate in the applicable plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments during the last fiscal year ($)
Pearson, Mark	Equitable Retirement Plan	64	108,035	—
	Equitable Excess Retirement Plan	5	905,316	—
	Equitable Executive Survivor Benefit Plan	31	5,240,108	—
Raju, Robin	Equitable Retirement Plan	9	79,835	—
	Equitable Excess Retirement Plan	—	—	—
	Equitable Executive Survivor Benefit Plan	—	—	—
Hurd, Jeffrey	Equitable Retirement Plan	1	14,377	—
	Equitable Excess Retirement Plan	—	—	—
	Equitable Executive Survivor Benefit Plan	7	2,216,872	—
Lane, Nick	Equitable Retirement Plan	9	244,874	—
	Equitable Excess Retirement Plan	8	443,688	—
	Equitable Executive Survivor Benefit Plan	20	1,640,795	—

(1)

The December 31, 2025 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2025.

(2)

Credited service for purposes of the Excess Plan does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with Equitable Financial affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson since he has elected benefits that do not vary based on years of service.

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees that provides a pay credit equal to 4% of eligible compensation up to the qualified plan compensation limit and deemed interest credits under a cash balance formula. For 2025, pay credits accrued on or after January 2025 received a deemed interest crediting rate of 6%.

Participants become vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

•	Single life annuity;

•	Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

•	Lump sum.

Mr. Pearson and Mr. Hurd are currently eligible for retirement under the plan.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Messrs. Pearson, Raju and Lane have notional cash balance accounts in the Retirement Plan based upon a pay credit formula that was frozen effective December 31, 2013. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012, up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2025, all pay credits earned prior to December 31, 2013, received an interest crediting rate of 4.75%.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013, was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

Mr. Pearson and Mr. Lane are entitled to a frozen benefit under the Excess Plan.

The Excess Plan was amended effective September 1, 2008, to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of Equitable Financial and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson nor Mr. Lane made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case their death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one time the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

The ESB Plan was closed to new participants on January 1, 2019. As a result, Mr. Raju is not eligible to participate in the ESB Plan.

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2025

The following table provides information on deferrals made by the EQH Program Participants under the Post-2004 Plan in 2025, as well as their aggregate balances in the Post-2004 Plan. It also reflects Mr. Bernstein’s deferral of certain equity awards and employer contributions received by Mr. Lane under the Lane Letter Agreement.

Name	Plan Name	Executive Contributions in Last FY ($)(1)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Pearson, Mark	The Post-2004 Variable Deferred Compensation Plan	—	458,800	—	3,245,630
Raju, Robin	The Post-2004 Variable Deferred Compensation Plan	175,298	207,527	—	1,468,348
Hurd, Jeffrey	The Post-2004 Variable Deferred Compensation Plan	127,800	221,085	—	3,656,060
Lane, Nick	The Post-2004 Variable Deferred Compensation Plan	—	292,813	—	2,112,555
	Lane Letter Agreement	—	19,706	—	139,407
Bernstein, Seth	2020 Equity Awards	—	166,064	414,562	4,597,221
	2021 Equity Awards	—	71,287	177,962	1,973,479
	2022 Equity Awards	813,346	(3,337)	136,245	2,266,298
	2023 Equity Awards	941,077	(35,435)	78,821	1,748,137
	2024 Equity Awards	968,033	(68,947)	—	899,355

(1)	Amounts reported in this column that are reported in the ‘‘Summary Compensation Table” (for 2025) are: Mr. Raju — $42,386 base salary and $132,912 bonus; and Mr. Hurd — $127,800 bonus.
(2)	For Mr. Bernstein, the executive contributions column reflects the value of:

•	for the 2022 Equity Award, 19,632 restricted AB Holding Units that vested on December 1, 2025, of which will be delivered in five (5) annual installments beginning January 31, 2030;

•	for the 2023 Equity Award, 22,715 restricted AB Holding Units that vested on December 1, 2025, of which will be delivered in ten (10) annual installments beginning January 31, 2028; and

•	for the 2024 Equity Award, 23,372 restricted AB Holding Units that vested on December 1, 2025, of which will be delivered in a single installment on January 31, 2031.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 50% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 75.

The Lane Letter Agreement

The Lane Letter Agreement provided that, for each calendar year during which Mr. Lane was employed by Equitable Financial and on international assignment to AXA Life Japan for any portion of the year, he would be entitled to an employer contribution to a deferred compensation account for that year. For 2016, this contribution was equal to 10% of his salary prior to departure, pro-rated based on the period of service under the assignment during 2016. For each year after 2016, his contribution was equal to the value of any additional employer contributions that he would have received in that year under the AXA Equitable 401(k) Plan and its related excess plan if eligible compensation for purposes of those plans equaled his worldwide income.

Contributions were credited to the deferred compensation account for a year in February of the following calendar year and Mr. Lane was immediately vested in all contributions. Each account is used solely for record keeping purposes and no assets are actually placed into any account in Mr. Lane’s name. Account balances are credited with gains and losses as if invested in the available earnings crediting options chosen by Mr. Lane. The Lane Letter Agreement currently offers a variety of earnings crediting options.

Payment of Mr. Lane’s account balances are made in July of the fourth year after the year for which the contributions were made. Mr. Lane has a limited ability to change the time and form of payment of the account balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2025 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

The following definitions are used for purposes of the table below:

•	“2023 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 15, 2023;

•	“2024 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 14, 2024;

•	“2025 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 13, 2025;

•	“EQH Equity Awards” means the 2023 EQH Equity Awards, the 2024 EQH Equity Awards and the 2025 EQH Equity Awards; and

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

•	“Cause” is defined as follows:

For purposes of:	Cause generally means:
Mr. Pearson’s employment agreement

•

willful failure to substantially perform his duties after reasonable notice of his failure to do so;

•

willful misconduct that is materially injurious to the Company;

•

conviction of, or plea of nolo contendere to, a felony; or

•

willful breach of any written covenant or agreement with the Company to not disclose information pertaining to the Company or to not compete or interfere with the Company.

The Supplemental Severance Plan

•

violation of law during the course of employment;

•

material breach of any Company policy related to workplace conduct;

•

conduct resulting in damage to Company assets;

•

conduct that is materially injurious to the Company, monetarily or otherwise;

•

disclosure of confidential and/or proprietary information in violation of Company policies or standards; or

•

breach of duty of loyalty to the Company.

EQH Equity Awards

•

commission of a crime involving fraud, theft, false statements or other similar acts or commission of a felony;

•

willful or grossly negligent failure to perform material employment-related duties;

•

material violation of any Company policy;

•

engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or

•

material breach of any employment agreement, or noncompetition, nondisclosure or non-solicitation agreement with the Company.

•	“CIC” of Holdings generally includes the following events:

•	any person becomes the beneficial owner of 30% or more of Holdings’ common stock;

•	the individuals who constituted the Board at March 25, 2019, cease for any reason to constitute at least a majority of the Board provided, however, that any individual becoming a director subsequent to this date whose appointment was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though said individual was a member of the March 25, 2019 Board; and

•	the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination;

•	“Good Reason” is defined as follows:

For purposes of:	Good Reason generally means:
Mr. Pearson’s employment agreement

•

an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

•

the removal of Mr. Pearson from his positions;

•

Mr. Pearson being required to be based at an office more than 75 miles from New York City;

•

a diminution of Mr. Pearson’s titles;

•

a material failure by the Company to comply with the agreement’s compensation provisions; and

•

a failure of the Company to secure a written assumption of the agreement by any successor company.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

For purposes of:	Good Reason generally means:
The Supplemental Severance Plan

•

material diminution of duties, authority or responsibilities;

•

material reduction in base compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the compensation of other similarly situated senior executives); and

•

material change in the geographic location of an executive’s position.

Please note the following when reviewing the tables:

•	hypothetical payments and benefits related to equity-based awards are calculated using, as applicable the closing price of a Share on December 31, 2025;

•	it is assumed that any involuntary termination is not for “cause;” and

•	in all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and non-qualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below.

Name	Temporary Income Payments ($)	Lump Sum Payments ($)	EQH Equity Awards ($)
Mr. Pearson
Retirement	—	3,148,000	30,174,553
Good Reason Termination	11,444,320	3,148,000	30,174,553
Involuntary Termination	11,444,320	3,148,000	30,174,553
CIC w/o Termination	—	—	31,733,258
Death	—	—	36,321,640
Disability	—	—	41,666,896

Mr. Raju
Involuntary Termination — no CIC(1)	4,594,377	1,340,000	5,655,506
CIC w/o Termination	—	—	7,481,536
Death	—	—	8,536,547
Disability	—	—	9,807,337

Mr. Hurd
Retirement	—	1,500,000	6,593,849
Involuntary Termination — no CIC(2)	5,180,375	1,540,000	6,593,849
CIC w/o Termination	—	—	6,814,133
Death	—	—	7,696,821
Disability	—	—	8,874,178

Mr. Lane
Involuntary Termination — no CIC(3)	4,626,575	1,440,000	5,764,655
CIC w/o Termination	—	—	7,595,896
Death	—	—	8,647,833
Disability	—	—	9,943,336

(1)

If the involuntary termination was within twelve months after a CIC, or Mr. Raju resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,125,835. See “Involuntary Termination — no CIC” below for more information.

(2)

If the involuntary termination was within twelve months after a CIC, or Mr. Hurd resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,907,167. See “Involuntary Termination — no CIC” below for more information.

(3)

If the involuntary termination was within twelve months after a CIC, or Mr. Lane resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,168,767. See “Involuntary Termination — no CIC” below for more information.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Retirement

Messrs. Pearson and Hurd are the only EQH Program Participants eligible to retire on the Trigger Date. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Messrs. Pearson or Hurd had retired on the Trigger Date, they would have received the items described in the following table.

Item	Description
Lump Sum Payments	Messrs. Pearson and Hurd would each have received a 2025 STIC Program award equal to the lower of their respective 2024 STIC Program award and 2025 STIC Target.

EQH Equity Awards

The unvested portions of their 2025 EQH Equity Award would have been forfeited.

Their 2023 and 2024 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other	Messrs. Pearson and Hurd would each have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

Good Reason Termination

Mr. Pearson is the only EQH Program Participant who is entitled to temporary income payments and lump sum payments (collectively, “Severance Benefits”) in connection with a termination for good reason unrelated to a CIC. If Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason,” he would have received the items described in the following table.

Item	Description
Severance Benefits

Mr. Pearson waived his right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Under his employment agreement, he would have received:

•

temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent STIC Program award, (b) the average of his last three STIC Program awards and (c) his STIC Target; and

•

a lump sum payment equal to his STIC Target.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”), provided that they would cease if Mr. Pearson provided services for a competitor.

The Severance Benefits are contingent upon Mr. Pearson executing a release of all claims against the company.

EQH Equity Awards	His equity awards would have been treated as described above under “Retirement.”

Other	He would have received the Medical/ESB Benefits.

Involuntary Termination

If Mr. Pearson’s employment had been involuntarily terminated by the Company on the Trigger Date, he would have received the items described in the following table.

Item	Description
Severance Benefits	He would have been entitled to the same Severance Benefits under his employment agreement as those due upon a termination for good reason as described above, subject to the same conditions.

EQH Equity Awards

If he signed a release of all claims against the Company:

•

his 2023 and 2024 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration. his 2025 EQH Equity Award would have been forfeited.

Other	He would have received the Medical/ESB Benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Involuntary Termination — No CIC

If they had experienced an involuntary termination of employment on the Trigger Date, the EQH Program Participants other than Mr. Pearson would have received the items described in the following table.

Item	Description
Severance Benefits

They would have been eligible for Severance Benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive those benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company.

The Severance Benefits would have included:

•

temporary income payments equal to 78 weeks of base salary (104 weeks in the case of a termination within twelve months after a CIC);

•

additional temporary income payments equal to 1.5 times (two times in the case of a termination within twelve months after a CIC) the greatest of:

•

the most recent annual STIC Program award paid to the executive;

•

the average of the three most recent STIC Program awards paid to the executive; and

•

the executive’s STIC Target; and

•

a lump sum payment equal to the sum of the executive’s STIC Target and $40,000.

If, instead of an involuntary termination, the executives had resigned for “good reason” within twelve months after a CIC, they would have been entitled to the same benefits as above, subject to the same conditions.

EQH Equity Awards

Provided they executed a release of claims:

•

The executives would have retained a pro rata portion of their unvested 2023 and 2024 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria.

•

Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

They would have forfeited their 2025 EQH Equity Awards.

Change in Control w/o Termination

If there had been a CIC on the Trigger Date without any termination of employment, the EQH Program Participants would have received the items described in the following table.

Item	Description
EQH Equity Awards

Generally, in the event of a CIC, EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the payments and benefits table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Death

If an EQH Program Participant had terminated employment due to death on the Trigger Date:

Item	Description
EQH Equity Awards	All EQH Equity Awards would have immediately vested. EQH stock options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH Performance Shares.

Disability

If an EQH Program Participant had terminated employment due to disability on the Trigger Date:

Item	Description
EQH Equity Awards

He would have been treated as if he continued in the employ of the Company with respect to his EQH Equity Awards. The estimated values of payouts related to awards with performance criteria at the Trigger Date assume target performance.

All EQH stock options would have been exercisable until the earlier of their expiration date and the five-year anniversary of the termination date.

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, executives are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

EQH Equity Awards

The award agreements for the EQH Equity Awards include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s EQH Equity Awards, a CIC of Holdings as defined above) occurred on December 31, 2025 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of a Share on December 31, 2025, or the closing price of an AB Holding Unit on December 31, 2025, as applicable.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQH Equity Awards

Retirement	$2,057,083
Death	$2,969,234
Disability	$2,969,234
Involuntary Termination or termination by Mr. Bernstein for good reason — no CIC	$2,057,083
CIC of Holdings without Termination	$2,580,782

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his EQH Equity Awards.

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company for purposes of his EQH Equity Awards.

Involuntary Termination — no CIC

If Mr. Bernstein’s employment had been involuntarily terminated by the Company on the Trigger Date without cause as defined above for EQH Equity Awards:

•	he would have forfeited his 2025 Equity Program award; and

•	he would have automatically vested in full in his 2024 and 2023 EQH Performance Shares and RSUs.

CIC

In the event of a CIC on the Trigger Date, the portions of his EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

The portions of Mr. Bernstein’s EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the table above, we have assumed that Mr. Bernstein’s awards are not assumed or replaced.

AB Holding Unit Awards

Reason for Employment Termination	Cash Payments ($)	AB Holding Unit Awards ($)	Other Benefits ($)(7)
CIC of AB	—	11,499,924	—
Termination by Mr. Bernstein for good reason(1)	3,500,000	11,499,924	22,359
Termination of Mr. Bernstein’s employment by AB without cause or due to Death or Disability(2)	5,250,000	11,499,924	22,359
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB(3)	7,000,000	11,499,924	22,359
Termination by Mr. Bernstein without good reason (complies with applicable agreements and restrictive covenants) under the AB Incentive Compensation Award Program (“ICAP”)	—	11,499,924	—
Death or Disability(4)(5)(6)	—	11,499,924	22,359

(1)	Under his employment agreement, if Mr. Bernstein resigns for “good reason” (as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

•	a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

(2)

If Mr. Bernstein’s employment is terminated without “cause”, he will receive the amounts described in (1) above, except that the cash payment will equal 1.5 times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(3)

If, during the 12 months following a CIC of AB, Mr. Bernstein is terminated without “cause” or resigns for “good reason”, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

Under the Bernstein Employment Agreement, “disability” is defined as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.

(5)

Under the Bernstein Employment Agreement, upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate.

(6)

Under the applicable ICAP award agreements, “disability” is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(7)	Reflects the value of group medical coverage to which Mr. Bernstein would be entitled.

Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events, the Company ceasing to control the election of a majority of the AB Board.

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

Chief Executive Officer Pay Ratio Information

In 2025, the compensation of Mr. Pearson was approximately 154 times the median pay of all employees, resulting in a Chief Executive Officer pay ratio of 154:1.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Holdings identified a median employee in 2026 by examining 2025 total compensation for all individuals who were employed by Holdings and its subsidiaries as of December 31, 2025, using methods consistent with SEC rules for that purpose. All employees were included in this process, whether employed on a full-time or part-time basis. Total compensation included base salary (plus overtime, as applicable), commissions (as applicable), cash bonuses and the grant date fair value of equity-based awards.

The median employee’s compensation for 2025 ($117,020) was compared to Mr. Pearson’s compensation for 2025 ($18,001,113) using the same methodology used for the Summary Compensation Table below.

As illustrated in the table below, our 2025 CEO Pay Ratio is 154:1:

	Mark Pearson	Median Employee
Base salary ($)	1,249,862	98,624
Cash bonus ($)	3,431,320	10,000
Stock awards ($)	12,600,049	—
Change in pension value ($)	602,959	3,467
All other compensation ($)	116,923	4,929
Total ($)	18,001,113	117,020
2025 CEO Pay Ratio		154:1

Pay versus Performance

Holdings is providing the following disclosure in accordance with the SEC’s pay versus performance disclosure rules (the “PVP Rules”). However, we generally do not make compensation decisions based on “compensation actually paid” within the meaning of the PVP Rules, nor do we use the performance metrics that are required to be disclosed under the PVP Rules in our incentive compensation programs. In particular, we use Non-GAAP Operating Earnings, rather than net income, to determine compensation, because the nature of the products we offer result in net income volatility (as further described in the 2025 Form 10-K), and because we view the Non-GAAP Operating Earnings measure as more aligned with the underlying profitability drivers of our business than net income. Please refer to page 29 for a discussion of our incentive compensation programs, the performance objectives we utilize, and how we align pay and performance.

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation	Compensation	Average Summary Compensation Table Total	Average Compensation Actually Paid		Peer Group TSR (S&P)		Company Selected Measure: Non-GAAP	Supplemental Measure:
Fiscal Year (a)	Table Total for PEO (b	Actually Paid to PEO (C)	for Non-PEO NEOs (d	to Non-PEO NEOs (e)	Company TSR (f)	400 Financials) (g)	Net Income (h)[10]	Operating Earnings (i)	Relative 3-Year TSR Rank (h)
2025	$18,001,113	$19,346,522	$8,167,131	$9,673,241	$223	$184	$(1,380)	$1,741	68.40%
2024	$17,428,043	$40,163,722	$7,424,855	$12,374,559	$213	$183	$1,307	$2,007	67.10%
2023	$15,833,102	$19,204,586	$6,541,035	$6,958,269	$149	$136	$1,302	$1,694	36.10%
2022	$15,321,649	$7,211,420	$6,145,312	$4,215,506	$125	$126	$2,153	$1,726	59.70%
2021	$14,185,032	$28,457,088	$5,929,763	$10,114,513	$140	$131	$1,755	$2,555	91.30%

(1)	For purposes of this disclosure, “PEO” refers to Principal (or Chief) Executive Officer.
(2)

To calculate Compensation Actually Paid (CAP) for each year, the “Summary Compensation Table” (SCT) total compensation amount for such year was adjusted by (1) deducting certain amounts from the SCT total, as shown in tables A and B below, (2) adding the equity component of CAP amounts, as shown in tables C and D below, and (3) adding the pension component of CAP amounts (i.e., service costs and prior service costs for the applicable year), which, for the PEO, were $258,956 for 2025, $270,911 for 2024, $274,579 for 2023, $465,238 for 2022, $477,973 for 2021, and $422,757 for 2020, and for non-PEO NEOs, averaged $87,985 for 2025, $79,538 for 2024, $77,191 for 2023, $130,323 for 2022, $133,038 for 2021, and $101,308 for 2020.

(3)

Mark Pearson was the PEO in 2021, 2022, 2023 and 2024. 2022, 2023, 2024 and 2025 non-PEO NEOs include Robin Raju, Jeff Hurd, Nick Lane and Seth Bernstein. 2021 non-PEO NEOs include Anders Malmstrom (departed March 31, 2021), Robin Raju (promoted April 1, 2021), Jeff Hurd, Nick Lane and Seth Bernstein.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

PEO SCT Total to CAP Reconciliation — Deductions — Table A

					Deductions from SCT Total
Year	Salary (included in SCT Total and CAP)	Bonus and Non- Bonus Equity Incentive Compensation (included in SC(T Total and CAP)	All Other Compensation (included in SC(T Total and CAP)	SCT Total (as shown in column (b) above)	Pension (deduct change in pension values reported in column (6) of the SCT from SCT Total)	Equity (deduct stock and option award values reported in columns (3) and (4) of the SCT from SCT Total)
2025	$1,249,862	$3,431,320	$116,923	$18,001,113	$602,959	$12,600,049
2024	$1,249,862	$4,470,160	$107,960	$17,428,043	$—	$11,600,060
2023	$1,249,820	$3,494,280	$120,480	$15,833,102	$368,485	$10,600,037
2022	$1,249,820	$2,518,400	$953,417	$15,321,649	$—	$10,600,012
2021	$1,249,820	$4,525,000	$410,201	$14,185,032	$—	$8,000,011

[10]

Net Income and Non-GAAP Operating Earnings have been restated for years ending 2021 and 2022 in accordance with the implementation of the Long Duration Targeted Improvement accounting standard, which was effective January 2023.

Average Non-PEO SCT Total to CAP Reconciliation — Deductions — Table B

					Deductions from SCT Total
Year	Salary (included in SCT Total and CAP)	Bonus and Non- Bonus Equity Incentive Compensation (included in SC(T Total and CAP)	All Other Compensation (included in SC(T Total and CAP)	SCT Total (as shown in column (b) above)	Pension (deduct change in pension values reported in column (6) of the SCT from SCT Total)	Equity (deduct stock and option award values reported in columns (3) and (4) of the SCT from SCT Total)
2025	$768,027	$3,046,063	$48,423	$8,167,131	$267,769	$4,018,849
2024	$786,027	$3,095,750	$61,779	$7,424,855	$—	$3,481,300
2023	$786,017	$2,351,831	$56,065	$6,541,035	$223,324	$3,123,799
2022	$783,140	$2,026,250	$392,127	$6,145,312	$—	$2,943,796
2021	$647,494	$2,300,500	$152,496	$5,929,763	$114,244	$2,715,030

PEO Equity Component of CAP — Table C

	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY (c)	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
2025	PS	$6,878,765	$(587,344)	$2,125,846	$—	$8,417,267
	RSUs	$4,596,937	$203,433	$1,071,824	$—	$5,872,194
	Options	$—	$—	$—	$—	$—

	Total	$11,475,702	$(383,911)	$3,197,670	$—	$14,289,461

2024	PS	$11,432,624	$13,826,821	$78,720	$—	$25,338,165
	RSUs	$6,632,394	$1,974,500	$119,770	$—	$8,726,664
	Options	$—	$—	$—	$—	$—

	Total	$18,065,018	$15,801,321	$198,490	$—	$34,064,829

2023	PS	$6,786,836	$918,141	$571,576	$—	$8,276,553
	RSUs	$4,435,159	$710,515	$306,053	$—	$5,451,727
	Options	$—	$—	$337,147	$—	$337,147

	Total	$11,221,995	$1,628,657	$1,214,775	$—	$14,065,427

2022	PS	$3,775,111	$(5,129,025)	$321,980	$—	$(1,031,934)
	RSUs	$3,610,424	$(362,760)	$34,581	$—	$3,282,335
	Options	$—	$(436,307)	$210,451	$—	$(225,856)

	Total	$7,385,535	$(5,928,092)	$567,013	$—	$2,024,545

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY (c)	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
2021	PS	$4,986,758	$5,944,129	$800,598	$—	$11,731,484
	RSUs	$3,850,878	$690,935	$1,260,838	$—	$5,802,651
	Options	$—	$2,788,739	$1,471,219	$—	$4,259,958

	Total	$8,837,636	$9,423,803	$3,532,655	$—	$21,794,093

Non-PEO NEOs Equity Component of CAP — Table D

	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY©	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
2025	PS	$1,296,664	$(110,464)	$361,028	$—	$1,547,228
	RSUs	$2,405,089	$1,400,545	$341,830	$436,431	$4,583,894
	Options	$—	$—	$—	$—	$—

	Total	$3,701,752	$1,290,081	$702,859	$436,431	$6,131,122

2024	PS	$2,180,611	$2,491,518	$14,022	$—	$4,686,151
	RSUs	$2,565,342	$568,071	$217,287	$314,613	$3,665,313
	Options	$—	$—	$—	$—	$—

	Total	$4,745,953	$3,059,589	$231,309	$314,613	$8,351,464

2023	PS	$1,333,384	$158,915	$97,386	$—	$1,589,686
	RSUs	$1,928,620	$7,663	$(130,400)	$234,176	$2,040,060
	Options	$—	$—	$57,420	$—	$57,420

	Total	$3,262,004	$166,579	$24,407	$234,176	$3,687,166

2022	PS	$641,068	$(894,609)	$74,663	$—	$(178,877)
	RSUs	$1,625,231	$(654,319)	$(269,610)	$390,706	$1,092,008
	Options	$—	$(74,309)	$44,846	$—	$(29,463)

	Total	$2,266,299	$(1,623,236)	$(150,102)	$390,706	$883,667

2021	PS	$1,035,356	$1,299,026	$147,242	$—	$2,481,624
	RSUs	$1,801,440	$734,134	$685,615	$299,513	$3,520,702
	Options	$—	$579,483	$299,175	$—	$878,658

	Total	$2,836,796	$2,612,643	$1,132,032	$299,513	$6,880,984

4. Mark Pearson was the PEO in 2021, 2022, 2023, 2024 and 2025. 2022, 2023, 2024 and 2025 non-PEO NEOs include Robin Raju, Jeff Hurd, Nick Lane and Seth Bernstein. 2021 non-PEO NEOs include Anders Malmstrom (departed March 31, 2021), Robin Raju (promoted April 1, 2021), Jeff Hurd, Nick Lane and Seth Bernstein.

Required Tabular Disclosure of Most Important Measures to Determine FY2025 CAP

•	The five items listed below represent the most important metrics we used to determine CAP for FY2025 as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation.”

Most Important Performance Measures
Relative Total Stockholder Return Earnings Per Share Growth Non-GAAP Operating Earnings Value of New Business Free Cash Flow

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Comparative Disclosure

The amount of compensation actually paid to Mr. Pearson, and the average amount of compensation actually paid to Holdings’ non-PEO NEOs as a group, has aligned with Holdings’ performance in respect of TSR, and generally with Holdings’ company selected measures, Non-GAAP Operating Earnings and relative TSR rank. As shown in the table above, Holdings’ TSR has outperformed peer group TSR in four of the five years reported. The alignment between compensation actually paid, TSR, and Holdings’ company selected measures generally correlates to Holdings’ strong and continued emphasis on pay-for-performance in setting NEO compensation. As further described in our CD&A, in particular within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation,” a substantial amount of NEO compensation consists of variable short- and long-term incentive awards, the value of which are linked to the success of the Company and achievement of key TSR and earnings metrics. Holdings does not consider net income to be a meaningful indicator of company performance, and as such, does not use net income as a metric to determine compensation levels or incentivize NEOs. The compensation actually paid to Mr. Pearson, and the average amount of compensation actually paid to Holdings’ non-PEO NEOs as a group is not always generally aligned with Holdings’ net income performance.

Directors Compensation

The following table provides information on compensation that was paid to our directors in 2025 for service on the boards of directors of Holdings, Equitable Financial, and Equitable America. As a non-independent director, Mr. Pearson does not receive additional compensation for his board service. The total amount allocated to Equitable Financial for director compensation in 2025 was $1,010,880.

During 2025, Messrs. Kaye and Stonehill and Ms. Lamm-Tennant served on the AB board in addition to the Equitable Financial and Holdings boards. We believe their presence on the AB board was important due to their deep knowledge of the Company and their relevant experience and expertise. Such service on the AB board required a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses at Holdings, and AB is a publicly traded company with its own governance, disclosure and investor considerations, separate from those at Holdings. Given the time and effort required, we believe it is appropriate to compensate these directors for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3)	Total ($)
Dachille, Douglas	120,139	175,045	295,184
Hondal, Francis	125,000	175,045	300,045
Isaacs-Lowe, Arlene	125,000	175,045	300,045
Kaye, Daniel	286,750	345,045	631,795
Lamm-Tennant, Joan	372,750	450,031	822,781
MacKay, Craig	125,000	175,045	300,045
Scott, Bertram	150,000	175,045	325,045
Stansfield, George	125,000	175,045	300,045
Stonehill, Charles(1)	320,250	345,045	665,295

(1)	Director Stonehill’s “Fees Earned or Paid in Cash” figure includes $20,000 received in connection with his role as Chair of the Investment Committees of Equitable Financial and Equitable America.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(2)

The amounts reported in this column represent the aggregate grant date fair value of Holdings common stock and Restricted AB Holding Units granted to directors in 2025 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15 of the Notes to Holdings’ Consolidated Financial Statements. The grant date fair value of each award is as follows:

	Holdings Common Stock ($)	Restricted AB Holding Units ($)
Mr. Dachille	175,045
Ms. Hondal	175,045	—
Ms. Isaacs-Lowe	175,045	—
Mr. Kaye	175,045	170,000
Ms. Lamm-Tennant	280,031	170,000
Mr. MacKay	175,045	—
Mr. Scott	175,045	—
Mr. Stansfield	175,045	—
Mr. Stonehill	175,045	170,000

(3)	As of December 31, 2025, the directors had outstanding awards as follows:

Restricted AB Holding Units ($)
Mr. Dachille	—
Ms. Hondal	—
Ms. Isaacs-Lowe	—
Mr. Kaye	44,130
Ms. Lamm-Tennant	20,478
Mr. MacKay	—
Mr. Scott	—
Mr. Stansfield	—
Mr. Stonehill	25,176

Cash Retainers and Meeting Fees

As of the fiscal year 2025, non-employee director compensation also included the following:

•	Holdings non-employee directors receive an annual cash retainer of $125,000, and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee — $35,000

•	Compensation and Talent Committee — $25,000

•	Nominating and Corporate Governance Committee — $20,000

•	Finance and Risk Committee — $20,000

Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $175,000. The Independent Chair receives an additional $105,000 equity retainer.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Benefits

Charitable Award Program for Directors

Under a prior charitable award program, the non-employee directors other than Messrs. Dachille and MacKay and Mses. Isaacs-Lowe, Lamm-Tennant and Hondal may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in the Equitable Foundation’s Matching Gifts program. Under this program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident Insurance

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	Board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times annual compensation, subject to certain maximums

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Holdings common stock. The directors are required to retain 50% of any Holdings common stock received as compensation until the ownership requirement is achieved.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of March 23, 2026, with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our current directors;

•	each of our current named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 281,499,559 shares of our shares outstanding as of March 23, 2026.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1345 Avenue of the Americas, New York, New York 10105.

Holdings Common Stock

Name of Beneficial Owner Number of Shares Beneficially Owned Percent of Class

Name of Beneficial Owner	Number of Shares Beneficially Owned	Owned Percent of Class
Douglas Dachille	3,393	*
Francis A. Hondal	24,787	*
Arlene Isaacs-Lowe	16,363	*
Daniel G. Kaye	55,686	*
Joan Lamm-Tennant	47,891	*
Craig MacKay	16,799	*
Mark Pearson(1)	1,512,188	*
Robin M. Raju(2)	309,454	*
Bertram L. Scott	26,001	*
George Stansfield	38,827	*
Charles G. T. Stonehill	37,457	*
Seth Bernstein(3)	97,709	*
Jeffrey J. Hurd(4)	413,671	*
Nick Lane(5)	281,209	*
All current directors and executive officers as a group (15 persons)(6)	2,966,739	<1.1%

*	Number of shares listed represents less than 1.1% percent of the outstanding Holdings common stock.
(1)	Includes (i) 136,000 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 526,831 shares of unvested EQH Performance Shares.
(2)	Includes 125,745 shares of unvested EQH Performance Shares.
(3)	Includes 42,445 shares of unvested EQH Performance Shares.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(4)	Includes (i) 209,833 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 109,401 shares of unvested EQH Performance Shares.
(5)	Includes (i) 24,417 shares Mr. Lane can acquire within 60 days under option plans and (ii) 124,652 shares of unvested EQH Performance Shares.
(6)	Includes (i) 370,250 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 962,489 shares of unvested EQH Performance Shares.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Equitable Financial is subject to Holdings’ related person transaction policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of certain transactions between Holdings and its subsidiaries and a “Related Person,” or a “Related Person Transaction.” Pursuant to the terms of the Related Person Transaction Policy, Holdings’ Board, acting through its Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any potential Related Person Transaction is required to be reported to Holdings’ legal department, which will then determine whether it should be submitted to the Holdings’ Audit Committee for consideration. The Holdings’ Audit Committee must then review and decide whether to approve any Related Person Transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Holdings or its subsidiaries was, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer of Holdings or a nominee to become a director of Holdings; any person who is known to be the beneficial owner of more than five percent of Holdings’ common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

As a wholly owned indirect subsidiary of Holdings, Equitable Financial has entered into various transactions with Holdings and its subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements (“Intercompany Agreements”). In addition to the Related Person Transaction Policy, Intercompany Agreements to which Equitable Financial is a party are subject to the approval of the New York Department of Financial Services, pursuant to New York’s insurance holding company systems act.

TRANSACTIONS WITH RELATED PARTIES

For information regarding Equitable’s transactions with related parties, refer to Note 8 of the Notes to Financial Statements on a Statutory Basis titled “Information Concerning Parent, Subsidiaries and Affiliates” and Note 17 titled “Reinsurance Agreements,” the sections on EFLIC to EFLOA Novation, Reinsurance Recapture Transactions, and 2023 — Internal Reinsurance Treaty.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Report of Independent Auditors

To the Board of Directors of Equitable Financial Life Insurance Company

Opinions

We have audited the accompanying statutory financial statements of Equitable Financial Life Insurance Company (the “Company”), which comprise the statutory statements of assets, liabilities, surplus and other funds as of December 31, 2025 and 2024, and the related statutory statements of summary of operations, of changes in capital and surplus, and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets, liabilities, surplus and other funds of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the period ended December 31, 2025, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2. Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2025 and 2024, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2025.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 7, 2026

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Balance Sheets — Statutory Basis

December 31, 2025 and 2024

	2025	2024
	(in millions)
ASSETS
Cash and invested assets:
Cash, cash equivalents and short-term investments	$1,969.7	$348.2
Fixed maturities	22,169.6	36,244.5
Perpetual preferred stocks	137.7	254.8
Common stocks	324.5	336.0
Mortgage loans	12,402.2	12,489.0
Policy loans	1,332.2	3,761.4
Other invested assets	4,263.1	4,321.6

Total cash and invested assets	42,599.0	57,755.5
Investment income due and accrued	366.7	507.6
Net deferred tax asset	275.8	111.6
Corporate owned life insurance	1,116.8	969.3
Deferred asset — Derivatives	293.9	646.6
Other assets	1,246.2	587.7
Separate account assets	131,150.6	173,762.8

Total assets	$177,049.0	$234,341.1

LIABILITIES, SURPLUS AND OTHER FUNDS
Liabilities:
Policy reserves & deposit-type funds	$28,874.3	$36,891.8
Net transfers to (from) separate accounts due or accrued	(1,166.1)	(1,011.9)
Asset valuation reserve	997.4	1,161.7
Borrowed money	750.0	400.0
Amounts withheld or retained by company as agent or trustee	6,459.7	8,408.9
Funds held under coinsurance	6,014.1	12,391.1
Other liabilities	2,011.4	1,773.5
Separate account liabilities	130,951.3	173,456.7

Total liabilities	174,892.1	233,471.8

Commitments and contingencies (Note 12)
Capital and surplus:
Common capital stock	2.5	2.5
Gross paid in and contributed surplus	1,731.6	1,733.4
Accumulated surplus (deficit)	$422.8	$(866.6)

Capital and surplus	$2,156.9	$869.3

Total liabilities, capital and surplus	$177,049.0	$234,341.1

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Statements of Operations — Statutory Basis

Years Ended December 31, 2025, 2024 and 2023

	2025	2024	2023
	(in millions)
SUMMARY OF OPERATIONS
Premiums and annuity considerations	$(1,778.6)	$8,045.7	$(3,624.0)
Net investment income	649.9	422.6	485.8
Commissions and expense allowances on reinsurance ceded	2,078.3	859.8	(143.1)
Other income	2,026.9	2,028.4	1,985.1

Total revenues	2,976.5	11,356.5	(1,296.2)

Policyholder benefits	7,890.6	8,610.9	10,197.1
Increase (decrease) in reserves	(8,921.9)	(885.8)	(15,325.6)
Commissions & operating expenses	1,538.9	1,751.9	1,697.8
Net transfers to or (from) Separate Accounts	(10,907.1)	(12,979.4)	(6,230.8)
Separate Accounts’ modified coinsurance reinsurance ceded	12,814.5	15,385.5	9,750.7
Funds withheld reinsurance ceded interest credited	(1,047.7)	(1,388.6)	(935.0)
Other deductions	1,444.5	652.3	483.0

Total benefits and expenses	2,811.8	11,146.8	(362.8)

Net gain (loss) from operations before dividends & federal income taxes (“FIT”)	164.7	209.7	(933.4)
Dividends to policyholders	80.2	98.3	97.8

Net gain (loss) from operations before FIT	84.5	111.4	(1,031.2)
FIT incurred (excluding tax on capital gains)	129.4	118.9	121.8

Net gain (loss) from operations	(44.9)	(7.5)	(1,153.0)
Net realized capital losses	(777.5)	(510.9)	(513.9)

Net income (loss)	$(822.4)	$(518.4)	$(1,666.9)

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Statements of Changes in Capital and Surplus — Statutory Basis

Years Ended December 31, 2025, 2024 and 2023

	2025	2024	2023
	(in millions)
CHANGES IN CAPITAL AND SURPLUS
Balance — beginning of year	$869.3	$1,550.9	$5,439.9
Prior year adjustments	10.4	—	—

Adjusted Balance — beginning of year	$879.7	$1,550.9	$5,439.9
Net income	(822.4)	$(518.4)	(1,666.9)
Change in net unrealized capital gains (losses)	217.6	116.5	(116.1)
Change in net admitted deferred tax asset (excl. tax on unrealized capital gains)	286.3	3.9	(375.0)
Change in asset valuation reserve	164.3	(39.4)	(116.7)
Other paid in surplus adjustments	(1.8)	(4.4)	(3.5)
Cumulative effect of changes in accounting principles	—	—	264.9
Change in surplus as a result of reinsurance	1,327.9	(238.6)	(204.7)
Dividends to shareholders	—	—	(1,653.0)
Other changes to surplus	105.3	(1.2)	(18.0)

Balance — end of year	$2,156.9	$869.3	$1,550.9

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Statements of Cash Flows — Statutory Basis

Years Ended December 31, 2025, 2024 and 2023

	2025	2024	2023
	(in millions)
Cash from operations:
Premiums and annuity considerations	$7,219.1	$7,989.1	$8,376.4
Net investment income	746.8	410.6	369.9
Other income	1,418.4	2,195.3	1,927.3

Total income	9,384.3	10,595.0	10,673.6
Policy benefits	8,163.1	7,777.8	10,320.1
Net transfers to (from) separate accounts	(11,247.9)	(13,185.0)	(9,293.5)
Commissions, expenses, FIT and other deductions	14,061.0	16,519.7	10,903.3
Dividends to policyholders	21.9	22.8	20.8

Total expense	10,998.1	11,135.3	11,950.7

Net cash from (used in) operations	$(1,613.8)	$(540.3)	$(1,277.1)

Cash from investments:
Proceeds from investments sold, matured or repaid:
Fixed maturities	7,328.0	5,091.7	6,881.4
Preferred stocks and common stocks	62.7	157.7	262.5
Mortgage loans	877.3	557.9	138.9
Other investments sold	413.5	749.9	1,619.1

Total investment proceeds	8,681.5	6,557.2	8,901.9
Cost of investments acquired:
Fixed maturities	3,163.8	4,829.1	1,879.6
Preferred stocks and common stocks	5.1	—	246.5
Mortgage loans	875.7	995.7	673.8
Real estate	8.3	0.3	—
Other investments acquired	636.6	2,273.7	1,289.4

Total investments acquired	4,689.5	8,098.8	4,089.3

Net cash from (used in) investments	$3,992.0	$(1,541.6)	$4,812.6

Cash from (used in) financing and miscellaneous sources:
Cash provided (applied):
Borrowed Funds	350.0	400.0	—
Dividends to shareholders	—	—	(1,653.0)
Net deposits on deposit-type contracts	774.0	(2,442.4)	(1,393.5)
Other cash provided (applied)	(1,880.7)	2,494.2	1,096.3

Net cash from (used in) financing and miscellaneous sources	$(756.7)	$451.8	$(1,950.2)

Net change in cash, cash equivalents, and short-term investments	$1,621.5	$(1,630.1)	$1,585.3
Cash, cash equivalents and short-term investments, beginning of year	348.2	1,978.3	393.0

Cash, cash equivalents and short-term investments, end of year	$1,969.7	$348.2	$1,978.3

See Notes to Financial Statements — Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Notes to Financial Statements — Statutory Basis

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Equitable Financial Life Insurance Company (“Equitable” or the “Company”) is a stock life insurance company chartered by the State of New York and is a direct, wholly-owned subsidiary of Equitable Financial Services, LLC (“EFS”), a wholly-owned subsidiary of Equitable Holdings, Inc. and collectively with its consolidated subsidiaries referred to herein as “Equitable Holdings” or “Holdings”. The Company is an indirect, wholly-owned subsidiary of Holdings. Pursuant to the Plan of Reorganization under Section 7312 of the New York Insurance Law, on July 22, 1992, Equitable converted from a mutual to a stock life insurance company and became a wholly-owned subsidiary of EFS.

Equitable offers a variety of traditional, variable and interest-sensitive life insurance products and variable and fixed-interest annuity products. It also administers traditional participating group annuity contracts generally for corporate qualified pension plans, and association plans. Equitable Advisors, LLC and Equitable Network, LLC, affiliates of Equitable, distribute Equitable products in all 50 states, the District of Columbia and Puerto Rico. Equitable Distributors, LLC is a broker-dealer subsidiary of Equitable and distributes Equitable products on a wholesale basis through national and regional securities firms, independent financial planners, other broker-dealers, banks and brokerage general agencies. Association and corporate pension plans are marketed directly to clients by Equitable.

In 2025, the Company completed several reinsurance transactions, including a major life reinsurance agreement. See Note 17, for additional information.

RGA Reinsurance Transaction

On July 31, 2025, the Company, as well as affiliate insurers, Equitable Financial Life Insurance Company of America (“EFLOA”) and Equitable Financial Life and Annuity Company (“EFLA”), completed the master transaction agreement with Reinsurance Group of America (“RGA”) entered into on February 23, 2025 pursuant to which and subject to the terms and conditions set forth in such agreement, RGA entered into reinsurance agreements, as reinsurer, with the Company (“RGA Reinsurance Transaction”), as well as EFLOA and EFLA, as ceding companies, to effect the reinsurance transaction.

At the closing of the transaction, (i) each of the Company and EFLOA entered into a separate coinsurance and modified coinsurance agreement with RGA and (ii) EFLA entered into a coinsurance agreement with RGA, each with an effective date of April 1, 2025, pursuant to which each ceding company ceded to RGA a 75% quota share of such ceding company’s in-force individual life insurance block including the Company’s Closed Block. At the closing of the transaction, assets supporting the general account liabilities relating to the reinsured contracts were deposited into a trust account for the benefit of the Company and a trust account for the benefit of EFLOA and EFLA, which assets will secure RGA’s obligations to each ceding company under the applicable reinsurance agreement. The Company and EFLOA reinsured the applicable separate accounts relating to the applicable reinsured contracts on a modified coinsurance basis. In addition, the investment of assets in each trust account will be subject to investment guidelines and certain capital adequacy related triggers will require enhanced funding. The reinsurance agreements also contain additional counterparty risk management and mitigation provisions. The Company will continue to administer the applicable reinsured contracts. For additional information, See Note 17.

Reinsurance Recapture Transactions

Prior to the closing of RGA reinsurance transaction the Company executed a 75% partial recapture of two Life blocks of business that had been previously ceded to EQ AZ Life Re Company (“EQ AZ”). The business was then ceded to RGA on a coinsurance 75% quota share basis as part of the aforementioned RGA Reinsurance Transaction. The recaptured business from EQ AZ consisted of 1) level premium term life insurance policies (excluding return of premium term) issued by the Company on or after March 1, 2003 through December 31, 2008 that had been 90% co-insured with EQ AZ; and 2) 90% quota share of the Company’s risk on the lapse protection benefit contained in its Athena I and II universal life contracts issued on or after June 1, 2003 through June 30, 2007. The Company recorded a $1.4 billion net loss from operations on the recaptured business from EQ AZ during Q3 2025, as the Statutory reserves of $2.2 billion on these blocks were in excess of the fair value of invested assets received from the EQ AZ captive upon recapture.

Prior to the closing of RGA reinsurance transaction the Company executed a 75% partial recapture of the Life block of business that had been previously ceded to EFLOA on a funds withheld reinsurance basis during 2023. The business was

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

then ceded to RGA on a coinsurance basis as part of the aforementioned RGA Reinsurance Transaction. The recaptured business from EFLOA consisted of certain universal life insurance policies issued outside the State of New York prior to October 1, 2022. The Company recorded a $0.8 billion gain from operations on the recaptured life business from EFLOA during Q3 2025. The Company had previously recorded a $1.5 billion loss from operations back in 2023 when the business was initially ceded to EFLOA. For additional information, See Note 17.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying statutory basis financial statements of Equitable have been prepared in conformity with accounting practices prescribed or permitted by the New York State Department of Financial Services (“SAP”).

Certain prior period amounts have been reclassified, where applicable, to conform with current period presentation.

The New York State Department of Financial Services (“NYDFS”) recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company, in order to determine its solvency under the New York State Insurance Laws. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of New York, except for certain NAIC SAP practices and procedures. NAIC SAP is comprised of the Preamble, the Statements of Statutory Accounting Principles (SSAPs) and Appendices.

NYDFS has adopted certain prescribed accounting practices that differ from those found in NAIC SAP, some of which affect the financial statements of the Company. Additionally, the Company has been granted a permitted practice. Those are discussed in more detail as follows:

Prescribed Accounting Practices

New York Regulation 213 (“Reg 213”), adopted in May of 2019 and as amended in February 2020 and March 2021, differs from the NAIC variable annuity reserve and capital framework. Reg 213 requires the Company to carry statutory basis reserves for its variable annuity contract obligations equal to the greater of those required under (i) the NAIC standard or (ii) a revised version of the NYDFS requirement in effect prior to the adoption of the first amendment for contracts issued prior to January 1, 2020, and for policies issued after that date a new standard that in current market conditions imposes more conservative reserving requirements for variable annuity contracts than the NAIC standard. The impact of the application of Reg 213 was a decrease of approximately $116.6 million in statutory surplus as of December 31, 2025 compared to statutory surplus under the NAIC variable annuity framework. Additionally, the continued application of Reg 213 resulted in a corresponding decrease of $2.4 million in statutory net income for the year ended December 31, 2025. The NYDFS allows domestic insurance companies a five year phase-in provision for Reg 213 reserves. As of September 30, 2022, Equitable’s Reg 213 reserves were 100% phased-in. As of December 31, 2025, given the prevailing market conditions and business mix, the Reg 213 redundant reserves over the US RBC CTE 98 total asset requirement (“TAR”) are $89 million.

During Q4, 2020, the Company received approval from NYDFS effective January 1, 2021, for its proposed amended Plan of Operation for Separate Account No. 68 (“SA 68”) for our Structured Capital Strategies product and Separate Account No. 69 (“SA 69”) for our Equi-Vest product Structured Investment Option, to change the accounting basis of the two Separate Accounts from fair value to book value in accordance with Section 1414 of the Insurance Law. In order to facilitate this change and comply with Section 4240(a)(10), the Company also sought approval to amend the Plans to remove the requirement to comply with Section 4240(a)(5)(iii) and substitute it with a commitment to comply with Section 4240(a)(5)(i). Similarly, the Company updated the reserves section of each Plan to reflect the fact that Regulation 128 would no longer be applicable upon the change in accounting basis. The Company applied this change effective January 1, 2021. The impact of the application is an increase of approximately $504.2 million in statutory surplus as of December 31, 2025 and an increase in statutory net income of $447.6 million for the year ended December 31, 2025.

Permitted Accounting Practices

The Company, with the permission of the Superintendent of the Department of Financial Services of the State of New York, has adopted Statement of Statutory Accounting Principles No. 108 “Derivatives Hedging Variable Annuity Guarantees” (SSAP 108) which allows special accounting treatment for hedging variable annuity guarantee benefits subject to fluctuations as a result of interest rate sensitivity. The Company was permitted to retroactively adopt SSAP 108 to include

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

an initial deferral amount for the period effective January 1, 2021 to June 30, 2021 covering all outstanding derivatives hedging variable annuity benefit guarantees. For the derivatives identified for that period, an aggregate deferral amount covering all derivatives was identified without the detailed hedge effectiveness and Schedule DB reporting required by SSAP 108. The initial deferred asset balance was calculated based on reserves and interest rate hedging results net of the Company’s recent variable annuity reinsurance transaction with Venerable Holdings, Inc. (“Venerable”), that closed on June 1, 2021 and are being amortized over a period of five years starting July 1, 2021. The Company’s application of SSAP 108, as permitted, considers the impact of both interest rate derivatives and general account assets used to fully hedge the interest rate risk inherent in its variable annuity contracts with guaranteed benefit obligations to determine the amount of hedging gains or losses to be reflected in statutory net income and the amount of hedging gains or losses to be deferred. The Company has also adopted SSAP 108 prospectively as of July 1, 2021, utilizing the same permitted methodology inclusive of the consideration of the interest rate risk hedged with general account assets for the determination of the deferred asset or liability. Future balances will continue to be amortized over a period of five years. Finally, unassigned surplus was reset to zero at June 30, 2021 reflecting the transformative nature of the Venerable transaction, which constitutes a deviation from NAIC accounting practices as not all requirements for a reset under SSAP 72 were met. See Note 11 for more details around all quasi-reorganization amounts recorded in the prior ten years.

The NYDFS Permitted Practice to adopt SSAP 108 effective January 1, 2021 as described above has resulted in a decrease of approximately $197.0 million in statutory surplus as of December 31, 2025 and a decrease of $82.3 million in statutory net income for the year ended December 31, 2025, which will be amortized over 5 years for each of the retrospective and prospective components. The 2023 Reinsurance Treaty (see Note 17) reduced the amount of interest rate hedging needed going forward, affecting future deferrals, but leaves our historical SSAP 108 deferred amounts unchanged. In accordance with SSAP 108, the Company has also allocated $293.9 million (inclusive of the NYDFS Permitted Practice amount) to Special Surplus Funds within the Statutory Statements of Assets, Liabilities, Surplus and Other Funds, equal to the net deferred asset and deferred liabilities from all hedging strategies under SSAP 108. If the Company had not used all of the aforementioned prescribed and permitted practices that differ from NAIC SAP, a risk-based capital regulatory event would not have been triggered.

As discussed, there were differences in Equitable’s net income and capital and surplus between SAP and NAIC SAP in 2025, 2024 and 2023. A reconciliation of net income and surplus between NAIC SAP and practices prescribed and permitted by the state of New York is shown below (in millions):

	SSAP#	Audited F/S Page	December 31, 2025	December 31, 2024	December 31, 2023
NET INCOME
(1) EQUITABLE FINANCIAL LIFE INSURANCE COMPANY (Net Income, Columns 1 & 2)	XXX	XXX	$(822.4)	$(518.4)	$(1,666.9)
(2) State Prescribed Practices that increase/decrease NAIC SAP
NY Reg. 213 over NAIC VM-21 Reserves	N/A	5	$(2.4)	$138.1	$1,695.9
SA 68 and SA 69 BV vs. FV	N/A	5	$447.6	$442.4	$(310.8)
(3) State Permitted Practices that increase/decrease NAIC SAP
SSAP 108, Derivatives Hedging Deferral (NII and RCG)	108	5	$(82.3)	$(111.1)	$(89.2)
(4) NAIC SAP (1 - 2 - 3 = 4)	XXX	XXX	$(1,185.3)	$(987.8)	$(2,962.8)
SURPLUS
(5) EQUITABLE FINANCIAL LIFE INSURANCE COMPANY state basis (Capital and Surplus, Columns 1 & 2)	XXX	4	$2,156.9	$869.3	$1,550.9
(6) State Prescribed Practices that increase/decrease NAIC SAP
NY Reg. 213 over NAIC VM-21 Reserves	N/A	4	$(116.6)	$(112.8)	$(250.9)
Change in Accounting Principles of SA 68 and SA 69	N/A	4	$504.2	$2,304.3	$1,861.9
(7) State Permitted Practices that increase/decrease NAIC SAP
Paid in surplus — Permitted practice	108	6	$(2,681.7)	$(2,681.7)	$(2,681.7)
Unassigned surplus — Permitted practice reset	108	6	$2,681.7	$2,681.7	$2,681.7
SSAP 108, Derivatives Hedging Deferral	108	5,6	$(197.0)	$(114.6)	$(3.5)
(8) NAIC SAP (5 - 6 - 7 = 8)	XXX	XXX	$1,966.3	$(1,207.6)	$(56.6)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Accounting Policy changes

Accounting changes adopted to conform to the provisions of NAIC SAP are reported as changes in accounting principles. The cumulative effect of changes in accounting principles are reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.

Effective January 1, 2025 the Company’s General Account and non insulated Separate Accounts adopted revisions to SSAP 26 – Bonds to incorporate their principles-based bond definition project’s (PBBD) concepts on what should be reported as a long-term bond. In accordance with the transition guidance specifically for PBBD, this is not a change in accounting principle. In accordance with adoption of the revision to SSAP 26 – Bonds, effective January 1, 2025, the Company’s General Account and non insulated Separate Accounts had no impacted investments to reclassify from Schedule D. The Company adopted SSAP No. 21 — Other Admitted Assets with respect to residual accounting that resulted in a change in measurement to cost recovery. This has no impact other than the change the measurement basis going forward.

As of September 2023, the NAIC adopted a change to the reporting of net negative IMR. Reporting entities that qualify pursuant to certain limitations, are permitted to admit previously disallowed negative IMR up to 10% of the reporting entity’s adjusted general account capital and surplus as required to be shown on the statutory balance sheet of the reporting entity for its most recently filed statement with its domiciliary state commissioner. The capital and surplus cap is adjusted to exclude any net positive goodwill, EDP equipment and operating system software, net deferred tax assets and admitted net negative (disallowed) IMR. As a result of the change, as of December 31, 2025 and 2024, the Company was able to record on its balance sheet, an asset totaling $0.0 million and $18.1 million, respectively, within the separate account asset line for this accounting change. See Note 3 for more details.

Prior Year Adjustments recorded in 2025:

During the fourth quarter of 2025, the Company’s management identified a historical timing error in years 2022 through 2024 related to its calculation of group pension participating non-deficit contract reserves, which resulted in an understatement of the reserve liability for each of those years. This was caused by significant delays in running the annual FUNDEX program, which calculates the proper year end fund value. As delays occurred, the annual reserve true-up process to the actual FUNDEX account values did not occur. As a result of this error and in accordance of SSAP #3, the Company recorded a prior year correction to decrease opening surplus by $31.3 million within Statements of Changes in Capital and Surplus — Prior Year Adjustments and included a current and deferred tax benefit of $6.6 million within the appropriate tax lines.

During the third quarter of 2025, the Company discovered an error relating to the calculation of asset-based commissions for certain retail variable annuity policies. The error resulted in higher commission expense paid by the Company to its distribution company affiliate, Equitable Network, for the years 2023 and 2024. As a result of this error and in accordance of SSAP #3, the Company recorded a prior year correction to increase opening surplus by $20.8 million within Statements of Changes in Capital and Surplus — Prior Year Adjustments and included a current and deferred tax expense of $4.4 million within the appropriate tax lines.

During the second quarter of 2025, the Company discovered an error regarding its ceded paid death claims to its captive affiliate, EQ AZ, whereby it was mistakenly settling with the reinsurer only interest on death claims on certain policies instead of the death benefit, due to a coding error in the system application dating back to Q4 2022 to the present. As a result of this error and in accordance of SSAP #3, the Company reported a correction to increase opening surplus by $20.9 million within Statements of Changes in Capital and Surplus – Prior Year Adjustments and included a current and deferred tax expense of $4.4 million within the appropriate tax lines.

During the third quarter of 2025, the Company identified two prior period issues that were written-off. The first issue involved monthly expense estimates from 2021 through 2024 where the true-ups to reflect actual figures were not completed, leading to a $10.5 million unfavorable impact. The second issue pertained to four premium payments that were recorded as expenses when it should have been used to increase the COLI Asset account, resulting in a $3.4 million favorable adjustment. The combined effect of these items was a $7.1 million expense recorded within the Statements of Summary of Operations.

The Company’s management does not believe the aforementioned prior year corrections to be material to the Company’s results of operations, financial position, or cash flow for any of the Company’s previously filed annual statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Reconciliation of Annual Statement to Audited Financial Statements:

The following tables represent items of the differences vs. the filed Annual Statements as of and for the periods ended December 31, 2024 and 2023:

Error #1 — During March 2024, after the Company’s Statutory Annual Statement filing, management discovered an error in the recording of its FHLB/FABN funding agreement reserve as of December 31, 2023. Specifically, for new issues during the current valuation year, its model would look up the previous year’s valuation rate. This was correct for the first half of the year for new issues, but incorrect afterwards. This created an overstatement of Statutory funding agreement reserves at December 31, 2023 of $37.7 million. As a result of this error, the Company’s Policy reserves & deposit type funds line in the Statutory Statements of Assets, Liabilities, Surplus and Other Funds and Policyholder benefits line within the Statutory Statements of Summary of Operations were both adjusted downward by $37.7 million each for the 2023 Audited Financial Statements. The admissible Net deferred tax asset also increased by $5.7 million ($37.7 million multiplied by 15%) in the Statutory Statements of Assets, Liabilities, Surplus and Other Funds and in the Change in net admitted tax asset (excl. tax on unrealized capital gains) line item within the Statutory Statements of Changes in Capital and Surplus. Within the Company’s Statutory Annual/Quarterly Statements, this item was recorded during the first quarter of 2024 as a prior year correction of error in accordance with SSAP #3 running through surplus adjustments.

Error #2 — During March 2024, the Company discovered that there was an understatement in the recording of the Deferred asset — Derivatives under SSAP 108. The asset amount was understated by $19.5 million due to a late change made to the deferral which was correctly recorded in the table of the appropriate footnote that describes the asset, but the adjustment had mistakenly not been booked into the ledger. Within the Audited Financial Statements, this $19.5 million adjustment was recorded as an increase to Deferred asset - Derivatives in the Statutory Statements of Assets, Liabilities, Surplus and Other Funds and to Special surplus funds within the Capital and Surplus section of that same Balance Sheet. Additionally, the Company recorded a $19.5 million decrease to Net realized capital losses in the Statutory Statements of Summary of Operations. The admissible Net deferred tax asset also increased by $2.9 million ($19.5 million multiplied by 15%) in the Statutory Statements of Assets, Liabilities, Surplus and Other Funds and in the Change in net admitted tax asset (excl. tax on unrealized capital gains) line item within the Statutory Statements of Changes in Capital and Surplus. Within the Company’s Statutory Annual/Quarterly Statements, this item was recorded during the first quarter of 2024 as a prior year correction of error in accordance with SSAP #3 running through surplus adjustments.

Error #3 — During March 2024, the Company discovered that the calculation of the accrued interest expense for FHLB NY short-term borrowings was miscalculated, due to an error on the reference date of the start date for the accrual ultimately resulting in a overstatement of accrued interest expense by $17.8 million. As a result of this error, the Company recorded a correction of $17.8 million to decrease Policy reserves and deposit-type funds within the Statutory Statements of Assets, Liabilities, Surplus and Other Funds and to decrease the Policyholder benefits line within the Statutory Statements of Summary of Operations. The admissible Net deferred tax asset also increased by $2.7 million ($17.8 million multiplied by 15%) in the Statutory Statements of Assets, Liabilities, Surplus and Other Funds and in the Change in net admitted tax asset (excl. tax on unrealized capital gains) line item within the Statutory Statements of Changes in Capital and Surplus. Within the Company’s Statutory Annual/Quarterly Statements, this item was recorded during the first quarter of 2024 as a prior year correction of error in accordance with SSAP #3 running through surplus adjustments.

The aggregate increase to surplus of these aforementioned three items was $75.0 million and an increase in the net deferred tax asset of $11.3 million.

In addition, the Company corrected its 2024 Audited Financial Statements involving the duplicate tax payment for Shared Based Compensation (“SBC”) associated with equity grants at the time of vesting. This correction was reflected in the Statements of Changes in Capital and Surplus by $18.5 million, reducing the charge for Other paid in surplus adjustments and increasing the charge to Other changes to surplus by the same amounts, resulting in a net zero impact to surplus. Within the Capital and Surplus section of the Statements of Assets, Liabilities, Surplus and Other Funds, the Company recorded an offsetting reclass between Gross Paid in and contributed surplus (increase in surplus) and Unassigned Surplus (deficit) (decrease in surplus) by $106.2 million.

As a result of the aforementioned adjustments there is a difference between the accompanying audited financial statements and the 2025, 2024 and 2023 Annual statements filed with the NAIC and the NYDFS. For 2025, Gross paid-in contributed surplus is understated by $106.2 million, while Unassigned surplus is overstated by the same amount, with no impact on the total Capital and Surplus.

The Company does not believe these adjustments to be material to the Company’s results of operations, financial position, or cash flow for Equitable’s previously filed 2025, 2024 and 2023 annual statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Listed below is the reconciliation between the accompanying audited financial statements and the annual statements as filed in 2025, 2024 and 2023 (in millions):

	Total Assets	Total Liabilities	Capital and Surplus	2025 Net Income	2025 Changes in Capital and Surplus (excluding Net Income)	2025 Net Changes in Capital and Surplus
December 31, 2025
Annual Statement as filed	$177,049.0	$174,892.1	$2,156.9	$(822.4)	$2,080.8	$1,258.4
Current year impact of Prior Year Audited Adjustments	—	—	—	—	29.2	29.2
Audited statutory financial statements as reported herein	$177,049.0	$174,892.1	$2,156.9	$(822.4)	$2,110.0	$1,287.6

	Total Assets	Total Liabilities	Capital and Surplus	2024 Net Income	2024 Changes in Capital and Surplus (excluding Net Income)	2024 Net Changes in Capital and Surplus
December 31, 2024
Annual Statement as filed	$234,370.3	$233,471.8	$898.5	$(526.5)	$(274.3)	$(800.8)
Current year impact of Prior Year Audited Adjustments	(29.2)	—	(29.2)	—	119.2	119.2
FWH derivative capital gains/(losses) ceded reclass	—	—	—	8.1	(8.1)	—
Audited statutory financial statements as reported herein	$234,341.1	$233,471.8	$869.3	$(518.4)	$(163.2)	$(681.6)

	Total Assets	Total Liabilities	Capital and Surplus	2023 Net Income	2023 Changes in Capital and Surplus (excluding Net Income)	2023 Net Changes in Capital and Surplus
December 31, 2023
Annual Statement as filed	$226,696.3	$224,997.0	$1,699.3	$(1,725.6)	$(2,170.9)	$(3,896.5)
Commission and Expense allowance	—	—	—	(6.0)	6.0	—
EDP depreciation of fixed assets	—	—	—	10.1	(10.1)	—
FABN FX and amortization	—	—	—	11.0	(11.0)	—
FABN overstatement of reserves	5.7	(37.7)	43.4	37.7	5.7	43.4
SSAP 108 Deferred Assets	22.4	—	22.4	19.5	2.9	22.4
FHLB over-accrual of interest expense	2.7	(17.8)	20.5	17.8	2.7	20.5
FWH derivative capital gains/(losses) ceded reclass	—	—	—	(17.9)	17.9	—
Venerable Day 1 accrued fees	(23.1)	153.9	(177.0)	6.6	(23.1)	(16.5)
Intercompany payable	(29.2)	—	(29.2)	—	(3.8)	(3.8)
Shared-based compensation	(7.2)	47.7	(54.9)	(43.0)	(7.2)	(50.2)
Separate Account accrued fees	3.5	(22.9)	26.4	22.9	3.5	26.4

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Total Assets	Total Liabilities	Capital and Surplus	2023 Net Income	2023 Changes in Capital and Surplus (excluding Net Income)	2023 Net Changes in Capital and Surplus
Audited statutory financial statements as reported herein	$226,671.1	$225,120.2	$1,550.9	$(1,666.9)	$(2,187.4)	$(3,854.3)

Listed below are non-cash items excluded from the Statutory Statements of Cash Flows (in millions):

	2025	2024	2023
Premiums and annuity considerations*	$9,342.9	$(76.5)	$12,012.9
Net investment income	(16.8)	(11.3)	(7.4)
Other Income	(3,631.8)	—	865.9

Total	5,694.3	(87.8)	12,871.4
Net transfers to Separate Accounts	—	—	(1,417.0)
Commissions, expenses, FIT and other deductions	155.8	25.4	25.6
Dividends to policyholders	(70.5)	(76.5)	(80.1)

Total	85.3	(51.1)	(1,471.5)

Net cash from operations	$5,609.0	$(36.7)	$14,342.9

Fixed maturities proceeds	(9,381.8)	(3.7)	(17,635.7)
Mortgage loans proceeds	—	(223.1)	(991.1)
Real estate proceeds	—	—	—
Other invested assets proceeds	—	—	—

Total investment proceeds	(9,381.8)	(226.8)	(18,626.8)
Fixed maturities acquired	(779.2)	—	(16,982.4)
Common stocks acquired	—	—	(1.4)
Mortgage loans acquired	(16.8)	(185.1)	(233.4)
Real estate acquired	—	(55.4)	—

Total investments acquired	(796.0)	(240.5)	(17,217.2)

Net increase (decrease) in policy loans and premium notes	2,225.2	—	—
Net cash from investments	$(10,811.0)	$13.7	$(1,409.6)

Capital and paid in surplus	1.8	23.0	25.6
Other cash provided (applied)	5,200.2	—	(12,958.9)

Net cash from financing and miscellaneous sources	$5,202.0	$23.0	$(12,933.3)

Total non-cash transactions	$—	$—	$—

*	Premiums include the elimination of the non-cash initial premium ceded of large reinsurance transactions occurred in 2025 and 2023.

Differences between Generally Accepted Accounting Principles (“GAAP”) and SAP:

The differences between statutory surplus and capital stock determined in accordance with SAP and total shareholder’s equity under GAAP are primarily: (a) the inclusion in SAP of an Asset Valuation Reserve (“AVR”) intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) policy reserves and deposit type funds under SAP differ from GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under GAAP and amortized over future periods; (d) under SAP, Federal income taxes are provided on the basis of amounts currently payable and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company’s financial statements. Changes in deferred income taxes are charged directly to surplus and have no impact on earnings. Further, deferred tax assets are reflected to the extent the probability of realization is more likely than not and admissibility of deferred tax assets that are considered realizable is limited while under GAAP, current and deferred Federal income taxes are reported in both income and comprehensive income and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company’s

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

financial statements. Deferred tax assets are subject to a similar realization assessment under GAAP; (e) the valuation of assets under SAP and GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral under SAP of interest-related realized capital gains and losses on fixed income investments through the interest maintenance reserve (“IMR”); (f) reporting the surplus notes as a component of surplus in SAP but as a liability in GAAP; (g) under GAAP, subsidiaries’ financial results are consolidated within the parent company’s financial statements while under SAP the subsidiaries’ equity is recorded in the parent company’s financial statements; (h) certain products and ceded reinsurance contracts are considered embedded derivatives and are reported at fair value under GAAP, where under SAP they are reported as gross and ceded reserve liabilities based on the appropriate SAP accounting principles; (i) reserves and reinsurance recoverables on unpaid claims on reinsured business are netted in aggregate reserves and the liability for life policy claims, respectively, under SAP while under GAAP these reinsured amounts are reflected as an asset; (j) under SAP, premiums, regardless of policy type, are recognized when due and include the change in the deferred premium asset while under GAAP revenue recognition varies by product type and does not include the change in deferred premiums; (k) certain assets, primarily prepaid assets and computer software development costs, are not admissible under SAP but are admissible under GAAP; (l) general account derivatives unrealized gains and losses flow through surplus under SAP but through income under GAAP, except for the coupon accrual component of swaps which flows through net investment income; and (m) for reinsurance of in-force life insurance contracts, under SAP requires the ceded commission gain/loss to be recognized immediately either through operations (loss) or through surplus and subsequently amortized into net income over the life of the policies (gain) while under GAAP these requires the recognition of gain/loss to be delayed into future periods; and (n) under SAP, non-economic assumption reinsurance transaction in accordance with SSAP No. 61R paragraph 65, no gain/loss is recognized at the time of novation while under GAAP, there is no explicit guidance for non-economic assumption reinsurance transactions or novations.

The Company does not produce standalone GAAP financial statement effective January 1, 2025. The effects of the differences between GAAP and SAP on the accompanying statutory financial statements have not been determined, but are presumed to be material.

Listed below are the Company’s Statutory and GAAP Net Income and Capital and Surplus/Shareholders Equity as of 2024 and 2023 (in millions):

	2024	2023
GAAP Income (Loss)	$(213.4)	$157.3
GAAP to STAT Adjustments	(305.0)	(1,824.2)

Statutory Net Income (Loss)	$(518.4)	$(1,666.9)

GAAP Shareholder’s Equity	$(2,868.6)	$(1,641.0)
GAAP to STAT Adjustments	3,737.9	3,191.9

Statutory Capital and Surplus	$869.3	$1,550.9

Use of Estimates in Preparation of the Financial Statements

The preparation of financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates. Some of the significant estimates include valuation of investments and those used in determining the measurement of a recognized other than temporary impairment; aggregate reserves; claim liabilities; provision for income taxes and valuation of deferred tax assets; and reserves for contingent liabilities, including reserves for losses in connection with unresolved legal matters.

Accounting Policies

Recognition of Premium and Related Expenses:

Universal life-type insurance premiums, annuity considerations and pension fund deposits made in connection with annuity contracts are recognized as income when received. Other premiums, considerations and purchase payments are generally recognized as income when due. Policy acquisition costs incurred in connection with acquiring new business, such as commissions, underwriting, agency and policy issuance expenses, are charged to operations as incurred.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Policyholders’ Dividends:

A portion of Equitable’s business has been issued on a participating basis. The amount of policyholders’ dividends to be paid is determined annually by the Board of Directors of Equitable, and is included in the amounts of dividends shown in Equitable’s summary of operations. The aggregate amount of policyholders’ dividends is related to actual interest, mortality, morbidity and expense experience for the year and to management’s judgment as to the appropriate level of statutory capital and surplus to be retained by Equitable.

Equitable is subject to limitations on the amounts of statutory profits, which can be retained with respect to certain classes of individual participating policies, which are not included in the Closed Block (see Note 16). Excess statutory profits, if any, will be distributed over time to such policyholders and are not available to the shareholder of Equitable.

Valuation of Investments:

Fixed Maturities, which consist of long-term bonds, are stated primarily at amortized cost in accordance with the valuation prescribed by the Department and the NAIC. The new NAIC Designation Category applies wherever an NAIC Designation is reported and produced by the SVO. The more granular delineations of credit risk are called an NAIC Designation Category, a combination of the NAIC Designation and NAIC Designation Modifier, and are distributed as follows, 20 in total: 7 for the NAIC 1 Designation grade indicated by the letters A through G; 3 delineations each for each of the NAIC Designation grades NAIC 2, NAIC 3, NAIC 4 and NAIC 5 indicated by the letters A, B and C and 1 delineation for NAIC Designation grade NAIC 6 with no NAIC Designation Modifier. Bonds rated in the top five NAIC Designations are generally valued at amortized cost while bonds rated at the lowest NAIC Designations are valued at lower of amortized cost or fair market value.

The Company follows both the prospective and retrospective methods for amortizing bond premium and discount. Both methods require the recalculation of the effective yield at each reporting date if there has been a change in the underlying assumptions. For the prospective method, the recalculated yield will equate the carrying amount of the investment to the present value of the anticipated future cash flows. The recalculated yield is then used to accrue income on the investment balance for subsequent accounting periods. There are no accounting changes in the current period unless the undiscounted anticipated cash flow is less than the carrying amount of the investment. For the retrospective method, the recalculated yield is the rate that equates the present value of actual and anticipated future cash flows with the original cost of the investment.

The current balance of the investment is increased or decreased to the amount that would have resulted had the revised yield been applied since inception and investment income is correspondingly decreased or increased. For other than temporary impairments, the cost basis of the bond excluding loan-backed and structured securities is written down to fair value as a new cost basis and the amount of the write down is accounted for as a realized loss.

Mortgage backed and asset backed bonds are amortized using the effective interest method including anticipated prepayments from the date of purchase; significant changes in the estimated cash flows from original purchase assumptions are accounted for using the retrospective method. Mortgage backed and asset backed bonds carrying values are adjusted for impairment deemed to be other than temporary through write-downs recorded as realized capital losses.

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment.

Publicly traded unaffiliated common stocks are stated at fair value; common stocks not publicly traded are stated at fair value. Common stock values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses.

Preferred stock is valued based on the underlying characteristics (redeemable, perpetual or mandatory convertible) and the quality rating expressed as an NAIC designation. Highest-quality, high-quality or medium quality redeemable preferred stocks (NAIC designations 1 to 3) are stated at amortized cost. All other redeemable preferred stocks (NAIC designations 4 to 6) are reported at the lower of amortized cost or fair value. Perpetual preferred stocks are stated at fair value, not to exceed any currently effective call price. Mandatory convertible preferred stocks (regardless if the preferred stock is redeemable or perpetual) are reported at fair value, not to exceed any currently effective call price, in the periods prior to conversion. Impairments in value deemed to be other than temporary are recorded through write-downs and accounted for as realized capital losses.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Short-term investments are stated at cost or amortized cost, which approximates fair value.

Cash and cash equivalents includes cash on hand, money market funds, amounts due from banks, highly liquid debt instruments purchased with a maturity of three months or less and certificates of deposit with a maturity of one year or less.

Mortgage loans on real estate are stated at unpaid principal balances net of unamortized discount or premium and valuation allowances. Valuation allowances are established for mortgage loans that are considered impaired by management and recorded based on the difference between collateral values less estimated sales costs and the amortized cost of the mortgage loan. A mortgage loan that is considered permanently impaired by management is written down to collateral value less estimated sales costs with the write-down recorded as a realized capital loss. Mortgage loans for which foreclosure is probable are considered permanently impaired by management.

Policy loans are stated at unpaid principal balances.

Equity partnership investments are accounted for using the equity method. The individual partnerships are reflected at fair value with mark to market adjustments recorded to unrealized capital gains and losses; partnership values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses.

Real estate acquired in satisfaction of debt is valued at the lower of unpaid principal balance or estimated fair value at the date of acquisition. Real estate held for investment is reviewed for impairment whenever events or changes in circumstances indicate the carrying value of such assets may not be recoverable. Impaired real estate is written down to fair value with the impairment loss being included in net realized capital losses. Real estate which management has committed to disposing of by sale or abandonment is carried at the lower of estimated fair value less disposition costs or depreciated cost, the shortfall recorded as an impairment with a corresponding charge to net realized capital losses. Real estate joint ventures are reported principally on the equity method of accounting. The results of real estate joint ventures are adjusted for depreciation, write-downs and valuation allowances.

Depreciation of directly owned real estate and real estate owned by joint ventures is computed using the straight-line method over 40 years.

All insurance subsidiaries are reported at their respective statutory net equity values. Non-insurance subsidiaries are reported principally on the equity method of accounting. Equitable’s ownership interests in Equitable Holdings, LLC (“EHLLC”) and Equitable Investment Management Group, LLC (“EIMG’’), are reflected as Other invested assets within the Statutory Statements of Assets, Liabilities, Surplus and Other Funds.

Beginning in 2023, the Company has entered into securities lending agreements with agent banks whereby blocks of securities are loaned to third parties, primarily major brokerage firms. The agreements require a minimum of 102% and 105% of the fair value of the domestic and foreign securities loaned to be held as collateral. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. A securities lending payable for the overnight and continuous loans is included in liabilities in the amount of cash collateral received. Income and expenses associated with securities lending transactions are reported within net investment income.

Derivatives are used for asset/liability risk management and for hedging individual securities to reduce the exposure to interest rate fluctuations and equity price movements. If the hedging relationship is effective, the derivative is accounted for in the same manner as the hedged item. If the derivative is not in an effective hedging relationship, the derivative is marked to fair value by recording an unrealized capital gain or loss. During 2021, the Company adopted SSAP No. 108. For additional information, see Notes 2 and 6.

Realized Investment Gains (Losses) and Unrealized Capital Gains (Losses):

Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of net income. The change in unrealized capital gains (losses) is presented as a component of change in surplus.

The AVR and IMR are required under SAP. The AVR for the General Account and Separate Accounts for which Equitable bears the investment risk is determined by a specified formula and provides for possible future investment losses through charges to capital and surplus. The AVR requires reserves for bonds, preferred stocks, common stocks, mortgage loans on

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

real estate, real estate, and other investments. The IMR captures for all types of fixed income investments the realized investment gains and losses, which result from changes in the overall level of interest rates. These deferred investment gains or losses are amortized into income over the remaining term to maturity of the investments sold.

As of September 2023, the NAIC adopted a change to the reporting of net negative IMR. Reporting entities that qualify pursuant to certain limitations, are permitted to admit previously disallowed negative IMR up to 10% of the reporting entity’s adjusted general account capital and surplus as required to be shown on the statutory balance sheet of the reporting entity for its most recently filed statement with its domiciliary state commissioner. The capital and surplus cap is adjusted to exclude any net positive goodwill, EDP equipment and operating system software, net deferred tax assets and admitted net negative (disallowed) IMR.

Fair Value of Financial Instruments:

Included in various investment related line items in the financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or market.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3	Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

Equitable determines fair value based upon quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Equitable’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair values cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades.

Mortgage Loans on Real Estate:

The fair values for mortgage loans on real estate are estimated by discounting future contractual cash flows using interest rates at which loans with similar characteristics and credit quality would be made. The fair values of mortgage loans on real estate sixty days or more past due or mortgages in the process of foreclosure are limited to the estimated fair value of the underlying collateral, if lower.

Policyholders’ Liabilities:

The fair values for Equitable’s liabilities under association plan contracts, supplementary contracts not involving life contingencies, annuities certain and guaranteed interest contracts (“GIC’s”) are estimated using projected cash flows discounted at rates reflecting current market rates.

The fair values of variable deferred annuities and fixed deferred annuities are estimated as the discounted value of projected cash flows. Expected cash flows are discounted back to the present at current market rates.

Borrowed Funds and Surplus Notes:

The fair value for Equitable’s borrowed funds and surplus notes are determined using published market values, where available, or contractual cash flows discounted at market interest rates. For surplus notes owned by affiliates, the statement value approximates their estimated fair value. The carrying value of short term borrowings approximates their estimated fair value.

Derivatives:

Equitable is exposed to credit-related losses in the event of nonperformance by counterparties to derivative instruments. Equitable controls and minimizes its counterparty exposure through a credit appraisal and approval process. In addition, Equitable has executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both pledging and accepting collateral either in the form of cash or high-quality securities, such as Treasuries or those issued by government agencies.

Generally, credit risk exposure is limited to the fair value of the derivative instruments at the reporting date. A derivative with positive value (a derivative asset) indicates existence of credit risk because the counterparty would owe money to Equitable if the contract were closed. Alternatively, a derivative contract with negative value (a derivative liability) indicates Equitable would owe money to the counterparty if the contract were closed. However, if there is more than one derivative transaction with a single counterparty, a master netting arrangement exists with respect to derivative transactions with that counterparty to provide for net settlement.

In addition, Equitable has executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both pledging and accepting collateral either in the form of cash or high-quality securities, such as Treasuries or those issued by government agencies, or, for some counterparties, investment-grade corporate bonds.

Separate Accounts:

Principally all publicly traded bonds and stocks are valued at fair value. Mortgage loans and real estate equities, including joint ventures, are valued at market value, either as determined by Morgan Stanley Real Estate Advisor, Inc., and Quadrant Real Estate Advisors LLC (the “Advisors”), unaffiliated advisors to certain separate accounts, or as determined by another independent external appraiser. Real estate equities, including joint ventures valued by independent appraisers, are reviewed by an external management firm. All appraisal reports and appraisal reviews comply with the currently published Uniform Standards of Professional Appraisal Practice, as promulgated by the Appraisal Foundation. The market values of the mortgage loans have been determined by the Advisors on the basis of estimated interest rates (utilizing monthly discounting) in effect as of December 31 of each year for loans of comparable quality and maturity after giving consideration to the value of the underlying collateral. Direct placement bonds and warrants are stated at fair value, as determined by Equitable or third party appraisers. Short-term investments held in money market separate accounts are

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

stated at fair value regardless of the length of maturity. Short-term investments held in all other separate accounts with remaining maturity at acquisition of (i) sixty days or less are stated at amortized cost which, when combined with accrued income, approximates fair value; or (ii) more than sixty days at fair value. Derivatives are carried at fair value. Investments in shares of respective Trusts are stated at fair value, which reflects the net asset value of the various portfolios. Net asset values are based upon market or fair values of the securities held in each of the corresponding portfolios of the Funds.

Assets held in Separate Account No. 43, 67, 68, 69 and 71 (approximately $28,901.4 million and $46,856.1 million at December 31, 2025 and 2024, respectively), in which Equitable bears the investment risk, are carried on the same basis as similar assets held in the General Account portfolio. Additionally, as discussed in Note 2, the Company received approval from NYDFS effective January 1, 2021 to change the accounting basis of Separate Accounts No. 68 and 69 from a fair value to a book value valuation. If the above separate accounts were carried at fair value the resulting unrealized gain/(loss) would have been lower by $634.4 million and $3,239.9 million at December 31, 2025 and 2024, respectively.

Liabilities for future benefits of the Separate Accounts, other than Separate Account No. 43, reflect the investment experience of the accounts in conformity with statutory requirements. Liabilities for future benefits of Separate Account No. 43 are maintained at the amounts contractually guaranteed.

Under the 2023 Reinsurance Treaty (See Note 17), separate account products subject to the 2023 Reinsurance Treaty are ceded on a modified coinsurance basis, with separate account assets and liabilities remaining with the Company.

Corporate Owned Life Insurance (“COLI”):

The cash surrender value of officer’s life insurance pertains to a policy issued by Equitable on the life of an officer, director and principal stockholder of the Company. Changes in the cash surrender value of the policy are included as income or an expense in the Statement of Operations. The cash surrender value of the policy was $1,086.1 million and $975.3 million as of December 31, 2025 and 2024, respectively and is allocated into the following categories: 10% and 30% guaranteed interest fund, 52% and 34% bond index funds and 38% and 36% equity index funds, respectively.

Non-Admitted Assets:

Certain assets designated as “non-admitted” (certain deferred taxes, prepaid expenses, furniture and equipment, leasehold improvements, accrued interest on certain investments, intangible asset, and non operating system software expenses) are excluded from assets and statutory surplus. The Company had $1,317.8 million and $1,710.5 million of non admitted assets as of December 31, 2025 and 2024, respectively.

Policy and Contract Claims:

Policy and contract claim expenses are reported in the period when the Company determines they are incurred. The claim liability would include an estimate for claims incurred but not reported.

Aggregate Reserves:

Aggregate reserves for insurance and annuity policies are generally computed under the Commissioners’ Reserve Valuation Method and Commissioners’ Annuity Reserve Valuation Method, respectively, or otherwise under the net level premium method or comparable method, and are subject to reserve adequacy testing. Reserves for variable annuity products are principles-based reserves (“PBR”) and are computed in accordance to NAIC VM-21. Reserves for the indexed universal life products introduced in 2018 and later and variable universal life products introduced in 2019 and later are principles-based reserves computed in accordance with NAIC VM-20.

Effective January 1, 2020, the Company adopted Reg 213, which is the first amendment to the PBR approach for life and annuity products for companies domiciled in New York. The application of Reg 213 varies based on the type of product, as summarized below:

•	Variable interest sensitive life (VISL), life, and payout annuity policies issued on or after January 1, 2020 - applied on a prospective basis. All policies issued prior to January 1, 2020 continue to follow prior reserving standards.

•

For variable annuities, the reserve calculations include standard scenario calculations based on Actuarial Guideline 43 (AG-43) as well as reserve requirements based on the NAIC Valuation Manual Section 21 (VM-21), Principles

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Based Reserving for Variable Annuities. For policies issued prior to 2020, the calculated reserve is the greater of the VM-21 reserve or the modified AG-43 standard scenario reserve. For policies issued on or after January 1, 2020, the recorded reserve is the greater of the VM-21 reserve or the reserve determined using the “New York Objective Floor” calculation, which is a more conservative version of the AG-43 standard scenario reserve. Reg 213 allows for an optional five-year phase-in recognition of any additional reserves required by the AG-43 standard scenario reserve. The Company has chosen to accelerate this five-year phase-in; as of December 31, 2022, the Company was fully phased in this additional Reg 213 requirement.

•	As the requirements of Reg 213 for the life and payout annuity blocks of business are only applied prospectively for new business issued in 2020, the financial statement impacts for these products were not significant. Lastly, the Company also sought and received approval from the NYDFS to defer the adoption of Reg 213 for VISL business issued in 2020 for one year. This deferral is specifically permitted within the Regulation (NY Reg 213 - § 103.4 Valuation of individual term life insurance reserves, item (d)).

Benefit reserves are computed using statutory mortality and interest requirements and are generally determined without consideration of future withdrawals. Interest rates used in establishing such reserves range from 2.25% to 6.00% for life insurance reserves and from 0.8% to 13.3% for annuity reserves.

Pension reserves are generally established at an amount equal to the total experience funds or contractholders’ balances, except for certain funds with unconditional surrender charges, where the reserves are equal to the contractholders’ balances less the applicable surrender charge. Additional reserves for the group and individual annuity contract business are maintained at an amount required to meet New York State formula minimum reserve requirements.

Premium Deficiency Reserves:

Liability carried for premium deficiency reserve as per the evaluation on December 31, 2025 and 2024 are $54.6 million and $69.5 million, respectively. The anticipated investment income was utilized in the calculation.

Reinsurance Ceded:

Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves. Any reinsurance balance amounts deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability for unauthorized reinsurers are credited or charged to surplus. Any increase in surplus net of tax resulting from a new reinsurance agreement is recognized as a direct credit to surplus. Recognition of the surplus increase as income is amortized net of tax as earnings emerge from the business reinsured, with no additional impact to surplus. Losses from new reinsurance treaties are expensed immediately.

Coinsurance with Funds Withheld:

Premiums paid or payable to the reinsurer net of any experience refunds shall reduce premium income. Policy benefit payments paid by the reinsurer shall reduce reported policy benefits. Expense allowances paid by the reinsurer shall be reported separately in the summary of operations as earned. Policy reserves are reduced for the portion of the obligation assumed by the reinsurer. Amounts withheld by the ceding entity shall be recorded as a separate liability with any interest payable on the amounts withheld reported as a component of Funds withheld reinsurance ceded net investment income.

Federal Income Taxes:

The Company has a tax sharing agreement with Equitable Holdings and is included in a consolidated federal income tax return together with Equitable Holdings and other affiliates. In accordance with the tax sharing agreement, tax expense is based on a separate company computation. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis. For more information see Note 7.

In 2025 and 2024 the Company reclassified certain deferred tax assets that had been utilized on its Tax return into the current tax liability account. This adjustment resulted in a reduction to the non-admitted deferred tax asset, with an ending amount of $1,146.7 million and $1,586.8 million as of December 31, 2025 and 2024, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Accumulated Surplus:

Accumulated surplus represents special surplus funds and unassigned surplus.

3.	INVESTMENTS

Fixed Maturities:

The following table provides additional information relating to fixed maturities held (in millions):

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2025
Issuer Credit Obligations:
U.S. Government Obligations	$4,143.8	$0.2	$1,186.6	$2,957.4
Other U.S. Government Obligations	114.0	1.0	7.1	107.9
Non-U.S. Sovereign Jurisdiction Securities	133.5	0.1	16.7	116.9
Municipal Bonds — General Obligations (Direct & Guaranteed)	26.3	0.3	1.3	25.3
Municipal bonds — Special Revenue	96.6	1.2	19.4	78.4
Project Finance Bonds Issued by Operating Entities (Unaffiliated)	644.3	9.8	28.3	625.8
Corporate Bonds (Unaffiliated)	11,918.1	85.0	1,080.3	10,922.8
Corporate Bonds (Affiliated)	1,400.0	—	—	1,400.0
Single Entity Backed Obligations (Unaffiliated)	36.8	0.3	1.7	35.4
Bonds Issued by Funds Representing Operating Entities (Unaffiliated)	37.0	—	0.6	36.4
Bank Loans — Acquired (Unaffiliated)	1,017.0	7.0	25.7	998.3

Total Issuer Credit Obligations	19,567.4	104.9	2,367.7	17,304.6

Asset-Backed Securities (ABS):
Agency Residential Mortgage-Backed Securities (MBS) — Guaranteed	251.9	—	10.9	241.0
Agency Residential MBS — Not/Partially Guaranteed	26.5	0.4	0.2	26.7
Non-Agency Residential MBS (Unaffiliated)	248.8	2.5	—	251.3
Non-Agency Commercial MBS (Unaffiliated)	497.4	1.3	23.7	475.0
Non-Agency — CLOs/CBOs/CDOs (Unaffiliated)	610.6	1.3	0.1	611.8
Other Financial ABS — Self Liquidating (Unaffiliated)	332.9	2.1	4.8	330.2
Lease-Backed Securities — Practical Expedient (Unaffiliated)	58.4	1.5	—	59.9
Other Non-Financial ABS — Practical Expedient (Unaffiliated)	351.0	2.8	2.8	351.0
Lease-Backed Securities — Full Analysis (Unaffiliated)	189.7	2.0	1.9	189.8
Other Non-Financial ABS — Full Analysis (Unaffiliated)	35.0	—	0.1	34.9

Total Asset-Backed Securities	$2,602.2	$13.9	$44.5	$2,571.6

Total Fixed Maturities	$22,169.6	$118.8	$2,412.2	$19,876.2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2024
Fixed Maturities:
U.S. Government	$5,266.2	$0.1	$1,395.8	$3,870.5
All Other Governments	194.3	0.9	37.0	158.2
States, Territories & Possessions	30.2	—	8.3	21.9
Political Subdivisions of States & Territories	93.9	0.6	8.1	86.4
Special Revenue & Special Assess. Oblig	531.4	2.7	63.1	471.0
Industrial & Misc. (Unaffiliated)	26,648.6	106.4	2,908.0	23,847.0
Hybrid Securities	55.9	3.1	0.5	58.5
Unaffiliated Bank Loans	1,224.0	11.2	23.3	1,211.9
Parent, Subs. & Affiliates	2,200.0	—	—	2,200.0

Total Fixed Maturities	$36,244.5	$125.0	$4,444.1	$31,925.4

Proceeds from sales of investments in fixed maturities, perpetual preferred stocks and common stocks during 2025, 2024 and 2023 were $3,601.2 million, $1,731.6 million and $5,391.2 million, respectively. Gross gains of $11.7 million, $5.0 million and $8.8 million in 2025, 2024 and 2023, respectively, and gross losses of $65.4 million, $44.9 million and $394.9 million in 2025, 2024 and 2023, respectively, were realized on these sales.

The carrying value and estimated fair value of fixed maturities at December 31, 2025 and 2024 by contractual maturity are as follows (in millions):

	2025
	Carrying Value	Estimated Fair Value
Due in one year or less	$1,422.5	$1,412.0
Due after one year through five years	5,984.3	5,876.1
Due after five years through ten years	4,844.6	4,667.6
Due after ten years through twenty years	5,635.5	4,623.7
Due after twenty years	4,005.7	3,030.5
Mortgage-backed securities	277.0	266.3
Hybrid and other securities	—	—

Total Fixed Maturities	$22,169.6	$19,876.2

Fixed maturities not due at a single maturity date have been included in the above table in the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The Company’s management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews the Company’s securities with unrealized losses for other-than-temporary impairments (“OTTI”). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Company’s Investments Under Surveillance (“IUS”) Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The following table discloses fixed maturities (1,320 issues and 2,101 issues) that have been in a continuous unrealized loss position for less than a twelve month period and greater than a twelve month period as of December 31, 2025 and 2024, respectively (in millions):

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses*
December 31, 2025
Fixed Maturities:
Issuer Credit Obligations:
Corporate Bonds	$652.5	$4.9	$8,409.3	$1,073.2	$9,061.8	$1,078.1
Government Bonds	35.7	2.1	3,067.2	1,043.5	3,102.9	1,045.6
Municipal Bonds	—	—	57.3	20.7	57.3	20.7
Other Issuer Credit Obligations	—	—	—	—	—	—
Specific Instruments	154.5	8.9	186.1	17.2	340.6	26.1
Asset-Backed Securities:
Financial ABS — Self-liquidating	200.7	3.4	651.6	36.4	852.3	39.8
Non-Financial ABS — Full Analysis	—	—	114.0	1.9	114.0	1.9
Non-Financial ABS — Practical Expedient	24.7	—	81.7	2.8	106.4	2.8

Total Fixed Maturities	$1,068.1	$19.3	$12,567.2	$2,195.7	$13,635.3	$2,215.0

*

Foreign exchange, U.S. Treasury Inflation protected securities adjustments and lower of cost or market (valuation allowance) of $197.2 million is included in Gross Unrealized Losses as of December 31, 2025.

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses*
December 31, 2024
Fixed Maturities:
U.S. Government	$95.7	$3.3	$3,756.6	$1,353.3	$3,852.3	$1,356.6
All Other Governments	6.3	2.2	141.3	37.4	147.6	39.6
States, Territories & Possessions	—	—	21.8	8.3	21.8	8.3
Political Subdivisions of States & Territories	19.8	0.2	22.2	7.9	42.0	8.1
Special Revenue & Special Assess. Oblig	31.7	0.9	282.8	62.3	314.5	63.2
Industrial & Misc. (Unaffiliated)	2,109.0	41.5	15,321.5	2,897.6	17,430.5	2,939.1
Hybrid Securities	10.1	0.3	3.0	0.2	13.1	0.5
Unaffiliated Bank Loans	104.3	3.2	261.1	21.5	365.4	24.7

Total Fixed Maturities	$2,376.9	$51.6	$19,810.3	$4,388.5	$22,187.2	$4,440.1

*	Foreign exchange and lower of cost or market (valuation allowance) of $4.0 million is included in Gross Unrealized Losses as of December 31, 2024.

All contractual payments remain current and the Company has the ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value. Other than temporary impairments of fixed maturities amounted to $7.1 million, $4.2 million and $64.5 million in 2025, 2024 and 2023, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Company’s fixed maturity investments are classified by the NAIC utilizing ratings from 1 to 6. Some securities are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or NAIC designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2025 and 2024, approximately 5.3% and 4.2%respectively, of the Company’s fixed maturities was considered to be other than investment grade.

At December 31, 2025 and 2024, the carrying values of investments held for the production of income which were non-income producing, for the preceding 12 month periods, were $0.5 million and $1.2 million for fixed maturities, respectively.

At December 31, 2025 and 2024, Equitable, in accordance with various government and state regulations, had $4.9 million and $5.3 million, respectively, of cash and securities deposited with government or state agencies.

Equitable is an equity investor in other limited partnership interests which invest primarily in securities with a total carrying value of $3,261.6 million and $2,888.3 million respectively, at December 31, 2025 and 2024.

Subprime Exposure

Subprime residential mortgages are mortgage loans made by banks or mortgage lenders to residential borrowers with lower credit ratings. The criteria used to categorize such subprime borrowers include Fair Isaac Credit Organization (“FICO”) scores, interest rates charged, debt-to-income ratios and loan-to-value ratios. Alt-A residential mortgages are mortgage loans where the risk profile falls between prime and subprime; borrowers typically have clean credit histories but the mortgage loan has an increased risk profile due to higher loan-to-value and debt-to-income ratios and/or inadequate documentation of the borrowers’ income. Residential Mortgage Backed Securities (“RMBS”) are securities whose cash flows are backed by the principal and interest payments from a set of residential mortgage loans.

As of December 31, 2025 and 2024, the Company had no direct exposure through investments in subprime mortgage loans.

As of December 31, 2025 and 2024, the Company had no indirect exposure to subprime mortgage risk for collateralized mortgage obligations.

The Company has no underwriting exposure to subprime mortgage risk through Mortgage Guaranty coverage, Financial Guaranty coverage, Directors & Officers liability, Errors and Omissions liability, and any other lines of insurance.

Equitable does not originate, purchase or warehouse residential mortgages and is not in the mortgage servicing business.

Mortgage Loans

(1)	The maximum and minimum lending rates for mortgage loans during 2025 and 2024 were:

	2025		2024
	Maximum	Minimum	Maximum	Minimum
Commercial loans	7.17%	5.58%	7.80%	5.22%
Agricultural loans	7.15%	5.65%	7.55%	5.70%

(2)

The maximum percentage of any one loan to the value of security at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages was 71.36% and 67.98% during 2025 and 2024, respectively.

(3)	Taxes, assessments and any amounts advanced and not included in the mortgage loan total (in millions):

2025	2024
$0.1	$2.6

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(4)	Age Analysis of Mortgage Loans and Identification of Mortgage Loans in which the Insurer is a Participant or Co-Lender in a Mortgage Loan Agreement ($ in millions):

December 31, 2025	Agriculture			Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total
1 . Recorded Investment (All)
(a) Current	$2,597.6	$—	$—	$—	$9,677.2	$203.8	$12,478.6
(b) 30-59 Days Past Due	21.9	—	—	—	—	—	21.9
(c) 60-89 Days Past Due	0.3	—	—	—	—	—	0.3
(d) 90-179 Days Past Due	8.6	—	—	—	—	—	8.6
(e) 180+ Days Past Due	15.0	—	—	—	—	—	15.0
2. Accruing Interest 90-179 Days Past Due
(a) Recorded Investment	$8.6	—	—	—	—	—	$8.6
(b) Interest Accrued	0.1	—	—	—	—	—	0.1
3. Accruing Interest 280+ Days Past Due
(a) Recorded Investment	$15.0	—	—	—	—	—	$15.0
(b) Interest Accrued	0.2	—	—	—	—	—	0.2
4. Interest Reduced
(a) Recorded Investment	$—	—	—	—	—	—	$—
(b) Number of Loans	—	—	—	—	—	—	—
(c) Percent Reduced*	—%	—%	—%	—%	—%	—%	—%
5. Participant or Co-Lender in a mortgage Loan agreement
(a) Recorded Investment	$30.2	$—	$—	$—	$1,825.3	$—	$1,855.5

*	weighted-average % of the aggregated reduced recorded investments

December 31, 2024	Agriculture			Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total
1 . Recorded Investment (All)
(a) Current	$2,480.3	$—	$—	$—	$9,828.1	$183.8	$12,492.2
(b) 30-59 Days Past Due	11.6	—	—	—	—	—	11.6
(c) 60-89 Days Past Due	1.2	—	—	—	—	—	1.2
(d) 90-179 Days Past Due	14.7	—	—	—	—	—	14.7
(e) 180+ Days Past Due	54.0	—	—	—	—	—	54.0
2. Accruing Interest 90-179 Days Past Due
(a) Recorded Investment	$14.7	$—	$—	$—	$—	$—	$14.7
(b) Interest Accrued	$0.2	$—	$—	$—	$—	$—	0.2
3. Accruing Interest 280+ Days Past Due
(a) Recorded Investment	18.2	—	—	—	—	—	18.2
(b) Interest Accrued	0.4	—	—	—	—	—	0.4
4. Interest Reduced
(a) Recorded Investment	—	—	—	—	—	—	—
(b) Number of Loans	—	—	—	—	—	—	—
(c) Percent Reduced*	—%	—%	—%	—%	—%	—%	$—
5. Participant or Co-Lender in a mortgage Loan agreement
(a) Recorded Investment	$31.3	$—	$—	$—	$2,206.4	$—	$2,237.7

*	weighted-average % of the aggregated reduced recorded investments

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(5)

Investment in Impaired Loans With or Without Allowances for Credit Losses and Impaired Loans Subject to a participant or Co-Lender Mortgage Loan Agreement for which the Reporting Entity is Restricted from Unilaterally Foreclosuring on the Mortgaging Loan (in millions):

	Agriculture			Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total
a. Current Year
1. With Allowance for Credit losses	$1.8	—	—	—	715.8	—	$717.6
2. No Allowance for Credit Losses	9.0	—	—	—	—	—	$9.0
3. Total (1 + 2)	$10.8	—	—	—	715.8	—	$726.6
Subject to a Participant or Co-Lender Mortgage Loan Agreement for which the Reporting Entity is Restricted from Unilaterally Foreclosing on the Mortgage Loan	—	—	—	—	—	—	—
b. Prior Year
1. With allowance for Credit Losses	$35.7	$—	$—	$—	$—	$—	$35.7
2. No Allowance for Credit Losses	0.2	—	—	—	—	—	$0.2
3. Total (1 + 2)	$35.9	$—	$—	$—	$—	$—	$35.9
Subject to a Participant or Co-Lender Mortgage Loan Agreement for which the Reporting Entity is Restricted from Unilaterally Foreclosing on the Mortgage Loan	—	—	—	—	—	—	$—

(6)

Investment in Impaired Loans - Average Recorded Investment, Interest Income Recognized, Recorded Investment on Nonaccrual Status and Amount of Interest Income Recognized Using a Cash Basis Method of Accounting (in millions):

	Agriculture			Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total
a. Current Year
1. Average Recorded Investment	$17.6	—	—	—	$185.9	$—	$203.5
2. Interest Income Recognized	0.3	—	—	—	3.6	—	$3.9
3. Recorded Investments on Nonaccrual Status	$10.8	—	—	—	$—	—	$10.8
4. Amount of Interest Income Recognized Using a Cash Basis Method of Accounting	0.3	—	—	—	$3.7	—	$4.0
b. Prior Year
1. Average Recorded Investment	$29.2	$—	$—	$—	$80.0	$—	$109.2
2. Interest Income Recognized	—	—	—	—	$—	—	$—
3. Recorded Investments on Nonaccrual Status	$35.9	—	—	—	$—	—	$35.9
4. Amount of Interest Income Recognized Using a Cash Basis Method of Accounting	—	—	—	—	$—	—	$—

(7)	Allowance for Credit Losses (in millions):

	Current Year	Prior Year
a. Balance at beginning of period	$84.6	$90.2
b. Additions charged to operations	$103.2	$69.0
c. Direct write-downs charged against the allowances	$—	$(74.6)
d. Recoveries of amounts previously charged off	$(65.6)	$—
e. Balance at end of period	$122.2	$84.6

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(8)	Mortgage loans derecognized as a result of foreclosure (in millions):

	Current Year	Prior Year
a. Aggregate amount of mortgage loans derecognized	$—	$108.3

b. Real estate collateral recognized	$—	$53.0

c. Other collateral recognized	$—	$—

d. Receivables recognized from a government guarantee of the foreclosed mortgage loan	$—	$—

(9)	The policy for recognizing interest income on impaired loans, including the method for recording cash receipts:

The Company accrues interest income on impaired loans to the extent it is deemed collectible (delinquent less than 90 days) and the loans continue to perform under its original or restructured contractual terms. Interest income on non-performing loans is generally recognized on a cash basis.

(10)	Loan Modification (in millions):

	Current Year	Prior Year
(1) The total recorded investment in restructured loans, as of year end	$219.0	$65.0

(2) The realized capital losses related to these loans	$5.3	$21.6

(3) Total contractual commitments to extend credit to debtors owning receivables whose terms have been modified in troubled debt restructurings	$—	$—

(4)

The Company accrues interest income on impaired loans to the extent it is deemed collectible (delinquent less than 90 days) and the loan continues to perform under its original or restructured contractual terms. Interest income on nonperforming loans is generally recognized on a cash basis.

(11)	The Company has no reverse mortgages.

Loan-Backed Securities:

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The carrying value and fair value of the Company’s loan-backed securities as of December 31, 2025 was $2,602.2 million and $2,571.6 million, respectively. The carrying value and fair value of the Company’s loan-backed securities as of December 31, 2024 was $5,076.3 million and $4,958.0 million, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Loan-backed securities with a recognized other than temporary impairment as of December 31, 2025 are as follow and as of December 31, 2024 there were no loan-backed securities with a recognized other than temporary impairment.

		1	2		3
		Amortized Cost Basis before Other than Temporary Impairment (OTTI)	Other than Temporary Impairment Recognized in Loss
			2a Interest	2b Non-interest	Fair Value* 1-(2a+2b)
December 31, 2025
OTTI recognized 1st Quarter
a.	Intent to Sell	$—	—	$—	$—
b.	Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover amortized cost basis	—	—	—	—
c.	Total 1st Quarter	$—	$—	$—	$—
OTTI recognized 2nd Quarter
d.	Intent to Sell	$—	$—	$—	$—
e.	Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover amortized cost basis	—	—	—	—
f.	Total 2nd Quarter	$—	$—	$—	$—
OTTI recognized 3rd Quarter
g.	Intent to Sell	$8.0	$—	$0.7	$7.3
h.	Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover amortized cost basis	—	—	—	—
i.	Total 3rd Quarter	$8.0	$—	$0.7	$7.3
OTTI recognized 4th Quarter
j.	Intent to Sell	$—	$—	$—	$—
k.	Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover amortized cost basis	—	—	—	—
l.	Total 4th Quarter	$—	$—	$—	$—
m.	Annual Aggregate Total	XXX	$—	$0.7	XXX

*	Fair Value reflects the Fair Value at the time of the other-than-temporary-impairment

Each loan-backed security held with a recognized other than temporary impairment recorded as of December 31, 2025, reflecting the present value of cash flows expected to be collected as less than the amortized cost basis of the securities, is as follow:

1 CUSIP	2 Book/Adjusted Carrying Value Amortized Cost before Current Year OTTI	3 Present value of Projected Cash Flows	4 Recognized other- than-temporary- impairment 2-3	5 Amortized Cost after other-than- temporary-impairment 2-4	6 Fair Value at time of OTTI	7 Date of Financial Statement Where Reported
89617AAA3	$8.0	$7.3	$0.7	$7.3	$7.3	9/30/2025
Total	$8.0	$7.3	$0.7	$7.3	$7.3	XXX

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

All impaired (fair value is less than cost or amortized cost) loan-backed securities for which an other-than-temporary-impairment has not been recognized in earnings as a realized loss (including securities with a recognized other-than-temporary impairment for non-interest related declines when a non-recognized interest related impairment remains) as of December 31, 2025 (in millions):

a. The aggregate amount of Unrealized Losses:
1. Less than 12 Months	$3.4

2. 12 Months or Longer	$41.2

b. The aggregate related fair value of securities with Unrealized Losses:
1. Less than 12 Months	$225.4

2. 12 Months or Longer	$847.3

As of December 31, 2025, the $44.6 million of unrealized losses include $0 million of valuation allowance already recognized through surplus.

Dollar Repurchase Agreements and /or Securities Lending Transactions:

1.

The Company has entered into securities lending agreements with agent banks whereby blocks of securities are loaned to third parties, primarily major brokerage firms. The agreements require a minimum of 102% and 105% of the fair value of the domestic and foreign securities loaned to be held as collateral. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. A securities lending payable for the overnight and continuous loans is included in liabilities in the amount of cash collateral received.

2.	The Company had no assets pledged as collateral relating to dollar repurchase agreements and/or securities lending transactions as of the reporting date.

3)	Collateral Received

December 31, 2025
Fair Value
a. Aggregate Amount of Collateral Received (in millions)
1. Securities Lending
a. Open	$129.3
b. 30 Days or Less	—
c. 31 to 60 Days	—
d. 61 to 90 Days	—
e. Greater Than 90 Days	—

f. Subtotal	129.3
g. Securities Received	—

h. Total Collateral Received	$129.3

Fair Value
2. Dollar Repurchase Agreement
a. Open	$—
b. 30 Days or Less	—
c. 31 to 60 Days	—
d. 61 to 90 Days	—
e. Greater Than 90 Days	—

f. Subtotal	—
g. Securities Received	—

h. Total Collateral Received	$—

b. The fair value of that collateral and of the portion of that collateral that is has sold or repledged	$129.3

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

4)	Securities Lending Transactions administered by an affiliated agent: NONE

5)	Collateral Reinvestment

December 31, 2025
	Amortized Cost	Fair Value
a. Aggregate Amount Collateral Reinvested (in millions):
1. Securities Lending
a. Open	$129.3	$129.3
b. 30 Days or Less	—	—
c. 31 to 60 Days	—	—
d. 61 to 90 Days	—	—
e. 91 to 120 Days	—	—
f. 121 to 180 Days	—	—
g. 181 to 365 Days	—	—
h. 1 to 2 Years	—	—
i. 2 to 3 Years	—	—
j. Greater Than 3 Years	—	—

k. Subtotal	$129.3	$129.3
l. Securities Received	—	—

m. Total Collateral Reinvested	$129.3	$129.3

2. Dollar Repurchased Agreement	Cost	Fair Value
a. Open	$—	$—
b. 30 Days or Less	—	—
c. 31 to 60 Days	—	—
d. 61 to 90 Days	—	—
e. 91 to 120 Days	—	—
f. 121 to 180 Days	—	—
g. 181 to 365 Days	—	—
h. 1 to 2 Years	—	—
i. 2 to 3 Years	—	—
j. Greater Than 3 Years	—	—
k. Subtotal	—	—
l. Securities Received	—	—

m. Total Collateral Reinvested	$—	$—

b. The collateral reinvested is held as cash and overnight reverse repurchase investments.	$—	$—

6)

The Company accepted highly liquid U.S. Treasuries as collateral with an estimated fair value of $353.3 million as of December 31, 2025. The Company does not have right to sell or pledge those securities posted as collateral.

7)	Collateral for securities lending transactions that extend beyond one year from the reporting date: NONE

Repurchase Agreements Transactions Accounted for as Secured Borrowing: Company Policies or Strategies for Repo Programs ($ in millions):

1.	Type of Repo Trades Used

	1 First Quarter	2 Second Quarter	3 Third Quarter	4 Fourth Quarter
a. Bilateral (YES/NO)	Yes	No	No	No
b. Tri-Party (YES/NO)	No	No	No	No

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

2.	Maturity Time Frame

a. Maximum Amount	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
1. Open - No Maturity	—	—	—	—
2. Overnight	—	—	—	—
3. 2 Days to 1 Week	—	—	—	—
4. >1 Week to 1 Month	—	—	—	—
5. >1 Month to 3 Months	$304.7	$—	$—	$—
6. >3 Months to 1 Year	—	—	—	—
7. > 1 Year	—	—	—	—

b. Ending Balance	—	—	—	—
1. Open - No Maturity	—	—	—	—
2. Overnight	—	—	—	—
3. 2 Days to 1 Week	—	—	—	—
4. >1 Week to 1 Month	—	—	—	—
5. >1 Month to 3 Months	—	—	—	—
6. >3 Months to 1 Year	—	—	—	—
7. > 1 Year	—	—	—	—

3.	Fair Value Securities Sold and/or Acquired that Resulted in Default: NONE

4.	Securities “Sold” Under Repo - Secured Borrowing:

a. Maximum Amount	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
1. BACV	—	—	—	—
2. Nonadmitted – Subset of BACV	—	—	—	—
3. Fair Value	$315.8	$—	$—	$—
b. Ending Balance	—	—	—	—
1. BACV	—	—	—	—
2. Nonadmitted – Subset of BACV	—	—	—	—
3. Fair Value	—	—	—	—

5.	Securities Sold Under Repo - Secured Borrowing by NAIC Designation: NONE

6.	Collateral Received - Secured Borrowing:

a. Maximum Amount	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
1. Cash	$304.7	$—	$—	$—
2. Securities (FV)	—	—	—	—
b. Ending Balance
1. Cash	—	—	—	—
2. Securities (FV)	—	—	—	—

7.	Cash & Non-Cash Collateral Received - Secured Borrowing by NAIC Designation: NONE

8.	Allocation of Aggregate Collateral by Remaining Contractual Maturity: NONE

9.	Allocation of Aggregate Collateral Reinvested by Remaining Contractual Maturity: NONE

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

10.	Liability to Return Collateral - Secured Borrowing (Total)

a. Maximum Amount	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
1. Cash (Collateral – All)	$304.7	$—	$—	$—
2. Securities Collateral (FV)	—	—	—	—
b. Ending Balance
1. Cash (Collateral – All)	—	—	—	—
2. Securities Collateral (FV)	—	—	—	—

Reverse Repurchase Agreements Transactions Accounted for as Secured Borrowing: NONE

Repurchase Agreements Transactions Accounted for as a Sale Repurchase Transaction - Cash Taker - Overview of Sale Transactions: NONE

Reverse Repurchase Agreements Transactions Accounted for as a Sale Repurchase Transaction - Cash Taken - Overview of Sale Transactions: NONE

Real Estate:

Equitable recognized no impairment losses in 2025, 2024 or 2023.

Equitable has no held for sale real estate investments in the year ended December 31, 2025 or 2024.

Equitable does not engage in retail land sales operations.

Low income housing tax credit (“LIHTC”) included in Other Invested Assets:

1.	The Company has no unexpired tax credits.

2.	The Company did not receive a current benefit for LIHTC in 2025 or 2024.

3.	LIHTC assets are not subject to any regulatory review.

4.	The Company’s carrying value of its LIHTC assets are $0.0 million as of December 31, 2025.

5.	The LIHTC asset is less than 10% of the total admitted assets of the Company.

6.	The Company did not recognize any impairment loss with respect to its LIHTC assets during 2025 or 2024.

7.	The Company amortized $0.0 million of asset during 2025.

8.	The Company did not incur any write-down or reclassifications due to the forfeiture or ineligibility of any tax credits during 2025 or 2024.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Restricted Assets:

1. Restricted Assets (including Pledged) ($ in millions):

	Gross (Admitted & Nonadmitted) Restricted							Current Year 2025
	Current Year 2025					2024				Percentage
	1	2	3	4	5	6	7	8	9	10	11
	Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets (c)	Admitted Restricted to Total Admitted Assets (d)
a. Subject to contractual obligation for which liability is not shown	$—	$—	$—	$—	$—	$—	$—	$—	$—	XXX	XXX
b. Collateral held under security lending agreements	$129.3	$—	$138.0	$—	$267.3	$116.9	$150.4	$—	$267.3	0.150	0.151
c. Subject to repurchase agreements	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—
d. Subject to reverse repurchase agreements	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—
e. Subject to dollar repurchase agreements	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—
f. Subject to dollar reverse repurchase agreements	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—
g. Placed under option contracts	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—
h. Letter stock or securities restricted as to sale - excluding FHLB capital stock	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—
i. FHLB capital stock	$322.7	$—	$—	$—	$322.7	$336.0	$(13.3)	$—	$322.7	0.181	0.182
j. On deposit with states	$4.9	$—	$—	$—	$4.9	$5.3	$(0.4)	$—	$4.9	0.003	0.003
k. On deposit with other regulatory bodies	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—
l. Pledged collateral to FHLB (including assets backing funding agreements)	$11,900.3	$—	$—	$—	$11,900.3	$11,523.7	$376.6	$—	$11,900.3	6.672	6.721
m. Pledged as collateral not captured in other categories	$915.2	$—	$427.0	$—	$1,342.2	$1,769.6	$(427.4)	$—	$1,342.2	0.752	0.758
n. Other restricted assets	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	—
o. Collateral Assets Received and on Balance Sheet	$6,202.1	$—	$—	$—	$6,202.1	$8,173.0	$(1,970.9)	$—	$6,202.1	3.477	3.503
p. Assets held under Modco Reinsurance Agreements	$3,054.8	$—	$7,583.9	$—	$10,638.7	$—	$10,638.7	$—	$10,638.7	5.964	6.009
q. Assets held under Funds Withheld Reinsurance Agreements	$5,406.8	$—	$—	$—	$5,406.8	$—	$5,406.8	$—	$5,406.8	3.031	3.054
r. Total Restricted Assets (Sum of a through q)	$27,936.1	$—	$8,148.9	$—	$36,085.0	$21,924.5	$14,160.5	$—	$36,085.0	20.230	20.381

(a)	Subset of Column 1	(b)	Subset of column 3
(c)	Column 5 divided by Asset Page, Column 1, Line 28	(d)	Column 9 divided by Asset Page, Column 3, Line 28

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

2.

Detail of Assets Pledged as Collateral Not Captured in Other Categories (Contracts that Share Similar Characteristics, Such as Reinsurance (excluding modco/FWH) and Derivatives, are Reported in the Aggregate) ($ in millions):

	Gross (Admitted & Nonadmitted) Restricted							8	Percentage
	Current Year
	1	2	3	4	5	6	7		9	10
Description of Assets	Total General Account (G/A)	G/A Supporting S/A Activity (a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity (b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
DERIVATIVE COLLATERAL	$915.2	$—	$427.0	$—	$1,342.2	$1,769.6	$(427.4)	$1,342.2	0.752	0.758
Total (c)	$915.2	$—	$427.0	$—	$1,342.2	$1,769.6	$(427.4)	$1,342.2	0.752	0.758
Amount of Total pledged under derivative contracts	$—	$—	$—	$—	$—	$—	$—	$—	XXX	XXX
Total Excluding Derivative Collateral (Total minus amount of total pledged under derivative contracts)	$915.2	$—	$427.0	$—	$1,342.2	$1,769.6	$(427.4)	$1,342.2	XXX	XXX

(a)	Subset of Column 1	(b)	Subset of column 3
(c)	Total Line for Columns 1 through 7 should equal 5L(1)m Columns 1 through 7 respectively and Total Line for Columns 8 through 10 should equal 5H(1)m Columns 9 through 11 respectively.

3.	Detail of Other Restricted Assets (Contracts that Share Similar Characteristics, Such as Reinsurance (exclude modco/FWH) and Derivatives, are Reported in the Aggregate): NONE

4.	Collateral Received and Assets Held under Modco/Funds Withheld (FWH) Reinsurance Agreements Reflected as Assets Within the Reporting Entity’s ($ in millions):

	1	2	3	4	5	6	7	8
Assets	BACV Collateral ***	BACV Modco ****	BACV FWH *****	Fair Value Collateral	Fair Value Modco	Fair Value FWH	% of BACV to Total Assets (Admitted and Nonadmitted)*	% of BACV to Total Admitted Assets**
General Account:
a. Cash, Cash Equivalents and Short-Term Investments	$6,202.1	$15.0	$171.0	$6,202.1	$15.0	$171.1	13.530	13.918
b. Schedule D, Part 1, Section 1	$—	$1,964.7	$2,300.7	$—	$1,923.2	$2,107.8	9.034	9.293
c. Schedule D, Part 1, Section 2	$—	$1.1	$411.7	$—	$1.1	$395.3	0.874	0.899
d. Schedule D, Part 2, Sec. 1	$—	$—	$—	$—	$—	$—	—	—
e. Schedule D, Part 2, Sec. 2	$—	$—	$—	$—	$—	$—	—	—
f. Schedule B	$—	$1,074.0	$2,523.4	$—	$977.7	$2,293.2	7.619	7.838
g. Schedule A	$—	$—	$—	$—	$—	$—	—	—
h. Schedule BA, Part 1	$—	$—	$—	$—	$—	$—	—	—
i. Schedule DL, Part 1	$—	$—	$—	$—	$—	$—	—	—
j. Other	$—	$—	$—	$—	$—	$—	—	—

k. Total Assets (a+b+c+d+e+f+g+h+i+j)	$6,202.1	$3,054.8	$5,406.8	$6,202.1	$2,917.0	$4,967.4	31.057	31.948

l. Percentage to Total FWH Assets (including Modco)	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX
Separate Account:
m. Cash, Cash Equivalents and Short-Term Investments	$—	$472.9	$—	$—	$472.9	$—	0.361	0.361
n. Schedule D, Part 1, Section 1	$—	$2,702.6	$—	$—	$2,384.9	$—	2.061	2.061
o. Schedule D, Part 1, Sec. 2	$—	$1,639.8	$—	$—	$1,544.2	$—	1.250	1.250
p. Schedule D, Part 2, Sec. 1	$—	$4.8	$—	$—	$4.8	$—	0.004	0.004
q. Schedule D, Part 2, Sec. 2	$—	$—	$—	$—	$—	$—	—	—
r. Schedule B	$—	$2,763.8	$—	$—	$2,610.9	$—	2.107	2.107
s. Schedule A	$—	$—	$—	$—	$—	$—	—	—
t. Schedule BA, Part 1	$—	$—	$—	$—	$—	$—	—	—
u. Schedule DL, Part 1	$—	$—	$—	$—	$—	$—	—	—
v. Other	$—	$—	$—	$—	$—	$—	—	—

w. Total Assets (m+n+o+p+q+r+s+t+u+v)	$—	$7,583.9	$—	$—	$7,017.7	$—	5.783	5.783

x. Percentage to Total FWH Assets (including Modco)	XXX	XXX	XXX	XXX	XXX	XXX	XXX	XXX

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

*	k = Sum of Columns 1, 2, and 3 divided by Asset Page, Line 26 (Column 1)
*	w =Sum of Column 1, 2, and 3 divided by Asset Page, Line 27 (Column 1)
**	k = Sum of Columns 1, 2, and 3 divided by Asset Page, Line 26 (Column 3)
**	w = Sum of Columns 1, 2, and 3 divided by Asset Page, Line 27 (Column 3)
***	k (Collateral BACV) should equal Note 5L(1) Column 1, Line o.
w (Collateral BACV) should equal Note 5L(1) Column 2, Line o.
****	k (Modco BACV) should equal Note 5L(1) Column 1, Line p.
w (Modco BACV) should equal Note 5L(1) Column 2, Line p.
*****	k (FWH BACV) should equal Note 5L(1) Column 1, Line q.
w (FWH BACV) should equal Note 5L(1) Column 2, Line q.

Assets	9 Book/Adjusted Carrying Value (BACV)	10	11	12	13	14	15
		Related Party Code
	FWH Including Modco	1	2	3	4	5	6
General Account:
a. Cash, Cash Equivalents and Short-Term Investments	$186.0	$—	$—	$186.0	$—	$—	$—
b. Schedule D, Part 1, Section 1	$4,265.4	$—	$—	$—	$—	$—	$4,265.4
c. Schedule D, Part 1, Section 2	$412.8	$—	$—	$—	$—	$—	$412.8
d. Schedule D, Part 2, Sec. 1	$—	$—	$—	$—	$—	$—	$—
e. Schedule D, Part 2, Sec. 2	$—	$—	$—	$—	$—	$—	$—
f. Schedule B	$3,597.4	$—	$—	$—	$—	$—	$3,597.4
g. Schedule A	$—	$—	$—	$—	$—	$—	$—
h. Schedule BA, Part 1	$—	$—	$—	$—	$—	$—	$—
i. Schedule DL, Part 1	$—	$—	$—	$—	$—	$—	$—
j. Other	$—	$—	$—	$—	$—	$—	$—

k. Total Assets (a+b+c+d+e+f+g+h+i+j)	$8,461.6	$—	$—	$186.0	$—	$—	$8,275.6

l. Percentage to Total FWH Assets (including Modco)	100.000	—	—	2.198	—	—	97.802
Separate Account:
m. Cash, Cash Equivalents and Short-Term Investments	$472.9	$—	$—	$472.9	$—	$—	$—
n. Schedule D, Part 1, Section 1	$2,702.6	$—	$—	$—	$—	$—	$2,702.7
o. Schedule D, Part 1, Sec. 2	$1,639.8	$—	$—	$—	$—	$—	$1,639.8
p. Schedule D, Part 2, Sec. 1	$4.8	$—	$—	$—	$—	$—	$4.6
q. Schedule D, Part 2, Sec. 2	$—	$—	$—	$—	$—	$—	$—
r. Schedule B	$2,763.8	$—	$—	$—	$—	$—	$2,763.8
s. Schedule A	$—	$—	$—	$—	$—	$—	$—
t. Schedule BA, Part 1	$—	$—	$—	$—	$—	$—	$—
u. Schedule DL, Part 1	$—	$—	$—	$—	$—	$—	$—
v. Other	$—	$—	$—	$—	$—	$—	$—

w. Total Assets (m+n+o+p+q+r+s+t+u+v)	$7,583.9	$—	$—	$472.9	$—	$—	$7,110.9

x. Percentage to Total FWH Assets (including Modco)	100.000	—	—	6.235	—	—	93.765

	Amount	% of Liability to Total Liabilities *
y. Recognized Obligation to Return Collateral Asset (General Account)	$—	—%
z. Recognized Obligation to Return Collateral Asset (Separate Account)	$—	—%
aa. Recognized Obligation for Modco assets (General Account)	$—	—%
bb. Recognized Obligation for Modco assets (Separate Account)	$—	—%
cc. Recognized Obligation for FWH (excluding Modco) assets (General Account)	$—	—%
dd. Recognized Obligation for FWH (excluding Modco) assets (Separate Account)	$—	—%

*	y+aa+cc = Column 1 divided by Liability Page, Line 26 (Column 1)
z+bb+dd = Column 1 divided by Liability Page, Line 27 (Column 1)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

5.

Disclose whether any of the assets held as collateral or under modified coinsurance (Modco) or funds withheld reinsurance (FWH) agreements have been pledged for another purpose specific to the insurance reporting entity (not for the benefit of the reinsurer). For example, if the insurance reporting entity has used these assets as the collateral in a securities lending agreement, a repo transaction, pledged as collateral to the FHLB, etc. (For Modco/FWH assets, items pledged on behalf of the reinsurer shall not be captured) ($ in millions):

	Collateral Held	Modco	FWH
a. Securities Lending	$—	$83.5	$3.8
b. Repo / repurchase Agreements	$—	$—	$—
c. Placed under option contracts	$—	$—	$—
d. On deposit with states	$—	$—	$0.7
e. On deposit with other regulatory bodies	$—	$—	$—
f. Pledged as collateral to FHLB (including assets backing funding agreements)	$—	$—	$—
g. Pledged as collateral not captured in other categories	$—	$488.5	$111.3
h. Total (a+b+c+d+e+f+g)	$—	$572.0	$115.8

Working Finance Capital Investments:

The Company does not have any working capital finance investments as of December 31, 2025 and 2024.

Offsetting and Netting of Assets and Liabilities (in millions):

	Gross Amounts Recognized	Amount Offset	Net Amount Presented on Balance Sheets
ASSETS
Total Derivatives *	$657.2	$180.6	$476.6
LIABILITIES
Total Derivatives	$180.6	$180.6	$—

*	Fair value includes $57.8 million of due and accrued investment income.

5GI Securities ($ in millions):

	Number of 5* Securities		Aggregate BACV		Aggregate Fair Value
Investment	Current Year	Prior Year	Current Year	Prior Year	Current Year	Prior Year
(1) Bonds - AC	6	5	$34.7	$68.1	$37.7	$70.0
(2) LB & SS - AC	—	—	—	—	—	—
(3) Preferred Stock - AC	—	—	—	—	—	—
(4) Preferred Stock - FV	—	—	—	—	—	—
(5) Total (1 + 2 + 3 + 4)	6	5	34.7	$68.1	37.7	$70.0

AC - Amortized Cost, FV - Fair Value

Short Sales: NONE

Prepayment Penalty and Accelerations Fees ($ in millions):

	2025		2024		2023
	General Account	Separate Account	General Account	Separate Account	General Account	Separate Account
(1)Number of CUSIPs	15	8.0	15.0	11.0	17.0	5.0
(2)Aggregate Amount of Investment Income	$0.8	$1.6	$2.8	$3.7	$0.4	$0.2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Share of Cash Pool by Asset Type:

Asset Type	Percent share
(1) Cash	—%
(2) Cash Equivalents	—%
(3) Short-Term Investments	—%
(4) Total	—%

Reporting Net Negative (Disallowed) Interest Maintenance Reserve ($ in millions):

1. Net Negative (disallowed) IMR:

	2025	2024
General Account	$(196.2)	$(110.7)

Insulated Separate Account	$(0.1)	$(0.2)

Non-insulated Separate Account	$70.7	$129.0

Total	$(125.6)	$18.1

2. Negative (disallowed) IMR admitted:

	2025	2024
General Account	$—	$(110.7)

Insulated Separate Account	$—	$(0.2)

Non-insulated Separate Account	$—	$129.0

Total	$—	$18.1

3. Calculated adjusted capital and surplus:

	2025	2024
Prior Period General Account Capital & Surplus	$2,270.6	$807.2

From Prior Period SAP Financials	$—	$—

Net Positive Goodwill (admitted)	$—	$—

EDP Equipment & Operating system Software (admitted	$12.8	$14.4

Net DTAs (admitted)	$299.5	$107.0

Net Negative (disallowed) IMR (admitted)	$—	$37.6

Adjusted Capital & Surplus	$1,958.3	$648.2

4. Percentage of adjusted capital and surplus:

	2025	2024
Percentage of Total Net Negative (disallowed) IMR admitted in General Account or recognized in Separate account to adjusted capital and surplus	NA	2.8%

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

5.	Allocated gains/losses to IMR from derivatives:

	2025		2024
	Gains	Losses	Gains	Losses
Unamortized Fair Value Derivative Gains & Losses Realized to IMR - Prior Period	—	—	—	—

Fair Value Derivative Gains & Losses Realized to IMR - Added in Current Period	—	—	—	—

Fair Value Derivative Gains & Losses Amortized Over Current Period	—	—	—	—

Unamortized Fair Value Derivative Gains & Losses Realized to IMR - Current Period Total	—	—	—	—

The Company attests to the following statements:

i.	Fixed income investments generating IMR losses comply with the Company’s documented investment or liability management policies.

ii.	IMR losses for fixed income related derivatives - Not applicable.

iii.	Any deviation to 13.c.i is because of a temporary and transitory timing issue or related to a specific event.

iv.	Asset sales that were generating admitted negative IMR were not compelled by liquidity pressures. Net Negative (disallowed) IMR..

Realized Capital Gains (Losses):

The following table summarizes the realized capital gains (losses) for the years ended December 31, 2025, 2024 and 2023 (in millions):

	2025	2024	2023
Fixed maturities	$(1,655.2)	$(49.0)	$(444.2)
Perpetual preferred stocks	(27.4)	(3.5)	$(3.0)
Derivative instruments pre-SSAP 108	(183.9)	(94.9)	$(314.6)
Derivative SSAP 108 deferral	35.0	(40.4)	$284.2
Derivative instruments - SSAP 108 amortization	(370.0)	(362.2)	$(363.9)
Mortgage loans	(68.7)	(76.9)	$0.1
Common stocks and Other invested assets	(37.6)	(13.7)	$(57.1)
Amounts transferred to IMR	1,421.3	25.2	$300.2
Tax credits (expense)	109.0	104.5	$84.4

Net Realized Capital Gains (Losses)	$(777.5)	$(510.9)	$(513.9)

Loan Modification

The Company invests in commercial and agricultural mortgage loans included in the balance sheet as Mortgage Loans on real estate and privately negotiated fixed maturities included in the balance sheet as Fixed Maturities. Under certain circumstances, modifications are granted to these contracts. Each modification is evaluated as to whether a troubled debt restructuring has occurred. A modification is a troubled debt restructuring when the borrower is in financial difficulty and the creditor makes concessions. Generally, the types of concessions may include reducing the face amount or maturity amount of the debt as originally stated, reducing the contractual interest rate, extending the maturity date at an interest rate lower than current market interest rates and/or reducing accrued interest. The Company considers the amount, timing and extent of the concession granted in determining any impairment or changes in the specific credit allowance recorded in connection with the troubled debt restructuring. A credit allowance may have been recorded prior to the quarter when the loan is modified in a troubled debt restructuring. Accordingly, the carrying value (net of the allowance) before and after modification through a troubled debt restructuring may not change significantly, or may increase if the expected recovery is higher than the pre-modification recovery assessment. At December 31, 2025 and 2024, the Company had $219.0 million and $65.0 million, respectively, commercial or agricultural mortgage loans accounted for as troubled debt

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

restructurings. At December 31, 2025 and 2024, the Company had no fixed maturities accounted for as troubled debt restructuring. These troubled debt restructurings did not have subsequent payment defaults nor additional commitments to lend.

Wash Sales

The details by NAIC designation 3 or below, or unrated of securities sold during the year ended December 31, 2025 and 2024 re-acquired within 30 days of the sale date are ($ in millions):

December 31, 2025
Description	NAIC Designation	Number of Transactions	Book Value of Securities Sold	Cost of Repurchased	Gain (Loss)
Bonds	—	—	$ —	$ —	$ —
Bonds	—	—	$ —	$ —	$ —

December 31, 2024
Description	NAIC Designation	Number of Transactions	Book Value of Securities Sold	Cost of Repurchased	Gain (Loss)
Bonds	3	4	$2.6	$2.5	$(0.1)
Bonds	4	13	$5.7	$5.7	$—

4)	JOINT VENTURES, PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

Equitable has no investments in joint ventures, partnerships and limited liability companies that exceed 10% of Equitable’s admitted assets. Writedowns of $39.7 million, $34.9 million and $72.0 million were recorded as realized losses for equity partnerships in 2025, 2024 and 2023, respectively.

5)	INVESTMENT INCOME

The following table summarizes the net investment income for December 31, 2025, 2024 and 2023 (in millions):

	2025	2024	2023
Fixed maturities	$1,225.3	$1,554.6	$1,711.4
Perpetual preferred stocks	12.2	16.9	19.1
EIMG dividends	302.0	324.0	307.0
Derivative instruments	(1,201.2)	(1,898.0)	(2,024.0)
Mortgage loans	614.8	592.9	566.6
Real estate	8.0	4.0	—
Policy loans	145.7	190.8	188.4
Common stocks and Other invested assets	149.6	200.6	153.8
Other investment income	(29.0)	116.4	93.8
Investment expense	(237.4)	(245.8)	(256.1)
Interest expense	(321.0)	(408.3)	(245.5)
Amortization of IMR	(19.1)	(25.5)	(28.7)

Net Investment Income*	$649.9	$422.6	$485.8

*

Effective April 1, 2023, under the 2023 Reinsurance Treaty, $(947.2) million, $(1,290.4) million and $(861.0) million of net investment income was ceded to EFLOA in December 31, 2025, 2024 and 2023, respectively, included within the line item titled “Funds withheld reinsurance ceded interest credited” within the Statutory Statements of Summary of Operations.

Due and accrued income was excluded from investment income on the following bases:

•	Mortgage loans - on loans in foreclosure or where collection of interest is uncertain.

•	Securities - as recommended by Holdings’ Investments Under Surveillance Committee.

•	Real estate - where rent is in arrears more than three months or is deemed uncollectible.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The total amount of due and accrued income excluded was $23.6 million, $18.3 million and $15.1 million as of December 31, 2025, 2024 and 2023, respectively.

The gross, nonadmitted and admitted amounts for interest income due and accrued (in millions).

	2025	2024
(1) Gross amount for interest income due and accrued.	$366.7	$507.6
(2) Nonadmitted amount for interest income due and accrued.	—	—

(3) Admitted amount for interest income due and accrued.	$366.7	$507.6

Aggregate deferred interest - None

The December 31, 2025 and 2024 cumulative amounts of paid-in-kind (PIK) interest included in the current principal balance was $52.4 million and $38.3 million, respectively.

6)	DERIVATIVE INSTRUMENTS

A. The Company uses derivatives as part of its overall asset/liability risk management primarily to reduce exposures to equity market and interest rate risks. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by the NYDFS. Derivatives are generally not accounted for using hedge accounting, with the exception of TIPS, which is discussed further below. Operation of these hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates, election rates, fund performance, market volatility and interest rates. A wide range of derivative contracts are used in these hedging programs, including exchange traded equity, currency and interest rate futures contracts, total return and/or other equity swaps, interest rate swap and floor contracts, bond and bond-index total return swaps, swaptions, variance swaps and equity options, credit and foreign exchange derivatives, as well as bond and repo transactions to support the hedging. The derivative contracts are collectively managed in an effort to reduce the economic impact of unfavorable changes in guaranteed benefits’ exposures attributable to movements in capital markets. In addition, as part of its hedging strategy, the Company targets an asset level for all variable annuity products at or above a CTE98 level under most economic scenarios (CTE is a statistical measure of tail risk which quantifies the total asset requirement to sustain a loss if an event outside a given probability level has occurred. CTE98 denotes the financial resources a company would need to cover the average of the worst 2% of scenarios.)

Derivatives utilized to hedge exposure to Variable Annuities with Guarantee Features

The Company has issued and continues to offer certain variable annuity products with guarantee minimum benefits (“GMxB”) features. The risk associated with products that have a GMxB derivative features liability is that under-performance of the financial markets could result in the GMxB derivative features’ benefits being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMDB feature is that under-performance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMIB feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates.

For GMxB features, the Company retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience versus expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. The derivative contracts are managed to correlate with changes in the value of the GMxB features that result from financial markets movements. A portion of exposure to realized equity volatility is hedged using equity options and variance swaps and a portion of exposure to credit risk is hedged using total return swaps on fixed income indices. Additionally, the Company is party to total return swaps for which the reference U.S. Treasury securities are contemporaneously purchased from the market and sold to the swap counterparty. As these transactions result in a transfer of control of the U.S. Treasury securities to the swap counterparty, the Company derecognizes these securities with consequent gain or loss from the sale. The Company has also purchased reinsurance contracts to mitigate the risks associated with GMDB features and the impact of potential market fluctuations on future policyholder elections of GMIB features contained in certain annuity contracts issued by the Company.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Company has in place an economic hedge program using interest rate swaps and U.S. Treasury futures to partially protect the overall profitability of future variable annuity sales against declining interest rates.

Derivatives utilized to hedge crediting rate exposure on SCS, SIO, MSO and IUL products/investment options

The Company hedges crediting rates in the Structured Capital Strategies (“SCS”) variable annuity, Structured Investment Option in the EQUI-VEST® variable annuity series (“SIO”), Market Stabilizer Option® (“MSO”) in the variable life insurance products and Indexed Universal Life (“IUL”) insurance products. These products permit the contract owner to participate in the performance of an index, ETFs or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which the Company will absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment. Effective 1/1/2017, with the approval of the NYDFS, the company moved its SCS derivative-hedges from the General Account to the Separate Account.

In order to support the returns associated with these features, the Company enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

Derivatives used to Hedge Equity Market Risks Associated with the General Account’s Seed Money Investments in Retail Mutual Funds.

The Company’s General Account seed money investments in retail mutual funds expose us to market risk, including equity market risk which is partially hedged through equity-index futures contracts to minimize such risk.

Derivatives utilized for General Account Investment Portfolio

The Company purchased CDS to mitigate its exposure to a reference entity through cash positions. These positions do not replicate credit spreads.

The Company purchased 30-year Treasury Inflation Protected Securities (“TIPS”) and other sovereign bonds, both inflation-linked and non-inflation linked, as General Account investments and enters into asset or cross-currency basis swaps, to result in payment of the given bond’s coupons and principal at maturity in the bond’s specified currency to the swap counterparty in return for fixed dollar amounts. These swaps, when considered in combination with the bonds, together result in a net position that is intended to replicate a dollar-denominated fixed-coupon cash bond with a yield higher than a term-equivalent U.S. Treasury bond.

Derivatives Utilized to Hedge Exposure to Foreign Currency Denominated Cash Flows

The Company purchases private placement debt securities and issues funding agreements in the FABN program in currencies other than its functional US dollar currency. The Company enters into cross currency swaps with external counterparties to hedge the exposure of the foreign currency denominated cash flows of these instruments. The foreign currency received from or paid to the cross currency swap counterparty is exchanged for fixed US dollar amounts with improved net investment yields or net product costs over equivalent US dollar denominated instruments issued at that time. The transactions are accounted for as cash flow hedges when they are designated in hedging relationships and qualify for hedge accounting. The first cross currency swap hedges were designated and applied hedge accounting during the quarter ended June 30, 2021.

At December 31, 2025 and 2024, respectively, the Company held $6,346.0 million and $8,305.3 million of collateral held for open derivative contracts which are classified as Amounts withheld by company as agent or trustee in the Statements of Assets, Liabilities, Surplus and Other Funds.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The table below summarizes the amount of Equitable’s investment in financial instruments (in millions):

	Assets		Liabilities
	2025(a)	2024(a)	2025	2024
a. Swaps	$50.8	$97.6	$49.7	$46.8
b. Futures	375.8	$262.6	—	—
c. Options	230.6	$193.4	130.9	105.7
d. Swaptions	—	$—	—	—

e. Total	$657.2	$553.6	$180.6	$152.5

(a)	2025 and 2024 includes $57.8 million and $66.8 million, respectively, of due and accrued investment income.

At December 31, 2025 and 2024, the notional amount was $29.0 billion and $34.4 billion, respectively.

B.	Derivatives Under SSAP No. 108 - Derivative Hedging Variable Annuity Guarantees

(1)	Discussion of Hedged Item/Hedging Instruments and Hedging Strategy:

The Company has issued and continues to offer variable annuity products with GMxB features. The risk associated with the GMDB feature is that underperformance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the GMIB feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB derivative features liability is that under-performance of the financial markets could result in the GMxB derivative features’ benefits being higher than what accumulated policyholders’ account balances would support. For GMxB features, the Company retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience versus expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. Derivative contracts are managed to correlate with changes in the present value of the GMxB features that result from financial markets movements.

Under our VM-21 compliant Clearly Defined Hedging Strategy (CDHS), 100% of the interest rate risk of the GMXB features are hedged via a portfolio of duration-matched treasury futures, interest rate swaps, total return swaps on treasuries, and general account assets. Our hedging strategy is unchanged from the prior reporting period, and the total return on the derivative portfolio has been highly effective in covering the target rho of the hedged obligation. The hedge effectiveness is measured in accordance with the requirements outlined in SSAP108, inclusive of the previously described permitted methodology allowing the consideration of the interest rate risk hedged with general account assets, and assesses the change in fair value of hedge target due to interest rate fluctuation against the change in value of the portfolio of designated hedge derivatives due to rates.

(2)	Recognition of Gains/Losses and Deferred Assets and Liabilities (in millions):

a.	Scheduled Amortization

	Deferred Assets	Deferred Liabilities
1 2026	$(271.8)	$58.8
2 2027	(78.2)	17.6
3 2028	(25.9)	17.6
4 2029	(15.0)	5.1
5 2030	(2.6)	0.4
6 2031	—	—
7 2032	—	—
8 2033	—	—

Total	$(393.5)	$99.6

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

b. Total Deferred Balance*	$(293.9)
* Should agree to column 19 of Schedule DB, Part E
c. Reconciliation of Amortization
1. Prior year total deferred balance	646.6
2. Current year amortization	370.0
3. Current year deferred recognition	(17.3)
4. Ending deferred balance [1-(2+3)]	$293.9
d. Open Derivative Removed from SSAP No. 108 and Captured in Scope of SSAP No.86	NA
e. Open Derivative Removed from SSAP No. 86 and Captured in Scope of SSAP No. 108	NA

(3)	Hedging Strategies Identified as No Longer Highly Effective - NA

(4)	Hedging Strategies Terminated - NA

7)	INCOME TAXES

A. 1. The components of net deferred income tax assets/ (liability) as of December 31, 2025 are as follows (in millions):

	2025			2024			Change
	1 Ordinary	2 Capital	3 (Col 1+2) Total	4 Ordinary	5 Capital	6 (Col 4+5) Total	7 (Col 1-4) Ordinary	8 (Col 2-5) Capital	9 (Col 7+8) Total
a. Gross deferred tax assets	$1,472.0	$997.0	$2,469.0	$1,806.9	$244.5	$2,051.4	$(334.9)	$752.5	$417.6
b. Statutory valuation allowance adjustment	$—	$769.3	$769.3	$—	$—	$—	$—	$769.3	$769.3
c. Adjusted gross deferred tax assets (1a-1b)	$1,472.0	$227.7	$1,699.7	$1,806.9	$244.5	$2,051.4	$(334.9)	$(16.8)	$(351.7)
d. Deferred tax assets nonadmitted	$919.0	$227.7	$1,146.7	$1,343.4	$243.4	$1,586.8	$(424.4)	$(15.7)	$(440.1)
e. Subtotal net admitted deferred tax asset (1c-1d)	$553.0	$—	$553.0	$463.5	$1.1	$464.6	$89.5	$(1.1)	$88.4
f. Deferred tax liabilities	$—	$277.2	$277.2	$—	$353.0	$353.0	$—	$(75.8)	$(75.8)
g. Net admitted deferred tax assets/(net deferred tax liability) (1e-1f)	$553.0	$(277.2)	$275.8	$463.5	$(351.9)	$111.6	$89.5	$74.7	$164.2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

2. Admission Calculation Components SSAP No. 101 (in millions):

	2025			2024			Change
	1 Ordinary	2 Capital	3 (Col 1+2) Total	4 Ordinary	5 Capital	6 (Col 4+5) Total	7 (Col 1-4) Ordinary	8 (Col 2-5) Capital	9 (Col 7+8) Total
a. Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b. Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from 2(a) above) after application of the threshold limitation. (The lesser of 2(b)1 and 2(b)2 below:	$275.8	$—	$275.8	$111.6	$—	$111.6	$164.2	$—	$164.2
Adjusted gross deferred tax assets expected to be realized following the balance sheet date	$—	$—	$—	$—	$—	$—	$—	$—	$—
Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	$280.2	XXX	XXX	$111.6	XXX	XXX	$168.6
c. Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from 2(a) and 2(b) above) offset by gross deferred tax liabilities	$277.2	$—	$277.2	$351.9	$1.1	$353.0	$(74.7)	$(1.1)	$(75.8)
d. Deferred tax assets admitted as the result of application of SSAP 101.Total (2(a)+2(b)+2(c)	$553.0	$—	$553.0	$463.5	$1.1	$464.6	$89.5	$(1.1)	$88.4

3. Other Admissibility Criteria ($ in millions):

		2025	2024
a.	Ratio percentage used to determine recovery period and threshold limitation amount	676.4%	406.7%
b.	Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in 2(b)2 above	$2,921.4	$1,993.1

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

4. Impact of Tax Planning Strategies (in millions):

a.	Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage.

	2025		2024		Change
	1 Ordinary	2 Capital	3 Ordinary	4 Capital	5 (Col. 1-3) Ordinary	6 (Col. 2-4) Capital
1. Adjusted gross DTAs amount from Note 7A1(c)	$1,472.0	$227.7	$1,806.9	$244.5	$(334.9)	$(16.8)
2. Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	$—	$—	—	—	—	—
3. Net Admitted Adjusted Gross DTAs amount from Note 7A1(e)	$553.0	$—	$463.5	$1.1	$89.5	$(1.1)
4. Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—	—	—	—	—	—

b.	The Company’s tax planning strategies does not include the use of reinsurance.

B.	Deferred Tax Liabilities Not Recognized

There are no deferred tax liabilities which are not recognized.

C.	Current income taxes incurred consist of the following major components:

1) Current Income Tax (in millions)::

	2025	2024	2023
a. Federal	$129.4	$118.9	$120.9
b. Foreign	—	—	0.9
c. Subtotal	129.4	118.9	121.8
d. Federal income tax on net capital gains	(109.0)	(104.5)	(84.4)
e. Utilization of capital loss carry-forwards	—	—	—
f. Other	4.1	12.0	(15.3)
g. Federal and Foreign income taxes incurred	$24.5	$26.4	$22.1

2) Deferred Tax Assets (in millions):

	1 2025	2 2024	(Col 1-2) Change
a. Ordinary:
1. Discounting of unpaid losses	$—	$—	$—
2. Unearned premium reserve	—	—	—
3. Policyholder reserves	(75.4)	104.8	(180.2)
4. Investments	—	—	—
5. Deferred acquisition costs	267.9	202.4	65.5
6. Policyholder dividends accrual	18.0	20.3	(2.3)
7. Fixed assets	—	—	—
8. Compensation and benefits accrual	(44.4)	(79.9)	35.5
9. Pension accrual	—	—	—
10. Receivables - nonadmitted	—	—	—
11. Net operating loss carry-forward	929.7	1,396.8	(467.1)
12. Tax credit carry-forward	35.0	125.8	(90.8)
13. Other	341.2	36.7	304.5
99. Subtotal (sum of 2a1 through 2a13)	$1,472.0	$1,806.9	$(334.9)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	1 2025	2 2024	(Col 1-2) Change
b. Statutory valuation allowance adjustment	—	—	—
c. Nonadmitted	919.0	1,343.4	(424.4)
d. Admitted ordinary deferred tax assets (2a99-2b-2c)	$553.0	$463.5	$89.5
e. Capital:
1. Investments	$764.7	$243.4	$521.3
2. Net capital loss carry-forward	232.3	1.1	231.2
3. Real estate	—	—	—
4. Other	—	—	—
99. Subtotal (2e1+2e2+2e3+2e4)	$997.0	$244.5	$752.5
f. Statutory valuation allowance adjustment	769.3	—	769.3
g. Nonadmitted	227.7	243.4	(15.7)
h. Admitted capital deferred tax assets (2e99-2f-2g)	—	1.1	(1.1)
i. Admitted deferred tax assets (2d+2h)	$553.0	$464.6	$88.4

3) Deferred Tax Liabilities (in millions):

	2025	2024	(Col 1-2) Change
a. Ordinary:
1. Investments	—	—	$—
2. Fixed assets	—	—	—
3. Deferred and uncollected premium	—	—	—
4. Policyholder reserves	—	—	—
5. Other	—	—	—
99. Subtotal (3a1+3a2+3a3+3a4+3a5)	—	—	—
b. Capital:			—
1. Investments	277.2	353.0	(75.8)
2. Real estate	—	—	—
3. Other	—	—	—
99. Subtotal	277.2	353.0	(75.8)
c. Deferred tax liabilities (3a99+3b99)	$277.2	$353.0	$(75.8)

4)

Net Deferred Tax Assets (2i – 3c)	$275.8	$111.6	$164.2

The change in net deferred income taxes is comprised of the following (in millions):

	2025	2024	Change
Total deferred tax assets	$2,469.0	$2,051.4	$417.6
Total deferred tax liabilities	$(277.2)	$(353.0)	$75.8

Net deferred tax assets/(liabilities)	$2,191.8	$1,698.4	$493.4
Statutory valuation allowance adjustment	$(769.3)	$—	$(769.3)

Net deferred tax assets/(liabilities) after SVA	$1,422.5	$1,698.4	$(275.9)
Tax effect of unrealized gains (losses)			$48.8
Balance Sheet Reclass from Deferred to Current - EIMG Payments			$73.3

Increase (decrease) in net deferred tax asset (liability)			$(153.8)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

D. Reconciliation of Federal Income Tax Rate to Actual Effective Rate.

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes including realized capital gains/losses. The significant items causing this difference are as follows (in millions):

Description	2025	2024	2023
Income Before Taxes (Including all Capital Gains/(Losses)	$(168.4)	$(105.8)	$(346.3)
Dividends from affiliates	(63.4)	(68.0)	(64.5)
Audit reserve adjustments	24.6	26.4	22.0
Prior year adjustments	18.0	(11.4)	(45.0)
Change in not admitted reinsurance	—	—	0.4
Incurred tax items in surplus	4.1	12.0	(15.4)
Non-taxable investment income	(52.6)	(54.5)	(64.0)
IMR capital gains and amortization	(771.3)	0.1	(57.6)
Corporate owned life insurance	(15.4)	(18.5)	(11.9)
Equity Plan Adjustment	(22.1)	(11.2)	(9.3)
Nondeductible Expenses	11.3	4.2	4.8
Change in not admitted assets	(5.9)	(2.3)	(6.1)
IMR Ceded	192.4	2.6	5.6
Changes in surplus as a result of reinsurance	278.9	(50.1)	(42.9)
Tax Credits	(19.3)	(22.8)	52.4
Statutory valuation allowance adjustment	769.2	—	—
Other	(1.8)	(25.7)	(6.4)

Total statutory taxes	$178.3	$(325.0)	$(584.2)

Federal and Foreign Income Taxes Incurred (see Section C.1)	20.4	14.4	37.3
Change in net deferred income tax (see Section C.4)	153.8	(351.4)	(606.1)
Incurred tax items in surplus	4.1	12.0	(15.4)

	$178.3	$(325.0)	$(584.2)

E. Operating Loss and Tax Credit Carryforwards and Protective Tax Deposits

The Company has net operating losses of $4,427.1 million, generated from 2018 to 2024 and will not expire. The Company has tax credit carryforwards of $35.0 million generated from 2018 to 2024, and will start to expire in 2028.

At December 31, 2025, the Company has a capital loss of $1,106.1 million generated from 2024 to 2025, and can be carried forwards for 5 years which will start to expire in year 2029..

At December 31, 2025, the Company had no AMT credit carryforwards.

Income taxes, ordinary and capital, for 2025, 2024 and 2023 that is available for recoupment in the event of future net losses are as follows (in millions):

Available from tax year	Ordinary	Capital	Total
2023	$—	$—	$—
2024	—	—	$—
2025	—	—	$—

Total	$—	$—	$—

There are no deposits admitted under Section 6603 of the Internal Revenue Code.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

F.	Consolidated Federal Income Tax Return

The Company is included in a consolidated federal income tax return together with its ultimate domestic parent, Equitable Holdings and the following subsidiaries and affiliates.

1. Equitable Financial Life and Annuity Company	9. Financial Marketing Agency, Inc.
2. Equitable Distribution Holding Corporation	10. Equitable Financial Life Insurance Company of America
3. AllianceBernstein Corp.	11. EQ AZ Life Re Company
4. Equitable Structured Settlement Corp.	12. CS Life RE Company
5. Equitable Casualty Insurance Co.	13. Alpha Units Holdings II, Inc.
6. JMR Realty Services, Inc.	14. Alpha Units Holdings, Inc.
7 1740 Advisers, Inc.	15. Penn Investment Advisors, Inc.
8. MONY Financial Services, Inc.	16. Equitable Financial Bermuda RE, Ltd.

Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or receivable as a result of taxable operations for the current year.

In accordance with the tax sharing agreement between Holdings and the Company, tax expense is allocated based on separate company computations. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis.

In 2025 the Company reclassified certain deferred tax assets that had been utilized on its tax return into the current tax liability account. This adjustment results in a reduction to the non-admitted deferred tax asset, with an ending amount of $1,146.7 million as of December 31, 2025

Consideration of the Inflation Reduction Act (Act) for the annual 2025 Financial Statements:

a.	The Inflation Reduction Act (Act) was enacted on August 16, 2022 and included a new corporate alternative minimum tax (CAMT). The Act and CAMT go into effect for tax years beginning after 2022.

b.

The Company is included in a consolidated federal income tax return together with its ultimate domestic parent, EQH. EQH has determined that it is an applicable corporation for CAMT in 2025. EQH has determined that it does not expect to be liable for CAMT in 2025

G.	Income tax contingencies

As of December 31, 2025 and December 31, 2024, the Company held tax contingencies, computed in accordance with SSAP No. 101, Income Taxes, of $172.8 million and $148.2 million, respectively. The Company recorded $24.6 million, $26.4 million and $22.0 million of interest (income)/expense, relating to tax contingencies (net of the Federal income tax benefit) in Federal taxes incurred, for the years ended December 31, 2025, 2024 and 2023, respectively.

Equitable recognizes accrued interest and penalties related to tax contingencies in tax expense. Equitable had $132.3 million, $107.7 million and $81.3 million accrued for the payment of interest at December 31, 2025, 2024 and 2023, respectively.

A reconciliation of the Company’s tax contingencies (excluding interest) follows (in millions):

	2025	2024	2023
Balance, January 1,	$40.5	$40.5	$40.5
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	—	—	—
Settlements with tax authorities	—	—	—

Balance, December 31,	$40.5	$40.5	$40.5

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

As of December 31, 2025, tax years 2017 and subsequent remain subject to examination by the IRS. It is reasonably possible that the total amount of unrecognized tax benefits will change within the next 12 months due to the conclusion of IRS proceedings and the addition of new issues for open tax years. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

Repatriation Transition Tax (RTT) - RTT owed under the TCJA: N/A

Alternative Minimum Tax (AMT) Credit: NONE

8)	INFORMATION CONCERNING PARENT, SUBSIDIARIES AND AFFILIATES

Holdings and certain subsidiaries and affiliates reimburse Equitable for their use of personnel, property and facilities in carrying out certain of their operations. Equitable reimburses Holdings and certain affiliates for certain provided services. Reimbursement for intercompany services is made on the basis of the cost of the services provided.

On January 31, 2025, the Company sold $619 million of floating rate notes to EFLOA, an affiliate of the Company. These are floating rate notes where par value equals fair value.

At December 31, 2025 and 2024, Equitable reported a $35.0 million receivable and a $280.2 million payable from/to Parent, Subsidiaries and Affiliates and a $162.9 million receivable and a $64.6 million payable from/to Parent, Subsidiaries and Affiliates, respectively. The receivable primarily represents amounts due from affiliates for reinsurance settlements and expense overhead allocations. The payable primarily represents direct policy collections and term conversion payable due to affiliate.

Certain non-insurance US subsidiaries and affiliates reimburse Equitable for their use of Equitable’s personnel, property and facilities in carrying out their corporate functions. The amount reimbursed to Equitable was approximately $476.5 million, $463.3 million and $520.3 million during 2025, 2024 and 2023, respectively.

Equitable charges amounts monthly to EFLA and EFLOA pursuant to the agreement for shared use of personnel and facilities. Equitable received $0.0 million and $187.8 million in 2025 from EFLA and EFLOA, respectively, Equitable received $0.0 million and $123.5 million in 2024 from EFLA and EFLOA, respectively, and Equitable received $0.3 million and $98.0 million in 2023 from EFLA and EFLOA, respectively. This agreement provides for reimbursement on the basis of cost to Equitable of the services provided.

AllianceBernstein provides investment advisory and management services to Equitable and other subsidiaries on a fee basis, which amounted to $9.3 million, $9.7 million and $15.3 million in 2025, 2024 and 2023, respectively.

Equitable Investment Management Group, LLC (“EIMG”), a subsidiary of Equitable, provides investment management services to EQAT, EQ Premier VIP Trust, 1290 Funds, all of which are considered related parties. Investment management and service fees earned are calculated as a percentage of assets under management and are recorded as revenue as the related services are performed. The Company recorded investment management fees expense from EQAT, EQ Premier VIP Trust and 1290 Funds of $577 million, $573 million and $506 million for the years ended December 31, 2025 2024 and 2023, respectively. October 1, 2021, the Company entered into an investment advisory and management agreement in which Equitable Financial Investment Management, LLC (“EFIM”) became the investment manager for the Company’s general account portfolio. The Company recorded investment management fee expense from EFIM of $179.4 million, $180.2 million and $185.2 million for the years ended December 31, 2025 2024 and 2023, respectively.

Equitable incurred distribution fee charges from Equitable Network, LLC of $558.9 million, $633.8 million and $612.6 million in 2025, 2024 and 2023, respectively, and from Equitable Distributors, LLC of $342.3 million, $474.6 million and $430.5 million in 2025, 2024 and 2023, respectively, for distributing Equitable products.

Equitable and EFLA have reinsurance agreements in which Equitable assumes a portion of EFLA’s life insurance business. Under this agreement, EFLA received in cash $1.7 million, $3.0 million and $1.8 million for claims and expenses from Equitable in 2025, 2024 and 2023, respectively, and paid $5.9 million, $5.9 million and $6.0 million for premiums to Equitable in 2025, 2024 and 2023, respectively.

The Company paid no ordinary dividend to its parent company, EFS in 2025 and 2024. The Company paid a $1,050.0 million and a $603.0 million ordinary dividend to its parent company, EFS during May 2023 and July 2023, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

On April 29, 2015, Equitable purchased a $300.0 million note issued by EIMG. The note paid interest of 2.43% quarterly and matured on April 28, 2020. On April 28, 2020, the $300 million note was re-issued and paid interest quarterly at an annual interest rate of 4.33% and matured on April 28, 2025.

On November 4, 2019, the Company purchased a $900 million note from Holdings. The note paid a floating interest rate annually of one month LIBOR plus 1.33% and matured on November 4, 2024. The loan was reissued on November 4, 2024, with an interest rate of one-month CME Term SOFR plus 1.25% and matures on November 4, 2029.

In June 2021, the Company purchased a $1.0 billion 10-year term loan from Holdings. The loan has an interest rate of 3.23% and matures in June 2031.

In the fourth quarter of 2024, the Company sold $457 million of private equity fund interests to EFS. The assets were sold at fair value with no gain/loss recorded.

On January 8, 2025, the Company issued floating rate notes totaling $200 million to EFS bearing an interest rate of one-month SOFR plus 0.2% initially set to mature on February 7, 2025. On February 7, 2025, these notes were re-issued under matching terms with a maturity date of March 7, 2025. On March 7, 2025, these notes were re-issued under matching terms with a maturity date of March 28, 2025. On March 28, 2025, these notes were re-issued under matching terms with a maturity date of September 26, 2025. A further re-issuance took place on September 26, 2025, with the notes scheduled to mature on December 26, 2025. On December 26, 2025, the Company completed the issuance of $200 million in floating rate notes to EFS. These notes will accrue interest on the outstanding principal during each applicable interest period at an annual rate equal to the specified Interest Rate. These notes will mature on September 25, 2026.

Furthermore, on September 26, 2025, the Company issued $150 million in floating rate notes to EFS, applying the same conditions, with maturity set for December 26, 2025. On December 26, 2025, the Company re-issued the $150 million of floating rate notes to EFS. The notes have an interest rate of one-month SOFR plus 0.2% and will mature on September 25, 2026.

On January 31, 2025, the Company re-issued the $400 million notes from December 2024 under matching terms with a maturity date of February 28, 2025. On February 28, 2025, these notes were re-issued under matching terms with a maturity date of March 28, 2025. On March 28, 2025, these notes were re-issued under matching terms with a maturity date of September 26, 2025. On September 26, 2025, these notes were re-issued under matching terms with a maturity date of December 26, 2025.

Equitable made a non-cash return of capital to EFS of $1.8 million, $23.0 million and $25.6 million in 2025, and 2024 and 2023, respectively, which was for forgiveness of an intercompany obligation related to allocated compensation expense as described in SSAP No. 13.

The Company received $302.0 million, $324.0 million and $307.0 million of dividend in 2025, 2024 and 2023, respectively from its wholly-owned subsidiary, EIMG

Equitable sponsored a qualified defined benefit plans (“EQP”) covering substantially all employees (including certain qualified part time employees), managers and agents. Effective December 31, 2015, the primary liability for the obligations of the EQP was transferred from Equitable to Holdings, under terms of an Assumption Agreement in which Holdings also was provided entitlement to direct plan assets for the exclusive benefit of EQP participants and their beneficiaries (“the Assumption Transaction”). Equitable remains secondarily liable for the obligations of the EQP and would recognize such liability in the event Holdings is unable to perform under the terms of the Assumption Agreement. The total expenses charged to the Company by Holdings for all benefit plans was $60.2 million, $31.5 million and $4.0 million in 2025 , 2024 and 2023, respectively.

Affiliated investments are any invested asset held by the Company which is issued by an affiliated entity, or which includes the obligations of an affiliated entity. The Company has affiliated bond investments of $1,956.1 million and $1,006.3 million for 2025 and 2024, respectively. In addition, the Company also has affiliated Scheduled BA assets of $1,092.2 million and $808.7 million for 2025 and 2024, respectively. These assets represent securitizations, mutual funds, limited partnerships and limited liability companies with a related party sponsor or manager for which ownership is less than 50%.

Equitable has corporate owned life insurance policies (“COLI”) issued by EFLA, which is 100% ceded by EFLA to a third party reinsurer.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Company has a 100% ownership in Equitable Holdings, LLC (“EHLLC”), a downstream limited liability non insurance holding company. EHLLC does not receive a US GAAP audited financial report, however certain subsidiaries included in EHLLC do receive a US GAAP audited report, as a result $11.1 million and $10.7 million of EHLLC value was non-admitted in 2025 and 2024, respectively.

All subsidiaries of Equitable are wholly-owned except where indicated in Note 2. For the years ended December 31, 2025 and 2024, the undistributed net earnings (losses) and unrealized gains (losses) of subsidiaries are as follows (in millions):

	2025	2024	Change

Investments in subsidiaries
Equitable Holdings, LLC	$65.1	$57.8	$7.3
EIMG, LLC	50.2	39.2	11

Total	$115.3	$97.0	$18.3

	2025	2024	2023
Equity in undistributed net earnings (losses), unrealized gains (losses) and other changes to subsidiary values
Equitable Holdings, LLC	$(3.8)	$(3.3)	$(5.5)
Less change in non-admitted	11.1	10.7	10.0

	7.3	7.4	4.5

EIMG, LLC	(291.0)	324.1	297.7
Less dividends to Equitable	302.0	(324.0)	(307.0)

	11.0	0.1	(9.3)

Total	$18.3	$7.5	$(4.8)

Investments in Subsidiary, Controlled and Affiliates (“SCA”):

(1)	Balance Sheet Value (Admitted and Non-admitted) All SCAs (Except 8bi Entities) (in millions):

SCA Entity	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nondadmitted Amount
a.SSAP No. 97 8a Entities
Total SSAP No. 97 8a Entities	XXX	$—	$—	$—
b. SSAP No. 97 8b(ii) Entities
Total SSAP No. 97 8b(ii) Entities	XXX	$—	$—	$—
c. SSAP No. 97 8b(iii) Entities
EIMG, LLC	100%	$50.2	$50.2	$—
EHLLC	100%	$65.1	$54.0	$11.1
ECRED, LLC	100%	$1,151.9	$1,151.9	$—
Total SSAP No. 97 8b(iii) Entities	XXX	$1,267.2	$1,256.1	$11.1
d. SSAP No. 97 8b(iv) Entities
Total SSAP No. 97 8b(iv) Entities	XXX	$—	$—	$—
e. Total SSAP No. 97 8b Entities (exception 8b(i) entities) (b + c + d)	XXX	$1,267.2	$1,256.1	$11.1
f. Aggregate Total (a + e)	XXX	$1,267.2	$1,256.1	$11.1

(2)	NAIC Filing Response Information

All of the SCA investment are limited liability companies and are not file filed with the NAIC.

(a)	EIMG is a limited liability company and is recorded on Schedule BA. It is not valued by the NAIC. EIMG is valued on its US GAAP equity basis.

(b)

EHLLC is a limited liability company and is recorded on Schedule BA. EHLLC does not receive a US GAAP audit and is not valued by the NAIC. However certain subsidiaries included in EHLLC, Equitable Distributors, LLC (“Equitable Distributors”) and Equitable Casualty Insurance Company (“Equitable Casualty”) do receive a US GAAP audit report, which is the admitted asset portion of EHLLC.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(c)	European Commercial Real Estate Debt Holdings, LLC (“ECRED”) is a limited liability company and is recorded on Schedule BA. It is not valued by the NAIC. ECRED is valued on its US GAAP equity basis.

Investment in insurance SCA:

(1)

Equitable Casualty Insurance Company (“Equitable Casualty”) is a captive property and casualty insurance company organized under the laws of the State of Vermont. It is a wholly owned subsidiary of EHLLC and is indirectly wholly owned subsidiary of the Company. Equitable Casualty was formed to accommodate certain business products of former affiliated Companies. Equitable Casualty prepares its financial statements in accordance with US GAAP.

The carrying value of Equitable Casualty as of December 31, 2025 is $21.3 million. The differences between NAIC SAP and GAAP are not available, but are immaterial to the Company’s surplus.

(2)	NAIC Filing Response Information (in millions):

	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity (Investments in Insurance SCA Entities)	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements
Equitable Casualty	$—	$—	$21.3	$21.3

(3)	The impact of Equitable Casualty on the Company’s RBC is immaterial. It would not have triggered a regulatory event had it not used a prescribed or permitted practice.

SCA Loss Tracking:

NONE

9.	DEBT

A.	As of December 31, 2025 and 2024, the Company has no debt or capital note obligations outstanding.

B.	Federal Home Loan Bank

1.

The Company is a member of the Federal Home Loan Bank of New York (“FHLBNY”). Through its membership, the Company has conducted business activity (borrowings) with the FHLBNY. Borrowings are utilized for asset liability management and spread lending purposes and may be used to supplement liquidity sources. Including other collateralized borrowing, the Company has a capacity with the FHLBNY of up to 5% of admitted assets. As of December 31, 2025 and 2024, the Company has determined the estimated maximum borrowing capacity as $8.9 billion and $11.7 billion.

2.	a. FHLB Capital Stock – Aggregate Totals (in millions):

1. December 31, 2025

		1 Total 2 + 3	2 General Account	3 Separate Accounts
(a)	Membership Stock – Class A	$—	$—	$—
(b)	Membership Stock – Class B	$13.8	$13.8	—
(c)	Activity Stock	$308.9	$308.9	—
(d)	Excess Stock	$—	$—	—
(e)	Aggregate Total	$322.7	$322.7	$—
(f)	Actual or estimated borrowing capacity as determined by the insurer	$8,852.0	XXX	XXX

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

2. December 31, 2024

		1 Total 2 + 3	2 General Account	3 Separate Account
(a)	Membership Stock – Class A	$—	$—	$—
(b)	Membership Stock – Class B	$13.6	$13.6	$—
(c)	Activity Stock	$322.4	$322.4	$—
(d)	Excess Stock	$—	$—	$—
(e)	Aggregate Total	$336.0	$336.0	$—
(f)	Actual or estimated borrowing capacity as determined by the insurer	$11,719.0	XXX	XXX

b.	Membership Stock (Class A and B) Eligible for Redemption:

December 31, 2025		Current Period Total	Not Eligible for Redemption	Less Than 6 Months	6 Months to Less than 1 Year	1 to Less than 3 Years	3 to 5 Years
1.	Class A	—	—	—	—	—	—
2.	Class B	$13.8	$13.8	—	—	—	—

December 31, 2024		Current Period Total	Not Eligible for Redemption	Less Than 6 Months	6 Months to Less than 1 Year	1 to Less than 3 Years	3 to 5 Years
1.	Class A	—	—	—	—	—	—
2.	Class B	$13.6	$13.6	—	—	—	—

(3)	Collateral Pledged to FHLB (in millions):

a.	Amount Pledged as of Reporting Date

Total Collateral Pledged	Fair Value	Carrying Value	Aggregate Total Borrowing
Current Year Total General and Separate Accounts	$10,856.6	$11,900.3	$6,865.1
Current Year General Account	$10,856.6	$11,900.3	$6,865.1
Current Year Separate Accounts	$—	$—	$—
Prior Year Total General and Separate Accounts	$7,988.7	$11,523.7	$7,165.1

b.	Maximum Amount Pledged During Reporting Period

Total Collateral Pledged	Fair Value	Carrying Value	Amount of Borrowed at Time of Maximum Collateral
Current Year Total General and Separate Accounts	$10,888.2	$12,408.9	$6,865.1
Current Year General Account	$10,888.2	$12,408.9	$6,865.1
Current Year Separate Accounts	$—	$—	$—
Prior Year Total General and Separate Accounts	$8,261.1	$11,500.1	$7,615.1

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(4)	Borrowing from FHLB (in millions):

a.	Amount as of the Reporting Date

1.	Current Year

		1 Total 2 + 3	2 General Account	3 Separate Accounts	4 Funding Agreements Reserves Established
(a)	Debt	$—	$—	$—	XXX
(b)	Funding Agreements	$6,865.1	$6,865.1	$—	$6,808.8
(c)	Other	$—	$—	$—	XXX
(d)	Aggregate Total	$6,865.1	$6,865.1	$—	$6,808.8

2.	Prior Year-end

		1 Total 2 + 3	2 General Account	3 Separate Accounts	4 Funding Agreements Reserves Established
(a)	Debt	$—	$—	$—	XXX
(b)	Funding Agreements	$7,165.1	$7,165.1	$—	$7,161.9
(c)	Other	$—	$—	$—	XXX
(d)	Aggregate Total	$7,165.1	$7,165.1	$—	$7,161.9

b.	Maximum Amount During Reporting Period (Current Year)

		1 Total 2 + 3	2 General Account	3 Separate Accounts
1.	Debt	$—	$—	$—
2.	Funding Agreements	$7,165.1	$7,165.1	$—
3.	Other	$—	$—	$—
4.	Aggregate Total	$7,165.1	$7,165.1	$—

c.	FHLB Prepayment Obligations

Does the company have prepayment obligations under the following arrangements?
1.	Debt	No
2.	Funding Agreements	No
3.	Other	No

10.	RETIREMENT PLANS, DEFERRED COMPENSATION, POST EMPLOYMENT

BENEFITS	AND COMPENSATED ABSENCES AND OTHER POSTRETIREMENT BENEFIT PLANS

Defined Benefit Plan:

Equitable sponsored a qualified defined benefit plans (“EQP”) covering substantially all employees (including certain qualified part time employees), managers and agents. Effective December 31, 2015, the primary liability for the obligations of the EQP was transferred from Equitable to AXA Financial, now Holdings, under terms of an Assumption Agreement in which Holdings also was provided entitlement to direct plan assets for the exclusive benefit of EQP participants and their beneficiaries (“the Assumption Transaction”). Equitable remains secondarily liable for the obligations of the EQP and would recognize such liability in the event Holdings is unable to perform under the terms of the Assumption Agreement.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Defined Contribution Plans

The Company sponsors a qualified defined contribution plan and a qualified defined benefit plan that cover employees, managers and agents. Under the Equitable 401(k) Plan, in 2025, for employees and managers, the Company provided a company matching contribution of up to 5% of a participants eligible earnings contributed on a before-tax or Roth basis. In 2025, for agents, the Company provided a company matching contribution of up to 3% of a participant’s eligible earnings contributed on a before-tax or Roth basis. In addition, eligible agents may receive an annual discretionary performance-based contribution of between 0 - 4%, depending on Company performance. For eligible agents, the Company also provides excess 401(k) company and matching contributions for eligible compensation over the qualified plan compensation limits under a nonqualified deferred compensation plan. Under the Equitable Retirement Plan, in 2025, employees and managers received a pay credit accrual was equal to 4% of a participants eligible earnings up to the IRS qualified plan limits, and agents received a pay credit accrual was equal to 2.5% of a participant’s eligible earnings up to the Social Security Wage Base, plus 5% of eligible earnings in excess of the Social Security Wage Base up to the IRS qualified plan limits. Pay credits under the Retirement Plan were also credited with interest credits based on an annual interest rate of 6% in 2025.

Consolidating/Holding Company Plan

The Company provides certain postretirement and post-employment benefits to retired employees through a plan sponsored by Holdings. Effective December 31, 1999, Holdings, legally assumed primary liability from Equitable for all current and future obligations of its Excess Retirement Plan, Supplemental Executive Retirement Plan and certain other employee benefit plans that provide participants with medical, life insurance and deferred compensation benefits. Equitable remains as secondarily liable in the event that Holdings is unable to fulfill its obligations. Holdings allocates amounts to the Company based on corporate allocation ratios.

11. CAPITAL AND SURPLUS, SHAREHOLDERS’ DIVIDEND RESTRICTIONS

Equitable has 2,000,000 shares of common capital stock authorized, issued and outstanding, at a par value per share of $1.25, as of 2025 and 2024.

Under New York State Insurance Law, a domestic life insurer may without prior approval of the Superintendent, pay a dividend to its shareholders not exceeding an amount calculated based on a statutory formula. Based on this formula, which the NYDFS also requires the Company to remove impacts of the SSAP 108 Permitted Practice (see Note 2) from the Company profits and surplus prior to calculation of the amount that may be paid as ordinary dividends to stockholders, the Company would not be permitted to pay shareholder dividends during 2026. The Company must provide notice to the Superintendent prior to paying a dividend. Payment of a dividend exceeding this amount requires the insurer to file a notice of its intent to declare such dividends with the Superintendent who then has 30 days to disapprove the distribution.

In addition, pursuant to the NYDFS approval of the RGA Reinsurance Transaction (see Note 17), the Company has agreed it will not pay any type of dividend, including ordinary dividends, for three years following the closing of this transaction, regardless of risk-based capital level, without the prior approval of the Superintendent.

The Company paid no ordinary dividend to its parent company EFS in 2025 and 2024.

The portion of unassigned surplus (deficit) represented by cumulative unrealized gains (losses) is $750.2 million and $546.5 million at December 31, 2025 and 2024, respectively.

The Company has no surplus notes outstanding.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The impact due to the quasi-reorganization is as follows (in millions):

	Change in Year Surplus	Change in Gross Paid-in and Contributed Surplus
2025	—	—
2024	—	—
2023	—	—
2022	—	—
2021	2,681.7	(2,681.7)
2020	—	—
2019	—	—
2018	1,283.0	(1,283.0)
2017	—	—
2016	4,457.0	(4,457.0)

The effective dates of all quasi-reorganization in the prior 10 years are 2021, 2018 and 2016.

In 2021, the Company established a new special surplus fund representing the same amount as the deferred asset resulting from SSAP 108 adoption. As of December 31, 2025, the balance of this fund is $293.9 million, decrease of $352.7 million from December 31, 2024.

In 2023, in accordance with NAIC reporting guidelines, the Company established a new special surplus fund representing the net negative admitted disallowed IMR. As of December 31, 2025, the balance of this fund is $0 million compared to $18.1 million at December 31, 2024. For additional information see Note 3.

12.	COMMITMENTS AND CONTINGENCIES

Contingent Commitments:

To facilitate certain investment related transactions, Equitable has provided, from time to time, certain guarantees or commitments to affiliates or investors. These arrangements include commitments for Equitable, under certain conditions to provide equity financing to certain limited partnerships of $723.3 million and $902.6 million at December 31, 2025 and 2024, respectively. Equitable has outstanding commitments under existing mortgage loan or mortgage loan commitment agreements of $292.6 million and $301.6 million at December 31, 2025 and 2024, respectively. Management believes that Equitable will not incur any significant losses as a result of these commitments.

Equitable is secondarily liable for certain benefit plans, which were legally assumed by Holdings on December 31, 1999. These plans have a liability of $379.1 million and $350.9 million at December 31, 2025 and 2024, respectively.

Equitable issued Letter of Credit guarantees of $17.4 million and $17.4 million in December 31, 2025 and 2024, respectively, related to its property and casualty insurance coverage and other insurance claims.

Equitable is the obligor under certain structured settlement agreements, which it had entered into with unaffiliated insurance companies and beneficiaries. To satisfy its obligations under these agreements, Equitable owns single premium annuities issued by previously wholly-owned life insurance subsidiaries. Equitable has directed payment under these annuities to be made directly to the beneficiaries under the structured settlement agreements. A contingent liability exists with respect to these agreements should the previously wholly-owned subsidiaries be unable to meet their obligations. Management believes the satisfaction of those obligations by Equitable is remote.

Assessments:

(1)

Equitable holds a $13.5 million liability for the estimated amount of future assessments related to insolvent insurers. Slightly over half of the liability is attributable to Colorado Bankers Life. These assessments are expected to be paid over an extended period. Equitable also holds a $9.4 million asset for premium tax offsets that are expected to be realized with respect to these assessments and an additional $19.6 million asset for premium tax offsets for assessments already paid. The Company has received no notification in 2025 of any new material insolvency which would impact the Company. In 2025, the agreement for the resolution of the affected guaranty associations’ remaining obligations in the Executive Life Insurance Company matter successfully closed.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Listed below is a reconciliation of premium tax offsets as of December 31, 2025 (in millions):

a.	Assets recognized from paid and accrued premium tax offsets prior year end	$32.8
b.	Decreases current year:
	Premium tax offset applied	$6.0
c.	Increases current year:
	Assessments for which future credits will be applied	$2.2
d.	Assets recognized from paid and accrued premium tax offsets current year end	$29.0

(2)	Guaranty Fund Liabilities and Assets Related to Assessments from Insolvencies for Long-Term Care Contracts:

a.	Discount Rate Applied 4.25%

b.	The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency (in millions):

	Guaranty Fund Assessments		Related Assets
Name of the Insolvency	Undiscounted	Discounted	Undiscounted	Discounted
Penn Treaty Network America Insurance Company	$0.1	$0.1	$—	$—
American Network Insurance Company	$—	$—	$—	$—

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

	Payables			Recoverables
Name of the Insolvency	Number of Jurisdictions	Range of Years	Weighted Average Number of Years	Number of Jurisdictions	Range of Years	Weighted Average Number of Years
Penn Treaty Network America Insurance Company	45	1-62	8	45	1-62	8
American Network Insurance Company	44	1-62	11	44	1-62	11

Other Contingencies:

Litigation and Regulatory Matters

Litigation, regulatory and other loss contingencies arise in the ordinary course of the Company’s activities as a diversified financial services firm. The Company is a defendant in a number of litigation matters arising from the conduct of its business. In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages. Modern pleading practice permits considerable variation in the assertion of monetary damages and other relief. Claimants are not always required to specify the monetary damages they seek, or they may be required only to state an amount sufficient to meet a court’s jurisdictional requirements. Moreover, some jurisdictions allow claimants to allege monetary damages that far exceed any reasonably possible verdict. The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim often bears little relevance to the merits or potential value of a claim. Litigation against the Company includes a variety of claims including, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The outcome of a litigation or regulatory matter is difficult to predict, and the amount or range of potential losses associated with these or other loss contingencies requires significant management judgment. It is not possible to predict the ultimate outcome or to provide reasonably possible losses or ranges of losses for all pending regulatory matters, litigation and other loss contingencies. While it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known, management believes that neither the outcome of pending litigation and regulatory matters, nor potential liabilities associated with other loss contingencies, are likely to have such an effect. However, given the large and indeterminate amounts sought in certain litigation and the inherent unpredictability of all such matters, it is possible that an adverse outcome in certain of the Company’s litigation or regulatory matters, or liabilities arising from other loss contingencies, could, from time to time, have a material adverse effect upon the Company’s results of operations or cash flows in a particular quarterly or annual period.

For some matters, the Company is able to estimate a range of loss. For such matters in which a loss is probable, an accrual has been made. For matters where the Company believes a loss is reasonably possible, but not probable, no accrual is required. For matters for which an accrual has been made, but there remains a reasonably possible range of loss in excess of the amounts accrued or for matters where no accrual is required, the Company develops an estimate of the unaccrued amounts of the reasonably possible range of losses. As of December 31, 2025, the Company estimates the aggregate range of reasonably possible losses, in excess of any amounts accrued for these matters as of such date, to be up to approximately $100 million.

For other matters, the Company is currently not able to estimate the reasonably possible loss or range of loss. The Company is often unable to estimate the possible loss or range of loss until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from plaintiffs and other parties, investigation of factual allegations, rulings by a court on motions or appeals, analysis by experts and the progress of settlement discussions. On a quarterly and annual basis, the Company reviews relevant information with respect to litigation and regulatory contingencies and updates the Company’s accruals, disclosures and reasonably possible losses or ranges of loss based on such reviews.

As with other financial services companies, Equitable periodically receives informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the Company or the financial services industry. It is the practice of the Company to cooperate fully in these matters.

13.	LEASES

Equitable conducts a portion of its operations from leased space. In addition, it leases certain other assets, principally office furniture, data processing and related equipment. As of December 31, 2025, the aggregate future minimum rental payments under leases having initial or remaining noncancelable lease terms in excess of one year were as follows (in millions):

	Year Ending December 31,	Operating Leases
1.	2026	$37.0
2.	2027	$35.8
3.	2028	$33.1
4.	2029	$25.0
5.	2030	$19.9

	Total	$150.8

Minimum future sublease rental income on these non-cancelable operating leases were $0 million for 2025 and the three subsequent years.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

14.	ELECTRONIC DATA PROCESSING (“EDP”) EQUIPMENT, FURNITURE AND FIXTURES AND LEASEHOLD IMPROVEMENTS

EDP Equipment:

Equitable owns EDP equipment, which is an admissible asset under SAP. EDP equipment is depreciated on a straight-line basis over three years, with a half year convention. The following table provides information by major class of EDP equipment as of and for the year ending December 31, 2025 (in millions):

	Admitted Value December 31, 2025	Accumulated Depreciation December 31, 2025	Net Book Value 2025
Asset Category:
EDP (Voice Communications Systems, Network and Other Systems)	$74.5	$61.1	$13.4

Total EDP Equipment	$74.5	$61.1	$13.4

	Admitted Value December 31, 2024	Accumulated Depreciation December 31, 2024	Net Book Value 2024
Asset Category:
EDP (Voice Communications Systems, Network and Other Systems)	$68.8	$55.1	$13.7
Total EDP Equipment	$68.8	$55.1	$13.7

Furniture & Fixtures and Leasehold Improvements:

Furniture and fixtures and leasehold improvements are not admissible assets under SAP. Equitable depreciates furniture and fixtures on a straight-line basis over seven years, with a half year convention in year of purchase, and amortizes leasehold improvements on a straight-line basis over the term of the lease. Equitable’s depreciation/amortization expense for furniture and fixtures and leasehold improvements in 2025, 2024 and 2023 were $29.7 million, $24.1 million and $9.4 million.

15.	FAIR VALUE OF OTHER FINANCIAL INSTRUMENTS

Fair Value Measurements at Reporting Date

The following tables provide information as of December 31, 2025 and 2024 about the Equitable’s financial assets measured at fair value (in millions):

December 31, 2025

Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
a. Assets at Fair Value:
Bonds:
Issuer Credit Obligations	$—	$—	$3.5		$3.5

Total Bonds	—	—	3.5	—	3.5
Preferred Stocks :
Industrial and Miscellaneous	22.1	114.4	1.2	—	137.7

Total Preferred Stocks	22.1	114.4	1.2	—	137.7
Common Stocks:
Industrial and Miscellaneous	—	—	324.5	—	324.5

Total Common Stocks	—	—	324.5	—	324.5

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Derivative Assets:
Swaps	$—	$(2.2)	$—	$—	$(2.2)
Futures	375.8	—	—	—	375.8
Options	—	99.7	—	—	99.7
Credit Default Swaps	—	(0.1)	—	—	(0.1)
Currency	—	3.4	—	—	3.4

Total Derivatives *	375.8	100.8	—	—	476.6
Separate Account Assets **	98,087.5	12,419.1	25.7	289.9	110,822.2

Total Assets at Fair Value	$98,485.4	$12,634.3	$354.9	$289.9	$111,764.5

b. Liabilities at Fair Value:
Total Liabilities at Fair Value	—	—	—	—	$—

*	Fair value includes $57.8 million of due and accrued investment income.
**	Includes only cash equivalents and invested assets.

December 31, 2024

Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
a. Assets at Fair Value:
Bonds:
Other Corporate	$—	$1.7	$—	$—	$1.7
Unaffiliated Bank Loans	—	—	7.7	—	7.7

Total Bonds	—	1.7	7.7	—	9.4
Preferred Stocks:
Industrial and Miscellaneous	101.4	111.0	42.4	—	254.8

Total Preferred Stocks	101.4	111.0	42.4	—	254.8
Common Stocks:
Industrial and Miscellaneous	—	—	336.0	—	336.0
Parent, Subsidiaries and Affiliates

Total Common Stocks	—	—	336.0	—	336.0
Derivative Assets:
Swaps	—	22.0	—	—	22.0
Futures	262.6	—	—	—	262.6
Options	—	87.7	—	—	87.7
Credit Default Swaps	—	(0.8)	—	—	(0.8)
Currency	—	29.6	—	—	29.6

Total Derivatives *	262.6	138.5	—	—	401.1

Separate Account Assets **	123,201.6	16,447.3	0.1	319.7	139,968.7
Total Assets at Fair Value	$123,565.6	$16,698.5	$386.2	$319.7	$140,970.0
b. Liabilities at Fair Value:
Derivative Liabilities	—	—	—		—

Total Liabilities at Fair Value	—	—	—	—	—

*	Fair value includes $66.8 million of due and accrued investment income.
**	Includes only cash equivalents and invested assets.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Fair Value Measurements in Level 3 of the Fair Value Hierarchy:

The following tables summarize the changes in assets classified in Level 3 for 2025 and 2024 (in millions):

December 31, 2025

	Balance as of 1/1/2025	Transfers into Level 3	Transfers out of Level 3	Total Gain/Loss included in Net Income	Total Gain/Loss included in surplus	Purchases	Issuances	Sales	Settlements	Balance as of 12/31/2025
a. Assets
Issuer Credit Obligations:
Specific instruments (a)	7.7	0.7	(0.4)	—	(0.1)	0.2	—	(4.6)	—	3.5
Preferred Stocks	42.4	—	(42.8)	—	(0.3)	1.9	—	—	—	1.2
Common Stocks	336.0	—	—	—	(1.2)	3.2	—	(13.5)	—	324.5
Separate Account Assets (b)	0.1	—	—	—	—	25.6	—	—	—	25.7

Total Assets	$386.2	$0.7	$(43.2)	$—	$(1.6)	$30.9	$—	$(18.1)	$—	$354.9

(a)

Amount includes $0.7 million of Level 3 securities now carried at fair value, where the fair value is less than the adjusted cost (carried at adjusted cost in prior period) and $43.2 million of Level 3 securities no longer carried at fair because fair value is greater than adjusted cost.

(b)	During the period January 1, 2025 to December 31, 2025, Separate Accounts had a collateralized mortgage obligation amounting to $0 million that was transferred out from Level 3 to Level 2.

December 31, 2024

	Balance as of 1/1/2024	Transfers into Level 3	Transfers out of Level 3	Total Gain/Loss included in Net Income	Total Gain/Loss included in surplus	Purchases	Issuances	Sales	Settlements	Balance as of 12/31/2024
a. Assets
Bonds - unaffiliated bank loans (a)	1.1	8.7	(0.8)	(1.1)	0.2	0.2	—	(0.6)	—	7.7
Preferred Stocks	42.6	—	—	—	(0.2)	—	—	—	—	42.4
Common Stocks	358.7	—	—	1.7	(1.3)	—	—	(23.1)	—	336.0
Separate Account Assets (b)	0.1	—	—	—	—	—	—	—	—	0.1

Total Assets	$402.5	$8.7	$(0.8)	$0.6	$(1.3)	$0.2	$—	$(23.7)	$—	$386.2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(a)

Amount includes $8.7 million of Level 3 securities now carried at fair value, where the fair value is less than the adjusted cost (carried at adjusted cost in prior period) and $0.8 million of Level 3 securities no longer carried at fair because fair value is greater than adjusted cost.

(b)	During the period January 1, 2024 to December 31, 2024, Separate Accounts had a collateralized mortgage obligation amounting to $0 million that was transferred from Level 3 to Level 2

The following table discloses carrying value and estimated fair value (classified within the fair value hierarchy) as of December 31, 2025 and 2024 for financial instruments (in millions):

December 31, 2025

Type of Financial Instruments	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Bonds:
Issuer Credit Obligations	$17,304.6	$19,567.4	$—	$14,337.5	$2,967.1	$—	$—
Asset-Backed Securities	$2,571.6	$2,602.2	$—	$2,341.1	$230.5	$—	$—
Preferred Stock	$137.7	$137.7	$22.1	$114.4	$1.2	$—	$—
Common Stock:
Industrial and Miscellaneous (unaffiliated)	$324.5	$324.5	$—	$—	$324.5	$—	$—
Short Term (DA)	$—	$—	$—	$—	$—	$—	$—
Mortgage Loans on Real Estate	$11,661.3	$12,402.2	$—	$—	$11,661.3	$—	$—
Policy Loans	$1,605.0	$1,332.2	$—	$—	$1,605.0	$—	$—
Derivatives*	$476.6	$418.8	$375.8	$100.8	$—	$—	$—
Separate Accounts**	$128,086.7	$130,777.0	$98,669.6	$24,734.9	$4,392.3	$289.9	$—
Policyholders liabilities	$12,007.6	$12,036.9	$—	$—	$12,007.6	$—	$—
Funding Agreements ***	$13,812.7	$13,909.3	$—	$13,812.7	$—	$—	$—

December 31, 2024

Type of Financial Instruments	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Bonds	$31,925.4	$36,244.5	$—	$27,842.8	$4,082.6	$—	$—
Preferred Stock	$254.8	$254.8	$101.4	$111.0	$42.4	$—	$—
Common Stock:
Industrial and Miscellaneous (unaffiliated)	$336.0	$336.0	$—	$—	$336.0	$—	$—
Short Term (DA)	$29.8	$29.8	$—	$29.8	$—	$—	$—

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Type of Financial Instruments	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Mortgage Loans on Real Estate	$11,246.2	$12,489.0	$—	$—	$11,246.2	$—	$—
Policy Loans	$4,032.6	$3,761.4	$—	$—	$4,032.6	$—	$—
Derivatives*	$401.1	$334.3	$262.6	$138.5	$—	$—	$—
Separate Accounts**	$169,434.9	$173,231.0	$123,909.8	$40,290.6	$4,914.7	$319.8	$—
Policyholders liabilities	$13,108.8	$13,156.6	$—	$—	$13,108.8	$—	$—
Funding Agreements ***	$12,669.1	$12,964.3	$—	$12,669.1	$—	$—	$—

*	Fair value includes $57.8 million and $66.8 million of due and accrued investment income for the year ended December 31, 2025 and 2024 , respectively.
**	Includes only cash, cash equivalents and invested assets and excludes SA 166, LLC.
***	Funding Agreement includes FHLBNY, FABN and Funding Agreements-Backed Commercial Papers (“FABCP”).

16.	CLOSED BLOCK

As of July 22, 1992, in accordance with the Plan of Reorganization, Equitable established the Closed Block for the benefit of policies included therein, consisting of certain classes of individual participating policies in respect of which Equitable had a dividend scale payable in 1991 and which were in force on July 22, 1992. Assets were allocated to the Closed Block in an amount which, together with anticipated revenues from policies included in the Closed Block, is reasonably expected to be sufficient to support such business, including provision for payment of claims, certain expenses and taxes, and for continuation of dividend scales payable in 1991, assuming the experience underlying such scales continues. The assets, liabilities, income and expenses relating to the Closed Block have been included within the appropriate captions in the balance sheets at December 31, 2025 and 2024 and summaries of operations and capital and surplus and statements of cash flows for the years ended December 31, 2025 and 2024

Summarized balance sheet information for the Closed Block (gross of reinsurance) is as follows (in millions):

	December 31,
	2025	2024
Fixed maturities	2,621.0	$2,887.6
Mortgage loans on real estate	1,432.1	1,534.2
Policy loans	499.7	522.9
Cash and cash equivalents	1.2	(11.0)
Other assets	309.2	100.5

Total Closed Block Assets	4,863.2	$5,034.2

Policy reserves and deposit type funds	4,792.7	5,019.4
Other liabilities	259.4	222.0

Total Closed Block Liabilities	5,052.1	$5,241.4

The excess of Closed Block liabilities over Closed Block assets represents the expected future post-tax contribution from the Closed Block which may be recognized in income over the period the policies and contracts in the Closed Block remain in force.

The assets allocated to the Closed Block will inure to the benefit of the holders of policies included in the Closed Block and will not revert to the benefit of the shareholder of Equitable. The Plan of Demutualization prohibits the reallocation, transfer, borrowing or lending of assets between the Closed Block and other portions of Equitable’s General Account, any of its Separate Accounts or to any affiliate of Equitable without the New York Superintendent’s approval.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

17.	REINSURANCE AGREEMENTS.

Equitable assumes and cedes reinsurance with other insurance companies. The financial statement amounts are shown net of reinsurance ceded. At December 31, 2025 and 2024, separate account reserves of approximately $57.7 billion and $117.5 billion, respectively, were related to business ceded under modified coinsurance arrangements, of which $38.8 billion and $98.2 billion for 2025 and 2024, respectively, were related to the 2023 Reinsurance Treaty. At December 31, 2025 and 2024, general account reserves ceded of approximately $34.4 billion and $32.2 billion, respectively, were related to business ceded under coinsurance arrangements including $9.1 billion and $13.9 billion for 2025 and 2024, respectively, were ceded under the 2023 Reinsurance Treaty on a coinsurance funds withheld basis. The amounts related to reinsurance agreements as of and for the years ended December 31, 2025, 2024 and 2023 are as follows (in millions):

	2025	2024	2023
Direct Premiums	$10,412.8	$11,511.9	$11,287.5
Considerations for supplementary contracts	13.0	0.9	15.3
Reinsurance assumed from affiliates	6.7	15.1	14.4
Reinsurance assumed from other	81.5	(3.5)	171.8
Reinsurance ceded to affiliates - initial premium	—	—	(12,084.2)
Reinsurance ceded to affiliates - all other	1,205.1	(2,567.3)	(2,086.3)
Reinsurance ceded to others - initial premium	(11,716.2)	—	—
Reinsurance ceded to others	(1,781.5)	(911.4)	(942.5)

Total Premiums	$(1,778.6)	$8,045.7	$(3,624.0)

Reduction in insurance Reserves at December 31:
Ceded to affiliates	$9,773.9	$16,968.1
Ceded to non affiliates	$24,627.5	$15,252.7

Equitable reinsures most of its new variable life, universal life and term policies on an excess of retention basis. Equitable’s retention on single-life policies is $25.0 million and on second-to-die policies is $30.0 million. Equitable also reinsures the entire risk on certain substandard underwriting risks and in certain other cases.

Effective January 1, 2024, the Transamerica Reinsurance contract was recaptured. On April 26, 2024, Transamerica transferred $165 million in cash to the Company. The recapture of the Accumulator product riders from Transamerica (Cash and Liabilities) was recorded at the book value of the Reg 213 reserve. As a result, this recapture had an immaterial impact to the Company’s surplus.

EFLIC to EFLOA Novation

Effective June 1, 2025, the Company novated to its affiliate, EFLOA, approximately 500,000 variable annuity Retirement Cornerstone, Investment Edge, EQUI-VEST, and SCS policies, which had previously been 100% reinsured by EFLOA under the combined funds withheld coinsurance and MODCO reinsurance agreement effective April 1, 2023. This executed novation had been a NYDFS condition of approval from the 2023 Reinsurance Treaty, that the Company would seek to novate the reinsured contracts on a reasonable best efforts basis to either EFLOA or another affiliate over the three years following the 2023 Treaty. The Company accounted for this transaction in accordance with SSAP No. 61R paragraph 65 – Accounting for Non-Economic Assumption Reinsurance Transactions and as a result, no gain or loss was recognized under this novation transaction by either company.

Under the novation, the Company transferred general account invested assets (primarily fixed maturities), policy loans, debit balance transactional and existing IMR and a deferred asset calculated under non-economic accounting guidance, all together equal to approximately $2.6 billion of novated general account reserve liabilities partially offset by approximately $0.9 billion of novated CARVM expense allowance. The Company also recorded an offsetting reduction in its funds withheld liability, ceded policy reserves and ceded CARVM expense allowance, for the removal of this block of novated policies which had previously been ceded under the 2023 Treaty. Additionally, the Company novated separate account invested assets, debit balance transactional and existing IMR and a deferred asset calculated under non-economic accounting guidance equal to approximately $41.6 billion of novated separate account reserve liabilities which had previously been ceded under the MODCO portion of the 2023 Reinsurance Treaty.

Venerable Novation

Effective January 17, 2025, the Company novated certain legacy variable annuity policies sold between 2006-2008, comprised of non-New York “Accumulator” policies containing fixed rate Guaranteed Minimum Income Benefit and/or

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Guaranteed Minimum Death Benefit guarantees previously 100% reinsured by Venerable under the combined coinsurance and modified coinsurance basis agreement executed on June 1, 2021.

Under the novation, the Company transferred direct General Account GMxB and payout reserves and CARVM allowance totaling approximately $2.4 billion, completely offset by a reduction in ceded liabilities of the same amount. Additionally, the Company transferred Separate Account assets and liabilities each totaling $3.8 billion, which were previously ceded on a MODCO accounting basis prior to the novation date.

Over the course of the last five years, the Company entered into five reinsurance transactions that have had a significant impact on the Company’s Statutory surplus. These transactions are discussed in greater detail below:

RGA Reinsurance Transaction

On July 31, 2025, the Company, as well as affiliate insurers, EFLOA and EFLA, completed the master transaction agreement with RGA entered into on February 23, 2025 pursuant to which and subject to the terms and conditions set forth in such agreement, RGA entered into reinsurance agreements, as reinsurer, with the Company (“RGA Reinsurance Transaction”), as well as EFLOA and EFLA, as ceding companies, to effect the reinsurance transaction.

At the closing of the transaction, (i) each of the Company and EFLOA entered into a separate coinsurance and modified coinsurance agreement with RGA and (ii) EFLA entered into a coinsurance agreement with RGA, each with an effective date of April 1, 2025, pursuant to which each ceding company ceded to RGA a 75% quota share of such ceding company’s in-force individual life insurance block including the Company’s Closed Block. At the closing of the transaction, assets supporting the general account liabilities relating to the reinsured contracts were deposited into a trust account for the benefit of the Company and a trust account for the benefit of EFLOA and EFLA, which assets will secure RGA’s obligations to each ceding company under the applicable reinsurance agreement. The Company and EFLOA reinsured the applicable separate accounts relating to the applicable reinsured contracts on a modified coinsurance basis. In addition, the investment of assets in each trust account will be subject to investment guidelines and certain capital adequacy related triggers will require enhanced funding. The reinsurance agreements also contain additional counterparty risk management and mitigation provisions. The Company will continue to administer the applicable reinsured contracts.

As consideration for the RGA Reinsurance Transaction, at closing date on July 31, 2025, the Company transferred assets of $10.2 billion, primarily representing fixed maturities, mortgage loans and policy loans. Additionally, the Company transferred existing and transactional debit balance (negative) IMR totaling $0.9 billion. The Company recorded $13.3 billion of ceded reserves and claim and dividend liabilities, net of ceded deferred and uncollected premiums and ceded CARVM allowance under the agreement. The Company recognized a $2.1 billion pre-tax ceded commission gain from this transaction, $1.7 billion (79%) of which was recorded through surplus (Statements of Changes in Capital and Surplus - Change in surplus as a result of reinsurance) with the remainder recognized through operations immediately (Statements of Summary of Operations – Commissions and expense allowances on reinsurance ceded) as a result of this transaction. Additionally, effective July 31, 2025, $12.1 billion of Separate Account variable life liabilities and an additional $3.5 billion of Closed Block liabilities were ceded under the modified coinsurance portion of the agreement. The Company also recorded a $154 million residual liability due to RGA (Statements of Assets, Liabilities, Surplus and Other Funds - Other liabilities, offset within Statements of Summary of Operations - Other deductions), representing 75% of the deficit of the Closed Block Liabilities over Closed Block Assets as of July 31, 2025. For the year ended December 2025, the Company amortized $55.5 million of the initial gain from this reinsurance deal, from surplus (Statements of Changes in Capital and Surplus) into net gain from operations (Statements of Summary of Operations - Commissions and expense allowances on reinsurance ceded).

Reinsurance Recapture Transactions

Prior to the closing of RGA reinsurance transaction the Company executed a 75% partial recapture of two Life blocks of business that had been previously ceded to EQ AZ. The business was then ceded to RGA on a coinsurance 75% quota share basis as part of the aforementioned RGA Reinsurance Transaction. The recaptured business from EQ AZ consisted of 1) level premium term life insurance policies (excluding return of premium term) issued by the Company on or after March 1, 2003 through December 31, 2008 that had been 90% co-insured with EQ AZ; and 2) 90% quota share of the Company’s risk on the lapse protection benefit contained in its Athena I and II universal life contracts issued on or after June 1, 2003 through June 30, 2007. The Company recorded a $1.4 billion net loss from operations on the recaptured business from EQ AZ during Q3 2025, as the Statutory reserves of $2.2 billion on these blocks were in excess of the fair value of invested assets received from the EQ AZ captive upon recapture.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Prior to the closing of RGA reinsurance transaction the Company executed a 75% partial recapture of the Life block of business that had been previously ceded to EFLOA on a funds withheld reinsurance basis during 2023. The business was then ceded to RGA on a coinsurance basis as part of the aforementioned RGA Reinsurance Transaction. The recaptured business from EFLOA consisted of certain universal life insurance policies issued outside the State of New York prior to October 1, 2022. The Company recorded a $0.8 billion gain from operations on the recaptured life business from EFLOA during Q3 2025. The Company had previously recorded a $1.5 billion loss from operations back in 2023 when the business was initially ceded to EFLOA.

2023 Reinsurance Treaty

On May 17, 2023, the Company entered into a reinsurance agreement (the “Reinsurance Treaty”) with EFLOA, an affiliate of the Company. Effective April 1, 2023. Pursuant to the Reinsurance Treaty, virtually all of the Company’s net retained General Account liabilities, including all of its net retained liabilities relating to the living benefit and death riders related to (i) its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its EQUI-VEST variable annuity contracts issued outside the State of New York prior to February 1, 2023) and (ii) certain universal life insurance policies issued outside the State of New York prior to October 1, 2022, were reinsured to EFLOA on a coinsurance funds withheld basis. In addition, all of the Separate Accounts liabilities relating to such variable annuity contracts were reinsured to EFLOA on a MODCO basis. EFLOA’s obligations under the Reinsurance Treaty are secured through Equitable’s retention of certain assets supporting the reinsured liabilities. In exchange for EFLOA’s agreement to assume these liabilities, the Company incurred to EFLOA a ceding commission equal to approximately $866 million. The NYDFS and the Arizona Department of Insurance and Financial Institutions each approved the Reinsurance Treaty.

As a condition to approving the Reinsurance Treaty, the NYDFS has required that Equitable seek to novate the reinsured contracts on a reasonable best efforts basis either to EFLOA or another affiliate within three years from entering the treaty. Novations of the reinsured contracts are subject to additional regulatory approvals, as well as certain policyholder approvals.

As a result of this transaction, effective April 1, 2023, within its liability page, the Company recorded $14.5 billion of ceded reserves partially offset by the ceding of $2.4 billion of existing CARVM expense allowance (recorded within the Statements of Assets, Liabilities, Surplus and Other Funds - Net Transfers to (from) Separate Accounts due or accrued) and the ceding of existing IMR deferred losses for this transaction of $22.6 million. The Company established a $13.0 billion funds withheld liability (recorded within the Statements of Assets, Liabilities, Surplus and Other Funds – Funds held under coinsurance) and recognized $0.9 billion ceded commission loss from this transaction, which under SAP guidance must be recognized through operations immediately (recorded within the Statements of Summary of Operations - Other income). Additionally, as of April 1, 2023, $94.9 billion of Separate Account variable annuity liabilities were ceded under the modified coinsurance portion of the agreement. As of December 31, 2025, and 2024, $38.8 billion and $98.2 billion, respectively, Separate Account variable annuity liabilities were ceded under MODCO portion of the agreement.

2022 Global Atlantic Reinsurance Transaction

On October 3, 2022, Equitable completed the transactions (the “Global Atlantic Transaction”) contemplated by the previously announced Master Transaction Agreement, dated August 16, 2022, by and between Equitable and First Allmerica Financial Life Insurance Company, a Massachusetts-domiciled insurance company (the “Reinsurer”), a wholly owned subsidiary of Global Atlantic Financial Group.

At the closing of the Global Atlantic Transaction, Equitable and the Reinsurer entered into a Coinsurance and Modified Coinsurance Agreement (the “EQUI-VEST Reinsurance Agreement”), pursuant to which Equitable ceded to the Reinsurer, on a combined coinsurance and modified coinsurance basis, a 50% quota share of approximately 360,000 legacy Group EQUI-VEST deferred variable annuity contracts issued by Equitable between 1980 and 2008, which predominately include Equitable’s highest guaranteed general account crediting rates of 3%, supported by general account assets of approximately $4 billion and $5 billion of separate account value (the “Reinsured Contracts”). At the closing of the Global Atlantic Transaction, Reinsurer deposited assets supporting the general account liabilities relating to the Reinsured Contracts into a trust account for the benefit of Equitable, which assets will secure its obligations to Equitable under the EQUI-VEST Reinsurance Agreement. Commonwealth Annuity and Life Insurance Company, an insurance company domiciled in the Commonwealth of Massachusetts and affiliate of Reinsurer (“Commonwealth”), provided a guarantee of Reinsurer’s payment obligation to Equitable under the EQUI-VEST Reinsurance Agreement.

The Company transferred assets of $2.8 billion, including primarily cash and policy loans as the consideration for the reinsurance transaction. Additionally, the Company ceded $0.2 billion of transactional debit balance IMR to the Reinsurer.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Company recorded a statutory reserve decrease of approximately $3.9 billion as a result of this transaction, with $0.9 billion of ceded commission recorded through Change in surplus as a result of reinsurance within the Statements of Changes in Capital and Surplus. Additionally, as of December 31, 2025, and 2024, $7.2 billion and $6.9 billion, respectively, of Separate Account liabilities were ceded under a modified coinsurance portion of the agreement.

2021 Swiss Re reinsurance transaction updated on April 1, 2022

Effective October 1, 2021, the Company entered into a coinsurance with funds withheld reinsurance agreement with Swiss Re Life & Health America Inc. (“Swiss Re”). The transaction includes term life insurance policies (“XXX”) business issued between 2009-2020. The Company recorded a $2.1 billion ceded reserve, established a $1.1 billion funds withheld liability (recorded within the Statutory Statements of Assets, Liabilities, Surplus and Other Funds as Funds held under coinsurance) and earned a $0.8 billion post-tax ceded commission which was reported as a $1.0 billion ceded commission through surplus (recorded within the Statutory Statements of Changes in Capital and Surplus as Change in surplus as a result of reinsurance), partially offset by a $0.2 billion deferred tax reported through Other changes to surplus as a result of this transaction. Future reinsurance activity including an experience rating refund for this block of business will increase or decrease the funds withheld liability accordingly. Effective April 1, 2022, the Company expanded its funds withheld reinsurance agreement with Swiss Re, to provide an additional $250 million of term life insurance policies (“XXX”) relief in addition to the $1.0 billion already obtained during Q4 2021. Equitable recorded the post-tax ceded commission for this expansion through Change in surplus as result of reinsurance within the Statutory Statements of Changes in Capital and Surplus. Consistent with the $1.0 billion, Equitable will also pay Swiss Re a 90-basis point risk charge associated with this business. As of December 31, 2025 and 2024, the funds withheld under coinsurance were $0.7 billion and $0.7 billion, respectively.

June 1, 2021 Venerable Transaction

On June 1, 2021, Holdings, completed its previously announced sale (the “Transaction”) of Corporate Solutions Life Reinsurance Company (“CSLR”), an insurance company domiciled in Delaware and affiliate of the Company, to Venerable Insurance and Annuity Company (“VIAC”), an insurance company domiciled in Iowa, and subsidiary of Venerable Holdings, Inc. (“Venerable”).

Immediately following the closing of the sale of CSLR to VIAC on June 1, 2021, CSLR and Equitable, entered into a coinsurance and modified coinsurance agreement, pursuant to which the Company ceded to CSLR, on a combined coinsurance and modified coinsurance basis, legacy variable annuity policies sold by the Company between 2006-2008, comprised of non-New York “Accumulator” policies containing fixed rate GMIB and/or GMDB guarantees. At the closing of the Transaction, CSLR deposited assets supporting the general account liabilities relating to the Block into a trust account for the benefit of the Company, which assets will secure its obligations to the Company under the Reinsurance Agreement. Specifically, the Company transferred assets of $9.5 billion, including fixed maturities and cash, to a collateral trust account as the consideration (initial premium) for the reinsurance transaction. Additionally, the Company ceded $0.5 billion of existing and IMR liabilities to Venerable relating to this block of business. Additionally, as of December 31, 2025 and 2024, $8.2 billion and $12.3 billion, respectively, of Separate Account liabilities were ceded under a MODCO portion of the agreement.

In addition, effective April 1, 2020, the Company reinsured a material portion of its inforce term block. In most cases amounts in excess of $2 million are reinsured.

As of December 31, 2025, and 2024, the Unauthorized Reinsurance liability was $1.5 million in both years.

Equitable cedes almost all of its group life and health business to a third-party insurer. Group insurance reserves ceded to that reinsurer totaled $34.3 million and $38.3 million at December 31, 2025 and 2024, respectively. Equitable also cedes a portion of its extended term insurance and paid-up life insurance and substantially all of its individual disability income business through various coinsurance agreements.

Equitable also acts as a professional retrocessionaire by assuming life and reinsurance from professional reinsurers. Equitable also assumes accident, health, aviation and space risks by participating in various reinsurance pools. Reinsurance assumed reserves at December 31, 2025 and 2024 were $506.3 million and $553.2 million, respectively.

The Company had no contracts requiring disclosure under paragraphs 79-84 of SSAP No. 61R for the year ended December 31, 2025 and 2024.

Pursuant to the Tenth Amendment to Regulations #20, of the Insurance Division of the New York State Department of Financial Services, any unauthorized assuming insurer that meets the Department’s requirements may qualify as a Certified

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Reinsurer. Depending on the financial strength rating granted by the Department, a Certified Reinsurer will be allowed to post less than 100% collateral and still enable the Company to qualify for full reserve credit with respect to reinsurance contracts renewed or entered into on or after January 1, 2011, or the date the reinsurer becomes certified. One of the Company’s reinsurers qualified as a Certified Reinsurer during 2011, as a result of such status the Company was able to receive full reserve credit based upon the collateral the certified reinsurer maintained pursuant to Regulation #20.

18.	RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS

Equitable waives deduction of deferred fractional premiums upon death of the insured and for more recent issues, returns any portion of the final premium paid beyond the month of death. Surrender values are not promised in excess of the legally computed reserves.

At December 31, 2025 and December 31, 2024, Equitable had $30,871.2 million and $32,526.6 million, respectively, of insurance in-force for which the gross premiums are less than the net premiums according to the standard valuation set by the NYDFS.

Tabular Interest, Tabular cost and Tabular less Actual Reserve Released have been determined by formula as described in the New York State Insurance Laws, except for Tabular Interest for certain variable and interest sensitive life reserves and for certain annuity reserves, which are derived from the basic data for the calculation of such reserves.

Tabular Interest on funds not involving life or disability contingencies is determined primarily in two ways. For dividend and annuity deposit funds and guaranteed interest contract funding agreements, the tabular interest is the actual interest due per the terms of the underlying contracts. For supplementary contracts, tabular interest is the difference between the reserve of the current year including payments incurred less the reserve of the previous year including income and other increases.

The Athena III with Lapse protection Rider single-life universal life products contain multiple scale secondary guarantees (marketed as “lapse protection riders”). Equitable determines reserves for such secondary guarantees in accordance in NAIC Actuarial Guideline 38.

Under the FABN program, Equitable may issue funding agreements in U.S. dollar or other foreign currencies to a Delaware special purpose statutory trust (the “Trust”) in exchange for the proceeds from issuances of fixed and floating rate medium-term marketable notes issued by the Trust from time to time (the “Trust notes”). The funding agreements have matching interest, maturity and currency payment terms to the applicable Trust notes. The Company hedges the foreign currency exposure of foreign currency denominated funding agreements using cross currency swaps as discussed in Note 6. As of May 2021, the maximum aggregate principal amount of Trust notes permitted to be outstanding at any one time is $10 billion. Funding agreements issued to the Trust, including any foreign currency transaction adjustments are reported within the Statutory Statements of Assets, Liabilities, Surplus and Other Funds as Policy reserves & deposit-type funds. Foreign currency transaction adjustments to deposit-type contracts balances are recognized in unrealized gains/loss. As of December 31, 2025 and December 31, 2024, the Company had $6.6 billion and $5.8 billion, respectively, of FABN.

In May 2023, the Company established a FABCP program. pursuant to which a special purpose limited liability company (the “SPLLC”) may issue commercial paper and deposit the proceeds with the Company pursuant to a funding agreement issued by the Company to the SPLLC are reported within Page 3, Line 3 - Liability for deposit type contracts. The current maximum aggregate principal amount permitted to be outstanding at any one time under the FABCP Program is $3 billion. The Company had $400 million and $75 million outstanding as of December 31, 2025 and December 31, 2024, respectively.

19.	VARIABLE ANNUITY CONTRACTS – GMDB and GMIB

Insurance reserves for all products meet the aggregate statutory requirements under New York Insurance Law and recognize the specific risks related to each product.

Equitable issues certain variable annuity contracts that include one or more of GMDB, GMIB, and GWBL features that guarantee either:

a)	Return of Premium: the benefit is the greater of current account value or premium paid (adjusted for withdrawals);

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

b)

Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

c)	Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

d)	Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit

e)	Withdrawal: the withdrawal, subject to certain conditions, is guaranteed up to a maximum amount per year for life.

The following table summarizes the variable annuity general account reserves including reserves for guaranteed benefit features as of December 31, 2025 and 2024 (in millions).

	2025	2024
Gross reserves	$15,599.0	$20,560.5
Ceded reserves – Affiliated reinsurers	$(7,612.5)	$(8,773.6)
Ceded reserves – Unaffiliated reinsurers	$(7,212.2)	(9,808.0)

Total ceded reserves	$(14,824.7)	$(18,581.6)

Reserves, net of reinsurance	$774.3	$1,978.9

20.	ANALYSIS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT-TYPE CONTRACTS BY WITHDRAWAL CHARACTERISTICS

Withdrawal characteristics of annuity actuarial reserves and deposit liabilities as of December 31, 2025 were as follows (in millions):

A	INDIVIDUAL ANNUITIES:	General Accounts	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1	Subject to discretionary withdrawal:
(a)	With market value adjustment	$—	$26,762.7	$84.8	$26,847.5	40.1%
(b)	At book value less current surrender charge of 5% or more	121.3	—	—	121.3	0.2%
(c)	At fair value	—	—	33,282.6	33,282.6	49.7%

(d)	Total with market value adjustment or at fair value (total of 1 through 3)	121.3	26,762.7	33,367.4	60,251.4	90.0%
(e)	At book value without adjustment (minimal or no charge or adjustment)	2,767.3	—	—	2,767.3	4.2%
2	Not subject to discretionary withdrawal	3,888.7	—	25.5	3,914.2	5.8%

3	Total (gross: direct + assumed)	$6,777.3	$26,762.7	$33,392.9	$66,932.9	100.0%

4	Reinsurance ceded	5,224.9	—	—	5,224.9

5	Total (net)* (3) - (4)	$1,552.4	$26,762.7	$33,392.9	$61,708.0

6	Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

	* Reconciliation of total annuity actuarial reserves and deposit funds liabilities.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

B	GROUP ANNUITIES:	General Accounts	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1	Subject to discretionary withdrawal:
(a)	With market value adjustment	$26.8	$436.9	$253.9	$717.6	1.1%
(b)	At book value less current surrender charge of 5% or more	301.4	—	—	301.4	0.5%
(c)	At fair value	—	—	50,280.3	50,280.3	74.8%

(d)	Total with market value adjustment or at fair value (total of 1 through 3)	328.2	436.9	50,534.2	51,299.3	76.4%
(e)	At book value without adjustment (minimal or no charge or adjustment)	7,273.2	—	—	7,273.2	10.8%
2	Not subject to discretionary withdrawal	8,497.7	—	116.2	8,613.9	12.8%

3	Total (gross: direct + assumed)	$16,099.1	$436.9	$50,650.4	$67,186.4	100.0%

4	Reinsurance ceded	11,158.1	—	—	11,158.1

5	Total (net) (3) - (4)	$4,941.0	$436.9	$50,650.4	$56,028.3

6	Amount included in A(1)b above that will move to A(1)e in the year after the statement date	$—	$—	$—	$—

C	DEPOSIT-TYPE CONTRACTS (no life contingencies):	General Accounts	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
1	Subject to discretionary withdrawal:
(a)	With market value adjustment	$—	$—	$—	$—	—%
(b)	At book value less current surrender charge of 5% or more	30.8	—	—	30.8	0.2%
(c)	At fair value	—	—	—	—	—%

(d)	Total with market value adjustment or at fair value (total of 1 through 3)	30.8	—	—	30.8	0.2%
(e)	At book value without adjustment (minimal or no charge or adjustment)	352.4	—	—	352.4	2.5%
2	Not subject to discretionary withdrawal	13,789.6	—	—	13,789.6	97.3%

3	Total (gross: direct + assumed)	$14,172.8	$—	$—	$14,172.8	100.0%

4	Reinsurance ceded	7.5	—	—	7.5

5	Total (net) (3) - (4)	$14,165.3	$—	$—	$14,165.3

6	Amount included in C(1)b above that will move to C(1)e in the year after the statement date	$—	$—	$—	$—

D.	Life and Accident & Health Annual Statement:				Total
(1)	Exhibit 5, Annuities, Total (net)				$6,161.0
(1a)	Exhibit 5, Misc. ALM Reserve, Total (net)				$40.0
(2)	Exhibit 5, Supplementary Contracts With Life Contingencies, Total (net)				$292.4

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

C	DEPOSIT-TYPE CONTRACTS (no life contingencies):	General Accounts	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
(3)	Exhibit 7, Deposit-Type Contracts, Line 14, Column 1				$14,165.2

(4)	Subtotal				$20,658.6
	Separate Accounts Annual Statement:
(6)	Exhibit 3, Line 0299999, Column 2				$111,218.3
(6)	Exhibit 3, Line 0399999, Column 2				$24.7
(7)	Policyholder dividend and coupon accumulations				$—
(8)	Policyholder premiums				$—
(9)	Guaranteed interest contracts				$—
(10)	Other contract deposit funds				—
(11)	Subtotal				$111,243.0

(12)	Combined Total				$131,901.6

21.	ANALYSIS OF LIFE ACTUARIAL RESERVES BY WITHDRAWAL CHARACTERISTICS

Withdrawal characteristics of life actuarial reserves as of December 31, 2025 were as follows (in millions):

	Account Value	Cash Value	Reserve
A. General Account
(1) Subject to discretionary withdrawal, surrender values, or Policy Loans;
a. Term Policies with Cash Value	$31.2	$31.2	$84.4

b. Universal Life	184.0	166.4	180.3

c. Universal Life with Secondary Guarantees	2,268.6	2,161.8	2,334.3

d. Indexed Universal Life	—	—	—

e. Indexed Universal Life with Secondary Guarantees	838.8	743.6	761.9

f. Indexed Life	—	—	—

g. Other Permanent Cash Value Life Insurance	7,362.9	7,324.5	7,486.8

h. Variable Life	48.5	48.5	160.0

i. Variable Universal Life	3,881.0	3,878.9	3,889.9

j. Miscellaneous Reserves	—	—	99.2

(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	XXX	XXX	2,806.3

b. Accidental Death Benefits	XXX	XXX	3.9

c. Disability – Active Lives	XXX	XXX	51.1

d. Disability – Disabled Lives	XXX	XXX	164.6

e. Miscellaneous Reserves	XXX	XXX	6,608.4

(3) Total (gross: direct + assumed)	$14,615.0	$14,354.9	$24,631.1

(4) Reinsurance Ceded	7,440.4	7,440.4	16,913.7

(5) Total (net) (3) - (4)	$7,174.6	$6,914.5	$7,717.4

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	Account Value	Cash Value	Reserve
B. Separate Account with Guarantees:
(1) Subject to discretionary withdrawal, surrender values, or Policy Loans;	—	—	$—
a. Term Policies with Cash Value	—	—	—

b. Universal Life	—	—	—

c. Universal Life with Secondary Guarantees	—	—	—

d. Indexed Universal Life	—	—	—

e. Indexed Universal Life with Secondary Guarantees	—	—	—

f. Indexed Life	—	—	—

g. Other Permanent Cash Value Life Insurance	—	—	—

h. Variable Life	—	—	—

i. Variable Universal Life	316.9	307.9	318.8

j. Miscellaneous Reserves	—	—	—

(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	XXX	XXX	—

b. Accidental Death Benefits	XXX	XXX	—

c. Disability – Active Lives	XXX	XXX	—

d. Disability – Disabled Lives	XXX	XXX	—

e. Miscellaneous Reserves	XXX	XXX	—

(3) Total (gross: direct + assumed)	$316.9	$307.9	$318.8

(4) Reinsurance Ceded	—	—	—

(5) Total (net) (3) - (4)	$316.9	$307.9	$318.8

	Account Value	Cash Value	Reserve
C. Separate Account with Non-guaranteed:
(1) Subject to discretionary withdrawal, surrender values, or Policy Loans;
a. Term Policies with Cash Value	—	—	—

b. Universal Life	—	—	—

c. Universal Life with Secondary Guarantees	—	—	—

d. Indexed Universal Life	—	—	—

e. Indexed Universal Life with Secondary Guarantees	—	—	—

f. Indexed Life	—	—	—

g. Other Permanent Cash Value Life Insurance	—	—	—

h. Variable Life	884.1	884.1	884.1

i. Variable Universal Life	$16,374.7	$16,264.1	$16,297.2

j. Miscellaneous Reserves	—	—	—

(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	XXX	XXX	—

b. Accidental Death Benefits	XXX	XXX	—

c. Disability — Active Lives	XXX	XXX	—

d. Disability — Disabled Lives	XXX	XXX	—

e. Miscellaneous Reserves	XXX	XXX	—

(3) Total (gross: direct + assumed)	$17,258.8	$17,148.2	$17,181.3

(4) Reinsurance Ceded	—	—	—

(5) Total (net) (3) - (4)	$17,258.8	$17,148.2	$17,181.3

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

D. Amount
Life & Accident & Health Annual Statement:
(1) Exhibit 5, Life Insurance Section, Total (net)	$6,770.5

(2) Exhibit 5, Accidental Death Benefits Section, Total (net)	2.2

(3) Exhibit 5, Disability — Active Lives Section, Total (net)	13.3

(4) Exhibit 5, Disability — Disabled Lives Section, Total (net)	49.2

(5) Exhibit 5, Miscellaneous Reserves Section, Total (net)	882.1

(6) Subtotal	$7,717.3

Separate Accounts Annual Statement
(7) Exhibit 3, Line 0199999, Column 2	$17,500.1

(8) Exhibit 3, Line 0499999, Column 2	—

(9) Exhibit 3, Line 0599999, Column 2	—

(10) Subtotal (Lines (7) through (9))	17,500.1

(11) Combined Total ((6) and (10))	$25,217.4

22.	PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

Deferred and uncollected life insurance premiums and annuity considerations as of December 31, 2025 and 2024 were as follows (in millions):

	2025		2024
	Gross	Net of Loading	Gross	Net of Loading
Type:
Ordinary new business	2.3	2.1	2.7	2.5
Ordinary renewal	48.0	54.1	(168.3)	(161.9)
Group Life	0.1	0.1	0.1	0.1
Group Annuity	(10.4)	(10.4)	347.3	347.3

Total	$40.0	$45.9	$181.8	$188.0

23.	SEPARATE ACCOUNTS

Separate Account Activity

The Company utilizes Separate Accounts to record and account for assets and liabilities for particular lines of business and/or transactions. For the current reporting year, The Company reported assets and liabilities from the following product lines/transactions into a Separate Account:

•	Variable Life

•	Variable Annuity

•	Modified Guaranteed Annuity

In accordance with the domiciliary state procedures approving items within the Separate Account, the Separate Account classification of Variable Life, Variable Annuity, and Modified Guaranteed Annuity are supported by New York State Statute Section 4240.

In accordance with the products/transactions recorded within the Separate Account, some assets are considered legally insulated whereas others are not legally insulated from the General Account. (The legal insulation of the Separate Account assets prevents such assets from being generally available to satisfy claims resulting from the General Account.)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

As of December 31, 2025 and 2024 the Company’s Separate Account statement included legally insulated assets of $102,310.1 million and $126,977.8 million, respectively. The assets legally insulated and non-insulated from the General Account as of December 31, 2025 are attributed to the following products/transactions (in millions):

Product/Transaction	Legally Insulated Assets	Separate Accounts Assets (Not Legally Insulated)	Total
Modified Guaranteed Annuity	$538.4	$395.9	$934.3
Variable Annuity	$84,422.1	$28,121.0	$112,543.1
Variable Life	$17,349.6	$323.6	$17,673.2

Total	$102,310.1	$28,840.5	$131,150.6

In accordance with the products/transaction recorded within the Separate Account, some Separate Account liabilities are guaranteed by the General Account. (In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the General Account.)

Some of the Separate Account products we offer with guarantees from the General Account do not have explicit charges broken out from other M & E charges. For products with explicit charges for guarantees from the General Account, the Separate Account has paid risk charges of $592.9 million and $768.4 million for the years ended December 31, 2025 and 2024, respectively. Prior to 2024, the Separate Account paid risk charges of $765.6 million, $796.2 million and $941.1 million for years ended December 31, 2023, 2022 and 2021, respectively.

For the years ended December 31, 2025, 2024 and 2023, the General Account of the Company paid $657.3 million, $685.3 million and $1,138.1 million, respectively towards Separate Account guarantees.

The Company engages in securities lending transactions within the separate account. In accordance with such transactions conducted from the separate account, the Company follows the same policies and procedures as the general account:

As of December 31, 2025 and 2024, in accordance with securities lending transactions, the Company loaned securities are attributed to the following products/transactions (in millions):

Product/Transaction	12/31/2025	12/31/2024
Variable Annuities	$131.9	$57.9
Variable Life	$6.1	$1.7
Total	$138.0	$59.6

Pursuant to the policies and procedures, the Company is required to obtain approval and/or otherwise notify the contract holders that assets backing their investments may be loaned in securities lending transactions.

As of December 31, 2025, in accordance with securities lending transactions, the Company non-cash securities are attributed to the following products/transactions (in millions):

Product/Transaction	12/31/2025	12/31/2024
Variable Annuities	$348.1	$—
Variable Life	$5.2	$—
Total	$353.3	$—

Fair Value of Assets Transferred as a Sale for Cash - NONE

Fair Value of Assets Transferred Not Reflected as a Sale for Cash - NONE

General Nature and Characteristics of Separate Account Business:

The Company has established various Separate Accounts as unit investment trusts registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The assets in each of these Separate Accounts are invested in shares of designated portfolios of various insurance trusts (the “Trusts”). Investments made in shares of the Trusts are valued at the net asset value per share of the respective portfolios. The net asset value is determined by the Trusts using the market or fair value of the underlying assets of the portfolios.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

The Company also maintains various Separate Accounts to support pension programs for single and pooled institutional clients. The net asset value is determined by using the net fair value of the underlying assets of the Separate Account portfolios. Additionally there are certain separate asset accounts carried at amortized costs, which support our index options on variable products and other retirement programs.

Information regarding the Separate Accounts of the Company is as follows (in millions):

Separate Accounts with Guarantees

	Indexed	Nonindexed Guar Less than/ equal to 4%	Nonindexed Guar More than 4%	Nonguaranteed Separate Account	Total
(1) Premiums, considerations or deposits for year ended 12/31/2025	$3,070.9	$—	$—	$5,152.7	$8,223.6

RESERVES AT 12/31/2025
(2) For accounts with assets at:
a. Market value	$699.7	$—	$—	$101,224.6	$101,924.3
b. Amortized cost	26,818.8	—	—	—	$26,818.8

c. Total reserves	$27,518.5	$—	$—	$101,224.6	$128,743.1

(3) By Withdrawal Characteristics:
a. Subject to Discretionary Withdrawal 1. With MV adjustment	$27,518.5	$—	$—	$338.6	$27,857.1
2. At Book Value without MV adj & with current Surrender charge of 5% or more.	—	—	—	—	—
3. At Fair value	—	—	—	100,744.2	100,744.2
4. At Book Value without MV adj & with current Surrender charge less than of 5%	—	—	—	—	—

5. Subtotal	$27,518.5	$—	$—	$101,082.8	$128,601.3
b. Not Subject to Discretionary Withdrawal	—	—	—	141.8	141.8

c. Total	$27,518.5	$—	$—	$101,224.6	$128,743.1

Reconciliation of Net Transfers To (From) Separate Accounts (in millions):

1. Transfers as reported in the Summary of Operations of the Separate Accounts Statement:	2025
a. Transfers to Separate Accounts	$8,226.0
b. Transfers from Separate Accounts	17,909.8

c. Net transfers to (from) Separate Accounts (a)-(b)	$(9,683.8)
2. Reconciling Adjustments - Internal Reinsurance CARVM	(1,223.3)

3. Transfers as Reported in the Summary of Operations of the Life, Accident & Health Annual Statement 1(c)+2	$(10,907.1)

24.	UNPAID CLAIMS AND CLAIM EXPENSES

The liability for unpaid claims and claim expenses as of December 31, 2025 and 2024 is as follows (in millions):

Liability for Unpaid Claims and Claim Expenses

	2025	2024
Gross Balance at January 1	$28.2	$25.1
Less Reinsurance	8.7	8.3

Net Balance at January 1	$19.5	$16.8

Incurred Claims (net) Related to
Current Year	$37.8	$36.9

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

	2025	2024
Prior Year	(7.9)	(4.1)

Total Incurred	$29.9	$32.8

Paid Claims (net) Related to
Current Year	$23.6	$22.6
Prior Year	6.5	7.4

Total Paid	$30.1	$30.0

Net Balance at December 31	$19.3	$19.5
Add Reinsurance	7.9	8.7

Gross Balance at December 31	$27.2	$28.2

The incurred claims attributable to insured or covered events of prior years were favorable to reserve levels by $7.9 million in 2025, primarily attributable to the favorable claim experience in relation to the reserve assumptions. The incurred claims attributable to insured or covered events of prior years were favorable to reserve levels by $4.1 million in 2024, primarily attributable to the favorable claim experience in relation to the reserve assumptions. There was no change to the liability associated with estimated anticipated salvage and subrogation.

25.	SUBSEQUENT EVENTS

The Company is an indirect, wholly-owned subsidiary of Equitable Holdings, Inc. On March 26, 2026, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“HoldCo”), Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo (“Equitable Merger Sub”), and Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo (“Corebridge Merger Sub”).

Equitable and Corebridge have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses by: (a) Corebridge Merger Sub merging with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of HoldCo (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of HoldCo (the “Equitable Merger” and, together with the Corebridge Merger, the “Mergers”), and (c) as of the closing of the Mergers (the “Closing”), changing the name of HoldCo to “Equitable Holdings, Inc.”

The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the boards of directors of both companies. The transaction is expected to close by year-end of 2026, subject to customary closing conditions, including the receipt of required regulatory approvals and approval of shareholders of both Corebridge and Equitable.

Events and transactions subsequent to the balance sheet date have been evaluated by management, for purpose of recognition or disclosure in these financial statements, through their date of issue on April 7, 2026.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Equitable Financial Life Insurance Company

Notes to Financial Statements — Statutory Basis

GLOSSARY

Selected Financial Terms

Account Value (“AV”)	Generally equals the aggregate policy account value of our retirement and protection products. General Account AV refers to account balances in investment options that are backed by the General Account while Separate Accounts AV refers to Separate Accounts investment assets.

Alternative investments	Investments in real estate and real estate joint ventures and other limited partnerships.

Annualized Premium	100% of first year recurring premiums (up to target) and 10% of excess first year premiums or first year premiums from single premium products.

Assets under administration (“AUA”)	Includes non-insurance client assets that are invested in our savings and investment products or serviced by our Equitable Advisors platform. We provide administrative services for these assets and generally record the revenues received as distribution fees.

Assets under management (“AUM”)	Investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our GAIA portfolio and (iii) the Separate Account assets of our retirement and protection businesses. Total AUM reflects exclusions between segments to avoid double counting.

Combined RBC Ratio	Calculated as the overall aggregate RBC ratio for the Company’s insurance subsidiaries including capital held for its life insurance and variable annuity liabilities and non-variable annuity insurance liabilities.

Deferred policy acquisition cost (“DAC”)	Represents the incremental costs related directly to the successful acquisition of new and certain renewal insurance policies and annuity contracts and which have been deferred on the balance sheet as an asset.

Deferred sales inducements (“DSI”)	Represent amounts that are credited to a policyholder’s account balance that are higher than the expected crediting rates on similar contracts without such an inducement and that are an incentive to purchase a contract and also meet the accounting criteria to be deferred as an asset that is amortized over the life of the contract.

Fee-Type Revenue	Revenue from fees and related items, including policy charges and fee income, premiums, investment management and service fees, and other income.

Gross Premiums	First year premium and deposits and Renewal premium and deposits.

Invested assets	Includes fixed maturity securities, equity securities, mortgage loans, policy loans, alternative investments and short-term investments.

P&C	Property and casualty.

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Premium and deposits	Amounts a policyholder agrees to pay for an insurance policy or annuity contract that may be paid in one or a series of payments as defined by the terms of the policy or contract.

Protection Solutions Reserves	Equals the aggregate value of Policyholders’ account balances and Future policy benefits for policies in our Protection Solutions segment.

Reinsurance	Insurance policies purchased by insurers to limit the total loss they would experience from an insurance claim.

Renewal premium and deposits	Premiums and deposits after the first twelve months of the policy or contract.

Risk-based capital (“RBC”)	Rules to determine insurance company statutory capital requirements. It is based on rules published by the NAIC.

Product Terms

401(k)	A tax-deferred retirement savings plan sponsored by an employer. 401(k) refers to the section of the Code pursuant to which these plans are established.

403(b)	A tax-deferred retirement savings plan available to certain employees of public schools and certain tax-exempt organizations. 403(b) refers to the section of the Code pursuant to which these plans are established.

457(b)	A deferred compensation plan that is available to governmental and certain non-governmental employers. 457(b) refers to the section of the Code pursuant to which these plans are established.

Accumulation phase	The phase of a variable annuity contract during which assets accumulate based on the policyholder’s lump sum or periodic deposits and reinvested interest, capital gains and dividends that are generally tax-deferred.

Affluent	Refers to individuals with $250,000 to $999,999 of investable assets.

Annuitant	The person who receives annuity payments or the person whose life expectancy determines the amount of variable annuity payments upon annuitization of an annuity to be paid for life.

Annuitization	The process of converting an annuity investment into a series of periodic income payments, generally for life.

Benefit base	A notional amount (not actual cash value) used to calculate the owner’s guaranteed benefits within an annuity contract. The death benefit and living benefit within the same contract may not have the same benefit base.

Cash surrender value	The amount an insurance company pays (minus any surrender charge) to the policyholder when the contract or policy is voluntarily terminated prematurely.

Deferred annuity	An annuity purchased with premiums paid either over a period of years or as a lump sum, for which savings accumulate prior to annuitization or surrender, and upon annuitization, such savings are exchanged for either a future lump sum or periodic payments for a specified length of time or for a lifetime.

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Dollar-for-dollar withdrawal	A method of calculating the reduction of a variable annuity benefit base after a withdrawal in which the benefit is reduced by one dollar for every dollar withdrawn.

Fixed annuity	An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Rate GMxB	Guarantees on our individual variable annuity products that are based on a rate that is fixed at issue.

Floating Rate GMxB	Guarantees on our individual variable annuity products that are based on a rate that varies with a specified index rate, subject to a cap and floor.

Future policy benefits

Future policy benefits for the annuities business are comprised mainly of liabilities for life-contingent income annuities, and liabilities for the variable annuity guaranteed minimum benefits accounted for as insurance.

Future policy benefits for the life business are comprised mainly of liabilities for traditional life and certain liabilities for universal and variable life insurance contracts (other than the Policyholders’ account balance).

General Account Investment Portfolio	The invested assets held in the General Account.

General Account (“GA”)	The assets held in the general accounts of our insurance companies as well as assets held in our Separate Accounts on which we bear the investment risk.

GMxB	A general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as GMIBs, GMWBs and GMABs), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

Guaranteed income benefit (“GIB”)	An optional benefit which provides the policyholder with a guaranteed lifetime annuity based on predetermined annuity purchase rates applied to a GIB benefit base, with annuitization automatically triggered if and when the contract AV falls to zero.

Guaranteed minimum accumulation benefits (“GMAB”)	An optional benefit (available for an additional cost) which entitles an annuitant to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum death benefits (“GMDB”)	An optional benefit (available for an additional cost) that guarantees an annuitant’s beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying AV, upon the death of the annuitant.

Guaranteed minimum income benefits (“GMIB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the underlying AV.

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Guaranteed minimum living benefits (“GMLB”)	A reference to all forms of guaranteed minimum living benefits, including GMIBs, GMWBs and GMABs (does not include GMDBs).

Guaranteed minimum withdrawal benefits (“GMWB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the annuitant could be greater than the underlying AV.

Guaranteed withdrawal benefit for life (“GWBL”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for the duration of the policyholder’s life, regardless of account performance.

High net worth	Refers to individuals with $1,000,000 or more of investable assets.

Index-linked annuities	An annuity that provides for asset accumulation and asset distribution needs with an ability to share in the upside from certain financial markets such as equity indices, or an interest rate benchmark. With an index-linked annuity, the policyholder’s AV can grow or decline due to various external financial market indices performance.

Indexed Universal Life (“IUL”)	A permanent life insurance offering built on a universal life insurance framework that uses an equity-linked approach for generating policy investment returns.

Living benefits	Optional benefits (available at an additional cost) that guarantee that the policyholder will get back at least his original investment when the money is withdrawn.

Mortality and expense risk fee (“M&E fee”)	A fee charged by insurance companies to compensate for the risk they take by issuing life insurance and variable annuity contracts.

Net flows	Net change in customer account balances in a period including, but not limited to, gross premiums, surrenders, withdrawals and benefits. It excludes investment performance, interest credited to customer accounts and policy charges.

Policyholder account balances

Annuities. Policyholder account balances are held for fixed deferred annuities, the fixed account portion of variable annuities and non-life contingent income annuities. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums.

Life Insurance Policies. Policyholder account balances are held for retained asset accounts, universal life policies and the fixed account of universal variable life insurance policies. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums.

Return of premium (“ROP”) death benefit	This death benefit pays the greater of the account value at the time of a claim following the owner’s death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the M&E fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

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Rider	An optional feature or benefit that a policyholder can purchase at an additional cost.

Roll-up rate	The guaranteed percentage that the benefit base increases by each year.

Separate Account	Refers to the separate account investment assets of our insurance subsidiaries excluding the assets held in those Separate Accounts on which we bear the investment risk.

Surrender charge	A fee paid by a contract owner for the early withdrawal of an amount that exceeds a specific percentage or for cancellation of the contract within a specified amount of time after purchase.

Surrender rate	Represents annualized surrenders and withdrawals as a percentage of average AV.

Universal life (“UL”) products	Life insurance products that provide a death benefit in return for payment of specified annual policy charges that are generally related to specific costs, which may change over time. To the extent that the policyholder chooses to pay more than the charges required in any given year to keep the policy in-force, the excess premium will be placed into the AV of the policy and credited with a stated interest rate on a monthly basis.

Variable annuity	A type of annuity that offers guaranteed periodic payments for a defined period of time or for life and gives purchasers the ability to invest in various markets though the underlying investment options, which may result in potentially higher, but variable, returns.

Variable Universal Life (“VUL”)	Universal life products where the excess amount paid over policy charges can be directed by the policyholder into a variety of Separate Account investment options. In the Separate Account investment options, the policyholder bears the entire risk and returns of the investment results.

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ACRONYMS

•	“AB” or “AllianceBernstein” means AB Holding and ABLP.

•	“AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership

•	“ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business

•	“AFS” means available-for-sale

•	“AI” means artificial intelligence

•	“AOCI” means accumulated other comprehensive income

•	“ASC” means Accounting Standards Codification

•	“ASU” means Accounting Standards Update

•	“AVR” means asset valuation reserve

•	“AXA” means AXA S.A., a société anonyme organized under the laws of France, and formerly our controlling stockholder.

•	“bps” means basis points

•	“Broker-Dealers” means collectively, Equitable Advisors, Equitable Distributors, SCB LLC and AllianceBernstein Investments, Inc.

•	CCPA” means California Consumer Privacy Act

•	“CEA” means Commodity Exchange Act

•	“CECL” means current expected credit losses

•	“CFTC” means U.S. Commodity Futures Trading Commission

•	“CISO” means Chief Information Security Officer

•	“CLO” means collateralized loan obligation

•	Code” means the internal Revenue Code of 1986

•	“COLI” means corporate owned life insurance

•	“Company” means Equitable Financial Life Insurance Company and its subsidiaries

•	“CPPA” California Privacy Rights Agency

•	“CRPs” means Credit Rating Providers

•	“CSA” means credit support annex

•	“Cybersecurity Final Rule” means the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule

•	“DCO” means designated clearing organization

•	“Dodd-Frank Act” means Dodd-Frank Wall Street Reform and Consumer Protection Act
•	“DOL” means U.S. Department of Labor

•	“DPL” means deferred profit liability

•	“DSC” means debt service coverage

•	“ECDIS” means external customer data and information sources

•	“EFIMA” means Equitable Financial Investment Management America, LLC

•	“EFS” means Equitable Financial Services, LLC, a Delaware corporation and a wholly-owned direct subsidiary of Holdings.

•	“EIM LLC” means Equitable Investment Management, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•	“EIMG” means Equitable Investment Management Group, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Advisors” means Equitable Advisors, LLC, a Delaware limited liability company, our retail broker/dealer for our retirement and protection businesses and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable America” means Equitable Financial Life Insurance Company(f/k/a MONY Life Insurance Company of America), an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Distributors” means Equitable Distributors, LLC, a Delaware limited liability company, our wholesale broker/dealer for our retirement and protection businesses and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly-owned subsidiary of EFS.

•	“Equitable Network” means Equitable Network, LLC, a Delaware limited liability company and wholly-owned indirect subsidiary of Holdings and its subsidiary, Equitable Network of Puerto Rico, Inc.

•	“EQAT” means EQ Advisors Trust, a series trust that is a Delaware statutory trust and is registered under the Investment Company Act as an open-end management investment company.

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•	“EQ AZ Life Re” means EQ AZ Life Re Company, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

•	“ERISA” means Employee Retirement Income Security Act of 1974

•	“ESG” means environmental, social and governance

•	“ETF” means exchange traded funds

•	“Exchange Act” means Securities Exchange Act of 1934, as amended

•	“FASB” means Financial Accounting Standards Board

•	“FDIC” means Federal Deposit Insurance Corporation

•	“FHLB” means Federal Home Loan Bank

•	“FINRA” means Financial Industry Regulatory Authority, Inc.

•	“FIO” means Federal Insurance Office

•	“FSOC” means Financial Stability Oversight Council

•	“GAIA” means general account investment portfolio

•	“GCC” means group capital calculation

•	“Generative AI” means generative artificial intelligence

•	“Holdings” means Equitable Holdings, Inc.

•	“IBNR” means incurred but not reported liability

•	“Investment Advisers Act” means Investment Advisers Act of 1940, as amended

•	“IMR” means interest maintenance reserve

•	“IRS” means Internal Revenue Service

•	“ISDA Master Agreement” means International Swaps and Derivatives Association Master Agreement

•	“IT” means information technology

•	“IUL” means indexed universal life

•	“IUS” means Investments Under Surveillance

•	“LDTI” means long duration targeted improvements

•	“LFPB” means liability for future policy benefits

•	“LGD” means loss given default

•	“Liquidity Stress Test” means a liquidity stress-testing framework

•	“LTV” means loan-to-value

•	“Manual” means Accounting Practices and Procedures Manual as established by the NAIC
•	“MD&A” means Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	“MRBs” means market risk benefits

•	“MSO” means Market Stabilizer Option

•	“MTA” means Master Transaction Agreement

•	“NAIC” means National Association of Insurance Commissioners

•	“NAR” means net amount at risk

•	“NFA” means National Futures Association

•	“NI” means non-insulated

•	“NLG” means no-lapse guarantee

•	“NMS” means National Market System

•	“NYDFS” means New York State Department of Financial Services

•	“OCI” means other comprehensive income

•	“ORSA” means Own Risk and Solvency Assessment Model Act

•	“OTC” means over-the-counter

•	“PD” means probability of default

•	“PFBL” means profits followed by losses

•	“PPWG” means Privacy Protections Working Group

•	“Prudential Regulators” means collectively, SEC, CFTC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency

•	“PTEs” means prohibited transaction exemptions

•	“PwC” means PricewaterhouseCoopers LLP

•	“RBC” means risk-based capital

•	“RC” means Retirement Cornerstone

•	“Regulation BI” means Regulation Best Interest

•	“RGA” means Reinsurance Group of America

•	“Safeguards Rule” means amendments to the Standards for Safeguarding Customer Information Rule“SAP” means statutory accounting principles

•	“SCB LLC” means Sanford C. Bernstein & Co., LLC, a registered investment adviser and broker-dealer.

•	“SCS” means Structured Capital Strategies

•	“SEC” means U.S. Securities and Exchange Commission

•	“SIA” means Sales Inducement Asset

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•	“SIFI” means systematically important financial institution

•	“SIO” means structured investment option

•	“SPLLC” means special purpose limited liability company

•	“SSAP” means Statements of Standard Accounting Practice

•	“Standard” means NAIC accreditation standards

•	“TDRs” means troubled debt restructurings

•	“U.S.” means United States

•	“U.S. GAAP” means accounting principles generally accepted in the United States of America

•	“USD” means United States Dollar

•	“UL” means universal life

•	“Valuation Manual” means NAIC’s Valuation Manual

•	“VISL” means variable interest-sensitive life

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FORWARD-LOOKING INFORMATION

Certain of the statements included or incorporated by reference in this Form S-1 constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “forecasts,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Financial Life Insurance Company of America (“Equitable America”) and its consolidated subsidiaries. These forward-looking statements include, but are not limited to, statements regarding projections, estimates, forecasts and other financial and performance metrics and projections of market expectations. “We,” “us” and “our” refer to Equitable America, unless the context refers only to Equitable America as a corporate entity. There can be no assurance that future developments affecting Equitable America will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of geopolitical conflicts, changes in tariffs and trade barriers, and related economic conditions, equity market declines and volatility, interest rate fluctuations and changes in liquidity and access to and cost of capital; (ii) operational factors, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, potential strategic transactions, changes in accounting standards and catastrophic events, such as outbreak of pandemic diseases; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) subjectivity of the determination of the amount of allowances and impairments taken on our investments; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; and (ix) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.

You should read this Form S-1 completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this Form S-1 are qualified by these cautionary statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Other risks, uncertainties and factors, including those discussed under “Risk Factors,” could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described in “Risk Factors” to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Throughout this Form S-1 we use certain defined terms and abbreviations, which are defined or summarized in the “Glossary” and “Acronyms” sections.

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BUSINESS

GENERAL

Equitable America is an indirect, wholly-owned subsidiary of Holdings, and a principal franchise of Equitable Holdings, Inc., one of America’s leading financial services providers. We provide advice, protection and retirement strategies to individuals, families and small businesses.

PRODUCTS

Our individual annuity products are primarily sold to affluent and high net worth individuals saving for retirement or seeking guaranteed retirement income. These products are distributed through both Equitable Advisors and third-party distribution channels (“Third-Party Distributors”), including banks, broker-dealers, investment advisers and insurance partners. Our current product offerings primarily include:

•	Registered Indexed Linked Annuities (RILAs): RILAs allow the policyholder to invest in various investment options, whose performance is tied to one or more securities indices, commodities indices or ETFs over a set period of time. Upside participation in index returns is subject to a cap, while downside exposure is reduced by a buffer. We market our RILA products under the Structured Capital Strategies (“SCS”) brand, which includes SCS Income, a new version of SCS that includes a guaranteed income feature, for which we charge a separate fee.

•	Traditional Variable Annuities: Our RC variable annuity product offers two platforms: (i) RC Performance, which offers access to a broad selection of funds with annuitization benefits based solely on non-guaranteed account investment performance and (ii) RC Protection, which offers access to a focused selection of funds and an optional floating-rate GMxB feature providing guaranteed income for life. Our investment-only variable annuity, Investment Edge, is a retirement savings product offering a range of funds and structured investment options. Investment Edge does not offer any GMxB feature other than an optional return of premium death benefit.

We also offer products to plans sponsored by educational entities, municipalities and not-for-profit entities, as well as small and medium-sized businesses. We operate in the 403(b), 457(b) and 401(k) markets where we sell group variable and fixed annuity products.

•	Group Variable Annuities: Our variable annuities offer defined contribution plan record-keeping, as well as administrative and participant services combined with a variety of proprietary and non-proprietary investment options. Our investment lineup mostly consists of proprietary variable investment options that are managed by EIMG, which provides discretionary investment management services that include developing and executing asset allocation strategies and providing rigorous oversight of sub-advisors for the investment options. In addition, our products also offer the following features: (i) GIO - provides a fixed interest rate and guarantee of principal; (ii) SIO - provides upside market participation that tracks certain available indices subject to a performance cap, with some downside protection against losses in the investment over a one, three or five-year period; and (iii) Personal Income Benefit - an optional GMxB feature that enables participants to obtain a guaranteed withdrawal benefit for life for an additional fee. While GMxB features and Institutional products with guaranteed benefits provide differentiation in the market, this accounts for approximately 1.3% of our total AV (other than ROP death benefits) as of December 31, 2025.

•	Services: Our variable annuity products offer a suite of tools and services to enable plan participants to obtain education and guidance on their contributions and investment decisions and plan fiduciary services. Education and guidance are available online or in person from a team of plan relationship and enrollment specialists and/or the advisor that sold the product. Our clients’ retirement contributions come through payroll deductions, which creates a stable and recurring source of renewal premiums.

In addition, we offer a targeted range of life insurance products aimed at serving the financial needs of our clients. Our life insurance products are primarily designed to help individuals and small and medium-sized businesses with protection, wealth accumulation and transfer of wealth at death, as well as corporate planning solutions including non-qualified deferred compensation, succession planning and key person insurance. We target select segments of the life insurance market, including VUL and COLI. We currently focus on the asset accumulation and protection segments of the market. We plan to grow our operating earnings over time through earnings generated from sales of our repositioned product portfolio and by proactively managing and optimizing our in-force book. Beginning in 2025, our life insurance products are primarily distributed through Equitable Advisors.

Finally, through our employee benefits business, we offer small and medium-sized businesses a unique technology platform and a competitive suite of group insurance products. Our core products consist of Group Life Insurance (including Accidental

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Death & Dismemberment), Supplemental Life, Dental, Vision, Short-Term Disability and Long-Term Disability. In addition, we offer a full suite of Supplemental Health products including Accident, Critical Illness and Hospital Indemnity. Our employee benefits’ solutions are distributed through Equitable Advisors and select third-party firms, including the traditional broker channel, strategic partnerships (medical partners, professional employer organizations (“PEOs”), and associations), General Agencies, TPAs and Retail Equitable Advisors.

Underwriting and Pricing

We price our products based upon our expected investment returns and assumptions for mortality, longevity and persistency for our policyholders collectively. Our pricing considers historical experience, potential volatility in the markets and account value, and the expected time to retirement. Our product pricing models also reflect capital requirements, hedging costs and operating expenses. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

Our annuity products generally include penalties for early withdrawals. From time to time, we reevaluate the type and level of GMxB and other features we offer. We periodically review the nature and pricing of the features we offer as the needs of our clients, the economic environment and our risk appetite evolve.

Life insurance products are priced based upon assumptions including, but not limited to, expected future premium payments, surrender rates, mortality and morbidity rates, investment returns, hedging costs, equity returns, expenses and inflation and capital requirements.

Employee benefits pricing reflects the claims experience and the risk characteristics of each group. We consider demographic information and, for larger groups, the experience of the group. The claims experience is reviewed at the time of policy issuance and during the renewal timeframes, resulting in periodic pricing adjustments at the group level.

Risk Management

We approach risk management of our products: (i) prospectively, by assessing, and from time to time, modifying our current product offerings to manage our risk and (ii) retrospectively, by implementing actions to reduce our exposure and manage the risks associated with in-force contracts. We use a combination of hedging and reinsurance programs to appropriately manage our risk and for capital management purposes.

Hedging

In respect of our variable annuity products, we employ dynamic and static hedging using derivatives contracts, including futures and total return swaps (both equity and fixed income), options and variance swaps, as well as, to a lesser extent, bond investments and repurchase agreements to, in the case of dynamic hedging, offset economic liability from equity market and interest rate changes, and in the case of static hedging, maintain a target asset level for all variable annuities. For our other tax-deferred investment and retirement services, we employ derivative contracts whose payouts, in combination with fixed income investments, emulate those of certain securities indices, commodities indices, or ETFs, subject to caps and buffers, to support the returns associated with the SIO.

Reinsurance

We use affiliated and non-affiliated reinsurance to mitigate a portion of the risks that we face in certain of our retirement and protection products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. For additional information on our reinsurance, see Note 13 of the Notes to the Consolidated Financial Statements.

COMPETITION

The insurance industry is highly competitive, with no single provider dominating the market across individual annuity products. We compete primarily with other life insurers, banks, mutual fund companies and other investment managers in the individual annuity space. Several factors distinguishing competitors to clients include: product features, access to capital, access to diversified sources of distribution, financial strength ratings, investment options, brand recognition, quality of service, and technological capabilities.

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Our group annuity products compete with select insurance companies, asset managers, record keepers and diversified financial institutions that target similar market segments. In the K–12 public education market, competitors are primarily insurance-based providers that focus on school districts. In the small and medium-sized business market, the primary competitors are insurance-based providers and mutual fund companies. The main features that distinguish our offering to clients include our RBG distribution model, the product features we offer to clients, including guarantees, and our financial strength.

It is difficult to provide unique annuity products because, once such products are made available to the public, they can be replicated by our competitors. Competition may affect, among other matters, the growth of our business and the pricing and profitability of our products.

Equitable Investment Management

EIMG is the investment advisor to the EQAT, our proprietary variable funds, and previously served as investment advisor to the 1290 Funds, our retail mutual funds, and as administrator to both EQAT and the 1290 Funds (each, a “Trust” and collectively, the “Trusts”). Equitable Investment Management, LLC (“EIM LLC”) was formed on June 10, 2022, and became the investment advisor to the 1290 Funds and the administrator for both Trusts, effective January 1, 2023. EIMG and EIM LLC are collectively referred to as “Equitable Investment Management.”

Equitable Investment Management

Equitable Investment Management supports each of our retirement and protection businesses. Accordingly, Equitable Investment Management results are embedded in our financial results. EIMG helps add value and marketing appeal to our products by bringing investment management expertise and specialized strategies to the underlying investment lineup of each product. In addition, by advising on an attractive array of proprietary investment portfolios (each, a “Portfolio,” and together, the “Portfolios”), EIMG brings investment acumen, financial controls and economies of scale to the construction of underlying investment options for our products.

EIMG provides investment management services to proprietary investment vehicles sponsored by the Company, including investment companies that are underlying investment options for our variable insurance and annuity products, and EIM LLC provides investment management services to our retail mutual funds. Each of EIMG and EIM LLC is registered as an investment adviser under the Investment Advisers Act. EIMG serves as the investment adviser to EQAT and to two private investment trusts established in the Cayman Islands. EQAT and each private investment trust is a “series” type of trust with multiple Portfolios. EIMG provides discretionary investment management services to the Portfolios, including, among other things, (1) portfolio management services for the Portfolios; (2) selecting, monitoring and overseeing investment sub-advisers; and (3) developing and executing asset allocation strategies for multi-advised Portfolios and Portfolios structured as funds-of-funds. EIMG is further charged with ensuring that the other parts of the Company that interact with the Trusts, such as product management, the distribution system and the financial organization, have a specific point of contact.

EIMG has a variety of responsibilities for the management of its investment company clients. One of EIMG’s primary responsibilities is to provide clients with portfolio management and investment advisory services, principally by reviewing whether to appoint, dismiss or replace sub-advisers to each Portfolio, and thereafter monitoring and reviewing each sub-adviser’s performance through qualitative and quantitative analysis, as well as periodic in-person, telephonic and written consultations with the sub-advisers. Currently, EIMG has entered into sub-advisory agreements with more than 40 different sub-advisers, including AB. Another primary responsibility of EIMG is to develop and monitor the investment program of each Portfolio, including Portfolio investment objectives, policies and asset allocations for the Portfolios, select investments for Portfolios (or portions thereof) for which it provides direct investment selection services, and ensure that investments and asset allocations are consistent with the guidelines that have been approved by clients.

EIM LLC is the investment advisor to our retail 1290 Funds and provides administrative services to both Trusts. EIM LLC provides or oversees the provision of all investment advisory and portfolio management to the 1290 Funds. EIM LLC has supervisory responsibility for the management and investment of 1290 Fund assets and develops investment objectives and investment policies for the funds. It is also responsible for overseeing sub-advisors and determining whether to appoint, dismiss or replace sub-advisors to each 1290 Fund. Currently, EIM LLC has entered into sub-advisory agreements with six different sub-advisors. The administrative services that EIM LLC provides to the Trusts include, among others, coordination of each Portfolio’s audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; portfolio accounting services, including daily NAV accounting; risk management; oversight of proxy voting procedures and an anti-money laundering program.

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General Account Investment Management

On November 20, 2023, Equitable America entered into an investment management agreement with Equitable Financial Investment Management America, LLC (“EFIMA”), by which EFIMA became the investment manager for Equitable America’s General Account portfolio.

EFIMA provides investment management services to Equitable America’s General Account portfolio. It provides investment advisory and asset management services including, but not limited to, providing investment advice on strategic investment management activities, asset strategies through affiliated and unaffiliated asset managers, strategic oversight of the General Account portfolio, portfolio management, yield/duration optimization, asset liability management, asset allocation, liquidity and close alignment to business strategies, as well as advising on other services in accordance with the applicable investment advisory and management agreement. Subject to oversight and supervision, EFIMA may delegate any of its duties with respect to some or all of the assets of the General Account to a sub-adviser.

REGULATION

Insurance Regulation

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Bermuda. The primary regulator of a U.S. insurance company, however, is located in its state or country of domicile. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and Financial Institutions. Equitable Bermuda is domiciled in Bermuda and primarily regulated by the Bermuda Monetary Authority (the “BMA”). The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing companies to transact business, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy and data security, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent and insurance producer licensing, and, to the extent applicable to the particular type of insurance, approval or filing of policy forms and rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital.

Supervisory agencies in each of the U.S.-based jurisdictions in which we do business may conduct regular or targeted examinations of our operations and accounts and make requests for particular information from us. For example, supervisory agencies generally conduct financial examinations of the books, records, accounts and business practices of insurers domiciled in their states every three to five years. From time to time, regulators raise issues during examinations or audits of us that could, if determined adversely, have a material adverse effect on us. In addition, regulators’ interpretations of regulations may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. In addition to oversight by state insurance regulators in recent years, the insurance industry has seen increased inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For additional information on legal and regulatory risks, see “Risk Factors — Legal and Regulatory Risks.”

We are required to file detailed annual and quarterly financial statements, prepared on a statutory accounting basis or in accordance with other accounting practices prescribed or permitted by the applicable regulator, with supervisory agencies in each of the jurisdictions in which we do business. The NAIC has approved a series of uniform SAPs that have been adopted by all state insurance regulators, in some cases with certain modifications. As a basis of accounting, SAPs were developed to monitor and regulate the solvency of insurance companies. In developing SAPs, insurance regulators were primarily concerned with ensuring an insurer’s ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the insurers’ assets and liabilities, generally in accordance with standards specified by the insurer’s domiciliary state. The values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP usually differ from those reflected in financial statements prepared under SAP. See Note 16 of the Notes to the Consolidated Financial Statements.

The BMA regulates our insurance subsidiary in Bermuda, Equitable Bermuda. The Insurance Act of 1978, as amended, (the “Bermuda Insurance Act”) and its related rules and regulations and other applicable Bermuda law, impose a variety of

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requirements and restrictions including the filing of annual and quarterly statutory financial returns, compliance with minimum capital and solvency enhanced capital requirements, compliance with the BMA’s Insurance Code of Conduct, restrictions on the payment of dividends and distributions, and restrictions on certain changes in control of regulated (re)insurers. The term “insurer” includes “reinsurer” in the Bermuda Insurance Act.

Equitable Bermuda, which is currently licensed to carry on long-term business, is registered as a Class E insurer which is the license class for long-term insurers with total assets of more than $500 million. Equitable Bermuda is not licensed to carry on general business.

Holding Company and Shareholder Dividend Regulation

All states, including Arizona, regulate transactions between an insurer and its affiliates under their insurance holding company laws and regulations, which vary by jurisdiction, but generally require that all transactions affecting insurers within a holding company system be fair and reasonable and, in many cases, require prior notice and approval or non-disapproval by the insurer’s domiciliary insurance regulator.

Insurance holding company laws and regulations also generally require a controlled insurance company (i.e., an insurer that is a subsidiary of an insurance holding company) to register and file with state insurance regulatory authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations. In addition, states require a U.S. insurer’s ultimate controlling person to file an annual enterprise risk report with the insurance holding company system’s lead state regulator identifying risks likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole.

State insurance laws also restrict and limit the amount of dividends or other distributions payable by an insurance company’s subsidiaries to its parent company, as well as on transactions between an insurer and its affiliates. As a holding company, Holdings depends on dividends from its subsidiaries to meet its obligations, and these restrictions may limit or prevent us from making dividend or other payments to Holdings. These restrictions are based, in part, on earned surplus and the prior year’s statutory income and policyholder surplus. In general, dividends may be paid only from earned surplus (typically defined as available or unassigned surplus, subject to possible adjustments) which is derived from realized net profits on the company’s business. Dividends up to specified levels are considered ordinary and generally may be made without prior regulatory approval. Meanwhile, dividends paid from sources other than earned surplus or in larger amounts, often called “extraordinary dividends,” are generally subject to approval by the insurance commissioner of the relevant state of domicile. From time to time, the NAIC and various state insurance regulators have considered, and may in the future consider, proposals to further limit dividend payments that an insurance company may make without regulatory approval.

State insurance laws also place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

For additional information on shareholder dividends, see Note 9 of the Notes to the Financial Statements.Other states’ insurance laws similarly limit dividends, providing that dividends in excess of prescribed limits, based on an insurance company’s earnings and surplus for the prior year, are considered to be extraordinary dividends and require explicit approval from the insurer’s domiciliary insurance regulator. In addition, the insurance laws of some states require that any dividend to a domestic insurance company’s stockholders be paid from the insurer’s earned surplus or that prior approval or non-disapproval be obtained from its domiciliary insurance regulator for any dividend payable from other than earned surplus. In general, if Arizona adopts more stringent restrictions on dividend payments, this could have the effect of significantly reducing our payment of dividends or other amounts payable to Holdings without prior approval by regulatory authorities.

Insurance holding company laws and regulations also regulate changes in control. State laws provide that no person, corporation or other entity may acquire control of a domestic insurance company, or any parent company of such insurance company, without the prior approval of the insurance company’s domiciliary state insurance regulator. Generally, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company. This statutory presumption may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may also find that “control” exists in circumstances in which a person owns or controls, directly or indirectly, less than 10% of the voting securities.

The laws and regulations regarding acquisitions of control may discourage potential acquisition proposals and may delay or prevent a change of control involving us, including through unsolicited transactions that some of our shareholders might consider desirable.

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NAIC

The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC has established statutory accounting principles set forth in the Manual. However, a state may have adopted or in the future may adopt SAPs that differ from the Manual. Changes to the Manual or states’ adoption of prescribed differences to the Manual may impact our statutory capital and surplus.

The NAIC’s Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which has been enacted by Arizona, requires insurers to maintain a risk management framework and conduct an internal risk and solvency assessment of their material risks in normal and stressed environments. The assessment is documented in a confidential annual ORSA summary report, a copy of which must be made available to regulators as required or upon request.

The NAIC’s Corporate Governance Annual Disclosure Model Act, which has been adopted in Arizona, requires insurers to annually file detailed information regarding their corporate governance policies.

The NAIC’s Manual contains a principle-based approach to reserving for life insurance and annuity contracts. Principle-based reserving is designed to better address reserving for life insurance and annuity products, and it has been adopted in all states. We have been applying principle-based reserving to calculate reserves for our IUL products since 2018.

In recent years, the NAIC’s macro-prudential initiative was intended to enhance risk identification efforts through enhancements to supervisory practices related to liquidity, recovery and resolution, capital stress testing and counterparty exposure concentrations for life insurers. In connection with this initiative, the NAIC amended Model Holding Company Act and Regulation in 2020 to implement an annual filing requirement for a liquidity stress-testing framework (the “Liquidity Stress Test”) for certain large U.S. life insurers and insurance groups (based on amounts of certain types of business written or material exposure to certain investment transactions, such as derivatives and securities lending). The Liquidity Stress Test is used as a regulatory tool in the jurisdictions that have adopted the holding company amendments, such as Arizona. We cannot predict what impact this tool may have on the Company.

The NAIC’s GCC tool uses a -RBC aggregation methodology for all entities within an insurance holding company system, including non-U.S. entities. The 2020 Model Holding Company Act and Regulation amendments also adopted the GCC Template and Instructions and implemented the annual GCC filing requirement with an insurance group’s lead state regulator. The GCC filing requirement becomes effective when the holding company amendments have been adopted by the state where an insurance group’s lead regulator is located. Holdings’ lead state regulator is the New York Department of Financial Services (“NYDFS”), and in August 2023, New York adopted legislation codifying the Liquidity Stress Test and the GCC.

In August 2023, the NAIC adopted a short-term solution related to the accounting treatment of an insurer’s negative interest maintenance reserve (“IMR”) balance, which may occur when a rising interest rate environment causes an insurer’s IMR balance to become negative as a result of bond sales executed at a capital loss. Previous statutory accounting guidance required the non-admittance of negative IMR, which can result in lower reported surplus and RBC ratios. The NAIC’s interim statutory accounting guidance, which is effective on December 31, 2026, allows an insurer with an authorized control level RBC greater than 300% to admit negative IMR for an amount up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. The NAIC is developing a long-term solution for this issue, and an NAIC ad hoc group meets regularly to discuss various IMR-related topics.

Captive Reinsurance Regulation

We use an affiliated captive reinsurer as part of our capital management strategy with respect to level premium term life insurance (“XXX”) business and UL with secondary guarantees (“AXXX”) business. NAIC actuarial guideline (“AG 48”) enhances the statutory financial statement disclosure of an insurer’s use of captives and narrows permissible assets backing statutory reserves. The NAIC’s Term and Universal Life Insurance Reserve Financing Model Regulation codifies the same substantive requirements as AG 48. States must either adopt the model regulation or use AG 48 to satisfy the NAIC accreditation requirement. The model regulation has been adopted in Arizona, effective April 9, 2022.The NAIC adopted a new framework for variable annuity captive reinsurance transactions that became operational in 2020, which includes reforms that improve the statutory reserve and RBC framework for insurance companies that sell variable annuity products. Among other changes, the framework includes new prescriptions for reflecting hedge effectiveness, investment returns, interest rates, mortality and policyholder behavior in calculating statutory reserves and RBC. Overall, we believe the NAIC reform has moved variable annuity capital standards towards an economic framework which is consistent with how we manage our business. Equitable America adopted the NAIC reserve and capital framework for the year ended December 31, 2019.

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We cannot predict what revisions, if any, will be made to the model laws and regulations relating to the use of captive. Any regulatory action that limits our ability to achieve desired benefits from the use of or materially increases our cost of using captive reinsurance and applies retroactively, without grandfathering provisions for existing captive variable annuity reinsurance entities, could have a material adverse effect on our financial condition or results of operations. For additional information on our use of a captive reinsurance company, see “Risk Factors.”

Surplus and Capital

Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority to limit or prohibit an insurer’s sales to policyholders if the regulators determine that such insurer has not met these standards or that the further transaction of business would be hazardous to policyholders.

Risk-Based Capital

We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. The NAIC approved RBC revisions for corporate bonds, real estate equity and longevity risk that took effect at year-end 2021, and an RBC update for mortality risk that took effect at year-end 2022, each of which had a minimal impact on Equitable America. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels.

Regulation of Investments

State insurance laws and regulations limit what we may invest in certain asset categories, such as below investment grade fixed income securities, real estate equity, other equity investments, and derivatives, and require diversification of investment portfolios. Investments exceeding regulatory limitations are not admitted for purposes of measuring surplus. In some instances, laws require us to divest any non-qualifying investments.

In recent years, the NAIC has been focused on enhancing regulatory oversight of insurers’ investments in complex assets, such as leveraged loans and CLOs. In March 2023, the NAIC adopted an amendment to the Manual to assign risk weights to CLOs based on its own modeling as opposed to credit ratings. Under the amendment, effective as of January 1, 2026, the NAIC’s Structured Securities Group will model CLO investments and evaluate in tranche level losses across all debt and equity tranches under a series of calibrated and weighted collateral stress scenarios to assign NAIC designations that minimize RBC arbitrage. The NAIC’s goal is to ensure that the aggregate RBC factor for owning all tranches of a CLO is the same as that required for owning all of the underlying loan collateral.

In addition, in 2023, the NAIC increased the RBC factor for structured security residual tranches from 30% to 45% effective for year-end 2024 RBC filings. The NAIC is currently reviewing the RBC treatment of CLOs.

More broadly, in August 2023, the NAIC’s Financial Condition (E) Committee launched a holistic review of its approach to insurer investment risk regulation. The primary objective is to enhance the insurance regulatory framework in order to strengthen oversight of insurers’ investments. More specifically, the NAIC is focused on the SVO’s discretion to review NAIC designations for individual investments, the appropriate extent of SVO reliance on CRPs, and oversight of the development of new RBC charges for CLOs and other structured securities. Proposed changes to modernize investment oversight include: (i) reducing or eliminating “blind” reliance on CRPs while continuing to utilize them by implementing a due diligence framework that oversees the effectiveness of CRPs and (ii) bolstering the SVO’s portfolio risk analysis capabilities by investing in a risk analytics tool and adding specialized personnel. The NAIC has also been focused on insurers’ use of ratings by nationally recognized statistical rating organizations and other CRPs for rating certain of their investments, instead of submitting such investments to the SVO. Certain investments are subject to an exemption from filing with the SVO if they have been assigned a current, monitored rating by certain approved CRPs that meet specified requirements.

The NAIC’s designation of an investment held by an insurance company affects the RBC charge applied to such investment and therefore impacts the insurer’s overall RBC ratio. In November 2024, the NAIC adopted an amendment to the Manual, which became effective January 1, 2026, setting sets forth procedures for the SVO staff to identify and evaluate a filing exempt

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security with an NAIC designation determined by a rating that appears to be an unreasonable assessment of investment risk. The procedures include, without limitation, sending an information request to insurers that hold the security under review and determining whether the NAIC designation is three or more notches different than the SVO’s assessment, which allows the SVO to request the removal of the CRP credit rating from the filing exempt process. At any time during the process, an alternate CRP credit rating may be requested and if one is received, it will be incorporated in the filing exempt process.

We cannot predict what form any final proposals may take, or what effect their adoption may have on our business and compliance costs.

Guaranty Associations and Similar Arrangements

Each state in which we are admitted to transact business requires life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. The laws are designed to protect policyholders from losses under insurance policies issued by insurance companies that become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state based on their proportionate share of premiums written in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

Adjusting Non-Guaranteed Elements of Life Insurance Products

State regulators have considered whether to apply regulatory standards to the determination and/or readjustment of non-guaranteed elements (“NGEs”) within life insurance policies and annuity contracts that may be adjusted at the insurer’s discretion, such as the COI for UL insurance policies and interest crediting rates for life insurance policies and annuity contracts. Beyond rules enacted in New York, California and Texas, the likelihood of enacting of any additional state-based regulation is uncertain at this time, but if implemented, these regulations could have an adverse effect on our business and consolidated results of operations.

Broker-Dealer and Securities Regulation and Commodities Regulation

We and certain policies and contracts offered by us are subject to regulation under the Federal securities laws, self-regulatory organization rules, and certain state securities laws. Federal and state regulators may conduct examinations and inspections of our operations.

Certain of our affiliates, including Equitable Advisors, Equitable Distributors, SCB LLC and AllianceBernstein Investments, Inc., are registered as broker-dealers (collectively, the “Broker-Dealers”) with the SEC and members of FINRA. The SEC and FINRA subject the Broker-Dealers to extensive regulation, including minimum “net capital” requirements and sales practices rules like Regulation Best Interest (“Reg BI”). Reg BI requires the Broker-Dealers, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer to provide specified disclosures and act in the retail customer’s best interest. The intent of Reg BI is to impose on broker-dealers an enhanced duty of care to their customers similar to that which applies to investment advisers. We have developed systems and processes and put in place policies and procedures to ensure that we are in compliance with Reg BI. In recent years, the SEC and FINRA have intensified their scrutiny of sales practices relating to variable annuities, variable life insurance and alternative investments, among other products. The Broker-Dealers are also subject to registration and regulation by regulatory authorities in the foreign jurisdictions in which they do business. In December 2023, the SEC adopted rules to require covered clearing agencies to adopt policies and procedures reasonably designed to require every direct participant of the agency to submit for clearing eligible secondary market transactions in U.S. Treasury securities, which will effectively require those participants to clear eligible cash transactions by December 31, 2026, and eligible repurchase transactions by June 30, 2027. The rule’s potential effect on the U.S. Treasury securities market is uncertain.Certain of our Separate Accounts are registered as investment companies under the Investment Company Act. Separate Accounts interests under certain annuity contracts and insurance policies issued by us are also registered under the Securities Act. EQAT and 1290 Funds are registered as investment companies under the Investment Company Act and shares offered by these investment companies are also registered under the Securities Act. Many of the investment companies managed by AB, including a variety of mutual funds and other pooled investment vehicles, are registered with the SEC under the Investment Company Act, and, if appropriate, shares of these entities are registered under the Securities Act.

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Certain subsidiaries and affiliates including EIMG, EIM LLC, Equitable Advisors and AB and certain of its subsidiaries are registered as investment advisers under the Investment Advisers Act. The investment advisory activities of such registered investment advisers are subject to various federal and state laws and regulations and to the laws in those foreign countries in which they conduct business. These U.S. and foreign laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. Changes to the marketing requirements for registered investment advisers were adopted in December 2020 and became effective in November 2022. The amended rules imposed a number of new requirements that will affect marketing of certain advisory products, including, in particular, private funds. We developed systems and processes and put in place policies and procedures to ensure that we are in compliance with the amended rule. The SEC is currently focused on examining compliance efforts with newly amended Rule 206(4)-1. The SEC has also adopted new reporting requirements for institutional investment managers regarding “say on pay” and more expansive reporting on voting practices by managers for registered funds on Form N-PX. The new requirements will create substantially greater compliance requirements and costs for our investment adviser entities.

EIMG (as a commodity pool operator), AB and certain of its subsidiaries (as commodity pool operators and commodity trading advisers), and SCB LLC (as a commodity pool operator, commodity trading advisor, and introducing broker) are registered with the CFTC and members of the NFA. These entities are subject to certain legal requirements and restrictions in the CEA and in the rules and regulations of the CFTC and the rules and by-laws of the NFA, including investor protection, disclosure, reporting and recordkeeping requirements, and anti-fraud prohibitions, and are subject to periodic inspections and audits by the CFTC and NFA.

Regulators, including the SEC, FINRA, and state securities regulators and attorneys general, continue to focus attention on various practices in or affecting the investment management and/or mutual fund industries, including portfolio management, valuation, fee break points, and the use of fund assets for distribution.

We and certain of our affiliates provide regular financial reporting, as well as, and in certain cases, additional information and documents to the SEC, FINRA, the CFTC, NFA, state securities regulators and attorneys general, the NYDFS and other state insurance regulators, and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business. For additional information on regulatory matters, see Note [X] of the Notes to the Statutory Financial Statements.

The SEC, FINRA, the CFTC and other governmental regulatory authorities may institute administrative or judicial proceedings against our subsidiaries or their personnel that may result in censure, fines, the issuance of cease-and-desist orders, trading prohibitions, the suspension or expulsion of a broker-dealer, investment adviser, commodity pool operator, or other type of regulated entity, or member, its officers, registered representatives or employees or other similar sanctions.

Dodd-Frank Wall Street Reform and Consumer Protection Act

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act established the FIO within the U.S. Treasury Department and reformed the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The Dodd-Frank Act also established the FSOC, which is authorized to designate certain non-bank financial companies, including insurers, as systemically significant (a “SIFI”) if the FSOC determines that the financial institution could pose a threat to U.S. financial stability. Such a designation would subject a non-bank SIFI to supervision and heightened prudential standards by the Federal Reserve. On November 3, 2023, the FSOC adopted guidance that establishes a new process for designating certain non-bank financial institutions as SIFIs. Under the new guidance, the FSOC is no longer required to conduct a cost-benefit analysis and an assessment of the likelihood of a non-bank financial company’s material financial distress before considering the designation of the company. The revised process could have the effect of simplifying and shortening FSOC’s procedures for designating certain financial companies as non-bank SIFIs.

The FIO’s authority extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the FSOC the designation of any insurer and its affiliates as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether state insurance measures are pre-empted by such covered agreements.

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In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO’s approval is required to subject a financial company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the FDIC pursuant to the Dodd-Frank Act. U.S. insurance subsidiaries of any such financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. The Dodd-Frank Act also reformed the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including prohibiting the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer’s domiciliary state regulator.

In October 2022, the SEC adopted final rules requiring the recovery of erroneously awarded compensation as mandated by the Dodd-Frank Act.

The following aspects of our operations could also be affected by the Dodd-Frank Act:

Heightened Standards and Safeguards

The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, consolidated results of operations or financial condition.

Over-The-Counter Derivatives Regulation

The Dodd-Frank Act includes a framework of regulation for the OTC derivatives markets, which has largely been implemented. The Dodd-Frank Act provided authority to the CFTC to regulate “swaps” and the SEC to regulate “security based swaps.”

The Dodd-Frank Act authorized the SEC and the CFTC to mandate that specified types of OTC derivatives must be executed in regulated markets and be submitted for clearing to regulated clearinghouses and directed the CFTC and SEC to establish documentation, recordkeeping and registration requirements for swap dealers, major swap participants, security-based swap dealers and major security-based swap participants for swaps, security-based swaps and specified other derivatives that continued to trade on the OTC market. The Dodd-Frank Act also directed the SEC, CFTC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”), with respect to the respective entities they regulate, to develop margin rules for OTC derivatives and capital rules for regulated dealers and major participants.

Under the CFTC’s and SEC’s regulations, swaps and security-based swaps traded by a non-banking entity are currently subject to variation margin requirements as well as, for most entities, initial margin, as mandated by the CFTC and SEC. Under regulations adopted by the Prudential Regulators, both swaps and security-based swaps traded by banking entities are currently subject to variation margin requirements and, for most entities, initial margin requirements as well. Initial margin requirements imposed by the CFTC, the SEC, and the Prudential Regulators are being phased in over a period of time. As a result, initial margin requirements took effect in September 2021 for us. The CFTC regulations require us to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of swaps with CFTC-regulated swap dealers, and the regulations adopted by the Prudential Regulators require us to post and collect variation margin when trading either swaps or security-based swaps with a dealer regulated by the Prudential Regulators. SEC regulations require posting and collection of variation margin by both us and our counterparty but require posting of initial margin only by the entity facing the broker-dealer or security-based swap dealer but not the broker-dealer or security-based swap dealer itself.

In addition, regulations adopted by the Prudential Regulators that became effective in 2019 require certain bank-regulated counterparties and certain of their affiliates to include in qualified financial contracts, including many derivatives contracts, repurchase agreements and securities lending agreements, terms that delay or restrict the rights of counterparties, such as us, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of affiliate credit enhancements (such as guarantees) in the event that the bank-regulated counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these requirements in the market, could adversely affect our ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements. The Dodd-Frank Act and related federal regulations and foreign derivatives requirements expose us to operational, compliance, execution and other risks, including central counterparty insolvency risk.

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We use derivatives to mitigate a wide range of risks in connection with our business, including the impact of increased benefit exposures from certain variable annuity products that offer GMxB features. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of new regulations.

Fiduciary Rules / “Best Interest” Standards of Conduct

We provide certain products and services to employee benefit plans that are subject to the ERISA and certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Our activities are subject to the restrictions imposed by ERISA and the Code, including the requirement that fiduciaries must perform their duties solely in the interests of plan participants and beneficiaries, and fiduciaries may not cause or permit a covered plan to engage in certain prohibited transactions with persons (parties-in-interest) who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Code are subject to enforcement by the DOL, the IRS and the Pension Benefit Guaranty Corporation.

Since 2015, the DOL has pursued various proposed regulations to change the definition of “fiduciary” for purposes of ERISA and parallel provisions of the Code when a financial professional, including an insurance producer, provides investment advice, and proposed amendments to various existing prohibited transaction exemptions (“PTEs”), that financial professionals rely on when they make investment recommendations to retirement investors.

Following stays issued by the U.S. District Court for the Eastern District of Texas and the U.S. District Court for the Northern District of Texas, in November 2025, the DOL voluntarily withdrew its appeal of the stays and has indicated its intention to initiate a new fiduciary rulemaking in May 2026. We do not yet know the impact, if any, of a new DOL fiduciary rule on our business, particularly as it pertains to the sale of insurance products to retirement investors.

In addition, in January 2020, the NAIC revised the Suitability in Annuity Transactions Model Regulation to apply a best interest of the consumer standard on insurance producers’ annuity recommendations and to require that insurers supervise such recommendations. U.S. states, including Arizona and Colorado, have adopted the revised regulation. As a notable exception, the NYDFS amended Regulation 187- Suitability and Best Interests in Life Insurance and Annuity Transactions (“Regulation 187”) to add a “best interest” standard for recommendations regarding the sale of life insurance and annuity products in New York. We have developed our compliance framework for Regulation 187 with respect to annuity sales as well as our life insurance business.

Massachusetts has also adopted a regulation applying a fiduciary duty standard to broker-dealers and their agents that requires us to make changes to certain policies and procedures to ensure compliance. The North American Securities Administrators Association has adopted a broker-dealer conduct model rule that states might seek to also adopt and is designed to account for revisions to federal conduct standards for broker-dealers and agents arising out of the adoption of Reg BI by the SEC and other changes that have occurred in the financial services industry in recent years, including the blurring of brokerage and advisory service models. Other states have either adopted or are considering adoption of fiduciary and other conduct standards for broker-dealers.

Climate Risks

Climate risk has come under increased scrutiny by insurance regulators and other regulatory agencies.

In September 2023, the California legislature passed a law requiring firms with annual revenues of over $1.0 billion that do business in the state to publicly report their greenhouse gas emissions, beginning in 2026 for calendar year 2025.

In 2022, the NAIC adopted a new disclosure standard for insurance companies to report their climate-related risks , which applies to insurers that meet the reporting threshold of $100 million in countrywide direct premium and are licensed in one of the participating jurisdictions and is consistent with the international Task Force on Climate-Related Financial Disclosures.

In addition, the FIO assessed how the insurance sector may mitigate climate risks and help achieve national climate-related goals pursuant to its authority under the Dodd-Frank Act. In June 2023, the FIO released a report titled, Insurance Supervision and Regulation of Climate-Related Risks, which evaluates climate-related issues and gaps in insurer regulation. The report urged insurance regulators to adopt climate-related risk-monitoring guidance in order to enhance their regulation and supervision of insurers.

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Diversity and Corporate Governance

In recent years, the NAIC and state insurance regulators have evaluated issues related to diversity within the insurance industry. In New York, the NYDFS issued a 2021 circular letter stating that it expects the insurers it regulates, including certain of our affiliates, to make diversity of their leadership a business priority and a key element of their corporate governance.

International Regulation

Pursuant to the terms of the Bermuda Insurance Act, as a Class E insurer, Equitable Bermuda will not be permitted to engage in non-insurance business unless that non-insurance business is ancillary to its core insurance business. Non-insurance business means any business other than insurance business and includes carrying on investment business, underwriting debt or securities or otherwise engaging in investment banking and carrying on the business of management, sales or leasing of real property.

Federal Tax Legislation, Regulation, and Administration

Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.

Enacted Legislation

At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as “inside build-up”) until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. The modification or elimination of this tax-favored status could also reduce demand for our products. In addition, if the treatment of earnings accrued inside an annuity contract was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These changes could reduce our earnings and negatively impact our business.

On July 4, 2025, President Trump signed into law “An Act to provide for reconciliation pursuant to title II of H. Con. Res. 14,” commonly referred to as the One Big Beautiful Bill Act (the “OBBBA”). This sweeping legislative package is designed to extend the expiring provisions of the Tax Cuts and Jobs Act (“TCJA”) and deliver additional tax relief for individuals and businesses. The tax provisions in the OBBBA are not expected to have a material impact on the Company.

Regulatory and Other Administrative Guidance from the Treasury Department and the IRS

Regulatory and other administrative guidance from the Treasury Department and the IRS also could impact the amount of federal tax that we pay. For example, the adoption of “principles based” approaches for calculating statutory reserves may lead the Treasury Department and the IRS to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.

Privacy and Security of Customer Information and Cybersecurity Regulation

We are subject to federal and state laws and regulations that require financial institutions to protect the security, integrity, confidentiality, and availability of customer information, and to detect, prevent and mitigate identity theft. Consistent with these laws and regulations, we maintain a formal data protection compliance program designed to ensure that our systems, those of third parties on which we rely, and our confidential and sensitive information maintained and processed thereon, have reasonable protections in place. Federal and state laws also generally require that financial institutions provide customers with a privacy policy describing their data collection and handling practices, and to provide noticesto affected individuals, law enforcement, regulators and/or potentially others, each as applicable, in the event of a security incident resulting in the unauthorized access to or acquisition of certain customer information. Federal and state laws and regulations govern the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and regulate the permissible uses of certain categories of customer information. Failure to implement and maintain reasonable and effective information- and cybersecurity programs, or any violation of applicable data protection laws, may result in significant fines, remediation costs, regulatory enforcement, litigation, and/or reputational damage.

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As cyber threats continue to evolve, regulators continue to develop new rules imposing specific cybersecurity safeguards and program oversight requirements. We have adopted a cybersecurity policy outlining our policies and procedures for the protection of our information systems and information stored on those systems that conforms to the amended Regulation, and we will continue to assess the effect of the amendments on our business and compliance strategy.

Similarly, the NAIC adopted the Insurance Data Security Model Law for entities licensed under the relevant state’s insurance laws. The model law requires such entities to establish standards for data security and for the investigation and notification to insurance commissioners of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Approximately half of states have adopted the model law or a form thereof, although it has not been adopted in Arizona. We expect additional states to adopt the model law, even though it is not a Standard , but we cannot predict whether, or in what form or when, they may do so.

The NAIC’s Privacy Protections (H) Working Group (“PPWG”) is developing amendments to update the Privacy of Consumer Financial and Health Information Regulation (Model Law #672). The proposed amendments would expand the definition of nonpublic personal information; add consumer rights to request access, correction and deletion of nonpublic personal information; and add requirements for contracts with third-party service providers. We cannot predict whether changes to Model Law #672 will be adopted, what form they will take, or what effect they would have on our business or compliance efforts.

In July 2023, the SEC adopted the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule (the “Cybersecurity Final Rule”) enhancing disclosure requirements for registered companies covering cybersecurity risk, management and governance. The Cybersecurity Final Rule requires registrants to disclose material cybersecurity incidents on Form 8-K within four business days of a determination that a cybersecurity incident is material. The rule also requires periodic disclosures of, among other things, details on the company’s process to assess, identify, and manage cybersecurity risks, cybersecurity governance, and the role of management and the board of directors in overseeing such a compliance program. The Cybersecurity Final Rule reporting requirements became effective in December 2023. In addition, federal regulators are increasingly focused on, and several have established specific and potentially burdensome requirements regarding, data protection. For instance, in October 2021, the Federal Trade Commission announced significant amendments to the Standards for Safeguarding Customer Information Rule (the “Safeguards Rule”), which became effective in June 2023, that require financial institutions to implement specific data security measures. Failure to comply with any of the above cyber- and data security new regulations or requirements may result in enforcement action, fines and/or other operational or reputational harms.

Under the California Consumer Privacy Act, as amended ( the “CCPA”), California residents enjoy the right to know what information a business has collected from them, its sourcing and sharing, and the right to collect, delete and limit certain uses of that information. The CCPA also establishes a private right of action with potentially significant statutory damages, whereby businesses that fail to implement reasonable security measures resulting in a breach of personal information could be liable to affected California consumers. Certain data processing which is otherwise regulated, including under the Gramm-Leach-Bliley Act, is excluded from the CCPA; however, this is not an entity-wide exclusion and does not apply to the private right of action. The California Privacy Protection Agency (“CPPA”) enforces the CCPA and is authorized to promulgate regulations under the law. The CPPA adopted updated CCPA regulations in September 2025 (effective as of January 1, 2026) regarding cybersecurity audits, risk assessments, and the use of automated decision-making technologies, and further clarifying how the CCPA applies to personal information collected by.

Under the CPPA’s rules, a significant portion of the information we collect is not subject to the CCPA, but certain information, including information about our California-based employees, may remain subject to the law. Several other states have adopted, or are considering comprehensive privacy laws similar to the CCPA; however, these generally include entity- and/or data-level exemptions for financial institutions that are subject to privacy protections in the Gramm-Leach-Bliley Act or similar, state-level financial privacy laws. We cannot predict what impact these and any future laws or regulations may have on our compliance efforts or business operations.

Innovation and Technology

As a result of increased innovation and technology, the NAIC and insurance regulators are focused on the use of “big data” techniques, such as the use of artificial intelligence (“AI”), machine learning and automated decision-making. In December 2023, the NAIC’s Innovation, Cybersecurity and Technology (H) Committee (the “(H) Committee”) adopted the Model Bulletin on the Use of Artificial Intelligence Systems by Insurers (the “AI Bulletin”). Approximately half of states have adopted the AI Bulletin,

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which outlines regulators’ expectations as to how insurers should govern the development, acquisition and use of AI technologies, as well as the types of information that regulators may request during an investigation or examination of an insurer in regard to AI systems. The Third-Party Data and Models (H) Working Group is developing a framework for the regulatory oversight of insurers’ use of third-party data and models. In addition, the NAIC’s Big Data and Artificial Intelligence (H) Working Group is evaluating AI-use outcomes and how well the current regulatory framework addresses potential harms from the use of AI. The goal is to develop an overall AI regulatory framework that could be incorporated into an NAIC regulatory handbook. For example, the Working Group is developing a tool to collect information about an insurer’s use of AI during an examination or investigation.

Further, some states and state insurance regulators have been focused on addressing unfair discrimination potentially resulting from the use of consumer data and AI technology. For instance, in 2021, Colorado enacted a law prohibiting insurers from using external consumer data and information sources (“ECDIS”), as well as algorithms or predictive models that use ECDIS, in a way that unfairly discriminates based on race, color, national or ethnic origin, religion, sex, sexual orientation, disability, gender identity or gender expression. In August 2023, the Colorado Division of Insurance adopted the first regulation under the law, effective on November 14, 2023, requiring life insurers to adopt a governance and risk management framework for the use of AI, machine learning and other technologies that utilize “external consumer data.” We expect the regulation to be extended to other lines of insurance. Similarly, in July 2024, the NYDFS published a circular letter, which provides guidance on how insurers should develop and manage their use of external consumer data and AI systems in underwriting and pricing so as not to harm consumers.

We expect AI and big data to remain important issues for the NAIC and state insurance regulators. We cannot predict which additional regulators will adopt the AI Bulletin, or what, if any, changes to laws or regulations may be enacted with regard to “big data” or AI technologies.

Environmental Considerations

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an “owner” or “operator,” for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment or through foreclosure on real estate collateralizing mortgages. We cannot provide assurance that unexpected environmental liabilities will not arise. However, based on information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our consolidated results of operations.

Intellectual Property

We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. We have an extensive portfolio of trademarks and service marks that we consider important in the marketing of our products and services. We regard our intellectual property as valuable assets and protect them against infringement.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided the services necessary to operate our business. For additional information, see Note 8 of Notes to Financial Statements — Statutory Basis and “Transactions with Related Persons, Promoters and Certain Control Persons.”

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RISK FACTORS

You should read and consider all of the risks described below, as well as other information set forth in this Registration Statement on Form S-1. The risks described below are not the only ones we face. Many of these risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our businesses, results of operations, financial condition or liquidity.

Except as otherwise provided, as used herein, the following terms have the following meanings:

•	“Equitable America,” “EFLOA” “we,” “our,” “us” and the “Company” refer to Equitable Financial Life Insurance Company of America (f/k/a MONY Life Insurance Company of America), an Arizona stock life insurance corporation.

•	“Equitable Financial” and “EFLIC” refer to Equitable Financial Life Insurance Company, a New York life insurance corporation.

•	“Holdings” refers to Equitable Holdings, Inc., a Delaware corporation.

•	“EFS” refers to Equitable Financial Services, LLC.

•	“AB” refers to AllianceBernstein Holding LP and AllianceBernstein LP.

•	“AXA” refers to AXA S.A., a société anonyme organized under the laws of France.

•	“Equitable Advisors” refers to Equitable Advisors, LLC.

•	“Equitable Network” refers to Equitable Network, LLC.

•	“General Account” refers to the assets held in the general account of Equitable America and all of the investment assets held in certain of Equitable America’s Separate Accounts on which Equitable America bears the investment risk.

•	“Separate Accounts” refers to the Separate Account investment assets of Equitable America excluding the assets held in those Separate Accounts on which Equitable America bears the investment risk.

Risks Relating to Our Business

Risks Relating to Conditions in the Financial Markets and Economy

Conditions in the global capital markets and the economy.

Our business, results of operations or financial condition are materially affected by conditions in the global capital markets and the economy. A wide variety of factors continue to impact economic conditions and consumer confidence. These factors include, among others, uncertainty regarding the federal debt limit, volatility in the capital markets, equity market declines, inflationary pressures, plateauing or decreasing economic growth, high fuel and energy costs and changes in fiscal or monetary policy. The Russian invasion of Ukraine, hostilities in the Middle East, and the ensuing conflicts and the sanctions and other measures imposed in response to these conflicts, as well as tariff and trade disputes, have significantly increased the level of volatility in the financial markets and have increased the level of economic and political uncertainty. Given our interest rate and equity market exposure in our investment and derivatives portfolios and many of our products, these factors could have a material adverse effect on us. The value of our investments and derivatives portfolios may also be adversely affected by reductions in price transparency, changes in the assumptions or methodology we use to estimate fair value and changes in investor confidence or preferences, which could potentially result in higher realized or unrealized losses. Market volatility may also make it difficult to transact in or to value certain of our securities if trading becomes less frequent.

In an economic downturn, the demand for our products and our investment returns could be materially and adversely affected. The profitability of many of our products depends in part on the value of the assets supporting them, which may fluctuate substantially depending on various market conditions. In addition, a change in market conditions could cause a change in consumer sentiment and adversely affect sales and could cause the actual persistency of these products to vary from their anticipated persistency and adversely affect profitability. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, market conditions may adversely affect the availability and cost of reinsurance protections and the availability and performance of hedging instruments.

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Equity market declines and volatility.

Declines or volatility in the equity markets can negatively impact our business, results of operations or financial condition. For example, equity market declines or volatility could decrease our AUM, the AV of our annuity and variable life contracts, or AUA, which, in turn, would reduce the amount of revenue we derive from fees charged on those account and asset values. Our variable annuity business is particularly sensitive to equity markets, and sustained weakness or stagnation in equity markets could decrease its revenues and earnings. At the same time, for variable annuity contracts that include GMxB features, equity market declines increase the amount of our potential obligations related to such GMxB features and could increase the cost of executing GMxB-related hedges beyond what was anticipated in the pricing of the products being hedged. This could result in an increase in claims and reserves related to those contracts, net of any reinsurance reimbursements or proceeds from our hedging programs. Equity market declines and volatility may also influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our annuity and variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability or increase our benefit obligations particularly if they were to remain in such options during an equity market increase. Market volatility can negatively impact the value of equity securities we hold for investment which could in turn reduce our statutory capital. In addition, equity market volatility could reduce demand for variable products relative to fixed products and reduce our current earnings and result in changes to MRB balances, which could increase the volatility of our earnings. Lastly, periods of high market volatility or adverse conditions could decrease the availability or increase the cost of derivatives.

Interest rate fluctuations.

Some of our retirement products and certain of our investment products, and our investment returns, are sensitive to interest rate fluctuations, and changes in interest rates and interest rate benchmarks may adversely affect our investment returns and results of operations, including in the following respects:

•	changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our General Account investments supporting the contracts;

•	when interest rates rise rapidly, policy loans and surrenders and withdrawals of annuity contracts and life insurance policies may increase, requiring us to sell investment assets potentially resulting in realized investment losses, which could reduce our net income;

•	a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

•	changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

•	changes in interest rates may adversely impact our liquidity and increase our costs of financing and hedges;

•	we may not be able to effectively mitigate and we may sometimes choose not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

•	the delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect such changes in assumptions in products available for sale may negatively impact the long-term profitability of certain products sold during the intervening period.

Adverse capital and credit market conditions.

Volatility and disruption in the capital and credit markets may exert downward pressure on the availability of liquidity and credit capacity. We need liquidity to pay our policyholder benefits, operating expenses (including potential hedging losses), interest expenses and any distributions on our capital stock, to collateralize certain of our contractual obligations (including in relation to our hedging program), and to remain properly capitalized. Without sufficient liquidity, we could be required to curtail our operations and our business would suffer. While we expect that our future liquidity needs will be satisfied primarily through cash generated by our operations and borrowings from third parties, it is possible that we will not be able to meet our anticipated short-term and long-term benefit and expense payment obligations. If current resources are insufficient to satisfy our needs, we may access financing sources such as bank debt or the capital markets. However, these resources may not be available during times of stress or may only be available on unfavorable terms. If we are unable to obtain such financing on acceptable terms, our business could be adversely impacted.

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Disruptions, uncertainty or volatility in the capital and credit markets may limit our ability to raise additional capital to support business growth, or to counter-balance the consequences of losses or increased regulatory reserves and rating agency capital requirements. This could force us to: (i) delay raising capital; (ii) eliminate dividends paid on our capital stock; (iii) issue capital of different types or under different terms than we would otherwise; or (iv) incur a higher cost of capital than would prevail in a more stable market environment. Ratings agencies may change our credit ratings, and any downgrade is likely to increase our borrowing costs and limit our access to the capital markets and could be detrimental to our business relationships with distribution partners. Our business, results of operations, financial condition, liquidity, statutory capital or rating agency capital position could be materially and adversely affected by disruptions in the capital and credit markets.

Risks Relating to Our Operations

Failure to protect the confidentiality, integrity, or availability of customer information or proprietary business information.

Our confidential information (including customer transactional data and personal information about our customers, the employees and customers of our customers, and Equitable Financial’s employees) is retained on Equitable Financial’s and certain third parties’ information systems. The privacy or security of this information may be compromised, including as a result of an information security breach. We have implemented a formal, risk-based data security program, including physical, technical, and administrative safeguards; however, failure to implement and maintain effective data protection and cybersecurity programs that comply with applicable law, or any compromise of the security, confidentiality, integrity, or availability of our information systems, or those of our vendors, the cloud-based systems Equitable Financial uses, or the sensitive information stored on such systems, through cyber-attacks, employee error or malfeasance, system degradation, or for any other reason that results in unauthorized access, use, modification, disclosure or destruction of personally identifiable information or customer information, or other confidential or proprietary information or the disruption of critical operations and services, could damage our reputation, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses any of which could have a material adverse effect on our business, results of operations or financial condition. Moreover, while we maintain cyber incident liability insurance, it may be insufficient to cover all costs and liabilities associated with a cyber incident, or we may be unable to retain or obtain such insurance in the future on commercially practicable terms. For further information on the cybersecurity and data privacy laws applicable to us, see “Cybersecurity — Overview of Equitable Cybersecurity Risk Management” and “Cybersecurity — Governance of Cybersecurity Risk Management.”

Our operational failures or those of service providers on which we rely.

Weaknesses or failures in our internal processes or systems or those of our vendors could lead to disruption of our operations, liability to clients, exposure to regulatory enforcement action or harm to our reputation. Our business is highly dependent on our ability to process large numbers of transactions, many of which are highly complex, across numerous and diverse markets. These transactions generally must comply with client investment guidelines, as well as stringent legal and regulatory standards. If we make a mistake in performing our services that causes financial harm to a client, we have a duty to act promptly to put the client in the position the client would have been in had we not made the error. The occurrence of mistakes, particularly significant ones, can have a material adverse effect on our reputation, business, results of operations or financial condition.

Our reliance on vendors creates a number of business risks, such as the risk that we may not maintain service quality, control or effective management of the outsourced business operations and that we cannot control the facilities or networks of such vendors. We are also at risk of being unable to meet legal, regulatory, financial or customer obligations if the facilities or networks of a vendor are disrupted, damaged or fail due to physical disruptions, such as fire, natural disaster, pandemic or power outage, or other impacts to vendors, including labor strikes, political unrest, and terrorist attacks. Since certain vendors conduct operations for us outside the United States, the political and military events in foreign jurisdictions could have an adverse impact on our outsourced operations. We may be adversely affected by a vendor who fails to deliver contracted services, which could lower revenues, increase costs, reduce profits, disrupt business, or damage our reputation.

Use or misuse of artificial intelligence technologies.

The development and deployment of AI tools and technologies, including generative AI, and its use and anticipated use by us or by third parties on whom we rely, may increase the operational risks discussed above or create new operational risks that we are not currently anticipating. AI technologies offer potential benefits in areas such as customer service personalization and process automation, and we expect to use AI and generative AI to help deliver products and services

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and support critical functions. We also expect third parties on whom we rely to do the same. AI and generative AI may be misused by us or by such third parties, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the uncertain and evolving policy and regulatory landscape governing its use. Such misuse could expose us to legal or regulatory risk, damage customer relationships or cause reputational harm. Our competitors may also adopt AI or generative AI more quickly or more effectively than we do, which could cause competitive harm. Because the generative AI technology is so new, many of the potential risks of generative AI are currently unknowable.

The occurrence of a catastrophe, including natural or man-made disasters and/or pandemics or other public health issues.

Any catastrophic event, terrorist attacks, accidents, floods, severe storms or hurricanes, pandemics and other public health issues, cyber-terrorism, or the failure of telecommunications or other critical infrastructure could have a material and adverse effect on our business. We could experience long-term interruptions in the services provided to us by Equitable Financial and our significant vendors. The operational systems of Equitable Financial are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with the disaster recovery systems of Equitable Financial or our significant vendors could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. We could experience a material adverse effect on our liquidity, financial condition and operating results due to increased mortality and, in certain cases, morbidity rates and/or its impact on the economy and financial markets. We may also experience lower sales or other negative impacts to the use of services we provide if economic conditions worsen due to a catastrophe or pandemic or other public health emergency, as the financial condition of current or potential customers, policyholders, and clients may be adversely affected. See “— Conditions in the global capital markets and economy.” A catastrophe may affect computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Climate change may increase the frequency and severity of weather-related disasters and pandemics. These events could result in an adverse impact on our ability to conduct our business, including our ability to sell our products and services and our ability to adjudicate and pay claims in a timely manner.

If economic conditions worsen as a result of a catastrophe, pandemic or other public health issue, companies may be unable to make interest and principal payments on their debt securities or mortgage loans that we hold for investment purposes. Accordingly, we may still incur significant losses that can result in a decline in net investment income and/or material increases in credit losses on our investment portfolios. With respect to commercial real estate, there could be potential impacts to estimates of expected losses resulting from lower underlying values, reflecting current market conditions at that time.

Equitable Financial’s, Equitable Advisors’ and Equitable Network’s ability to recruit, motivate and retain key employees and experienced and productive financial professionals.

Our business depends on Equitable Financial’s ability to recruit, motivate and retain highly skilled, technical, investment, managerial and executive personnel, and there is no assurance that our affiliates will be able to do so. Equitable Financial’s financial professionals and key employees are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals and key employees. We cannot provide assurances that Equitable Financial, Equitable Advisors or Equitable Network will be successful in their respective efforts to recruit, motivate and retain key employees and top financial professionals and the loss of such employees and professionals could have a material adverse effect on our business, results of operations or financial condition.

Misconduct by Equitable Financial’s employees or associated financial professionals.

Misconduct and excessive or inappropriate risk taking by Equitable Financial’s employees, associated financial professionals, agents, intermediaries, representatives of our broker-dealer subsidiaries or employees of our vendors could result in public reporting, regulatory enforcement proceedings , regulatory sanctions or serious reputational or financial harm, as well as significant technical, legal and other expenses. Certain types of violations may result in our inability to act as an investment adviser or broker-dealer or to represent issuers in Regulation D offerings by acting as placement agent, general partner or other roles. Equitable Financial employs controls and procedures designed to monitor employees’ and financial professionals’ business decisions and to prevent them from taking excessive or inappropriate risks, including with respect to information security, but employees may take such risks regardless of such controls and procedures.

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Potential strategic transactions.

We may consider potential strategic transactions, including acquisitions, dispositions, mergers, joint ventures and similar transactions. These transactions may not be effective and could result in decreased earnings and harm to our competitive position. In addition, these transactions, if undertaken, may involve a number of risks present financial, managerial and operational challenges; require us to increase our leverage; or, if we issue shares to fund an acquisition, dilute the holdings of the existing stockholders. Any of the above could cause us to fail to realize the benefits anticipated from any such transaction.

Changes in accounting standards.

We are required to comply with statutory accounting principles (“SAP”). SAP and various components of SAP (such as actuarial reserving methodology) are subject to constant review by the NAIC and its task forces and committees, as well as state insurance departments, in an effort to address emerging issues and otherwise improve financial reporting. Various proposals are pending before committees and task forces of the NAIC, some of which, if enacted, could have negative effects on insurance industry participants. The NAIC continuously examines existing laws and regulations in the United States. We cannot predict whether or in what form such reforms will be enacted and, if so, whether the enacted reforms will positively or negatively affect us.

In addition, the NAIC Accounting Practices and Procedures manual provides that state insurance departments may permit insurance companies domiciled in their jurisdiction to depart from SAP by granting them permitted accounting practices. We cannot predict whether or when the insurance departments of the states of domicile of our competitors may permit them to utilize advantageous accounting practices that depart from SAP, the use of which may not be permitted by NYDFS.

For a discussion of accounting pronouncements and their potential impact on our business, see Note 2 of the Notes to the Consolidated Financial Statements.

Continued scrutiny and evolving expectations regarding ESG matters.

There is continued scrutiny and evolving expectations from investors, customers, regulators and other stakeholders on ESG practices and disclosures, including those related to environmental stewardship, climate change, diversity, equity and inclusion, racial justice and workplace conduct. Legislators and regulators have imposed and may continue to impose ESG-related legislation, rules and guidance, which may conflict with one another and impose additional costs on us, impede our business opportunities or expose us to new or additional risks. In addition, state attorneys general and other state officials have spoken out against ESG motivated investing by some investment managers and terminated contracts with managers based on their following certain ESG motivated strategies. Moreover, proxy advisory firms that provide voting recommendations to investors have developed ratings for evaluating companies on their approach to different ESG matters, and unfavorable ratings of our company or our industry may lead to negative investor sentiment and the diversion of investment to other companies or industries. If we are unable to meet these standards or expectations, whether established by us or third parties, it could result in adverse publicity, reputational harm, or loss of customer and/or investor confidence, which could adversely affect our business, results of operations, financial condition and liquidity.

Risks Relating to Credit, Counterparties and Investments

Our counterparties’ requirements to pledge collateral related to declines in estimated fair value of derivative contracts.

We use derivatives and other instruments to help us mitigate various business risks. Our transactions with financial and other institutions generally specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the derivatives contracts. If our counterparties fail or refuse to honor their obligations under these contracts, we could face significant losses to the extent collateral agreements do not fully offset our exposures and our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our business, results of operations or financial condition.

Changes in the actual or perceived soundness or condition of other financial institutions and market participants.

A default by any financial institution or by a sovereign could lead to additional defaults by other market participants. Such failures could disrupt securities markets or clearance and settlement systems and lead to a chain of defaults, because the

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commercial and financial soundness of many financial institutions may be closely related as a result of credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of a financial institution may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, results of operations or financial condition. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry.

Economic downturns, defaults and other events may adversely affect our investments.

The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads, ratings downgrades or other events that adversely affect the issuers or guarantors of securities we own or the underlying collateral of structured securities we own could cause the estimated fair value of our fixed maturity securities portfolio and corresponding earnings to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. We may have to hold more capital to support our securities to maintain our RBC level, should securities we hold suffer a ratings downgrade. Levels of write-downs or impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities, as well as our intent and ability to hold equity securities which have declined in value until recovery. Realized losses or impairments on these securities may have a material adverse effect on our business, results of operations, liquidity or financial condition in, or at the end of, any quarterly or annual period.

Some of our investments are relatively illiquid and may be difficult to sell.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage-backed securities and private alternative investments. In the past, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were required to liquidate these investments on short notice or were required to post or return collateral, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize. The reported values of our relatively illiquid types of investments do not necessarily reflect the current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices, which could have a material adverse effect on our business, results of operations, liquidity or financial condition.

Defaults on our mortgage loans and volatility in performance.

A portion of our investment portfolio consists of mortgage loans on commercial, residential, and agricultural real estate. Although we manage credit risk and market valuation risk for our commercial, residential, and agricultural real estate assets through geographic, property type and product type diversification and asset allocation, general economic conditions in the commercial and agricultural real estate sectors will continue to influence the performance of these investments. With respect to commercial real estate, there could be potential impacts to estimates of expected losses resulting from lower underlying values, reflecting current market conditions at that time. These factors, which are beyond our control, could have a material adverse effect on our business, results of operations, liquidity or financial condition. An increase in the default rate of our mortgage loan investments or fluctuations in their performance could have a material adverse effect on our business, results of operations, liquidity or financial condition.

Risks Relating to Our Retirement and Protection Businesses

Risks Relating to Reinsurance and Hedging

Our reinsurance and hedging programs.

We seek to mitigate some risks associated with the GMxB features or minimum crediting rate contained in certain of our retirement and protection products through our hedging and reinsurance programs. However, these programs cannot eliminate all of the risks, and no assurance can be given as to the extent to which such programs will be completely effective in reducing such risks.

Reinsurance — We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force annuity and life insurance products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure

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and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. The inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could have a material adverse impact on our business, results of operations or financial condition. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately may reduce the availability of reinsurance for future life insurance sales, if available at all. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates. The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. If a reinsurer raises the rates that it charges on a block of in-force business, we may not be able to pass the increased costs onto our customers and our profitability will be negatively impacted. Additionally, such a rate increase could result in our recapturing of the business, which may result in a need to maintain additional reserves, reduce reinsurance receivables and expose us to greater risks.

Hedging Programs — We use a hedging program to mitigate a portion of the unreinsured risks we face in, among other areas, the GMxB features of our variable annuity products and minimum crediting rates on our variable annuity and life products from unfavorable changes in benefit exposures due to movements in the capital markets. In certain cases, however, we may not be able to effectively apply these techniques because the derivatives markets in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly, but not only, during periods of high market volatility, which could adversely impact our business, results of operations or financial condition. For example, in the past, due to, among other things, levels of volatility in the equity and interest rate markets above our assumptions as well as deviations between actual and assumed surrender and withdrawal rates, gains from our hedging programs did not fully offset the economic effect of the increase in the potential net benefits payable under the GMxB features offered in certain of our products. If these circumstances were to re-occur in the future or if, for other reasons, results from our hedging programs in the future do not correlate with the economic effect of changes in benefit exposures to customers, we could experience economic losses which could have a material adverse impact on our business, results of operations or financial condition. Additionally, our strategies may result in under or over-hedging our liability exposure, which could result in an increase in our hedging losses and greater volatility in our earnings and have a material adverse effect on our business, results of operations or financial condition. For further discussion, see “— Risks Relating to Estimates, Assumptions and Valuations — Our risk management policies and procedures.”

Our reinsurance arrangement with offshore affiliates.

Our reinsurance arrangement with Equitable Bermuda (the “Offshore Affiliate”) provides important capital management benefits to us. Under applicable statutory accounting rules, we are currently, and will in the future be, entitled to a credit in their calculations of reserves for amounts reinsured to the Offshore Affiliate. However, if the Offshore Affiliate loses its reciprocal jurisdiction reinsurer status in Arizona, the Offshore Affiliate will have to maintain collateral equal to the U.S. statutory accounting reserve in order for us to retain this credit. We cannot be certain that the Offshore Affiliate will be able to maintain this collateral.

Risks Relating to Our Products, Our Structure and Product Distribution

GMxB features within certain of our products.

Certain of the variable annuity products we offer and certain in-force variable annuity products we offered historically, and certain variable annuity risks we assumed historically through reinsurance, include GMxB features. We also offer index-linked variable annuities with guarantees against a defined floor on losses. GMxB features are designed to offer protection to policyholders against changes in equity markets and interest rates. Any such periods of significant and sustained negative or low Separate Accounts returns, increased equity volatility or reduced interest rates will result in an increase in the valuation of our liabilities associated with those products. In addition, if the Separate Account assets consisting of fixed income securities, which support the guaranteed index-linked return feature, are insufficient to reflect a period of sustained growth in the equity-index on which the product is based, we may be required to support such Separate Accounts with assets from our General Account and increase our liabilities. An increase in these liabilities would result in a decrease in our net income and depending on the magnitude of any such increase, could materially and adversely affect our financial condition, including our capitalization, as well as the financial strength ratings which are necessary to support our product sales.

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Additionally, we make assumptions regarding policyholder behavior at the time of pricing and in selecting and using the GMxB features inherent within our products. An increase in the valuation of the liability could result to the extent emerging and actual experience deviates from these policyholder option use assumptions. If we update our assumptions based on our actuarial assumption review, we could be required to increase the liabilities we record for future policy benefits and claims to a level that may materially and adversely affect our business, results of operations or financial condition which, in certain circumstances, could impair our solvency. In addition, we have in the past updated our assumptions on policyholder behavior, which has negatively impacted our net income, and there can be no assurance that similar updates will not be required in the future.

In addition, hedging instruments may not effectively offset the costs of GMxB features or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in policyholder behavior or mortality, combined with adverse market events, could produce economic losses not addressed by our risk management techniques. These factors, individually or collectively, may have a material adverse effect on our business, results of operations, including net income, capitalization, financial condition or liquidity, including our ability to pay dividends to Holdings.

The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors. For further information on the NAIC review of the RBC treatment of certain complex assets in which insurers have invested during recent years, see “Business — Regulation — Insurance Regulation; Risk Based Capital.” Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

Our failure to meet our RBC requirements or minimum capital and surplus requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, supervision by regulators, rehabilitation, or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations or financial condition. A decline in RBC ratios may limit our ability to pay dividends, could result in a loss of customers or new business, and could be a factor in causing ratings agencies to downgrade our financial strength ratings, each of which could have a material adverse effect on our business, results of operations or financial condition.

A downgrade in our financial strength and claims-paying ratings.

Claims-paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. They indicate the rating agencies’ opinions regarding an insurance company’s ability to meet policyholder obligations and are important to maintaining public confidence in our products and our competitive position. A downgrade of our ratings or those of Equitable Financial or Holdings could adversely affect our business, results of operations or financial condition by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our ability to hedge our risks, our cost of raising capital or limit our access to capital.

A loss of, or significant change in, key product distribution relationships.

We distribute certain products under agreements with third-party distributors and other members of the financial services industry that are not affiliated with us. We compete with other financial institutions to attract and retain commercial relationships in each of these channels. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operation or financial condition. Distributors may elect to alter, reduce or terminate their distribution relationships with us, including for such reasons as changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Alternatively, we may terminate one or more distribution agreements due to, for example, a loss of confidence in, or a change in control of, one of the third-party distributors, which could reduce sales.

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We are also at risk that key distribution partners may merge or change their business models in ways that affect how our products are sold, either in response to changing business priorities or as a result of shifts in regulatory supervision or potential changes in state and federal laws and regulations regarding standards of conduct applicable to third-party distributors when providing investment advice to retail and other customers. Our key distribution relationships may also be adversely impacted by regulatory changes that increase the costs associated with marketing, or restrict the ability of distribution partners to receive sales and promotion-related charges.

Risks Relating to Estimates, Assumptions and Valuations

Our risk management policies and procedures.

Our policies and procedures, including hedging programs, to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.

We employ various strategies to mitigate risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, equity markets and credit spread changes, the occurrence of credit defaults and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and through our hedging programs. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections that may prove to be incorrect or prove to be inadequate. Moreover, definitions used in our derivatives contracts may differ from those used in the contract being hedged. Accordingly, our hedging activities may not have the desired beneficial impact on our business, results of operations or financial condition. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses, including both losses based on the risk being hedged as well as losses based on the derivative. The terms of the derivatives and other instruments used to hedge the stated risks may not match those of the instruments they are hedging which could cause unpredictability in results.

Our reserves could be inadequate and product profitability could decrease due to differences between our actual experience and management’s estimates and assumptions.

Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, longevity, persistency, interest rates, future equity performance, reinvestment rates, claims experience and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions at least annually and, if necessary, update our assumptions as additional information becomes available. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly, and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves , which could materially and adversely impact our business, results of operations or financial condition. Future reserve increases in connection with experience updates could be material and adverse to our results of operations or financial condition.

Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. If actual persistency is significantly different from that assumed in our current reserving assumptions, our reserves for future policy benefits may prove to be inadequate. Although some of our variable annuity and life insurance products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability. Many of our variable annuity and life insurance products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if we are permitted under the contract to increase premiums or adjust other

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charges and credits, we may not be able to do so due to litigation, point of sale disclosures, regulatory reputation and market risk or due to actions by our competitors. In addition, the development of a secondary market for life insurance could adversely affect the profitability of existing business and our pricing assumptions for new business.

Our financial models rely on estimates, assumptions and projections.

We use models in our hedging programs and many other aspects of our operations including, but not limited to, product development and pricing, capital management, the estimation of actuarial reserves, the fair value of the GMIB reinsurance contracts and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could materially and adversely impact our business, results of operations or financial condition.

Subjectivity of the determination of the amount of allowances and impairments taken on our investments.

The determination of the amount of allowances and impairments varies by investment type and is based upon our evaluation of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management’s judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Additional impairments may need to be taken or allowances provided for in the future that could have a material adverse effect on our business, results of operations or financial condition. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our financial statements and the period-to-period changes in estimated fair value could vary significantly. Decreases in the estimated fair value of securities we hold may have a material adverse effect on our business, results of operations or financial condition.

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Legal and Regulatory Risks

We are heavily regulated.

We are heavily regulated, and regulators continue to increase their oversight over financial services companies. The adoption of new laws, regulations or standards and changes in the interpretation or enforcement of existing laws, regulations or standards have directly affected, and will continue to affect, our business, including making our efforts to comply more expensive and time-consuming. In recent years, insurance regulators and the NAIC have been focused on enhancing regulatory oversight of insurers’ investments in complex assets such as leveraged loans and CLOs, the use of AI technologies and “big data,” and the management of climate risk. For additional information on regulatory developments and the risks we face, see “Business — Regulation”.

Our retirement and protection business is subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the DOL and the IRS. Failure to administer our retirement and protection products in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations.

We are required to file periodic and other reports within certain time periods imposed by U.S. federal securities laws, rules and regulations. Failure to file such reports within the designated time period or failure to accurately report our financial condition or results of operations could require us to curtail or cease sales of certain of our products or delay the launch of new products or new features, which could cause a significant disruption in our business. If our affiliated and third-party distribution platforms are required to curtail or cease sales of our products, we may lose shelf space for our products indefinitely, even once we are able to resume sales.

Our Bermuda-based affiliate is subject to regulation in Bermuda where the BMA has broad supervisory and administrative powers relating to the granting and revoking of the conditions to an insurer’s registration in Bermuda which may limit its ability to transact reinsurance business, including, among others, requiring the BMA’s prior approval to enter into specific reinsurance transactions, prescribing minimum capital and solvency requirements, limitations on dividends, returning capital or otherwise making distributions to shareholders, the nature of and limitations on investments, and the filing of financial statements in accordance with prescribed or permitted statutory accounting practices.

Finally, regulators have proposed, imposed and may continue to impose new requirements or issue new guidance aimed at addressing or mitigating climate change-related risks and further regulating the industries in which we operate. These new or pending regulatory initiatives could result in increased compliance costs to us and changes to our corporate governance and risk management practices. It is difficult to predict how the new administration will impact these or other regulatory initiatives. “Business — Regulation”.

Changes in U.S. tax laws and regulations or interpretations thereof.

Changes in tax laws and regulations or interpretations of such laws, including U.S. tax reform, could increase our corporate taxes and reduce our earnings. Changes may increase our ETR or have implications that make our products less attractive to consumers. Tax authorities may enact laws, change regulations to increase existing taxes, or add new types of taxes and authorities who have not imposed taxes in the past, may impose additional taxes. Any such changes may harm our business, results of operations or financial condition.

Legal proceedings and regulatory actions.

A number of lawsuits and regulatory inquiries have been filed or commenced against us and other financial services companies in the jurisdictions in which we do business. Some of these matters have resulted in the award of substantial fines and judgments, including material amounts of punitive damages, or in substantial settlements. We face a significant risk of, and from time to time we are involved in, such actions and proceedings, including class action lawsuits. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter. In addition, investigations or examinations by federal and state regulators and other governmental and self-regulatory agencies could result in legal proceedings (including securities class actions and stockholder derivative litigation), adverse publicity, sanctions, fines and other

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costs. A substantial legal liability or a significant federal, state or other regulatory action against us, as well as regulatory inquiries or investigations, may divert management’s time and attention, could create adverse publicity and harm our reputation, result in material fines or penalties, result in significant expense, including legal and settlement costs, and otherwise have a material adverse effect on our business, results of operations or financial condition. For information regarding legal proceedings and regulatory actions pending against us, see Note 10 of the Notes to the Financial Statements.

General Risks

Competition from other insurance companies, banks and other financial institutions.

We face strong competition from others offering the types of products and services we provide. It is difficult to provide unique retirement and protection products because, once such products are made available to the public, they often are reproduced and offered by our competitors. If competitors charge lower fees for similar products or services, we may decide to reduce the fees on our own products or services in order to retain or attract customers.

Competition may adversely impact our market share and profitability. Many of our competitors are large and well-established and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have greater financial resources, have higher claims-paying or credit ratings, have better brand recognition or have more established relationships with clients than we do. We also face competition from new market entrants or non-traditional or online competitors, many of whom are leveraging digital technology that may challenge the position of traditional financial service companies. Due to the competitive nature of the financial services industry, there can be no assurance that we will continue to effectively compete within the industry or that competition will not materially and adversely impact our business, results of operations or financial condition.

Protecting our intellectual property.

We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from using and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly alternative. Any of these scenarios could harm our reputation and have a material adverse effect on our business, results of operations or financial condition.

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PROPERTIES

We do not lease or own space for our operations. Facilities are provided to us for the conduct of our business pursuant to service agreements with affiliated companies.

LEGAL PROCEEDINGS

For information on certain legal proceedings pending against us, see Note 10 of the Notes to the Financial Statements and “Risk Factors — Legal and Regulatory Risks — Legal proceedings and regulatory actions.”

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SELECTED FINANCIAL DATA

Not applicable.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for EFLOA should be read in conjunction with “Risk Factors,” “Selected Financial Data — Statutory Basis” and the financial statements and related Notes to Financial Statements — Statutory Basis included elsewhere herein. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

Basis of Presentation

The financial information included herein is prepared and presented in accordance with Statutory Accounting Principles (“U.S. SAP”) prescribed or permitted by the Arizona Department of Insurance. Certain differences exist between U.S. SAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”), which are material. For a summary of such differences, see “Notes to Financial Statements — Summary of Significant Accounting Policies — Basis of Presentation.”

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. The most significant estimates include those used in determining the carrying values of investments including the amount of mortgage loan investment valuation reserves, other-than-temporary impairments (“OTTI”), the liabilities for benefits reserves, and the determination of admissible deferred tax assets. Although some variability is inherent in these estimates, management believes the amounts presented are appropriate.

EXECUTIVE SUMMARY

Overview

We are an indirect, wholly-owned subsidiary of Holdings. Our primary business is to provide life insurance, annuity and employee benefit products to individuals and small and medium-sized businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.

Macroeconomic and Industry Trends

Our business and consolidated results of operations are significantly affected by economic conditions and consumer confidence, conditions in the global capital markets and the interest rate environment.

Financial and Economic Environment

U.S. stocks finished higher in the fourth quarter of 2025, despite a long government shutdown and signs of a cooling labor market. The S&P 500 gained 2.7% for the quarter and delivered about 18% for the year, its third straight year of double-digit returns. Small-cap stocks, represented by the Russell 2000, rose 2.2% in the fourth quarter and ended the year up 13%.

Despite the above, a wide variety of factors continue to impact global financial and economic conditions. These factors include, among others, uncertainty regarding the federal debt limit, volatility in the capital markets, equity market declines, plateauing or decreasing economic growth, high fuel and energy costs, changes in fiscal or monetary policy and geopolitical tensions. The Russian invasion of the Ukraine, Middle Eastern hostilities, and the ensuing conflicts and the sanctions and other measures imposed in response to these conflicts, tariffs and trade disputes, significantly increased the level of volatility in the financial markets and have increased the level of economic and political uncertainty.

Stressed conditions, volatility and disruptions in the capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio. In addition, our insurance liabilities and derivatives are sensitive to changing market factors, including equity market performance and interest rates, which fell three times in 2025, including by 0.25% in December 2025. However, the Federal Reserve signaled a more cautious approach for 2026, which contributed to some late-year market volatility. An increase in market volatility could continue to affect our business, including through effects on the yields we earn on invested assets, changes in required reserves and capital and fluctuations in the value of our AUM, AV or AUA from which we derive our fee income. These effects could be exacerbated by uncertainty about future fiscal policy, changes in tax policy, the scope of potential deregulation and levels of global trade.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The potential for increased volatility could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives. In addition, this environment could make it difficult to consistently develop products that are attractive to customers. Financial performance can be adversely affected by market volatility and equity market declines as fees driven by AV and AUM fluctuate, hedging costs increase and revenues decline due to reduced sales and increased outflows.

We will continue to monitor the behavior of our customers and other factors, including mortality rates, morbidity rates, annuitization rates and lapse and surrender rates, which change in response to changes in capital market conditions, to ensure that our products and solutions remain attractive and profitable. For additional information on our sensitivity to interest rates and capital market prices, see “Risk Factors — Risks Relating to Conditions in the Financial Markets and Economy” and “Quantitative and Qualitative Disclosures About Market Risk”.

Interest Rate Environment

We believe the interest rate environment will continue to impact our business and financial performance in the future. A prolonged low interest rate environment may subject us to increased hedging costs or an increase in the amount of reserves we are required to hold, lowering our surplus.

Regulatory Developments

We are regulated primarily by the Arizona Department of Insurance and Financial Institutions, with some policies and products also subject to federal regulation. On an ongoing basis, regulators refine capital requirements and introduce new reserving standards. Regulations recently adopted or currently under review can potentially impact our statutory reserve, capital requirements and profitability of the industry and result in increased regulation and oversight for the industry. For additional information on the regulatory developments and risk we face, see “Business — Regulation” and “Risk Factors — Legal and Regulatory Risks”.

Revenues

Our revenues come from three principal sources:

•	fee income derived from our products;

•	premiums from our life insurance, employee benefits and variable annuity products; and

•	investment income from our General Account investment portfolio.

Our fee income varies directly in relation to the amount of the underlying AV or benefit base of our life insurance and annuity products which are influenced by changes in economic conditions, primarily equity market returns, as well as net flows. Our premium income is driven by the growth in new policies written and covered lives, and the persistency of our in-force policies, which are influenced by a combination of factors, including our efforts to attract and retain customers and market conditions that influence demand for our products. Our investment income is driven by the yield on our General Account investment portfolio and is impacted by the prevailing level of interest rates as we reinvest cash associated with maturing investments and net flows to the portfolio.

Benefits and Other Deductions

Our primary expenses are:

•	policyholder benefits and changes in reserves;

•	sales commissions and compensation paid to intermediaries and advisors that distribute our products and services; and

•	compensation and benefits provided to Equitable Financial’s employees and other operating expenses.

Policyholder benefits and changes in reserves are driven primarily by mortality, equity and interest rates fluctuations and customer withdrawals and benefits which change in response to changes in capital market conditions. Sales commissions and compensation paid to intermediaries and advisors vary in relation to premiums, whereas compensation and benefits to Equitable Financial’s employees are more constant and impacted by market wages, and decline with increases in efficiency. Our ability to manage these expenses across various economic cycles and products is critical to the profitability of our company.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Net Income Volatility

We have offered and continue to offer variable annuity products with GMxB features. The future claims exposure on these features is sensitive to movements in the equity markets and interest rates. Accordingly, we have implemented hedging and reinsurance programs designed to mitigate the economic exposure to us from these features due to equity market and interest rate movements. Changes in the values of the derivatives associated with these programs due to equity market and interest rate movements are recognized in the periods in which they occur, while corresponding changes in offsetting liabilities not measured at fair value, are recognized over time. This results in net income volatility as further described below. See “ — Significant Factors Impacting Our Results — Impact of Hedging on Results.”

In addition to our dynamic hedging strategy, we have static hedge positions designed to mitigate the adverse impact of changing market conditions on our statutory capital. We believe this program will continue to preserve the economic value of our variable annuity contracts and better protect our target variable annuity asset level. However, these static hedge positions increase the size of our derivative positions and may result in higher net income volatility on a period over period basis.

An additional source of net income (loss) volatility is the impact of the Company’s annual actuarial assumption review. See “ — Significant Factors Impacting Our Results — Effect of Assumption Updates on Operating Results,” for further detail of the impact of assumption updates on net income (loss).

Significant Factors Impacting Our Results

The following significant factors have impacted, and may in the future impact, our financial condition, results of operations or cash flows.

Impact of Hedging on Results

We have offered and continue to offer variable annuity and life insurance products. The future claims exposure on these features is sensitive to movements in the equity markets and interest rates. Accordingly, we have implemented hedging programs designed to mitigate the economic exposure to us from these features due to equity market and interest rate movements. Changes in the values of the derivatives associated with these programs due to equity market and interest rate movements are recognized in the periods in which they occur while corresponding changes in offsetting liabilities not measured at fair value, are recognized over time. This results in net income volatility.

Effect of Assumption Updates on Operating Results

Our actuaries oversee the valuation of the product liabilities and assets and review the underlying inputs and assumptions. We comprehensively review the actuarial assumptions underlying these valuations and update assumptions annually. Assumptions are based on a combination of Company experience, industry experience, management actions and expert judgment and reflect our prudent estimate (best estimate + margin) as of the date of the applicable consolidated financial statements. Changes in assumptions can result in a significant change to the carrying value of product liabilities and assets and, consequently, the impact could be material to earnings in the period of the change.

Assumption Updates and Model Changes

In 2025, the Company increased its statutory reserves by approximately $118 million due to unfavorable lapse assumption updates partially offset by favorable expense assumption updates to align with experience.

In 2024, the Company increased its statutory reserves by approximately $5 million due to a variety of smaller impact updates.

In 2023, the Company decreased its statutory reserves by approximately $183 million due to favorable expense assumption updates to align with experience.

Model Changes

There were no material model changes during 2025, 2024, or 2023.

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Significant Transactions

There were number of large reinsurance, recapture and novation transactions during 2025 and prior years that impacted the Company. See Note 12 for further detail.

Funding Agreements-Backed Note

Effective in the second quarter of 2025, the Issuer began issuing funding agreement-backed notes (“FABN”). Under the Program, Equitable may issue funding agreements in U.S. dollar or other foreign currencies to the Issuer in exchange for the proceeds from issuances of the Notes. The funding agreements have matching interest, maturity and currency payment terms to the applicable Notes. Equitable hedges the foreign currency exposure of foreign currency denominated funding agreements using cross currency swaps as discussed in Note 6. Funding agreements issued to the Issuer, including any foreign currency transaction adjustments, are reported within Statement of Assets, Liabilities, and Surplus, Policy reserves & deposit type contracts. Foreign currency transaction adjustments to deposit-type contracts balances are recognized in unrealized gains/loss. As of December 31, 2025, Equitable’s total FABN liability for funding agreements issued under the Program totaled $3.1 billion.

Accounting Changes and Correction of Errors

During the third quarter of 2025, the Company discovered an error relating to the calculation of asset-based commissions for certain retail variable annuity policies. The error resulted in an overstatement of commission expense paid by the Company to its distribution company affiliate, Equitable Network, for the years 2023 and 2024. As a result of this error and in accordance of SSAP No. 3 — Accounting Changes and Corrections of Errors, the Company recorded a prior year correction to increase opening surplus by $13.7 million within Statements of Changes in Capital and Surplus, Prior year adjustments and included a current and deferred tax expense of $2.9 million within the appropriate tax lines. The Company’s management does not believe this correction to be material to the Company’s results of operations, financial position, or cash flow for any of the Company’s previously filed annual statements.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

RESULTS OF OPERATIONS

The earnings and surplus narratives that follow discuss the results for 2025 compared to 2024’s results, followed by the results for 2024 compared to 2023’s results.

	Years Ended December 31,
	2025	2024	2023
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$8,493.3	$18,326.5	$24,640.3
Net investment income (loss)	(255.6)	120.2	104.8
Separate accounts net gain/(loss) including associated separate account fees	865.7	74.1	(342.2)
Separate accounts’ modified coinsurance reinsurance assumed	10,583.1	12,937.3	7,710.2
Funds withheld reinsurance assumed income net of SSAP 108 deferral	(613.9)	(92.8)	52.9
Commission and expense allowances on reinsurance ceded	3,342.9	4.4	10.2
Other income	62.7	65.9	46.6

Total premiums and other revenues	22,478.2	31,435.6	32,222.8

BENEFITS AND EXPENSES
Policyholder benefits	16,098.6	15,812.9	9,970.5
Increase (decrease) in reserves	(7,190.3)	12.1	11,924.4
Commission and expense allowances on reinsurance assumed	333.8	485.0	1,381.4
Separate Accounts’ modified coinsurance reinsurance ceded	1,133.0	118.2	97.3
Commissions	1,146.1	882.1	601.3
Operating expenses	279.7	212.7	193.8
Funds withheld reinsurance ceded	195.7	—	—
Transfer to or (from) separate accounts, net	9,328.0	13,597.1	6,663.3

Total benefits and expenses	21,324.6	31,120.1	30,832.0

Net gain (loss) from operations before federal income taxes (“FIT”)	1,153.6	315.5	1,390.8
FIT expense (benefit) incurred (excluding tax on capital gains)	350.7	(31.5)	686.7

Net gain (loss) from operations	802.9	347.0	704.1
Net realized capital gains (losses) net of tax	118.5	370.9	87.5

Net income (loss)	$921.4	$717.9	$791.6

	Years Ended December 31,
	2025	2024	2023
	(in millions)
CHANGES IN CAPITAL AND SURPLUS
Beginning of Year Capital & Surplus	$4,063.6	$4,394.6	$402.9
Prior year correction of errors	13.7	—	—

Adjusted balance — beginning of year	4,077.3	4,394.6	402.9
Net income (loss)	921.4	717.9	791.6
Change in net unrealized capital gains (losses), net of tax	16.3	(278.3)	293.8
Change in asset valuation reserve	(150.7)	(27.8)	(17.0)
Change in net admitted deferred tax asset excluding tax on unrealized gains	(180.1)	(9.8)	10.5
Changes in surplus as a result of reinsurance	881.1	(28.6)	1,837.2
Change in deferred asset on novation (net of amortization)	399.5	—	—
Surplus (contributed to) withdrawn from Separate account	656.8	(478.7)	(386.6)
Other change in surplus in Separate account	(954.6)	478.7	389.3
Other changes to surplus	0.5	(3.6)	22.9
Paid-in surplus — (return of capital)/capital contributions	(1,585.0)	—	1,050.0
Dividends to stockholders	—	(700.8)	—

Balance — end of year	$4,082.5	$4,063.6	$4,394.6

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Year Ended December 31, 2025 Compared to Year Ended December 31, 2024

Gains (losses) from operations reported in the Company’s Summary of Operations for the year ended December 31, 2025 were $802.9 million compared to $347.0 million for the year ended December 31, 2024. Total net income (loss) reported in the Company’s Financial Statements for the year ended December 31, 2025 was $921.4 million compared to $717.9 million for the year ended December 31, 2024.

The net gain (loss) from operations before federal income taxes was $1,153.6 million for the year ended December 31, 2025 compared to $315.5 million in 2024, representing a favorable change of $838.1 million between the periods. The favorable gains from operations is primarily due to initial gains from both the Bermuda Reinsurance Treaty with EFBR and the RGA Reinsurance Transaction, partially offset by the recapture loss recorded at Equitable America prior to the RGA Reinsurance Transaction.

Premiums and Annuity Considerations

Total premiums and annuity considerations were $8,493.3 million for the year ended December 31, 2025 compared to $18,326.5 million for the year ended December 31, 2024, a decrease of $9,833.2 million. The driver of the decline was the 2025 initial premium recorded on two new reinsurance deals during the totaling approximately $6.7 billion and $1.7 billion for the Bermuda and RGA reinsurance agreements, respectively. Additionally, prior to the RGA Life reinsurance deal, EFLOA had approximately $2.0 billion of assumed initial premium, from its deal with EFLIC in 2023, recaptured back to EFLIC. Excluding these three large transactions, EFLOA premiums would have been slightly up in 2025 vs. 2024.

Net Investment Income

Net investment income was $(255.6) million for the year ended 2025, a decrease of $375.8 million from $120.2 million in 2024. The decrease in net investment income is primarily due to derivative losses on VA products partially offset by higher average assets.

Separate account net gain (loss) from operations excluding unrealized gains or losses

For the year ended December 31, 2025, Equitable America had a $865.7 million gain compared to $74.1 million gain in the year ended December 31, 2024. The increase is primarily strong equity markets and interest margin from SCS business.

Separate accounts’ modified coinsurance reinsurance assumed

For the year ended December 31, 2025, Equitable America reported separate account’s modified coinsurance reinsurance assumed of $10,583.1 million, compared to $12,937.3 million in the year ended December 31, 2024. The separate account MODCO reinsurance assumed line as well as premiums, annuity benefits and surrenders were significantly impacted for the year ended December 31, 2025 as compared to the year ended December 31, 2024 by the aforementioned adjustment to include under SSAP No. 61R guidance the assumed “Day 2” MODCO reinsurance activity of the Equitable Financial separate account relative to the applicable policies under the Reinsurance Treaty. This is a “presentation” entry, as in actuality, under MODCO reinsurance all assets and liabilities remain with the ceding company and do not get transferred to the assuming company. The rest of this line represents the separate account earnings (fees/gain from operations) of the applicable separate accounts under the MODCO portion of the Reinsurance Treaty. The separate account earnings for both years were primarily driven by strong equity markets and interest margins on the SCS product assumed from Equitable Financial.

Funds withheld reinsurance assumed income net of SSAP No. 108 deferral

For the year ended December 31, 2025, the $(613.9) million includes investment income and derivative hedge losses and other fees assumed under the 2023 Reinsurance Treaty totaling $(720.0) million, partially offset by the permitted practice deferral of derivative losses relating to the assumed business portion on this line totaling $106.0 million. For the year ended December 31, 2024, the $(92.8) million includes investment income and derivative (net investment income only) hedge losses and other fees assumed under the Reinsurance Treaty totaling $(936.4) million, partially offset by the permitted practice deferral of derivative losses relating to the assumed business portion on this line totaling $843.6 million. The deferred losses will be amortized into income over 10 years. The derivative hedged deferred losses for the year ended December 31, 2024 were primarily driven by the strong equity markets (hedge goes in opposite direction), while in the year ended December 31, 2025, the equity markets (S&P 500) were up approximately 16%.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Commission and expense allowance on reinsurance ceded

For the year ended December 31, 2025, Equitable America reported commission and expense allowance on reinsurance ceded of $3,342.9 million, an increase of $3,338.5 million from $4.4 million reported for the year ended December 31, 2024. The increase is primarily driven by the Bermuda Reinsurance Treaty, specifically (i) a portion (21%) of the gross ceded commission that remained in gain from operations as well as (ii) an offset to a Day 1 reserve increase driven by loss of reserve aggregation benefit that is reclassified from operations to surplus adjustments.

Policyholder benefits

In the year ended December 31, 2025 , Equitable America reported policyholder and contract holder benefits of $16,098.6 million, an increase of $276.7 million from, the $$15,812.9 million reported for the year ended December 31, 2024. The increase is primarily due to FABN interest, increases in surrender benefits and annuities benefits, partially offset by decrease in death benefits.

Increase (decrease) in reserves

Policy and contract reserves decreased $(7,190.3) million in 2025, compared to an increase of $12.1 million in 2024. The driver of the change can be attributed to entering into the Bermuda Reinsurance Treaty with EFBR and the RGA Reinsurance Transaction resulting in $5.3 billion of reserves ceded to EFBR, $2.1 billion of reserves ceded to RGA as of December 31 2025, $2.0 billion of Recapture Transaction, partially offset by SCS general account introduced during the fourth quarter. See Note 12 — “Equitable Cession & Retrocession to EFBR” and “RGA Reinsurance Transaction”.

Commissions and expense allowances on reinsurance assumed

Commissions and expense allowances primarily represent commissions and expense allowances paid to EFLIC on reinsurance assumed under the Reinsurance Treaty, partially offset by the ongoing “Day 2” ceded commission gain amortization into this line (from Statements of Summary of Operations — Changes in surplus as a result of reinsurance). The decline for the year ended December 31, 2025 of $333.8 million compared to the year ended December 31, 2024 of $485.0 million was driven by the novation of variable annuity policies from EFLIC to Equitable America on June 1, 2025, offset by increases in direct commissions (see Commissions line below).

Commissions

The increase was driven by an increase in commissions due to higher first year variable annuity sales and renewal commission in the year ended December 31, 2025 as compared to the year ended December 31, 2024, as well as novation of variable annuity policies from EFLIC to Equitable America on June 1, 2025.

Separate account MODCO ceded reinsurance

The $1,133.0 million represents separate account MODCO reinsurance ceded to EFBR, RGA and Protective Life Insurance Company (“Protective”) compared to $118.2 million ceded to Protective in the prior year. This essentially offsets fees associated with the separate account contracts and net transfers to the separate accounts on the business ceded to Protective, EFBR and RGA. This allows the general account and separate account statements to remain in balance while transferring the appropriate operating activity.

Funds withheld reinsurance ceded

Under the Bermuda Reinsurance Treaty, Equitable America retains the assets and cedes the earnings from the invested assets to EFBR. For the year ended December 31, 2025, the $195.7 million includes $(386.1) million of derivative net investment income ceded losses more than offset by $529.2 million of negative IMR ceded and $52.6 million of investment fees ceded to EFBR.

Transfers to (from) separate accounts, net

For the year ended December 31, 2025, Equitable America reported net transfers to (from) separate accounts of $9,328.0 million, compared to $13,597.1 million in the year ended December 31, 2024, a net change of $(4,269.1) million. Both periods represent the high net deposits driven mostly by new sales from Equitable’s variable annuity business, net of CARVM allowance increase driven by higher sales and equity market increases.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

FIT expense (benefit) incurred (excluding tax on capital gains)

For the year ended December 31, 2025, federal income tax expense was $$350.7 million compared to a federal income tax (“FIT”) benefit of $(31.5) million for the year ended December 31, 2024. The 2025 tax expense was primarily driven by the reinsurance transaction gains with EFBR and RGA Reinsurance Transaction and higher gains from operations. These gains were partially offset by the reinsurance recapture loss from EFLIC. The 2024 tax benefit was primarily driven by foreign taxes paid, return to provision adjustments and net losses on derivatives.

Net realized capital gains (losses) net of tax

Equitable America recorded net realized capital gains (losses) after tax and IMR of $118.5 million for the year ended December 31, 2025 compared to $370.9 million gain for the year ended December 31, 2024. The variance is primarily driven by lower derivatives gains, decrease in fixed maturities and OTTI, partially offset by lower capital tax expense and IMR.

Other Items Affecting Surplus

Change in net unrealized capital gains (losses) net of tax

Equitable America had net unrealized capital gains (losses) after tax and IMR of $16.3 million for the year ended December 31, 2025 compared to $(278.3) million for the year ended December 31, 2024. The variance is primarily driven by derivatives gains in 2025 versus losses in 2024, partially offset by unrealized capital gains deferred tax.

Change in asset valuation reserves

The $(150.7) million change in asset valuation reserves in 2025 is due to unrealized gains on separate account SCS alternative investments as well as required contributions. The $(27.8) million change in 2024 is due to required contributions increases and excess of unrealized gains.

Change in net admitted deferred tax asset excluding tax on unrealized gains

The 2025 charge of $180.1 million reflects the change in the gross DTA (excluding unrealized capital gains) from an asset at 12/31/24 to a liability at 12/31/2025 due primarily to the utilization of the NOL DTAs to offset current tax expense, while 2024 impact was primarily due to declines in the non-admitted DTA due to book vs. tax reserve changes in 2024 vs. 2023.

Changes in surplus as a result of reinsurance

In the year ended December 31, 2025, the $0.9 billion primarily represents 79% of the treaty gains under the Bermuda Reinsurance Treaty with EFBR and RGA, $1.3 billion and $0.4 billion, respectively, partially by offset the recapture of approximately $0.8 billion of previously reported gains under the Reinsurance Treaty with Equitable Financial. The remainder of this line represents amortization of previously recorded gains into operations from surplus.

Surplus (contributed)/withdrawn and Other changes in surplus in Separate Accounts Statement

Generally when surplus is contributed or withdrawn between the general account and the separate account (in EFLOA, often SA for SCS product) these two lines net to zero as the SA surplus will go up or down accordingly by the contribution or withdrawal, as it did in 2024. However, there are a few other straight to surplus items in the SA that can occur such as disallowed (non admitted) negative IMR. The admissibility of the negative IMR post novation declined was not offset by the deferred assets increase under the INT-23-01 guidance.

Prior years correction of error

During the third quarter of 2025, an error was detected by Equitable America concerning the calculation and overpayment of asset-based commissions for certain retail SCS policies and all retail Investment Edge policies. As a result of this error and in accordance of SSAP #3 guideline, Equitable reported a correction to increase opening surplus by $13.7 million.

Deferred asset on novation (net of amortization)

Equitable America recorded a $399.5 million change in the deferred asset under SSAP 61R guidance, representing the deferral of realized gains upon novation (net of amortization) from Equitable Financial to Equitable America, as well as the offset to the non-admission of the novated IMR from Equitable Financial.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Paid in surplus

The majority of this line represents a $1,545.0 million as return of capital under the extraordinary dividend capacity and $40.0 million return of capital related to EFBR paid to its parent, Equitable Financial, LLC (“EFS”).

In 2025, the Arizona Department approved Equitable America’s extraordinary dividend capacity of up to $1,725.0 million, payable as gross paid-in and contributed surplus before December 31, 2025. Pursuant to this approval, Equitable America paid two extraordinary dividends to its parent, EFS: $1,325.0 million on August 15, 2025, which was recorded as a return of capital within paid-in capital, and $220.0 million on December 24, 2025.

During 2025, Equitable America recorded a $40.0 million net decrease in paid in capital. EFBR was incorporated as a subsidiary of Equitable’s parent, EFS, a wholly owned subsidiary of Holdings, on August 7, 2024, with all 250,000 issued shares owned by EFS. On January 1, 2025, EFBR purchased approximately 249,900 of its shares from EFS. On January 2, 2025, Equitable America received a $210.0 million cash contribution from EFS. Equitable America acquired EFBR for $250.0 million. On January 4, 2025, EFBR issued approximately 249,900 of its new shares to Equitable. On March 31, 2025, Equitable distributed all of its shares in EFBR to its parent, returning $250.0 million of capital to EFS.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Gains (losses) from operations reported in the Company’s Summary of Operations for the year ended December 31, 2024, were $347.0 million compared to $704.1 million for the year ended December 31, 2023. Additionally, Equitable recorded changes in capital and surplus of $(331.0) million during the year ended December 31, 2024, compared to an increase in capital and surplus of $3,991.7 million during 2023. The very favorable 2023 results included significant above-the-line (net gain from operations (“NGFO”)) (21%) and below-the-line (79%) reinsurance gains from the Reinsurance Treaty and a $1,050.0 million capital contribution from EFS. The 2024 surplus decline included $700.8 million of ordinary and extraordinary dividends paid to EFS.

Premiums and Annuity Considerations:

Total premiums and annuity considerations were $18,326.5 million for the year ended December 31, 2024, compared to $24,640.3 million for the year ended December 31, 2023, a decrease of $6,313.8 million, due to approximately $12 billion in initial premium under the Reinsurance Treaty transaction in 2023, partially offset by 2024 increases in first year variable annuity sales.

Net Investment Income

Net investment income was $120.2 million for the year ended 2024, an increase of $29.1 million from $104.8 million in 2023. The increase in net investment income is primarily due to higher invested assets and higher portfolio yields.

Separate account net gain (loss) including associated separate account fees:

Effective January 1, 2024, with the approval of the Arizona Department, Equitable America moved its SCS derivative-hedges from the general account to the separate account to match the hedged assets to the location of the reserve liabilities within the separate account. In 2023, Equitable supported the interest crediting to SCS policyholders with derivative hedges in the general account.

Separate accounts’ modified coinsurance reinsurance assumed:

This line records the earnings and fees assumed under the separate account MODCO side of the Reinsurance Treaty, but also reflects the offset to the separate account surrenders net of premiums assumed under the Reinsurance Treaty. As such, the increase of $5,227.1 million for this line is primarily driven by and offset by the large increase in the policyholder benefits for the year ended December 31, 2024 compared to the year ended December 31, 2023.

Funds withheld reinsurance assumed income net of SSAP No. 108 deferral:

For the year ended December 31, 2024, the $(92.8) million includes investment income and derivative (net investment income only) hedge losses and other fees assumed under the Reinsurance Treaty totaling $(936.4) million, partially offset by

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

the permitted practice deferral of derivative losses relating to the assumed business portion on this line totaling $843.6 million. The deferred losses will be amortized into income over 10 years. For the year ended December 31, 2023, the $52.9 million for this line includes investment income and derivative (net investment income only) hedge losses and other fees assumed under the Reinsurance Treaty totaling $(584.3) million, partially offset by the permitted practice deferral of derivative losses relating to the assumed business portion on this line totaling $637.2 million. The large derivative hedged deferred losses for both years were primarily driven by the strong equity markets in both years.

Policyholder Benefits:

For the year ended December 31, 2024, Equitable America reported policyholder and contractholder benefits of $15,812.9 million, an increase of $5,842.4 million from $9,970.5 million reported for the year ended December 31, 2023. The increase was primarily driven by an increase in surrender benefits due primarily to increases under the Reinsurance Treaty driven primarily by equity market increases in variable annuity account values.

Increase (decrease) in reserves:

Policy and contract reserves increased $12.1 million in the year ended December 31, 2024, compared to a $11,924.4 million increase in the year ended December 31, 2023, due primarily to the significant increase in 2023 reserves due to the assumed Reinsurance Treaty.

Commissions and expense allowances on reinsurance assumed:

Commissions and expense allowances on reinsurance assumed totaled $485.0 million for the year ended December 31, 2024, primarily representing commissions and expense allowances paid to Equitable Financial on reinsurance assumed under the Reinsurance Treaty. The 2023 amount of $1,381.4 million includes nine months of commission and expense allowances under the Reinsurance Treaty totaling approximately $0.3 billion. The 79% of the gains under “Day 1” of the Reinsurance Treaty, approximately $1.9 billion, was reclassified from this line item to the line item titled “Changes in surplus as a result of reinsurance”, within Statement of Changes in Capital and Surplus.

Commissions:

This line increase was driven by an increase in commissions due to higher first year variable annuity sales for the year ended December 31, 2024.

Transfers to or (from) Separate Accounts:

In the year ended December 31, 2024, Equitable America reported net transfers to (from) separate accounts of $13,597.1 million, compared to $6,663.3 million in the year ended December 31, 2023, a net change of $6,933.8 million. The variance was primarily due to higher net deposits of $4,604.6 million driven mostly by new sales from the variable annuity business. Additionally, there was a $2,327.6 million variance in the Commissioner’s Annuity Reserve Valuation Method (“CARVM”) allowance, driven primarily by the $2,400.9 million initial assumed CARVM recorded under the Reinsurance Treaty in 2023.

Federal Income Tax Expense (Benefit) Incurred (Excluding Tax on Capital Gains):

The FIT benefit was $(31.5) million in the year ended December 31, 2024 compared to an FIT expense of $686.7 million in the year ended December 31, 2023. The large 2023 tax expense was primarily due to the current tax recorded on the very large pre-tax gain under the Reinsurance Treaty and higher gains from Equitable America retained business.

Net Realized Capital Gains (Losses), Net of Tax:

Equitable America had net realized capital gains (losses) after tax and IMR of $370.9 million in the year ended December 31, 2024, compared to $87.5 million in the year ended December 31, 2023. The variance of $283.4 million in net realized capital gains (losses) was primarily due to derivative realized gain.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Other Items Affecting Surplus

Change in Unrealized Gains (Losses):

Unrealized gains (losses) totaled $(278.3) million of losses in the year ended December 31, 2024, compared to $293.8 million of gains in the year ended December 31, 2023. The variance is primarily due to a $(718.5) million unfavorable variance in derivatives which was $(350.6) million losses in 2024 compared to $367.9 million gain in 2023, impacted by the previously mentioned transfer of the SCS derivatives from the general account to separate account effective January 1, 2024.

Surplus Adjustment — Paid-in:

The change in paid in surplus is primarily due to Equitable America receiving capital contributions from its parent, EFS, in the amount of $1,050.0 million on May 18, 2023.

Change in Surplus as a Result of Reinsurance:

The change in surplus as a result of reinsurance was $(28.6) million and $1,837.2 million for the years ended December 31, 2024 and 2023, respectively. The 2024 charge primarily represents amortization of previously recorded gains into operations from surplus. The significant 2023 amount is due to the “Day 1” gains recorded under the Reinsurance Treaty.

Dividends to stockholders

Equitable America paid an ordinary cash dividend to its parent, EFS, of $440.8 million on July 29, 2024. In June 2024, Equitable America received approval from the Arizona Department for an extraordinary dividend of $300.0 million. Equitable America paid EFS a $22.0 million dividend during September 2024 under this capacity. Additionally, Equitable America paid an additional extraordinary dividend of $238.0 million to EFS on December 17, 2024.

Financial Position

The asset mix of the Company as of December 31, 2025 continues to reflect management’s commitment to increase liquidity and limit new investments to highly rated bonds.

As part of EFLOA’s investment management process, management, with the assistance of its investment advisors, constantly monitors investment performance. This internal review process culminates with a quarterly review of certain assets by Holdings’ Investments Under Surveillance Committee which evaluates whether any investments are other than temporarily impaired and whether specific investments should be put on an interest non-accrual basis.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The Company’s assets as of December 31, 2025 and 2024 were as follows:

	As of December 31,
	2025		2024
	(in millions)%		(in millions)%
Fixed maturities	$7,593.2	60.3%	$3,019.5	83.7%
Perpetual preferred stocks	—	—%	$1.2	—%
Cash, cash equivalents and short-term investments	3,773.4	29.9%	$166.1	4.6%
Common stocks	5.4	—%	$3.9	0.1%
Mortgage loans	557.7	4.4%	$68.4	1.9%
Policy loans	104.5	0.8%	$196.9	5.5%
Receivable for securities	0.6	—%	$—	—%
Derivatives	389.2	3.1%	$111.3	3.1%
Other invested assets	180.5	1.5%	$40.0	1.1%

Total invested assets	12,604.5	100.0	3,607.3	100.0

Funds held by or deposited with reinsured companies	5,351.0		11,669.6
Deferred asset — derivatives	1,668.7		1,571.7
Deferred asset on novation	516.4		0.0
Other assets	419.4		250.5
Total general accounts assets	20,560.0		17,099.1
Separate account assets	92,888.4		32,830.8

Total assets	113,448.4		49,929.9

The Company total combined general account and separate account assets were 113,448.4 million as of December 31, 2025, an increase of $63,518.5 million over the total assets of $49,929.9 million as of December 31, 2024. The increase is attributable to the impact of novated assets from Equitable Financial, reflecting fixed maturities, deferred assets on novation, increase in cash equivalent as well as separate account asset increases. The increase in separate account assets from $32,830.8 million as of December 31, 2024 to $92,888.4 million as of December 31, 2025 is principally attributable to higher assets from the novation transaction and higher sales and equity market increases from the variable annuity products SCS, RC, Investment Edge, and EQUI-VEST, which are now sold entirely through Equitable for non-New York business. Equitable America’s asset mix as of December 31, 2025 continues to reflect management’s commitment to increase liquidity and limit new investments to highly rated bonds.

General Account Investment Portfolio

At December 31, 2025 and December 31, 2024, 99.6% of Equitable America’s fixed income portfolio is held in investment grade (NAIC category 1 and 2) bonds. At December 31, 2025, Equitable America’s general account recorded $7.6 million write-downs for bonds determined to be other-than-temporarily impairments as realized losses.

The following tables show the Company’s bond and preferred stock by NAIC designation at December 31, 2025 and 2024:

		As of December 31,
		2025		2024
NAIC Designations	Rating Agency Equivalent Designation	(in millions)%		(in millions)%
Designation 1	Aaa/Aa/A	$5,089.0	67.0%	$1,886.8	62.5%
Designation 2	Baa	2,472.4	32.6%	1,133.9	37.5%
Designation 3	Ba	6.6	0.1%	—	—%
Designation 4	B	8.0	0.1%	—	—%
Designation 5	Caa and lower	—	—%	—	—%
Designation 6	In or near default	17.2	0.2%	—	—%

Total		$7,593.2	100.0	$3,020.7	100.0%

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mortgage loans consist of $557.7 million commercial mortgage loans as of December 31, 2025. EFLOA’s investment policy regarding the origination of new mortgage loans involves a review of the economics of the property being financed, the loan to value ratio, adherence to guidelines that provide for diversification of EFLOA’s mortgage portfolio by property type, location and a review of prevailing industry lending practices.

Derivatives Instruments and Deferred Asset Permitted Practice

The Company’s derivative assets of $389.2 million and $111.3 million were reported at December 31, 2025 and December 31, 2024, respectively. Equitable uses equity indexed options and futures to hedge its exposure to equity linked crediting rates and interest rates on its products.

Equitable America has assumed, issued and continues to offer variable annuity products with GMxB features. The risk associated with the guaranteed minimum death benefits (“GMDB”) feature is that underperformance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the guaranteed minimum income benefits (“GMIB”) feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB derivative features liability is that underperformance of the financial markets could result in the GMxB derivative features’ benefits being higher than what accumulated policyholders’ account balances would support. For GMxB features, Equitable America retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience versus expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. Derivative contracts are managed to correlate with changes in the present value of the GMxB features that result from financial markets movements.

During 2023, the Arizona Department granted to Equitable America a permitted practice to deviate from SSAP No. 108 by applying special accounting treatment for specific derivatives hedging variable annuity benefits subject to fluctuations as a result of interest rate sensitivities. The permitted practice expands on SSAP No. 108 hedge accounting to include equity risks for the full scope of variable annuity contracts (i.e., not just the rider guarantees but for the variable annuity total contract). The permitted practice allowed Equitable to adopt SSAP No. 108 retroactively from October 1, 2023 and applies to both directly held variable annuity hedges as well as variable annuity hedges in Equitable America’s funds withheld asset that resulted from the Reinsurance Treaty with Equitable Financial. In the calculation of the amount of excess variable annuity equity and interest rate derivative hedging gains and losses to defer (including net investment income on Equitable America’s equity total return swaps), the permitted practice allows Equitable America to compare total equity and interest derivatives gains and losses to 100% of its target liability change. Any hedge gain or loss deferrals will follow SSAP No. 108 amortization rules (i.e., 10-year straight line).

Under the VM-21 compliant Clearly Defined Hedging Strategy (CDHS), 100% of the equity and interest rate risk of the GMxB features are hedged via a portfolio of equity futures, equity total return swaps, duration-matched treasury futures, interest rate swaps, total return swaps on treasuries, and general account assets. Equitable’s hedging strategy is unchanged from the prior reporting period, and the total return on the derivative portfolio has been highly effective in covering the target delta and rho of the hedged obligation. The hedge effectiveness is measured in accordance with the requirements outlined in SSAP No. 108 and assesses the change in fair value of hedge target due to equity and interest rate fluctuation against the change in value of the portfolio of designated hedge derivatives due to equities and rates.

Equitable America recorded a deferred asset under SSAP No. 108 for derivative hedging activity totaling $1,668.7 million and $1,571.7 million as of December 31, 2025 and December 31, 2024, respectively.

Other Invested Assets

Other invested assets totaled $570.3 million and $151.3 million as of December 31, 2025 and 2024, consist of other invested assets, receivable for securities, securities lending reinvested collateral assets and miscellaneous invested assets. The increase is primarily due to an increase in joint ventures assets and derivatives.

Funds Withheld Asset

As mentioned previously, Equitable entered into the Reinsurance Treaty with Equitable Financial on a coinsurance funds withheld basis. As a result, Equitable holds an asset totaling 5,351.0 million as of December 31, 2025, which is equal to the payable that Equitable Financial holds on its balance sheet for this treaty. The decline in this asset from December 31, 2024 is due primarily to novation and a decrease due to the Reinsurance Recapture Transaction prior to the RGA Reinsurance Transaction.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Deferred assets on novation

The $516.4 million balance represents the deferred asset calculated under non-economic accounting guidance. This asset will fluctuate under SSAP 61R based on admission of IMR fluctuation as well as amortization.

Other Assets

Receivable from parent, subsidiaries and affiliates

The receivable from affiliates totaled $242.8 million and $107.5 million as of December 31, 2025 and 2024, respectively. The 2025 and 2024 receivable amounts primarily consists of policyholder receipts that were collected by EFLIC on behalf of EFLOA and an increase in receivable from EFLIC for term conversion income, partially offset by amount due from EFLOA to EFLIC for expense overhead allocation charges.

Admitted disallowed IMR

The admitted disallowed IMR totaled $23.6 million and $52.0 million as of December 31, 2025 and 2024, respectively. The NAIC adopted guidance during 2023 to allow insurers the ability to admit a certain portion of its debit balance IMR deferrals if certain conditions are met. Prior to that guidance all debit balance IMR had to be 100% non-admitted. The $28.4 million decline in the IMR during 2025 was due to deferred gains as well as of amortized losses during 2025.

Securities Lending

Beginning in 2023, the Company has entered into securities lending agreements with an agent bank whereby blocks of securities are loaned to third parties, primarily major brokerage firms. As of December 31, 2025 and 2024, the estimated fair value of loaned securities was $5.6 million and $5.5 million, respectively. The agreements require a minimum of 102% and 105% of the fair value of domestic and foreign securities loaned to be held as cash collateral, calculated daily. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. As of December 31, 2025 and 2024, cash collateral received in the amount of $5.6 million and $5.5 million, respectively . A securities lending payable for the overnight and continuous loans is included in other liabilities in the amount of cash collateral received. Securities lending transactions are used to generate income. Income and expenses associated with these transactions are reported as net investment income and were not material for the year ended December 31, 2025.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity refers to our ability to generate adequate amounts of cash from our operating, investment and financing activities to meet our cash requirements with a prudent margin of safety. Capital refers to our long-term financial resources available to support business operations and future growth. Our ability to generate and maintain sufficient liquidity and capital is dependent on the profitability of our businesses, timing of cash flows related to our investments and products, our ability to access the capital markets, general economic conditions and the alternative sources of liquidity and capital described herein.

Sources and Uses of Liquidity of EFLOA

EFLOA’s principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from EFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

EFLOA’s liquidity requirements principally relate to the payment of benefits under its various life insurance products, cash payments relating to policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements. Management believes there is sufficient liquidity in the form of cash and cash

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

equivalent, and its bond portfolio together with cash flows from operations and scheduled maturities of fixed maturities to satisfy EFLOA’s liquidity needs. In addition, the Company has the capacity to borrow $11,344.0 million from the FHLB and receive capital contributions from its parent EFS.

FHLB Membership

Equitable America is a member of the FHLB, which provides access to collateralized borrowings and other FHLB products.

See Note 10 of the Notes to Financial Statements for further description of our FHLB program.

FABN

Under the FABN program, Equitable America may issue funding agreements in U.S. dollars or other foreign currencies.

See Note 1o of the Notes to Financial Statements for further description of our FABN program.

FABCP

Under the FABCP program, Equitable America may issue funding agreements in U.S. dollars to the SPLLC.

See Note 10 of the Notes to Financial Statements for further description of our FABCP program.

Capital Management Policies

Our Board of Directors and senior management are directly involved in the governance of our capital management process, including proposed changes to our capital plan, capital targets and capital policies.

Capital Position and Structure

We manage our capital position to maintain financial strength and credit ratings that facilitate the distribution of our products and provide our desired level of access to the bank and public financing markets.

Cash Flow Analysis

We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, the effectiveness of our hedging programs, catastrophic events and the relative safety and attractiveness of competing products. Changes in any of these factors may result in reduced or increased cash outflows. Our cash flows from investment activities result from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested. The primary liquidity risks with respect to these cash flows are the risk of default by debtors or bond insurers, commitments to invest and market volatility. We closely manage these risks through our asset/liability management process and regular monitoring of our liquidity position.

	Years Ended December 31,
	2025	2024	2023
	(in million)
Cash and cash equivalents, beginning of year	$166.1	$529.1	$190.1
Net cash provided by (used in) operations	2,182.1	(1,980.1)	(401.2)
Net cash provided by (used in) investing activities	(5,468.7)	551.8	(1,216.0)
Net cash provided by (used in) financing activities and miscellaneous sources	6,893.9	1,065.3	1,956.2

Net increase (decrease)	3,607.3	(363.0)	339.0

Cash and cash equivalents, end of year	$3,773.4	$166.1	$529.1

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

Cash and cash equivalents at December 31, 2025 were $$3,773.4 million, an increase of 3,607.3 million from $$166.1 million at December 31, 2024.

Cash inflows from operations were $2,182.1 million in 2025 as compared to cash inflows of $(1,980.1) million in 2024. Cash flows from operating activities include such sources as premiums, investment income offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash provided (used) in investing activities was $(5,468.7) million in 2025, a decrease of (6,020.5) million from cash used of $551.8 million in 2024, primarily due to higher acquisitions of fixed maturities in 2025, mortgage loans and derivatives, partially offset by proceeds from sales, maturities and derivatives.

Net cash provided (used) in financing activities and miscellaneous sources was $6,893.9 million in 2025 as compared to net cash from financing activities and miscellaneous sources of $1,065.3 million in 2024. The variance in financing and miscellaneous sources was due primarily to a new issuances of FABN funding agreements and FHLB, partially offset by an extra ordinary dividend paid to EFS as a return of capital.

Years Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Cash and cash equivalents at December 31, 2024 were $166.1 million, a decrease of $363.0 million from $529.1 million at December 31, 2023.

Cash inflows from operations were $(1,980.1) million in 2024 as compared to cash inflows of $(401.2) million in 2023. Cash flows from operating activities include such sources as premiums, investment income and fee income offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

Net cash used in investing activities was $551.8 million in 2024, an increase of $1,767.7 million from cash used of $(1,216.0) million in 2023, primarily due to an increase in derivatives proceed, higher proceeds from sales, maturities and repayments of fixed maturities, partially offset by lower acquisitions of derivatives contracts and lower acquisition of fixed maturities.

Net cash provided (used) in financing activities and miscellaneous sources was $1,065.3 million in 2024 as compared to net cash from financing activities and miscellaneous sources of $1,956.2 million in 2023. The variance in financing and miscellaneous sources was due primarily to a dividend to parent, a change in the liability for Amounts withheld by the Company as agent partially offset by capital contribution from parent in 2023.

Our Statutory Capital

EFLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer’s required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2024, the total adjusted capital of EFLOA was in excess of Arizona’s regulatory capital requirements.

RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to evaluate the capital condition of regulated insurance companies. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on a quarterly basis and made public on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not meet or exceed certain RBC levels. At the date of most recent annual statutory financial statement filed with insurance regulators, our total adjusted capital subject to these requirements was in excess of each of those RBC levels.

EFLOA is restricted as to the amounts it may pay as dividends to EFS. Under Arizona Insurance Law, a domestic life insurer may without prior approval of the Director, pay a dividend to its shareholders not exceeding an amount calculated based on a statutory formula. Based on this formula, the Company would be permitted to pay an ordinary shareholder dividend of $408.2 million during 2026. Payment of a dividend in excess of this amount would require the insurer to file notice of its intent to declare such dividends with the director who then has 30 days to disapprove the distribution.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Within the limitations of above, there are some restrictions placed on the portion of Company profits that may be paid as ordinary dividends to stockholders. RBC, authorized control level, must be above 300% after application of the permitted practice.

Description of Certain Indebtedness

EFLOA had no debt outstanding as of December 31, 2025 or 2024.

Ratings

Financial strength ratings (which are sometimes referred to as “claims-paying” ratings) and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Our credit ratings are also important for our ability to raise capital through the issuance of debt and for the cost of such financing..

Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy.

	A.M. Best	S&P	Moody’s
Last review date	Feb ’25	Mar ’25	May ‘25
Financial Strength Ratings:
Equitable Financial Life Insurance Company of America	A	A+	A1

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL

DISCLOSURE

None.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Equitable America is subject to financial, market, political and economic risks, as well as to risks inherent in our business operations. The discussion that follows provides additional information on market risks arising from our insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations, equity price movements and changes in credit quality.

Our results significantly depend on profit margins or “spreads” between investment results from assets held in the GAIA and interest credited on individual insurance and annuity products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them AFS in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the “Investments” section of Note 2 of the Notes to the Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions..

Investments with Interest Rate Risk — Fair Value

Assets with interest rate risk include AFS fixed maturities and mortgage loans that make up 64.7% and 85.7% of total cash and invested assets as of December 31, 2025 and 2024, respectively. As part of our asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate one percent increase/decrease in interest rates as o December 31, 2025 and 2024 would have on the fair value of fixed maturities and mortgage loans:

Interest Rate Risk Exposure

	December 31, 2025			December 31, 2024
	Fair Value	Impact of +1% Change	Impact of -1% Change	Fair Value	Impact of +1% Change	Impact of -1% Change
	(in millions)
Fixed Income Investments:
AFS securities:
Fixed rate	$5,651	$(384)	$408	$2,434	$137	$152
Floating rate	$1,822	$(2)	$3	$288	$—	$—
Mortgage loans	$561	$(14)	$14	$68	$(2)	$2

A one percent increase/decrease in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management’s view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management’s assessment of changing market conditions and available investment opportunities.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Investments with Equity Price Risk — Fair Value

The investment portfolios also have direct holdings of public and private equity securities. The following table shows the potential exposure from those equity security investments, measured in terms of fair value, to an immediate 10% increase/decrease in equity prices from those prevailing as of December 31, 2025 and 2024.

	December 31, 2025			December 31, 2024
	Fair Value	Impact of +10% Equity Price Change	Impact of -10% Equity Price Change	Fair Value	Impact of +10% Equity Price Change	Impact of -10% Equity Price Change
	(in millions)
Equity Investments	$5	$1	$(1)	$4	$—	$—

A 10% decrease in equity prices is a hypothetical scenario used to calibrate potential risk and does not represent management’s view of future market changes. The fair value measurements shown are based on the equity securities portfolio exposures at a particular point in time and these exposures will change as a result of ongoing portfolio activities in response to management’s assessment of changing market conditions and available investment opportunities.

Liabilities with Interest Rate Risk and Equity Risk

As of December 31, 2025, the aggregate carrying values of insurance contracts with interest rate risk was $4.1 billion. The impact of a relative 1% decrease in interest rates and equity risk would be an increase in the carrying value of those liabilities of $934 million and $1 million, respectively. While this measurement provides a representation of the interest rate sensitivity of insurance liabilities, they are based on the composition of such liabilities at a particular point in time and may not be representative of future results.

Asset/liability management is integrated into many aspects of operations, including investment decisions, product development and determination of crediting rates. As part of our risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

Derivatives and Interest Rate and Equity Risks

We primarily use derivative contracts for asset/liability risk management to reduce exposures to equity market fluctuations. As more fully described in Note 2 and Note 6 of the Notes to the Financial Statements, various traditional derivative financial instruments are used to achieve these objectives. To minimize credit risk exposure associated with its derivative transactions, each counterparty’s credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. To reduce credit exposures in OTC derivative transactions, we enter into master agreements that provide for a netting of financial exposures with the counterparty and allow for collateral arrangements. We further control and minimize counterparty exposure through a credit appraisal and approval process. Under the ISDA Master Agreement, we have executed a CSA with each of our OTC derivative counterparties that require both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities or those issued by government agencies.

Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for us because the counterparty would owe money to us if the contract were closed. Alternatively, a negative value indicates we would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management’s view, the net potential exposure is the better measure of credit risk

As of December 31, 2025 and 2024, the net fair values of our derivatives were $406.8 million and $111.3 million, respectively.

The net fair values for our derivatives inclusive of separate accounts were $12,689.1 million and $3,440.9 million at December 31, 2025 and 2024, respectively.

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The tables below show the equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

Derivative Financial Instruments

			Interest Rate Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value After -100 Basis Point Change	Fair Value	Fair Value After +100 Basis Point Change
	(In millions, except for Weighted Average Term)
December 31, 2025
Futures	$3,761	—	$275	$—	$(222)

Total Insurance Group	$3,761		$275	$—	$(222)

			Equity Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value	Balance after -10% Equity Price Shift
	(In millions, except for Weighted Average Term)
December 31, 2025
Futures	$4,305	—	$—	$(336)
Swaps	5,982	1	10	502
Options	51,938	$3	$12,319	$9,479
Forwards	—	$1	$34	$(33)

Total Insurance Group	$62,225		$12,363	$9,612

Total Derivatives	$65,986		$12,363

			Interest Rate Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value After -100 Basis Point Change	Fair Value	Fair Value After +100 Basis Point Change
	(In millions, except for Weighted Average Term)
December 31, 2024
Futures	$1,495	—	$200	$—	$(165)

Total Insurance Group	$1,495		$200	$—	$(165)

			Equity Sensitivity
	Notional Amount	Weighted Average Term (Years)	Fair Value	Balance after -10% Equity Price Shift
	(In millions, except for Weighted Average Term)
December 31, 2024
Futures	$5,035	—	$—	$(415)
Options	13,880	$3	$3,130	$2,263

Total Insurance Group	$18,915		$3,130	$1,848

Total Derivatives	$20,409		$3,130

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Board of Directors of Equitable America (the “Board”) currently consists of ten members, including our Chief Executive Officer and nine independent members1.

The Board holds regular quarterly meetings, generally in February, May, September and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Investment Committees, each of which is described in further detail below.

The current members of the Board are as follows:

Joan Lamm-Tennant

Ms. Lamm-Tennant, age 73, Ms. Lamm-Tennant has been a director of Equitable America since 2020. She has also served on the boards of Equitable Financial and Holdings since 2020 and of AllianceBernstein Corporation since 2021. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance. Ms. Lamm-Tennant also serves on the Boards of Directors of Octave Specialty Group, Inc. (NYSE: OSG), formerly Ambac Financial Group, Inc. and Element Fleet Management Corp (TSX: EFN).

Ms. Lamm-Tennant brings to the Board significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics. She also has expertise as an audit committee financial expert, as well as experience as a director of other public companies.

Douglas Dachille

Mr. Dachille, age 61, joined the board of Equitable America in January 2025. He has also served on the boards of Equitable Financial and Holdings since January 2025. Mr. Dachille has been the Managing Member at Non-Canonical Capital Management since June 2021 and the Chief Investment Officer at Legacy Liability Solutions, LLC since April 2023.Mr. Dachille most recently served as the Chief Investment Officer at American International Group Inc. (AIG) from 2015 until 2021, overseeing its (then) $350 billion portfolio and playing a crucial role in the company’s financial recovery. He co-founded First Principles Capital Management, an institutional fixed income asset manager, and served as its CEO prior to its acquisition by AIG. Prior to that, he was the President and COO of Zurich Capital Markets and held various leadership roles at J.P. Morgan Chase, including Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille brings to the Board extensive expertise in complex corporate transactions, corporate governance and capital management. Mr. Dachille also serves on the Boards of Directors of BridgeBio Pharma, Inc. (NASDAQ: BBIO) and PNC Financial Services Group, Inc. (NYSE: PNC).

Mr. Dachille brings to the Board a distinguished track record of success in the financial services industry and over 30 years’ experience in capital markets; balance sheet management; risk management, senior executive experience; insurance experience; experience as a director of other public companies.

Francis A. Hondal

Ms. Hondal, 61, has been a director of Equitable America since 2020. She has also served on the boards of Equitable Financial and Holdings since 2020. Until December 31, 2022 she held the position of Executive Advisor and member of the management committee of Mastercard Inc., and previously served in a variety of senior leadership positions having first joined Mastercard in 2011, including as President, Loyalty and Engagement (2018 to 2022); Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive, Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi

[1]

Director Bert Scott is expected to retire from the Board, effective May 19, 2026, and therefore will not be nominated for reelection at the Annual Meeting of Stockholders, to be held on May 20, 2026. As a result, the size of the Board will be reduced from ten members to nine, effective May 20, 2026.

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Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general management roles within Consumer Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries. Ms. Hondal also serves on the Board of Directors of Bath & Body Works, Inc. (NYSE: BBWI) (f/k/a L Brands, Inc.).

Ms. Hondal brings to the Board expertise in consumer financial products, customer experiences, and finance, marketing, and international and general management. She has extensive senior leadership experience in the financial services industry.

Arlene Isaacs-Lowe

Ms. Isaacs-Lowe, 66, has been a director of Equitable America since 2022. She has also served on the boards of Equitable Financial and Holdings since 2022. She joined the Board after having spent almost four decades as a respected global leader in driving growth and profitability for major firms throughout the financial services sector. During her nearly 25-year career at Moody’s, Ms. Isaacs-Lowe most recently served as Special Advisor to the Executive Leadership Team (2021-2022), having previously served as Global Head of Corporate and Social Responsibility and as President of The Moody’s Foundation (2017-2021). She also led business development and client relationship management efforts for Moody’s Investors Service Commercial operations teams across Europe, the Middle East and Africa and for Moody’s Financial Institutions, Real Estate, Public, and Project and Infrastructure Finance franchises in the U.S. Prior to joining Moody’s, Ms. Isaacs-Lowe served as CFO of Equinox Realty Advisors, a boutique real estate investment advisory firm and was a portfolio manager for MetLife Realty Group.

Ms. Isaacs-Lowe brings to the Board her knowledge of investment management, capital markets and expertise in enterprise risk management, building multi-disciplinary teams and integrating environmental, social and governance strategies that drive long-term value, as well as expertise as an audit committee financial expert. She also serves on the Boards of Directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR) and Compass Group PLC (LSE: CPG).

Daniel G. Kaye

Mr. Kaye, age 71, has been a director of Equitable America since 2015. Mr. Kaye has also served on the boards of Equitable Financial since 2015, AllianceBernstein Corporation since 2017, and Holdings since 2018. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye also serves on the Board of Directors of CME Group, Inc.

Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his leadership roles at Ernst & Young and HealthEast. The Board also benefits from his experience as a director of other companies.

Craig MacKay

Mr. MacKay, 63, has been a director of Equitable America since 2022. He has also served on the boards of Equitable Financial and Holdings since 2022. His extensive experience in private finance and governance spans over three decades, including dozens of acquisition financings, leveraged recapitalizations and refinancings across a broad spectrum of industries including financial services, business services, retail and technology. Mr. MacKay is currently a Senior Advisor at England & Company LLC, an independent investment bank where he previously served as a Partner from 2012 until his retirement in 2022. Mr. MacKay previously headed the Private Finance and High Yield Capital Markets Origination Groups at SunTrust Robinson Humphrey. He was also the founder and managing member of HNY Associates, LLC, an investment banking boutique. Mr. MacKay began his professional experience at Bankers Trust Company and holds degrees from The Wharton School at The University of Pennsylvania (BS, MBA). Mr. MacKay also currently serves on the Board of Directors of Carver Bancorp, Inc. (NASDAQ: CARV) where he previously served as Interim President & CEO (from October 1, 2023 until November 1, 2024) and also serves as an independent Trustee of the Pioneer Funds, the U.S. funds managed by Amundi Asset Management US, Inc.

Mr. MacKay brings to the Board expertise as an audit committee financial expert. He has extensive finance, investment, and management expertise, fintech/consumer, risk management, senior executive, corporate governance and talent development experience as well as experience as a director of other public reporting companies.

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Mark Pearson

Mr. Pearson, age 67, has been a director of Equitable America since 2011 and currently serves as our Chief Executive Officer. He has also served as a director on the boards of Equitable Financial,Holdings and AllianceBernstein Corporation since 2011. Mr. Pearson serves as the President and Chief Executive Officer of Holdings and is also Chief Executive Officer of Equitable Financial. He has served as the President and Chief Executive Officer of Holdings since 2011. From 2008 to 2011, he was the President and CEO of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants.

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to Holdings, AXA Japan and other AXA affiliates, and has extensive global insurance industry experience.

Bertram L. Scott

Mr. Scott, age 75, has been a director of Equitable America since 2019. Mr. Scott has served as a director of Equitable Financial since 2019 (and previously served on the board of Equitable Financial from 2012 to 2018) and on the board of Holdings since 2019. Mr. Scott previously served as Senior Vice President of population health of Novant Health, Inc. from 2015 to 2019, and prior to that as President and Chief Executive Officer of Affinity Health Plans; as President, U.S. Commercial of CIGNA Corporation; as Executive Vice President, Chief Institutional Development and Sales Officer of TIAA-CREF; and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company. Mr. Scott is currently a member of the Boards of Directors of Becton, Dickinson and Company and Lowe’s Companies, Inc.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles, including insurance industry and financial services experience. The Board also benefits from his perspective as a director of other companies.

George Stansfield

Mr. Stansfield, age 66, has been a director of Equitable America since 2017. Mr. Stansfield has served on the board of Equitable Financial and Holdings since 2017. Since 2017, Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA, and since 2016, Mr. Stansfield has been Group General Secretary and a member of AXA’s Management Committee. Mr. Stansfield was previously Head of AXA’s Group Human Resources and was AXA’s Group General Counsel. Mr. Stansfield holds various directorships within AXA, including as Chairman of AXA France, Chair of the Supervisory Board of GIE AXA (France), Chair of the Advisory Council of Atlantic Vantage Point Capital and director or Management Committee member of AXA ASIA (France) , AXA Holdings Japan and AXA Foundation for Human Progress.

Mr. Stansfield brings to the Board his extensive experience and knowledge and key leadership skills developed through his service as an executive, including his experience as AXA Group General Secretary and Head of Group Human Resources and his perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill

Mr. Stonehill, age 67, has been a director of Equitable America since 2019 (and previously served on the board of Equitable America from 2017-2018). Mr. Stonehill has served on the boards of Equitable Financial since 2017, Holdings since 2018 and AllianceBernstein Corporation since 2019. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC, a position he has held since 2011. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co. and JPMorgan. Mr. Stonehill previously served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd. Mr. Stonehill also currently serves as a member of the Supervisory Board of Deutsche Börse AG (OTCMKTS: DBOEY).

Mr. Stonehill brings to the Board his expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets, and his experience as a director of other companies.

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EXECUTIVE OFFICERS

The Holdings’ Management Committee (the “Management Committee”) is responsible for the business strategy and operations of all of Holdings’ subsidiaries, including Equitable America. Accordingly, the members of the Management Committee listed below and Mr. Pearson (whose biography is included above in the Board of Directors information) are the current executive officers of Equitable America.

Seth Bernstein, Head of Asset Management of Holdings

Mr. Bernstein, age 64, has been the President and Chief Executive Officer of AllianceBernstein Corporation since 2017 and is Head of Asset Management and a member of Holdings’ Management Committee. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division.

Kurt W. Meyers, Chief Legal Officer and Secretary

Mr. Meyers, age 54, leads Holdings’ Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across Holdings and its two principal franchises, Equitable and AllianceBernstein. Mr. Meyers is also a member of Holdings’ Management Committee. Most recently, Mr. Meyers served as Holdings’ Head of Life Insurance, where he led a strategic transformation of the business. Prior to this, he was Holdings’ Deputy General Counsel, leading several law department practice groups and serving in enterprise leadership roles. Prior to joining Holdings in 2019, Mr. Meyers held a distinguished legal career with more than two decades of experience. He was a partner at McGuire Woods LLP from 2016-2019, where he focused on civil, regulatory and criminal matters. He also worked for the U.S. Department of Justice in the Western District of North Carolina from 2005-2016 and served as the Criminal Chief, overseeing 50 federal prosecutors and staff and all federal criminal investigations, litigation and trials. He began his career as a Litigation Associate at Wilmer Hale. Mr. Meyers has a bachelor’s degree from Franklin & Marshall College, a master’s degree with a specialty in ethics from the University of Arizona and is a cum laude graduate of Harvard Law School. He is a Fellow of the prestigious International Academy of Trial Lawyers.

Jeffrey J. Hurd, Chief Operating Officer

Mr. Hurd, age 59, has strategic oversight for Holdings’ Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of Holdings’ Management Committee. Mr. Hurd also has responsibility for Holdings’ Innovation and Design Office, which is implementing Holdings’ agile transformation. Mr. Hurd has served as Chief Operating Officer of Equitable Financial since 2018. Mr. Hurd is also the Chief Operating Officer of Holdings and Equitable Financial. Prior to joining the Company in 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

Nick Lane, President

Mr. Lane, age 53, oversees all aspects of Equitable America’s business, as well as distribution. Mr. Lane also serves as President of Equitable Financial and Head of Retirement, Wealth Management & Protection Solutions for Holdings. Mr. Lane has held various leadership roles since joining Equitable (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as President and CEO of AXA Japan, Senior Executive Director at Equitable with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA’s five-year strategic plan across 60 countries. Prior to joining Equitable, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

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Robin M. Raju, Chief Financial Officer

Mr. Raju, age 44, currently serves as Chief Financial Officer of Equitable America. He also serves as the Chief Financial Officer of Equitable Financial and Holdings. Mr. Raju is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of Holdings’ Management Committee. Prior to becoming Chief Financial Officer in 2021, Mr. Raju was Head of Individual Retirement at Holdings, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for Holdings’ Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin Holdings’ business segments. He also led Holdings’ preparation for its successful IPO in 2018. Since joining Equitable in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors, LLC. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris.

CORPORATE GOVERNANCE

Committees of the Board

The Executive Committee of the Board (“Executive Committee”) is currently comprised of Ms. Lamm-Tennant (Chair), Mr. Pearson, and Mr. Stonehill. The function of the Executive Committee is to exercise the authority of the Board in the management of Equitable America between meetings of the Board with the exceptions set forth in Equitable America’s By-Laws.

The Audit Committee of the Board (“Audit Committee”) is currently comprised of Mr. Kaye (Chair), Ms. Isaacs-Lowe, and Mr. MacKay. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Mr. Kaye, Ms. Isaacs-Lowe, and Mr. MacKay is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate.

The Investment Committee of the Board (“Investment Committee”) is currently comprised of Mr. Stonehill (Chair), Mr. Dachille, Mr. MacKay and Mr. Pearson. The primary purpose of the Investment Committee is to oversee the investments of Equitable America by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties.

Independence of Certain Directors

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that each of Ms. Lamm-Tennant, Mr. Dachille, Ms. Hondal, Ms. Isaacs-Lowe, Mr. Kaye, Mr. MacKay, Mr. Scott, Mr. Stansfield and Mr. Stonehill is independent.

Code of Ethics

The Equitable Holdings, Inc. Code of Business Conduct and Ethics (the “Code”) applies to all directors, employees, officers and financial professionals of Holdings and its subsidiaries (excluding AllianceBernstein Corporation, AllianceBernstein L.P., and their subsidiaries) (collectively the “Equitable Group”). The Equitable Holdings, Inc. Financial Code of Ethics (the “Financial Code”) supplements the Code and applies to Holdings’ Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer and senior corporate officers with financial, accounting and reporting responsibilities as well as any other employee of the Equitable Group performing similar tasks or functions.

The Code and the Financial Code each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations and are available without charge on the investor relations portion of Holdings’ website at https://ir.equitableholdings.com. Holdings intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments or waivers from provisions of the Financial Code by posting such information on the Holdings’ website at the above address.

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EXECUTIVE COMPENSATION

Equitable America does not have any employees. Equitable America has service agreements with affiliates pursuant to which we are provided services to operate our business. For additional information, see “Employees” and Note 8.

Directors Compensation

The following table provides information on compensation that was paid to our directors in 2025 for service on the boards of directors of Holdings, Equitable Financial, and Equitable America. As a non-independent director, Mr. Pearson does not receive additional compensation for his board service. The total amount allocated to Equitable America for director compensation in 2025 was $1,000,879.

During 2025, Messrs. Kaye and Stonehill and Ms. Lamm-Tennant served on the AB board in addition to the Equitable Financial and Holdings boards. We believe their presence on the AB board was important due to their deep knowledge of the Company and their relevant experience and expertise. Such service on the AB board required a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses at Holdings, and AB is a publicly-traded company with its own governance, disclosure and investor considerations, separate from those at Holdings. Given the time and effort required, we believe it is appropriate to compensate these directors for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3)	Total ($)
Dachille, Douglass	$120,139	$175,045	$295,184
Hondal, Francis	$125,000	$175,045	$300,045
Isaacs-Lowe, Arlene	$125,000	$175,045	$300,045
Kaye, Daniel	$286,750	$345,045	$631,795
Lamm-Tennant, Joan	$372,750	$450,031	$822,781
MacKay, Craig	$125,000	$175,045	$300,045
Scott, Bertram	$150,000	$175,045	$325,045
Stansfield, George	$125,000	$175,045	$300,045
Stonehill, Charles(1)	$320,250	$345,045	$665,295

(1)	Director Stonehill’s “Fees Earned or Paid in Cash” figure includes $20,000 received in connection with his role as Chair of the Investment Committees of Equitable Financial and Equitable America.
(2)

The amounts reported in this column represent the aggregate grant date fair value of Holdings common stock and Restricted AB Holding Units granted to directors in 2024 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15 of the Notes to Holdings’ Consolidated Financial Statements. The grant date fair value of each award is as follows:

	Holdings Common Stock ($)	Restricted AB Holding Units ($)
Mr. Dachille	175,045	—
Ms. Hondal	175,045	—
Ms. Isaacs-Lowe	175,045	—
Mr. Kaye	175,045	170,000
Ms. Lamm-Tennant	28,031	170,000
Mr. MacKay	175,045	—
Mr. Scott	175,045	—
Mr. Stansfield	175,045	—
Mr. Stonehill	175,045	—

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Board and Corporate Governance Practices

Restricted AB Holding Units (#)
Mr. Dachille	—
Ms. Hondal	—
Ms. Isaacs-Lowe	—
Mr. Kaye	130
Ms. Lamm-Tennant	20,478
Mr. MacKay	—
Mr. Scott	—
Mr. Stansfield	—
Mr. Stonehill	25,176

Cash Retainers and Meeting Fees

As of the fiscal year 2025, non-employee director compensation also included the following:

•	Holdings non-employee directors receive an annual cash retainer of $125,000, and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee — $35,000

•	Compensation and Talent Committee — $25,000

•	Nominating and Corporate Governance Committee — $20,000

•	Finance and Risk Committee — $20,000

Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $175,000. The Independent Chair receives an additional $105,000 equity retainer.

Benefits

Charitable Award Program for Directors

Under a prior charitable award program, the non-employee directors other than Messrs. Dachille and MacKay and Mses. Isaacs-Lowe, Lamm-Tennant and Hondal may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in the Equitable Foundation’s Matching Gifts program. Under this program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident Insurance

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	Board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

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Each director is covered up to four times annual compensation, subject to certain maximums

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Holdings common stock. The directors are required to retain 50% of any Holdings common stock received as compensation until the ownership requirement is achieved.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of March 23, 2026, with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our current directors;

•	each of our current named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 281,499,559 shares of our shares outstanding as of March 23, 2026.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1345 Avenue of the Americas, New York, New York 10105.

Holdings Common Stock

Name of Beneficial Owner Number of Shares Beneficially Owned Percent of Class

Name of Beneficial Owner	Number of Shares Beneficially Owned	Owned Percent of Class
Douglas Dachille	3,393	*
José Ramón González(1)	112,533	*
Francis A. Hondal	24,787	*
Arlene Isaacs-Lowe	16,363	*
Daniel G. Kaye	55,686	*
Joan Lamm-Tennant	47,891	*
Craig MacKay	16,799	*
Mark Pearson(2)	1,506,763	*
Robin M. Raju(3)	308,181	*
Bertram L. Scott	26,001	*
George Stansfield	38,827	*
Charles G. T. Stonehill	37,457	*
Seth Bernstein(4)	97,285	*
Jeffrey J. Hurd(5)	412,571	*
Nick Lane(6)	279,951	*
All current directors and executive officers as a group (15 persons)(7)	$ 2,984,488	<1.1%

*	Number of shares listed represents less than 1.1% percent of the outstanding Holdings common stock.
(1)	Includes 34,871 shares of unvested EQH Performance Shares.
(2)	Includes (i) 136,000 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 533,067 shares of unvested EQH Performance Shares.
(3)	Includes 124,864 shares of unvested EQH Performance Shares.
(4)	Includes 42,148 shares of unvested EQH Performance Shares.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(5)	Includes (i) 209,833 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 108,634 shares of unvested EQH Performance Shares.
(6)	Includes (i) 24,417 shares Mr. Lane can acquire within 60 days under option plans and (ii) 123,778 shares of unvested EQH Performance Shares.
(7)	Includes (i) 370,250 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 967,362 shares of unvested EQH Performance Shares.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Equitable America is subject to Holdings’ related person transaction policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of certain transactions between Holdings and its subsidiaries and a “Related Person,” or a “Related Person Transaction.” Pursuant to the terms of the Related Person Transaction Policy, Holdings’ Board, acting through its Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any potential Related Person Transaction is required to be reported to Holdings’ legal department, which will then determine whether it should be submitted to the Holdings’ Audit Committee for consideration. The Holdings’ Audit Committee must then review and decide whether to approve any Related Person Transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Holdings or its subsidiaries was, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer of Holdings or a nominee to become a director of Holdings; any person who is known to be the beneficial owner of more than five percent of Holdings’ common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

As a wholly owned indirect subsidiary of Holdings, Equitable America has entered into various transactions with Holdings and its subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements (“Intercompany Agreements”). In addition to the Related Person Transaction Policy, Intercompany Agreements to which Equitable America is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona’s insurance holding company systems act.

TRANSACTIONS WITH RELATED PARTIES

For information regarding Equitable’s transactions with related parties, refer to Note 8 of the Notes to Financial Statements on a Statutory Basis titled “Information Concerning Parent, Subsidiaries and Affiliates.”

On June 1, 2025 Equitable Bermuda entered into an indemnity reinsurance agreement with Equitable America assuming EQUI-VEST variable annuity contracts issued outside the State of New York prior to February 1, 2023. Net retained general account liabilities were reinsured to Equitable Bermuda on a coinsurance funds withheld basis, while Separate Account liabilities relating to such variable annuity contracts were reinsured to Equitable Bermuda on a modified coinsurance basis. Equitable Bermuda’s obligations under the treaty are secured through Equitable America’s retention of certain assets supporting the reinsured liabilities. In exchange for Equitable Bermuda’s agreement to assume these liabilities, the Bermuda Monetary Authority and the Arizona Department of Insurance and Financial Institutions each approved the treaty.

As a result of this reinsurance transaction, effective June 1, 2025, within its liability page, the Company recorded $7.1 billion of ceded reserves partially offset by the ceding of $0.2 billion of CARVM expense allowance, the ceding of IMR deferred losses for this transaction of $0.5 billion and policy loan assets of $0.2 billion. The Company established a $1.7 billion funds withheld liability and recognized a $4.5 billion ceded commission gain from this transaction partially offset by approximately a $2.8 billion policy reserve increase on its remaining VA blocks of business, driven by the loss of reserve aggregation benefit for the ceding of this profitable block of business.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

To the Board of Directors of Equitable Financial Life Insurance Company of America

Opinions

We have audited the accompanying statutory financial statements of Equitable Financial Life Insurance Company of America (the “Company”), which comprise the statutory statements of assets, liabilities, surplus and other funds as of December 31, 2025 and 2024, and the related statutory statements of summary of operations, of changes in capital and surplus, and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes (collectively referred to as the “financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the assets, liabilities, surplus and other funds of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025, in accordance with the accounting practices prescribed or permitted by the Arizona Department of Insurance and Financial Institutions described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2025 and 2024, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2025.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Arizona Department of Insurance and Financial Institutions, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Arizona Department of Insurance and Financial Institutions. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 7, 2026

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Balance Sheets — Statutory Basis

December 31, 2025 and 2024

	2025	2024
	(in millions)
ASSETS
Cash and Invested assets:
Cash, cash equivalents and short-term investments	$3,773.4	$166.1
Fixed maturities	7,593.2	3,019.5
Perpetual preferred stocks	—	1.2
Common stocks	5.4	3.9
Mortgage loans	557.7	68.4
Policy loans	104.5	196.9
Derivatives and other invested assets	570.3	151.3

Total invested assets	12,604.5	3,607.3
Investment income due and accrued	79.9	26.2
Funds held by or deposited with reinsured companies	5,351.0	11,669.6
Net deferred tax asset	—	26.0
Deferred asset — derivatives	1,668.7	1,571.7
Deferred asset on non-economic novation	516.4	—
Other assets	339.5	198.3
Separate account assets	92,888.4	32,830.8

Total assets	$113,448.4	$49,929.9

LIABILITIES AND CAPITAL AND SURPLUS
Liabilities:
Policy reserves & deposit type funds	$11,228.2	$14,276.0
Policy and contract claims	124.9	174.0
Transfer to (from) separate accounts due and accrued	(3,810.9)	(3,786.3)
Asset valuation reserve	212.4	61.7
Amounts withheld or retained by company as agent or trustee	7,086.9	2,522.5
Net deferred tax liability	149.9	—
Fund held under coinsurance	1,088.2	—
Other liabilities	426.7	246.9
Separate account liabilities	92,859.6	32,371.5

Total liabilities	109,365.9	45,866.3

Capital and surplus:
Common stock, $1.00 per share par value, 5,000,000 shares authorized, 2,500,000 shares issued and outstanding	2.5	2.5
Paid-in surplus	299.6	1,884.6
Special surplus funds	2,027.5	1,624.7
Unassigned surplus	1,752.9	551.8

Total capital and surplus	4,082.5	4,063.6

Total liabilities and capital and surplus	$113,448.4	$49,929.9

See Notes to Financial Statements — Statutory Basis.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Statements of Operations — Statutory Basis

Years Ended December 31, 2025, 2024 and 2023

	2025	2024	2023
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$8,493.3	$18,326.5	$24,640.3
Net investment income (loss)	(255.6)	120.2	104.8
Separate accounts net gain/(loss) including associated separate account fees	865.7	74.1	(342.2)
Separate accounts’ modified coinsurance reinsurance assumed	10,583.1	$12,937.3	7,710.2
Funds withheld reinsurance assumed income net of SSAP 108 deferral	(613.9)	(92.8)	52.9
Commission and expense allowances on reinsurance ceded	3,342.9	4.4	10.2
Other income	62.7	65.9	46.6

Total premiums and other revenues	$22,478.2	$31,435.6	$32,222.8

BENEFITS AND EXPENSES:
Policyholder benefits	16,098.6	15,812.9	9,970.5
Increase (decrease) in reserves	(7,190.3)	12.1	11,924.4
Commission and expense allowances on reinsurance assumed	333.8	485.0	1,381.4
Separate Accounts’ modified coinsurance reinsurance ceded	1,133.0	118.2	97.3
Commissions	1,146.1	882.1	601.3
Operating expenses	279.7	212.7	193.8
Funds withheld reinsurance ceded	195.7	—	—
Transfer to or (from) separate accounts, net	9,328.0	13,597.1	6,663.3

Total benefits and expenses	$21,324.6	$31,120.1	$30,832.0

Net gain (loss) from operations before federal income taxes (“FIT”)	1,153.6	315.5	1,390.8
FIT expense (benefit) incurred (excluding tax on capital gains)	350.7	(31.5)	686.7

Net gain (loss) from operations	802.9	347.0	704.1
Net realized capital gains (losses), net of tax	118.5	$370.9	87.5

Net income (loss)	$921.4	$717.9	$791.6

See Notes to Financial Statements — Statutory Basis.

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EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Statements of Changes in Capital and Surplus — Statutory Basis

Years Ended December 31, 2025, 2024 and 2023

CHANGES IN CAPITAL AND SURPLUS

	December 31,
	2025	2024	2023
	(in millions)
Balance — beginning of year	$4,063.6	$4,394.6	$402.9
Prior year adjustment	13.7	—	—

Adjusted balance — beginning of year	4,077.3	4,394.6	402.9
Net income (loss)	921.4	717.9	791.6
Change in net unrealized capital gains (losses), net of tax	16.3	(278.3)	293.8
Change in asset valuation reserve	(150.7)	(27.8)	(17.0)
Change in net admitted deferred tax asset excluding tax on unrealized gains	(180.1)	(9.8)	10.5
Changes in surplus as a result of reinsurance	881.1	(28.6)	1,837.2
Change in deferred asset on novation (net of amortization)	399.5	—	—
Surplus (contributed to) withdrawn from Separate account	656.8	(478.7)	(386.6)
Other change in surplus in Separate account	(954.6)	478.7	389.3
Other changes to surplus	0.5	(3.6)	22.9
Paid-in surplus — (return of capital)/capital contributions	(1,585.0)	—	1,050.0
Dividends to stockholders	—	(700.8)	—

Balance — end of year	$4,082.5	$4,063.6	$4,394.6

See Notes to Financial Statements — Statutory Basis.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Statements of Cash Flows — Statutory Basis

Years Ended December 31, 2025, 2024 and 2023

	December 31,
	2025	2024	2023
	(in millions)
Cash from operations:
Premiums and other considerations	$17,373.6	$15,718.3	$12,244.2
Net investment income	(225.4)	109.8	100.1
Other income	426.6	169.0	7,210.4

Total income	17,574.8	15,997.1	19,554.7
Policy benefits	4,227.6	1,011.0	9,869.6
Net transfer to (from) separate account	8,554.1	15,000.4	9,687.8
Commissions, expenses, other deductions	2,224.4	1,186.2	398.1
Federal income taxes (paid) recovered	386.6	779.6	0.4

Total expenses	15,392.7	17,977.2	19,955.9

Net cash from (used in) operations	2,182.1	(1,980.1)	(401.2)

Cash from investing activities:
Proceeds from investments sold, matured or repaid:
Fixed maturities	3,113.6	560.2	504.0
Common stocks	1.2	19.2	74.8
Mortgage loans	5.1	—	—
Other invested assets	5.1	—	—
Derivatives and other miscellaneous proceeds	18.8	969.7	30.2

Total investment proceeds	3,143.8	1,549.1	609.0

Cost of investments acquired:
Fixed maturities	7,754.0	914.0	1,093.8
Common stocks	1.5	2.9	74.8
Mortgage loans	494.3	—	51.4
Change in policy loans	150.6	25.5	29.8
Other invested assets	116.2	34.2	—
Derivatives and other investments payments	95.9	20.7	575.2

Total investments acquired	8,612.5	997.3	1,825.0

Net cash (used in) provided by investing activities	(5,468.7)	551.8	(1,216.0)

Cash from (used in) financing activities and miscellaneous sources:
Capital and paid in surplus	(1,585.0)	—	1,050.0
Dividend to stockholders	—	(700.8)	—
Net deposits on deposit-type contracts	4,139.0	(2.0)	5.7
Other cash provided (applied)	4,339.9	1,768.1	900.5

Net cash from (used in) financing activities and miscellaneous sources	6,893.9	1,065.3	1,956.2

Net change in cash, cash equivalents, and short-term investments	3,607.3	(363.0)	339.0
Cash, cash equivalents and short-term investments, beginning of year	166.1	529.1	190.1

Cash, cash equivalents and short-term investments, end of year	$3,773.4	$166.1	$529.1

For supplemental disclosures of cash flow information for non-cash transactions see Note 2.

See Notes to Financial Statements — Statutory Basis.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America

Notes to Financial Statements — Statutory Basis

1)	ORGANIZATION AND DESCRIPTION OF BUSINESS

Equitable Financial Life Insurance Company of America (herein referred to as either “EFLOA” or the “Company”), is an Arizona stock life insurance company whose primary business is to provide life insurance, annuity and group employee benefit products to both individuals and businesses. The Company is a wholly owned subsidiary of Equitable Financial Services, LLC (“EFS”) a downstream holding company of Equitable Holdings, Inc., and collectively with its consolidated subsidiaries referred to herein as “Holdings”. The Company is an indirect, wholly-owned subsidiary of Holdings. EFLOA is licensed to sell its products in 49 states (not including New York), the District of Columbia and Puerto Rico.

There were number of large reinsurance, recapture and novation transactions during 2025 and 2023 that impacted the Company. For additional information on the Reinsurance Agreements see Note 12.

2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of EFLOA have been prepared in conformity with accounting practices prescribed or permitted by the Arizona Department of Insurance and Financial Institutions (“AZ DIFI”) (“SAP”).

There were number of large reinsurance, recapture and novation transactions during 2025 and 2023 that impacted the Company.

Use of Estimates in Preparation of the Financial Statements

The preparation of financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

Some of the significant estimates include valuation of investments, including derivatives (in the absence of quoted fair values) and those used in determining the measurement of a recognized other than temporary impairments; aggregate reserves; claim liabilities; provision for income taxes and valuation of deferred tax assets; and reserves for contingent liabilities, including reserves for losses in connection with unresolved legal matters, if applicable.

Significant Accounting Policies

The Arizona Department of Insurance and Financial Institutions recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company in order to determine its solvency under the Arizona State Insurance Laws. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Arizona. NAIC SAP is comprised of the Preamble, the Statements of Statutory Accounting Principles (“SSAP”), and Appendices.

AZ DIFI has adopted certain prescribed accounting practices that differ from those found in NAIC SAP, some of which affect the financial statements of the Company. Additionally, the Company has been granted a permitted practice. These are discussed in more detail as follows:

Prescribed Accounting Practice

During 2022, the Company received approval from AZ DIFI pursuant to A.R.S. 20-515 for Separate Account No. 68A (“SA 68A”) for our Structured Capital Strategies product, Separate Account No. 69A (“SA 69A”) for our EQUI-VEST product Structured Investment Option and Separate Account No. 71A (“SA 71A”) for our Investment Edge Structured Investment Option, to permit us to use book value as the accounting basis of these three non-insulated Separate Accounts instead of fair value in accordance with the NAIC Accounting and Practices and Procedures Manual to align with how we manage and measure our overall general account asset portfolio. The impact of the application is a decrease of approximately $1,013.6 million in statutory surplus as of December 31, 2025 and a decrease in statutory net income of $935.4 million for the full year ended December 31, 2025.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Permitted Accounting Practice

The AZ DIFI granted to EFLOA a permitted practice to deviate from SSAP No. 108 by applying special accounting treatment for specific derivatives hedging variable annuity benefits subject to fluctuations as a result of interest rate sensitivities. The permitted practice expands on SSAP No. 108 hedge accounting to include equity risks for the full scope of Variable Annuity (VA) contracts (i.e., not just the rider guarantees but for the VA total contract). The permitted practice allows EFLOA to adopt SSAP 108 retroactively from October 1, 2023 and applies to both directly held VA hedges as well as VA hedges in the EFLOA funds withheld asset that resulted from the reinsurance agreement (the “Reinsurance Treaty”) with Equitable Financial Life Insurance Company (“EFLIC”), an affiliate of the Company, effective April 1, 2023. In the calculation of the amount of excess VA equity and interest rate derivative hedging gains gains/losses to defer (including Net Investment Income on our Equity Total Return Swaps), the permitted practice allows us to compare our total equity and interest derivatives gains and losses to 100% of our target liability change. Any hedge gain or loss deferrals will follow SSAP No. 108 amortization rules (i.e. 10-year straight line).

This permitted practice impacts the following financial statement line items:

•	Statement of Assets, liabilities and surplus lines: Deferred asset — derivatives and Special surplus funds.

•	Statement of Summary of Operations and Statements of Changes in Capital Surplus lines: Net Investment Income, Funds Withheld reinsurance assumed income net of SSAP 108 deferred, Net Realized Capital Gains (losses) and Net Change in Net Unrealized Capital Gains (losses).

The impact of applying this permitted practice relative to SSAP 108 as written was an increase of approximately $17.5 million in statutory net income and $1,404.5 million in special surplus funds as of December 31, 2025.

If the Company had not used all of the aforementioned prescribed and permitted practices that differ from NAIC SAP, a risk-based capital regulatory event would not have been triggered.

As discussed, there were differences in EFLOA’s net income and capital and surplus between SAP and NAIC SAP in 2025, 2024 and 2023. A reconciliation of net income and surplus between NAIC SAP and practices prescribed and permitted by the state of Arizona is shown below (in millions):

	SSAP#	F/S Page	F/S Line #	2025	2024	2023
NET INCOME
(1) EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA basis	XXX	XXX	XXX	$921.4	$717.9	$791.6
(2) State Prescribed Practices that increase/decrease NAIC SAP
SA 68A, 69A, 71A book value vs. fair value	N/A	N/A	N/A	(935.4)	15.4	(93.4)
(3) State Permitted Practices that increase/decrease NAIC SAP
SSAP 108, Derivatives Hedging Deferral (Direct and Assumed)	N/A	N/A	N/A	17.5	788.7	653.5
(4) NAIC SAP (1 - 2 - 3 = 4)	XXX	XXX	XXX	$1,839.3	$(86.2)	$231.5

ENDING SURPLUS AT DECEMBER 31,
(5) EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA state basis	XXX	XXX	XXX	$4,082.5	$4,063.6	$4,394.6
(6) State Prescribed Practices that increase/decrease NAIC SAP
SA 68A, 69A, 71A book value vs. fair value	N/A	N/A	N/A	(1,013.6)	(78.3)	(93.7)
(7) State Permitted Practices that increase/decrease NAIC SAP
SSAP 108, Derivatives Hedging Deferral (Direct and Assumed)	N/A	N/A	N/A	1,404.5	1,381.0	621.3
(8) NAIC SAP (5 - 6 - 7 = 8)	XXX	XXX	XXX	$3,691.6	$2,760.9	$3,867.0

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Listed below is the supplemental disclosures of cash flow transactions for non-cash items excluded in the Cash Flow:

	2025*	2024	2023*
	(in millions)
Premiums and annuity considerations	$8,432.9	$(165.0)	$(13,165.3)
Miscellaneous Income	(5,074.1)	(844.2)	(6.3)

Total	3,358.8	(1,009.2)	(13,171.6)
Commissions and expenses paid	—	(118.7)	(1,072.4)

Total	—	(118.7)	(1,072.4)
Net cash from operations	$3,358.8	$(890.5)	$(12,099.2)

Bonds proceeds	910.5	(77.0)	(17.6)
Stocks proceeds	(1.2)	—	—
Other Invested assets proceeds	(250.0)	—	—

Total investment proceeds	659.3	(77.0)	(17.6)
Bonds acquired	1,822.3	(77.0)	(17.6)
Stocks acquired	(1.2)	—

Total investments acquired	1,821.1	(77.0)	(17.6)
Net increase (decrease) in policy loans and premium notes	367.8	—	—

Net cash from investments	$(1,529.6)	$—	$—

Capital and paid in surplus	250.0	—	—
Other cash provided (applied)	(2,079.2)	890.5	12,099.2

Net cash from financing and miscellaneous sources	$(1,829.2)	$890.5	$12,099.2

Total non-cash transactions	$—	$—	$—

*	2025 and 2023 is primarily driven by of large reinsurance transactions.

Accounting Changes

Accounting changes adopted to conform to the provisions of NAIC SAP are reported as changes in accounting principles. The cumulative effect of changes in accounting principles are reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods There were no significant accounting changes in 2025 that required adjustments to opening unassigned surplus.

Effective January 1, 2025 the Company’s General Account and non insulated Separate Accounts adopted revisions to SSAP 26 — Bonds to incorporate their principles-based bond definition project’s (PBBD) concepts on what should be reported as a long-term bond. In accordance with the transition guidance specifically for PBBD, this is not a change in accounting principle.

In accordance with adoption of the revision to SSAP 26 — Bonds, effective January 1, 2025, the Company’s General Account and non insulated Separate Accounts had no impacted investments to reclassify from Schedule D. The Company adopted SSAP No. 21 — Other Admitted Assets with respect to residual accounting that resulted in a change in measurement to cost recovery. This has no impact other than the change the measurement basis going forward.

Prior Year Adjustments recorded in 2025:

During the third quarter of 2025, the Company discovered an error relating to the calculation of asset-based commissions for certain retail variable annuity policies. The error resulted in an overstatement of commission expense paid by the Company to its distribution company affiliate, Equitable Network, for the years 2023 and 2024. As a result of this error and in accordance of SSAP No. 3 — Accounting Changes and Corrections of Errors, the Company recorded a prior year correction to increase opening surplus by $13.7 million within Statements of Changes in Capital and Surplus, Prior year adjustments and included a current and deferred tax expense of $2.9 million within the appropriate tax lines. The Company’s management does not believe this correction to be material to the Company’s results of operations, financial position, or cash flow for any of the Company’s previously filed annual statements.

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Reconciliation of Annual Statement to Audited Financial Statements

Listed below is the reconciliation between the accompanying audited financial statements and the annual statements as filed 2024 and 2023 (in millions):

No reconciliation is required between the accompany audited financial statements and the annual statements for the year ended 2025, as there are no adjusting items

	Total Assets	Total Liabilities	Capital and Surplus	2024 Net Income	2024 Changes in Capital and Surplus (excluding Net Income)	2024 Net Changes in Capital and Surplus
December 31, 2024
Annual Statement as filed	$49,935.0	$45,871.4	$4,063.6	$717.9	$(1,062.8)	$(344.9)
Current year impact of 2023 Audited Adjustments	(5.1)	(5.1)	—	—	13.9	13.9
Audited statutory financial statements as reported herein	$49,929.9	$45,866.3	$4,063.6	$717.9	$(1,048.9)	$(331.0)

	Total Assets	Total Liabilities	Capital and Surplus	2023 Net Income	2023 Changes in Capital and Surplus (excluding Net Income)	2023 Net Changes in Capital and Surplus
December 31, 2023
Annual Statement as filed	$32,491.1	$28,082.6	$4,408.5	$811.8	$3,193.8	$4,005.6
Shared based compensation awards charge	—	2.1	(2.1)	(2.1)	—	(2.1)
Separate account fee income assumed	(22.9)	(4.8)	(18.1)	(18.1)	—	(18.1)
Day 1 Initial Premium Reinsurance Treaty with EFLIC	(9.5)	(15.8)	6.3	—	6.3	6.3
Separate account MODCO Day 2 premiums/benefits	—	—	—	—	—	—
Accounts remap MODCO/FWH	—	—	—	—	—	—
Audited statutory financial statements as reported herein	$32,458.7	$28,064.1	$4,394.6	$791.6	$3,200.1	$3,991.7

Difference between Generally Accepted Accounting Principles (“GAAP”) and SAP

The differences between statutory surplus and capital stock determined in accordance with SAP and total shareholder’s equity under GAAP are primarily:

(a) the inclusion in SAP of an Asset Valuation Reserve (“AVR”);

(b) policy reserves and deposit type funds under SAP differ from GAAP due to differences between actuarial assumptions and reserving methodologies;

(c) certain policy acquisition costs are expensed under SAP but deferred under GAAP and amortized over future periods;

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(d) under SAP, Federal income taxes are provided on the basis of amounts currently payable and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company’s financial statements. Changes in deferred income taxes are charged directly to surplus and have no impact on earnings. Further, deferred tax assets are reflected to the extent the probability of realization is more likely that not and admissibility of deferred tax assets that are considered realizable is limited while under GAAP, current and deferred Federal income taxes are reported in both income and comprehensive income and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company’s financial statements. Deferred tax assets are subject to a similar realization assessment under GAAP;

(e) the valuation of assets under SAP and GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral under SAP of interest-related realized capital gains and losses on fixed income investments through the Interest Maintenance Reserve (“IMR”) intended to stabilize surplus from fluctuations in the value of the investment portfolio;

(f) reporting the surplus notes as a component of surplus in SAP but as a liability in GAAP

(g) under GAAP, subsidiaries’ financial results are consolidated within the parent company’s financial statements while under SAP the subsidiaries’ equity is recorded in the parent company’s financial statements;

(h) certain products and ceded reinsurance contracts are considered embedded derivatives and are reported at fair value under GAAP, where under SAP they are reported as gross and ceded reserve liabilities based on the appropriate SAP accounting principles;

(i) reserves and reinsurance recoverables on unpaid claims on reinsured business are netted in aggregate reserves and the liability for life policy claims, respectively, under SAP while under GAAP these reinsured amounts are reflected as an asset;

(j) under SAP, premiums, regardless of policy type, are recognized when due and include the change in the deferred premium asset while under GAAP revenue recognition varies by product type and does not include the change in deferred premiums;

(k) certain assets, primarily prepaid assets, negative IMR, certain deferred taxes and computer software development costs, are not admissible under SAP but are admissible under GAAP

(l) general account derivatives unrealized gains and losses flow through surplus under SAP but through income under GAAP, except for the coupon accrual component of swaps which flows through net investment income.

(m) for reinsurance of in-force life insurance contracts, under SAP requires the ceded commission gain/loss to be recognized immediately either through operations (loss) or through surplus and subsequently amortized into net income over the life of the policies (gain) while under GAAP these requires the recognition of gain/loss to be delayed into future periods.

(n) under SAP, non-economic assumption reinsurance transaction in accordance with SSAP No. 61R paragraph 65, no gain/loss is recognized at the time of novation while under GAAP, there is no explicit guidance for non-economic assumption reinsurance transactions or novation.

The Company does not produce standalone GAAP financial statements effective January 1, 2025. The effects of the differences between GAAP and SAP on the accompanying statutory financial statements have not been determined, but are presumed to be material.

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Listed below are the Company’s Statutory and GAAP Net Income and Capital and Surplus/Shareholders Equity as of 2024 and 2023 (in millions):

	2024	2023
GAAP Net Income	$560.0	$1,191.0
GAAP to STAT Adjustments	157.9	(399.4)

Statutory Net Income (Loss)	$717.9	$791.6

GAAP Shareholder’s Equity	$1,911.0	$2,160.0
GAAP to STAT Adjustments	2,152.6	2,234.6

Statutory Capital and Surplus	$4,063.6	$4,394.6

Other Accounting Policies

Recognition of Premium and Related Expenses

Premiums, considerations and purchase payments are generally recognized as income when due. Payments on deposit type contracts are recorded to the policy reserve. Policy acquisition costs incurred in connection with the acquiring of new business, such as commissions, underwriting, agency and policy issuance expenses, are charged to operations as incurred.

Reinsurance ceded

Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves. Any reinsurance balance amounts deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability for unauthorized reinsurers are credited or charged to surplus. Any increase in surplus net of tax resulting from a new reinsurance agreement is recognized as a direct credit to surplus. Recognition of the surplus increase as income is amortized net of tax as earnings emerge from the business reinsured, with no additional impact to surplus. Losses from new reinsurance treaties are expensed immediately.

Coinsurance with Funds Withheld

Premiums paid or payable to the reinsurer net of any experience refunds shall reduce premium income. Policy benefit payments paid by the reinsurer shall reduce reported policy benefits. Expense allowances paid by the reinsurer shall be reported separately in the summary of operations as earned. Policy reserves are reduced for the portion of the obligation assumed by the reinsurer. Amounts withheld by the ceding entity shall be recorded as a separate liability with any interest payable on the amounts withheld reported as a component of Funds withheld reinsurance ceded net investment income.

Valuation of Investments

Fixed maturities, which consist of long-term bonds, are stated primarily at amortized cost in accordance with the valuation prescribed by the Arizona Department of Insurance and Financial Institutions and the NAIC. The new NAIC Designation Category applies wherever an NAIC Designation is reported and produced by the SVO. The more granular delineations of credit risk are called an NAIC Designation Category, a combination of the NAIC Designation and NAIC Designation Modifier, and are distributed as follows, 20 in total: 7 for the NAIC 1 Designation grade indicated by the letters A through G; 3 delineations for each of the NAIC Designation grades NAIC 2, NAIC 3, NAIC 4 and NAIC 5 indicated by the letters A, B and C, and 1 delineation for NAIC Designation grade NAIC 6 with no NAIC Designation Modifier. Bonds rated in the top five NAIC Designations are generally valued at amortized cost while bonds rated at the lowest NAIC Designation is valued at lower of amortized cost or fair market value.

The Company follows both the prospective and retrospective methods for amortizing bond premium and discount. Both methods require the recalculation of the effective yield at each reporting date if there has been a change in the underlying assumptions. For the prospective method, the recalculated yield will equate the carrying amount of the investment to the present value of the anticipated future cash flows. The recalculated yield is then used to accrue income on the investment balance for subsequent accounting periods. There are no accounting changes in the current period unless the undiscounted anticipated cash flow is less than the carrying amount of the investment. For the retrospective method, the recalculated yield is the rate that equates the present value of actual and anticipated future cash flows with the original cost of the investment.

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The current balance of the investment is increased or decreased to the amount that would have resulted had the revised yield been applied since inception and investment income is correspondingly decreased or increased. For other than temporary impairments, the cost basis of the bond excluding loan-backed and structured securities is written down to fair value as a new cost basis and the amount of the write down is accounted for as a realized loss.

Mortgage backed and assets backed bonds are amortized using the effective interest method including anticipated prepayments from the date of purchase; significant changes in the estimated cash flows from original purchase assumptions are accounted for using the retrospective method. Mortgage backed and asset backed bonds carrying values are adjusted for impairment deemed to be other than temporary through write-downs recorded as realized capital losses.

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment.

Publicly and not publicly traded unaffiliated common stocks are stated at fair value.

Preferred stock are measured based on the underlying characteristics (redeemable, perpetual or mandatory convertible) and the quality rating expressed as an NAIC designation. Highest-quality, high-quality or medium quality redeemable preferred stocks (NAIC designations 1 to 3) are stated at amortized cost. All other redeemable preferred stocks (NAIC designations 4 to 6) are reported at the lower of amortized cost or fair value. Perpetual preferred stocks are stated at fair value, not to exceed any currently effective call price. Mandatory convertible preferred stocks (regardless if the preferred stock is redeemable or perpetual) are reported at fair value, not to exceed any currently effective call price, in the periods prior to conversion. Impairments in value deemed to be other than temporary are recorded through write-downs and accounted for as realized capital losses.

Short-term investments are stated at cost or amortized cost, which approximates fair value.

Cash and cash equivalents includes cash on hand, money market funds, amounts due from banks, highly liquid debt instruments purchased with a maturity of three months or less, and certificates of deposit with a maturity of one year or less.

Mortgage loans on real estate are stated at unpaid principal balances net of unamortized discounts or premiums, fees and valuation allowances. Valuation allowances are established for mortgage loans that are considered impaired by management and recorded based on the difference between collateral value less estimated sales costs and the amortized cost of the mortgage loan. A mortgage loan that is considered other than temporary impairment impaired by management is written down to collateral value less estimated sales costs with the write-down recorded as a realized capital loss. Mortgage loans for which foreclosure is probable are considered other than temporarily impaired by management.

Policy loans are stated at unpaid principal balances.

Equity partnership investments are accounted for using the equity method. The individual partnerships are reflected at fair value with mark to market adjustments recorded to unrealized capital gains and losses; partnership values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses.

All insurance subsidiaries are reported at their respective statutory net equity values.

The Company enters into securities lending agreements with agent banks whereby blocks of securities are loaned to third parties, primarily major brokerage firms. The agreements require a minimum of 102% and 105% of the fair value of the domestic and foreign securities loaned to be held as collateral. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. A securities lending payable for the overnight and continuous loans is included in liabilities in the amount of cash collateral received. Income and expenses associated with securities lending transactions are reported within net investment income.

Derivatives are used for asset/liability risk management. If the hedging relationship is effective, the derivative is accounted for in the same manner as the hedged item. If the derivative is not in an effective hedging relationship, the derivative is marked to fair value by recording an unrealized gain or loss (see Note 6 for additional information).

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In addition, EFLOA has executed various collateral arrangements with counterparties regarding over-the-counter derivative transactions that require both pledging and accepting collateral either in the form of cash or high-quality securities, such as Treasuries or those issued by government agencies, or, for some counterparties, investment-grade corporate bonds.

As of September 2023, the NAIC adopted a change to the reporting of net negative Interest Maintenance Reserve (IMR). Reporting entities that qualify pursuant to certain limitations, are permitted to admit previously disallowed negative IMR up to 10% of the reporting entity’s adjusted general account capital and surplus as required to be shown on the statutory balance sheet of the reporting entity for its most recently filed statement with its domiciliary state commissioner. The capital and surplus cap is adjusted to exclude any net positive goodwill, EDP equipment and operating system software, net deferred tax assets and admitted net negative (disallowed) IMR. As a result of the change, as of December 31, 2025 and 2024, EFLOA was able to record an asset totaling $23.6 million and $52.0 million, respectively, within the Other assets line item.

Realized Investment Gains (Losses) and Unrealized Capital Gains (Losses)

Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of net income. The change in unrealized capital gains (losses) is presented as a component of change in surplus.

The AVR and IMR are required under SAP. The AVR for the General Account and Separate Accounts for which EFLOA bears the investment risk is determined by a specified formula and provides for possible future investment losses through charges to capital and surplus. The AVR requires reserves for bonds, preferred stocks, common stocks, mortgage loans on real estate, real estate, and other investments. The IMR captures, for all types of fixed income investments, the realized investment gains and losses which result from changes in the overall level of interest rates. These deferred investment gains or losses are amortized into income over the remaining term to maturity of the investments sold.

Fair Value of Financial Instruments

Included in various investment related line items in the financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or market.

The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3	Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

The Company determines fair value based upon quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair values cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain

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data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades.

Separate Accounts

Separate account assets and liabilities represent primarily segregated funds administered and invested by the Company for the benefit of certain contract holders. Approximately 38 percent of these assets consist of securities reported at fair value and 62 percent consist of fixed maturity securities carried at amortized cost in book value separate accounts. Securities carried at amortized cost had a carrying value of $54,731.7 million, fair value of $55,569.6 million, and unrealized gain of $837.9 million as of December 31, 2025. Securities carried at amortized cost had a carrying value of $23,774.8 million, fair value of $23,798.8 million, and unrealized gain of $24.0 million as of December 31, 2024. Premiums, benefits and expenses of the separate accounts are included in the Company’s Statements of Operations.

Under the 2025 Reinsurance agreement with Equitable Financial Bermuda RE Ltd. (“EFBR”) and the 2013 reinsurance agreement with Protective Life Insurance Company (“Protective”), separate account products subject to the agreement are ceded on a modified coinsurance (“MODCO”) basis, with separate account assets and liabilities remaining with EFLOA. The separate account net gains from operations and fees associated with these separate account contracts and the Net transfers to or (from) Separate Accounts are ceded to Protective, and included in the “Separate Accounts’ modified coinsurance reinsurance ceded” line in the Statements of Operations.

Non-Admitted Assets

Certain assets designated as “non-admitted” (certain deferred taxes, prepaid expenses, accrued interest on certain investments, negative IMR and intangible asset) are excluded from assets and statutory surplus. The Company had $4.8 million and $5.3 million of non-admitted assets as of December 31, 2025 and 2024, respectively.

Policy and Contract Claims

Policy and contract claim expenses are reported in the period when the Company determines they are incurred. The claim liability would include an estimate for claims incurred but not reported.

Aggregate Reserves

Aggregate reserves for insurance and annuity policies are generally computed under the Commissioners’ Reserve Valuation Method and Commissioners’ Annuity Reserve Valuation Method, respectively, or otherwise under the net level premium method or comparable method, and are subject to reserve adequacy testing. Reserves for variable annuity products are principle-based reserves (“PBR”) and are computed in accordance to NAIC VM-21. Reserves for the indexed universal life products introduced in 2018 and later and variable universal life products introduced in 2019 and later are PBR computed in accordance with NAIC VM-20.

Benefit reserves are computed using statutory mortality and interest requirements and are generally determined without consideration of future withdrawals. Interest rates used in establishing such reserves range from 3.5% to 6.0% for life insurance reserves and from 2.8% to 5.3 % for annuity reserves.

Federal Income Taxes

The Company has a tax sharing agreement with Holdings and is included in a consolidated federal income tax return together with Holdings and other affiliates. In accordance with the tax sharing agreement, tax expense is based on a separate company computation. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis.

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3)	INVESTMENTS

Fixed Maturities

The following table provides additional information relating to fixed maturities and common stocks held (in millions):

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2025
Issuer Credit Obligations:
U.S. Government Obligations	$248.5	$8.4	$—	$256.9
Other U.S. Government Obligations	21.0	0.6	—	21.6
Non-U.S. Sovereign Jurisdiction Securities	38.1	1.1	2.3	36.9
Municipal Bonds — General Obligations (Direct & Guaranteed)	16.2	—	3.2	13.0
Municipal bonds — Special Revenue	19.6	0.2	4.0	15.8
Corporate Bonds (Unaffiliated)	2,811.2	53.6	190.7	2,674.1
Corporate Bonds (Affiliated)	800.0	—	—	800.0
Single Entity Backed Obligations (Unaffiliated)	4.6	—	0.3	4.3
Bonds Issued by Funds Representing Operating Entities (Unaffiliated)	3.1	—	0.1	3.0
Bank Loans — Acquired (Unaffiliated)	237.7	1.4	0.1	239.0

Total Issuer Credit Obligations	$4,200.0	$65.3	$200.7	$4,064.6
Asset-Backed Securities:
Agency Residential Mortgage-Backed Securities (MBS) — Guaranteed	$137.5	$2.7	$—	$140.2
Agency Residential MBS - Not/Partially Guaranteed	111.0	2.9	—	113.9
Non-Agency Residential MBS (Unaffiliated)	880.2	8.1	4.5	883.8
Non-Agency Commercial MBS (Unaffiliated)	438.9	3.7	0.4	442.2
Non-Agency — CLOs/CBOs/CDOs (Unaffiliated)	508.6	0.8	0.2	509.2
Other Financial ABS — Self Liquidating (Unaffiliated)	341.5	2.5	0.7	343.3
Lease-Backed Securities — Practical Expedient (Unaffiliated)	275.1	1.3	0.6	275.8
Other Non-Financial ABS — Practical Expedient (Unaffiliated)	544.1	1.9	1.8	544.2
Lease-Backed Securities — Full Analysis (Unaffiliated)	94.2	0.4	0.6	94.0
Other Non-Financial ABS — Full Analysis (Unaffiliated)	62.1	0.4	—	62.5

Total Asset-Backed Securities	$3,393.2	$24.7	$8.8	$3,409.1

Total Bonds	$7,593.2	$90.0	$209.5	$7,473.7

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2024
U.S. Government	$187.0	$1.4	$1.0	$187.4
All Other Governments	9.7	0.2	0.1	9.8
States, Territories & Possessions	31.0	—	7.0	24.0
Political Subdivisions of States and Territories	3.9	—	1.0	2.9
Special Revenue & Special Assess. Obligations	61.0	2.7	1.2	62.5
Industrial & Misc. (Unaffiliated)	2,726.9	9.7	301.2	2,435.4

Total Fixed Maturities	$3,019.5	$14.0	$311.5	$2,722.0

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Proceeds from sales of investments in fixed maturities and common stocks during 2025 2024 and 2023 were $1,729.7 million, $19.2 million and $375.8 million, respectively. Gross gains of $4.3 million in 2025, $0.1 million in 2024 and $0.1 million in 2023 and gross losses of $11.9 million in 2025, $0.2 million in 2024 and $5.0 million in 2023, respectively were realized on these sales.

The carrying value and estimated fair value of fixed maturities at December 31, 2025, by contractual maturity are as follows (in millions):

	Carrying Value	Estimated Fair Value
Due in one year or less	$80.3	$80.2
Due after one year through five years	1,570.3	1,569.6
Due after five years through ten years	864.8	869.9
Due after ten years through twenty years	1,684.1	1,658.6
Due after twenty years	3,193.6	3,091.8
Mortgage-backed securities	200.1	203.6

Total Fixed maturities	$7,593.2	$7,473.7

Fixed maturities not due at a single maturity date have been included in the above table in the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.The Company’s management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews the Company’s securities with unrealized losses for other-than-temporary impairments (“OTTI”). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Company’s Investments Under Surveillance (“IUS”) Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

The following table discloses fixed maturities (381 issues) and (581 issues) that have been in a continuous unrealized loss position for less than a twelve month period or greater than a twelve month period as of December 31, 2025 and 2024, respectively (in millions):

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses*	Estimated Fair Value	Gross Unrealized Losses*	Estimated Fair Value	Gross Unrealized Losses*
December 31, 2025
Fixed Maturities:
Issuer Credit Obligations
Corporate Bonds	$255.6	$3.3	$711.0	$187.8	$966.6	$191.1
Government Bonds	—	—	17.3	2.4	17.3	2.4
Municipal Bonds	—	—	25.6	7.2	25.6	7.2
Specific Instruments	18.3	—	—	—	18.3	—
Asset-Backed Securities
Financial ABS — Self-liquidating	$418.9	$4.7	$9.8	$3.6	428.7	8.3
Non-Financial ABS — Full Analysis	30.5	0.6	—	—	30.5	0.6
Non-Financial ABS — Practical Expedient	259.1	1.9	7.5	0.5	266.6	2.4

Total Fixed Maturities	$982.4	$10.5	$771.2	$201.5	$1,753.6	$212.0

*	Foreign exchange and lower of cost or market (valuation allowance) of $2.5 million is included in Gross Unrealized Losses as of 2025.

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	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses*	Estimated Fair Value	Gross Unrealized Losses*	Estimated Fair Value	Gross Unrealized Losses*
December 31, 2024
Fixed Maturities:
U.S. Government	$61.4	$1.0	$2.5	$—	$63.9	$1.0
All Other Government	4.6	0.1	—	—	4.6	0.1
States, Territories & Possessions	—	—	24.0	7.0	24.0	7.0
Political Subdivision of States and Territories	—	—	2.9	1.0	2.9	1.0
Special Revenue & Special Assess. Obligations	—	—	7.5	1.2	7.5	1.2
Industrial & Misc. (Unaffliliated)	177.9	3.9	1,442.2	297.3	1,620.1	301.2

Total Fixed Maturities	$243.9	$5.0	$1,479.1	$306.5	$1,723.0	$311.5

*	Foreign exchange and lower of cost or market (valuation allowance) of $0 is included in Gross Unrealized Losses as of 2024.

All contractual payments remain current and the Company has the ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value. There was other than temporary impairments of fixed maturities of $7.6 million in 2025 none in 2024 and none in 2023.

The Company’s fixed maturity investments are classified by the NAIC designation ratings from 1 to 6. Some securities are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or NAIC designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2025 and 2024, approximately 0.4% and 0.0% respectively, of the Company’s fixed maturities was considered to be other than investment grade.

At December 31, 2025 and 2024, there were no carrying values of investments held for the production of income which were non-income producing, for the twelve months preceding the balance sheet dates.

At December 31, 2025 and 2024, EFLOA, in accordance with various government and state regulations, had $8.5 million and $8.3 million fair value of securities deposited with government or state agencies, respectively.

Equitable is an equity investor in other limited partnership interests which invest primarily in securities with a total carrying value of $145.5 million and $33.4 million respectively, at December 31, 2025 and 2024.

Subprime Exposure

Subprime residential mortgages are mortgage loans made by banks or mortgage lenders to residential borrowers with lower credit ratings. The criteria used to categorize such subprime borrowers include Fair Isaac Credit Organization (“FICO”) scores, interest rates charged, debt-to-income ratios and loan-to-value ratios. Alt-A residential mortgages are mortgage loans where the risk profile falls between prime and subprime; borrowers typically have clean credit histories but the mortgage loan has an increased risk profile due to higher loan-to-value and debt-to-income ratios and/or inadequate documentation of the borrowers’ income. Residential Mortgage Backed Securities (“RMBS”) are securities whose cash flows are backed by the principal and interest payments from a set of residential mortgage loans.

The Company has no direct or indirect exposure through investments in subprime mortgage loans.

The Company has no underwriting exposure to subprime mortgage risk through Mortgage Guaranty coverage, Financial Guaranty coverage, Directors & Officers liability, Errors and Omissions liability, and any other lines of insurance.

EFLOA does not originate, purchase or warehouse residential mortgages and is not in the mortgage servicing business.

Mortgage Loans

Mortgage Loans, including Mezzanine Real Estate Loans

A-80

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The maximum and minimum lending rates for new mortgage loans during 2025 were:

Commercial mortgages: 6.93% and 5.33%

The maximum percentage of any one loan to the value of security at the time of the loan, were:

Commercial mortgages: 66.03%

Taxes, assessments and any amounts advanced and not included in the mortgage loan total:

Current Year	Prior Year
$ 0	$ 0

Age Analysis of Mortgage Loans and Identification of Mortgage Loans in which the Insurer is a Participant or Co-Lender in a Mortgage Loan Agreement:

a. Current Year	Commercial
1. Recorded Investment (ALL)	Insured	All Other	Mezzanine	Total
(a) Current	$—	$557.7	$—	$557.7
(b) 30 - 59 days past due	—	—	—	—
(c) 60 - 89 days past due	—	—	—	—
(d) 90 - 179 days past due	—	—	—	—
(e) 180+ days past due	—	—	—	—
2. Accruing Interest 90 -179 Days Past Due
(a) Recorded Investment	$—	$—	$—	—
(b) Interest Accrued	—	—	—	—
3. Accruing Interest 180+ Days Past Due
(a) Recorded Investment	$—	$—	$—	—
(b) Interest Accrued	—	—	—	—
4. Interest Reduced
(a) Recorded Investment	$—	$—	$—	—
(b) Number of Loans	—	—	—	—
(c) Percentage Reduced*	0.00%	0.00%	0.00%	0.00%
5. Participant or Co-Lender in a Mortgage
Loan Agreement
(a) Recorded Investment	$—	$232.1	$—	$232.1
* weighted-average % of the aggregated reduced recorded investments

b. Prior Year	Commercial
1. Recorded Investment (ALL)	Insured	All Other	Mezzanine	Total
(a) Current	$—	$68.4	$—	$68.4
(b) 30 - 59 days past due	—	—	—	—
(c) 60 - 89 days past due	—	—	—	—
(d) 90 - 179 days past due	—	—	—	—
(e) 180+ past due	—	—	—	—
2. Accruing Interest 90 -179 Days Past Due
(a) Recorded Investment	$—	$—	$—	—
(b) Interest Accrued	—	—	—	—
3. Accruing Interest 180+ Days Past Due
(a) Recorded Investment	$—	$—	$—	—
(b) Interest Accrued	—	—	—	—
4. Interest Reduced
(a) Recorded Investment	$—	$—	$—	—
(b) Number of Loans	—	—	—	—
(c) Percentage Reduced*	0.00%	0.00%	0.00%	0.00%
5. Participant or Co-Lender in a Mortgage
Loan Agreement
(a) Recorded Investment	—	—	—	—
* weighted-average % of the aggregated reduced recorded investments

A-81

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Investment in Impaired Loans With or Without Allowance for Credit Losses and Impaired Loans Subject to a participant or Co-Lender Mortgage Loan Agreement for which the Reporting Entity is Restricted from Unilaterally Foreclosing on the Mortgage Loan: None

Investment in Impaired Loans — Average Recorded Investment, Interest Income Recognized, Recorded Investment on Nonaccrual Status and Amount of Interest Income Recognized Using a Cash Basis Method of Accounting: None

Allowances for Credit Losses: None

Mortgage Loans Derecognized as a result of Foreclosure: None

The Company recognizes interest income on its impaired loans upon receipts.

The Company accrues interest income on impaired loans to the extent it is deemed collectible (delinquent less than 90 days) and the loan continues to perform under its original or restructured contractual terms. Interest income on non-performing loans is generally recognized on a cash basis.

Loan-Backed Securities

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The retrospective adjustment method is predominantly used to value all securities except issues in default. The carrying value and fair value of the Company’s loan-backed securities as of December 31, 2025 was $3,393.2 million and $3,409.0 million, respectively. The carrying value and fair value of the Company’s loan-backed securities as of December 31, 2024, was $879.6 million and $868.8 million, respectively.

There were loan-backed securities with a recognized other than temporary impairment as of December 31, 2025.

December 31, 2025		1	2		3
		Amortized Cost Basis before Other than Temporary Impairment (OTTI)	Other than Temporary Impairment Recognized in Loss
			2a Interest	2b Non- interest	Fair Value* 1-(2a+2b)

OTTI recognized 1st Quarter
a.	Intent to Sell	$—	$—	$—	$—
b.	Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover amortized cost basis	—	—	—	—
c.	Total 1st Quarter	$—	$—	$—	$—

OTTI recognized 2nd Quarter
d.	Intent to Sell	$—	$—	$—	$—
e.	Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover amortized cost basis	—	—	—	—
f.	Total 2nd Quarter	$—	$—	$—	$—

OTTI recognized 3rd Quarter
g.	Intent to Sell	$25.9	$—	$7.2	$18.7
h.	Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover amortized cost basis	—	—	—	—
i.	Total 3rd Quarter	$25.9	$—	$7.2	$18.7

A-82

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

December 31, 2025		1	2		3
		Amortized Cost Basis before Other than Temporary Impairment (OTTI)	Other than Temporary Impairment Recognized in Loss
			2a Interest	2b Non-interest	Fair Value* 1-(2a+2b)

OTTI recognized 4th Quarter
j.	Intent to Sell	1.3	—	0.4	0.9
k.	Inability or lack of intent to retain the investment in the security for a period of time sufficient to recover amortized cost basis	$—	$—	$—	$—
l.	Total 4th Quarter	$1.3	$—	$0.4	$0.9

m.	Annual Aggregate Total	XXX	$—	$7.6	XXX

*	Fair Value reflects the Fair Value at the time of the other-than-temporary-impairment.

Each loan-backed security held as of December 31, 2025 with a recognized other than temporary impairment recorded during the current year, reflecting the present value of cash flows expected to be collected as less than the amortized cost basis of the securities, is as follows:

1	2	3	4	5	6	7
CUSIP	Book/Adjusted Carrying Value Amortized Cost before Current Year OTTI	Present value of Projected Cash Flows	Recognized other- than-temporary- impairment 2-3	Amortized Cost after other-than- temporary- impairment 2-4	Fair Value at time of OTTI	Date of Financial Statement Where Reported
89617QAA8	$25.9	$18.7	$7.2	$18.7	$18.7	9/30/2025
89617QAA8	1.3	0.9	$0.4	$0.9	0.9	12/31/2025
Total	XXX	XXX	$7.6	XXX	XXX	XXX

There were no loan-backed securities with a recognized other than temporary impairment as of December 31, 2024.

All impaired securities (fair value is less than cost or amortized cost) for which an other-than-temporary impairment has been recognized in earnings as a realized loss (including securities with a recognized other-than-temporary impairment for non-interest related declines when a non-recognized interest related impairment remains) as of December 31, 2025 (in millions):

a. The aggregate amount of unrealized losses:	1. Less than 12 Months	$7.2
	2. 12 Months or Longer	$4.1
b. The aggregate related fair value of securities with unrealized losses:	1. Less than 12 Months	$708.5
	2. 12 Months or Longer	$17.3

The aggregate unrealized losses of $11.3 million include $0 of valuation allowances already recognized through surplus.

Dollar Repurchase Agreements and /or Securities Lending Transactions

1) The Company has entered into securities lending agreements with agent banks whereby blocks of securities are loaned to third parties, primarily major brokerage firms. The agreements require a minimum of 102% and 105% of the fair value of the domestic and foreign securities loaned to be held as collateral. To further minimize the credit risks related to these programs, the financial condition of counterparties is monitored on a regular basis. A securities lending payable for the overnight and continuous loans is included in liabilities in the amount of cash collateral received.

2) The Company had no assets pledged as collateral relating to dollar repurchase agreements and/or securities lending transactions as of the reporting date.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

3)	Collateral Received

a. Aggregate Amount of Collateral Received:	December 31, 2025
1. Securities Lending	Fair Value
a. Open	$5.6
b. 30 Days or Less	—
c. 31 to 60 Days	—
d. 61 to 90 Days	—
e. Greater Than 90 Days	—

f. Subtotal	$5.6
g. Securities Received	—

h. Total Collateral Received	$5.6

2. Dollar Repurchase Agreement	Fair Value
a. Open	$—
b. 30 Days or Less	—
c. 31 to 60 Days	—
d. 61 to 90 Days	—
e. Greater Than 90 Days	—

f. Subtotal	$—
g. Securities Received	—

h. Total Collateral Received	$—

b. The fair value of that collateral and of the portion of that collateral that is has sold or repledged	$5.6

c. The Company receives cash collateral in an amount in excess of the securities lent and invests the collateral into highly liquid short-term investments.	$—

4)	Securities Lending Transactions administered by an affiliated agent

NONE

5)	Collateral Reinvestment

a. Aggregate Amount Collateral Reinvested:	December 31, 2025
1. Securities Lending	Amortized Cost	Fair Value
a. Open	$5.6	$5.6
b. 30 Days or Less	—	—
c. 31 to 60 Days	—	—
d. 61 to 90 Days	—	—
e. 91 to 120 Days	—	—
f. 121 to 180 Days	—	—
g. 181 to 365 Days	—	—
h. 1 to 2 Years	—	—
i. 2 to 3 Years	—	—
j. Greater Than 3 Years	—	—

k. Subtotal	$5.6	$5.6
l. Securities Received	—	—

m. Total Collateral Reinvested	$5.6	$5.6

A-84

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

December 31, 2025
2. Dollar Repurchased Agreement	Amortized Cost	Fair Value
a. Open	$—	$—
b. 30 Days or Less	—	—
c. 31 to 60 Days	—	—
d. 61 to 90 Days	—	—
e. 91 to 120 Days	—	—
f. 121 to 180 Days	—	—
g. 181 to 365 Days	—	—
h. 1 to 2 Years	—	—
i. 2 to 3 Years	—	—
j. Greater Than 3 Years	—	—

k. Subtotal	$—	$—
l. Securities Received	—	—

m. Total Collateral Reinvested	$—	$—

Collateral not permitted by contract or custom to sell or repledge:

The Company accepted highly liquid U.S. Treasuries as collateral with an estimated fair value of $9.8 million as of the reporting date. The Company does not have right to sell or pledge those securities posted as collateral.

Collateral for securities lending transactions that extend beyond one year from the reporting date: None

Repurchase Agreements Transactions Accounted for as Secured Borrowing

1.	The Company policy, requirements of collateral, use and risks.

2.	Type of Repo Trades Used

	1	2	3	4
2025	First Quarter	Second Quarter	Third Quarter	Fourth quarter
a. Bilateral (YES/NO)	Yes	No	No	No
b. Tri-Party (YES/NO)	No	No	No	No

3.	Original (Flow) & Residual Maturity

2025	First Quarter	Second Quarter	Third Quarter	Fourth quarter
a. Maximum Amount
1. Open — No Maturity	$—	$—	$—	$—
2. Overnight	—	—	—	—
3. 2 Days to 1 Week	—	—	—	—
4. >1 Week to 1 Month	301.5	—	—	—
5. >1 Month to 3 Months	—	—	—	—
6. >3 Months to 1 Year	—	—	—	—
7. > 1 Year	$—	$—	$—	$—
b. Ending Balance
1. Open — No Maturity	$—	$—	$—	$—
2. Overnight	—	—	—	—
3. 2 Days to 1 Week	—	—	—	—
4. >1 Week to 1 Month	—	—	—	—
5. >1 Month to 3 Months	—	—	—	—
6. >3 Months to 1 Year	—	—	—	—
7. > 1 Year	$—	$—	$—	$—

4.	The Company did not have any securities sold that resulted in default as of December 31, 2025.

A-85

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

5.	Securities “Sold” Under Repo - Secured Borrowing

2025	First Quarter	Second Quarter	Third Quarter	Fourth quarter
a. Maximum Amount 1. Book/Adjusted Carrying Value (“BACV”)	$—	$—	$—	$—
2. Nonadmitted — Subset of BACV	—	—	—	—
3. Fair Value (“FV)	$306.8	$—	$—	$—
b. Ending Balance 1. Book/Adjusted Carrying Value (“BACV”)	$—	$—	$—	$—
2. Nonadmitted — Subset of BACV	—	—	—	—
3. Fair Value (“FV)	$—	$—	$—	$—

6.	Securities Sold Under Repo — Secured Borrowing by NAIC Designation — None

7.	Collateral Received — Secured Borrowing

2025	First Quarter	Second Quarter	Third Quarter	Fourth quarter
a. Maximum Amount 1. Cash	$301.5	$—	$—	$—
2. Securities (FV)	—	—	—	—
b. Ending Balance 1. Cash	—	—	—	—
2. Securities (FV)	$—	$—	$—	$—

8.	Cash & Non-Cash Collateral Received — Secured Borrowing by NAIC Designation — None

9.	Allocation of Aggregate Collateral by Remaining Contractual Maturity — None

10.	Allocation of Aggregate Collateral Reinvested by Remaining Contractual Maturity — None

11.	Liability to Return Collateral — Secured Borrowing (Total)

2025	First Quarter	Second Quarter	Third Quarter	Fourth quarter
a. Maximum Amount 1. Cash (Collateral — All)	$301.5	$—	$—	$—
2. Securities Collateral (FV)	—	—	—	—
b. Ending Balance 1. Cash (Collateral — All)	—	—	—	—
2. Securities Collateral (FV)	$—	$—	$—	$—

Reverse Repurchase Agreements Transactions Accounted for as Secured Borrowing — None

Repurchase Agreements Transactions Accounted for as a Sale — None

Reverse Repurchase Agreements Transactions Accounted for as a Sale — None

Real Estate and Low Income Housing Tax Credit (“LIHTC”)

The Company does not have any real estate.

The Company has no low income tax housing credits (“LIHTC”).

Restricted Assets (including Pledge) (in millions)

A-86

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

1) Restricted Assets (including Pledged):

	Gross (Admitted & Nonadmitted) Restricted							Current Year
	Current Year 2025					2024		Percentage
	1	2	3	4	5	6	7	8	9	10	11
	Total General Account (G/A)	G/A Supporting S/A Activity(a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity(b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets(c)	Admitted Restricted to Total Admitted Assets(d)
a. Subject to contractual obligation for which liability is not shown	$—	$—	$—	$—	$—	$—	$—	$—	$—	—%	—%
b. Collateral held under security lending agreements	$5.6	$—	$135.5	$—	$141.1	19.9	$121.2	—	$141.1	0.124%	0.124%
c. Subject to repurchase agreements	$—	$—	$—	$—	$—	—	$—	—	$—	—%	—%
d. Subject to reverse repurchase agreements	$—	$—	$—	$—	$—	—	$—	—	$—	—%	—%
e. Subject to dollar repurchase agreements	$—	$—	$—	$—	$—	—	$—	—	$—	—%	—%
f. Subject to dollar reverse repurchase agreements	$—	$—	$—	$—	$—	—	$—	—	$—	—%	—%
g. Placed under option contracts	$—	$—	$—	$—	$—	—	$—	—	$—	—%	—%
h. Letter stock or securities restricted as to sale — excluding FHLB capital stock	$—	$—	$—	$—	$—	—	$—	—	$—	—%	—%
i. FHLB capital stock	$5.4	$—	$—	$—	$5.4	3.9	$1.5	—	$5.4	0.005%	0.005%
j. On deposit with states	$8.3	$—	$—	$—	$8.3	8.3	$—	—	$8.3	0.007%	0.007%
k. On deposit with other regulatory bodies	$—	$—	$—	$—	$—	—	$—	—	$—	—%	—%
l. Pledged collateral to FHLB (including assets backing funding agreements)	$2,168.2	$—	$—	$—	$2,168.2	0.0	$2,168.2	—	$2,168.2	1.911%	1.911%
m. Pledged as collateral not captured in other categories	$7.8	$—	$707.8	$—	$715.6	0.0	$715.6	—	$715.6	0.631%	0.631%
n. Other restricted assets	$—	$—	$—	$—	$—	0.0	$—	—	$—	—%	—%
o. Collateral Assets Received and on Balance Sheet	$7,086.0	$—	$—	$—	$7,086.0	2,522.3	$4,563.7	—	$7,086.0	6.246%	6.246%

A-87

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	Gross (Admitted & Nonadmitted) Restricted							Current Year
	Current Year 2025					2024		Percentage
	1	2	3	4	5	6	7	8	9	10	11
	Total General Account (G/A)	G/A Supporting S/A Activity(a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity(b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Nonadmitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets(c)	Admitted Restricted to Total Admitted Assets(d)
p. Assets held under Modco Reinsurance Agreements	$—	$—	$446.4	$—	$446.4	0.0	$446.4	—	$446.4	0.393%	0.393%
q. Assets held under Funds Withheld Reinsurance Agreements	$—	$—	$—	$—	$—	0.0	$—	—	$—	—%	—%
r. Total Restricted Assets (Sum of a through q)	$9,281.3	$—	$1,289.7	$—	$10,571.0	$2,554.4	$8,016.6	$—	$10,571.0	9.317%	9.317%

(a)	Subset of Column 1	(b)	Subset of column 3
(c)	Column 5 divided by Asset Page, Column 1, Line 28	(d)	Column 9 divided by Asset Page, Column 3, Line 28

2)

Detail of Assets Pledged as Collateral Not Captured in Other Categories (Contracts that Share Similar Characteristics, Such as Reinsurance (excluding modco/FWH) and Derivatives, are Reported in the Aggregate) ($ in millions):

	Gross (Admitted & Nonadmitted) Restricted							8	Percentage
	Current Year
	1	2	3	4	5	6	7		9	10
Description of Assets	Total General Account (G/A)	G/A Supporting S/A Activity(a)	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity(b)	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
DERIVATIVE COLLATERAL	$7.8	$—	$707.8	$—	$715.6	$—	$715.6	$715.6	0.631%	0.631%
Total(c)	$7.8	$0	$707.8	$0	$715.6	$—	$715.6	$715.6	0.631%	0.631%
Amount of Total pledged under derivative contracts	$0	$0	$0	$0	$0	$—	$0	$0	XXX	XXX
Total Excluding Derivative Collateral (Total minus Amt of Total pledged under derivative contracts)	$7.8	$0	$707.8	$0	$715.6	$0	$715.6	$715.6	XXX	XXX

(a)	Subset of Column 1	(b)	Subset of column 3
(c)	Total Line for Columns 1 through 7 should equal 5L(1)m Columns 1 through 7 respectively and Total Line for Columns 8 through 10 should equal 5H(1)m Columns 9 through 11 respectively.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

3)	Detail of Other Restricted Assets:

NONE

4)	Collateral Received and Assets Held under Modco/Funds Withheld (FWH) Reinsurance Agreements Reflected as Assets Within the Reporting Entity as ($ in millions) as of December 31, 2025:

	1	2	3	4	5	6	7	8
Assets	BACV Collateral	BACV Modco	BACV FWH	Fair Value Collateral	Fair Value Modco	Fair Value FWH	% of BACV to Total Assets (Admitted and Nonadmitted)	% of BACV to Total Admitted Assets
General Account:
a. Cash, Cash Equivalents and Short-Term Investments	$7,086.0	$—	$—	$7,086.0	$—	$—	34.5%	34.5%
b. Schedule D, Part 1, Section 1	—	—	—	—	—	—	—%	—%
c. Schedule D, Part 1, Section 2	—	—	—	—	—	—	—%	—%
d. Schedule D, Part 2, Sec. 1	—	—	—	—	—	—	—%	—%
e. Schedule D, Part 2, Sec. 2	—	—	—	—	—	—	—%	—%
f. Schedule B	—	—	—	—	—	—	—%	—%
g. Schedule A	—	—	—	—	—	—	—%	—%
h. Schedule BA, Part 1	—	—	—	—	—	—	—%	—%
i. Schedule DL, Part 1	—	—	—	—	—	—	—%	—%
j. Other	—	—	—	—	—	—	—%	—%
k. Total Assets (a+b+c+d+e+f+g+h+i+j)	$7,086.0	$—	$—	$7,086.0	$—	$—	34.5%	34.5%
l. Percentage to Total FWH Assets (including Modco)	xxx	xxx	xxx	xxx	xxx	xxx	xxx	xxx

Separate Account:
m. Cash, Cash Equivalents and Short-Term Investments	$—	$79.5	$—	$—	$79.5	$—	0.1%	0.1%
n. Schedule D, Part 1, Section 1	—	219.0	—	—	226.2	—	0.2%	0.2%
o. Schedule D, Part 1, Sec. 2	—	147.9	—	—	150.0	—	0.2%	0.2%
p. Schedule D, Part 2, Sec. 1	—	—	—	—	—	—	—%	—%
q. Schedule D, Part 2, Sec. 2	—	—	—	—	—	—	—%	—%
r. Schedule B	—	—	—	—	—	—	—%	—%
s. Schedule A	—	—	—	—	—	—	—%	—%
t. Schedule BA, Part 1	—	—	—	—	—	—	—%	—%
u. Schedule DL, Part 1	—	—	—	—	—	—	—%	—%
v. Other	—	—	—	—	—	—	—%	—%
w. Total Assets (m+n+o+p+q+r+s+t+u+v)	$—	$446.4	$—	$—	$455.7	$—	0.5%	0.5%
x. Percentage to Total FWH Assets (including Modco)	xxx	xxx	xxx	xxx	xxx	xxx	xxx	xxx

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Assets	9 Book/Adjusted Carrying Value (BACV)	10	11	12	13	14	15
Related Party Code
	FWH Including Modco	1	2	3	4	5	6
General Account:
a. Cash, Cash Equivalents and Short-Term Investments	$—	$—	$—	$—	$—	$—	$—
b. Schedule D, Part 1, Section 1	—	—	—	—	—	—	—
c. Schedule D, Part 1, Section 2	—	—	—	—	—	—	—
d. Schedule D, Part 2, Sec. 1	—	—	—	—	—	—	—
e. Schedule D, Part 2, Sec. 2	—	—	—	—	—	—	—
f. Schedule B	—	—	—	—	—	—	—
g. Schedule A	—	—	—	—	—	—	—
h. Schedule BA, Part 1	—	—	—	—	—	—	—
i. Schedule DL, Part 1	—	—	—	—	—	—	—
j. Other	—	—	—	—	—	—	—
k. Total Assets (a+b+c+d+e+f+g+h+i+j)	$—	$—	$—	$—	$—	$—	$—
l. Percentage to Total FWH Assets (including Modco)	—%	—%	—%	—%	—%	—%	—%
Separate Account:
m. Cash, Cash Equivalents and Short-Term Investments	$79.5	$—	$—	$79.5	$—	$—	$—
n. Schedule D, Part 1, Section 1	219.0	—	—	—	—	—	219.0
o. Schedule D, Part 1, Sec. 2	147.9	—	—	—	—	—	147.9
p. Schedule D, Part 2, Sec. 1	—	—	—	—	—	—	—
q. Schedule D, Part 2, Sec. 2	—	—	—	—	—	—	—
r. Schedule B	—	—	—	—	—	—	—
s. Schedule A	—	—	—	—	—	—	—
t. Schedule BA, Part 1	—	—	—	—	—	—	—
u. Schedule DL, Part 1	—	—	—	—	—	—	—
v. Other	—	—	—	—	—	—	—
w. Total Assets (m+n+o+p+q+r+s+t+u+v)	$446.4	$—	$—	$79.5	$—	$—	$366.9
x. Percentage to Total FWH Assets (including Modco)	100%	—%	—%	18%	—%	—%	82%

	1	2
	Amount	% of Liability to Total Liabilities*
y. Recognized Obligation to Return Collateral Asset (General Account)	$—	—%
z. Recognized Obligation to Return Collateral Asset (Separate Account)	$—	—%
aa. Recognized Obligation for Modco assets (General Account)	$—	—%
bb. Recognized Obligation for Modco assets (Separate Account)	$—	—%
cc. Recognized Obligation for FWH (excluding Modco) assets (General Account)	$—	—%
dd. Recognized Obligation for FWH (excluding Modco) assets (Separate Account)	$—	—%
* y+aa+cc = Column 1 divided by Liability Page, Line 26 (Column 1) z+bb+dd = Column 1 divided by Liability Page, Line 27 (Column 1)

5)

Disclose whether any of the assets held as collateral or under modified coinsurance (Modco) or funds withheld reinsurance (FWH) agreements have been pledged for another purpose specific to the insurance reporting entity (not for the benefit of the reinsurer). For example, if the insurance reporting entity has used these assets as the collateral in a securities lending agreement, a repo transaction, pledged as collateral to the FHLB, etc. (For Modco/FWH assets, items pledged on behalf of the reinsurer shall not be captured) : None

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Working Finance Capital Investments:

The Company does not have any working capital finance investments as of December 31, 2025 or 2024.

Structured Notes

The Company has no Structured Notes as of December 31, 2025 or 2024.

5GI Securities

The Company has no 5GI Securities as of December 31, 2025 or 2024.

Short Sales

The Company had no Short Sales during the years ended December 31, 2025, 2024 and 2023.

Prepayment Penalty and Acceleration Fees

2025	General Account	Separate Account
(1) Number of CUSIPs	—	10
(2) Aggregate Amount of Investment Income	$—	$2.4

2024	General Account	Separate Account
(1) Number of CUSIPs	1	2
(2) Aggregate Amount of Investment Income	$1.0	$—

2023	General Account	Separate Account
(1) Number of CUSIPs	—	—
(2) Aggregate Amount of Investment Income	$—	$—

Reporting Net Negative (disallowed) Interest Maintenance Reserve (IMR) (in millions):

Effective September 30, 2025, in accordance with new guidance relating to the INT 23-01 — Net Negative (Disallowed) Interest Maintenance Reserve for an additional new test for admission using current period unadjusted surplus, the Company has evaluated its current period ending capital and surplus position (before any non-admission of IMR) and determined that no additional IMR non-admission was necessary over and above using the old INT 23-01 rule. The old INT 23-01 rule only used adjusted capital and surplus figures from the most recently filed statement with the domiciliary state commissioner.

Net Negative (disallowed) IMR

	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
2025	$1,820.9	$23.6	$(0.1)	$1,797.4
2024	$53.0	$52.0	$0.2	$0.8

Negative (disallowed) IMR admitted

	Total	General Account	Insulated Separate Account	Non-Insulated Separate Account
2025	$358.8	$23.6	$(0.1)	$335.3
2024	$53.0	$52.0	$0.2	$0.8

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Calculated adjusted capital and surplus

	Total
	2025	2024
Prior Period General Account Capital & Surplus	$4,128.8	$4,406.0
From Prior Period SAP Financials	—	—
Net Positive Goodwill (admitted)	$—	$—

EDP Equipment & Operating system Software (admitted)	$—	$—

Net DTAs (admitted)	$—	$16.1

Net Negative (disallowed) IMR (admitted)	$541.0	$58.2

Adjusted Capital & Surplus	$3,587.8	$4,331.7

Percentage of adjusted capital and surplus

	Total
	2025	2024
Percentage of Total Net Negative (disallowed) IMR admitted in General Account or recognized in Separate account to adjusted capital and surplus	10.0%	1.2%

Allocated gains/losses to IMR from derivatives

2025	Gains	Losses

Unamortized Fair Value Derivative Gains & Losses Realized to IMR — Prior Period	—	—

Fair Value Derivative Gains & Losses Realized to IMR — Added in Current Period	—	—

Fair Value Derivative Gains & Losses Amortized Over Current Period	—	—

Unamortized Fair Value Derivative Gains & Losses Realized to IMR — Current Period Total	—	—

2024	Gains	Losses

Unamortized Fair Value Derivative Gains & Losses Realized to IMR — Prior Period	—	—

Fair Value Derivative Gains & Losses Realized to IMR — Added in Current Period	—	—

Fair Value Derivative Gains & Losses Amortized Over Current Period	—	—

Unamortized Fair Value Derivative Gains & Losses Realized to IMR — Current Period Total	—	—

The Company attests to the following statements:

i.	Fixed income investments generating IMR losses comply with the Company’s documented investment or liability management policies.

ii.	IMR losses for fixed income related derivatives — Not applicable

iii.	Any deviation to 13.c.i is because of a temporary and transitory timing issue or related to a specific event.

iv.	Asset sales that were generating admitted negative IMR were not compelled by liquidity pressures.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Realized Capital Gains (Losses)

The following table summarizes the realized capital gains (losses) for the years ended December 31, 2025, 2024 and 2023 (in millions):

	Years Ended December 31,
	2025	2024	2023
Fixed maturities	$(74.3)	$(0.7)	$(4.9)
Preferred Stocks	—	(0.1)	—
Common Stocks	—	—	—
Derivative instruments	179.2	468.7	111.0
Other Invested assets	(1.5)	(0.6)	—
Amounts transferred to interest maintenance reserve (“IMR”) net of tax	52.7	0.4	3.8
Tax (expense) credits	(37.6)	(96.8)	(22.4)

Net Realized Capital Gains (Losses)	$118.5	$370.9	$87.5

4)	JOINT VENTURES, PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

The Company had no investments in Joint Ventures, Partnerships and Limited Liability Companies that exceeded 10% of its admitted assets during the years ended December 31, 2025 and 2024.

The Company recognized impairments of $1.5 million, $0.6 million and $0 million in equity partnerships in 2025, 2024 and 2023, respectively. The decline in the partnerships’ fair value was determined to be other than temporary after undergoing a review established through the investment surveillance process for Equitable. The fair value for each partnership was determined from information provided in the related partnership financial statements.

5)	INVESTMENT INCOME

Due and accrued income is excluded from investment income on the following basis:

Mortgage loans — on loans in foreclosure or where collection of interest is uncertain.

Securities — as recommended by Holdings’ Investments Under Surveillance Committee.

Real Estate — where rent is in arrears more than three months or is deemed uncollectible.

There was no due and accrued income excluded for the year ended December 31, 2025 or 2024

The gross, nonadmitted and admitted amounts for interest income due and accrued (in millions).

	2025	2024	2023

1. Gross amount for interest income due and accrued	$79.9	$26.2	$26.7
2. Nonadmitted amount for interest income due and accrued	$—	$—	$—
3. Admitted amount for interest income due and accrued	$79.9	$26.2	$26.7

Aggregate deferred interest — None

The cumulative amounts of paid-in-kind (PIK) interest included in the current principal balance — None

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Net Investment Income

The following table summarizes the net investment income for December 31, 2025, 2024 and 2023 (in millions):

	2025	2024	2023

Fixed maturities	$254.9	$132.4	$96.3
Preferred stocks	0.1	0.7	1.0
Unaffiliated common stocks	0.4	0.2	0.3
Affiliated dividends	62.0	33.0	—
Mortgage Loans	13.9	4.0	1.5
Policy Loans	9.9	19.5	14.6
Cash and Short term instruments	18.3	51.6	11.1
Derivative instruments	(496.1)	—	—
Other Invested assets	(0.9)	(1.4)	—
Investment expense and other	(115.2)	(119.0)	(21.2)
Amortization of IMR	(2.9)	(0.8)	1.2

Net Investment Income*	$(255.6)	$120.2	$104.8

*

Effective June 1, 2025, under the Reinsurance Treaty, (377.4) million of net investment income was ceded to EFBR in December 31, 2025, included within the line item titled “Funds withheld reinsurance ceded interest credited” within the Statutory Statements of Summary of Operations.

6)	DERIVATIVE INSTRUMENTS

The Company uses equity indexed options and futures to hedge its exposure to equity linked crediting rates on its products. The Company has issued and continues to offer certain variable annuity products with guarantee minimum benefits (“GMxB”) features. For GMxB features, the Company retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience versus expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. The derivative contracts are managed to correlate with changes in the value of the GMxB features that result from financial markets movements. The Company has no derivatives with financing premiums.

As of December 31, 2025 and 2024, respectively, the Company held $12.2 billion and $3.2 billion in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. The unrestricted cash collateral portion is reported in amounts withheld or retained as agent or trustee was $7.1 billion and $2.5 billion. The Company posted collateral of $0 million and $0 million as of December 31, 2025 and 2024, respectively, in the normal operation of its collateral arrangements, reported in other invested assets.

The table below summarizes the amount of the Company’s investment in financial instruments (in millions):

	Assets		Liabilities
	2025	2024	2025	2024
a. Swaps	$18.8	$—	$9.0	$—
b. Futures	$200.4	$99.2	$—	$—
c. Options	$304.6	$19.0	$108.0	$6.9

d. Total	$523.8	$118.2	$117.0	$6.9

(a)	2025 and 2024 includes $17.7 million and 0, respectively, of due and accrued investment income.

At December 31, 2025 and 2024, the notional amount was $12,181.0 million and $2,658.8 million, respectively.

None of the derivatives used in these programs were designated as qualifying hedges under the guidance for derivatives and hedging. All derivatives are valued at fair value.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Derivatives utilized to hedge crediting rate exposure on SCS, SIO, MSO and IUL products/investment options

The Company hedges crediting rates in the Structured Capital Strategies (“SCS”) variable annuity, Structured Investment Option (“SIO”), Market Stabilizer Option® (“MSO”) in the variable life insurance products and Indexed Universal Life (“IUL”) insurance products. These products permit the contract owner to participate in the performance of an index, ETFs or commodity price movement up to a cap for a set period of time. They also contain a protection feature, in which the Company will absorb, up to a certain percentage, the loss of value in an index, ETF or commodity price, which varies by product segment. Effective January 1, 2024, with the approval of the AZ DIFI, the Company moved its SCS derivative-hedges from the General Account to the Separate Account to match the hedged assets to the location of the reserve liabilities within the separate account.

In order to support the returns associated with these features, the Company enters into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, ETF or commodity price, subject to caps and buffers.

The Company has adopted SSAP 108 — Derivative Hedging Variable Annuity Guarantees.

Discussion of Hedged Item/Hedging Instruments and Hedging Strategy:

The Company has assumed, issued and continues to offer variable annuity products with GMxB features. The risk associated with the Guaranteed Minimum Death Benefit (“GMDB”) feature is that underperformance of the financial markets could result in GMDB benefits, in the event of death, being higher than what accumulated policyholders’ account balances would support. The risk associated with the Guaranteed Minimum Income Benefits (“GMIB”) feature is that under-performance of the financial markets could result in the present value of GMIB, in the event of annuitization, being higher than what accumulated policyholders’ account balances would support, taking into account the relationship between current annuity purchase rates and the GMIB guaranteed annuity purchase rates. The risk associated with products that have a GMxB derivative features liability is that under-performance of the financial markets could result in the GMxB derivative features’ benefits being higher than what accumulated policyholders’ account balances would support. For GMxB features, the Company retains certain risks including basis, credit spread and some volatility risk and risk associated with actual experience versus expected actuarial assumptions for mortality, lapse and surrender, withdrawal and policyholder election rates, among other things. Derivative contracts are managed to correlate with changes in the present value of the GMxB features that result from financial markets movements.

Our permitted practice for SSAP108 at EFLOA expands the scope of SSAP108 to cover both equity and interest rate risk. Under our VM-21 compliant Clearly Defined Hedging Strategy (CDHS), 100% of the equity and interest rate risk of the GMXB features are hedged via a portfolio of equity futures, equity total return swaps, duration-matched treasury futures, interest rate swaps, total return swaps on treasuries, and general account assets. Our hedging strategy is unchanged from the prior reporting period, and the total return on the derivative portfolio has been highly effective in covering the target delta and rho of the hedged obligation. The hedge effectiveness is measured in accordance with the requirements outlined in SSAP108 and assesses the change in fair value of hedge target due to equity and interest rate fluctuation against the change in value of the portfolio of designated hedge derivatives due to equities and rates.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Recognition of Gains/Losses and Deferred Assets and Liabilities (in millions):

a. Scheduled Amortization

		Deferred Assets	Deferred Liabilities
1	2026	$(243.5)	$49.0
2	2027	$(243.5)	$49.0
3	2028	$(243.5)	$49.0
4	2029	$(243.5)	$49.0
5	2030	$(243.5)	$49.0
6	2031	$(243.5)	$49.0
7	2032	$(243.5)	$49.0
8	2033	$(243.5)	$49.0
9	2034	$(133.6)	$49.0
10	2035	$(39.9)	$11.8

	Total	$(2,121.5)	$452.8

b.Total Deferred Balance*				$(1,668.7)

* Should agree to column 19 of Schedule DB, Part E

c.Reconciliation of Amortization

1. Prior year total deferred balance				$1,571.7

2. Current year amortization				$166.7

3. Current year deferred recognition				$(263.7)

4. Ending deferred balance [1-(2+3)]				$1,668.7

d.Open Derivative Removed from SSAP No. 108 and Captured in Scope of SSAP No.86				NA

e. Open Derivative Removed from SSAP No. 86 and Captured in Scope of SSAP No. 10				NA

Hedging Strategies Identified as No Longer Highly Effective — NA

Hedging Strategies Terminated — NA

Derivatives had $179.2 million in realized gain and $21.6 million in unrealized gains for the year ended December 31, 2025. Derivatives had $468.7 million in realized gains and $350.6 million in unrealized losses for the year ended December 31, 2024. Derivatives had $111.0 million in realized loss and $367.9 million in unrealized losses for the year ended December 31, 2023.

Offsetting and Netting of Assets and Liabilities

Offsetting of Financial Assets and Liabilities and Derivative Assets and Liabilities

December 31, 2025

	Gross Amounts Recognized	Amount Offset	Net Amount Presented in the Balance Sheets
	(In Millions)
ASSETS

Total Derivatives	$523.8	$117.0	$406.8

LIABILITIES

Total Derivatives	$117.0	$117.0	$—

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Offsetting of Financial Assets and Liabilities and Derivative Assets and Liabilities

December 31, 2024

	Gross Amounts Recognized	Amount Offset	Net Amount Presented in the Balance Sheets
ASSETS

Total Derivatives	$118.2	$6.9	$111.3

LIABILITIES

Total Derivatives	$6.9	$6.9	$—

7)	INCOME TAXES

Components of deferred tax assets (DTAs) and deferred tax liabilities (DTLs) (in millions):

DTA/DTL Components

	2025			2024			Change
	1 Ordinary	2 Capital	3 (Col 1+2) Total	4 Ordinary	5 Capital	6 (Col 4+5) Total	7 (Col 1-4) Ordinary	8 (Col 2-5) Capital	9 (Col 7+8) Total
a. Gross deferred tax assets	$269.5	$15.8	$285.3	$388.2	$1.9	$390.1	$(118.7)	$13.9	$(104.8)
b. Statutory valuation allowance adjustment	—	15.8	15.8	—	—	—	—	15.8	$15.8
c. Adjusted gross deferred tax assets (1a-1b)	$269.5	$—	$269.5	$388.2	$1.9	$390.1	$(118.7)	$(1.9)	$(120.6)
d. Deferred tax assets nonadmitted	—	—	—	—	—	—	—	—	$—
e. Subtotal net admitted deferred tax asset (1c-1d)	$269.5	$—	$269.5	$388.2	$1.9	$390.1	$(118.7)	$(1.9)	$(120.6)
f. Deferred tax liabilities	399.1	20.3	419.4	333.9	30.2	364.1	65.2	(9.9)	$55.3
g. Net admitted deferred tax assets/(net deferred tax liability) (1e-1f)	$(129.6)	$(20.3)	$(149.9)	$54.3	$(28.3)	$26.0	$(183.9)	$8.0	$(175.9)

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Admission Calculation Components (in millions):

	2025			2024			Change
	1 Ordinary	2 Capital	3 (Col 1+2) Total	4 Ordinary	5 Capital	6 (Col 4+5) Total	7 (Col 1-4) Ordinary	8 (Col 2-5) Capital	9 (Col 7+8) Total
a. Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b. Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets from 2(a) above) after application of the threshold limitation. (The lesser of 2(b)1 and 2(b)2 below:	51.4	—	51.4	26.0	—	26.0	25.4	—	25.4
Adjusted gross deferred tax assets expected to be realized following the balance sheet date	51.4	—	51.4	26.0	—	26.0	25.4	—	25.4
Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	612.4	XXX	XXX	604.8	XXX	XXX	7.6
c. Adjusted gross deferred tax assets (excluding the amount of deferred tax assets from 2(a) and 2(b) above) offset by gross deferred tax liabilities	218.1	—	218.1	364.1	—	364.1	(146.0)	—	(146.0)
d. Deferred tax assets admitted as the result of application of SSAP 101. Total (2(a)+2(b)+2(c)	$269.5	$—	$269.5	$390.1	$—	$390.1	$(120.6)	$—	$(120.6)

Used in 11. B (in millions):

	2025	2024
Ratio percentage used to determine recovery period and threshold limitation amount	1,011.5%	1,365.2%
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation in 2(b)2 above	$4,294.9	$4,093.9

Impact of tax planning strategies on adjusted gross DTAs and net admitted DTAs

a.	Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage (in millions).

	12/31/25		12/31/24		Change
	1 Ordinary	2 Capital	3 Ordinary	4 Capital	5 (Col. 1-3) Ordinary	6 (Col. 2-4) Capital
1. Adjusted gross DTAs amount from Note 9A1(c)	$269.5	$—	$388.2	$1.9	$(118.7)	$(1.9)
2. Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%
3. Net Admitted Adjusted Gross DTAs amount from Note 9A1(e)	$269.5	$—	$388.2	$1.9	$(118.7)	$(1.9)
4. Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

b.	The company’s tax planning strategies does not include the use of reinsurance.

There are no temporary differences for which a DTL has not been established.

c.	Significant components of income taxes incurred as summarized in the table below (in millions):

	1 2025	2 2024	2023
a. Federal	$350.7	$(41.3)	$686.3
b. Foreign	—	9.8	0.4
c. Subtotal	350.7	(31.5)	686.7
d. Federal income tax on net capital gains	37.6	96.8	22.4
e. Utilization of capital loss carry-forwards	—	—	—
f. Other	4.5	(73.6)	77.2
g. Federal and Foreign income taxes incurred	$392.8	$(8.3)	$786.3

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows (in millions):

Deferred Tax Assets (in millions):

	1 2025	2 2024	(Col 1-2) Change
a. Ordinary:
1. Discounting of unpaid losses	$—	$—	$—
2. Unearned premium reserve	—	—	—
3. Policyholder reserves	72.1	106.6	(34.5)
4. Investments	—	—	—
5. Deferred acquisition costs	181.7	153.4	28.3
6. Policyholder dividends accrual	—	—	—
7. Fixed assets	—	—	—
8. Compensation and benefits accrual	—	—	—
9. Pension accrual	—	—	—
10. Nonadmitted	1.0	1.1	(0.1)
11. Net operating loss carry-forward	—	104.9	(104.9)
12. Tax credit carry-forward	—	10.9	(10.9)
13. Other (including items <5% of total ordinary tax assets)	14.7	11.3	3.4
14. Subtotal (sum of 2a1 through 2a13)	269.5	388.2	(118.7)
b. Statutory valuation allowance adjustment	—	—	—
c. Nonadmitted	—	—	—
d. Admitted ordinary deferred tax assets (2a99-2b-2c)	269.5	388.2	(118.7)
e. Capital:
1. Investments	—	0.1	(0.1)
2. Net capital loss carry-forward	15.8	1.8	14.0
3. Real estate	—	—	—
4. Other (including items <5% of total capital tax assets)	—	—	—
4a5. Subtotal (2e1+2e2+2e3+2e4)	15.8	1.9	13.9
f. Statutory valuation allowance adjustment	15.8	—	15.8
g. Nonadmitted	—	—	—
h. Admitted capital deferred tax assets (2e99-2f-2g)	—	1.9	(1.9)
i. Admitted deferred tax assets (2d+2h)	$269.5	$390.1	$(120.6)

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Deferred Tax Liabilities (in millions):

	1 2025	2 2024	(Col 1-2) Change
a. Ordinary:
1. Investments	$46.5	$—	$46.5
2. Fixed assets	—	—	—
3. Deferred and uncollected premium	—	—	—
4. Policyholder reserves	—	0.5	(0.5)
5. Permitted Practice	350.4	330.1	20.3
5. Other (including items <5% of total ordinary tax assets)	2.2	3.3	(1.1)
6. Subtotal (3a1+3a2+3a3+3a4+3a5)	399.1	333.9	65.2
b. Capital:			—
1. Investments	20.3	30.2	(9.9)
2. Real estate	—	—	—
3. Other (including items <5% of total capital tax assets)	—	—	—
3a6. Subtotal	20.3	30.2	(9.9)
c. Deferred tax liabilities (3a99+3b99)	$419.4	$364.1	$55.3

Net Deferred Tax Assets

Net Deferred Tax Assets (2i – 3c)	$(149.9)	$26.0	$(175.9)

The change in net deferred income taxes is comprised of the following (in millions):

	December 31, 2025	December 31, 2024	Bal. Sheet Change
Total deferred tax assets	$285.3	$390.1	$(104.8)
Total deferred tax liabilities	(419.4)	(364.1)	(55.3)

Net deferred tax assets/liabilities	$(134.1)	$26.0	$(160.1)
Statutory valuation allowance adjustment	(15.8)	—	(15.8)

Net deferred tax assets/liabilities after SVA	$(149.9)	$26.0	$(175.9)

Tax effect of unrealized gains/(losses)			1.2
Incurred tax items in surplus			—

Change in net deferred income tax			$(174.7)

Reconciliation of total statutory income taxes reported to tax at the statutory tax rate:

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes including realized capital gains/losses (in millions).

Description	2025	2024	2023
Income Before Taxes (including all realized capital gains / (losses))	$266.1	$165.7	$315.6
Dividends Received Deduction	(20.3)	(8.9)	(1.4)
Interest Maintenance Reserve	123.6	0.3	—
Items through surplus	192.2	(79.2)	465.3
Fin 48	0.1	0.2	0.2
FTC	(1.1)	(1.1)	—
Other, Including Prior Year True-Up	6.9	(3.1)	0.4

Total	$567.5	$73.9	$780.1

Federal income taxed incurred [expense/(benefit)]	392.8	(8.3)	786.3
Change in net deferred income tax [charge/(benefit)]	174.7	82.2	(6.2)

Total statutory income taxes	$567.5	$73.9	$780.1

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Carryforwards, recoverable taxes and IRS Section 6603 Deposits

As of December 31, 2025 the Company has net operating loss carryforwards of $0, capital loss carryforwards of $75.4 million and an AMT credit carryforwards of $0.

Income taxes, ordinary and capital, available for recoupment in the event of future losses include (in millions):

Available from tax year	Ordinary	Capital	Total
2023	$776.0	$—	$776.0
2024	—	—	—
2025	383.1	—	383.1

Total	$1,159.1	—	$1,159.1

There are no deposits admitted under Section 6603 of the Internal Revenue Code.

The Company is included in a consolidated federal income tax return together with its ultimate domestic parent, Holdings and the following subsidiaries and affiliates.

1. Equitable Financial Life Insurance Company	11. EQ AZ Life Re Company
2. Equitable Financial Life and Annuity Company	12. CS Life RE Company
3. Equitable Distribution Holding Corporation	13. Alpha Units Holdings II, Inc.
4. AllianceBernstein Corp.	14. Alpha Units Holdings, Inc.
5. Equitable Structured Settlement Corp.	15. Penn Investment Advisors, Inc
6. Equitable Casualty Insurance Co.	16. Equitable Financial Bermuda RE, Ltd.
7. JMR Realty Services, Inc.
8. 1740 Advisers, Inc.
9. MONY Financial Services, Inc.
10. Financial Marketing Agency, Inc.

Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or receivable as a result of taxable operations for the current year.

In accordance with the tax sharing agreement between Holdings and the Company, tax expense is based on separate company computations. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis.

Consideration of the Inflation Reduction Act (Act) for the annual 2025 financial statements:

a.	The Inflation Reduction Act (Act) was enacted on August 16, 2022 and included a new corporate alternative minimum tax (CAMT). The Act and CAMT went into effect for tax years beginning after 2022.

b.	The Company is included in a consolidated federal income tax return together with its ultimate domestic parent, Holdings. Holdings has determined that it is an applicable corporation for CAMT in 2025.

At December 31, 2025 and 2024, the total amount of unrecognized tax benefits were $1.2 million and $1.2 million, respectively, all of which would affect the effective tax rate.

EFLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2025, 2024 and 2023 were $0.6 million, $0.5 million and $0.4 million, respectively. Tax expense for 2025, 2024 and 2023 reflected an expense of $0.1 million, $0.2 million and $0.3 million in interest expense related to unrecognized tax benefits, respectively.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows (in millions):

	2025	2024	2023
Balance at January 1	$1.2	$1.2	$1.2
Additions for tax positions of prior years	—	—	—
Reduction for tax positions of prior years	—	—	—
Settlements with tax authorities	—	—	—

Balance at December 31	$1.2	$1.2	$1.2

It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

As of December 31, 2025, tax years 2014 and subsequent remain subject to examination by the IRS.

Repatriation Transition Tax (RTT) — RTT Owed under the TCJA — None

Alternative Minimum Tax (AMT) Credit — None

8)	INFORMATION CONCERNING PARENT, SUBSIDIARIES AND AFFILIATES

EFLOA does not have any guarantees for the benefit of an affiliate or related party.

On June 26, 2025, the Company received approval from the AZ DIFI for extraordinary dividend capacity in 2025 of up to $1,725.0 million to be paid as a return gross paid in and contributed surplus, prior to December 31, 2025.

The Company paid an extraordinary dividend of $220.0 million to its parent EFS on December 24, 2025. In accordance with the above approval, this amount was recorded as a return of capital within Statutory Statements of Changes in Capital and Surplus — Paid in.

The Company paid an extraordinary dividend of $1,325.0 million to its parent EFS on August 15, 2025. In accordance with the above approval, this amount was recorded as a return of capital within Statutory Statements of Changes in Capital and Surplus — Paid in.

The Company received a $210.0 million capital contribution from its parent EFS on January 2, 2025.

EFBR was incorporated as a subsidiary of the Company’s parent EFS on August 7, 2024, with all 250,000 issued shares owned by EFS. On January 1, 2025, EFBR purchased approximately 249,900 of its shares from EFS. On January 4, 2025, the Company purchased the shares of EFBR for $250.0 million. On March 31, 2025, EFLOA distributed all of its shares in EFBR to EFS as a return of capital totaling $250.0 million.

The Company received $62.0 million and $33.0 million of dividends in 2025 and 2024, respectively, from its wholly-owned subsidiary Equitable Financial Investment Management America, LLC (“EFIMA”).

On January 3, 2025, the Company issued $200.0 million of floating rate notes to EFS. The notes had an interest rate of one-month SOFR plus 20 basis points and were repaid on January 16, 2025.

On March 26, 2025, the Company issued $200 million of floating rate notes to EFS. The note pays a floating interest rate annually of one month SOFR plus 20 basis points and it was repaid May 2025.

On January 31, 2025, the Company purchased $619.0 million of floating rate notes from EFLIC, an affiliate of the Company. These are floating rate notes where par value equals fair value.

On December 4, 2025, the Company acquired $500.0 million of EQH bonds from EFLIC at fair value. No realized gain or loss was recorded.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EFLIC, an affiliate of EFLOA, has written term insurance contracts outside of New York that allow policyholders to convert their policies into permanent life insurance contracts fulfilled by EFLOA upon conversion. As part of the fulfillment, EFLOA takes on additional mortality risks, and accordingly is compensated for the expected adverse mortality cost and additional expenses incurred in fulfilling EFLIC’s term conversion obligations. Under this agreement, EFLOA recorded $15.0 million, $20.2 million and $24.5 million of fee income for the years ended December 31, 2025, 2024 and 2023 respectively.

Effective December 15, 2023, EQ AZ Life Re Company (“EQ AZ”), a captive affiliate, novated to the Company, a Variable Annuity reinsurance treaty it had been assuming from Equitable Financial Life Insurance Company, a New York domiciled affiliate. Specifically, under the coinsurance treaty, the Company will assume 100% quota share of GMIB liabilities from EFLIC Accumulator product contracts issued from May 1, 1999 through August 31, 2005, in excess of existing non-affiliated reinsurance, which are subject to certain maximum amounts or calculation on aggregate. Under this transaction, in December EQ AZ transferred to the Company $63.3 million in cash assets to match the GAAP Long-Duration Targeted Improvements (“LDTI”) reserve on EQ AZ’s books as of December 15, 2023. The required EFLOA Statutory reserve that was established was lower than the cash received and as a result, the Company recorded a $58.3 million initial deferred gain on its liability page. This deferred gain will be amortized into Net gain from operations using the interest method over the expected life of the business but not to exceed ten years. The Company recorded $5.8 million and $5.9 million of amortized gains through Net gain from operations for the years ended December 31, 2025 and 2024, respectively.

Affiliated investments are any invested asset held by the Company which is issued by an affiliated entity, or which includes the obligations of an affiliated entity. The Company has affiliated investments of $1,517.6 million and $102.1 million as of December 31, 2025 and 2024, respectively. These assets represent securitization, mutual funds, and limited partnerships and limited liability companies with a related party sponsor or manager for which ownership is less than 50%.

The Company cedes a portion of its life business through excess of retention treaties to EFLIC on a yearly renewal term basis and reinsured the no-lapse guarantee riders through EQ AZ Life Re Company on a 90% first dollar quota share basis. The letter of credit amounts were $0 and $50.0 million as of December 31, 2025 and 2024. Premiums earned from the above mentioned affiliated reinsurance transactions during 2025, 2024 and 2023 were $0.8 million, $9.3 million and $8.7 million, respectively. There were no claims ceded for any of the years.

EFLOA reported amounts due from affiliates of $242.8 million and $107.5 million at December 31, 2025 and 2024, respectively. The Company reported amounts payable to affiliates of $13.9 million and $58.3 million at December 31, 2025 and 2024, respectively. The receivable and payable are primarily related to expense allocations, direct business settlements, reinsurance settlements and commissions payable.

EFLOA reimburses EFLIC for its use of personnel, property and facilities in carrying out certain of its operations. The associated costs related to the service agreements are allocated to EFLOA based on methods that management believes are reasonable, including a review of the nature of such costs and time studies analyzing the amount of employee compensation costs incurred by EFLOA. Expenses paid related to these agreements, which are reported as operating expenses, were $187.8 million, $123.5 million and $98.0 million for the years ended December 31, 2025, 2024 and 2023, respectively.

AllianceBernstein provides investment advisory and management services to EFLOA on a fee basis which amounted to $123.5 million, $55.1 million and $8.1 million in 2025, 2024 and 2023, respectively. EFLOA incurred distribution fee charges from Equitable Network, LLC of $601.1 million, $450.4 million and $305.9 million for the years ended December 31, 2025, 2024 and 2023, respectively, and from Equitable Distributors, LLC of $595.1 million, $476.0 million and $332.5 million for the years ended December 31,2025, 2024 and 2023 respectively, for distributing EFLOA’s products. The Company pays distribution fees to Equitable Network, LLC, Equitable Advisors, LLC and Equitable Distributors, LLC.

The Company receives administrative fees from Equitable Investment Management, LLC (“EIM”) and Equitable Investment Management Group, LLC (“EIMG”) related to the establishment and maintenance of the Separate Accounts, shareholder servicing, customer support, and other similar services. During the years ended December 31, 2025, 2024 and 2023, the Company recorded fees earned from EIMG and EIM of $102.2 million, $30.6 million and $13.3 million, respectively. On November 20, 2023, the Company entered into an investment management agreement with the newly formed Equitable Financial Investment Management America, LLC (“EFIMA”), by which EFIMA became the investment manager of the Company’s general account portfolio. Expense incurred for this agreement for the years ended December 31, 2025, 2024 and 2023 were $118.0 million, $52.6 million and $5.2 million, respectively.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Investment Subsidiary, Controlled and Affiliates (“ SCA”) :

(1) Balance Sheet Value (Admitted and Non-admitted) All SCAs (Except 8bi Entities) as of December 31, 2025 (in millions):

2025 SCA Entity	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
a.SSAP No. 97 8a Entities
Total SSAP No. 97 8a Entities	XXX	$—	$—	$—
b. SSAP No. 97 8b(ii) Entities
Total SSAP No. 97 8b(ii) Entities	XXX	—	—	—
c. SSAP No. 97 8b(iii) Entities
EFIMA, LLC	100%	(4.0)	(4.0)	—
Total SSAP No. 97 8b(iii) Entities	XXX	(4.0)	(4.0)	—
d. SSAP No. 97 8b(iv) Entities
Total SSAP No. 97 8b(iv) Entities	XXX	—	—	—
e. Total SSAP No. 97 8b Entities (exception 8b(i) entities) (b + c + d)	XXX	(4.0)	(4.0)	—
f. Aggregate Total (a + e)	XXX	$(4.0)	$(4.0)	$—

2024 SCA Entity	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount
a.SSAP No. 97 8a Entities
Total SSAP No. 97 8a Entities	XXX	$—	$—	$—
b. SSAP No. 97 8b(ii) Entities
Total SSAP No. 97 8b(ii) Entities	XXX	—	—	—
c. SSAP No. 97 8b(iii) Entities
EFIMA, LLC	100%	1.1	1.1	—
Total SSAP No. 97 8b(iii) Entities	XXX	1.1	1.1	—
d. SSAP No. 97 8b(iv) Entities
Total SSAP No. 97 8b(iv) Entities	XXX	—	—	—
e. Total SSAP No. 97 8b Entities (exception 8b(i) entities) (b + c + d)	XXX	1.1	1.1	—
f. Aggregate Total (a + e)	XXX	$1.1	$1.1	$—

(2)	NAIC Filing Response Information

All of the SCA investment are limited liability companies and are not file filed with the NAIC.

(a)	EFIMA is a limited liability company and is recorded on Schedule BA. It is not valued by the NAIC. EFIMA is valued on its US GAAP equity basis.

9)	CAPITAL AND SURPLUS AND SHAREHOLDERS DIVIDEND RESTRICTIONS

EFLOA has 5,000,000 shares of common stock authorized, 2,500,000 shares issued, and 2,500,000 outstanding. All outstanding shares are held by EFS.

On June 26, 2025, the Company received approval from AZ DIFI for extraordinary dividend capacity in 2025 of up to $1,725.0 million to be paid as of return gross paid in and contributed surplus, prior to December 31, 2025.

The Company paid an extraordinary dividend of $220.0 million to its parent EFS on December 24, 2025. In accordance with the above approval, this amount was recorded as a return of capital within Statements of Summary of Operations, Paid in capital.

The Company paid an extraordinary dividend of $1,325.0 million to its parent EFS on August 15, 2025. In accordance with the above approval, this amount was recorded as a return of capital within statements of summary of operations.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The Company received a $210.0 million capital contribution from its parent EFS on January 2, 2025.

On January 4, 2025, the Company purchased a new subsidiary EFBR from EFS for $250.0 million.

On March 31, 2025, EFLOA distributed all of its shares in EFBR to EFS as a return of capital totaling $250.0 million.

The Company received a $1,050.0 million capital contribution from its parent EFS on May 18, 2023.

The Company paid an ordinary cash dividend of $440.8 million to its parent EFS on July 29, 2024. The Company did not pay any dividend in 2023.

In June 2024, the Company received approval from AZ DIFI for an extraordinary dividend of $300 million. EFS received a dividend distribution from EFLOA of $22.0 million during September 2024 under the extraordinary dividend capacity. Additionally, the Company paid an additional extraordinary dividend of $238.0 million to its parent on December 17, 2024.

Under Arizona Insurance Law, a domestic life insurer may without prior approval of the Director, pay a dividend to its shareholders not exceeding an amount calculated based on a statutory formula. Based on this formula, the Company would be permitted to pay an ordinary shareholder dividend of $408.2 million during 2026. Payment of a dividend in excess of this amount would require the insurer to file notice of its intent to declare such dividends with the director who then has 30 days to disapprove the distribution.

Within the limitations of above, there are some restrictions placed on the portion of Company profits that may be paid as ordinary dividends to stockholders. Risk-Based Capital (‘RBC”), authorized control level, must be above 300% after application of the permitted practice.

During 2023, the Company established a new special surplus fund representing the same amount as the deferred asset resulting from SSAP 108 adoption. As of December 31, 2025, the balance of this fund is $1,668.7 million, an increase of $97.0 million from $1,571.7 million at December 31, 2024.

During 2023, in accordance with NAIC reporting guidelines the Company established a new special surplus fund representing the net negative admitted disallowed IMR of December 31, 2025, the balance of this fund is $358.8 million, an increase of $305.8 million from $53.0 million at December 31, 2024.

The portion of unassigned surplus represented or (reduced) by cumulative unrealized gains and (losses) was $(1.5) million, $(1.5) million and $(2.7) million as of December 31, 2025, 2024 and 2023, respectively.

10)	COMMITMENTS AND CONTINGENCIES

Litigation

A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which EFLOA does business. These actions and proceedings involve, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, the use of captive reinsurers, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters. Some of the matters have resulted in the award of substantial fines and judgments against other insurers, including punitive damages, or in substantial settlements. Courts, juries and regulators often have substantial discretion in awarding damage awards and fines, including punitive damages. EFLOA, from time to time, is involved in such actions and proceedings. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on EFLOA’s financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

For some matters, the Company is able to estimate a range of loss. For such matters in which a loss is probable, an accrual has been made. For matters where the Company believes a loss is reasonably possible, but not probable, no accrual is required. For matters for which an accrual has been made, but there remains a reasonably possible range of loss in excess of the amounts accrued or for matters where no accrual is required, the Company develops an estimate of the unaccrued

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

amounts of the reasonably possible range of losses. As of December 31, 2025, the Company estimates the aggregate range of reasonably possible losses, in excess of any amounts accrued for these matters as of such date, to be up to approximately $5 million.

For other matters, the Company is currently not able to estimate the reasonably possible loss or range of loss. The Company is often unable to estimate the possible loss or range of loss until developments in such matters have provided sufficient information to support an assessment of the range of possible loss, such as quantification of a damage demand from plaintiffs, discovery from plaintiffs and other parties, investigation of factual allegations, rulings by a court on motions or appeals, analysis by experts and the progress of settlement discussions. On a quarterly and annual basis, the Company reviews relevant information with respect to litigation and regulatory contingencies and updates the Company’s accruals, disclosures and reasonably possible losses or ranges of loss based on such reviews.

Contingent Commitments

(1) Joint Venture, Partnerships and Limited Liability Company contingent liabilities:

To facilitate certain investment related transactions, the Company has provided, from time to time, certain guarantees or commitments to affiliates or investors. These arrangements include commitments for the Company, under certain conditions to provide equity financing to certain limited partnerships of $242.4 million at December 31, 2025 commitments.

(2) Other Contingent Commitments:

The Company has outstanding commitments under existing mortgage loan or mortgage loan commitment agreements of $15.5 million at December 31, 2025. Management believes that Equitable will not incur any material losses as a result of these commitments.

1	2	3	4	5
Nature and Circumstances of Guarantee and Key Attributes, Including Date and Duration of Agreement	Liability Recognition of Guarantee,(Include Amount Recognized at Inception. If no Initial Recognition,Document Exception Allowed Under SSAP No. 5R)	Ultimate Financial Statement Impact if Action Under the Guarantee is Required	Maximum Potential Amount of Future Payments (Undiscounted) the Guarantor Could be Required to make Under the Guarantee. If Unable to Develop an Estimate, this Should be Specifically Noted	Current Status of Payment or Performance Risk of Guarantee. Also Provide Additional Discussion as Warranted
Joint Venture	$—	Investments in Joint Venture	$242.4	Potential for future investment
Mortgage Loan		Investments in Mortgage Loan	$15.5	Potential for future investment
TOTAL	$—	XXX	$257.9	XXX

(3) a.	Aggregate Maximum Potential of Future Payments of all Guarantees (Undiscounted) the Guarantor could be Required to Make Under Guarantees. (Should equal total of Column 4 for (2)a above.)	$257.9

b.	Current Liability Recognized in F/S:
	1. Noncontingent Liabilities	$—

	2. Contingent Liabilities	$—

c.	Ultimate Financial Statement Impact if Action Under the Guarantee is Required
	1. Investments in SCA	$—
	2. Joint Venture	$242.4
	3. Dividends to Stockholder (capital contribution)	$—
	4. Expense	$—
	5. Other	$15.5

	6. Total (Should Equal (3)a	$257.9

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Assessments

(1)

The Company holds a $10.3 million liability for the estimated portion of future assessments related to insolvent insurers. Slightly over half of the liability is attributable to Colorado Bankers Life. These assessments are expected to be paid over an extended period. The Company also holds a $7.1 million asset for premium tax offsets that are expected to be realized with respect to these assessments and an additional $10.8 million asset for premium tax offsets for assessments already paid. The Company has received no notification in 2025 of any other new insolvency material to the company. In 2025, the agreement for the resolution of the affected guaranty associations’ remaining obligations in the Executive Life Insurance Company matter successfully closed.

Listed below is a reconciliation of premium tax offsets as of December 31, 2025 (in millions);

a. Assets recognized from paid and accrued premium tax offsets prior year end	$20.0
b. Decreases current year:
Premium tax offset applied	4.9
c. Increases current year:
Assessments for which future credits will be applied	2.7
d. Assets recognized from paid and accrued premium tax offsets current year end	$17.8

(2)	Guaranty Fund Liabilities and Assets Related to Assessments from Insolvencies for Long-Term Care Contracts

Discount Rate Applied 4.25%

The undiscounted and discounted amount of the guaranty fund assessments and related assets by insolvency (in millions):

	Guaranty Fund Assessment		Related Assets
Name of the Insolvency	Undiscounted	Discounted	Undiscounted	Discounted
Penn Treaty Network America Insurance Company	$0.7	$0.4	$—	$—
American Network Insurance Company	$0.1	$0.1	$—	$—

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

	Payables			Recoverables
Name of the Insolvency	Number of Jurisdictions	Range of Years	Weighted Average Number of Years	Number of Jurisdictions	Range of Years	Weighted Average Number of Years
Penn Treaty Network America Insurance Company	45	1-62	8	45	1-62	8
American Network Insurance Company	44	1-62	11	44	1-62	11

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

11)	FAIR VALUE OF OTHER FINANCIAL INSTRUMENTS

Fair Value Measurement at Reporting Date

The following table provides information as of December 31, 2025 and 2024 about EFLOA’s financial assets measured at fair value (in millions):

Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
December 31, 2025
Assets at Fair Value :
Bonds:
Issuer Credit Obligations	$—	$—	$—	$—	$—
Asset-Backed Securities	—	17.2	—	—	$17.2
Commercial Mortgage-Backed Securities	—	—	—	—	$—

Total Bonds	—	17.2	—	—	17.2
Preferred Stocks:
Industrial and Miscellaneous	—	—	—	—	$—
Parent, Subsidiaries and Affiliates	—	—	—	—	$—

Total Preferred Stocks	—	—	—	—	—
Common Stocks:
Industrial and Miscellaneous	—	—	5.4	—	$5.4
Parent, Subsidiaries and Affiliates	—	—	—	—	$—

Total Common Stocks	—	—	5.4	—	5.4
Derivative Assets:
Future	200.4	—	—	—	$200.4
Swaps	—	9.8	—	—	$9.8
Options	—	196.6	—	—	$196.6

Total Derivatives	200.4	206.4	—	—	406.8
Separate Account Assets*	$35,577.9	$12,163.1	$—	$—	$47,741.0

Total Assets at Fair Value	35,778.3	12,386.7	5.4	—	48,170.4

Liabilities at Fair Value:
Derivative Liabilities
Total Liabilities at Fair Value	—	—	—	—	—

*	Only Cash and Invested Assets.

Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
December 31, 2024
Assets at Fair Value :
Bonds:
Commercial Mortgage-Backed Securities	$—	$—	$—	$—	$—

Total Bonds	—	—	—	—	—
Preferred Stocks:
Industrial and Miscellaneous	—	1.2	—	—	1.2

Total Preferred Stocks		1.2	—	—	1.2
Common Stocks:
Industrial and Miscellaneous	—	—	3.9	—	3.9

Parent, Subsidiaries and Affiliates	—	—	—	—	—

Total Common Stocks	—	—	3.9	—	3.9

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Description	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Derivative Assets:
Futures	$—	$—	$—	$—	$—
Options	—	12.1	—	—	12.1

Total Derivatives	—	12.1	—	—	12.1
Separate Account Assets*	9,107.6	3,124.8	—	—	12,232.4

Total Assets at Fair Value	$9,107.6	$3,138.1	$3.9	$—	$12,249.6

Liabilities at Fair Value:
Derivative Liabilities	—	—	—	—	—

Total Liabilities at Fair Value	—	—	—	—	—

*	Only Cash and Invested Assets.

Fair Value Measurements in Level 3 of the Fair Value Hierarchy

The following tables summarize the changes in assets classified in Level 3 for 2025 and 2024 (in millions):

	Balance as of 1/1/2025	Transfers into Level 3	Transfers out of Level 3	Total Gain/ Loss incl in Net Income	Total Gain/ Loss incl in Surplus	Purchases	Sales	Issuances	Settlements	Balance as of 12/31/2025
Common stock — Industrial and Miscellaneous	$3.9	$—	$—	$—	$—	$1.5	$—	$—	$—	$5.4

Total	$3.9	$—	$—	$—	$—	$1.5	$—	$—	$—	$5.4

During 2025 there were no transfers between levels 3.

	Balance as of 1/1/2024	Transfers into Level 3	Transfers out of Level 3	Total Gain/ Loss incl in Net Income	Total Gain/ Loss incl in Surplus	Purchases	Sales	Issuances	Settlements	Balance as of 12/31/2024
Common stock — Industrial and Miscellaneous	$1.0	$—	$—	$—	$—	$2.9	$—	$—	$—	$3.9

Total	$1.0	$—	$—	$—	$—	$2.9	$—	$—	$—	$3.9

During 2024 there were no transfers between levels 3.

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The following tables discloses carrying value and estimated fair value (defined within the fair value hierarchy) as of December 31, 2025 and 2024 for financial instruments (in millions):

December 31, 2025 Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Bonds:
Issuer Credit Obligations	$4,064.6	$4,200.0	$—	$2,895.3	$1,169.3	$—	$—
Asset-Backed Securities	$3,409.1	$3,393.2	$—	$3,160.8	$248.3	$—	$—
Preferred Stock	$—	$—	$—	$—	$—	$—	$—
Common Stock	$5.4	$5.4	$—	$—	$5.4	$—	$—
Short Term	$10.0	$10.0	$—	$—	$10.0	$—	$—
Mortgage Loans on Real Estate	$561.3	$557.7	$—	$—	$561.3	$—	$—
Derivatives*	$406.8	$389.2	$200.4	$206.4	$—	$—	$—
Separate Accounts**	$91,029.9	$90,372.5	$38,107.5	$49,206.3	$3,716.1	$—	$—
Policy Loan***	$201.9	$104.5	$—	$—	$201.9	$—	$—
Policyholders liabilities: Investment contracts****	$6,468.9	$6,450.2	$—	$3,425.3	$3,043.6	$—	$—

*	Fair value includes $17.7 million of due and accrued investment income.

**	Includes only cash, cash equivalents and invested assets.

***	Includes GA and SA investment contracts.

****	Funding Agreement includes FHLB and Funding Agreements-Backed Notes.

December 31, 2024 Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	(Level 1)	(Level 2)	(Level 3)	Net Asset Value (NAV)	Not Practicable (Carrying Value)
Bonds	$2,722.0	$3,019.5	$—	$2,593.2	$128.8	$—	$—
Preferred Stock	$1.2	$1.2	$—	$1.2	$—	$—	$—
Common Stock	$3.9	$3.9	$—	$—	$3.9	$—	$—
Mortgage Loans on Real Estate	$68.3	$68.4	$—	$—	$68.3	$—	$—
Derivatives	$111.3	$111.3	$99.2	$12.1	$—	$—	$—
Separate Accounts *	$32,702.2	$32,679.0	$10,696.1	$20,678.2	$1,327.9	$—	$—
Policy Loans	$198.5	$196.9	$—	$—	$198.5	$—	$—
Policyholders liabilities: Investment contracts **	$851.8	$851.8	$—	$—	$851.8	$—	$—

*	Only Cash and Invested Assets

**  Includes Separate account

12)	REINSURANCE AGREEMENTS

There were a number of large reinsurance, recapture and novation transactions during 2025 and prior years that impacted the Company.

RGA Reinsurance Transaction

On July 31, 2025, the Company and its affiliated insurers, EFLIC and Equitable Financial Life and Annuity Company (“EFLA”), completed the master transaction agreement with Reinsurance Group of America (“RGA”) that was originally executed on February 23, 2025. Under this agreement, and subject to its stated terms and conditions, RGA entered into reinsurance agreements as reinsurer with the Company, EFLIC, and EFLA. These agreements together comprise the “RGA Reinsurance Transaction.”

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At the closing of the transaction, (i) each of the Company and EFLIC entered into a separate coinsurance and modified coinsurance agreement with RGA and (ii) EFLA entered into a coinsurance agreement with RGA, each with an effective date of April 1, 2025, pursuant to which each ceding company ceded to RGA a 75% quota share of such ceding company’s in-force individual life insurance block including EFLIC’s Closed Block. At the closing of the transaction, assets supporting the general account liabilities relating to the reinsured contracts were deposited into a trust account for the benefit of the Company and a trust account for the benefit of EFLIC and EFLA, which assets will secure RGA’s obligations to each ceding company under the applicable reinsurance agreement. The Company and EFLIC reinsured the applicable separate accounts relating to the applicable reinsured contracts on a modified coinsurance basis. In addition, the investment of assets in each trust account will be subject to investment guidelines and certain capital adequacy related triggers will require enhanced funding. The reinsurance agreements also contain additional counterparty risk management and mitigation provisions. The Company will continue to administer the applicable reinsured contracts.

As consideration for the RGA Reinsurance Transaction, at closing date on July 31, 2025, the Company transferred assets of $1.1 billion, primarily representing fixed maturities, and contract loans. Additionally, the Company transferred existing and transactional debit balance (negative) IMR totaling $0.1 billion. As of July 31, 2025, the Company recorded approximately $1.6 billion of ceded reserves and claim liabilities, net of ceded deferred and uncollected premiums and ceded CARVM allowance under the agreement. The Company recognized a $0.5 billion pre-tax ceded commission gain from this transaction, $0.4 billion (79%) of which was recorded through Statements of Changes in Capital and Surplus — Change in surplus as a result of reinsurance with the remainder recognized through operations immediately (Statements of Summary of Operations — Commissions and expense allowances on reinsurance ceded) as a result of this transaction. Additionally, effective July 31, 2025, approximately $2.0 billion of Separate Account variable life liabilities are ceded under the modified coinsurance portion of the agreement. For the year ended December 31, 2025, the Company amortized $9.3 million of the initial gain from this reinsurance deal, from Statements of Changes in Capital and Surplus into Statements of Summary of Operations.

Reinsurance Recaptures Transaction

Prior to the closing of the RGA reinsurance transaction the Company executed a recapture of a Life block of business that had been previously ceded to EQ AZ Life Re Company (“EQ AZ”). The business was then ceded at a 75% quota share to RGA on a coinsurance basis as part of the aforementioned RGA Reinsurance Transaction. The recaptured business from EQ AZ consisted of 90% of the risk on the extended no lapse guarantee contained in IL Legacy variable life policies issued by the Company on or after June 1, 2003 through June 30, 2007. The Company recorded a $44 million net loss from operations on the recaptured business from EQ AZ during Q3 2025, as the Statutory reserves of $44 million were in excess of the zero economic reserve held at EQ AZ which resulted in no assets transferred upon recapture.

Prior to the closing of the RGA reinsurance transaction EFLIC executed a 75% partial recapture of the Life block of business that had been previously ceded to the Company on a funds withheld reinsurance basis during 2023. The recaptured block consisted of certain universal life insurance policies issued outside the State of New York prior to October 1, 2022. The movement of asset and liability under FWH asset plus policy loans recaptured were $2.8 billion and $2.0 billion, respectively. The Company recorded a $0.8 billion capital and surplus loss on the recaptured business during Q3 2025. The Company had previously recorded a $1.5 billion capital and surplus gain back in 2023 when the business was initially assumed from EFLIC.

EFLOA Cession & Retrocession to Equitable Bermuda

On June 1, 2025, the Company entered into an indemnity reinsurance agreement with an affiliate, EFBR, to cede and retrocede EQUI-VEST variable annuity contracts issued outside the state of New York prior to February 1, 2023. The retroceded portion represents EQUI-VEST treaties assumed from affiliate EFLIC under the 2023 Reinsurance Treaty. Net retained general account liabilities are reinsured to EFBR on a coinsurance with funds withheld basis, while separate account liabilities relating to such variable annuity contracts are reinsured to EFBR on a MODCO basis. The Company secures EFBR’s obligations under the treaty through retention of invested assets supporting the reinsured liabilities for the ceded portion, while EFLIC retains the invested assets supporting the retroceded portion of the Treaty reported at EFLOA through a Funds Withheld receivable recorded within Statements of Assets, Liabilities, Surplus and Other Funds – Funds held or deposited with reinsured companies. The Bermuda Monetary Authority and the AZ DIFI each approved the treaty.

As a result of this reinsurance transaction, effective June 1, 2025, the Company recorded $7.1 billion of ceded reserves partially offset by the ceding of $0.2 billion of CARVM expense allowance, the ceding of IMR deferred losses for this transaction of $0.5 billion and policy loan assets of $0.2 billion. The Company established a $1.7 billion funds withheld liability and recognized a $4.5 billion ceded commission gain from this transaction partially offset by approximately a $2.8 billion policy reserve increase on its remaining VA blocks of business, driven by the loss of reserve aggregation benefit

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for the ceding of this profitable block of business. Additionally, as of June 1, 2025, approximately $23.9 billion of Separate Account variable annuity liabilities were ceded under the MODCO portion of the agreement.

EFLIC/EFLOA Novation

Effective June 1, 2025, EFLIC novated to the Company approximately 500,000 variable annuity Retirement Cornerstone, Investment Edge, EQUI-VEST, and SCS policies, which had previously been 100% assumed by the Company under the combined funds withheld coinsurance and MODCO reinsurance agreement effective April 1, 2023. This executed novation was a NYDFS condition of approval of the Reinsurance Treaty, that EFLIC would seek to novate the reinsured contracts on a reasonable best-efforts basis to either the Company or another affiliate over the three years following the Reinsurance Treaty. The Company accounted for this transaction in accordance with SSAP No. 61R paragraph 65 – Accounting for Non-Economic Assumption Reinsurance Transactions and, as a result, no gain or loss was recognized under this novation transaction by either the Company or EFLIC. The AZ DIFI has not objected to the Company’s accounting treatment.

Under the novation, the Company received general account invested assets (primarily fixed maturities), policy loans, negative transactional and existing admitted and non-admitted IMR resulting in a deferred asset of $556.6 million calculated under non-economic accounting guidance, all together equal to approximately $2.6 billion of novated general account reserve liabilities partially offset by approximately $0.9 billion of novated CARVM expense allowance. The Company also recorded an offsetting reduction in its funds withheld asset, assumed policy reserves and assumed CARVM expense allowance for the removal of this block of novated policies which had previously been assumed under the Reinsurance Treaty. Additionally, EFLIC novated to the Company separate account invested assets, negative transactional and existing admitted and non-admitted IMR and a deferred asset of $1.8 billion (post reflection of adjustments for non-admitted negative IMR) calculated under non-economic accounting guidance equal to approximately $41.6 billion of novated separate account reserve liabilities which had previously been ceded under the MODCO portion of the Reinsurance Treaty.

MetLife Flow Reinsurance Agreement

Effective October 30, 2025, the Company entered into a prospective flow reinsurance agreement with MetLife. The treaty provides for the ongoing cession of the Structured Capital Strategies “SCS” 21R business issued after the effective date at a variable quota share ranging from 25% to 75%. EFLOA has the right to elect a quota share as low as 0% under certain circumstances. The coinsurance agreement meets risk transfer under SSAP No. 61R and A-791 requirements for Statutory risk transfer. For the two months combined November-December, the Company recorded ceded premiums of $181.1 million. There was no material claims activity as of year-end.

Internal Reinsurance Assumed Treaty with EFLIC

On May 17, 2023, the Company entered into a significant reinsurance assumed agreement (the “2023 Reinsurance Treaty”) with Equitable Financial Life Insurance Company, an affiliate of the Company, effective April 1, 2023.

Pursuant to the Reinsurance Treaty, virtually all of EFLIC’s net retained general account liabilities, including all of its net retained liabilities relating to the living benefit and death riders related to (i) its variable annuity contracts issued outside the State of New York prior to October 1, 2022 (and with respect to its EQUI-VEST variable annuity contracts issued outside the State of New York prior to February 1, 2023) and (ii) certain universal life insurance policies issued outside the State of New York prior to October 1, 2022 were reinsured to the Company on a coinsurance funds withheld basis. In addition, all of the Separate Account liabilities relating to such variable annuity contracts were reinsured to the Company on a modified coinsurance basis. The Company’s obligations under the Reinsurance Treaty are secured through EFLIC’s retention of certain assets supporting the reinsured liabilities. The NYDFS and the AZ DIFI each approved the Reinsurance Treaty.

As a result of this transaction, effective April 1, 2023, the Company recorded approximately a $12.9 billion funds withheld asset and recorded approximately $10.4 billion of liabilities including approximately $12.8 billion of assumed reserves and $(2.4) billion of existing CARVM expense allowance. The Company recognized a $2.5 billion pre-tax ceded commission gain from this transaction, $1.9 billion (79%) of which was recorded through surplus as a result of this transaction. Additionally, as of April 1, 2023, approximately $94.9 billion of insulated and non insulated separate account variable annuity liabilities were assumed under the MODCO portion of the agreement.

Effective January 1, 2024, EFLIC recaptured a ceded block of Accumulator product policies it had previously ceded to a third party reinsurer. As a result, since these policies are in scope under the Reinsurance Treaty, the Company now assumes a greater percentage of these policies in lieu of the third party reinsurance. This resulted in the Company increasing the funds withheld asset by approximately $165.0 million during Q1 2024 and its VM-21 reserve liability by

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approximately $16.0 million. The resultant $149.0 million recorded pre-tax ceded commission gain was recorded mostly within surplus (79% or approximately $119.0 million) as Change in surplus as a result in reinsurance.

Effective April 1, 2024, EFLIC, an affiliate, novated an existing assumed reinsurance treaty it maintained with a third party reinsurer to EFLOA. EFLOA received $91 million from EFLIC, representing the net liabilities as of April 1, 2024 under the third party treaty. As EFLIC had previously been retroceding this business to EFLOA under the 2023 Reinsurance Treaty, this novation essentially had no impact to EFLOA surplus.

EQ AZ Life Re Company Transaction

Effective December 15, 2023, EQ AZ Life Re Company, a captive affiliate, novated to the Company, a Variable Annuity reinsurance treaty it had been assuming from EFLIC, a New York domiciled affiliate. Specifically, under the coinsurance treaty, the Company assumed 100% quota share of GMIB liabilities from EFLIC Accumulator product contracts issued from May 1, 1999 through August 31, 2005, in excess of existing non-affiliated reinsurance, which are subject to certain maximum amounts or calculation on aggregate.

Under this transaction, in December 2023 EQ AZ transferred to the Company $63.3 million in cash assets to match the GAAP LDTI reserve on EQ AZ’s books as of December 15, 2023. The required EFLOA Statutory reserve that was established was lower than the cash received and as a result, the Company recorded a $58.3 million initial deferred gain on its liability. This deferred gain will be amortized into net gain from operations using the interest method over the expected life of the business but not to exceed ten years. The Company recorded $5.8 million, $5.9 million and $0.2 million of amortized gains through net gain from operations during 2025, 2024 and 2023, respectively.

Protective Company Transactions

In 2013, the Company entered into a reinsurance agreement with Protective Life Insurance Company to reinsure an in force book of life insurance and annuity policies written prior to 2004. In addition to the Reinsurance Agreement, the Company entered into a long-term administrative services agreement with Protective whereby it will provide all administrative and other services with respect to the reinsured business. At December 31, 2025, there was $647.0 million of assets held in trust at Northern Trust supporting this reinsurance credit.

For business not reinsured with Protective, the Company generally reinsures its variable life and interest-sensitive life insurance policies on an excess of retention basis. In 2025, the Company generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to Equitable Financial Life Insurance Company up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of those limits, reinsurance is typically obtained from unaffiliated third parties. These reinsurance arrangements obligate the reinsurers to pay a portion of any death claim in excess of the amount the Company retains in exchange for an agreed-upon premium.

The no lapse guarantee riders on the variable life product with issue dates from September 2006 through December 2008 are being reinsured on a 90% first dollar quota share basis through EQ AZ. Beginning in 2009, lapse guarantee riders were no longer offered on the product.

The following table summarizes the effect of reinsurance (in millions):

	2025	2024	2023
Direct premiums and considerations	$18,077.6	$16,686.3	$10,624.2
Reinsurance assumed — EFLIC	(458.3)	1,766.8	14,147.5
Reinsurance assumed — Other	76.5	—	—
Reinsurance Ceded	(9,202.5)	(126.6)	(131.4)

Premiums and annuity considerations	$8,493.3	$18,326.5	$24,640.3

Increase/ (Reduction) in insurance reserves
Reinsurance Assumed EFLIC	$6,605.9	$11,439.6	$11,748.6
Reinsurance Assumed — Other	68.6	(1,040.2)	(1,143.5)
Reinsurance — Ceded	(8,379.1)	—	—

Total Reinsurance Reserves (at December 31)	$(1,704.6)	$10,399.4	$10,605.1

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No contracts requiring disclosure under paragraphs 79-84 of SSAP No. 61R were identified for the year ended December 31, 2025.

13)	RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS

EFLOA waives deduction of deferred fractional premiums upon death of the insured but does not return any portion of the final premium paid beyond the month of death. Surrender values are not promised in excess of the legally computed reserves.

Substandard policies are valued from basic actuarial principles using the policy’s substandard rating.

At December 31, 2025, the Company had $680.9 million of insurance inforce for which the gross premiums are less than the net premiums according to the standard valuation set by the Insurance Department of the State of Arizona. Reserves to cover the above insurance totaled $0.7 million at December 31, 2025.

During 2025, the Company had new issuances of Funding Agreements-Backed Notes (“FABN”). Under the FABN program, EFLOA may issue funding agreements in U.S. dollar or other foreign currencies to a Delaware special purpose statutory trust (the “Trust”) in exchange for the proceeds from issuances of fixed and floating rate medium-term marketable notes issued by the Trust from time to time (the “Trust notes”). The funding agreements have matching interest, maturity and currency payment terms to the applicable Trust notes. The Company hedges the foreign currency exposure of foreign currency denominated funding agreements using cross currency swaps as discussed in Note 8. Funding agreements issued to the Trust, including any foreign currency transaction adjustments are reported within Liability — Policy reserves & deposit type contracts. Foreign currency transaction adjustments to deposit-type contracts balances are recognized in unrealized gains/loss. As of December 31, 2025, the Company’s FABN liability on page 3 line 3 totaled $3.1 billion.

14)	VARIABLE ANNUITY CONTRACTS — GUARANTEED MINIMUM DEATH BENEFIT (“GMDB”) AND GUARANTEED MINIMUM INCOME BENEFIT (“GMIB”)

Insurance reserves for all products meet the aggregate statutory requirements under Arizona Insurance Law and recognize the specific risks related to each product. EFLOA issued certain variable annuity contracts with GMDB, GMIB and Guarantee withdrawal benefit for life (“GWBL”) features that guarantee either:

a)	Return of Premium: the benefit is the greater of current account value or premium paid (adjusted for withdrawals);

b)

Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

c)	Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

d)	Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit.

e)	Withdrawal: the withdrawal, subject to certain conditions, is guaranteed up to a maximum amount per year for life.

The following table summarizes the variable annuity general account reserves including reserves for guaranteed benefit features as of December 31, 2025 and 2024 (in millions).

	2025	2024
Gross reserves	$9,636.6	$7,978.0
Ceded reserves — unaffiliated reinsurers	$(162.4)	$—
Ceded reserves — affiliated reinsurers	$(5,349.2)	$—

Total ceded reserves	$(5,511.6)	$—

Reserves, net of reinsurance	$4,125.0	$7,978.0

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15)	ANALYSIS OF ANNUITY ACTUARIAL RESERVES AND DEPOSIT TYPE CONTRACT BY WITHDRAWAL CHARACTERISTICS

Withdrawal Characteristics of Annuity Actuarial Reserves and Deposit- Type Contract Funds and other Liabilities Without Life or Disability Contingencies as of December 31, 2025 (in millions):

A. INDIVIDUAL ANNUITIES:	General Account	Separate Accounts With Guarantees	Separate Accounts Nonguarantee	Total	% of Total
1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$—	$53,038.3	$—	$53,038.3	61.4
(b) At book value less current surrender charge of 5% or more	133.0	—	—	133.0	0.1
(c) At fair value	—	—	27,253.7	27,253.7	31.6

(d) Total with adjustment or at fair value (Total of 1 through 3)	133.0	53,038.3	27,253.7	80,425.0	93.1
(e) At book value without adjustment (minimal or no charge or adjustment)	3,422.2	—	—	3,422.2	4.0
2. Not subject to discretionary withdrawal	2,520.5	—	—	2,520.5	2.9

3. Total (Gross: Direct + Assumed)	6,075.7	53,038.3	27,253.7	86,367.7	100.0

4. Reinsurance ceded	2,618.8	—	—	2,618.8

5. Total (net) (3) - (4)	$3,456.9	$53,038.3	$27,253.7	$83,748.9

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—

B. GROUP ANNUITIES:	General Account	Separate Accounts With Guarantees	Separate Accounts Nonguarantee	Total	% of Total
1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$—	$426.1	$—	$426.1	4.6
(b) At book value less current surrender charge of 5% or more	136.2	—	—	136.2	1.5
(c) At fair value	—	—	3,673.1	3,673.1	39.8

(d) Total with adjustment or at fair value (Total of 1 through 3)	136.2	426.1	3,673.1	4,235.4	45.9
(e) At book value without adjustment (minimal or no charge or adjustment)	4,100.9	—	—	4,100.9	44.5
2. Not subject to discretionary withdrawal	881.6	—	—	881.6	9.6

3. Total (Gross: Direct + Assumed)	5,118.7	426.1	3,673.1	9,217.9	100.0

4. Reinsurance ceded	3,190.3	—	—	3,190.3

5. Total (net) (3) - (4)	$1,928.4	$426.1	$3,673.1	$6,027.6

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—

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	General Account	Separate Accounts with Guarantees	Separate Accounts Non- guaranteed	Total	% of Total

C. DEPOSIT-TYPE CONTRACTS 1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$—	$—	$—	$—	—
(b) At book value less current surrender charge of 5% or more	2.3	—	—	2.3	0.1
(c) At fair value	—	—	384.6	384.6	8.5

(d) Total with adjustment or at fair value (Total of 1 through 3)	2.3	—	384.6	386.9	8.5

(e) At book value without adjustment (minimal or no charge or adjustment)	8.4	—	—	8.4	0.2
2. Not subject to discretionary withdrawal	4,145.1	—	—	4,145.1	91.3

3. Total (Gross: Direct + Assumed)	4,155.8	—	384.6	4,540.4	100.0

4. Reinsurance ceded	—	—	—	—

5. Total (net) (3) - (4)	$4,155.8	$—	$384.6	$4,540.4

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—

16)	ANALYSIS OF LIFE ACTUARIAL RESERVES BY WITHDRAWAL CHARACTERISTICS

A.	General Account:

(1) Subject to discretionary withdrawal, surrender values, or policy loans:
	General Account
	Account Value	Cash Value	Reserve
a. Term Policies with Cash Value	—	—	—
b. Universal Life	$289.4	$291.0	$298.6
c. Universal Life with Secondary Guarantees	348.2	328.3	661.2
d. Indexed Universal Life	—	—	—
e. Indexed Universal Life with Secondary Guarantees	2,229.0	1,941.3	2,001.8
f. Indexed Life	—	—	—
g. Other Permanent Cash Value Life Insurance	—	—	—
h. Variable Life	91.2	91.2	94.2
i. Variable Universal Life	283.5	258.2	259.1
j. Miscellaneous Reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	—	—	83.3
b. Accidental Death Benefits	—	—	—
c. Disability — Active Lives	—	—	116.7
d. Disability — Disabled Lives	—	—	38.5
e. Miscellaneous Reserves	—	—	491.3
(3) Total (gross: direct + assumed)	$3,241.3	$2,910.0	$4,044.7
(4) Reinsurance Ceded	1,548.3	1,548.3	2,473.6
(5) Total (net) (3) - (4)	$1,693.0	$1,361.7	$1,571.1

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B.	Separate Account with Guarantees:

(1) Subject to discretionary withdrawal, surrender values, or policy loans:
General Account
	Account Value	Cash Value	Reserve
a. Term Policies with Cash Value	—	—	—
b. Universal Life	—	—	—
c. Universal Life with Secondary Guarantees	—	—	—
d. Indexed Universal Life	—	—	—
e. Indexed Universal Life with Secondary Guarantees	—	—	—
f. Indexed Life	—	—	—
g. Other Permanent Cash Value Life Insurance	—	—	—
h. Variable Life	—	—	—
i. Variable Universal Life	$136.3	$116.4	$118.5
j. Miscellaneous Reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	XXX	XXX	—
b. Accidental Death Benefits	XXX	XXX	—
c. Disability – Active Lives	XXX	XXX	—
d. Disability – Disabled Lives	XXX	XXX	—
e. Miscellaneous Reserves	XXX	XXX	—
(3) Total (gross: direct + assumed)	$136.3	$116.4	$118.5
(4) Reinsurance Ceded	—	—	—
(5) Total (net) (3) - (4)	$136.3	$116.4	$118.5

C. Separate Account Nonguaranteed:

(1) Subject to discretionary withdrawal, surrender values, or policy loans:
General Account
	Account Value	Cash Value	Reserve

a. Term Policies with Cash Value	—	—	—
b. Universal Life	—	—	—
c. Universal Life with Secondary Guarantees	—	—	—
d. Indexed Universal Life	—	—	—
e. Indexed Universal Life with Secondary Guarantees	—	—	—
f. Indexed Life	—	—	—
g. Other Permanent Cash Value Life Insurance	—	—	—
h. Variable Life	—	—	—
i. Variable Universal Life	$4,158.9	$3,752.1	$3,819.2
j. Miscellaneous Reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	XXX	XXX	—
b. Accidental Death Benefits	XXX	XXX	—
c. Disability — Active Lives	XXX	XXX	—
d. Disability — Disabled Lives	XXX	XXX	—
e. Miscellaneous Reserves	XXX	XXX	—
(3) Total (gross: direct + assumed)	$4,158.9	$3,752.1	$3,819.2
(4) Reinsurance Ceded	—	—	—
(5) Total (net) (3) - (4)	$4,158.9	$3,752.1	$3,819.2

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17)	PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

	2025		2024
	(in millions)
Line of Business	(1) Gross	(2) Net of Loading	(1) Gross	(2) Net of Loading

Ordinary new business	$(0.1)	$(0.1)	$(0.1)	$(0.1)
Ordinary renewal	$(21.3)	$(21.3)	$5.3	$5.3
Group life	$—	$—	$0.4	$0.4
Group annuity	$0.1	$0.1	$0.1	$0.1

Total premium and annuity considerations deferred and uncollected	$(21.3)	$(21.3)	$5.7	$5.7

18)	SEPARATE ACCOUNTS

Separate Accounts’ Activity

The Company utilizes Separate Accounts to record and account for assets and liabilities for particular lines of business and/or transactions. For the current reporting year, the Company reported assets and liabilities from the following product lines/transactions in Separate Accounts.

•	Variable Life

•	Variable Annuities

In accordance with the domiciliary state procedures approving items within the Separate Accounts, the Separate Accounts classification of Variable Life and Variable Annuities are supported by Arizona Statute Section 20-651.

In accordance with the products/transactions recorded within the Separate Accounts, some assets are considered legally insulated whereas others are not legally insulated from the General Account. (The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account.)

As of December 31, 2025 and 2024, the Company’s Separate Account statement included legally insulated assets of $36,450.0 million and $9,320.5 million, and not legally insulated of $56,438.4 million and $23,510.2 million, respectively. The assets legally insulated include $32,283.3 million and $5,718.9 million of variable annuities and $4,166.7 million and $3,601.6 million for variable life as of December 31, 2025 and December 31, 2024, respectively. The assets not legally insulated included $56,284.6 million and $23,389.1 million of variable annuities and $153.8 million and $121.2 million of variable life as of December 31, 2025 and December 31, 2024, respectively.

In accordance with the products/transactions recorded within the Separate Accounts, some Separate Account liabilities are guaranteed by the General Account. (In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the General Account.)

Most of the Separate Accounts’ products the Company offers with guarantees from the General Account do not have explicit charges broken out from other M&E charges. For products with explicit charges for guarantees from the General Account, the Separate Accounts’ have paid risk charges of $278.2 million, $0.9 million, $0.8 million, $0.7 million and $0.6 million for the years ended December 31, 2025, 2024, 2023, 2022 and 2021, respectively.

The General Account of the Company has paid $11.1 million, $0.9 million,$2.6 million, $5.3 million and $1.2 million toward Separate Account guarantees for the years ended December 31, 2025, 2024, 2023, 2022 and 2021, respectively.

The Company engages in securities lending transactions within the separate account. In accordance with such transactions conducted from the separate account, Equitable Financial Life of America Insurance Company follows the same policies and procedures from the general account, except as follows:

Description of deviation from general account policies/procedures

For the year-ended December 31, 2025, Equitable Financial Life of America Insurance Company loaned securities attributable to the following products/transactions in accordance with securities lending transactions:

•	Variable Life Insurance Products (product identifier) $1.7 million

•	Variable Annuities (product identifier) $133.9 million

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Pursuant to the policies and procedures, Equitable Financial Life of America Insurance Company is required to obtain approval and/or otherwise notify the contract holders that assets backing their investments may be loaned in securities lending transactions.

Non- Cash

•	Variable Life Insurance Products (product identifier) $0.9 million

•	Variable Annuities (product identifier) $258.4 million

Fair Value of Assets Transferred as a Sale for Cash — None

Fair Value of Assets Transferred Not Reflected as a Sale for Cash — None

General Nature and Characteristics of Separate Accounts Business:

Separate and variable accounts held by the Company primarily represent funds for individual flexible payment variable annuity contracts of a nonguaranteed nature. These variable annuities generally provide incidental death benefit of the greater of account value or premium paid less any surrenders and surrender charges. Certain other separate accounts are used as funding vehicles for flexible premium variable life insurance policies, variable universal life insurance policies, survivorship variable universal life insurance policies, and corporate sponsored variable universal life insurance policies. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. The assets and liabilities of these accounts are carried at market. This business has been included in Column 4 of the table below. Certain other separate accounts are used as funding vehicles for variable universal life insurance policies. These policies provide guaranteed interest rates of 4% or less or are segregated assets to support the equity indexed option of these policies. The assets of these separate accounts are carried at amortized cost. This business has been included in Column 1 and Column 2 of the table below.

Information regarding the Separate Accounts of the Company is as follows (in millions):

	Separate Accounts with Guarantees			Nonguaranteed
	(1)	(2)	(3)	(4)	(5)
	Indexed	Nonindexed Guarantee Less than/ equal to 4%	Nonindexed Guarantee More than 4%	Nonguaranteed Separate Accounts	Total
Premiums, consideration or deposits at 12/31/25	$12,165.7	$—	$—	$4,613.6	$16,779.3

2. Reserves at 12/31/25
For accounts with assets at:
a. Market value	—	—	—	35,130.6	35,130.6
b. Amortized cost	53,582.9	—	—	—	53,582.9

c. Total reserves	$53,582.9	$—	$—	$35,130.6	$88,713.5

3. By withdrawal characteristics:
a. Subject to discretionary withdrawal:	—	—	—	—
b. With MV adjustment	53,582.9	—	—	—	53,582.9
c. At book value without MV adjustment and with current surrender charge of 5% or more	—	—	—	—	—
d. At market value	—	—	—	35,130.6	35,130.6
e. At book value without MV adjustment and with current surrender charge less than 5%	—	—	—	—	—

f. Subtotal	$53,582.9	$—	$—	$35,130.6	$88,713.5
g. Not subject to discretionary withdrawal	—	—	—	—	—

h. Total (Gross: Direct + Assumed)	$53,582.9	$—	$—	$35,130.6	$88,713.5

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Reconciliation of Net Transfers To or (From) Separate Accounts (in millions):

1. Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
a. Transfers to Separate Accounts	$16,780.1
b. Transfers from Separate Accounts	9,104.3

c. Net transfers to or (from) Separate Accounts (a) - (b)	$7,675.8

2. Reconciling Adjustments:
a. CARVM Allowance — Reinsurance Treaty	$1,652.2
b.	$—
c.	$—

3. Transfers as Reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$9,328.0

Upon novation, the Company recorded directly to Separate Account surplus an adjustment representing a change in disallowed IMR of $(1.5) billion partially offset by the creation of a Deferred Asset under a non-economic novation (net of amortization) of $1.2 billion, netting to $(0.3) billion.

19)	UNPAID CLAIM AND CLAIM EXPENSES

The liability for unpaid claims and claim expenses as of December 31, 2025 and 2024 is as follows:

Liability for unpaid claims and claim expenses
	2025	2024
	(in millions)
Gross Balance at January 1	$227.0	$178.1
Less Reinsurance	72.9	65.4

Net Balance at January 1	$154.1	$112.7

Incurred Claims (net) Related to
Current Year	$313.9	$301.9
Prior Year	(32.8)	(19.8)

Total Incurred	$281.1	$282.1

Paid Claims (net) Related to
Current Year	$203.4	$188.3
Prior Year	60.6	52.4

Total Paid	$264.0	$240.7

Net Balance at December 31	$171.3	$154.1
Add Reinsurance	73.3	72.9

Gross Balance at December 31	$244.6	$227.0

The incurred claims attributable to insured or covered events of prior years were favorable to reserve levels by $32.8 million in 2025, primarily attributable to the favorable claim experience in relation to the reserve assumptions. The incurred claims attributable to insured or covered events of prior years were favorable to reserve levels by $19.8 million in 2024, primarily attributable to the favorable claim experience in relation to the reserve assumptions. There was no change to the liability associated with estimated anticipated salvage and subrogation.

20)	DEBT AND FEDERAL HOME LOAN BANK (“FHLB”)

Debt and Capital Notes

The Company has no debt or capital note obligations outstanding at December 31, 2025 or 2024.

Federal Home Loan Bank (“FHLB”)

The Company is a member of the Federal Home Loan Bank of San Francisco “FHLBSF”. Through its membership, the Company has conducted business activity (borrowings) with the FHLBSF. Borrowings are utilized for spread lending purposes and may be used to supplement liquidity sources. The Company has a capacity with the FHLBSF of up to 10% of admitted assets. The Company has determined the estimated maximum borrowing capacity as $11.3 billion.

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FHLB Capital Stock — Aggregate Totals (in millions):

1.	Current Year

December 31, 2025	1 Total 2 + 3	2 General Account	3 Separate Accounts
(a) Membership Stock — Class A	$—	$—	$—
(b) Membership Stock — Class B	5.4	5.4	—
(c) Activity Stock	—	—	—
(d) Excess Stock	—	—	—
(e) Aggregate Total	$5.4	$5.4	$—
(f) Actual or estimated borrowing capacity as determined by the insurer	$11,344.0	xxx

2.	Prior Year

December 31, 2024	1 Total 2 + 3	2 General Account	3 Separate Accounts
(a) Membership Stock — Class A	$—	$—	$—
(b) Membership Stock — Class B	3.9	3.9	—
(c) Activity Stock	—	—	—
(d) Excess Stock	—	—	—
(e) Aggregate Total	$3.9	$3.9	$—
(f) Actual or estimated borrowing capacity as determined by the insurer	$2,496.0	xxx	XXX

Membership Stock (Class A and B) Eligible for Redemption

	12/31/2025	Current Period Total	Not Eligible for Redemption	Less Than 6 Months	6 Months to Less than 1 Year	1 to Less than 3 Years	3 to 5 Years
1.	Class A	$—	$—	$—	$—	$—	$—
2.	Class B	$5.4	$5.4	$—	$—	$—	$—

Collateral Pledged to FHLB

Amount Pledged as of Reporting Date

1.	Current Period Total General and Separate Accounts

December 31, 2025	Fair Value	Carrying Value	Aggregate Total Borrowing
Total Collateral Pledged	$2,020.9	$2,168.2	$200.0

2.	Current Year General Account

December 31, 2025	Fair Value	Carrying Value	Aggregate Total Borrowing
Total Collateral Pledged	$2,020.9	$2,168.2	$200.0

3.	Current Period Separate Accounts

December 31, 2025	Fair Value	Carrying Value	Aggregate Total Borrowing
Total Collateral Pledged	$—	$—	$—

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4.	Prior Period Total General and Separate Accounts

December 31, 2024	Fair Value	Carrying Value	Aggregate Total Borrowing
Total Collateral Pledged	$—	$—	$—

Maximum Amount Pledged During Reporting Period

1.	Current Period Total General and Separate Accounts

December 31, 2025	Fair Value	Carrying Value	Amount of Borrowed at Time of Maximum Collateral
Total Collateral Pledged	$2,024.3	$2,168.2	$200.0

2.	Current Period General Account

December 31, 2025	Fair Value	Carrying Value	Amount of Borrowed at Time of Maximum Collateral
Total Collateral Pledged	$2,024.3	$2,168.2	$200.0

3.	Current Period Separate Accounts

December 31, 2025	Fair Value	Carrying Value	Amount of Borrowed at Time of Maximum Collateral
Total Collateral Pledged	$—	$—	$—

4.	Prior Year Total General and Separate Accounts

December 31, 2024	Fair Value	Carrying Value	Amount of Borrowed at Time of Maximum Collateral
Total Collateral Pledged	$—	$—	$—

Borrowing from FHLB

Amount as of the Reporting Date

1.	Current Year

December 31, 2025	1 Total 2 + 3	2 General Account	3 Separate Accounts	4 Funding Agreements Reserves Established
(a) Debt	$—	$—	$—	$—
(b) Funding Agreements	200.0	200.0	—	188.9
(c) Other	—	—	—	$—
(d) Aggregate Total (a+b+c)	$200.0	$200.0	$—	$188.9

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2.	Prior Year-end

December 31, 2024	1 Total 2 + 3	2 General Account	3 Separate Accounts	4 Funding Agreements Reserves Established
(a) Debt	$—	$—	$—	XXX
(b) Funding Agreements	—	—	—	—
(c) Other	—	—	—	XXX
(d) Aggregate Total (a+b+c)	$—	$—	$—	$—

Maximum Amount During Reporting Period (Current Year)

December 31, 2025	1 Total 2 + 3	2 General Account	3 Separate Accounts
1. Debt	$—	$—	$—
2. Funding Agreements	200.0	200.0	—
3. Other	—	—	—
4. Aggregate Total	$200.0	$200.0	$—

FHLB Prepayment Obligations

Does the company have prepayment obligations under the following arrangements?
1. Debt	No
2. Funding Agreements	No
3. Other	No

21)	SHARE-BASED COMPENSATION

Certain employees of EFLIC who perform services for EFLOA participate in various share-based payment arrangements sponsored by Holdings. EFLOA was allocated $2.4 million, $2.6 million and $2.1 million of compensation costs, included in Operating expenses in the Statements of Operations for share-based payment arrangements during each of the years ended December 31, 2025, 2024 and 2023.

22)	SUBSEQUENT EVENTS

On March 26, 2026, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“HoldCo”), Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo (“Equitable Merger Sub”), and Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo (“Corebridge Merger Sub”).

Equitable and Corebridge have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses by: (a) Corebridge Merger Sub merging with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of HoldCo (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of HoldCo (the “Equitable Merger” and, together with the Corebridge Merger, the “Mergers”), and (c) as of the closing of the Mergers (the “Closing”), changing the name of HoldCo to “Equitable Holdings, Inc.”

The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the boards of directors of both companies. The transaction is expected to close by year-end of 2026, subject to customary closing conditions, including the receipt of required regulatory approvals and approval of shareholders of both Corebridge and Equitable.

Events and transactions subsequent to the balance sheet date have been evaluated by management, for purpose of recognition or disclosure in these financial statements, through their date of issue on April 7, 2026.

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GLOSSARY

Selected Financial Terms

Account Value (“AV”)	Generally equals the aggregate policy account value of our retirement and protection products. General Account AV refers to account balances in investment options that are backed by the General Account while Separate Accounts AV refers to Separate Accounts investment assets.

Alternative investments	Investments in real estate and real estate joint ventures and other limited partnerships.

Annualized Premium	100% of first year recurring premiums (up to target) and 10% of excess first year premiums or first year premiums from single premium products.

Assets under administration (“AUA”)	Includes non-insurance client assets that are invested in our savings and investment products or serviced by our Equitable Advisors platform. We provide administrative services for these assets and generally record the revenues received as distribution fees.

Assets under management (“AUM”)	Investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our GAIA portfolio and (iii) the Separate Account assets of our retirement and protection businesses. Total AUM reflects exclusions between segments to avoid double counting.

Combined RBC Ratio	Calculated as the overall aggregate RBC ratio for the Company’s insurance subsidiaries including capital held for its life insurance and variable annuity liabilities and non-variable annuity insurance liabilities.

Deferred policy acquisition cost (“DAC”)	Represents the incremental costs related directly to the successful acquisition of new and certain renewal insurance policies and annuity contracts and which have been deferred on the balance sheet as an asset.

Deferred sales inducements (“DSI”)	Represent amounts that are credited to a policyholder’s account balance that are higher than the expected crediting rates on similar contracts without such an inducement and that are an incentive to purchase a contract and also meet the accounting criteria to be deferred as an asset that is amortized over the life of the contract.

Fee-Type Revenue	Revenue from fees and related items, including policy charges and fee income, premiums, investment management and service fees, and other income.

Gross Premiums	First year premium and deposits and Renewal premium and deposits.

Invested assets	Includes fixed maturity securities, equity securities, mortgage loans, policy loans, alternative investments and short-term investments.

P&C	Property and casualty.

Premium and deposits	Amounts a policyholder agrees to pay for an insurance policy or annuity contract that may be paid in one or a series of payments as defined by the terms of the policy or contract.

Protection Solutions Reserves	Equals the aggregate value of Policyholders’ account balances and Future policy benefits for policies in our Protection Solutions segment.

Reinsurance	Insurance policies purchased by insurers to limit the total loss they would experience from an insurance claim.

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Renewal premium and deposits	Premiums and deposits after the first twelve months of the policy or contract.

Risk-based capital (“RBC”)	Rules to determine insurance company statutory capital requirements. It is based on rules published by the NAIC.

Product Terms

401(k)	A tax-deferred retirement savings plan sponsored by an employer. 401(k) refers to the section of the Code pursuant to which these plans are established.

403(b)	A tax-deferred retirement savings plan available to certain employees of public schools and certain tax-exempt organizations. 403(b) refers to the section of the Code pursuant to which these plans are established.

457(b)	A deferred compensation plan that is available to governmental and certain non-governmental employers. 457(b) refers to the section of the Code pursuant to which these plans are established.

Accumulation phase	The phase of a variable annuity contract during which assets accumulate based on the policyholder’s lump sum or periodic deposits and reinvested interest, capital gains and dividends that are generally tax-deferred.

Affluent	Refers to individuals with $250,000 to $999,999 of investable assets.

Annuitant	The person who receives annuity payments or the person whose life expectancy determines the amount of variable annuity payments upon annuitization of an annuity to be paid for life.

Annuitization	The process of converting an annuity investment into a series of periodic income payments, generally for life.

Benefit base	A notional amount (not actual cash value) used to calculate the owner’s guaranteed benefits within an annuity contract. The death benefit and living benefit within the same contract may not have the same benefit base.

Cash surrender value	The amount an insurance company pays (minus any surrender charge) to the policyholder when the contract or policy is voluntarily terminated prematurely.

Deferred annuity	An annuity purchased with premiums paid either over a period of years or as a lump sum, for which savings accumulate prior to annuitization or surrender, and upon annuitization, such savings are exchanged for either a future lump sum or periodic payments for a specified length of time or for a lifetime.

Dollar-for-dollar withdrawal	A method of calculating the reduction of a variable annuity benefit base after a withdrawal in which the benefit is reduced by one dollar for every dollar withdrawn.

Fixed annuity	An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time.

Fixed Rate GMxB	Guarantees on our individual variable annuity products that are based on a rate that is fixed at issue.

Floating Rate GMxB	Guarantees on our individual variable annuity products that are based on a rate that varies with a specified index rate, subject to a cap and floor.

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Future policy benefits

Future policy benefits for the annuities business are comprised mainly of liabilities for life-contingent income annuities, and liabilities for the variable annuity guaranteed minimum benefits accounted for as insurance.

Future policy benefits for the life business are comprised mainly of liabilities for traditional life and certain liabilities for universal and variable life insurance contracts (other than the Policyholders’ account balance).

General Account Investment Portfolio	The invested assets held in the General Account.

General Account (“GA”)	The assets held in the general accounts of our insurance companies as well as assets held in our Separate Accounts on which we bear the investment risk.

GMxB	A general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as GMIBs, GMWBs and GMABs), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

Guaranteed income benefit (“GIB”)	An optional benefit which provides the policyholder with a guaranteed lifetime annuity based on predetermined annuity purchase rates applied to a GIB benefit base, with annuitization automatically triggered if and when the contract AV falls to zero.

Guaranteed minimum accumulation benefits (“GMAB”)	An optional benefit (available for an additional cost) which entitles an annuitant to a minimum payment, typically in lump-sum, after a set period of time, typically referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum death benefits (“GMDB”)	An optional benefit (available for an additional cost) that guarantees an annuitant’s beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying AV, upon the death of the annuitant.

Guaranteed minimum income benefits (“GMIB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the underlying AV.

Guaranteed minimum living benefits (“GMLB”)	A reference to all forms of guaranteed minimum living benefits, including GMIBs, GMWBs and GMABs (does not include GMDBs).

Guaranteed minimum withdrawal benefits (“GMWB”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the annuitant could be greater than the underlying AV.

Guaranteed withdrawal benefit for life (“GWBL”)	An optional benefit (available for an additional cost) where an annuitant is entitled to withdraw a maximum amount of their benefit base each year, for the duration of the policyholder’s life, regardless of account performance.

High net worth	Refers to individuals with $1,000,000 or more of investable assets.

Index-linked annuities	An annuity that provides for asset accumulation and asset distribution needs with an ability to share in the upside from certain financial markets such as equity indices, or an interest rate benchmark. With an index-linked annuity, the policyholder’s AV can grow or decline due to various external financial market indices performance.

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Indexed Universal Life (“IUL”)	A permanent life insurance offering built on a universal life insurance framework that uses an equity-linked approach for generating policy investment returns.

Living benefits	Optional benefits (available at an additional cost) that guarantee that the policyholder will get back at least his original investment when the money is withdrawn.

Mortality and expense risk fee (“M&E fee”)	A fee charged by insurance companies to compensate for the risk they take by issuing life insurance and variable annuity contracts.

Net flows	Net change in customer account balances in a period including, but not limited to, gross premiums, surrenders, withdrawals and benefits. It excludes investment performance, interest credited to customer accounts and policy charges.

Policyholder account balances

Annuities. Policyholder account balances are held for fixed deferred annuities, the fixed account portion of variable annuities and non-life contingent income annuities. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums.

Life Insurance Policies. Policyholder account balances are held for retained asset accounts, universal life policies and the fixed account of universal variable life insurance policies. Interest is credited to the policyholder’s account at interest rates we determine which are influenced by current market rates, subject to specified minimums.

Return of premium (“ROP”) death benefit	This death benefit pays the greater of the account value at the time of a claim following the owner’s death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the M&E fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Rider	An optional feature or benefit that a policyholder can purchase at an additional cost.

Roll-up rate	The guaranteed percentage that the benefit base increases by each year.

Separate Account	Refers to the separate account investment assets of our insurance subsidiaries excluding the assets held in those Separate Accounts on which we bear the investment risk.

Surrender charge	A fee paid by a contract owner for the early withdrawal of an amount that exceeds a specific percentage or for cancellation of the contract within a specified amount of time after purchase.

Surrender rate	Represents annualized surrenders and withdrawals as a percentage of average AV.

Universal life (“UL”) products	Life insurance products that provide a death benefit in return for payment of specified annual policy charges that are generally related to specific costs, which may change over time. To the extent that the policyholder chooses to pay more than the charges required in any given year to keep the policy in-force, the excess premium will be placed into the AV of the policy and credited with a stated interest rate on a monthly basis.

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Variable annuity	A type of annuity that offers guaranteed periodic payments for a defined period of time or for life and gives purchasers the ability to invest in various markets though the underlying investment options, which may result in potentially higher, but variable, returns.

Variable Universal Life (“VUL”)	Universal life products where the excess amount paid over policy charges can be directed by the policyholder into a variety of Separate Account investment options. In the Separate Account investment options, the policyholder bears the entire risk and returns of the investment results.

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ACRONYMS

•	“AB” or “AllianceBernstein” means AB Holding and ABLP.

•	“AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership

•	“ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business

•	“AFS” means available-for-sale

•	“AI” means artificial intelligence

•	“AOCI” means accumulated other comprehensive income

•	“ASC” means Accounting Standards Codification

•	“ASU” means Accounting Standards Update

•	“AVR” means asset valuation reserve

•	“AXA” means AXA S.A., a société anonyme organized under the laws of France, and formerly our controlling stockholder.

•	“bps” means basis points

•	“Broker-Dealers” means collectively, Equitable Advisors, Equitable Distributors, SCB LLC and AllianceBernstein Investments, Inc.

•	CCPA” means California Consumer Privacy Act

•	“CEA” means Commodity Exchange Act

•	“CECL” means current expected credit losses

•	“CFTC” means U.S. Commodity Futures Trading Commission

•	“CISO” means Chief Information Security Officer

•	“CLO” means collateralized loan obligation

•	Code” means the internal Revenue Code of 1986

•	“COLI” means corporate owned life insurance

•	“Company” means Equitable Financial Life Insurance Company of America and its subsidiaries

•	“CPPA” California Privacy Rights Agency

•	“CRPs” means Credit Rating Providers

•	“CSA” means credit support annex

•	“Cybersecurity Final Rule” means the Risk Management, Strategy, Governance, and Incident Disclosure Final Rule

•	“DCO” means designated clearing organization
•	“Dodd-Frank Act” means Dodd-Frank Wall Street Reform and Consumer Protection Act

•	“DOL” means U.S. Department of Labor

•	“DPL” means deferred profit liability

•	“DSC” means debt service coverage

•	“ECDIS” means external customer data and information sources

•	“EFIMA” means Equitable Financial Investment Management America, LLC

•	“EFS” means Equitable Financial Services, LLC, a Delaware corporation and a wholly-owned direct subsidiary of Holdings.

•	“EIM LLC” means Equitable Investment Management, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•	“EIMG” means Equitable Investment Management Group, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Advisors” means Equitable Advisors, LLC, a Delaware limited liability company, our retail broker/dealer for our retirement and protection businesses and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable America” means Equitable Financial Life Insurance Company of America (f/k/a MONY Life Insurance Company of America), an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Distributors” means Equitable Distributors, LLC, a Delaware limited liability company, our wholesale broker/dealer for our retirement and protection businesses and a wholly-owned indirect subsidiary of Holdings.

•	“Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly-owned subsidiary of EFS.

•	“Equitable Network” means Equitable Network, LLC, a Delaware limited liability company and wholly-owned indirect subsidiary of Holdings and its subsidiary, Equitable Network of Puerto Rico, Inc.

•	“EQAT” means EQ Advisors Trust, a series trust that is a Delaware statutory trust and is registered under the Investment Company Act as an open-end management investment company.

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•	“EQ AZ Life Re” means EQ AZ Life Re Company, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

•	“ERISA” means Employee Retirement Income Security Act of 1974

•	“ESG” means environmental, social and governance

•	“ETF” means exchange traded funds

•	“Exchange Act” means Securities Exchange Act of 1934, as amended

•	“FASB” means Financial Accounting Standards Board

•	“FDIC” means Federal Deposit Insurance Corporation

•	“FHLB” means Federal Home Loan Bank

•	“FINRA” means Financial Industry Regulatory Authority, Inc.

•	“FIO” means Federal Insurance Office

•	“FSOC” means Financial Stability Oversight Council

•	“GAIA” means general account investment portfolio

•	“GCC” means group capital calculation

•	“Generative AI” means generative artificial intelligence

•	“Holdings” means Equitable Holdings, Inc.

•	“IBNR” means incurred but not reported liability

•	“Investment Advisers Act” means Investment Advisers Act of 1940, as amended

•	“IMR” means interest maintenance reserve

•	“IRS” means Internal Revenue Service

•	“ISDA Master Agreement” means International Swaps and Derivatives Association Master Agreement

•	“IT” means information technology

•	“IUL” means indexed universal life

•	“IUS” means Investments Under Surveillance

•	“LDTI” means long duration targeted improvements

•	“LFPB” means liability for future policy benefits

•	“LGD” means loss given default

•	“Liquidity Stress Test” means a liquidity stress-testing framework

•	“LTV” means loan-to-value
•	“Manual” means Accounting Practices and Procedures Manual as established by the NAIC

•	“MD&A” means Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	“MRBs” means market risk benefits

•	“MSO” means Market Stabilizer Option

•	“MTA” means Master Transaction Agreement

•	“NAIC” means National Association of Insurance Commissioners

•	“NAR” means net amount at risk

•	“NFA” means National Futures Association

•	“NI” means non-insulated

•	“NLG” means no-lapse guarantee

•	“NMS” means National Market System

•	“NYDFS” means New York State Department of Financial Services

•	“OCI” means other comprehensive income

•	“ORSA” means Own Risk and Solvency Assessment Model Act

•	“OTC” means over-the-counter

•	“PD” means probability of default

•	“PFBL” means profits followed by losses

•	“PPWG” means Privacy Protections Working Group

•	“Prudential Regulators” means collectively, SEC, CFTC, the Office of the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency

•	“PTEs” means prohibited transaction exemptions

•	“PwC” means PricewaterhouseCoopers LLP

•	“RBC” means risk-based capital

•	“RC” means Retirement Cornerstone

•	“Regulation BI” means Regulation Best Interest

•	“RGA” means Reinsurance Group of America

•	“Safeguards Rule” means amendments to the Standards for Safeguarding Customer Information Rule“SAP” means statutory accounting principles

•	“SCB LLC” means Sanford C. Bernstein & Co., LLC, a registered investment adviser and broker-dealer.

•	“SCS” means Structured Capital Strategies

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

•	“SEC” means U.S. Securities and Exchange Commission

•	“SIA” means Sales Inducement Asset

•	“SIFI” means systematically important financial institution

•	“SIO” means structured investment option
•	“SPLLC” means special purpose limited liability company

•	“SSAP” means Statements of Standard Accounting Practice

•	“Standard” means NAIC accreditation standards

•	“TDRs” means troubled debt restructurings

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APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

PART II

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$0
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Equitable Financial Life Insurance Company of America provide, in Article VI as follows:

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably

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entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

The directors and officers of Equitable Financial Life Insurance Company of America are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, ACE, Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company, Ltd.), Aspen Bermuda XS, CAN, AIG, Nationwide, Berkley, Berkshire, SOMPO, Chubb, Markel, Ascot, Bowhead, and Westfield. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1. Underwriting Agreement.

(a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (333-177419) filed on October 20, 2011.

(i) Form of the First Amendment dated as of October 1, 2013, to the Whole Distribution Agreement dated as of April 1, 2005, between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 19, 2016.

(ii) Second Amendment dated as of August 1, 2015 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 19, 2016.

(b) Broker-Dealer and General Agent Sales Agreement between Equitable Distributors, LLC and Broker-Dealer and General Agent, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(c) Wholesale Broker-Dealer Supervisory and Sale Agreement between the Broker-Dealer and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(d) Broker General Agent Agreement between Broker General Agent and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(i) Amendment to Brokerage General Agent Sales Agreement between Brokerage General Agency and Equitable Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-265027) filed on January 30, 2024.

(e) General Agent Sales Agreement dated June 6, 2005, by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Exhibit (c)(9) to the Registration Statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

(ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(iii) Form of the Third Amendment to General Agent Sales Agreement dated as of October 1, 2013 by and between MONY Life Insurance Company of America and AXA Network, LLC, previously filed with the registration statement on Form S-1 (333-195491) on April 21, 2015.

(iv) Fourth Amendment to General Agent Sales Agreement dated as of October 1, 2014 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to this Registration Statement on Form S-3 (File No. 333-236437) filed on March 14, 2022.

(v) Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015 by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to this Registration Statement on Form N-6 (File No. 333-207014) on December 23, 2015.

(vi) Sixth Amendment to General Agent Sales Agreement, dated as of August 1, 2015, by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA NETWORK, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-191149) filed on April 19, 2019.

(vii) Seventh Amendment to the General Agent Sales Agreement, dated as of April 1, 2016, is by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-191149) filed on April 19, 2019.

(viii) Eighth Amendment to the General Agent Sales Agreement, dated as of November 1, 2019 is by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-229238) filed on April 21, 2021.

(ix) Ninth Amendment to the General Agent Sales Agreement, dated as of October 1, 2020 is by and between Equitable Financial Life Insurance Company of America (“EFLOA”), an Arizona life insurance company, and Equitable Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-229238) filed on April 21, 2021.

(x) Tenth Amendment to General Agent Sales Agreement dated as of September 1, 2021, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(xi) Eleventh Amendment to General Agent Sales Agreement dated as of November 1, 2021, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(xii) Twelfth Amendment to the General Agent Sales Agreement, dated as of November 1, 2023 is by and between Equitable Financial Life Insurance Company of America (“Equitable America”), an Arizona life insurance company, and Equitable Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(xiii) Thirteenth Amendment to the General Agent Sales Agreement, dated as of July 1, 2024 is by and between Equitable Financial Life Insurance Company of America (“Equitable America”), an Arizona life insurance company, and Equitable Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to Registration Statement on Form S-1 (File No. 333-284953) filed on February 13, 2026.

(xiv) Fourteenth Amendment to the General Agent Sales Agreement, dated as of March 1, 2025 is by and between Equitable Financial Life Insurance Company of America (“Equitable America”), an Arizona life insurance company, and Equitable Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to Registration Statement on Form S-1 (File No. 333-284953) filed on February 13, 2026.

(xv) Fifteenth Amendment to the General Agent Sales Agreement, dated as of March 24, 2025 is by and between Equitable Financial Life Insurance Company of America (“Equitable America”), an Arizona life insurance company, and Equitable Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to Registration Statement on Form S-1 (File No. 333-284953) filed on February 13, 2026.

(f) Broker-Dealer Distribution and Servicing Agreement, dated June 6, 2005, made by and between MONY Life Insurance Company of America and AXA Advisors, LLC, previously filed with the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(g) Services Agreement (“Agreement”) made as of December 31, 2025, is by and between Equitable Advisors, LLC, a Delaware limited liability company (“Equitable Advisors”) and Equitable Financial Life Insurance Company of America a life insurance company organized under the laws of the state of Arizona (“Company”) incorporated herein by reference to Registration Statement on Form S-1 (File No. 333-284953) filed on February 13, 2026.

(h) Services Agreement (“Agreement”) made as of December 31, 2025, is by and between Equitable Distributors, LLC, a Delaware limited liability company (“Equitable Advisors”) and Equitable Financial Life Insurance Company of America a life insurance company organized under the laws of the state of Arizona (“Company”) incorporated herein by reference to Registration Statement on Form S-1 (File No. 333-284953) filed on February 13, 2026.

(2) Not Applicable.

(3)(i) Articles of Incorporation.

(i) Articles of Restatement of the Articles of Incorporation of Equitable Financial Life Insurance Company of America (as Amended December 13, 2019), filed with the registration statement on Form S-1 on February 14, 2020.

(3)(ii) By-Laws.

(i) By-Laws of Equitable Financial Life Insurance Company of America (as Amended December 13, 2019), filed with the registration statement on Form S-1 on February 14, 2020.

(ii) Amended and Restated By-Laws of Equitable Financial Life Insurance Company of America dated September 23, 2020 incorporated herein by reference to the Registration Statement on Form S-1 (file No. 333-251416) filed on April 22, 2021.

(4) Form of policy.

(i) Variable Indexed Option Rider (R09-30), incorporated herein by reference to Exhibit 4 to the Registration Statement (File No. 333-167938 on Form S-3, filed on September 30, 2010.

(ii) Variable Indexed Option Rider (ICC09-R09-30), previously filed with the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

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(5) Opinion and consent of counsel regarding legality

(i) Opinion and consent of Alfred Ayensu-Ghartey as to the legality of securities being registered, filed herewith.

(8) Not Applicable.

(9) Not Applicable.

(10) Material Contracts.

(i) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

(ii) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.

(11) Not Applicable.

(12) Not Applicable.

(15) Not Applicable.

(16) Not Applicable.

(21) Not Applicable.

(23) Consents of Experts and Counsel.

(i) Consent of PricewaterhouseCoopers LLP, filed herewith.

(ii) See Item (5) above.

(24) Powers of Attorney.

(i) Powers of Attorney, filed herewith.

(25) Not Applicable.

(26) Not Applicable.

EX107 - Filing Fees Table, incorporated herein by reference to Registration Statement on Form S-1 (File No. 333-284953) filed on April 22, 2025.

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ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and State of New York, on this 21st day of April, 2026.

Equitable Financial Life Insurance Company of America (Registrant)

By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Vice President and Associate General Counsel Equitable Financial Life Insurance Company of America

Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Douglas A. Dachille Arlene Isaacs-Lowe Daniel G. Kaye Francis Hondal	Craig MacKay Mark Pearson Bertram Scott	Charles G.T. Stonehill George Stansfield Joan Lamm-Tennant

*By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Attorney-in-Fact

April 21, 2026